Registration No. 333-24009
--------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------


                       POST-EFFECTIVE AMENDMENT NO. 20 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)


                                    ROBIN WAGNER
                            VICE PRESIDENT AND COUNSEL
            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234


(Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                               PETER E. PANARITES
                                FOLEY & LARDNER
                               WASHINGTON HARBOUR
                              3000 K STREET, N.W.
                             WASHINGTON, D.C. 20007
-------------------------------------------------------------------------------

Income Manager(R)

Payout annuity contracts




PROSPECTUS DATED MAY 1, 2001


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract.


--------------------------------------------------------------------------------

WHAT IS INCOME MANAGER?

Income Manager contracts are payout annuity contracts issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. They are designed to provide retirement income. We offer two versions of the Income Manager payout annuity contract from which you may choose to receive your retirement income. You may choose to receive income payable for a specified period ("period certain"). Or, you may choose to receive lifetime income payable for at least a specified period ("life annuity with a period certain"). Under the life annuity with a period certain contract you may choose whether payments are made on a single life or a joint and survivor life basis.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.


o An individual retirement annuity ("IRA"). There are two types of IRAs, Traditional IRAs or Roth IRAs. Because Roth IRAs were newly introduced in 1998 and have a five year aging period before distributions are eligible to be made on a tax-free basis, we do not expect to offer payout annuity Roth IRA contracts before the year 2003.


A contribution of at least $10,000 is required to purchase a contract.

FIXED MATURITY OPTIONS. We allocate your contributions to a series of fixed maturity options to provide your income payments during the period certain. Amounts allocated to these fixed maturity options will receive a fixed rate of interest during the period certain. Interest is earned at a guaranteed rate we set ("rate to maturity"). We make a market value adjustment (up or down) if you make a withdrawal from a fixed maturity option before its maturity date.



A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). This prospectus can be obtained from the SEC's Website at http://www.sec.gov.

























THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.



                                                                          X00036

CONTENTS OF THIS PROSPECTUS
-----
2
--------------------------------------------------------------------------------


-------------------------
"We," "our" and "us" refer to Equitable Life. "Financial professional" means the registered representative who is offering you this contract.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

INCOME MANAGER(R)


--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Income Manager at a glance -- key features                                   7


--------------------------------------------------------------------------------
1 CONTRACT FEATURES AND BENEFITS                                            10
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        10
Source of contributions                                                     10
Owner and annuitant requirements                                            10
What are your investments under the contract?                               10
What are your contract choices?                                             12
Life annuity with a period certain contract                                 12
Period certain contract                                                     17
--------------------------------------------------------------------------------
2 OTHER BENEFITS AND FEATURES OF THE CONTRACTS                              20
--------------------------------------------------------------------------------
How you can make your contributions                                         20
Your right to cancel within a certain number of days                        20
Surrendering your contract to receive its cash value                        20
When to expect payments                                                     21



Contents of this prospectus

-----
3
--------------------------------------------------------------------------------


3 CHARGES                                                                   22
--------------------------------------------------------------------------------
Withdrawal charges                                                          22
Amounts applied from other contracts issued by
     Equitable Life                                                         22
Charges for state premium and other applicable taxes                        23
Group or sponsored arrangements                                             23
Other distribution arrangements                                             23
--------------------------------------------------------------------------------
4 PAYMENT OF DEATH BENEFIT                                                  24
--------------------------------------------------------------------------------
Your beneficiary                                                            24
Your annuity payout options                                                 24
--------------------------------------------------------------------------------
5 TAX INFORMATION                                                           25
--------------------------------------------------------------------------------
Overview                                                                    25
Taxation of nonqualified annuities                                          25
Special rules for NQ contracts issued in Puerto Rico                        27
Individual retirement arrangements ("IRAs")                                 27
Traditional individual retirement annuities
     (Traditional IRAs)                                                     28
Federal and state income tax withholding and
     information reporting                                                  35
--------------------------------------------------------------------------------
6 MORE INFORMATION                                                          37
--------------------------------------------------------------------------------
About our fixed maturity options                                            37
About the separate account for the fixed maturity
     options                                                                37
About our general account                                                   38
Other methods of payment                                                    38
About payments under period certain contracts                               38
Dates and prices at which contract events occur                             39
About legal proceedings                                                     39
About our independent accountants                                           39
Transfers of ownership, collateral assignments, loans,
     and borrowing                                                          39
Distribution of contracts                                                   39
--------------------------------------------------------------------------------
7 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           41
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
APPENDIX: MARKET VALUE ADJUSTMENT
     EXAMPLE                                                               A-1
--------------------------------------------------------------------------------

CONTENTS OF THIS PROSPECTUS

INDEX OF KEY WORDS AND PHRASES


-----
4
--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this prospectus.








                                       PAGE

account value                            15
annuitant                                10
beneficiary                              24
business day                             38
cash value                               15
contract date                             9
contract year                             9
contribution                             10
deferral period                          13
fixed maturity amount                    10
fixed maturity options                   10
IRA                                   cover
IRS                                      25
joint and survivor                       12
joint owners                             10


                                       PAGE
life annuity with a period certain       12
life contingent annuity                  13
market adjusted amount                   11
market value adjustment                  11
maturity value                           11
off maturity date                        11
NQ                                       27
payout option                            24
period certain                            7
Processing Office                         6
rate to maturity                         10
SEC                                   cover
separate account                         36
single life                              12
traditional IRA                          27


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in the prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.




--------------------------------------------------------------------------------
 PROSPECTUS                     CONTRACT ON SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
  fixed maturity amount        Guaranteed Period Amount
  fixed maturity options       Guarantee Periods
                               (Guaranteed Interest Rate Options ("GIRO's") in
                               supplemental materials)
  off maturity date payments   Modal Payment Portion
  market adjusted amount       annuity account value
  maturity date                Expiration Date
  rate to maturity             Guaranteed Rate
--------------------------------------------------------------------------------

Index of key words and phrases

WHO IS EQUITABLE LIFE?

-----
5
--------------------------------------------------------------------------------


We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies, Incorporated). The sole shareholder of AXA Financial, Inc. is AXA, a French holding company for an international group of insurance and related financial services companies. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $483.1 billion in assets as of December 31, 2000. For more than 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

-----
6
--------------------------------------------------------------------------------

HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Life
Income Manager
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Life
Income Manager
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Life
Income Manager
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Life
Income Manager
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVES:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on each business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

REPORTS WE PROVIDE:

o Statement of your contract values as of the last day of the calendar year;

o Three written reports of your contract values each year; and

o Written confirmation of financial transactions.

You should send all contributions, required notices, and requests to exercise any of your rights or privileges to our Processing Office at the address above.



WE HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) withdrawal requests; and

(4) contract surrender.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:


The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

INCOME MANAGER AT A GLANCE --KEY FEATURES


-----
7
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
                                          INCOME MANAGER
                                        (LIFE ANNUITY WITH                             INCOME MANAGER
                                        A PERIOD CERTAIN)                (PERIOD CERTAIN)
--------------------------------------------------------------------------------------------------------------------

INCOME PAYMENTS             NQ -- Level or increasing payments.          NQ and IRA -- Level payments only.
                            IRA -- Level payments only.
--------------------------------------------------------------------------------------------------------------------

PERIOD CERTAIN              You will receive payments for periods ranging from 7 to 15 years depending on the age of the annuitant.
--------------------------------------------------------------------------------------------------------------------

FORM OF PAYMENT AVAILABLE   Single life or joint and survivor.           Single life only.

--------------------------------------------------------------------------------------------------------------------
PAYMENTS AFTER THE END OF   Payments continue while the annuitant or     None
THE PERIOD CERTAIN          joint annuitant is living.
--------------------------------------------------------------------------------------------------------------------

CONTRIBUTION AMOUNTS:

 INITIAL MINIMUM:           o $10,000                                    o $10,000

 ADDITIONAL MINIMUM:        o $1,000 (subject to restrictions)           o  Not permitted

                            Maximum investment limitations may apply.    Maximum investment limitations may apply.
--------------------------------------------------------------------------------------------------------------------

FIXED MATURITY OPTIONS      o 15 fixed maturity options with maturities ranging from approximately 1 to 15 years.
                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                            o  Principal guarantees.

                             -- If you make withdrawals from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
--------------------------------------------------------------------------------------------------------------------

TAXES                       Generally, earnings will be taxed at your ordinary income tax rate when distributions are madefrom your contract.

                            o  NQ -- A portion of each payment is generally not considered taxable income until you have received a tax-free recovery of your investment in the contract.

                            o  IRA -- All amounts distributed are generally taxable.

                            ----------------------------------------------------------------------------------------

                            This contract is intended to be a payout annuity. However, there may be some instances where you can delay beginning payments, so rules governing deferred annuity payments could apply.
--------------------------------------------------------------------------------------------------------------------

-----
8
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
                                            INCOME MANAGER
                                          (LIFE ANNUITY WITH                 INCOME MANAGER
                                           A PERIOD CERTAIN)                (PERIOD CERTAIN)
--------------------------------------------------------------------------------------------------------------------
DEATH BENEFIT                A death benefit is provided if the annuitant   A death benefit is provided if the annuitant
                             dies before the end of the period certain.     dies before the end of the period certain.
                             There is no death benefit after the period
                             certain.
--------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY DURING
THE PERIOD CERTAIN           o Withdrawals.                                 o Withdrawals.

                             o Contract surrender.                          o  Contract surrender.

                             A market value adjustment may apply. You       A market value adjustment may apply. You
                             may also incur income tax and a penalty tax.   may also incur income tax and a penalty tax.
                             You cannot take a withdrawal from, or
                             surrender, your life contingent annuity.
--------------------------------------------------------------------------------------------------------------------
CHARGES
                             o We deduct a charge designed to               o We deduct a charge designed to
                               approximate certain taxes that may be          approximate certain taxes that may be
                               imposed upon us, such as premium taxes in      imposed upon us, such as premium taxes in
                               your state. We deduct this charge from your    your state. We deduct this charge from your
                               contributions.                                 contributions.

                             o  During the first seven contract years       o During the first seven contract years a
                               following a contribution, a charge will be     charge will be deducted from amounts that
                               deducted from amounts that you withdraw        you withdraw. The charge begins at 7% in
                               that exceed 10% of your account value. We      the first contract year. It declines each year
                               use the account value on the most recent       to 1% in the seventh contract year. There is
                               contract date anniversary to calculate the     no withdrawal charge in the eighth and
                               10% amount available. The charge begins        later contract years.
                               at 7% in the first contract year following a
                               contribution. It declines each year to 1% in o There is no free withdrawal amount.
                               the seventh contract year. There is no
                               withdrawal charge in the eighth and later
                               contract years following a contribution.
--------------------------------------------------------------------------------------------------------------------

-----
9
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                             INCOME MANAGER
                                                                                           (LIFE ANNUITY WITH    INCOME MANAGER
                                                                                            A PERIOD CERTAIN)   (PERIOD CERTAIN)
------------------------------------------------------------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary."
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
ANNUITANT                                 NQ and IRA level payments: 45 -- 83
ISSUE AGES                                NQ increasing payments: 53 1/2 -- 83
                                          Different ages may apply depending on
                                          when annuity payments start.
------------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

1
CONTRACT FEATURES AND BENEFITS

-----
10
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase your contract by making payments to us we call
"contributions." We require a contribution of at least $10,000 for you to purchase a contract. Under life annuity with a period certain contracts, you may make additional contributions subject to the limitations as described under "Additional contributions" later in this prospectus.


SOURCE OF CONTRIBUTIONS

NQ CONTRACTS. We will accept only contributions made with after-tax money. You may make your contributions by check or by transfer of your entire contract value in a tax-deferred exchange under Section 1035 of the Internal Revenue Code.

IRA CONTRACTS. Contributions may be made from:

o Rollovers from a qualified plan.


o Rollovers from a Tax Sheltered Annuity (TSA) under Internal Revenue Code
  Section 403(b).


o Rollovers from another traditional individual retirement arrangement.

o Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.

See "Tax information" for a more detailed discussion of sources of contributions and contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Income Manager contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contributions if the sum of all contributions under all Equitable Life annuity payout contracts that you own would then total more than $2,500,000.

For information on when contributions are credited see "Dates and prices at which contract events occur" later in this prospectus.


OWNER AND ANNUITANT REQUIREMENTS

NQ CONTRACTS. The annuitant can be different from the contract owner. A joint owner may also be named provided each owner is of legal age. Only natural persons can be joint owners. This means that an entity such as a corporation or a trust cannot be a joint owner.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------
IRA CONTRACTS. The owner and the annuitant must be the same person. Joint owners are not permitted. A joint annuitant may be named.


WHAT ARE YOUR INVESTMENTS UNDER THE CONTRACT?


FIXED MATURITY OPTIONS

To provide your income payments during the period certain, we allocate your contributions to fixed maturity options that mature in consecutive date order. When we allocate your contributions to the fixed maturity options they become part of our general account assets. They accumulate interest at a rate to maturity for each fixed maturity option. The total amount allocated to and accumulated in each fixed maturity option is called the "fixed maturity amount."

The rate to maturity you will receive for each fixed maturity amount is the interest rate in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss market value adjustment below and in greater detail later in this prospectus under "More information."

For applications we receive under certain types of transactions, we may offer you the opportunity to lock in rates to maturity on contributions.

On the maturity date of each of your fixed maturity options, your fixed maturity amount (assuming you have not made any withdrawals) will equal your contribution to each fixed maturity

-----
11
--------------------------------------------------------------------------------

option plus interest, at the rate to maturity for that contribution, to the date of calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. It will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amount on the date of the report. We call this your "market adjusted amount."

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE. We can determine the amount required to be allocated to each fixed maturity option in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Guaranteed rates to maturity for new allocations as of March 15, 2001 and the related price per $100 of maturity value were as follows:





--------------------------------------------------------------------------------
  FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH           RATE TO              PRICE
 MATURITY DATE OF        MATURITY AS         PER $100 OF
   MATURITY YEAR      OF MARCH 15, 2001     MATURITY VALUE
--------------------------------------------------------------------------------
        2002         3.00%                 $ 97.31
        2003         4.26%                 $ 92.29
        2004         4.43%                 $ 88.10
        2005         4.62%                 $ 83.75
        2006         4.73%                 $ 79.64
        2007         4.90%                 $ 75.32
        2008         5.04%                 $ 71.14
        2009         5.19%                 $ 66.95
        2010         5.30%                 $ 63.06
        2011         5.39%                 $ 59.38
        2012         4.85%                 $ 59.60
        2013         4.85%                 $ 56.83
        2014         4.85%                 $ 54.20
        2015         4.85%                 $ 51.70
        2016         4.85%                 $ 49.30


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including surrender of your contract or when we make deductions for withdrawal charges) from a fixed maturity option before it matures we will make a market value adjustment which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that we originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an explanation of how we calculate the market value adjustment, and information concerning our general account under "More information" later in this prospectus. We provide an example of how we calculate the market value adjustment in the Appendix to this prospectus.


SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. We provide additional information about this separate account later in this prospectus under "More information."

OFF MATURITY DATE PAYMENTS. Under Income Manager contracts you may choose to receive payments monthly, quarterly or annually. If you choose annual payments, generally your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your annual payments made in a month other than February. We refer to payments we make on an annual basis in any month

-----
12
--------------------------------------------------------------------------------

other than February and monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution to the separate account, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.

After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the period certain.

--------------------------------------------------------------------------------
Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.
--------------------------------------------------------------------------------
We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.


WHAT ARE YOUR CONTRACT CHOICES?

We offer two versions of the Income Manager payout annuity contracts from which you may choose to receive your retirement income, a "life annuity with a period certain" and a "period certain" annuity. We discuss both versions below.


LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT

This payout annuity contract provides you with guaranteed payments during the period certain. When the period certain ends you will continue to receive payments for as long as an annuitant is living. Payments based solely on the life of one annuitant are called "single life" payments. You may also elect to receive "joint and survivor" payments that are based on the lives of an annuitant and a joint annuitant. These payments will continue as long as one of the annuitants is living. Payments during the period certain are designed to pay out your entire account value by the end of the period certain.

--------------------------------------------------------------------------------
"Single life" payments are made to you as long as the annuitant is living. "Joint and survivor" payments continue as long as either annuitant is living. For IRA contracts, if you are married, the joint annuitant must be your spouse.
--------------------------------------------------------------------------------

For annuitant ages at which the contracts are available see the chart under "Your period certain" below.


ADDITIONAL CONTRIBUTIONS


If your annuity payments are set to begin on February 15, 2002 or later, and you are age 78 or younger, you may make additional contributions of at least $1,000 at any time up until 15 days before your payments actually begin. If the annuitant is over age 78 you can only make additional contributions during the first contract year.


Under IRA contracts we will accept additional contributions that are "regular" contributions, rollover contributions or direct transfers. Additional "regular" contributions may no longer be made after you are age 70 1/2. If you make a direct transfer or rollover contribution after you turn age 70 1/2 you must have taken the required minimum distribution for the year before the contribution is applied to this contract. See "Tax information" later in this prospectus.

If you are using the proceeds from another type of contract issued by us to purchase this contract, you will not be permitted to make additional contributions.


HOW WE ALLOCATE YOUR CONTRIBUTIONS

We determine the allocation of your contributions based on a number of factors. They are:

o the amount of your contribution;

o the form of payments;

o the age and sex of the annuitant (and the age and sex of the joint annuitant, if joint and survivor annuity payments are elected);

o the frequency of payments; and

o the period certain.

-----
13
--------------------------------------------------------------------------------

We then allocate your initial contribution among the fixed maturity options, the separate account if we need to make payments to you off maturity dates, and the "life contingent annuity." We will allocate your additional contributions in the same manner. Additional contributions will increase the level of all future payments. You may not change this allocation.

--------------------------------------------------------------------------------
The life contingent annuity continues the payments after the period certain ends.
--------------------------------------------------------------------------------


PAYMENTS

NQ CONTRACTS. If you are age 45 or older, you may elect to receive level payments. You will receive level payments during the period certain and under the life contingent annuity. However, if you are younger than age 59 1/2, there are tax issues that you should consider before you purchase a contract. If you are age 53-1/2 or older you may instead elect to receive payments that increase. However, your payments may not start before you are age 59 1/2. Such payments will increase by 10% every three years during the period certain on each third anniversary of the date annuity payments begin. After the end of the period certain, your first payment under the life contingent annuity will be 10% greater than the final payment made under the period certain. See "Payments after the period certain" below.

IRA CONTRACTS. Only level payments are available under IRA contracts.

Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period from the contract date, unless you elect otherwise as described under "Off maturity date payments" earlier in this prospectus. Your payments will always be made on the 15th day of the month. However, if you are age 53-1/2 or older, you must defer the date your payments will start until you are age 59 1/2. If you are at least age 59 1/2 you may elect to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract.

--------------------------------------------------------------------------------
The deferral period together with the period certain may be referred to as a "liquidity period." Unlike traditional life annuities that provide periodic payments, you will be able to make withdrawals before the end of the period certain. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.
--------------------------------------------------------------------------------

Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had purchased a contract at a later date. Deferral of the payment start date is not available if the annuitant is older than age 80. Under IRA contracts, if your deferred payment start date is after you are age 70 1/2, you should consider the effect that deferral may have on your required minimum distributions.


YOUR PERIOD CERTAIN

LEVEL PAYMENTS. Under level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on the age of the annuitant when your contract is issued is as follows:



--------------------------------------------------------------------------------
                     NQ CONTRACTS
--------------------------------------------------------------------------------
   ANNUITANT'S AGE AT ISS        MAXIMUM PERIOD CERTAIN
--------------------------------------------------------------------------------
         45 through 70               15 years
--------------------------------------------------------------------------------
         71 through 75         85 less age at issue
--------------------------------------------------------------------------------
         76 through 80               10 years
--------------------------------------------------------------------------------
         81 though 83          90 less age at issue
--------------------------------------------------------------------------------

-----
14
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                     IRA CONTRACTS
--------------------------------------------------------------------------------
  ANNUITANT'S AGE AT ISSUE*     MAXIMUM PERIOD CERTAIN
--------------------------------------------------------------------------------
         45 through 70               15 years
--------------------------------------------------------------------------------
         71 through 78         85 less age at issue
--------------------------------------------------------------------------------
         79 through 83                7 years
--------------------------------------------------------------------------------

* For joint and survivor payments, the period certain is based on the age of the younger annuitant.

The minimum and maximum period certain will be reduced by each year you defer the date your payments will start.

INCREASING PAYMENTS. Under NQ contracts if you elect increasing payments, you do not have a choice as to the period certain. Based on the age of the annuitant when your contract is issued, your period certain will be as follows:




--------------------------------------------------------------------------------
    ANNUITANT'S AGE AT ISSUE*         PERIOD CERTAIN
--------------------------------------------------------------------------------
      53 1/2 through 70                15 years
--------------------------------------------------------------------------------
         71 through 75                  12 years
--------------------------------------------------------------------------------
         76 through 80                  9 years
--------------------------------------------------------------------------------
         81 through 83                  6 years
--------------------------------------------------------------------------------

* For joint and survivor payments, the period certain is based on the age of the younger annuitant.

If you elect increasing payments and defer the date payments will start, your period certain will be as follows:



--------------------------------------------------------------------------------
                                   PERIOD CERTAIN BASED
                                    ON DEFERRAL PERIOD
--------------------------------------------------------------------------------
       ANNUITANT'S AGE          1-36       37-60        61-72
        AT ISSUE*             MONTHS       MONTHS      MONTHS
--------------------------------------------------------------------------------
     59 1/2 through 70     12 years     9 years      9 years
--------------------------------------------------------------------------------
      71 through 75          9 years     9 years        n/a
--------------------------------------------------------------------------------
      76 through 80          6 years     6 years        n/a
--------------------------------------------------------------------------------
      81 through 83            n/a         n/a          n/a
--------------------------------------------------------------------------------

* For joint and survivor payments, the period certain is based on the age of the younger annuitant.

The annuitant ages at issue in the above table are also the annuitant ages for which the contracts are available. Different ages may apply if you purchase a contract by exercising a benefit under another type of contract that we issue.


PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR ANNUITY PAYMENTS

If you elect payments on a joint and survivor basis;

o the joint annuitant must also be the beneficiary under the contract. Under IRA contracts, the joint annuitant must be your spouse;

o neither the annuitant nor the joint annuitant can be over age 83; and

o under level payments the joint and 100% to survivor form is only available for the longest period certain we permit.


PAYMENTS AFTER THE PERIOD CERTAIN

After the end of the period certain, we will continue your payments under the life contingent annuity if the annuitant or joint annuitant is living. Payments continue throughout the annuitant's lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly or annually) as the payments you received during the period certain.

--------------------------------------------------------------------------------
The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals.
--------------------------------------------------------------------------------

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY (AFTER THE PERIOD CERTAIN) AND PAYMENTS ARE MADE TO YOU ONLY IF THE ANNUITANT (OR JOINT ANNUITANT) IS LIVING WHEN THE PAYMENTS ARE SCHEDULED TO BEGIN. THESE PAYMENTS ARE ONLY MADE DURING THE ANNUITANT'S LIFETIME AND, IF APPLICABLE, THE LIFETIME OF A JOINT ANNUITANT. THEREFORE, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO PAYMENTS WILL BE MADE TO YOU UNDER THE LIFE CONTINGENT ANNUITY IF THE ANNUITANT (OR JOINT ANNUITANT) DOES NOT SURVIVE TO THE DATE PAYMENTS ARE TO BEGIN.

Under the life contingent annuity you may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. If you elect increasing payments under NQ contracts, your first payment under the life contingent annuity will be 10% greater than the final payment under the period certain. After the period certain we will increase your payments annually on each anniversary of the payment start date under the life contingent

-----
15
--------------------------------------------------------------------------------

annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.


EXAMPLE OF PAYMENTS

We provide the chart below to illustrate level payments under the contract using the following assumptions:

(1) a male age 70 (who is both the contract owner and the annuitant);

(2) single life annuity payments;

(3) a contribution of $100,000;

(4) no additional contributions; and

(5) a period certain of 15 years.


If you had a contract date of March 15, 2001, based on rates to maturity on that date, an election of either monthly, quarterly, or annual payments with payments starting one payment period from the contract date, the following level payments would be provided:





--------------------------------------------------------------------------------
     PAYMENT PERIOD       MONTHLY       QUARTERLY        ANNUAL
     Start date          4/15/01        6/15/01        3/15/02
--------------------------------------------------------------------------------
        Payment        $658          $1,985          $8,145
--------------------------------------------------------------------------------


WITHDRAWALS

After the first contract year and before the end of the period certain, you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $1,000. If you request to withdraw more than 90% of your current "cash value" we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" later in this prospectus.

--------------------------------------------------------------------------------
Your account value is the sum of your market adjusted amounts in each fixed maturity option plus your amounts held in the separate account to provide for payments off maturity dates. Your cash value is equal to your account value minus any withdrawal charge.
--------------------------------------------------------------------------------

Withdrawals in excess of a 10% free withdrawal amount may be subject to a withdrawal charge. There is no free withdrawal amount if your contract is surrendered for its cash value. Amounts withdrawn from a fixed maturity option before its maturity date will result in a market value adjustment.


ALLOCATION OF WITHDRAWALS

We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your period certain. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. We will withdraw these amounts from the fixed maturity options and from amounts held in the separate account to provide for payments off maturity dates and allocate them to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for the annuitant's life, and if it applies, the life of the joint annuitant. If you have elected increasing payments, the first increase in your payments will take place no later than the date of the next planned increase.

-----
16
--------------------------------------------------------------------------------

EXAMPLE

The example below illustrates the effect of a withdrawal based on:


(1) a single contribution of $100,000 made on March 15, 2001;

(2) level annual payments of $7,611 to be made on February 15th of each year;


(3) joint and two-thirds to survivor payments for a male and female, both age
    70;

(4) a period certain of 15 years;


(5) a withdrawal made at the beginning of the fourth contract year of 25% of an account value of $67,991.21 when the annuitants are age 73.

The requested withdrawal amount would be $16,997.80 ($67,991.21 x .25). In this case, $6,799.12 ($67.991.21 x .10) would be the free withdrawal amount and could be withdrawn free of a withdrawal charge. The balance of $10,198.68 ($16,997.80 - $6,799.12) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $407.95 ($10,198.68 x .04). The account value after the withdrawal is $50,585.46 ($67,991.21 - $16,997.80 - $407.95). The payments would be reduced to $6,270.96 and the remaining period certain would be reduced to 10 years from 12.



DEATH BENEFIT

When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the "beneficiary" named in your contract. See "Your beneficiary" later in this prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.


We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:


(1) your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit if payments have not been deferred, or payments are scheduled to begin within one year. The payments will then begin on the scheduled date. We will not make any payments under the life contingent annuity after the annuitant's death unless you have elected the joint and survivor form of payments. If you elect joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

--------------------------------------------------------------------------------
A death benefit is never payable under the life contingent annuity. The death benefit applies only during the period certain.
--------------------------------------------------------------------------------
When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, we will continue to make payments during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death. If you elected joint and survivor payments under the life contingent annuity, the payments will be made as long as one of the annuitants is living.

At the beneficiary's option, payments during the period certain may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

-----
17
--------------------------------------------------------------------------------

(1) the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option, plus any amounts held in the separate account to provide for payments off maturity dates.

If a single sum is elected and there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. These payments will be made in reduced amounts to compensate for the earlier start date.


When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin

When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the new contract owner. You may name a different person that will become the owner at any time by sending an acceptable written form to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the beneficiary for purposes of the distribution rules described below. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the deceased owner (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the designated beneficiary for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value in the contract must be fully paid to the designated beneficiary (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The new owner may instead elect to receive payments as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy), with payments beginning no later than one year following the non-annuitant owner's death. Unless the alternative is elected, we will pay any cash value in the contract as a single sum five years after your death (or the death of the first owner to die).

If the surviving spouse is the designated beneficiary or joint owner, the surviving spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and the annuitant are living.



When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary, or in the case of joint owners, to the surviving owner. In either case this person becomes the new contract owner. The payments will be made on the same payment schedule that was in effect before your death. After the period certain, lifetime payments will be made under the life contingent annuity for as long the annuitant (or joint annuitant) is living.


SURRENDERING YOUR LIFE ANNUITY WITH PERIOD CERTAIN CONTRACT

You may surrender your contract for its cash value at any time during the period certain and receive lifetime payments after that under the life contingent annuity. Once your contract is surrendered, the date your payments are to start under the life contingent annuity will be moved forward to the date when you were supposed to receive the next payment under the period certain. However, your payments will be made in reduced amounts. Once your contract is surrendered, we will return it to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.


PERIOD CERTAIN CONTRACT

You may purchase the period certain contract if you are age 59 1/2 or older. The annuitant must be at least age 59 1/2, but not older than age 78. This contract provides you with level guaranteed payments for a period certain that you select. The minimum period certain you may select is 7 years and the maximum period certain is 15 years. If the annuitant is over

-----
18
--------------------------------------------------------------------------------

age 70 when the contract is issued, the maximum period certain you may select is 85 less the annuitant's age when the contract is issued.


ADDITIONAL CONTRIBUTIONS

Additional contributions are not permitted under the contract.


HOW WE ALLOCATE YOUR CONTRIBUTIONS

Based on the amount of your single contribution and the period certain you select, we allocate your contribution among the fixed maturity options and, if necessary, to the separate account to provide for payments off maturity dates. You may not change this allocation. See "More information" for an example of payments.


PAYMENTS

Whether you choose monthly, quarterly, or annual payments, your payments normally will start one payment period from the contract date unless you elect otherwise as described under "Off maturity date payments" earlier in this prospectus. Your payments will always be made on the 15th day of the month.

--------------------------------------------------------------------------------
The period certain may also be referred to as the "liquidity period" because you have access to your money through withdrawals or surrender of your contract.
--------------------------------------------------------------------------------
WITHDRAWALS

After the first contract year you may take withdrawals from your account value. You may take one withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $2,000 or 25% of your current cash value if it produces a larger amount. If you request to withdraw more than 90% of your current cash value we will treat it as a request for surrender of the contract for its cash value. See "Surrendering your contract to receive its cash value" later in this prospectus. Any amounts withdrawn from a fixed maturity option, before its maturity date, will result in a market value adjustment. See "Market value adjustment" earlier in this prospectus. Withdrawals made during the first seven contract years may be subject to a withdrawal charge. There is no free withdrawal amount under the period certain contracts.


ALLOCATION OF WITHDRAWALS

We will subtract your withdrawals pro rata from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result, your payments will continue in reduced level amounts over the remaining term of the period certain.


DEATH BENEFIT

When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the beneficiary named in your contract. See "Your beneficiary" later in this prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.


We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:


(1) your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit. The payments will then begin on the scheduled date.

-----
19
--------------------------------------------------------------------------------

When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, payments will continue to be made during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death.

At the beneficiary's option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

(1) the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin

When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the new contract owner. You may instead name a different person to become the new contract owner at any time by sending an acceptable written form to our Processing Office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the beneficiary for purposes of the distribution rules described below. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the deceased owner (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the designated beneficiary for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value in the contract must be fully paid to the designated beneficiary (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The new owner may elect instead to receive payments as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy), with payments beginning no later than one year following the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value in the contract as a single sum five years after your death (or the death of the first owner to die).

If the surviving spouse is the designated beneficiary or joint owner, the surviving spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and the annuitant are living.



When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary or in the case of joint owners to the surviving owner. In either case, this person becomes the new contract owner and receives the payments.

2
OTHER BENEFITS AND FEATURES OF THE CONTRACTS

-----
20
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a bank in the U.S. clearing through the Federal Reserve System, in U.S. dollars, and made payable to Equitable Life. We do not accept third party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions, if applicable, by wire transmittal from certain broker-dealers who have agreements with us for this purpose. These methods of payment are discussed in detail under "More information" later in this prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days, we will inform the financial professional submitting the application, on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is any day the New York Stock Exchange is open for trading.
--------------------------------------------------------------------------------

SECTION 1035 EXCHANGES

You may apply the entire value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Income Manager NQ contract in a tax-deferred exchange if you follow certain procedures as shown in the form that we require you to use. Please note that the IRS may not apply tax-free treatment to partial 1035 exchanges. Also see "Tax information" later in this prospectus.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract. Your account value reflects any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Under the life annuity with a period certain your refund will also include any amount applied to the life contingent annuity. However, some states require that we refund the full amount of your contribution (not including any investment gain or loss). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

If you cancel your contract during the free look period, we may require that you wait six months before you may apply for a contract with us again.

Please see "Tax information" for possible consequences of cancelling your contract.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time during the period certain. Your cash value is equal to your account value minus any withdrawal charge. There is no free withdrawal amount if you surrender your contract.

For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under your contract will terminate as of that date unless you have elected the life contingent annuity. See "Surrendering your life annuity with a period certain contract" earlier in this prospectus.

-----
21
--------------------------------------------------------------------------------

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments within seven days of the transaction to which the request relates. We can defer payment of any portion of the account value (other than for death benefits) for up to six months while you are living. We also may defer payments for any reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.

3
CHARGES

-----
22
--------------------------------------------------------------------------------

WITHDRAWAL CHARGES

A withdrawal charge applies in two circumstances: (1) if you make a withdrawal during a contract year and it exceeds any applicable free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

The withdrawal charge equals a percentage of each contribution (or single contribution) withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



-------------------------------------------------------------------------------------------------------------
                                                 CONTRACT YEAR
-------------------------------------------------------------------------------------------------------------
                       1           2           3           4           5           6           7           8+
-------------------------------------------------------------------------------------------------------------
 Percentage of
  Contribution    7.0%        6.0%        5.0%        4.0%        3.0%        2.0%        1.0%        0.0%
-------------------------------------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."

We deduct the withdrawal charge from your account value in proportion to the amount withdrawn from each fixed maturity option and any amounts held in the separate account to provide for payments off maturity dates. In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay a withdrawal charge is also subject to a withdrawal charge.

The withdrawal charge does not apply to the 10% free withdrawal amount described below.

THE 10% FREE WITHDRAWAL AMOUNT APPLIES ONLY TO LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACTS. IT DOES NOT APPLY TO YOUR PERIOD CERTAIN CONTRACT OR IF YOU SURRENDER YOUR CONTRACT TO RECEIVE ITS CASH VALUE.

Under life annuity with a period certain contracts, each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. This 10% free withdrawal amount is determined using your account value on the most recent contract date anniversary.


AMOUNTS APPLIED FROM OTHER CONTRACTS ISSUED BY EQUITABLE LIFE

LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply the entire account value under those contracts to purchase the life annuity with a period certain contract provided the issue age and payment restrictions for the new contract are met. If you apply your account value at a time when the dollar amount of the withdrawal charge under such other contract is greater than 2% of remaining contributions (after withdrawals), we reserve the right to waive the remaining withdrawal charge. However, a new withdrawal charge schedule will apply under the new contract. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the life annuity with a period certain contract will be "contract year 1." If you apply your account value when the dollar amount of the withdrawal charge is 2% or less, we reserve the right to waive the withdrawal charges under the new contract. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the life annuity with a period certain contract.

PERIOD CERTAIN CONTRACT. If you own certain types of contracts that we issue, you may apply your entire account value to purchase the period certain contract once any withdrawal charges are no longer in effect under the other contracts. No withdrawal charges will apply under the period certain contract.

To purchase any Income Manager contract we require that you return your original contract to us. A new Income Manager contract will be issued putting this annuity into effect.

-----
23
--------------------------------------------------------------------------------

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed upon us, such as premium taxes in your state. We deduct the charge from your contributions. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We also may increase the rates to maturity for the fixed maturity options and reduce purchase rates for the life contingent annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis. IRA contracts are not available for group arrangements.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate withdrawal charges when sales are made in a manner that results in savings of sales and administrative expenses. This may include sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of the withdrawal charge where it will be unfairly discriminatory.

4
PAYMENT OF DEATH BENEFIT

-----
24
--------------------------------------------------------------------------------

YOUR BENEFICIARY

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for change is signed.


YOUR ANNUITY PAYOUT OPTIONS

If the annuitant dies before annuity payments begin, your beneficiary may elect to apply the death benefit to an annuity payout option. We offer several annuity payout options to choose from. Restrictions apply, depending on the type of contract you own.


ANNUITY PAYOUT OPTIONS

Your beneficiary can choose from among the following annuity payout options:


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no death benefit with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life, and, if the annuitant dies before the end of a selected period of time ("period certain"), payments to the beneficiary will continue for the balance of the period certain.

o Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments continue to the beneficiary until that amount has been recovered.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments.


The life annuity, life annuity -- period certain and the life annuity -- refund certain are available on either single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, continuation of payments to the survivor.

All of the above annuity payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for the annuitant.

When the beneficiary selects a payout option, we will issue a separate written agreement confirming the beneficiary's right to receive annuity payments. We require the return of the contract before annuity payments begin.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s). Once a payout option has been chosen and payments begin, no change can be made.

At the time that the beneficiary elects a payout option if the amount to be applied is less than $2,000, or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
TAX INFORMATION

-----
25
--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Income Manager contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ or Traditional IRA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

This is intended to be a payout annuity. However, in certain circumstances you may be able to delay beginning payments.



TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal, or as an annuity payment. This contract is intended to be a payout annuity. However, because you may be able to delay beginning payments, rules governing deferred annuity contracts could apply. Earnings in a deferred annuity contract are taxable even without a distribution if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract when figuring out the taxable amount of any distribution from any of those contracts.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the contract unless an exception under the federal income tax rules apply. There is an exception for immediate annuities.

--------------------------------------------------------------------------------
Immediate annuities are generally annuities in which payments begin within one year from purchase and provide for a series of substantially equal payments made at least annually.
--------------------------------------------------------------------------------

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

The tax-free portion of each payment is determined by
(1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your

-----
26
--------------------------------------------------------------------------------


account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract which is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o The owner and the annuitant are the same under the source contract and the Income Manager contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the Income Manager NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange. You should also note that the Internal Revenue Service has announced its intention to challenge transactions where taxpayers enter into serial partial exchanges and annuitizations in order to avoid income or penalties applicable to annuity contracts. Although the IRS has not yet issued specific guidance on this point, you should discuss with your tax adviser before you purchase an Income Manager Contract intended to be a payout annuity with partial 1035 exchange proceeds.

SURRENDERS

If you surrender or cancel the NQ contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


WITHDRAWALS MADE AFTER ANNUITY PAYMENTS BEGIN

If you make a withdrawal that terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a withdrawal that does not terminate all periodic payments due, then a portion of the remaining reduced payments will be eligible for tax-free recovery of investment. Also, a portion of the withdrawal may not be taxable.


DEATH BENEFIT PAYMENT MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" and "When the NQ contract owner who is not the annuitant dies before the annuitant and before the annuity payments begin" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59 1/2 distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and a beneficiary; or

o payments under an immediate annuity.

-----
27
--------------------------------------------------------------------------------

Periodic annuity payments we make to you from the life annuity with a period certain while you are under age 59 1/2 should qualify for the "substantially equal payments for life" exception noted above. However, this exception may not apply if you take a withdrawal, surrender your contract or change the payment pattern in any way.



OTHER INFORMATION

The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular investments within a contract may cause you, rather than the insurance company, to be treated as the owner of the investments attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying assets, income and gains attributable to such investments would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986 the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus no such guidance has been issued. It is not known whether such guidelines, if in fact issued would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance, nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets under the contract for tax purposes.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S.-source. A Puerto Rico resident is subject to U.S. taxation on such U.S.-source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets can include mutual funds and certificates of deposit. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis;

o Roth IRAs, first available in 1998, funded on an after-tax basis.

--------------------------------------------------------------------------------
The Income Manager IRA contract is available in Traditional IRA form only.
--------------------------------------------------------------------------------

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about

-----
28
--------------------------------------------------------------------------------

individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This Publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

Equitable Life designs its Traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs.

The Income Manager IRA contract has been approved by the IRS as to form for use as a Traditional IRA. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Income Manager IRA contract.

CANCELLATION

You can cancel an Income Manager IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the prospectus. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS

Individuals may make three different types of contributions to a Traditional
IRA:

o "regular" contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other Traditional IRAs ("direct transfers").

We require that your initial contribution to the Income Manager Traditional IRA contract must be either a rollover or a direct custodian-to-custodian transfer. See "Rollovers and transfers" below. Any additional contributions you make may be rollovers, direct transfers, or regular Traditional IRA contributions.


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS

Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Traditional IRA. You cannot make regular Traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES

If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Traditional IRAs (and Roth IRAs). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of Traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to Traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's Traditional and Roth IRAs. Each spouse owns his or her IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a Traditional IRA for a non-working spouse until the year in which the non-working spouse reaches age 70 1/2.

-----
29
--------------------------------------------------------------------------------

DEDUCTIBILITY OF CONTRIBUTIONS

The amount of Traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your Traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your Traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your Traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contribution to your Traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for IRA contributions phases out with AGI between $33,000 and $43,000 in 2001. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for Traditional IRA contributions phases out with AGI between $53,000 and $63,000 in 2001. This range will increase every year until 2007 when the range is $80,000-$100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible Traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution in 2000, you determine AGI and subtract $32,000 if you are single, or $52,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for Traditional IRA contributions using the following formula:


 ($10,000-excess AGI)       times    $2,000 (or earned    equals   the adjusted
  ------------------          x       income, if less)       =     deductible
  divided by $10,000                                                contribution
                                                                   limit


NONDEDUCTIBLE CONTRIBUTIONS

If you are not eligible to deduct part or all of the Traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your Traditional IRA (or the non-working spouse's Traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfer of funds out of Traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a Traditional IRA in prior years and are receiving distributions from any Traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible Traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all Traditional IRAs are fully distributed.

-----
30
--------------------------------------------------------------------------------

WHEN YOU CAN MAKE CONTRIBUTIONS

If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15th return filing deadline (without extensions) of the following calendar year to make your regular Traditional IRA contributions for a tax year.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than $2,000;

o regular contributions of more than earned income for the year, if that amount is under $2,000;

o regular contributions to a Traditional IRA made after you reach age 70 1/2;
  and

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular Traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from a qualified retirement plan to a Traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a Traditional IRA from these sources:

o qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
  and

o other Traditional IRAs.

Any amount contributed to a Traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o Do it yourself

  You actually receive a distribution that can be rolled over and you roll it over to a Traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover

  You tell your qualified plan trustee or TSA issuer/ custodian/fiduciary to send the distribution directly to your Traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions and may be rolled over tax-free to an IRA unless the distribution is any of the following:

o only after-tax contributions you made to the plan;

o required minimum distributions after age 70 1/2 or separation from service;

-----
31
--------------------------------------------------------------------------------

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary;

o substantially equal periodic payments made for a specified period of 10 years or more;

o a hardship withdrawal;

o corrective distributions which fit specified technical tax rules;

o loans that are treated as distributions;

o a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one Traditional IRA to one or more of your other Traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Traditional IRA to one or more other Traditional IRAs. Also, in some cases, Traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS


No federal income tax law restrictions on withdrawals

You can withdraw any or all of your funds from a Traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS

Earnings in Traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a Traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any Traditional IRA (it does not have to be to this particular Traditional IRA contract), those contributions are recovered tax free when you get distributions from any Traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to Traditional IRAs. At the end of any year in which you have received a distribution from any Traditional IRA, you calculate the ratio of your total nondeductible Traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all Traditional IRAs you own at the end of the year plus all Traditional IRA distributions made during the year. Multiply this by all distributions from the Traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above;

o the entire amount received is rolled over to another Traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the Traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this "conduit" Traditional IRA treatment:

   -- the source of funds you used to establish the Traditional IRA must have been a rollover contribution from a qualified plan, and

-----
32
--------------------------------------------------------------------------------

  -- the entire amount received from the Traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment, if you make an eligible rollover distribution contribution to a Traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. Since the Income Manager annuity is intended to be a payout contract, it may not be an appropriate contract if you plan to use it as a conduit IRA.

Distributions from a Traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS


The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit IRA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions.



Lifetime required minimum distributions


You must start taking annual distributions from your Traditional IRAs for the year in which you turn age 70 1/2.



When you have to take the first required minimum distribution

The first required minimum distribution is for the calendar year in which you turn age 70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS

There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


Account based method

If you choose an "account-based" method, you divide the value of your Traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of figuring out annual account-based required minimum distributions, you can also annually "recalculate" your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of figuring out annual account-based required minimum distributions, you have to use the "term certain" method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your Traditional IRA funds to a life annuity-based payout. You can only do this if you already chose

-----
33
--------------------------------------------------------------------------------

to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity).

Annuity based method

If you choose an "annuity-based" method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.


Do you have to pick the same method to calculate your required minimum distributions for all of your Traditional IRAs and other retirement plans?

No. If you want, you can choose a different method and a different beneficiary for each of your Traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.


Will we pay you the annual amount every year from your Traditional IRA based on the method you choose?

No, we do not automatically make distributions from your contract before your annuity payments begin.


What if you take more than you need to for any year?

The required minimum distribution amount for your Traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your Traditional IRAs and vice-versa. However, the IRS will let you figure out the required minimum distribution for each Traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall Traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more Traditional IRAs that you own.

What if you take less than you need to for any year?

Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for Traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age
70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another Traditional IRA that you own.


What are the required minimum distribution payments after you die?

If you die after either (a) the start of annuity payments, or (b) your required beginning date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the Traditional IRA and halt distributions until he or she reaches age 70 1/2.

If you die before your required beginning date and before annuity payments begin, federal tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age
70 1/2 or (b) roll over your Traditional IRA into his or her own Traditional
IRA.


Important information about minimum distributions under your contract

Although the life contingent annuity portion of the life annuity with a period certain does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. When you determine the amount of account-based required minimum distributions from your IRA this value must be included. This must be done before annuity

-----
34
--------------------------------------------------------------------------------

payments begin even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distribution.

You will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. Recalculation is no longer required once the only payments you or your spouse receive are under the life contingent annuity.

If you surrender your contract, or withdraw any remaining account value before your annuity payments begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other IRA funds you may have. Or, you may convert your IRA life contingent annuity under the IRA contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the IRA, you would not have to include its value when determining future required minimum distributions.

If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. Once the only payments you or your spouse are receiving are under the life contingent annuity recalculation is no longer required. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

Allocation of funds to the life contingent annuity may prevent the contract from later receiving conduit IRA treatment.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS


You cannot get loans from a Traditional IRA. You cannot use a Traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the Traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a Traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:


o on or after your death;

o because you are disabled (special federal income tax definition);

o used to pay certain extraordinary medical expenses (special federal income tax definition);

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition);

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your Traditional and Roth IRAs);

o used to pay certain higher education expenses (special federal income tax definition); or

-----
35
--------------------------------------------------------------------------------

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


WILL PAYMENTS WE MAKE TO YOU FROM THE LIFE ANNUITY WITH A PERIOD CERTAIN WHILE YOU ARE UNDER AGE 59 1/2 QUALIFY AS SUBSTANTIALLY EQUAL PAYMENTS FOR LIFE?

Same as nonqualified annuities under "Early distribution penalty tax."

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States. We might have to withhold and/or report on amounts we pay under a free look or cancellation.


Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at their toll-free number.


If you are receiving periodic and/or non-periodic payments, you will be notified of the withholding requirements and of your right to make withholding elections.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2001 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS

For a non-periodic distribution (total surrender or partial withdrawal) we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs.

6
MORE INFORMATION

-----
36
--------------------------------------------------------------------------------

ABOUT OUR FIXED MATURITY OPTIONS

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT. We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

  (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

  (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


  (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

  (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).


(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.


--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See the Appendix to this prospectus for an example of how we calculate the market value adjustment.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


ABOUT THE SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

INVESTMENTS. Under New York Insurance law, the portion of the separate account assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law which applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your account value in the fixed maturity options regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities

-----
37
--------------------------------------------------------------------------------

and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT OUR GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations. Amounts applied under the life contingent annuity become part of our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account (other than market value adjustment interests) and the life contingent annuity. The disclosure, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS

We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions."

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract.



After your contract has been issued, additional contributions under the life annuity with a period certain contract may be transmitted by wire.



ABOUT PAYMENTS UNDER PERIOD CERTAIN CONTRACTS



The following example illustrates a ten-year level stream of annual payments, each in the amount of $10,000, purchased on March 15, 2001 with the first payment on February 15, 2002. To achieve this result, a single contribution of $77,692.97 is required, and is allocated among the fixed maturity options as indicated below.





--------------------------------------------------------------------------------
                                      PRICE PER $100
   FEBRUARY 15TH                       OF MATURITY        ALLOCATION OF
 OF CALENDAR YEAR        PAYMENT          VALUE          CONTRIBUTION
--------------------------------------------------------------------------------
       2002          $10,000        $ 97.31            $  9,730.78
--------------------------------------------------------------------------------
       2003          $10,000        $ 92.29            $  9,229.00
--------------------------------------------------------------------------------
       2004          $10,000        $ 88.10            $  8,809.85
--------------------------------------------------------------------------------
       2005          $10,000        $ 83.75            $  8,375.14
--------------------------------------------------------------------------------
       2006          $10,000        $ 79.64            $  7,963.96
--------------------------------------------------------------------------------
       2007          $10,000        $ 75.32            $  7,531.54
--------------------------------------------------------------------------------
       2008          $10,000        $ 71.14            $  7,113.72
--------------------------------------------------------------------------------
       2009          $10,000        $ 66.95            $  6,695.29
--------------------------------------------------------------------------------
       2010          $10,000        $ 63.06            $  6,305.83
--------------------------------------------------------------------------------
       2011          $10,000        $ 59.38            $  5,937.86
--------------------------------------------------------------------------------
                                              Total    $ 77,692.97
--------------------------------------------------------------------------------

-----
38
--------------------------------------------------------------------------------

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

BUSINESS DAY


Our "business day" is generally any day the New York Stock Exchange is open for trading. Each business day ends at the time regular trading on the exchange closes (or is suspended) for the day. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed; however, we may close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.


If your contribution or any other transaction request containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.


CONTRIBUTIONS

o Contributions allocated to the fixed maturity options will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Contributions allocated to the separate account to provide for payments off maturity dates will receive the interest rate in effect on that business day or the same rate as the rate to maturity that applied to the expired fixed maturity option.

o Contributions allocated to the life contingent annuity will be invested at the purchase rates in effect on that business day. If you are purchasing the Income Manager (life with a period certain) option in connection with your guaranteed minimum income benefit under certain contracts, you should note that the purchase rates used are more conservative (and therefore your payments are smaller) than those we use for other Income Manager contracts.

ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT ACCOUNTANTS


The financial statements of Equitable Life incorporated in this prospectus by reference to the Annual Report on Form 10-K at December 31, 2000 and 1999, and for the three years ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

The contracts may not be assigned except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.


DISTRIBUTION OF CONTRACTS


Equitable Distributors, Inc. ("EDI") and AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc., are the distributors of the contracts. EDI is an indirect wholly owned subsidiary of Equitable Life, and AXA Advisors is an affiliate of Equitable Life. It is anticipated that by June 30, 2001, Equitable Distributors, LLC ("EDI, LLC") will become a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI") including the role of a principal underwriter of these contracts. Like EDI, EDI, LLC is owned by Equitable Holdings, LLC. Accordingly, once the successor by merger is complete, all references to Equitable Distributors, Inc. in each prospectus should be replaced with Equitable Distributors, LLC.

EDI and AXA Advisors have responsibility for sales and marketing functions. EDI and AXA Advisors are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. The principal business

-----
39
--------------------------------------------------------------------------------


address of EDI and AXA Advisors is 1290 Avenue of the Americas, New York, New York 10104.

Under a distribution agreement between EDI, Equitable Life, and certain of Equitable Life's separate accounts, including the separate account that contains the fixed maturity options, Equitable Life paid EDI distribution fees of $199,478,753 for 2000, $176,337,355 for 1999 and $128,729,285 for 1998, as
the distributor of certain contracts, including these contracts, and as the principal underwriter of several Equitable Life separate accounts, including the separate account that contains the fixed maturity options. Of these amounts for each of these three years, EDI retained $52,501,772, $46,957,345 and $35,582,313, respectively.

Under a distribution and services agreement between AXA Advisors, Equitable Life and certain of Equitable Life's separate accounts, including the separate account that contains the fixed maturity options, Equitable Life paid AXA Advisors a fee of $325,380 for each of the years 2000, 1999 and 1998. In 2000, Equitable Life paid AXA Advisors $666,577,890 as the distributor for certain contracts, including these contracts. Of this amount, AXA Advisors retained $385,314,054.


The contracts will be sold by registered representatives of EDI and AXA Advisors as well as by affiliated and unaffiliated broker-dealers with which EDI and/or AXA Advisors has entered into selling agreements. Broker-dealer sales compensation will generally not exceed 5% of total contributions made under the contracts. EDI and AXA Advisors may also receive compensation and reimbursement for its marketing services under the terms of their distribution agreements with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

7
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

-----
40
--------------------------------------------------------------------------------


Equitable Life's annual report on form 10-K for the year ended December 31, 2000 is considered to be part of this prospectus because it is incorporated by reference.


After the date of the prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our exchange act documents and reports, including our annual and quarterly reports on form 10-K and form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

APPENDIX: MARKET VALUE ADJUSTMENT EXAMPLE

-----
A-1
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2002 to a fixed maturity option with a maturity date of February 15, 2011 at a rate to maturity of 7.00% resulting in a maturity value at the maturity date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2006.




-----------------------------------------------------------------------------------------
                                                             HYPOTHETICAL ASSUMED RATE TO
                                                                     MATURITY ON
                                                                  FEBRUARY 15, 2006
                                                             ----------------------------
                                                                    5.00%            9.00%
-----------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2006 (BEFORE WITHDRAWAL)
-----------------------------------------------------------------------------------------
(1) Market adjusted amount                                  $144,048         $119,487
-----------------------------------------------------------------------------------------
(2) Fixed maturity amount                                   $131,080         $131,080
-----------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                      $ 12,968         $(11,593)
-----------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2006 (AFTER WITHDRAWAL)
-----------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                       $  4,501         $ (4,851)
-----------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]     $ 45,499         $ 54,851
-----------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                        $ 85,581         $ 76,229
-----------------------------------------------------------------------------------------
(7) Maturity value                                          $120,032         $106,915
-----------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                           $ 94,048         $ 69,487
-----------------------------------------------------------------------------------------


You should note that if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

                      (This page intentionally left blank)

Equitable Accumulator(SM)
A combination variable and fixed deferred annuity contract





PROSPECTUS DATED MAY 1, 2001


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust, which contains important information about its portfolios.


--------------------------------------------------------------------------------


WHAT IS THE EQUITABLE ACCUMULATOR?


Equitable Accumulator is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout and distribution options. The distribution options available under the contract are the Assured Payment Option and APO Plus. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, fixed maturity options, or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states.


--------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS*
 FIXED INCOME
--------------------------------------------------------------------------
o EQ/Alliance High Yield               o EQ/Alliance Money Market
o EQ/Alliance Intermediate
  Government Securities
--------------------------------------------------------------------------
 DOMESTIC STOCKS
--------------------------------------------------------------------------
o EQ/Aggressive Stock                  o EQ/Evergreen Omega(3)
o EQ/Alliance Common Stock             o EQ/FI Mid Cap
o EQ/Alliance Growth and Income        o EQ/FI Small /Mid Cap Value(4)
o EQ/Alliance Premier Growth           o EQ/Janus Large Cap Growth
o EQ/Alliance Small Cap Growth         o EQ/Mercury Basic Value Equity
o EQ/Alliance Technology               o EQ/MFS Emerging Growth
o EQ/AXP New Dimensions                  Companies
o EQ/AXP Strategy Aggressive           o EQ/MFS Investors Trust(5)
o EQ/Bernstein Diversified Value(1)    o EQ/MFS Research
o EQ/Capital Guardian Research         o EQ/Putnam Growth & Income
o EQ/Capital Guardian U.S. Equity        Value
o EQ/Equity 500 Index(2)               o EQ/Small Company Index(6)
--------------------------------------------------------------------------
 INTERNATIONAL STOCKS
--------------------------------------------------------------------------
o EQ/Alliance Global                   o EQ/Morgan Stanley Emerging
o EQ/Alliance International              Markets Equity
o EQ/International Equity Index(7)     o EQ/T. Rowe Price International
                                         Stock
--------------------------------------------------------------------------
 BALANCED/HYBRID
--------------------------------------------------------------------------
o EQ/Alliance Growth Investors         o EQ/Balanced(1)
--------------------------------------------------------------------------



* Effective on May 18, 2001, all of the names of the variable investment options will include "EQ/."
(1) Available on or about May 18, 2001.
(2) Formerly named "Alliance Equity Index."
(3) Formerly named "EQ/Evergreen."
(4) Formerly named "Warburg Pincus Small Company Value."
(5) This reflects the name change of the MFS Growth with Income option, effective May 18, 2001.
(6) Formerly named "BT Small Company Index."
(7) Formerly named "BT International Equity Index."

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 45. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING. This account pays fixed interest at guaranteed rates.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA. We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." The Assured Payment Option and APO Plus are available under Rollover IRA and Flexible Premium IRA contracts.
  We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $2,000 to purchase a contract. Under Rollover IRA or Flexible Premium IRA contracts you may elect the Assured Payment Option or APO Plus with a minimum initial contribution of $10,000.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2001 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER
AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF
PRINCIPAL.
                                                                          X00001
                                                                  2000 Portfolio

Contents of this prospectus


-----
2
--------------------------------------------------------------------------------



EQUITABLE ACCUMULATOR(SM)


--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator at a glance -- key features                            8

--------------------------------------------------------------------------------

FEE TABLE                                                                   12
--------------------------------------------------------------------------------

Examples                                                                    15


--------------------------------------------------------------------------------

1
CONTRACT FEATURES AND BENEFITS                                              17

--------------------------------------------------------------------------------

How you can purchase and contribute to your contract                        17
Owner and annuitant requirements                                            24
How you can make your contributions                                         24
What are your investment options under the contract?                        24
Allocating your contributions                                               30
Your benefit base                                                           32
Annuity purchase factors                                                    32
Our baseBUILDER option                                                      32
Guaranteed minimum death benefit                                            34
Your right to cancel within a certain number of days                        36


--------------------------------------------------------------------------------

2
DETERMINING YOUR CONTRACT'S VALUE                                           37

--------------------------------------------------------------------------------

Your account value and cash value                                           37
Your contract's value in the variable investment options                    37
Your contract's value in the fixed maturity options                         37
Your contract's value in the account for special dollar cost averaging      37





-------------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

-----
3
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

3
TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                            38

--------------------------------------------------------------------------------

Transferring your account value                                             38
Disruptive transfer activity                                                38
Rebalancing your account value                                              38


--------------------------------------------------------------------------------
4
ACCESSING YOUR MONEY                                                        40

--------------------------------------------------------------------------------

Assured Payment Option and APO Plus                                         40
Withdrawing your account value                                              44
How withdrawals are taken from your account value                           46
How withdrawals affect your guaranteed minimum income benefit
   and guaranteed minimum death benefit                                     46
Loans under Rollover TSA contracts                                          47
Surrendering your contract to receive its cash value                        48
When to expect payments                                                     48
Your annuity payout options                                                 48


--------------------------------------------------------------------------------
5
CHARGES AND EXPENSES                                                        52

--------------------------------------------------------------------------------

Charges that Equitable Life deducts                                         52
Charges that EQ Advisors Trust deducts                                      55
Group or sponsored arrangements                                             55
Other distribution arrangements                                             55


--------------------------------------------------------------------------------
6
PAYMENT OF DEATH BENEFIT                                                    56

--------------------------------------------------------------------------------

Your beneficiary and payment of benefit                                     56
How death benefit payment is made                                           57
Beneficiary continuation option                                             57


--------------------------------------------------------------------------------
7
TAX INFORMATION                                                             59

--------------------------------------------------------------------------------

Overview                                                                    59
Buying a contract to fund a retirement arrangement                          59
Transfers among investment options                                          59
Taxation of nonqualified annuities                                          59
Individual retirement arrangements (IRAs)                                   61
Roth individual retirement annuities (Roth IRAs)                            70
Special rules for contracts funding qualified plans                         74
Tax-Sheltered Annuity contracts (TSAs)                                      74
Federal and state income tax withholding and information reporting          79
Impact of taxes to Equitable Life                                           80



--------------------------------------------------------------------------------

8
MORE INFORMATION                                                            81

--------------------------------------------------------------------------------

About our Separate Account No. 45                                           81
About EQ Advisors Trust                                                     81
About our fixed maturity options                                            82
About the general account                                                   83
About other methods of payment                                              84
Dates and prices at which contract events occur                             84
About your voting rights                                                    85
About legal proceedings                                                     85
About our independent accountants                                           85
Financial statements                                                        86
Transfers of ownership, collateral assignments, loans, and borrowing        86
Distribution of the contracts                                               86



--------------------------------------------------------------------------------

9
INVESTMENT PERFORMANCE                                                      87

--------------------------------------------------------------------------------

Communicating performance data                                              90



--------------------------------------------------------------------------------

10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                             92
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

I    -- Condensed financial information                                    A-1
II   -- Purchase considerations for QP contracts                           B-1
III  -- Market value adjustment example                                    C-1
IV   -- Guaranteed minimum death benefit example                           D-1
V    -- Example of payments under the Assured
        Payment Option and APO Plus                                        E-1
VI   -- Assured Payment Option and APO Plus contracts
        issued in the state of Maryland                                    F-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

Index of key words and phrases


-----
4
--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this prospectus.



                                              PAGE
account for special dollar cost averaging       29
account value                                   37
annuitant                                       17
annuity payout options                          48
APO Plus                                        43
Assured Payment Option                          40
baseBUILDER                                     32
beneficiary                                     56
benefit base                                    32
business day                                    84
cash value                                      37
conduit IRA                                     66
contract date                                   10
contract date anniversary                       10
contract year                                   10
contributions to Roth IRAs                      69
  regular contributions                         69
  rollovers and direct transfers                70
  conversion contributions                      71
  direct custodian-to-custodian transfers       69
contributions to traditional IRAs               62
  regular contributions                         62
  rollovers and transfers                       64
disruptive transfer activity                    38
EQAccess                                         6
ERISA                                           47
fixed maturity options                          28
Flexible Premium IRA                         cover
Flexible Premium Roth IRA                    cover


                                              PAGE
guaranteed minimum death benefit                34
guaranteed minimum income benefit               33
IRA                                          cover
IRS                                             59
investment options                              24
loan reserve account                            47
market adjusted amount                          28
market value adjustment                         29
market timing                                   38
maturity value                                  28
NQ                                           cover
participant                                     24
portfolio                                    cover
processing office                                6
QP                                           cover
rate to maturity                                28
Required Beginning Date                         66
Rollover IRA                                 cover
Rollover TSA                                 cover
Roth Conversion IRA                          cover
Roth IRA                                     cover
SAI                                          cover
SEC                                          cover
TOPS                                             6
TSA                                          cover
traditional IRA                              cover
unit                                            30
variable investment options                     24


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



------------------------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
------------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (GIROs in Supplemental Materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit
------------------------------------------------------------------------------------

Who is Equitable Life?

-----
5
--------------------------------------------------------------------------------


We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a wholly owned subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $483.1 billion in assets as of December 31, 2000. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

-----
6
--------------------------------------------------------------------------------


HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/ or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------
Equitable Accumulator
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------
Equitable Accumulator
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
BY REGULAR MAIL:
--------------------------------------------------
Equitable Accumulator
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
BY EXPRESS DELIVERY:
--------------------------------------------------
Equitable Accumulator
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------
o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.


--------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS")
AND EQACCESS SYSTEMS:
--------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;


o your current allocation percentages;


o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the investment options;


o change your TOPS personal identification number (PIN); (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or

-----
7
--------------------------------------------------------------------------------

Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you are engaged in disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options").



--------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(2)  election of the Assured Payment Option or APO Plus;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;


(7)  tax withholding elections;

(8)  election of the beneficiary continuation option;

(9)  IRA contribution recharacterizations;

(10) certain section 1035 exchanges; and

(11) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;


(3) transfers between investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) special dollar cost averaging;

(5) Assured Payment Option or APO Plus;


(6) substantially equal withdrawals;

(7) systematic withdrawals; and


(8) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:


The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

Equitable Accumulator at a glance -- key features


-----
8
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT          Equitable Accumulator's variable investment options invest in different portfolios managed by
MANAGEMENT                       professional investment advisers.
----------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS           o 10 fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years
                                   (subject to state availability). Under the Assured Payment Option and APO Plus, there are 5 additional fixed maturity options with maturities ranging from 11 to 15 years (subject to state availability).
                                 -------------------------------------------------------------------------------------------------
                                 o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                                 -------------------------------------------------------------------------------------------------
                                 If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
----------------------------------------------------------------------------------------------------------------------------------
ACCOUNT FOR SPECIAL DOLLAR       Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
COST AVERAGING
----------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES                   o On earnings inside the     No tax until you make withdrawals from your contract or receive
                                   contract                   annuity payments.
                                 -------------------------------------------------------------------------------------------------
                                 o On transfers inside the    No tax on transfers among investment options.
                                   contract
                                 -------------------------------------------------------------------------------------------------
                                 If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax
                                 Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax information", below).
----------------------------------------------------------------------------------------------------------------------------------
BASEBUILDER(R) PROTECTION        baseBUILDER combines a guaranteed minimum income benefit with the guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die. For Rollover IRA,
                                 Flexible Premium IRA and Rollover TSA Contracts, an additional guaranteed minimum death benefit is available under baseBUILDER where the annuitant is between ages 20 and 60 at contract issue.
----------------------------------------------------------------------------------------------------------------------------------

-----
9
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS   o NQ, Rollover IRA, Roth Conversion IRA, QP, and Rollover TSA contracts
                         o Initial minimum:      $5,000
                         o Additional minimum:   $1,000
                                                 $100 monthly and $300 quarterly under our automatic
                                                 investment program (NQ contracts)
                       -----------------------------------------------------------------------------------------------------
                       o Flexible Premium IRA and Flexible Premium Roth IRA contracts
                         o Initial minimum:      $2,000
                         o Additional minimum:   $  50
                       o Assured Payment Option and APO Plus under Rollover IRA and Flexible Premium IRA contracts, subject to state availability
                         o Initial minimum:      $10,000
                         o Additional minimum:   $1,000 (applicable to APO Plus only)
                       -----------------------------------------------------------------------------------------------------
                       Maximum contribution limitations may apply.
----------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY   o Assured Payment Option, subject to state availability

                       o APO Plus, subject to state availability

                       o Lump sum withdrawals

                       o Several withdrawal options on a periodic basis

                       o Loans under Rollover TSA contracts

                       o Contract surrender

                       You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
----------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS         o Fixed annuity payout options

                       o Variable Immediate Annuity payout options

                       o Income Manager(R) payout options
----------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Guaranteed minimum death benefit even if you do not elect baseBUILDER

                       o Dollar cost averaging

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually, and annually)

                       o Free transfers

                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home

                       o "Protection Plus," an optional death benefit available under certain contracts
                         (subject to state availability)

-----
10
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES   o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at a current annual rate of 1.55% (1.65%
                     maximum).

                   o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits." If you do not elect
                     baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                   o Annual 0.20% Protection Plus charge for this optional death benefit.

                   o Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, if your account value at the end of the contract year is less than $25,000, we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less. If your account value is $25,000 or more, we will not deduct the charge.

                   o No sales charge deducted at the time you make contributions.

                   o During the first seven contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate this 15% amount available. The charge begins at 7% in the first contract year following a contribution. It declines by 1%
                     each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution. In addition, there  is no withdrawal charge if the annuitant is age 86 or older when the contract is issued. Certain other exemptions apply.
                   -----------------------------------------------------------------------------------------------------------------
                   The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each
                   12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                   -----------------------------------------------------------------------------------------------------------------

                   o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                   o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                   o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25%
                     to 1.15% annually, 12b-1 fees of 0.25% annually, and other expenses.
------------------------------------------------------------------------------------------------------------------------------------

-----
11
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0--90
                       Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA, and
                       Rollover TSA: 20--90
                       Flexible Premium IRA: 20--70
                       Assured Payment Option and APO Plus: 53-1/2--83
                       QP: 20--75
-----------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.



For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table


-----
12
--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the Portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.


The fixed maturity options and the account for special dollar cost averaging are not covered by the fee table and examples. However, the annual administrative charge and the withdrawal charge do apply to the fixed maturity options and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


-------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                                         1.10%
Administrative                                                                         0.25% current (0.35% maximum)
Distribution                                                                           0.20%
                                                                                       ----
Total annual expenses                                                                  1.55% current (1.65% maximum)
-------------------------------------------------------------------------------------------------------------------------
 FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY:
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
-------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
  If your account value on a contract date anniversary is less than $25,000(2)         $30
  If your account value on a contract date anniversary is $25,000 or more              $0
-------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
-------------------------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions (deducted if you surrender your     Contract
contract or make certain withdrawals. The withdrawal charge percentage we use is       year
determined by the contract year in which you make the withdrawal or surrender your     1......................7.00%
contract. For each contribution, we consider the contract year in which we receive     2......................6.00%
that contribution to be "contract year 1") (3)                                         3......................5.00%
                                                                                       4......................4.00%
                                                                                       5......................3.00%
                                                                                       6......................2.00%
                                                                                       7......................1.00%
                                                                                       8+.....................0.00%
Charge if you elect a Variable Immediate Annuity payout option                         $350
-------------------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
-------------------------------------------------------------------------------------------------------------------------
BASEBUILDER BENEFIT CHARGE (calculated as a percentage of the benefit base.
Deducted annually on each contract date anniversary)(4)                                0.30%

PROTECTION PLUS BENEFIT CHARGE (calculated as a percentage of the account value.
Deducted annually on each contract date anniversary)                                   0.20%
-------------------------------------------------------------------------------------------------------------------------

-----
13
--------------------------------------------------------------------------------



EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

-----------------------------------------------------------------------------------------------------------------------
                                                                                                    NET TOTAL ANNUAL
                                                                                  OTHER EXPENSES    EXPENSES (AFTER
                                                   MANAGEMENT                     (AFTER EXPENSE        EXPENSE
                                                    FEES(5)      12B-1 FEES(6)    LIMITATION)(7)     LIMITATION)(8)
-----------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                  0.60%           0.25%             0.07%             0.92%
EQ/Alliance Common Stock                             0.46%           0.25%             0.05%             0.76%
EQ/Alliance Global                                   0.72%           0.25%             0.09%             1.06%
EQ/Alliance Growth and Income                        0.58%           0.25%             0.05%             0.88%
EQ/Alliance Growth Investors                         0.56%           0.25%             0.06%             0.87%
EQ/Alliance High Yield                               0.60%           0.25%             0.07%             0.92%
EQ/Alliance Intermediate Government Securities       0.50%           0.25%             0.08%             0.83%
EQ/Alliance International                            0.85%           0.25%             0.29%             1.39%
EQ/Alliance Money Market                             0.34%           0.25%             0.06%             0.65%
EQ/Alliance Premier Growth                           0.89%           0.25%             0.01%             1.15%
EQ/Alliance Small Cap Growth                         0.75%           0.25%             0.06%             1.06%
EQ/Alliance Technology                               0.90%           0.25%             0.00%             1.15%
EQ/AXP New Dimensions                                0.65%           0.25%             0.05%             0.95%
EQ/AXP Strategy Aggressive                           0.70%           0.25%             0.05%             1.00%
EQ/Balanced                                          0.57%           0.25%             0.08%             0.90%
EQ/Bernstein Diversified Value                       0.65%           0.25%             0.05%             0.95%
EQ/Capital Guardian Research                         0.65%           0.25%             0.05%             0.95%
EQ/Capital Guardian U.S. Equity                      0.65%           0.25%             0.05%             0.95%
EQ/Equity 500 Index                                  0.25%           0.25%             0.06%             0.56%
EQ/Evergreen Omega                                   0.65%           0.25%             0.05%             0.95%
EQ/FI Mid Cap                                        0.70%           0.25%             0.05%             1.00%
EQ/FI Small/Mid Cap Value                            0.75%           0.25%             0.10%             1.10%
EQ/International Equity Index                        0.35%           0.25%             0.50%             1.10%
EQ/Janus Large Cap Growth                            0.90%           0.25%             0.00%             1.15%
EQ/Mercury Basic Value Equity                        0.60%           0.25%             0.10%             0.95%
EQ/MFS Emerging Growth Companies                     0.62%           0.25%             0.10%             0.97%
EQ/MFS Investors Trust                               0.60%           0.25%             0.10%             0.95%
EQ/MFS Research                                      0.65%           0.25%             0.05%             0.95%
EQ/Morgan Stanley Emerging Markets Equity            1.15%           0.25%             0.40%             1.80%
EQ/Putnam Growth & Income Value                      0.60%           0.25%             0.10%             0.95%
EQ/Small Company Index                               0.25%           0.25%             0.35%             0.85%
EQ/T. Rowe Price International Stock                 0.85%           0.25%             0.15%             1.25%
-----------------------------------------------------------------------------------------------------------------------



Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.


(2) During the first two contract years this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year.

(3) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.

(4) This charge is for providing a guaranteed minimum income benefit in combination with the guaranteed minimum death benefit available under the contract. The charge for the 5% roll up to age 70 baseBUILDER benefit is 0.15%. The benefit base is described under "Your benefit base" in "Contract features and benefits."

-----
14
--------------------------------------------------------------------------------



(5) The management fees shown reflect revised management fees, effective May 1, 2000, which were approved by shareholders. The management fee for each portfolio cannot be increased without a vote of that portfolio's shareholders.

(6) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Alliance Technology portfolio on May 1, 2000, "Other Expenses" shown have been annualized. Initial seed capital was invested for the EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive Portfolios on September 31, 2000. Thus, "Other Expenses" shown are estimated. See footnote (8) for any expense limitation agreement information.

(8) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain Portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." The amounts shown for the EQ/International Equity Index and EQ/Small Company Index portfolios reflect a .10% decrease in the portfolios' expense waiver. The amounts shown for the EQ/Morgan Stanley Emerging Markets Portfolio, reflect a .05% decrease in the portfolio's expense waiver. These decreases in the expense waivers were effective on May 1, 2001. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached a sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect.





-----------------------------------------------------------
                                         OTHER EXPENSES
                                         (BEFORE ANY FEE
                                         WAIVERS AND/OR
                                             EXPENSE
PORTFOLIO NAME                           REIMBURSEMENTS)
-----------------------------------------------------------
      EQ/Alliance Premier Growth             0.05%
      EQ/Alliance Technology                 0.06%
      EQ/AXP New Dimensions                  1.23%
      EQ/AXP Strategy Aggressive             0.57%
      EQ/Balanced                            0.08%
      EQ/Bernstein Diversified Value         0.15%
      EQ/Capital Guardian Research           0.16%
      EQ/Capital Guardian U.S. Equity        0.11%
      EQ/Evergreen Omega                     0.83%
      EQ/FI Mid Cap                          0.27%
      EQ/FI Small/Mid Cap Value              0.19%
-----------------------------------------------------------


-----------------------------------------------------------
                                        OTHER EXPENSES
                                        (BEFORE ANY FEE
                                        WAIVERS AND/OR
                                            EXPENSE
PORTFOLIO NAME                          REIMBURSEMENTS)
-----------------------------------------------------------
      EQ/International Equity Index          0.50%
      EQ/Janus Large Cap Growth              0.22%
      EQ/Mercury Basic Value Equity          0.10%
      EQ/MFS Investors Trust                 0.13%
      EQ/MFS Research                        0.07%
      EQ/Morgan Stanley Emerging
       Markets Equity                        0.52%
      EQ/Putnam Growth & Income Value        0.12%
      EQ/Small Company Index                 0.43%
      EQ/T. Rowe Price International Stock   0.24%
-----------------------------------------------------------

-----
15
--------------------------------------------------------------------------------


EXAMPLES

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. The first example shows the expenses if baseBUILDER is elected with a 5% roll up to age 80 or annual ratchet to age 80 guaranteed minimum death benefit and the Protection Plus features are elected. The second example shows the expenses if APO Plus is elected. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.006 per $1,000. Since the annual administrative charge, the Protection Plus feature and APO feature only apply under certain contracts, expenses would be lower for contracts that do not have such charges or features.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of EQ Advisors Trust in the table, above, for the entire one, three, five and ten year periods included in the examples. Other than as indicated above, the charges used in the examples are the maximum charges rather than the lower current charges.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.



                                  (1) EXPENSES REFLECTING BASEBUILDER AND
                                  PROTECTION PLUS ELECTIONS





-----------------------------------------------------------------------------------------------------
                                                           IF YOU SURRENDER YOUR CONTRACT
                                                              AT THE END OF EACH PERIOD
                                                            SHOWN, THE EXPENSES WOULD BE:
                                                  ---------------------------------------------------
                                                   1 YEAR     3 YEARS     5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                 $ 99.09    $145.29     $194.26     $349.61
EQ/Alliance Common Stock                            $ 97.41    $140.30     $186.04     $333.73
EQ/Alliance Global                                  $100.56    $149.64     $201.41     $363.29
EQ/Alliance Growth and Income                       $ 98.67    $144.04     $192.21     $345.67
EQ/Alliance Growth Investors                        $ 98.57    $143.73     $191.70     $344.68
EQ/Alliance High Yield                              $ 99.09    $145.29     $194.26     $349.61
EQ/Alliance Intermediate Government Securities      $ 98.15    $142.48     $189.65     $340.71
EQ/Alliance International                           $104.03    $159.85     $218.09     $394.76
EQ/Alliance Money Market                            $ 96.26    $136.86     $180.35     $322.66
EQ/Alliance Premier Growth                          $101.51    $152.43     $205.98     $371.98
EQ/Alliance Small Cap Growth                        $100.56    $149.64     $201.41     $363.29
EQ/Alliance Technology                              $101.51    $152.43     $205.98     $371.98
EQ/AXP New Dimensions                               $ 99.41    $146.22     $195.80     $352.56
EQ/AXP Strategy Aggressive                          $ 99.93    $147.78     $198.35     $357.45
EQ/Balanced                                         $ 98.88    $144.67     $193.24     $347.64
EQ/Bernstein Diversified Value                      $ 99.41    $146.22     $195.80     $352.56
EQ/Capital Guardian Research                        $ 99.41    $146.22     $195.80     $352.56
EQ/Capital Guardian U.S. Equity                     $ 99.41    $146.22     $195.80     $352.56
EQ/Equity 500 Index                                 $ 95.31    $134.04     $175.68     $313.52
EQ/Evergreen Omega                                  $ 99.41    $146.22     $195.80     $352.56
EQ/FI Mid Cap                                       $ 99.93    $147.78     $198.35     $357.45
-----------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------
                                                      IF YOU DO NOT SURRENDER YOUR CONTRACT
                                                         AT THE END OF EACH PERIOD SHOWN,
                                                              THE EXPENSES WOULD BE:
                                                 ----------------------------------------------------
                                                   1 YEAR     3 YEARS     5 YEARS    10 YEARS
-----------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                $29.09     $ 95.29     $164.26     $349.61
EQ/Alliance Common Stock                           $27.41     $ 90.30     $156.04     $333.73
EQ/Alliance Global                                 $30.56     $ 99.64     $171.41     $363.29
EQ/Alliance Growth and Income                      $28.67     $ 94.04     $162.21     $345.67
EQ/Alliance Growth Investors                       $28.57     $ 93.73     $161.70     $344.68
EQ/Alliance High Yield                             $29.09     $ 95.29     $164.26     $349.61
EQ/Alliance Intermediate Government Securities     $28.15     $ 92.48     $159.65     $340.71
EQ/Alliance International                          $34.03     $109.85     $188.09     $394.76
EQ/Alliance Money Market                           $26.26     $ 86.86     $150.35     $322.66
EQ/Alliance Premier Growth                         $31.51     $102.43     $175.98     $371.98
EQ/Alliance Small Cap Growth                       $30.56     $ 99.64     $171.41     $363.29
EQ/Alliance Technology                             $31.51     $102.43     $175.98     $371.98
EQ/AXP New Dimensions                              $29.41     $ 96.22     $165.80     $352.56
EQ/AXP Strategy Aggressive                         $29.93     $ 97.78     $168.35     $357.45
EQ/Balanced                                        $28.88     $ 94.67     $163.24     $347.64
EQ/Bernstein Diversified Value                     $29.41     $ 96.22     $165.80     $352.56
EQ/Capital Guardian Research                       $29.41     $ 96.22     $165.80     $352.56
EQ/Capital Guardian U.S. Equity                    $29.41     $ 96.22     $165.80     $352.56
EQ/Equity 500 Index                                $25.31     $ 84.04     $145.68     $313.52
EQ/Evergreen Omega                                 $29.41     $ 96.22     $165.80     $352.56
EQ/FI Mid Cap                                      $29.93     $ 97.78     $168.35     $357.45
-----------------------------------------------------------------------------------------------------

-----
16
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------
                                                    IF YOU SURRENDER YOUR CONTRACT
                                                      AT THE END OF EACH PERIOD
                                                    SHOWN, THE EXPENSES WOULD BE:
                                           --------------------------------------------------------
                                            1 YEAR      3 YEARS     5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                   $100.98     $150.88     $203.45     $367.16
EQ/International Equity Index               $100.98     $150.88     $203.45     $367.16
EQ/Janus Large Cap Growth                   $101.51     $152.43     $205.98     $371.98
EQ/Mercury Basic Value Equity               $ 99.41     $146.22     $195.80     $352.56
EQ/MFS Emerging Growth Companies            $ 99.62     $146.85     $196.82     $354.52
EQ/MFS Investors Trust                      $ 99.41     $146.22     $195.80     $352.56
EQ/MFS Research                             $ 99.41     $146.22     $195.80     $352.56
EQ/Morgan Stanley Emerging Markets Equity   $108.33     $172.43     $238.48     $432.39
EQ/Putnam Growth & Income Value             $ 99.41     $146.22     $195.80     $352.56
EQ/Small Company Index                      $ 98.36     $143.11     $190.67     $342.70
EQ/T. Rowe Price International Stock        $102.56     $155.53     $211.04     $381.54
-----------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------
                                                  IF YOU DO NOT SURRENDER YOUR CONTRACT
                                                     AT THE END OF EACH PERIOD SHOWN,
                                                          THE EXPENSES WOULD BE:
                                             --------------------------------------------------------
                                            1 YEAR     3 YEARS     5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                   $30.98     $100.88     $173.45     $367.16
EQ/International Equity Index               $30.98     $100.88     $173.45     $367.16
EQ/Janus Large Cap Growth                   $31.51     $102.43     $175.98     $371.98
EQ/Mercury Basic Value Equity               $29.41     $ 96.22     $165.80     $352.56
EQ/MFS Emerging Growth Companies            $29.62     $ 96.85     $166.82     $354.52
EQ/MFS Investors Trust                      $29.41     $ 96.22     $165.80     $352.56
EQ/MFS Research                             $29.41     $ 96.22     $165.80     $352.56
EQ/Morgan Stanley Emerging Markets Equity   $38.33     $122.43     $208.48     $432.39
EQ/Putnam Growth & Income Value             $29.41     $ 96.22     $165.80     $352.56
EQ/Small Company Index                      $28.36     $ 93.11     $160.67     $342.70
EQ/T. Rowe Price International Stock        $32.56     $105.53     $181.04     $381.54
-----------------------------------------------------------------------------------------------------

                                      (2) EXPENSES REFLECTING APO PLUS ELECTION

------------------------------------------------------------------------------------------------------------------------------
                               IF YOU SURRENDER YOUR CONTRACT AT THE END       IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE
                               OF EACH PERIOD SHOWN, THE EXPENSES WOULD           END OF EACH PERIOD SHOWN, THE EXPENSES
                                                  BE:                                           WOULD BE:
                            --------------------------------------------------------------------------------------------------
                            1 YEAR      3 YEARS      5 YEARS     10 YEARS     1 YEAR     3 YEARS     5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock    $97.41      $134.09      $173.36      $303.66     $27.41      $84.09     $143.36      $303.66
EQ/Equity 500 Index         $95.31      $127.81      $162.93      $283.11     $25.31      $77.81     $132.93      $283.11
------------------------------------------------------------------------------------------------------------------------------



(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."



IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $6.08 based on the average amount applied to annuity payout options in 2000. See "Annuity administrative fee" in "Charges and expenses."


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2000.

1
Contract features and benefits

-----
17
--------------------------------------------------------------------------------


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call
"contributions." We require a minimum contribution amount for each type of contract purchased. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE FOR ANNUITANT                                                                 LIMITATIONS ON
CONTRACT TYPE     ISSUE AGES                 MINIMUM CONTRIBUTIONS           SOURCE OF CONTRIBUTIONS      CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
NQ               o 0 through 90              o $5,000 (initial)              o After-tax money.          o For annuitants up to age
                                                                                                           83 at contract issue,
                 o 0 through 85 in New       o $1,000 (additional)           o Paid to us by check or      additional contributions
                   York and Pennsylvania                                       transfer of contract        may be made up to
                                                                               value in a tax-deferred     age 84.
                                                                               exchange under Section
                                                                               1035 of the Internal      o For annuitants age 84
                                                                               Revenue Code.               and older at contract
                                                                                                           issue, additional
                                                                                                           contributions may be
                                                                                                           made up to one year
                                                                                                           beyond the annuitant's
                                                                                                           issue age.
------------------------------------------------------------------------------------------------------------------------------------

-----
18
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE FOR ANNUITANT                                                           LIMITATIONS ON
CONTRACT TYPE     ISSUE AGES                 MINIMUM CONTRIBUTIONS       SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     o 20 through 90             o $5,000 (initial)          o Rollovers from a         o For annuitants up to age
                                                                           qualified plan.            83 at contract issue,
                 o 20 through 85 in New      o $1,000 (additional)                                    additional contributions
                   York and Pennsylvania                                 o Rollovers from a TSA       may be made up to
                                                                           contract or other          age 84.
                                                                           403(b) arrangement.
                                                                                                    o For annuitants age 84
                                                                         o Rollovers from another     and older at contract
                                                                           traditional individual     issue, additional
                                                                           retirement.                retirement
                                                                                                      contributions may be
                                                                         o Direct                     made up to one year
                                                                           custodian-to-custodian     beyond your issue age.
                                                                           transfers from another
                                                                           traditional individual   o Contributions after age
                                                                           retirement                 70-1/2 must be net of
                                                                           arrangement.               required minimum
                                                                                                      distributions.
                                                                         o Regular IRA
                                                                           contributions.           o Although we accept
                                                                                                      regular IRA
                                                                                                      contributions (limited to
                                                                                                      $2,000 per year) under
                                                                                                      the Rollover IRA
                                                                                                      contracts, we intend
                                                                                                      that this contract be
                                                                                                      used primarily for
                                                                                                      rollover and direct
                                                                                                      transfer contributions.
                                                                                                      Please refer to
                                                                                                      "Withdrawals, payments
                                                                                                      and transfers of funds
                                                                                                      out of traditional IRAs"
                                                                                                      in "Tax information" for
                                                                                                      a discussion of conduit
                                                                                                      IRAs.
--------------------------------------------------------------------------------------------------------------------------------

-----
19
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE FOR ANNUITANT                                                           LIMITATIONS ON
CONTRACT TYPE     ISSUE AGES                 MINIMUM CONTRIBUTIONS       SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------------
Roth Conversion  o 20 through 90             o $5,000 (initial)          o Rollovers from another   o For annuitants up to age
IRA                                                                        Roth IRA.                  83 at contract issue,
                 o 20 through 85 in New      o $1,000 (additional)                                    additional contributions
                   York and Pennsylvania                                 o Conversion rollovers       may be made up to
                                                                           from a traditional IRA.    age 84.

                                                                         o Direct transfers from    o For annuitants age 84
                                                                           another Roth IRA.          and older at contract
                                                                                                      issue, additional
                                                                                                      contributions may be
                                                                                                      made up to one year
                                                                                                      beyond your issue age.

                                                                                                    o Conversion rollovers
                                                                                                      after age 70-1/2 must be
                                                                                                      net of required
                                                                                                      minimum distributions
                                                                                                      for the traditional IRA
                                                                                                      you are rolling over.

                                                                                                    o You cannot roll over
                                                                                                      funds from a traditional
                                                                                                      IRA if your adjusted
                                                                                                      gross income is
                                                                                                      $100,000 or more.

                                                                                                    o Regular contributions
                                                                                                      are not permitted.

                                                                                                    o Only rollover and direct
                                                                                                      transfer contributions
                                                                                                      are permitted.
--------------------------------------------------------------------------------------------------------------------------------

-----
20
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE FOR ANNUITANT                                                            LIMITATIONS ON
CONTRACT TYPE    ISSUE AGES                  MINIMUM CONTRIBUTIONS       SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------------
Rollover TSA     o 20 through 90             o $5,000 (initial)          o Rollovers from another   o For annuitants up to age
                                                                           TSA contract or other      83 at contract issue,
                 o 20 through 85 in New      o $1,000 (additional)         403(b) arrangement.        additional contributions
                   York and Pennsylvania                                                              may be made up to
                                                                         o Rollovers from a           age 84.
                                                                           traditional IRA which
                                                                           was a "conduit" for      o For annuitants age 84
                                                                           TSA funds previously       and older at contract
                                                                           rolled over.               issue, additional
                                                                                                      contributions may be
                                                                         o Direct transfers from      made up to one year
                                                                           another TSA contract or    beyond your issue age.
                                                                           arrangement,
                                                                           complying with IRS       o Contributions after age
                                                                           Revenue Ruling 90-24.      70-1/2 must be net of
                                                                                                      required minimum
                                                                                                      distributions.

                                                                                                    o Employer-remitted
                                                                                                      contributions are not
                                                                                                      permitted.
This contract may not be available in your state.
--------------------------------------------------------------------------------------------------------------------------------
QP               20 through 75               o $5,000 (initial)          o Only transfer            o Regular ongoing payroll
                                                                           contributions from an      contributions are not
                                             o $1,000 (additional)         existing qualified plan    permitted.
                                                                           trust as a change of
                                                                           investment vehicle       o Only one additional
                                                                           under the plan.            transfer contribution
                                                                                                      may be made during a
                                                                         o The plan must be           contract year.
                                                                           qualified under Section
                                                                           401(a) of the Internal   o No additional transfer
                                                                           Revenue Code.              contributions after
                                                                                                      age 76.
                                                                         o For 401(k) plans,
                                                                           transferred              o For defined benefit
                                                                           contributions may only     plans, employee
                                                                           include employee           contributions are not
                                                                           pre-tax contributions.     permitted.

                                                                                                    o Contributions after age
                                                                                                      70-1/2 must be net of any
                                                                                                      required minimum
                                                                                                      distributions.
Please refer to Appendix II for a discussion of purchase considerations of QP Contracts.
--------------------------------------------------------------------------------------------------------------------------------


-----
21
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE FOR ANNUITANT                                                           LIMITATIONS ON
CONTRACT TYPE     ISSUE AGES                 MINIMUM CONTRIBUTIONS       SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------------
Flexible Premium    20 through 70            o $2,000 (initial)          o "Regular" traditional    o No regular IRA
IRA                                                                        IRA contributions.         contributions in the
                                             o $50 (additional after                                  calendar year you turn
                                               the first contract year)  o Rollovers from a           age 70-1/2 and thereafter.
                                                                           qualified plan.
                                                                                                    o Total regular
                                                                         o Rollovers from a TSA       contributions may not
                                                                           contract or other          exceed $2,000 for
                                                                           403(b) arrangement.        a year.

                                                                         o Rollovers from another   o No additional rollover or
                                                                           traditional individual     direct transfer
                                                                           retirement                 contributions after
                                                                           arrangement.               age 71.

                                                                         o Direct custodian-         o Rollover and direct
                                                                           to-custodian transfers      transfer contributions
                                                                           from another                after age 70-1/2 must be
                                                                           traditional individual      net of required
                                                                           retirement                  minimum distributions.
                                                                           arrangement.
                                                                                                     o Although we accept
                                                                                                       rollover and direct
                                                                                                       transfer contributions
                                                                                                       under the Flexible
                                                                                                       Premium IRA contract,
                                                                                                       we intend that this
                                                                                                       contract be used for
                                                                                                       ongoing regular
                                                                                                       contributions. Please
                                                                                                       refer to "Withdrawals,
                                                                                                       payments and transfers
                                                                                                       of funds out of
                                                                                                       traditional IRAs" in "Tax
                                                                                                       information" for a
                                                                                                       discussion of
                                                                                                       conduit IRAs.
--------------------------------------------------------------------------------------------------------------------------------

-----
22
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE FOR ANNUITANT                                                            LIMITATIONS ON
CONTRACT TYPE     ISSUE AGES                 MINIMUM CONTRIBUTIONS       SOURCE OF CONTRIBUTIONS     CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------------
Flexible Premium  o 20 through 90           $2,000 (initial)             o Regular after-tax         o For annuitants up to age
Roth IRA                                                                   contributions.              83 at contract issue,
                  o 20 through 85 in New    o $50 (additional after                                    additional contributions
                    York and Pennsylvania     the first contract year)   o Rollovers from another      may be made up to
                                                                           Roth IRA.                   age 84.

                                                                         o Conversion rollovers      o For annuitants age 84
                                                                           from a traditional IRA.     and older at contract
                                                                                                       issue, additional
                                                                         o Direct transfers from       contributions may be
                                                                           another Roth IRA.           made up to one year
                                                                                                       beyond your issue age.

                                                                                                     o Contributions are
                                                                                                       subject to income limits
                                                                                                       and other tax rules. See
                                                                                                       "Contributions to Roth
                                                                                                       IRAs" in "Tax
                                                                                                       information."

                                                                                                     o Although we accept
                                                                                                       rollover and direct
                                                                                                       transfer contributions
                                                                                                       under the Flexible
                                                                                                       Premium Roth IRA
                                                                                                       contract, we intend that
                                                                                                       this contract be used for
                                                                                                       ongoing regular
                                                                                                       contributions.
--------------------------------------------------------------------------------------------------------------------------------

-----
23
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                  AVAILABLE FOR ANNUITANT                                                            LIMITATIONS ON
CONTRACT TYPE     ISSUE AGES                 MINIMUM CONTRIBUTIONS       SOURCE OF CONTRIBUTIONS     CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------------
Rollover IRA or   53-1/2 through 83          o $10,000 (initial)         o Rollovers from a          o Additional rollover or
Flexible Premium                                                           qualified plan.             direct transfer
IRA with Assured                             o $1,000 (additional)                                     contributions may be
Payment Option                                                           o Rollovers from a TSA        made until the earlier of
or APO Plus                                                                contract or other           age 84 or within seven
                                                                           403(b) arrangement.         years from the end of
                                                                                                       the fixed period.
                                                                         o Rollovers from another
                                                                           traditional individual    o Contributions after age
                                                                           retirement                  70-1/2 must be net of
                                                                           arrangement.                required minimum
                                                                                                       distributions.
                                                                         o Direct
                                                                           custodian-to-custodian
                                                                           transfers from another
                                                                           traditional individual
                                                                           retirement
                                                                           arrangement.
--------------------------------------------------------------------------------------------------------------------------------


See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

-----
24
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.


--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS



Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


Additional contributions may also be made under our automatic investment program. This method of payment is discussed in detail in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.
--------------------------------------------------------------------------------


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the fixed maturity options, and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options.
--------------------------------------------------------------------------------

-----
25
--------------------------------------------------------------------------------




PORTFOLIOS OF EQ ADVISORS TRUST

You should note that some EQ Advisors Trust portfolios have objectives and strategies that are substantially similar to those of certain retail funds; they may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


---------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                  OBJECTIVE                                            ADVISER
---------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock             Long-term growth of capital                          Alliance Capital Management L.P.
                                                                                     Marsico Capital Management, LLC
                                                                                     MFS Investment Management
                                                                                     Provident Investment Counsel, Inc.
---------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock        Long-term growth of capital and increasing           Alliance Capital Management L.P.
                                income
---------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global              Long-term growth of capital                          Alliance Capital Management L.P.
---------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income   High total return through investments primarily      Alliance Capital Management L.P.
                                in dividend paying stocks of good quality,
                                although the portfolio also may invest in
                                fixed-income and convertible securities
---------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors    Highest total return consistent with the adviser's   Alliance Capital Management L.P.
                                determination of reasonable risk
---------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield          High total return through a combination of           Alliance Capital Management L.P.
                                current income and capital appreciation by
                                investing generally in high yield securities
---------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate        High current income consistent with relative         Alliance Capital Management L.P.
 Government Securities          stability of principal
---------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International       Long-term growth of capital                          Alliance Capital Management L.P.
---------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market        High level of current income, preserve its assets    Alliance Capital Management L.P.
                                and maintain liquidity
---------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth      Long-term growth of capital                          Alliance Capital Management L.P.
---------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth    Long-term growth of capital                          Alliance Capital Management L.P.
---------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology          Long-term growth of capital                          Alliance Capital Management L.P.
---------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions           Long-term growth of capital                          American Express Financial Corporation
---------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive      Long-term growth of capital                          American Express Financial Corporation
---------------------------------------------------------------------------------------------------------------------------

-----
26
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)

---------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
---------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                       High return through both appreciation of capital   Alliance Capital Management, L.P.
                                  and current income                                 Capital Guardian Trust Company
                                                                                     Prudential Investments Fund
                                                                                     Management, LLC
                                                                                     Jennison Associates LLC
---------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value    Capital appreciation                               Alliance Capital Management, L.P., through
                                                                                     its Bernstein Investment Research and
                                                                                     Management Unit
---------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research      Long-term growth of capital                        Capital Guardian Trust Company
---------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity   Long-term growth of capital                        Capital Guardian Trust Company
---------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index               Total return before expenses that approximates     Alliance Capital Management L.P.
                                  the total return performance of the S&P 500
                                  Index, including reinvestment of dividends, at a
                                  risk level consistent with that of the Standard &
                                  Poor's 500 Stock Index
---------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                Long-term capital growth                           Evergreen Investment Management
                                                                                     Company, LLC
---------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                     Long-term growth of capital                        Fidelity Management & Research Company
---------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value         Long-term capital appreciation                     Fidelity Management & Research Company
---------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index     Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Morgan Stanley Capital International
                                  Europe, Australia, Far East Index
---------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth         Long-term growth in a manner that is consistent    Janus Capital Corporation
                                  with preservation of capital
---------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity     Capital appreciation and secondarily, income       Mercury Advisors
---------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth            Long-term capital growth                           MFS Investment Management
 Companies
---------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust            Long-term growth of capital with a secondary       MFS Investment Management
                                  objective to seek reasonable current income
---------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                   Long-term growth of capital and future income      MFS Investment Management
---------------------------------------------------------------------------------------------------------------------------

-----
27
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)

---------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
---------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging        Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
---------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value   Capital growth, current income is a secondary      Putnam Investment Management, Inc.
                                  objective
---------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index            Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Russell 2000 Index
---------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price International    Long-term growth of capital                        T. Rowe Price International, Inc.
 Stock
---------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

-----
28
--------------------------------------------------------------------------------

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. Under the Assured Payment Option and APO Plus, we offer additional fixed maturity options with maturity dates ranging from eleven to fifteen years. We provide distributions during the fixed period under the Assured Payment Option and APO Plus by allocating your contributions to fixed maturity options that mature in consecutive order. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount."



The fixed maturity options are generally not available in contracts issued in Maryland. In Maryland the fixed maturity options are only available under the Assured Payment Option and APO Plus which are issued as separate contracts rather than as a part of a Rollover IRA or Flexible Premium IRA contract. See Appendix V for more information on the Assured Payment Option and APO Plus contracts available in Maryland.


--------------------------------------------------------------------------------

Fixed maturity options generally range from one to ten years to maturity. Assured Payment Option and APO Plus offer additional fixed maturity options for years eleven to fifteen.

--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2002 through 2011. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.

Under the Assured Payment Option and APO Plus, we offer additional fixed maturity options ending on February 15th for each of the maturity years 2012 through 2016.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o    the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b)  withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

-----
29
--------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III of this prospectus provides an example of how the market value adjustment is calculated.


OFF MATURITY DATE PAYMENTS. Under Assured Payment Option and APO Plus, you may choose to receive payments monthly, quarterly or annually. If you choose annual payments, generally your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your annual payments made in a month other than February. We refer to payments we make on an annual basis in any month other than February and monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution or account value to the separate account for the fixed maturity options, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.

After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the fixed period.

--------------------------------------------------------------------------------
Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.
--------------------------------------------------------------------------------

We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.


We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than 3%. See "Allocating your contributions," below for the rules and restrictions that apply to the special dollar cost averaging program.

-----
30
--------------------------------------------------------------------------------

THE CONTRACT FEATURES AND BENEFITS DESCRIBED BELOW DO NOT APPLY WHEN THE ASSURED PAYMENT OPTION OR APO PLUS IS IN EFFECT UNDER A ROLLOVER IRA OR FLEXIBLE PREMIUM IRA CONTRACT. FOR INFORMATION REGARDING YOUR CONTRACT BENEFITS UNDER THE ASSURED PAYMENT OPTION OR APO PLUS, SEE "ACCESSING YOUR MONEY -- ASSURED PAYMENT OPTION AND APO PLUS."

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION


Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on March 15, 2001 you chose the fixed maturity option with a maturity date of February 15, 2011, since the rate to maturity was 5.39% on March 15, 2001, we would have allocated $5,937.86 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, Flexible Premium IRA, QP, or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information."

You may not elect principal assurance if the special dollar cost averaging program is in effect.


DOLLAR COST AVERAGING


We offer two dollar cost averaging programs. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Subject to state availability, under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. You may elect to participate in the special dollar cost averaging program at any time subject to the age limitation on contributions described in
Section 1 of this prospectus. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250.

-----
31
--------------------------------------------------------------------------------


You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 6, 12, or 18 months. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator contract, a 90 day rate lock will apply from the date of application. Any contribution(s) received during this 90 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 90 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator contract has been issued will be credited with the then current interest rate on the date the contribution is received by Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options or fixed maturity options according to your instructions.

The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. If you request to transfer or withdraw any other amounts from the account for special dollar cost averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each

-----
32
--------------------------------------------------------------------------------

contract year or cancel this program at any time.

                      -------------------------------------

You may not elect dollar cost averaging or special dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options." You may not elect the special dollar cost averaging program if the principal assurance program is in effect.


YOUR BENEFIT BASE

The benefit base is used to calculate the guaranteed minimum income benefit, and both the 5% roll up to age 80, and the 5% roll up to age 70 guaranteed minimum death benefits. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     plus

o    daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money"); less

o a deduction for any withdrawal charge remaining when you exercise your guaranteed minimum income benefit; and less

o a deduction for any outstanding loan plus accrued interest on the date that you exercise your guaranteed minimum income benefit (applies to Rollover TSA only).

The effective annual interest rate credited to the benefit base is:


o 5% for the benefit base with respect to the variable investment options (other than the EQ/Alliance Money Market and EQ/Alliance Intermediate Government Securities options) and the account for special dollar cost averaging; and

o 3% for the benefit base with respect to the EQ/Alliance Money Market and EQ/Alliance Intermediate Government Securities options, the fixed maturity options and the loan reserve account.


No interest is credited after the annuitant is age 80 (age 70 if the 5% roll up to age 70 is elected).

--------------------------------------------------------------------------------
Your benefit base is not an account value or a cash value.
--------------------------------------------------------------------------------

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit, annuity payout options as well as to determine allocation of your contributions under the Assured Payment Option and APO Plus. The guaranteed minimum income benefit is discussed under "Our baseBUILDER option" and annuity payout options, Assured Payment Option and APO Plus are all discussed in "Accessing your money" later in this prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR BASEBUILDER OPTION

The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts where the annuitant is between ages 20 and 60 at contract issue, and where you elect the baseBUILDER option, we offer an additional guaranteed minimum death benefit of a 5% rollup to age 70. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses."

-----
33
--------------------------------------------------------------------------------


The guaranteed minimum income benefit component of baseBUILDER is described below. Whether you elect baseBUILDER or not, the guaranteed minimum death benefit (described under "Guaranteed minimum death benefit") is provided under the contract. baseBUILDER is currently not available in some states. Please ask your financial professional if baseBUILDER is available in your state.


The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option (subject to state availability). You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

When you elect to receive annual lifetime income, your contract will terminate and you will receive an annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Money Market, EQ/Alliance Intermediate Government Securities options, or the fixed maturity options.




-------------------------------------------------------
                                GUARANTEED MINIMUM
      CONTRACT DATE          INCOME BENEFIT -- ANNUAL
 ANNIVERSARY AT EXERCISE     INCOME PAYABLE FOR LIFE
-------------------------------------------------------
            10                      $10,816
            15                      $16,132
-------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT.
On each contract date anniversary that you are eligible to

-----
34
--------------------------------------------------------------------------------

exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.

You (or the successor annuitant/owner, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;


(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and


(iv) For QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you do not elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either the "5% roll up to age 80" (or, if available, the 5% roll up to age 70 if you are electing the baseBUILDER) or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% ROLL UP TO AGE 80. This guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base." This guaranteed minimum death benefit is not available in New York.

Optional guaranteed minimum death benefit available for ages 20 through 60 at issue of Rollover IRA, Flexible Premium IRA, and TSA contracts if baseBUILDER is also elected.

5% ROLL UP TO AGE 70. This is an optional guaranteed minimum death benefit available for ages 20 through 60 at issue of Rollover IRA, Flexible Premium IRA, and TSA contracts if baseBUILDER is also elected. Your guaranteed minimum death benefit will be calculated as described above under "5% roll up

-----
35
--------------------------------------------------------------------------------


to age 80" except that interest will be credited only through age 70. This guaranteed minimum death benefit is not available in New York.


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 90 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                      -------------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix IV for an example of how we calculate the guaranteed minimum death benefit.

PROTECTION PLUS. Subject to state availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. Although we do not offer the Protection Plus feature for any contract other than nonqualified as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts. See the appropriate part of "Tax information" for the potential tax consequences of electing to purchase the Protection Plus feature in either an NQ or an IRA contract.

If the annuitant is 69 or younger when we issue your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant, the death benefit will be:

the greater of:

o    the account value or

o    any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o    the total net contributions or

o    the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i)"Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000);
(ii)"Death benefit" is equal to the greater

-----
36
--------------------------------------------------------------------------------


of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is between the ages of 70 and 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o    the account value or

o    any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o    the total net contributions (as described above) or

o    the death benefit (as described above) less total net contributions

Protection Plus must be elected when the contract is first issued: neither the owner nor the Successor/Owner Annuitant can add it subsequently.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any positive or negative market value adjustments in the fixed maturity options, and (iii) any guaranteed interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.

2
Determining your contract's value

-----
37
--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options;
(iii) value in the account for special dollar cost averaging; and (iv) value you have in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge (applicable for Flexible Premium IRA and Flexible Premium Roth IRA contracts only); (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the baseBUILDER and/or Protection Plus benefit charge, the number of units credited to your contract will be reduced. Your units are also reduced under Flexible Premium IRA and Flexible Premium Roth IRA contracts when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.



YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value. Your value will also include any amounts held in the separate account to provide for payments off maturity dates under the Assured Payment Option and APO Plus.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

3
Transferring your money among investment options


-----
38
--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

o A transfer request while the Assured Payment Option or APO Plus is in effect will terminate the option.


You may request a transfer in writing, or by telephone using TOPS. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1)  the contract number;

(2) the dollar amounts or percentages of your current account value to be transferred; and

(3)  the investment options to and from which you are transferring.


We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in

-----
39
--------------------------------------------------------------------------------

each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional or other financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.


You may not elect the rebalancing program if you are participating in the dollar cost averaging program or special dollar cost averaging program or if the Assured Payment Option or APO Plus are in effect. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

4
Accessing your money

-----
40
--------------------------------------------------------------------------------

ASSURED PAYMENT OPTION AND APO PLUS

(Rollover IRA and Flexible Premium IRA contracts only)


We offer two options, the Assured Payment Option and APO Plus, under which you may receive distributions from your Rollover IRA or Flexible Premium IRA contract. If you choose one of these two distribution options you will receive guaranteed payments for a specified period of time we call the "fixed period." When the fixed period ends you will continue to receive payments for as long as you are living.

You can elect the Assured Payment Option or APO Plus in the application or at a later date, provided that your account value is at least $10,000 at the time of election.


Assured Payment Option and APO Plus benefits will differ for contracts issued in Maryland. See Appendix VI at the end of this prospectus for more information.



ASSURED PAYMENT OPTION

HOW WE ALLOCATE YOUR CONTRIBUTIONS. In order to provide for the payments you receive during the fixed period, we allocate a portion of your initial contribution or account value to fixed maturity options that mature in consecutive date order. The remaining portion is allocated to your choice of a single life or joint and survivor life contingent annuity to provide for the payments you will receive after the fixed period. The payments are intended to pay out your entire account value by the end of the fixed period.

--------------------------------------------------------------------------------
The life contingent annuity provides for the payments after the fixed period ends.
--------------------------------------------------------------------------------

We determine the allocation of your contributions based on a number of factors. They are:

o    the amount of your contribution;

o    annuity purchase factors; and

o    the fixed period.

We then allocate your initial contribution among:

(1)  The separate account containing:

(i)  the fixed maturity options; and

(ii) amounts held to provide payments to you off maturity dates; and

(2)  the life contingent annuity.

We will allocate your additional contributions in the same manner. Additional contributions will increase the level of your future payments. You may not change this allocation.

While the Assured Payment Option is in effect, no amounts may be allocated to the variable investment options and the account for special dollar cost averaging.

If you are using funds from multiple sources to purchase the Rollover IRA or Flexible Premium IRA contract with the Assured Payment Option in effect, we will allocate your contributions to the Alliance Money Market option until we receive all amounts under the contract. Once all amounts are received we will then apply them under the Assured Payment Option.

PAYMENTS. The payments you receive will increase by 10% every three years during the fixed period on each third anniversary of the payment start date. After the end of the fixed period, your first payment under the life contingent annuity will be 10% greater than the final payment made under the fixed period.

Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period after the contract date anniversary on which you elected to begin payments under your option, unless you elect otherwise, as described under "Off maturity date payments" earlier in this prospectus. Your payments will always be made on the 15th day of the month. However, if you are age 53-1/2 or older, you must defer the date your payments will start until you are age 59-1/2. If you are at least age 59-1/2 at the time the Assured Payment Option is elected you may choose to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months after you make your election. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract.

-----
41
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
The deferral period together with the fixed period may be referred to as a "liquidity period." You will be able to make withdrawals before the end of the fixed period. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.
--------------------------------------------------------------------------------

Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had elected the Assured Payment Option at a later date. Deferral of the payment start date is not available if you are older than age 80. If your deferred payment start date is after you reach age 70-1/2, you should consider the effect that deferral may have on your required minimum distributions.


See Appendix VI for an example of how payments are made under the Assured Payment Option.

If you are age 70-1/2 or older, your payments during the fixed period are designed to meet or exceed required minimum distributions under your contract. We determine the amount of the payments based on the value in each fixed maturity option and the assigned value of the life contingent annuity for tax purposes. If at any time your payment under the Assured Payment Option would be less than the minimum amount required to be distributed under minimum distribution rules, we will notify you of the difference. You may then choose to have an additional amount withdrawn under your contract. We will treat such withdrawal as a lump sum withdrawal. However, no withdrawal charge will apply. We will then adjust your future scheduled payments so that the minimum distribution rules are met. You also have the option to take the amount from other traditional IRA funds you may have.


FIXED PERIOD. The fixed period based on your age at the time the contract is issued (or your age at the time the Assured Payment Option is elected) will be as follows:



----------------------------------------------------
            AGE*                  FIXED PERIOD
----------------------------------------------------
     59-1/2 through 70             15 years
       71 through 75               12 years
       76 through 80                9 years
       81 through 83                6 years
----------------------------------------------------

If you defer the date payments will start, your fixed period will be as follows:



----------------------------------------------------------------
                                       FIXED PERIOD
                                 BASED ON DEFERRAL PERIOD
                               1-36        37-60        61-72
           AGE*               MONTHS       MONTHS       MONTHS
----------------------------------------------------------------
     53-1/2 through 70      12 years      9 years      9 years
      71 through 75          9 years      9 years        N/A
      76 through 80          6 years      6 years        N/A
      81 through 83            N/A          N/A          N/A
----------------------------------------------------------------

* For joint and survivor payments, the fixed period is based on the age of the younger annuitant.

PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR PAYMENTS. If you elect payments on a joint and survivor basis:

o    the joint annuitant must be your spouse; and

o    neither you nor the joint annuitant can be over age 83.

PAYMENTS AFTER THE FIXED PERIOD. After the end of the fixed period, we will continue your payments under the life contingent annuity if either you or the joint annuitant is living. Payments continue throughout your lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly or annually) as the payments you received during the fixed period.

--------------------------------------------------------------------------------
The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals.
--------------------------------------------------------------------------------

THERE IS NO DEATH BENEFIT PROVIDED UNDER THE LIFE CONTINGENT ANNUITY AND PAYMENTS ARE MADE TO YOU ONLY IF YOU (OR THE JOINT ANNUITANT) ARE LIVING WHEN THE PAYMENTS ARE SCHEDULED

-----
42
--------------------------------------------------------------------------------

TO BEGIN. THESE PAYMENTS ARE ONLY MADE DURING YOUR LIFETIME AND, IF APPLICABLE, THE LIFETIME OF THE JOINT ANNUITANT. THEREFORE, YOU SHOULD CONSIDER THE POSSIBILITY THAT NO PAYMENTS WILL BE MADE UNDER THE LIFE CONTINGENT ANNUITY IF YOU (OR THE JOINT ANNUITANT) DO NOT SURVIVE TO THE DATE PAYMENTS ARE TO BEGIN.

Under the life contingent annuity you may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. Your first payment under the life contingent annuity will be 10% greater than the final payment under the fixed period. After the fixed period we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.

ALLOCATION OF WITHDRAWALS. Only lump sum withdrawals are permitted under the Assured Payment Option. We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your fixed period. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. These amounts will be taken from the separate account which contains the fixed maturity options and from amounts held to provide for payments off maturity dates. The amounts are then allocated to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for your life and the life of the joint annuitant. The first increase in your payments will take place no later than the date of the next planned increase.

Withdrawals are subject to a withdrawal charge and will have a 10% free withdrawal amount available. No withdrawal charges will apply to the payments made during the fixed period or a withdrawal made to meet the minimum distribution requirement under the contract.

DEATH BENEFIT. If a death benefit becomes payable during the fixed period we will pay the death benefit amount to the designated beneficiary. The death benefit amount is the greater of:

(1)  your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts to provide for payments off maturity dates.

We will not make any payments under the life contingent annuity after your death unless you have elected payments on a joint and survivor basis. If you elect joint and one-half or joint and two-thirds to survivor payments, at your death or the joint annuitant's death, we will reduce the payments by one-half or one-third, whichever applies.

--------------------------------------------------------------------------------
A death benefit is never payable under the life contingent annuity. The death benefit applies only during the fixed period.
--------------------------------------------------------------------------------

TERMINATION. The Assured Payment Option will be terminated if you:

(1) cancel the option at any time by sending a written request satisfactory to us; or

(2) submit an additional contribution and you do not want it allocated under the Assured Payment Option; or

(3)  request a transfer of your account value; or

(4) request a change in the date the payments are to start under the life contingent annuity.

Once the Assured Payment Option has ended, the life contingent annuity will remain in effect and payments will be made if you or the joint annuitant, are living on the date payments are to start. No additional amounts will be allocated under the life contingent annuity. You may elect to restart the Assured Payment Option by submitting a written request satisfactory to us, but no sooner than three years after the option was terminated. If you own an Equitable Accumulator Rollover IRA or Flexible Premium IRA contract and you elected

-----
43
--------------------------------------------------------------------------------


the Assured Payment Option at age 70-1/2 or older and subsequently terminate this option, required minimum distributions must continue to be made for your contract. Before terminating the Assured Payment Option, you should consider the implications this may have under the minimum distribution requirements. See "Tax Information."


ANNUITY PAYOUT OPTIONS AND SURRENDERING THE CONTRACT. Once your contract is surrendered or an annuity payout option is chosen, we will return the contract to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.

APO PLUS


APO Plus is a variation of the Assured Payment Option. Except as indicated below, APO Plus operates under the same guidelines as the Assured Payment Option. Under APO Plus you will be able to keep a portion of your value in the EQ/Alliance Common Stock option or the EQ/Alliance Equity Index option, whichever one you choose. Once you have selected a variable investment option it may not be changed.


You may not elect APO Plus if the Assured Payment Option is already in effect.

APO Plus allows you to remain invested in the variable investment option for longer than would be possible if you had applied your entire account value all at once to the Assured Payment Option or to an annuity payout option.

HOW WE ALLOCATE YOUR CONTRIBUTIONS. We allocate a portion of your initial contribution or account value to the Assured Payment Option. Under the Assured Payment Option amounts are allocated in the same manner as described above. Your remaining account value is allocated to the variable investment option you select. Periodically during the fixed period we transfer a portion of your value in the variable investment option to the fixed maturity options to increase your guaranteed level payments under the Assured Payment Option.

The amount allocated under the Assured Payment Option will provide for level payments. The amount of the level payments are equal to the amount of the initial payment that would have been provided if you had allocated your entire initial contribution or account value under the Assured Payment Option. The difference between the amount required for level payments and the amount required for increasing payments provided under the Assured Payment Option, is allocated to the variable investment option you selected. If you have any value in the fixed maturity options at the time this option is elected, a market value adjustment may apply as a result of such amounts being transferred to activate the Assured Payment Option.

FIXED PERIOD. The fixed period and deferral period schedule shown for the Assured Payment Option will also apply under APO Plus.

On the third February 15th following the date your first payment is made during the fixed period, a portion of your value in the variable investment option may be transferred to the Assured Payment Option in order to increase your level payments. If you elect a deferral period of three years or more, a portion of your value in the variable investment option will be allocated to the Assured Payment Option on the February 15th before the date your first payment is made. If your payments are to be made on February 15th, the date of the first payment will be counted as the first February 15th for the purpose of this transfer to the Assured Payment Option.


The transfer of amounts to the Assured Payment Option is repeated each third year during the fixed period. The first increase in payments will be reflected in the payment made to you after three full years of payments and then every three years after that. Immediately following your last payment during the fixed period, your remaining value in the variable investment option is first allocated to the life contingent annuity to change the level payments previously purchased to increasing payments. These increasing payments will increase each year based on the annual increase in the Consumer Price Index, but never greater than 3%. If you have any value remaining after the increasing payments are purchased, this amount is allocated to the life contingent annuity to further increase your lifetime payments. If your value in the variable investment option is insufficient to purchase the increasing payments, then the level payments previously purchased will be raised as much as possible.

-----
44
--------------------------------------------------------------------------------

While APO Plus provides you with a minimum amount of level guaranteed lifetime payments under the Assured Payment Option, the total amount of income that you will receive over time will depend on the investment performance of the variable investment option which you selected. It will also depend on the current rates to maturity and the cost of the life contingent annuity, which also varies. As a result, the combined amount of guaranteed lifetime income you receive under APO Plus may be more or less than the amount that could have been purchased if your entire initial contribution or account value had been allocated to the Assured Payment Option.


See Appendix VI for an example of the payments purchased under APO Plus.


ALLOCATION OF ADDITIONAL CONTRIBUTIONS. Any additional contributions you make may only be allocated to the variable investment option. We do not permit additional contributions after the end of the fixed period.

WITHDRAWALS. If you take a lump sum withdrawal or if a lump sum withdrawal is made to satisfy minimum distribution requirements such withdrawal will be taken from your value in the variable investment option unless you specify otherwise. If there is insufficient value in the variable investment option any additional amount will be taken from the separate account containing the fixed maturity options and from amounts held to provide for payments off maturity dates, in the same manner as described above for the Assured Payment Option.

DEATH BENEFIT. If a death benefit becomes payable during the fixed period we will pay the death benefit amount to the designated beneficiary. The death benefit amount is equal to the greater of your value in the:

(1)  fixed maturity options; and

(2) the separate account containing the fixed maturity amounts and any amounts held to provide for payments off maturity dates.

When the greater of (1) and (2) above is determined, the value in the variable investment option is added. A death benefit is never payable under the life contingent annuity.

TERMINATION OF APO PLUS. You may terminate APO Plus at any time by submitting a written request satisfactory to us. You may choose one of the following two options if you terminate APO Plus:

(1) your contract will operate under the Equitable Accumulator Rollover IRA or Flexible Premium IRA rules; or

(2)  you may elect the Assured Payment Option.

If you elect the Assured Payment Option, your remaining value in the variable investment option will be allocated to the fixed maturity options, the separate account to provide for payments off maturity dates, and the life contingent annuity. A market value adjustment may apply for any amounts allocated from a fixed maturity option. At least 45 days prior to the end of each three-year period, we will send you a quote indicating how much future income could be provided under the Assured Payment Option. The quote would be based on your current account value, current rates to maturity for the fixed maturity options, and current purchase rates under the life contingent annuity as of the date of the quote. The actual amount of future income you would receive depends on the rates in effect on the day you switch to the Assured Payment Option.


WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."




--------------------------------------------------------------------------------
                                      METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                                      LIFETIME
                                                                      REQUIRED
                                                  SUBSTANTIALLY       MINIMUM
     CONTRACT       LUMP SUM      SYSTEMATIC          EQUAL         DISTRIBUTION
--------------------------------------------------------------------------------
NQ                    Yes            Yes                No              No
--------------------------------------------------------------------------------
Rollover IRA*         Yes            Yes                Yes             Yes
--------------------------------------------------------------------------------
Flexible Premium
   IRA*               Yes            Yes                Yes             Yes
--------------------------------------------------------------------------------
Roth Conversion
   IRA                Yes            Yes                Yes             No
--------------------------------------------------------------------------------

-----
45
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                      METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                                      LIFETIME
                                                                      REQUIRED
                                                  SUBSTANTIALLY       MINIMUM
     CONTRACT       LUMP SUM      SYSTEMATIC          EQUAL         DISTRIBUTION
--------------------------------------------------------------------------------
Flexible Premium
   Roth IRA           Yes            Yes               Yes              No
--------------------------------------------------------------------------------
QP                    Yes            No                No               Yes
--------------------------------------------------------------------------------
Rollover TSA**        Yes            Yes               No               Yes
--------------------------------------------------------------------------------


* If Assured Payment Option or APO Plus is elected, only lump sum withdrawals are available.

** For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information."


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Lump sum withdrawals in excess of the 15% (10% under Assured Payment Option or APO Plus) free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses") may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS

(NQ, Rollover TSA and all IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).


You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.



SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full

-----
46
--------------------------------------------------------------------------------

years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


Substantially equal withdrawals are not subject to a withdrawal charge.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts only -- See "Tax information")

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" for your specific type of retirement arrangement.


We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------

For Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 701/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first and then from the account for special dollar cost averaging. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

5% roll up to age 80 or age 70 -- If you elect the 5% roll up to age 80 or 5% roll up to age 70 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that

-----
47
--------------------------------------------------------------------------------

withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.

Annuitant issue ages 80 through 90 -- If your contract was issued when the annuitant was between ages 80 and 90, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                      -------------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin;

(2)  the date the contract terminates; and


(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).


Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will

-----
48
--------------------------------------------------------------------------------

transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under the baseBUILDER (see "Our baseBUILDER option").



--------------------------------------------------------------------
Fixed annuity payout options            Life annuity
                                        Life annuity with period
                                          certain
                                        Life annuity with refund
                                          certain
                                        Period certain annuity
--------------------------------------------------------------------
Variable Immediate Annuity              Life annuity (not available
   payout options                         in New York)
                                        Life annuity with period
                                          certain
--------------------------------------------------------------------
Income Manager payout options           Life annuity with period
   (available for annuitants age 83       certain
   or less at contract issue)           Period certain annuity
--------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last

-----
49
--------------------------------------------------------------------------------

     monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.


o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.


The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTION

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a

-----
50
--------------------------------------------------------------------------------

period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator.

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

You may choose to apply only part of the account value of your Equitable Accumulator contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information."

Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager payout options no withdrawal charge is imposed under the Equitable Accumulator. If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. For this purpose, the year in which your account value is applied to the payout option will be "contract year 1."

For contracts issued in New York where the annuitant was age 84 or 85 at contract issue, any applicable withdrawal charge will be imposed on payments if you select a period certain annuity.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than:

(i) if the annuitant was not older than age 83 when the contract was issued, the contract date anniversary that follows the annuitant's 90th birthday;

(ii) if the annuitant was age 84 but not older than age 88 when the contract was issued the annuitant's age at issue plus seven years;

(iii) if the annuitant was age 89 or 90 when the contract was issued, age 95;
      and

(iv)  for contracts issued in New York, by the annuitant's 90th birthday.

The above may be different in some states.

-----
51
--------------------------------------------------------------------------------

Before the last date by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Charges and expenses

-----
52
--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge if applicable (Flexible Premium IRA and Flexible Premium Roth IRA contracts only).

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o If you elect the optional benefit -- a charge for the optional baseBUILDER benefit.


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o    A charge for Protection Plus, if you elect this optional benefit.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE (FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY)

Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, we deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $25,000. If your account value on such date is $25,000 or more, we do not deduct the charge.

-----
53
--------------------------------------------------------------------------------

During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. If you surrender your contract during the contract year we will deduct a pro rata portion of the charge.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                                       CONTRACT YEAR
--------------------------------------------------------------------------------
                    1       2       3       4       5       6       7       8+
--------------------------------------------------------------------------------
  Percentage of
   contribution     7%      6%      5%      4%      3%      2%      1%      0%
--------------------------------------------------------------------------------

If the Assured Payment Option or APO Plus is in effect, the withdrawal charge is equal to a percentage of the contributions withdrawn minus any amounts allocated to the life contingent annuity.

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information." Please note that you may incur a withdrawal charge if your contract was issued in New York and your annuitant was age 84 or 85 at issue because you must accept distribution of your cash value beginning with the contract anniversary following the annuitant's 90th birthday.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.


For annuitants that are ages 84 and 85 when the contract is issued in Pennsylvania, the withdrawal charge will be computed in the same manner as for other contracts, except that the withdrawal charge schedule will be different. For these contracts, the withdrawal charge schedule will be 5% of each contribution made in the first contract year, decreasing by 1% each subsequent contract year to 0% in the sixth and later contract years.


The withdrawal charge does not apply in the circumstances described below.

ANNUITANT AGES 86 THROUGH 90 WHEN THE CONTRACT IS ISSUED.
The withdrawal charge does not apply under the contract if the annuitant is age 86 or older when the contract is issued.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.

The free withdrawal amount is 10% of your account value under the Assured Payment Option and APO Plus.

Note the following special rule for NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value, less

-----
54
--------------------------------------------------------------------------------

contributions that have not been withdrawn (earnings in the contract), and (2) the 15% free withdrawal amount defined above.

DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME.

The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is
      (a) approved by Medicare as a provider of skilled nursing care service, or
      (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:


     -- its main function is to provide skilled, intermediate, or custodial nursing care;

     --   it provides continuous room and board to three or more persons;

     --   it is supervised by a registered nurse or licensed practical nurse;

     --   it keeps daily medical records of each patient;

     --   it controls and records all medications dispensed; and

     --   its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) and
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our Processing Office.



BASEBUILDER BENEFIT CHARGE

If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.30% (0.15% if the 5% roll up to age 70 baseBUILDER benefit is elected) of the benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.



PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity dates first. A market value adjustment may apply.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

-----
55
--------------------------------------------------------------------------------

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:


o    Management fees ranging from 0.25% to 1.15%.

o    12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit, or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

6
Payment of death benefit

-----
56
--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.


The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.


The death benefit payable under the Assured Payment Option or APO Plus is described earlier in this prospectus. See "Assured Payment Option and APO Plus."


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and IRA contracts.

For IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

-----
57
--------------------------------------------------------------------------------

o If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of the annuitant's death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).



BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within 60 days following the date we receive proof of your death and before any other inconsistent election is made. We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature to equal the guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. Except as noted in the next sentence, the beneficiary continuation option is available if we have received regulatory clearance in your state. For Rollover IRA and Flexible Premium IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contact our processing office for further information. In addition, the beneficiary continuation option is not available if APO or APO Plus is in effect at your death.


Under the beneficiary continuation option:

o    The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The guaranteed minimum income benefit and the death benefit (including the guaranteed minimum death benefit) provisions will no longer be in effect.

-----
58
--------------------------------------------------------------------------------


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person named by the beneficiary, when we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment.

For Traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for lifetime required minimum distributions (see "Tax information"), the contract will continue if:


(a)  You were receiving minimum distribution withdrawals from this contract; and


(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.


The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information. See the "Required minimum distributions" discussion under "IRAs" in "Tax information" below.

For all Roth IRAs and for traditional IRAs where you die before the Required Beginning Date, the beneficiary may choose one of the following two beneficiary continuation options:


1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/ annuitant status may also choose to delay beginning these minimum distributions until the December 31st of the calendar year in which you would have turned age 70-1/2.


2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
Tax information

-----
59
--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Flexible Premium IRA, Roth Conversion IRA, Flexible Premium Roth IRA, QP, or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator's choice of death benefits and baseBUILDER guaranteed minimum income benefit, Special Dollar Cost Averaging, selection of investment funds and fixed maturity options and choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

-----
60
--------------------------------------------------------------------------------

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. IN SUCH A CASE, THE CHARGES FOR THE PROTECTION PLUS RIDER COULD BE TREATED FOR FEDERAL INCOME TAX PURPOSES AS A PARTIAL WITHDRAWAL FROM THE CONTRACT. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

-----
61
--------------------------------------------------------------------------------

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX


If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o    on or after your death; or

o    because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known, whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual

-----
62
--------------------------------------------------------------------------------


retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o    Roth IRAs, first available in 1998, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (http://www.irs.gov).

Equitable Life designs its traditional IRA contracts to qualify as "individual retirement annuities" under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.


The Equitable Accumulator traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator traditional and Roth IRA contracts.


PROTECTION PLUS FEATURE

Although we do not offer the Protection Plus feature for any contract other than NQ as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts, subject to state availability. THE IRS APPROVAL OF THE ACCUMULATOR CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We are filing a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the

-----
63
--------------------------------------------------------------------------------


contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR IRA OR ACCUMULATOR ROTH IRA WITH THE OPTIONAL PROTECTION PLUS FEATURE.



CANCELLATION

You can cancel an Equitable Accumulator IRA contract by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Rollover IRA or Flexible Premium IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your financial professional. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT RANGE, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

-----
64
--------------------------------------------------------------------------------

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $33,000 and $43,000 in 2001. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $53,000 and $63,000 in 2001. This range will increase every year until 2007 when the range is $80,000-$100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution in 2001, you determine AGI and subtract $33,000 if you are single, or $53,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)     times    $2,000 (or earned    Equals   the adjusted
----------------------      x       income, if less)       =     deductible
  divided by $10,000                                             contribution
                                                                 limit


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o    qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.



ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o    Do it yourself
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after

-----
65
--------------------------------------------------------------------------------

     the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover
     You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o    only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70-1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o    a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o    regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o    regular contributions to a traditional IRA made after you reach age 70-1/2;
     or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from a qualified retirement plan to a traditional IRA;

-----
66
--------------------------------------------------------------------------------

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.


RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS.

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

     o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

     o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.

-----
67
--------------------------------------------------------------------------------

REQUIRED MINIMUM DISTRIBUTIONS


--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit IRA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.
--------------------------------------------------------------------------------

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your Required Beginning Date, which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70-1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum

-----
68
--------------------------------------------------------------------------------

distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70-1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2.

If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70-1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


REQUIRED MINIMUM DISTRIBUTIONS UNDER THE ASSURED PAYMENT OPTION AND APO PLUS

Although the life contingent annuity portion of the Assured Payment Option and APO Plus does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. When you determine the amount of account-based required minimum distributions from your traditional IRA this value must be included. This must be done even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distribution.

You will generally be required to determine your required minimum distribution by annually recalculating your life expectancy. The Assured Payment Option and APO Plus will not be available if you have previously made a different election. Recalculation is no longer required once the only payments you or your spouse receive are under the life contingent annuity.

If you surrender your contract, or withdraw any remaining account value before your payments under the life contingent

-----
69
--------------------------------------------------------------------------------

annuity begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other traditional IRA funds you may have. Or, you may convert your traditional IRA life contingent annuity under the contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your traditional IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the traditional IRA, you would not have to include its value when determining future required minimum distributions.

If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. You must determine your required minimum distribution by annually recalculating both your life expectancy and your spouse's life expectancy. The Assured Payment Option and APO Plus will not be available if you have previously made a different election. Once the only payments you or your spouse are receiving are under the life contingent annuity recalculation is no longer required. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

Allocation of funds to the life contingent annuity may prevent the contract from later receiving conduit IRA treatment.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS


You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for

-----
70
--------------------------------------------------------------------------------

the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o    tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer, and rollover contributions may be made to a Flexible Premium Roth IRA contract. We only permit direct transfer and rollover contributions under the Roth Conversion IRA contract. See "Rollovers and direct transfers" below. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.


WHEN YOU CAN MAKE CONTRIBUTIONS.  Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS.  Roth IRA contributions are not tax deductible.

-----
71
--------------------------------------------------------------------------------

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o    another Roth IRA ("tax-free rollover contribution"); or


o another traditional IRA, including a SEP-IRA or SIMPLE-IRA (after a two-year rollover limitation period for simple IRA funds), in a taxable conversion rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS.

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is computed without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

-----
72
--------------------------------------------------------------------------------


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred, If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12 month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.



WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:


o    Rollovers from a Roth IRA to another Roth IRA;


o    Direct transfers from a Roth IRA to another Roth IRA;

o    Qualified distributions from a Roth IRA; and

o    Return of excess contributions or amounts recharacterized to a traditional
     IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you reach age 59-1/2; or

o    you die; or

-----
73
--------------------------------------------------------------------------------

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.


NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS.


Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them) there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)  Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2001 and the conversion contribution is made in 2002, the conversion contribution is treated as contributed prior to other conversion contributions made in 2002.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

-----
74
--------------------------------------------------------------------------------

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally the same as traditional IRA.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.



SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "Traditional IRAs."

Generally, there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b) (1) of the Internal Revenue Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.



CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator Rollover TSA contract:

o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

If you make a direct transfer, you must fill out our transfer form.

EMPLOYER-REMITTED CONTRIBUTIONS. The Equitable Accumulator Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free

-----
75
--------------------------------------------------------------------------------

transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Equitable Accumulator Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

o    termination of employment with the employer who provided the TSA funds; or

o    reaching age 59-1/2 even if you are still employed; or

o    disability (special federal income tax definition).

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Equitable Accumulator Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o    you are or will be at least age 70-1/2 in the current calendar year, and

o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Equitable Accumulator Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o    rollover by check of the proceeds from another TSA; or

o    direct rollover from another TSA; or


o    direct transfer under Revenue Ruling 90-24 from another TSA.

Further, under the minimum distribution rules we apply, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the Equitable Accumulator Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.



DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

-----
76
--------------------------------------------------------------------------------

o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a hardship withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our Processing Office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occur:

(1) the requirements for minimum distribution (discussed under "Required minimum distributions" below) are met; or

(2)  death; or

(3)  retirement; or

(4) termination of employment in all Texas public institutions of higher education.

For you to make a withdrawal, we must receive a properly completed written acknowledgement from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contribution. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.


DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.


ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full

-----
77
--------------------------------------------------------------------------------

amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.


LOANS FROM TSAS

You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.


Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.


TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:


o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

     (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

     (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.


o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally

-----
78
--------------------------------------------------------------------------------

include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS


--------------------------------------------------------------------------------
The IRS and Treasury recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit TSA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.
--------------------------------------------------------------------------------

Generally the same as traditional IRA with these differences:


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Equitable Accumulator Rollover TSA on the form used to establish the TSA, you do not qualify.


SPOUSAL CONSENT RULES

This will only apply to you if you establish your Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

-----
79
--------------------------------------------------------------------------------

o    if you are separated from service, any form of payout after you are age 55;
     or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.


o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at the toll-free number.



FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2001, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case

-----
80
--------------------------------------------------------------------------------


of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o    any after-tax contributions you made to the plan; or

o any distributions which are required minimum distributions after age 70-1/2 or separation from service; or

o    hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 for taxes. We do not now, but may in the future set up reserves for such taxes.

8
More information

-----
81
--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 45

Each variable investment option is a subaccount of our Separate Account No. 45. We established Separate Account No. 45 in 1994 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 45's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 45 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 45.

Each subaccount (variable investment option) within Separate Account No. 45 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 45, or to add other separate accounts;


(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 45 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 45 or a variable investment option directly);

(5) to deregister Separate Account No. 45 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 45;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust.
On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, their Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.

-----
82
--------------------------------------------------------------------------------

ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE


We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from their financial professional.

The rates to maturity for new allocations as of March 15, 2001 and the related price per $100 of maturity value were as shown below.





---------------------------------------------------------------------
   FIXED MATURITY
    OPTIONS WITH
   FEBRUARY 15TH
  MATURITY DATE OF       RATE TO MATURITY AS       PRICE PER $100 OF
   MATURITY YEAR          OF MARCH 15, 2001         MATURITY VALUE
---------------------------------------------------------------------
        2002                    3.00%                     $97.31
        2003                    4.26%                     $92.29
        2004                    4.43%                     $88.10
        2005                    4.62%                     $83.75
        2006                    4.73%                     $79.64
        2007                    4.90%                     $75.32
        2008                    5.04%                     $71.14
        2009                    5.19%                     $66.95
        2010                    5.30%                     $63.06
        2011                    5.39%                     $59.38
---------------------------------------------------------------------


Available under the Assured Payment Option and APO Plus




---------------------------------------------------------------------
   FIXED MATURITY
    OPTIONS WITH
   FEBRUARY 15TH
  MATURITY DATE OF       RATE TO MATURITY AS       PRICE PER $100 OF
   MATURITY YEAR          OF MARCH 15, 2001         MATURITY VALUE
---------------------------------------------------------------------
        2012                    4.85%                     $59.60
        2013                    4.85%                     $56.83
        2014                    4.85%                     $54.20
        2015                    4.85%                     $51.70
        2016                    4.85%                     $49.30
---------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III for an example.

-----
83
--------------------------------------------------------------------------------

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

-----
84
--------------------------------------------------------------------------------

ABOUT OTHER METHODS OF PAYMENT



AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA, AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contracts. It is also not available under the Assured Payment Option or APO Plus.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY


Our business day is generally any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your registered representative can provide information or you can call our processing office.

-----
85
--------------------------------------------------------------------------------

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees;

o    the formal approval of independent auditors selected for EQ Advisors Trust;
     or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of EQ Advisors Trust are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 VOTING RIGHTS

If actions relating to Separate Account No. 45 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2000 and 1999, and for the three years ended December 31, 2000 incorporated in this prospectus by reference to the 2000 Annual Report on Form 10-K are

-----
86
--------------------------------------------------------------------------------

incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our Processing Office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of an IRA, QP, or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA, QP, or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS


AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 45. AXA Advisors serves as the principal underwriter of Separate Account No. 45. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

The contracts will be sold by financial professionals who are registered representatives of AXA Advisors and its affiliates, who are also our licensed insurance agents.

9
Investment performance


-----
87
--------------------------------------------------------------------------------


The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all current fees and charges under the contract, including the withdrawal charge, the optional baseBUILDER benefit charge, the charge for Protection Plus, the annual administrative charge under Flexible Premium IRA and Flexible Premium Roth IRA contracts, but does not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts were offered for the first time in 2000.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio, and any predecessors it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

-----
88
--------------------------------------------------------------------------------




                                     TABLE
AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2000:


-------------------------------------------------------------------------------------------------------------------------------
                                                                            LENGTH OF INVESTMENT PERIOD
                                                 ------------------------------------------------------------------------------
                                                                                                                       SINCE
                                                                                                     SINCE OPTION    PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                     1 YEAR          3 YEARS      5 YEARS    10 YEARS     INCEPTION*    INCEPTION**
-------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (23.39)%         (5.19)%       1.77%      10.22%        5.59%          11.77%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         (24.26)%          5.55%       12.64%      13.65%       14.92%          11.60%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                               (28.71)%          5.04%        6.88%       9.94%        8.43%           6.93%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                     (2.14)%          9.92%       13.95%        --         14.95%          11.20%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     (17.21)%          5.91%        8.04%      10.86%       10.03%          10.51%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield                           (19.09)%        (12.37)%      (1.30)%      5.10%        0.50%           3.38%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities    (1.93)%         (0.66)%       0.05%        --          1.03%           1.57%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International                        (32.85)%         (0.75)%      (0.80)%        --         0.54%           0.75%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                          (4.73)%         (0.75)%      (0.06)%     (0.33)%       0.06%           2.27%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                       (28.26)%            --           --          --        (9.24)%         (9.24)%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                       2.65%           5.58%          --          --        11.19%          11.19%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                      (4.81)%            --           --          --         0.19%           0.19%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                   (7.05)%            --           --          --        (3.21)%         (3.21)%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                              (19.98)%          5.57%       12.90%         --        14.89%          13.68%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                               (21.81)%            --           --          --        (8.50)%         (8.50)%
-------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                         (5.55)%         (7.46)%         --          --        (1.95)%         (1.95)%
-------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index                    (27.50)%          2.13%          --          --         2.13%           2.13%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                      0.89%           8.20%          --          --        10.89%          10.89%
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                 (28.69)%         18.29%          --          --        20.84%          20.84%
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                           (11.18)%            --           --          --        (3.05)%         (3.05)%
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                                  (15.59)%          7.28%          --          --         9.94%           9.94%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging Markets Equity        (49.15)%        (11.37)%         --          --       (15.07)%        (17.15)%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                   (3.97)%         (0.07)%         --          --         3.67%           3.67%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                           (13.79)%         (1.58)%         --          --        (1.58)%         (1.58)%
-------------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price International Stock             (28.53)%          0.90%          --          --        (0.38)%         (0.38)%
-------------------------------------------------------------------------------------------------------------------------------



* The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Equity 500 Index, EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance High Yield, EQ/Alliance Intermediate Government Securities, EQ/Alliance International and EQ/Alliance Money Market (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/T. Rowe Price International Stock and EQ/FI Small/Mid Cap Value (May 1, 1997); EQ/Morgan Stanley Emerging Markets Equity (September 2, 1997); EQ/International Equity Index and EQ/Small Company Index (December 31,
     1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (December 31, 1998); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (April 30, 1999); EQ/Alliance Technology (May 1,
     2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/Janus Large Cap Growth and EQ/FI Mid Cap (September1, 2000); EQ/Balanced and EQ/Bernstein Diversified Value (anticipated to become available on or about May 18, 2001). No information is provided for portfolios and/or variable investment options with inception dates after December 31, 1999.

** The inception dates for the portfolios underlying the Alliance variable investment options are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ/Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/Alliance Common Stock (January 13,
     1976); EQ/Alliance Growth Investors (October 2, 1989); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance

-----
89
--------------------------------------------------------------------------------


     Global (August 27, 1987); EQ/Alliance Growth and Income (October 1, 1993); EQ/Alliance High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance International (April 3,
     1995); EQ/Alliance Money Market (July 13, 1981); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies,EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/T. Rowe Price International Stock, and EQ/FI Small/Mid Cap Value (May 1, 1997); EQ/Bernstein Diversified Value, EQ/International Equity Index and EQ/Small Company Index (January 1, 1998); EQ/Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/Janus Large Cap Growth and EQ/FI Mid Cap (September 1, 2000). No information is provided for portfolios and/or variable investment options with inception dates after December 31, 1999.

-----
90
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------
Barron's                              Investment Management Weekly
Morningstar's Variable Annuity        Money Management Letter
  Sourcebook                          Investment Dealers Digest
Business Week                         National Underwriter
Forbes                                Pension & Investments
Fortune                               USA Today
Institutional Investor                Investor's Business Daily
Money                                 The New York Times
Kiplinger's Personal Finance          The Wall Street Journal
Financial Planning                    The Los Angeles Times
Investment Adviser                    The Chicago Tribune
--------------------------------------------------------------------


From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.


Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts; and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a

-----
91
--------------------------------------------------------------------------------


given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance High Yield option and EQ/Alliance Intermediate Government Securities option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The yields and effective yields for the EQ/Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance High Yield Option, and EQ/Alliance Intermediate Government Securities Option" in the SAI.

10
Incorporation of certain documents by reference

-----
92
--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2000, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

Appendix I: Condensed financial information



-----
A-1
--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 45 with the same daily asset charges of 1.55%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001

-------------------------------------------------------------------
                                                 FOR THE YEAR ENDED
                                                 DECEMBER 31, 2000
-------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
-------------------------------------------------------------------
  Unit value                                           $ 67.28
-------------------------------------------------------------------
  Number of units outstanding (000s)                        36
-------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
-------------------------------------------------------------------
  Unit value                                           $235.03
-------------------------------------------------------------------
  Number of units outstanding (000s)                       217
-------------------------------------------------------------------
 EQ/ALLIANCE CONSERVATIVE INVESTORS
-------------------------------------------------------------------
  Unit value                                           $ 22.87
-------------------------------------------------------------------
  Number of units outstanding (000s)                       603
-------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
-------------------------------------------------------------------
  Unit value                                           $ 34.60
-------------------------------------------------------------------
  Number of units outstanding (000s)                       443
-------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
-------------------------------------------------------------------
  Unit value                                           $ 25.90
-------------------------------------------------------------------
  Number of units outstanding (000s)                     1,223
-------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
-------------------------------------------------------------------
  Unit value                                           $ 38.95
-------------------------------------------------------------------
  Number of units outstanding (000s)                       625
-------------------------------------------------------------------
 EQ/ALLIANCE HIGH YIELD
-------------------------------------------------------------------
  Unit value                                           $ 23.23
-------------------------------------------------------------------
  Number of units outstanding (000s)                       145
-------------------------------------------------------------------
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
-------------------------------------------------------------------
  Unit value                                           $ 15.83
-------------------------------------------------------------------
  Number of units outstanding (000s)                       269
-------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
-------------------------------------------------------------------
  Unit value                                           $ 12.60
-------------------------------------------------------------------
  Number of units outstanding (000s)                       389
-------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
-------------------------------------------------------------------
  Unit value                                           $ 26.91
-------------------------------------------------------------------
  Number of units outstanding (000s)                       571
-------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
-------------------------------------------------------------------
  Unit value                                           $  9.46
-------------------------------------------------------------------
  Number of units outstanding (000s)                     3,355
-------------------------------------------------------------------

-----
A-2
--------------------------------------------------------------------------------



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001 (CONTINUED)

-----------------------------------------------------------
                                        FOR THE YEAR ENDED
                                         DECEMBER 31, 2000
-----------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
-----------------------------------------------------------
  Unit value                                  $16.56
-----------------------------------------------------------
  Number of units outstanding (000s)             825
-----------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
-----------------------------------------------------------
  Unit value                                   $6.61
-----------------------------------------------------------
  Number of units outstanding (000s)           1,600
-----------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
-----------------------------------------------------------
  Unit value                                   $8.28
-----------------------------------------------------------
  Number of units outstanding (000s)              49
-----------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
-----------------------------------------------------------
  Unit value                                   $6.21
-----------------------------------------------------------
  Number of units outstanding (000s)              52
-----------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
-----------------------------------------------------------
  Unit value                                  $11.05
-----------------------------------------------------------
  Number of units outstanding (000s)             110
-----------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
-----------------------------------------------------------
  Unit value                                  $10.47
-----------------------------------------------------------
  Number of units outstanding (000s)             110
-----------------------------------------------------------
 EQ/EQUITY 500 INDEX
-----------------------------------------------------------
  Unit value                                  $27.79
-----------------------------------------------------------
  Number of units outstanding (000s)             421
-----------------------------------------------------------
 EQ/EVERGREEN OMEGA
-----------------------------------------------------------
  Unit value                                   $9.39
-----------------------------------------------------------
  Number of units outstanding (000s)              39
-----------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
-----------------------------------------------------------
  Unit value                                   $9.91
-----------------------------------------------------------
  Number of units outstanding (000s)             122
-----------------------------------------------------------
 EQ/FI MID CAP
-----------------------------------------------------------
  Unit value                                   $9.99
-----------------------------------------------------------
  Number of units outstanding (000s)              58
-----------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
-----------------------------------------------------------
  Unit value                                  $10.84
-----------------------------------------------------------
  Number of units outstanding (000s)              70
-----------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
-----------------------------------------------------------
  Unit value                                  $12.04
-----------------------------------------------------------
  Number of units outstanding (000s)             111
-----------------------------------------------------------

-----
A-3
--------------------------------------------------------------------------------



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001 (CONTINUED)

-----------------------------------------------------------
                                         FOR THE YEAR ENDED
                                         DECEMBER 31, 2000
-----------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
-----------------------------------------------------------
  Unit value                                   $8.39
-----------------------------------------------------------
  Number of units outstanding (000s)             182
-----------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
-----------------------------------------------------------
  Unit value                                  $16.40
-----------------------------------------------------------
  Number of units outstanding (000s)             275
-----------------------------------------------------------
 EQ/MERCURY WORLD STRATEGY
-----------------------------------------------------------
  Unit value                                  $11.35
-----------------------------------------------------------
  Number of units outstanding (000s)              98
-----------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
-----------------------------------------------------------
  Unit value                                  $21.92
-----------------------------------------------------------
  Number of units outstanding (000s)           1,301
-----------------------------------------------------------
 EQ/MFS INVESTORS TRUST
-----------------------------------------------------------
  Unit value                                  $10.47
-----------------------------------------------------------
  Number of units outstanding (000s)             298
-----------------------------------------------------------
 EQ/MFS RESEARCH
-----------------------------------------------------------
  Unit value                                  $15.87
-----------------------------------------------------------
  Number of units outstanding (000s)             551
-----------------------------------------------------------
 EQ/MORGAN STANLEY EMERGING MARKETS EQUITY
-----------------------------------------------------------
  Unit value                                   $6.49
-----------------------------------------------------------
  Number of units outstanding (000s)             541
-----------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
-----------------------------------------------------------
  Unit value                                  $13.04
-----------------------------------------------------------
  Number of units outstanding (000s)              80
-----------------------------------------------------------
 EQ/SMALL COMPANY INDEX
-----------------------------------------------------------
  Unit value                                  $10.87
-----------------------------------------------------------
  Number of units outstanding (000s)             106
-----------------------------------------------------------
 EQ/T. ROWE PRICE EQUITY INCOME
-----------------------------------------------------------
  Unit value                                  $14.70
-----------------------------------------------------------
  Number of units outstanding (000s)              91
-----------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
-----------------------------------------------------------
  Unit value                                  $11.34
-----------------------------------------------------------
  Number of units outstanding (000s)             462
-----------------------------------------------------------
 EQ/PUTNAM BALANCED
-----------------------------------------------------------
  Unit value                                  $13.18
-----------------------------------------------------------
  Number of units outstanding (000s)             188
-----------------------------------------------------------

                      (This page intentionally left blank)

Appendix II: Purchase considerations for QP contracts



-----
B-1
--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator QP Contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o The QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2; and

o The guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

                      (This page intentionally left blank)

Appendix III: Market value adjustment example



-----
C-1
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2002 to a fixed maturity option with a maturity date of February 15, 2011 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2006.





------------------------------------------------------------------------------------------
                                                                      HYPOTHETICAL ASSUMED
                                                                      RATE TO MATURITY ON
                                                                       FEBRUARY 15, 2006
                                                                      --------------------
                                                                       5.00%       9.00%
------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2006 (BEFORE WITHDRAWAL)
------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048    $119,487
------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $131,080    $131,080
------------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                               $ 12,968    $(11,593)
------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2006 (AFTER WITHDRAWAL)
------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                              $  4,501    $ (4,851)
------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]              $ 45,499    $ 54,851
------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581    $ 76,229
------------------------------------------------------------------------------------------
(7) Maturity value                                                   $120,032    $106,915
------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $ 94,048    $ 69,487
------------------------------------------------------------------------------------------



You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

                      (This page intentionally left blank)

Appendix IV: Guaranteed minimum death benefit example



-----
D-1
--------------------------------------------------------------------------------


The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Money Market option, EQ/Alliance Intermediate Government Securities option or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:




----------------------------------------------------------------------------------------------------------------
  END OF CONTRACT                         5% ROLL UP TO AGE 80 GUARANTEED    ANNUAL RATCHET TO AGE 80 GUARANTEED
       YEAR            ACCOUNT VALUE         MINIMUM DEATH BENEFIT (1)              MINIMUM DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------
         1               $105,000                  $105,000(1)                        $105,000(3)
----------------------------------------------------------------------------------------------------------------
         2               $115,500                  $110,250(2)                        $115,500(3)
----------------------------------------------------------------------------------------------------------------
         3               $129,360                  $115,763(2)                        $129,360(3)
----------------------------------------------------------------------------------------------------------------
         4               $103,488                  $121,551(1)                        $129,360(4)
----------------------------------------------------------------------------------------------------------------
         5               $113,837                  $127,628(1)                        $129,360(4)
----------------------------------------------------------------------------------------------------------------
         6               $127,497                  $134,010(1)                        $129,360(4)
----------------------------------------------------------------------------------------------------------------
         7               $127,497                  $140,710(1)                        $129,360(4)
----------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

                      (This page intentionally left blank)

Appendix V: Example of payments under the Assured Payment Option and APO Plus



-----
E-1
--------------------------------------------------------------------------------


The second column in the chart below illustrates the payments for a male age 70 who purchased the Assured Payment Option on March 15, 2001 with a single contribution of $100,000, with increasing annual payments. The payments are to commence on March 15, 2002. It assumes that the fixed period is 15 years and that the life contingent annuity will provide payments on a single life basis. Based on the rates to maturity for the fixed maturity options and the current purchase rate for the life contingent annuity, on March 15, 2001, the initial payment would be $6,332.10 and would increase in each three-year period to a final payment of $9,270.83. The first payment under the life contingent annuity would be $10,197.91.

The rates to maturity as of March 15, 2001 for fixed maturity options maturing on February 15, 2002 through 2016 are: 3.00%, 4.26%, 4.43%, 4.62%, 4.73%,
4.90%, 5.04%, 5.19%, 5.30%, 5.39%, 4.85%, 4.85%, 4.85%, 4.85% and 4.85%,
respectively.

Alternatively as shown in the third and fourth columns, this individual could purchase APO Plus with the same $100,000 contribution, with the same fixed period and the life contingent annuity on a single life basis. Assuming election of the EQ/Alliance Common Stock option based on the rates to maturity for the fixed maturity options and the current purchase rate for the life contingent annuity, on March 15, 2001, the same initial payment of $6,332.10 would be purchased under APO Plus. However, unlike the payment under the Assured Payment Option that will increase every three years, this initial payment under APO Plus is not guaranteed to increase. Therefore, only $77,739.02 is needed to purchase the initial payment stream, and the remaining $22,260.98 is invested in the variable investment options. Any future increase in payments under APO Plus will depend on the investment performance in the EQ/Alliance Common Stock option.

Assuming hypothetical average annual rates of return of 0% and 8% (after deduction of charges) for the variable investment option, the value in the variable investment option would grow to $22,260.98 and $30,107.53, respectively as of February 15, 2005. A portion of this amount is used to purchase the increase in the payments for the fourth year. The remainder will stay in the variable investment option to be drawn upon for the purchase of increases in payments for each third year thereafter during the fixed period and at the end of the fixed period under the life contingent annuity. Based on the rates to maturity for the fixed maturity options and purchase rates for the life contingent annuity as of March 15, 2001, the third and fourth columns illustrate the increasing payments that would be purchased under APO Plus assuming 0% and 8% rates of return respectively.


Under both options, while you are living payments increase annually after the 16th year under the life contingent annuity based on the increase, if any, in the Consumer Price Index, but in no event greater than 3% per year.


Annual Payments




--------------------------------------------------------------------------------
              GUARANTEED INCREASING       ILLUSTRATIVE         ILLUSTRATIVE
               PAYMENTS UNDER THE        PAYMENTS UNDER       PAYMENTS UNDER
    YEARS    ASSURED PAYMENT OPTION      APO PLUS AT 0%       APO PLUS AT 8%
--------------------------------------------------------------------------------
    1-3            6,332.10                  6,332.10             6,332.10
--------------------------------------------------------------------------------
    4-6            6,965.31                  6,690.74             7,258.07
--------------------------------------------------------------------------------
    7-9            7,661.84                  7,063.62             8,095.75
--------------------------------------------------------------------------------
   10-12           8,428.03                  7,443.05             8,965.88
--------------------------------------------------------------------------------
   13-15           9,270.83                  7,800.20             9,829.71
--------------------------------------------------------------------------------
    16            10,197.91                  8,101.46            10,637.40
--------------------------------------------------------------------------------

-----
E-2
--------------------------------------------------------------------------------


As described above, a portion of the illustrated contribution is applied to the life contingent annuity. This amount will generally be larger under the Assured Payment Option than under APO Plus. Also, a larger portion of the contribution will be allocated to fixed maturity options under the former than the latter. In this illustration, $78,547.54 is allocated under the Assured Payment Option to the fixed maturity options and under APO Plus, $66,162.13 is allocated to the fixed maturity options. In addition, under APO Plus $22,260.98 is allocated to the variable investment option. The balance of the $100,000 ($21,452.46 and $11,576.89, respectively) is applied to the life contingent annuity.


The rates of return of 0% and 8% are for illustrative purposes only and are not intended to represent an expected or guaranteed rate of return. Your investment results will vary. Payments will also depend on the rates to maturity and life contingent annuity purchase rates in effect on the day the contribution is applied. It is assumed that no lump sum withdrawals are taken.

Appendix VI: Assured Payment Option and APO Plus contracts issued in the state of Maryland



-----
F-1
--------------------------------------------------------------------------------


THE FOLLOWING INFORMATION SPECIFIES THE VARIATIONS THAT RELATE TO THE ASSURED PAYMENT OPTION AND APO PLUS CONTRACTS ISSUED IN MARYLAND.


The Assured Payment Option and APO Plus (available only as traditional IRAs) are issued as separate contracts rather than as a distribution option under a Rollover IRA or Flexible Premium IRA contract.

You may purchase an Assured Payment Option or APO Plus contract with a minimum single contribution of $10,000. You may also choose to apply the account value from a Flexible Premium IRA or Rollover IRA contract to purchase an Assured Payment Option or APO Plus contract. Your account value will be applied as a single contribution.

We will allocate your single contribution in the same manner as described under "Assured Payment Option and APO Plus" earlier in this prospectus. You are not permitted to make additional contributions under the Assured Payment Option and APO Plus.

PAYMENTS. Your payments must begin within 13 months after the contract date. You may not elect to defer your payments.

DEATH BENEFIT. If you die during the fixed period, we will continue payments to your designated beneficiary. Your beneficiary may choose to discontinue the payments and receive a lump sum amount. If the lump sum is elected within one year of your death, the amount will be equal the death benefit payable under the Assured Payment Option and APO Plus.

TERMINATING THE CONTRACT. You may choose to terminate the contract by surrendering the contract as described under "Surrendering your contract to receive its cash value." We will return the contract to you with a notation that the life contingent annuity is still in effect. The date payments are to start under the life contingent annuity will be moved forward.

TAX INFORMATION. The Assured Payment Option and APO Plus contracts have not been submitted to the IRS for approval as to form for use as a traditional IRA. However, we believe that those contracts as currently offered comply with the requirements of the Internal Revenue Code.

                      (This page intentionally left blank)

Statement of additional information


--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          PAGE
Revised Proposed Minimum Distribution Rules                                 2
Unit Values                                                                 3
Custodian and Independent Accountants                                       4
Yield Information for the EQ/Alliance Money Market Option,
  EQ/Alliance High Yield Option, and EQ/Alliance Intermediate
  Government Securities Option                                              4
Distribution of the contracts                                               6
Financial Statements                                                        6



HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

Send this request form to:
     Equitable Accumulator
     P.O. Box 1547
     Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Equitable Accumulator SAI for Separate Account No. 45 dated May 1, 2001.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City            State    Zip




(IM-99-13 SAI(5/00))

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES  --
SUPPLEMENT DATED MAY 1, 2001, TO THE CURRENT ACCUMULATOR PROSPECTUS

--------------------------------------------------------------------------------

     This supplement modifies certain information in the above-referenced Prospectus. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectus.

1.   EQUITABLE ACCUMULATOR AT A GLANCE - KEY FEATURES:

Under "Fees and charges," in the second bullet, the first sentence, is replaced with the following two sentences:

Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The annual benefit base charge is 0.15% if the 5% roll up to age 70, if available, is elected.

The information under "Annuitant issue ages" is replaced in its entirety with the following:

NQ:  0-83;
Rollover IRA, Roth Conversion IRA, Flexible Premium Roth IRA* and Rollover TSA:
20-83; Flexible Premium IRA*: 20-70; Assured Payment Option and APO Plus (if available): 53-1/2 -83; QP: 20-75

*We anticipate offering Flexible Premium Roth and Flexible Premium IRAs contracts upon obtaining the necessary regulatory clearance.

2.   FEE TABLE:

The following replaces the charges reflected under "Charges we deduct under your variable investment options expressed as an annual percentage of daily net assets:"

Mortality and expense risks(1)        1.10%
Administrative                        0.25% current (maximum 0.35%)
                                      -----------------------------

Total annual expenses                 1.35% current (maximum 1.45%)

3.   CONTRACT FEATURES AND BENEFITS:

The following is added as the final paragraph under "Special dollar cost averaging program:"

In Oregon, where the account for special dollar cost averaging is not available, we offer a special dollar cost averaging program in the EQ/Alliance Money Market option for allocation of your eligible contributions, and only a 12 month time period is available. Under this program, we will not deduct the mortality and expense risks and administrative charges from amounts in the EQ/Alliance Money Market option attributable to the program.

The following replaces the entire "Our baseBUILDER" option section:

The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. For Rollover IRA, Flexible Premium IRA (if available) and Rollover TSA contracts where the annuitant is between ages 20 and 60 at contract issue,

--------------------
(1) A portion of this charge is for providing the guaranteed minimum death benefit.

and where you elect the baseBUILDER option, we may offer an additional guaranteed minimum death benefit of a 5% roll up to age 70. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit, which is described under "baseBUILDER benefits charge" in "Charges and expenses" below, and, in greater detail, in the Prospectus.

The guaranteed minimum income benefit component of baseBUILDER is described below. Whether you elect baseBUILDER or not, the guaranteed minimum death benefit is provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit," in the Prospectus.

The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager (life annuity with a period certain) payout annuity contract. The Income Manager (life annuity with a period certain) payout annuity contract provides payments during a specified period of time (called a period certain) that will continue for the rest of the annuitant's life thereafter. If the annuitant dies before the period certain has ended, payments will continue to the beneficiary for the time remaining in the period certain.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as the "Living Benefit," should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the Income Manager (life with a period certain) payout annuity option will be the greater of (i) your guaranteed minimum income benefit, which is calculated by applying your benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution for a male annuitant age 60 (at issue) on the contract date anniversaries indicated using the guaranteed annuity purchase factors as of the date of the prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Money Market option or the EQ/Alliance Intermediate Government Securities option, if available, or the fixed maturity options.

--------------------------------------------------------------------------------
                                         GUARANTEED MINIMUM
                                  INCOME BENEFIT -- ANNUAL INCOME
        CONTRACT DATE                  PAYABLE FOR LIFE WITH
   ANNIVERSARY AT EXERCISE             10 YEAR PERIOD CERTAIN
--------------------------------------------------------------------------------

               7                               $8,315
              10                              $10,341
              15                              $14,924

-----------------------------------------------------------------------------

When you elect to receive annual income, your contract will terminate and you will receive an Income Manager (life annuity with a period certain) annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Your period certain will be based on the annuitant's age at the time the benefit is exercised, as follows:

--------------------------------------------------------------------------------
                           LEVEL PAYMENTS*
--------------------------------------------------------------------------------
                                                         PERIOD CERTAIN YEARS
--------------------------------------------------------------------------------

           ANNUITANT'S
         AGE AT EXERCISE                                  IRAS            NQ
--------------------------------------------------------------------------------
            60 to 75                                       10            10
               76                                           9            10
               77                                           8            10
               78                                           7            10
               79                                           7            10
               80                                           7            10
               81                                           7             9
               82                                           7             8
               83                                           7             7

--------------------------------------------------------------------------------

*Other forms and periods certain may also be available. For Rollover IRA and Flexible Premium IRA (if available) contracts, please see "Required minimum distributions" under "Individual retirement arrangements" in "Tax information," in the Prospectus, as to how this option may be affected if exercised after age 70 1/2.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.

The Income Manager (life annuity with a period certain) payout annuity contracts are offered through our Prospectus for the Income Manager payout annuities. You may obtain a copy of the most current version from your financial professional. You should read it carefully before you decide to exercise your guaranteed minimum income benefit.

SUCCESSOR ANNUITANT/CONTRACT OWNER. If the successor annuitant/contract owner (discussed under "More Information" in the prospectus) elects to continue the contract after your death, the guaranteed minimum income benefit will continue to be available on the contract date anniversaries specified below based on the contract date. However, the guaranteed minimum income benefit must be exercised based on the age of the successor annuitant/contract owner.

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.

You (or the successor annuitant/owner, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 53 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 54 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 7th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 83rd birthday;

(ii) if the annuitant was older than age 63 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law must begin before the guaranteed minimum income benefit can be exercised; and

(iii) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

4.   CHARGES AND EXPENSES:

The entire section entitled "Distribution charge" is deleted.

Under baseBUILDER benefit charge, the first sentence is replaced with the following sentence:

If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 83, whichever comes first.
                                                                               4

Equitable Accumulator
Select (SM)
A combination variable and fixed deferred annuity contract




PROSPECTUS DATED MAY 1, 2001


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus EQ Advisors Trust, which contains important information about its portfolios.


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR SELECT?


Equitable Accumulator Select is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. However, we deduct a distribution charge calculated as a percentage of the amounts in the variable investment options. We deduct this charge for the life of the contract. This contract is not available in New York.


--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS
--------------------------------------------------------------------------------
 FIXED INCOME
--------------------------------------------------------------------------------
o EQ/Alliance High Yield               o EQ/Alliance Money Market
o EQ/Alliance Intermediate
   Government Securities
--------------------------------------------------------------------------------
 DOMESTIC STOCKS
--------------------------------------------------------------------------------
o EQ/Aggressive Stock                  o EQ/Evergreen Omega(3)
o EQ/Alliance Common Stock             o EQ/FI Mid Cap
o EQ/Alliance Growth and Income        o EQ/FI Small/Mid Cap Value(4)
o EQ/Alliance Premier Growth           o EQ/Janus Large Cap Growth
o EQ/Alliance Small Cap Growth         o EQ/Mercury Basic Value Equity
o EQ/Alliance Technology               o EQ/MFS Emerging Growth
o EQ/AXP New Dimensions                  Companies
o EQ/AXP Strategy Aggressive           o EQ/MFS Investors Trust(5)
o EQ/Bernstein Diversified Value(1)    o EQ/MFS Research
o EQ/Capital Guardian Research         o EQ/Putnam Growth & Income
o EQ/Capital Guardian U.S. Equity        Value
o EQ/Equity 500 Index(2)               o EQ/Small Company Index(6)
--------------------------------------------------------------------------------
 INTERNATIONAL STOCKS
--------------------------------------------------------------------------------
o EQ/Alliance Global                   o EQ/Morgan Stanley Emerging
o EQ/Alliance International              Markets Equity
o EQ/International Equity Index(7)     o EQ/T. Rowe Price International
                                         Stock
--------------------------------------------------------------------------------
 BALANCED/HYBRID
--------------------------------------------------------------------------------
o EQ/Alliance Growth Investors         o EQ/Balanced(1)
--------------------------------------------------------------------------------



* Effective on May 18, 2001, all of the names of the variable investment options will include "EQ/."
(1) Available on or about May 18, 2001.
(2) Formerly named "Alliance Equity Index."
(3) Formerly named "EQ/Evergreen."
(4) Formerly named "Warburg Pincus Small Company Value."
(5) This reflects the name change of the MFS Growth with Income option, effective May 18, 2001.
(6) Formerly named "BT Small Company Index."
(7) Formerly named "BT International Equity Index."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 45. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

Fixed maturity options. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.
Types of contracts. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").


o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").



A contribution of at least $25,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2001 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.



                                                                          X00004

Contents of this prospectus

-----
2
--------------------------------------------------------------------------------

EQUITABLE ACCUMULATOR (SM) SELECT

--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator Select at a glance -- key features                     8


--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------

Examples                                                                    14

Condensed financial information                                             15


--------------------------------------------------------------------------------
1 CONTRACT FEATURES AND BENEFITS                                            16
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        16

Owner and annuitant requirements                                            18
How you can make your contributions                                         18
What are your investment options under the contract?                        18
Allocating your contributions                                               23
Your benefit base                                                           24
Annuity purchase factors                                                    25
Our baseBUILDER option                                                      25
Illustrations of guaranteed minimum income benefit                          26
Guaranteed minimum death benefit                                            27
Your right to cancel within a certain number of days                        28



--------------------------------------------------------------------------------

2 DETERMINING YOUR CONTRACT'S VALUE                                         30
--------------------------------------------------------------------------------
Your account value and cash value                                           30
Your contract's value in the variable investment options                    30
Your contract's value in the fixed maturity options                         30



-------------------------
"We," "our," and "us" refer to Equitable Life.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

-----
3
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
3 TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                          31
--------------------------------------------------------------------------------
Transferring your account value                                             31
Disruptive transfer activity                                                31
Rebalancing your account value                                              31


--------------------------------------------------------------------------------
4 ACCESSING YOUR MONEY                                                      33
--------------------------------------------------------------------------------
Withdrawing your account value                                              33
How withdrawals are taken from your account value                           34
How withdrawals affect your guaranteed minimum
   income benefit and guaranteed minimum death benefit                      34
Loans under Rollover TSA contracts                                          35
Surrendering your contract to receive its cash value                        36
When to expect payments                                                     36
Your annuity payout options                                                 36



--------------------------------------------------------------------------------

5 CHARGES AND EXPENSES                                                      39
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         39
Charges that EQ Advisors Trust deducts                                      40
Group or sponsored arrangements                                             40



--------------------------------------------------------------------------------

6 PAYMENT OF DEATH BENEFIT                                                  42
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     42
How death benefit payment is made                                           43
Beneficiary continuation option                                             43



--------------------------------------------------------------------------------

7 TAX INFORMATION                                                           45
--------------------------------------------------------------------------------
Overview                                                                    45
Buying a contract to fund a retirement arrangement                          45
Transfers among investment options                                          45
Taxation of nonqualified annuities                                          45
Individual retirement arrangements (IRAs)                                   47
Roth individual retirement annuities (Roth IRAs)                            55
Special rules for contracts funding qualified plans                         59
Tax-Sheltered Annuity contracts (TSAs)                                      59
Federal and state income tax withholding
     and information reporting                                              63
Impact of taxes to Equitable Life                                           65



--------------------------------------------------------------------------------

8 MORE INFORMATION                                                          66
--------------------------------------------------------------------------------
About our Separate Account No. 45                                           66
About EQ Advisors Trust                                                     66
About our fixed maturity options                                            67
About the general account                                                   68
About other methods of payment                                              68
Dates and prices at which contract events occur                             69
About your voting rights                                                    69
About legal proceedings                                                     70
About our independent accountants                                           70
Financial statements                                                        70
Transfers of ownership, collateral assignments, loans,
     and borrowing                                                          70
Distribution of the contracts                                               71



--------------------------------------------------------------------------------

9 INVESTMENT PERFORMANCE                                                    72
--------------------------------------------------------------------------------
Communicating performance data                                              75



--------------------------------------------------------------------------------

10 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          77

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                     C-1
IV -- Guaranteed minimum death benefit example                             D-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

Index of key words and phrases

-----
4
--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.



TERM                          PAGE IN   TERM                          PAGE IN
                           PROSPECTUS                              PROSPECTUS
account value                      30   IRS                                45
annuitant                          16   investment options                 18
annuity payout options             36   loan reserve account               35
Annuity purchase factor            25   market adjusted amount             22
baseBUILDER                        25   market timing                      31
beneficiary                        42   market value adjustment            22
benefit base                       24   maturity value                     22
business day                       69   NQ                              cover
cash value                         30   participant                        18
conduit IRA                        52   portfolio                       cover
contract date                       9   processing office                   6
contract date anniversary           9   QP                              cover
contract year                       9   rate to maturity                   67
contributions to Roth IRAs         55   Required Beginning Date            52
rollovers and direct transfers     55   Rollover IRA                    cover
conversion contributions           55   Rollover TSA                    cover
contributions to traditional IRAs  48   Roth IRA                           55
rollovers and transfers            50   Roth Conversion IRA             cover
disruptive transfer activity       31   SAI                             cover
EQAccess                            6   SEC                             cover
ERISA                              34   TOPS                                6
fixed maturity options             22   TSA                                58
guaranteed minimum death benefit   27   traditional IRA                    48
guaranteed minimum income benefit  25   unit                               30
IRA                             cover   variable investment options        18



To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.


--------------------------------------------------------------------------------
PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest
                              Accounts in supplemental materials)
variable investment options   Investment Funds
account value                 Annuity Account Value
rate to maturity              Guaranteed Rates
unit                          Accumulation Unit
baseBUILDER                   Guaranteed Minimum Income Benefit
--------------------------------------------------------------------------------

Who is Equitable Life?

-----
5
--------------------------------------------------------------------------------


We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $483.1 billion in assets as of December 31, 2000. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

-----
6
--------------------------------------------------------------------------------

HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/ or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Equitable Accumulator Select
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


Equitable Accumulator Select
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------


Equitable Accumulator Select
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Accumulator Select
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;


o    your current allocation percentages:


o    the number of units you have in the variable investment options;

o    rates to maturity for the fixed maturity options;

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the investment options;


o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o    change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or

-----
7
--------------------------------------------------------------------------------

Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you are engaged in disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options").



--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(2)  election of the automatic investment program;

(3)  election of the rebalancing program;

(4)  requests for loans under Rollover TSA contracts;

(5)  spousal consent for loans under Rollover TSA contracts;


(6)  tax withholding elections;

(7)  election of the beneficiary continuation option;

(8)  IRA contribution recharacterizations;

(9)  certain section 1035 exchanges; and

(10) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;


(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests; and

(5)  death claims.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  general dollar cost averaging;

(3)  rebalancing;

(4)  special dollar cost averaging;

(5)  substantially equal withdrawals;


(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.



SIGNATURES:


The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.

Equitable Accumulator Select at a glance -- key features

-----
8
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT           Equitable Accumulator Select's variable investment options invest in different portfolios
MANAGEMENT                        managed by professional investment advisers.
---------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS            o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).

                                  o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                                  -----------------------------------------------------------------------------------------------
                                  If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.

---------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES                    o On earnings inside the    No tax until you make withdrawals from your contract or receive
                                    contract                  annuity payments.
                                  -----------------------------------------------------------------------------------------------
                                  o On transfers inside the   No tax on transfers among investment options.
                                    contract
                                  -----------------------------------------------------------------------------------------------
                                  If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax
                                  Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should
                                  be aware that such annuities do not provide tax deferral benefits beyond those already provided
                                  by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax Information", below).
---------------------------------------------------------------------------------------------------------------------------------
BASEBUILDER(Reg. TM) PROTECTION   baseBUILDER combines a guaranteed minimum income benefit with the guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
---------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS              o Initial minimum:          $25,000
                                  o Additional minimum:       $ 1,000
                                                              $100 monthly and $300 quarterly under our automatic
                                                              investment program (NQ contracts)
                                  -----------------------------------------------------------------------------------------------
                                  Maximum contribution limitations may apply.
---------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY              o Lump sum withdrawals
                                  o Several withdrawal options on a periodic basis
                                  o Loans under Rollover TSA contracts
                                  o Contract surrender
                                  -----------------------------------------------------------------------------------------------
                                  You may incur income tax and a tax penalty
---------------------------------------------------------------------------------------------------------------------------------

-----
9
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS                    o Fixed annuity payout options

                                  o Variable Immediate Annuity payout options

                                  o Income Manager(Reg. TM) payout options
---------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES               o Guaranteed minimum death benefit even if you do not elect baseBUILDER

                                  o Dollar cost averaging

                                  o Automatic investment program

                                  o Account value rebalancing (quarterly, semiannually, and annually)

                                  o Free transfers

                                  o "Protection Plus," an optional death benefit available under certain contracts (subject to state availability)
---------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES                  o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges, and distribution charges at a current annual rate of
                                    1.60% (1.70% maximum).

                                  o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85 (age 83 in Oregon), whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits." If you don't elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                                  o Annual 0.20% Protection Plus charge for this optional death benefit.

                                  o No sales charge deducted at the time you make contributions, no withdrawal charge, and no annual contract fee.

                                  -----------------------------------------------------------------------------------------------
                                  The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract.
                                  The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                                  -----------------------------------------------------------------------------------------------

                                  o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                                  o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate
                                    Annuity payout options.

                                  o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% annually, and other expenses.
---------------------------------------------------------------------------------------------------------------------------------

-----
10
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES              NQ: 0-85
                                  Rollover IRA, Roth Conversion IRA, and Rollover TSA: 20-85
                                  QP: 20-75
---------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.



OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table

-----
11
--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus.


The fixed maturity options are not covered by the fee table and examples. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.




-------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                            1.10%
Administrative                                                            0.25% current (0.35% maximum)
Distribution                                                              0.25%
                                                                          ----
Total annual expenses                                                     1.60% current (1.70% maximum)
-------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
-------------------------------------------------------------------------------------------------------------------
Charge if you elect a Variable Immediate Annuity payout option            $350
-------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
-------------------------------------------------------------------------------------------------------------------
BASEBUILDER BENEFIT CHARGE (calculated as a percentage of the
benefit base. Deducted annually on each contract date anniversary)(2)     0.30%
-------------------------------------------------------------------------------------------------------------------
PROTECTION PLUS BENEFIT CHARGE (calculated as a percentage of the
account value. Deducted annually on each contract date anniversary)       0.20%
-------------------------------------------------------------------------------------------------------------------

-----
12
--------------------------------------------------------------------------------


EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

-------------------------------------------------------------------------------------------------------------
                                                                                               NET TOTAL
                                                                                OTHER            ANNUAL
                                                                              EXPENSES          EXPENSES
                                              MANAGEMENT                    (AFTER EXPENSE   (AFTER EXPENSE
                                               FEES(3)      12B-1 FEES(4)   LIMITATION)(5)   LIMITATION)(6)
-------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.60%         0.25%            0.07%            0.92%
EQ/Alliance Common Stock                         0.46%         0.25%            0.05%            0.76%
EQ/Alliance Global                               0.72%         0.25%            0.09%            1.06%
EQ/Alliance Growth and Income                    0.58%         0.25%            0.05%            0.88%
EQ/Alliance Growth Investors                     0.56%         0.25%            0.06%            0.87%
EQ/Alliance High Yield                           0.60%         0.25%            0.07%            0.92%
EQ/Alliance Intermediate Government Securities   0.50%         0.25%            0.08%            0.83%
EQ/Alliance International                        0.85%         0.25%            0.29%            1.39%
EQ/Alliance Money Market                         0.34%         0.25%            0.06%            0.65%
EQ/Alliance Premier Growth                       0.89%         0.25%            0.01%            1.15%
EQ/Alliance Small Cap Growth                     0.75%         0.25%            0.06%            1.06%
EQ/Alliance Technology                           0.90%         0.25%            0.00%            1.15%
EQ/AXP New Dimensions                            0.65%         0.25%            0.05%            0.95%
EQ/AXP Strategy Aggressive                       0.70%         0.25%            0.05%            1.00%
EQ/Balanced                                      0.57%         0.25%            0.08%            0.90%
EQ/Bernstein Diversified Value                   0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian Research                     0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian U.S. Equity                  0.65%         0.25%            0.05%            0.95%
EQ/Equity 500 Index                              0.25%         0.25%            0.06%            0.56%
EQ/Evergreen Omega                               0.65%         0.25%            0.05%            0.95%
EQ/FI Mid Cap                                    0.70%         0.25%            0.05%            1.00%
EQ/FI Small/Mid Cap Value                        0.75%         0.25%            0.10%            1.10%
EQ/International Equity Index                    0.35%         0.25%            0.50%            1.10%
EQ/Janus Large Cap Growth                        0.90%         0.25%            0.00%            1.15%
EQ/Mercury Basic Value Equity                    0.60%         0.25%            0.10%            0.95%
EQ/MFS Emerging Growth Companies                 0.62%         0.25%            0.10%            0.97%
EQ/MFS Investors Trust                           0.60%         0.25%            0.10%            0.95%
EQ/MFS Research                                  0.65%         0.25%            0.05%            0.95%
EQ/Morgan Stanley Emerging Markets Equity        1.15%         0.25%            0.40%            1.80%
EQ/Putnam Growth & Income Value                  0.60%         0.25%            0.10%            0.95%
EQ/Small Company Index                           0.25%         0.25%            0.35%            0.85%
EQ/T. Rowe Price International Stock             0.85%         0.25%            0.15%            1.25%
-------------------------------------------------------------------------------------------------------------


Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) The benefit base is described under "Contract features and benefits -- Your guaranteed minimum income benefit under baseBUILDER."


(3) The management fees shown reflect revised management fees, effective May 1, 2000, which were approved by shareholders. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.

-----
13
--------------------------------------------------------------------------------


(4) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Alliance Technology portfolio on May 1, 2000, "Other Expenses" shown have been annualized. Initial seed capital was invested for the EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive Portfolios on September 1, 2000. Thus, "Other Expenses" shown are estimated. See footnote (6) for any expense limitation agreement information.

(6) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain Portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." The amounts shown for the EQ/International Equity Index and EQ/Small Company Index portfolios reflect a .10% decrease in the portfolios' expense waivers. The amounts shown for the EQ/Morgan Stanley Emerging Markets Portfolio reflect a .05% decrease in the portfolio's expense waiver. These decreases in the expense waivers were effective on May 1, 2001. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached a sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for EQ Advisors Trust. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect.



--------------------------------------------------     ---------------------------------------------------
                                   OTHER EXPENSES                                         OTHER EXPENSES
                                   (BEFORE ANY FEE                                        (BEFORE ANY FEE
                                   WAIVERS AND/OR                                         WAIVERS AND/OR
                                       EXPENSE                                                EXPENSE
PORTFOLIO NAME                     REIMBURSEMENTS)     PORTFOLIO NAME                     REIMBURSEMENTS)
--------------------------------------------------     ---------------------------------------------------
EQ/Alliance Premier Growth             0.05%           EQ/International Equity Index          0.50%
EQ/Alliance Technology                 0.06%           EQ/Janus Large Cap Growth              0.22%
EQ/AXP New Dimensions                  1.23%           EQ/Mercury Basic Value Equity          0.10%
EQ/AXP Strategy Aggressive             0.57%           EQ/MFS Investors Trust                 0.13%
EQ/Balanced                            0.08%           EQ/MFS Research                        0.07%
EQ/Bernstein Diversified Value         0.15%           EQ/Morgan Stanley Emerging
EQ/Capital Guardian Research           0.16%            Markets Equity                        0.52%
EQ/Capital Guardian U.S. Equity        0.11%           EQ/Putnam Growth & Income Value        0.12%
EQ/Evergreen Omega                     0.83%           EQ/Small Company Index                 0.43%
EQ/FI Mid Cap                          0.27%           EQ/T. Rowe Price International Stock   0.24%
EQ/FI Small/Mid Cap Value              0.19%
--------------------------------------------------     ---------------------------------------------------


-----
14
--------------------------------------------------------------------------------


EXAMPLES

The examples below show the expenses that a hypothetical contract owner (who has elected baseBUILDER with a 5% roll up to age 80 or annual ratchet to age 80 guaranteed minimum death benefit and Protection Plus) would pay in the situation illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Since the Protection Plus feature is only available under certain contracts, expenses would be lower for contracts that do not have this feature.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of EQ Advisors Trust in the table, above, for the entire one, three, five and ten year periods included in the examples. The charges used in the examples are the maximum charge rather than the lower current charges.

The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.



-------------------------------------------------------------------------------------
                                              AT THE END OF EACH PERIOD SHOWN,
                                                   THE EXPENSES WOULD BE:
-------------------------------------------------------------------------------------
                                      1 YEAR      3 YEARS      5 YEARS     10 YEARS
-------------------------------------------------------------------------------------
EQ/Aggressive Stock                  $ 29.61     $  96.83     $ 166.79     $ 354.46
EQ/Alliance Common Stock             $ 27.93     $  91.84     $ 158.59     $ 338.67
EQ/Alliance Global                   $ 31.08     $ 101.17     $ 173.92     $ 368.07
EQ/Alliance Growth and Income        $ 29.19     $  95.58     $ 164.75     $ 350.54
EQ/Alliance Growth Investors         $ 29.09     $  95.27     $ 164.23     $ 349.55
EQ/Alliance High Yield               $ 29.61     $  96.83     $ 166.79     $ 354.46
EQ/Alliance Intermediate Government
 Securities                          $ 28.67     $  94.03     $ 162.18     $ 345.61
EQ/Alliance International            $ 34.55     $ 111.37     $ 190.57     $ 399.39
EQ/Alliance Money Market             $ 26.78     $  88.41     $ 152.91     $ 327.65
EQ/Alliance Premier Growth           $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/Alliance Small Cap Growth         $ 31.08     $ 101.17     $ 173.92     $ 368.07
EQ/Alliance Technology               $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/AXP New Dimensions                $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/AXP Strategy Aggressive           $ 30.45     $  99.31     $ 170.87     $ 362.26
EQ/Balanced                          $ 29.40     $  96.20     $ 165.77     $ 352.50
EQ/Bernstein Diversified Value       $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/Capital Guardian Research         $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/Capital Guardian U.S. Equity      $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/Equity 500 Index                  $ 25.83     $  85.59     $ 148.25     $ 318.55
EQ/Evergreen Omega                   $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/FI Mid Cap                        $ 30.45     $  99.31     $ 170.87     $ 362.26
EQ/FI Small/Mid Cap Value            $ 31.50     $ 102.41     $ 175.95     $ 371.93
EQ/International Equity Index        $ 31.50     $ 102.41     $ 175.95     $ 371.93
EQ/Janus Large Cap Growth            $ 32.03     $ 103.96     $ 178.49     $ 376.72
EQ/Mercury Basic Value Equity        $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/MFS Emerging Growth Companies     $ 30.14     $  98.38     $ 169.34     $ 359.35
EQ/MFS Investors Trust               $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/MFS Research                      $ 29.93     $  97.76     $ 168.32     $ 357.40
-------------------------------------------------------------------------------------

-----
15
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                                     AT THE END OF EACH PERIOD SHOWN,
                                                          THE EXPENSES WOULD BE:
-------------------------------------------------------------------------------------------
                                             1 YEAR      3 YEARS      5 YEARS     10 YEARS
-------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging Markets Equity   $ 38.85     $ 123.94     $ 210.91     $ 436.82
EQ/Putnam Growth & Income Value             $ 29.93     $  97.76     $ 168.32     $ 357.40
EQ/Small Company Index                      $ 28.88     $  94.65     $ 163.21     $ 347.58
EQ/T. Rowe Price International Stock        $ 33.07     $ 107.05     $ 183.53     $ 386.23
-------------------------------------------------------------------------------------------


(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example would, in each case, be increased by $6.08 based on the average amount applied to annuity payout options in 2000. See "Annuity administrative fee" in "Charges and expenses."



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2000.

1
Contract features and benefits

-----
16
--------------------------------------------------------------------------------


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                AVAILABLE FOR
                ANNUITANT ISSUE
CONTRACT TYPE   AGES              SOURCE OF CONTRIBUTIONS                        LIMITATIONS ON CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 85     o After-tax money.                             o No additional contributions after age 86.
                                  o Paid to us by check or transfer of contract
                                    value in a tax-deferred exchange under
                                    Section 1035 of the Internal Revenue
                                    Code.
---------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 85    o Rollovers from a qualified plan.             o No rollover or direct transfer contributions
                                                                                   after age 86.
                                  o Rollovers from a TSA contract or other
                                    403(b) arrangement.                          o Contributions after age 70 1/2 must be net
                                                                                   of required minimum distributions.
                                  o Rollovers from another traditional
                                    individual retirement arrangement.           o Although we accept regular contributions
                                                                                   (limited to $2,000 per year) under the
                                  o Direct custodian-to-custodian transfers        Rollover IRA contracts, we intend that this
                                    from another traditional individual            contract be used primarily for rollover and
                                    retirement arrangement.                        direct transfer contributions. Please refer
                                                                                   to "Withdrawals, payments and transfers
                                  o Regular IRA contributions.                     of funds out of traditional IRAs" in "Tax
                                                                                   information" for a discussion of conduit
                                                                                   IRAs.
---------------------------------------------------------------------------------------------------------------------------------

-----
17
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE FOR
                 ANNUITANT ISSUE
CONTRACT TYPE    AGES              SOURCE OF CONTRIBUTIONS                     LIMITATIONS ON CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85    o Rollovers from another Roth IRA.          o No additional rollover or direct transfer
IRA                                                                              contributions after age 86.
                                   o Conversion rollovers from a traditional
                                     IRA.                                      o Conversion rollovers after age 70 1/2 must
                                                                                 be net of required minimum distributions
                                   o Direct transfers from another Roth IRA.     for the traditional IRA you are rolling over.

                                                                               o You cannot roll over funds from a
                                                                                 traditional IRA if your adjusted gross
                                                                                 income is $100,000 or more.

                                                                               o Regular contributions are not permitted.

                                                                               o Only rollover and direct transfer
                                                                                 contributions are permitted.
---------------------------------------------------------------------------------------------------------------------------------
Rollover TSA      20 through 85    o Rollovers from another TSA contract or    o No additional rollover or direct transfer
                                     other 403(b) arrangement.                   contributions after age 86.
                                   o Rollovers from a traditional IRA which    o Contributions after age 70 1/2 must be net
                                     was a "conduit" for TSA funds previously    of required minimum distributions.
                                     rolled over.                              o Employer-remitted contributions are not
                                   o Direct transfers from another TSA           permitted.
                                     contract or arrangement, complying with
                                     IRS Revenue Ruling 90-24.
---------------------------------------------------------------------------------------------------------------------------------
QP                20 through 75    o Only transfer contributions from an       o Regular ongoing payroll contributions are
                                     existing qualified plan trust as a change   not permitted.
                                     of investment vehicle under the plan.
                                                                               o Only one additional transfer contribution
                                   o The plan must be qualified under            may be made during a contract year.
                                     Section 401(a) of the Internal
                                     Revenue Code.                             o No additional transfer contributions after
                                                                                 age 76.
                                   o For 401(k) plans, transferred
                                     contributions may only include            o For defined benefit plans, employee
                                     employee pre-tax contributions.             contributions are not permitted.

                                                                               o Contributions after age 70 1/2 must
                                                                                 be net of any required minimum distributions.

Please refer to Appendix II for a discussion of purchase considerations of QP contracts.
---------------------------------------------------------------------------------------------------------------------------------



See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

-----
18
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS



Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


Additional contributions may also be made under our automatic investment program. This method of payment is discussed in detail in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


Your investment options are the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options.
--------------------------------------------------------------------------------

-----
19
--------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST

You should note that some EQ Advisors Trust portfolios have objectives and strategies that are substantially similar to those of certain retail funds; they may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                  OBJECTIVE                                            ADVISER
------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock             Long-term growth of capital                          Alliance Capital Management L.P.
                                                                                     Marsico Capital Management, LLC
                                                                                     MFS Investment Management
                                                                                     Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock        Long-term growth of capital and increasing           Alliance Capital Management L.P.
                                income
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global              Long-term growth of capital                          Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income   High total return through investments primarily      Alliance Capital Management L.P.
                                in dividend paying stocks of good quality,
                                although the Portfolio also may invest in
                                fixed-income and convertible securities
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors    Highest total return consistent with the adviser's   Alliance Capital Management L.P.
                                determination of reasonable risk
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield          High total return through a combination of           Alliance Capital Management L.P.
                                current income and capital appreciation by
                                investing generally in high yield securities
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate        High current income consistent with relative         Alliance Capital Management L.P.
 Government Securities          stability of principal
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International       Long-term growth of capital                          Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market        High level of current income, preserve its assets    Alliance Capital Management L.P.
                                and maintain liquidity
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth      Long-term growth of capital                          Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth    Long-term growth of capital                          Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology          Long-term growth of capital                          Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions           Long-term growth of capital                          American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive      Long-term growth of capital                          American Express Financial Corporation
------------------------------------------------------------------------------------------------------------------------------

-----
20
--------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                       High return through both appreciation of capital   Alliance Capital Management L.P.,
                                  and current income                                 Capital Guardian Trust Company,
                                                                                     Prudential Investments Fund Management
                                                                                     LLC
                                                                                     Jennison Associates LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value    Capital appreciation                               Alliance Capital Management L.P., through
                                                                                     its Bernstein Investment Research and
                                                                                     Management unit
------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research      Long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity   Long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index               Total return before expenses that approximates     Alliance Capital Management L.P.
                                  the total return performance of the S&P 500
                                  Index, including reinvestment dividends, at a
                                  risk level consistent with that of the Standard &
                                  Poor's 500 Stock Index
------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                Long-term capital growth                           Evergreen Investment Management
                                                                                     Company, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                     Long-term growth of capital                        Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value         Long-term capital appreciation                     Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index     Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Morgan Stanley Capital International
                                  Europe, Australia, Far East Index
------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth         Long-term growth in a manner that is consistent    Janus Capital Corporation
                                  with preservation of capital
------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity     Capital appreciation and secondarily, income       Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth            Long-term capital growth                           MFS Investment Management
 Companies
------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust            Long-term growth of capital with a secondary       MFS Investment Management
                                  objective to seek reasonable current income
------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                   Long-term growth of capital and future income      MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------

-----
21
--------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
------------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging        Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value   Capital growth, current income is a secondary      Putnam Investment Management, LLC
                                  objective
------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index            Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Russell 2000 Index
------------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price International    Long-term growth of capital                        T. Rowe Price International, Inc.
 Stock
------------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

-----
22
--------------------------------------------------------------------------------


FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2002 through 2011. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o    the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b)  withdraw the maturity value.

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be

-----
23
--------------------------------------------------------------------------------

negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III of this prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $25,000,000, and on March 15, 2001 you chose the fixed maturity option with a maturity date of February 15, 2011, since the rate to maturity was 5.39% on March 15, 2001, we would have allocated $14,844.65 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $25,000,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, QP, or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information."

You may not elect principal assurance if the special dollar cost averaging program is in effect.


DOLLAR COST AVERAGING


We offer two dollar cost averaging programs. Each program allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

Special dollar cost averaging program. Subject to state availability, you may dollar cost average from the EQ/Alliance Money Market option into any of the other variable investment options. You may elect to participate in the special dollar cost

-----
24
--------------------------------------------------------------------------------


averaging program at any time subject to the age limitation on contributions described in Section 1 of this prospectus. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Alliance Money Market option if you are selecting the special dollar cost averaging program at application to purchase an Accumulator Select contract; thereafter your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Alliance Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfer to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Alliance Money Market option.

You may not transfer amounts to the EQ/Alliance Money Market option that are not part of the special dollar cost averaging program. The only amounts that should be transferred from the EQ/Alliance Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Alliance Money Market option, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

                   ----------------------------------------


You may not elect dollar cost averaging or special dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options."


YOUR BENEFIT BASE

The benefit base is used to calculate the guaranteed minimum income benefit and the 5% roll up to age 80 guaranteed minimum death benefit. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     plus

-----
25
--------------------------------------------------------------------------------

o    daily interest; less


o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money"); less

o a deduction for any outstanding loan plus accrued interest on the date that you exercise your guaranteed minimum income benefit (applies to Rollover TSA only).


The effective annual interest rate credited to the benefit base is:


o 5% for the benefit base with respect to the variable investment options (other than the EQ/Alliance Money Market and the EQ/Alliance Intermediate Government Securities options), and the account for special dollar cost averaging; and

o 3% for the benefit base with respect to the EQ/Alliance Money Market and the EQ/Alliance Intermediate Government Securities options, the fixed maturity options and the loan reserve account.


No interest is credited after the annuitant is age 80.

--------------------------------------------------------------------------------
Your benefit base is not an account value or a cash value.
--------------------------------------------------------------------------------

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our baseBUILDER option" and annuity payout options are discussed in "Accessing your money" later in this prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

OUR BASEBUILDER OPTION

The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses."


The guaranteed minimum income benefit component of baseBUILDER is described below. Whether you elect baseBUILDER or not, the guaranteed minimum death benefit described under "Guaranteed minimum death benefit" below is provided under the contract. Please ask your financial professional if baseBUILDER is available in your state.


The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability (for contracts issued in Oregon, only the Income Manager life with a period certain payout annuity contract is available). You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your

-----
26
--------------------------------------------------------------------------------

benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

When you elect to receive annual lifetime income, your contract will terminate and you will receive the annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT


The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Money Market option or the fixed maturity options.



--------------------------------------------------------------------------------
                                         GUARANTEED MINIMUM
  CONTRACT DATE ANNIVERSARY AT       INCOME BENEFIT -- ANNUAL
            EXERCISE                 INCOME PAYABLE FOR LIFE
--------------------------------------------------------------------------------
               10                             $10,816
               15                             $16,132
--------------------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT.

On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.

You (or the successor annuitant/owner, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 (age 53 in Oregon) when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 (age 54 in Oregon) and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th (7th in Oregon) contract date anniversary.

Please note:

(i)   the latest date you may exercise the guaranteed minimum

-----
27
--------------------------------------------------------------------------------

      income benefit is the contract date anniversary following the annuitant's 85th (83rd in Oregon) birthday;



(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary (in Oregon, the first and second contract date anniversary) that it becomes available;

(iii) if the annuitant was older than age 60 (63 in Oregon) at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and


(iv) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you don't elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

Guaranteed minimum death benefit applicable for annuitant ages 0 through 79 at issue of NQ contracts; 20 through 79 at issue of Rollover IRA, Roth Conversion IRA, and Rollover TSA contracts; and 20 through 75 at issue of QP contracts.

You must elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.


5% ROLL UP TO AGE 80. This guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base."


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options.

If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 85 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                    -------------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix IV for an example of how we calculate the guaranteed minimum death benefit.


PROTECTION PLUS

Subject to state availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional

-----
28
--------------------------------------------------------------------------------


death benefit as described below. Although we do not offer the Protection Plus feature for any contract other than nonqualified as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts. See the appropriate part of "Tax information" for the potential consequences of electing to purchase the Protection Plus feature in either an NQ or an IRA.

If the annuitant is 69 or younger when we issue your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant, the death benefit will be:

the greater of:

o    the account value or

o    any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o    the total net contributions or

o    the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals, including surrender charges and loans. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is between the ages of 70 and 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o    the account value or

o    any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o    the total net contributions (as described above) or

o    the death benefit (as described above) less total net contributions

Protection Plus must be elected when the contract is first issued: neither the owner nor the successor/owner annuitant can add it subsequently.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) or (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

-----
29
--------------------------------------------------------------------------------

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.

2
Determining your contract's value

-----
30
--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) value you have in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the baseBUILDER benefit charge and/or the Protection Plus benefit charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.



YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

3
Transferring your money among investment options

-----
31
--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


You may request a transfer in writing or by telephone using TOPS. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator Select contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

-----
32
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional or other financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be cancelled in writing.

You may not elect the rebalancing program if you are participating in the dollar cost averaging or special dollar cost averaging program.

4
Accessing your money

-----
33
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."




--------------------------------------------------------------------------------
                              METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                                       LIFETIME
                                                                      REQUIRED
                                                  SUBSTANTIALLY       MINIMUM
 CONTRACT           LUMP SUM      SYSTEMATIC          EQUAL         DISTRIBUTION
--------------------------------------------------------------------------------
NQ                  Yes              Yes              No                No
--------------------------------------------------------------------------------
Rollover
  IRA               Yes              Yes              Yes               Yes
--------------------------------------------------------------------------------
Roth
  Conversion
  IRA               Yes              Yes              Yes               No
--------------------------------------------------------------------------------
QP                  Yes              No               No                Yes
--------------------------------------------------------------------------------
Rollover
  TSA*              Yes              Yes              No                Yes
--------------------------------------------------------------------------------


*For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts
(TSAs)" in "Tax information."


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions.)


You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.



SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59 1/2 or five full

-----
34
--------------------------------------------------------------------------------

years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

You may elect to take substantially equal withdrawals at any time before age
59 1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, QP, and Rollover TSA contracts only --
See "Tax information")


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" for your specific type of retirement arrangement.


We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA, QP, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT


5% roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.


The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

-----
35
--------------------------------------------------------------------------------


Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.

Annuitant issue ages 80 through 85 -- If your contract was issued when the annuitant was between ages 80 and 85, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.


                      -------------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x
 .40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS


You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.

-----
36
--------------------------------------------------------------------------------

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator Select offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under baseBUILDER (see "Our baseBUILDER option").




--------------------------------------------------------------------------------
Fixed annuity payout options            Life annuity
                                        Life annuity with period
                                        certain
                                        Life annuity with refund
                                        certain
                                        Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity payout       Life annuity
   options                              Life annuity with period
                                        certain
--------------------------------------------------------------------------------
Income Manager payout options           Life annuity with period
   (available for annuitants age 83     certain
   or less at contract issue)           Period certain annuity
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period

-----
37
--------------------------------------------------------------------------------


     certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain of 10 years is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.


o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

You may choose to apply only part of the account value of your Equitable Accumulator Select contract to an Income Manager payout annuity. In this case, we will consider any amounts

-----
38
--------------------------------------------------------------------------------

applied as a withdrawal from your Equitable Accumulator Select. For the tax consequences of withdrawals, see "Tax information."

Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator Select contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before the last day by which annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Charges and expenses

-----
39
--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o If you elect the optional benefit a charge for the optional baseBUILDER benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


o    A charge for Protection Plus, if you elect this optional benefit.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities, with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


BASEBUILDER BENEFIT CHARGE

If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85 (83 in Oregon), whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

-----
40
--------------------------------------------------------------------------------


PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity dates first. A market value adjustment may apply.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION
ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:


o    Management fees ranging from 0.25% to 1.15%.

o    12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit, or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

-----
41
--------------------------------------------------------------------------------

Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

6
Payment of death benefit

-----
42
--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract.
In a QP contract, the beneficiary must be the trustee.


The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and IRA contracts.

For IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

-----
43
--------------------------------------------------------------------------------

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of the annuitant's death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).


BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within 60 days following the date we receive proof of your death and before any other inconsistent election is made. We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. Except as noted in the next sentence, the beneficiary continuation option is available if we have received regulatory clearance in your state. For Rollover IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contact our processing office for further information.


Under the beneficiary continuation option:

o    The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The guaranteed minimum income benefit and the death benefit (including the guaranteed minimum death benefit) provisions will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary any remaining death benefit will be paid in a lump sum to the person named by the beneficiary, when we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment.

-----
44
--------------------------------------------------------------------------------


For traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for lifetime required minimum distributions (see "Tax information"), the contract will continue if:


(a)  You were receiving minimum distribution withdrawals from this contract; and

(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.


The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information. See the "Required minimum distributions" discussion under "IRA" in "Tax information," below.

For all Roth IRAs and for traditional IRAs where you die before the Required Beginning Date, the beneficiary may choose one of the following two beneficiary continuation options:


1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may choose to delay beginning these minimum distributions until the December 31st of the calendar year in which you would have turned age 70 1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
Tax information


-----
45
--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Select contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator Select's Special Dollar Cost Averaging, choice of death benefits, selection of investment funds and fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

-----
46
--------------------------------------------------------------------------------

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. IN SUCH A CASE, THE CHARGES FOR THE PROTECTION PLUS RIDER COULD BE TREATED FOR FEDERAL INCOME TAX PURPOSES AS A PARTIAL WITHDRAWAL FROM THE CONTRACT. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59 1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator Select NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


The tax basis, also referred to as your investment on the contract, of the source contract carries over to the Equitable Accumulator Select NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.

-----
47
--------------------------------------------------------------------------------

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH


For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.



EARLY DISTRIBUTION PENALTY TAX


If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:


o    on or after your death; or

o    because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.



OTHER INFORMATION


The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual

-----
48
--------------------------------------------------------------------------------


retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o    Roth IRAs, first available in 1998, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).

Equitable Life designs its traditional contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.


The Equitable Accumulator Select traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Select traditional and Roth IRA contracts.


PROTECTION PLUS FEATURE

Although we do not offer the Protection Plus feature for any contract other than NQ as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts, subject to state availability. THE IRS APPROVAL OF THE ACCUMULATOR CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We are filing a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59 1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER

-----
49
--------------------------------------------------------------------------------


PURCHASING AN ACCUMULATOR IRA OR ACCUMULATOR ROTH IRA WITH THE OPTIONAL PROTECTION PLUS FEATURE.



CANCELLATION

You can cancel an Equitable Accumulator Select IRA contract by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Select Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Select Rollover IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your financial professional. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000, or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER

-----
50
--------------------------------------------------------------------------------

FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $33,000 and $43,000 in 2001. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $53,000 and $63,000 in 2001. This range will increase every year until 2007 when the range is $80,000-$100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

To determine the deductible amount of the contribution in 2001, you determine AGI and subtract $33,000 if you are single, or $53,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)       times    $2,000 (or earned    Equals   the adjusted
------------------------      x       income, if less)       =     deductible
  divided by $10,000                                               contribution
                                                                   limit


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o    qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.


Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.



ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o    Do it yourself

     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal

-----
51
--------------------------------------------------------------------------------

     income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover

     You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o    only after-tax contributions you made to the plan; or


o "required minimum distributions" after age 70 1/2 or separation from service; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o    a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o    regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o    regular contributions to a traditional IRA made after you reach age 70 1/2;
     or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filling your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from a qualified retirement plan to a traditional IRA;

-----
52
--------------------------------------------------------------------------------

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.


RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions.


To get this conduit traditional IRA treatment:


o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.

-----
53
--------------------------------------------------------------------------------

REQUIRED MINIMUM DISTRIBUTIONS


--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit IRA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.
--------------------------------------------------------------------------------

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age
70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.


Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.


DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum

-----
54
--------------------------------------------------------------------------------

distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS


You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1/2 before the first day of that tax year.



EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1/2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:


o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

-----
55
--------------------------------------------------------------------------------

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)


This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Select Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Individuals may make three different types of contributions to a Roth IRA:

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o    tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Since we only permit direct transfer and rollover contributions under the Equitable Accumulator Select Roth Conversion IRA contract, we do not discuss regular after-tax contributions here.

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o    another Roth IRA ("tax-free rollover contribution"); or


o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a

-----
56
--------------------------------------------------------------------------------

TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70 1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the

-----
57
--------------------------------------------------------------------------------


second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA, Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:


o    Rollovers from a Roth IRA to another Roth IRA;

o    Direct transfers from a Roth IRA to another Roth IRA;

o    Qualified distributions from a Roth IRA; and


o    Return of excess contributions or amounts recharacterized to a traditional
     IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:


o    you reach age 59 1/2; or


o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).


You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to

-----
58
--------------------------------------------------------------------------------

have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.


Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)  Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain--with any custodian or issuer--are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2001 and the conversion contribution is made in 2002, the conversion contribution is treated as contributed prior to other conversion contributions made in 2002.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

-----
59
--------------------------------------------------------------------------------

EXCESS CONTRIBUTIONS

Generally the same as traditional IRA.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.



SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

Generally there are two types of funding vehicles available for 403(b) arrangements - an annuity contract under Section 403(b) (1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator Select Rollover TSA contract:

o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

If you make a direct transfer, you must fill out our transfer form.

EMPLOYER-REMITTED CONTRIBUTIONS. The Equitable Accumulator Select Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Equitable Accumulator Select Rollover TSA contract from TSAs under
Section 403(b) of the

------
60
--------------------------------------------------------------------------------

Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

o    termination of employment with the employer who provided the TSA funds; or

o    reaching age 59 1/2 even if you are still employed; or

o    disability (special federal income tax definition).

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator Select contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator Select Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Equitable Accumulator Select TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o    you are or will be at least age 70 1/2 in the current calendar year, and

o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Equitable Accumulator Select Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o    rollover by check of the proceeds from another TSA; or

o    direct rollover from another TSA; or

o    direct transfer under Revenue Ruling 90-24 from another TSA.


Further, under the minimum distribution rules we apply, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy), if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the Equitable Accumulator Select Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.



DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator Select Rollover TSA; or

o    you reach age 59 1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a hardship withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a

-----
61
--------------------------------------------------------------------------------

403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occur:

(1) the requirements for minimum distribution (discussed under "Required minimum distributions" below) are met; or

(2)  death; or

(3)  retirement; or

(4) termination of employment in all Texas public institutions of higher education.


For you to make a withdrawal, we must receive a properly completed written acknowledgment from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contribution. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.

-----
62
--------------------------------------------------------------------------------

LOANS FROM TSAS

You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.


Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.


TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:


o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

     (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

     (2) 50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.


o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Select Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

-----
63
--------------------------------------------------------------------------------


REQUIRED MINIMUM DISTRIBUTIONS

--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit TSA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.
--------------------------------------------------------------------------------

Generally the same as traditional IRA with these differences:


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70 1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 70 1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Equitable Accumulator Select Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Equitable Accumulator Select Rollover TSA on the form used to establish the TSA, you do not qualify.


SPOUSAL CONSENT RULES

This will only apply to you if you establish your Equitable Accumulator Select Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:


o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o    if you are separated from service, any form of payout after you are age 55;
     or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the

-----
64
--------------------------------------------------------------------------------

     joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.


o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.



FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2001, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)


For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a

-----
65
--------------------------------------------------------------------------------

non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o    any after-tax contributions you made to the plan; or

o any distributions which are required minimum distributions after age 70 1/2 or separation from service; or

o    hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 for taxes. We do not now, but may in the future set up reserves for such taxes.

8
More information

-----
66
--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 45

Each variable investment option is a subaccount of our Separate Account No. 45. We established Separate Account No. 45 in 1994 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 45's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 45 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 45.

Each subaccount (variable investment option) within Separate Account No. 45 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 45, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 45 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 45 or a variable investment option directly);

(5) to deregister Separate Account No. 45 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 45;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.

-----
67
--------------------------------------------------------------------------------

ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE


We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from their financial professional.

The rates to maturity for new allocations as of March 15, 2001 and the related price per $100 of maturity value were as shown below:





--------------------------------------------------------------------------------
    FIXED MATURITY
    OPTIONS WITH
    FEBRUARY 15TH
  MATURITY DATE OF       RATE TO MATURITY AS       PRICE PER $100 OF
    MATURITY YEAR        OF MARCH 15, 2001         MATURITY VALUE
--------------------------------------------------------------------------------
        2002                   3.00%                  $ 97.31
        2003                   4.26%                  $ 92.29
        2004                   4.43%                  $ 88.10
        2005                   4.62%                  $ 83.75
        2006                   4.73%                  $ 79.64
        2007                   4.90%                  $ 75.32
        2008                   5.04%                  $ 71.14
        2009                   5.19%                  $ 66.95
        2010                   5.30%                  $ 63.06
        2011                   5.39%                  $ 59.38
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect.

-----
68
--------------------------------------------------------------------------------

We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

------
69
--------------------------------------------------------------------------------

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY


Our business day is generally any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees; or

o    the formal approval of independent auditors selected for EQ Advisors Trust;
     or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

-----
70
--------------------------------------------------------------------------------

VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of EQ Advisors Trust are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 VOTING RIGHTS

If actions relating to Separate Account No. 45 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2000 and 1999, and for the three years ended December 31, 2000 incorporated in this prospectus by reference to the 2000 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security

-----
71
--------------------------------------------------------------------------------

for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contract to another similar arrangement under federal income tax rules.



DISTRIBUTION OF THE CONTRACTS


AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 45. AXA Advisors serves as the principal underwriter of Separate Account No. 45. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

The contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed agents.

9
Investment performance


-----
72
--------------------------------------------------------------------------------


The Table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all current fees and charges under the contract, including the optional baseBUILDER benefits charge, and the charge for Protection Plus, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts were first offered in 1999.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

-----
73
--------------------------------------------------------------------------------


                                                              TABLE
                         AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2000:

---------------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                       SINCE         SINCE
                                                                                                       OPTION       PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                      1 YEAR        3 YEARS      5 YEARS    10 YEARS     INCEPTION**    INCEPTION*
---------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (14.72)%       (1.03)%        4.64%      11.66%         7.96%        12.96%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         (15.61)%        9.30%        14.93%      15.24%        16.88%        12.80%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                               (20.15)%        8.77%         9.44%      11.66%        10.73%         9.01%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                      6.95%        13.56%        16.34%         --         17.06%        13.32%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     ( 8.42)%        9.66%        10.61%      12.57%        12.30%        12.15%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield                           (10.35)%       (7.83)%        1.74%       6.94%         3.14%         5.51%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities     7.16%         3.31%         3.20%         --          3.95%         4.13%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International                        (24.38)%        3.22%         2.22%         --          3.34%         3.52%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                           4.31%         3.23%         3.09%       2.54%         3.07%         4.46%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                       (19.69)%          --            --          --        ( 3.58)%      ( 3.58)%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                      11.84%         9.34%           --          --         14.26%        14.26%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                       4.22%           --            --          --          5.80%         5.80%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                    1.93%           --            --          --          2.42%         2.42%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                              (11.24)%        9.33%        15.18%         --         16.86%        15.53%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                               (13.12)%          --            --          --        ( 3.39)%      ( 3.39)%
---------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                          3.46%        (3.19)%          --          --          1.73%         1.73%
---------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index                    (18.93)%        6.00%           --          --          6.00%         6.00%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                     10.03%        11.89%           --          --         13.96%        13.96%
---------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                 (20.13)%       21.48%           --          --         23.41%        23.41%
---------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                           ( 2.27)%          --            --          --          2.00%         2.00%
---------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                                  ( 6.77)%       10.99%           --          --         12.95%        12.95%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging Markets Equity        (41.00)%       (6.89)%          --          --        (10.73)%      (12.62)%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                    5.08%         3.88%           --          --          7.04%         7.04%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                           ( 4.94)%        2.43%           --          --          2.43%         2.43%
---------------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price International Stock             (19.97)%        4.81%           --          --          3.02%         3.02%
---------------------------------------------------------------------------------------------------------------------------------




* The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Equity 500 Index, EQ/ Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance High Yield, EQ/Alliance Intermediate Government Securities, EQ/Alliance International and EQ/Alliance Money Market (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/T. Rowe Price International Stock and EQ/FI Small/Mid Cap Value (May 1, 1997); EQ/Morgan Stanley Emerging Markets Equity (September 2, 1997); EQ/International Equity Index and EQ/Small Company Index (December 31,
     1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (December 31, 1998); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (April 30, 1999); EQ/Alliance Technology (May 1,
     2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/Janus Large Cap Growth and EQ/FI Mid Cap (September 1, 2000); and EQ/Balanced and EQ/Bernstein Diversified Value (anticipated to become available on or about May 18, 2001). No information is provided for portfolios and/or variable investment options with inception dates after December 31, 1999.

-----
74
--------------------------------------------------------------------------------


** The inception dates for the portfolios underlying the Alliance variable investment options are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/Alliance Common Stock (January 13,
     1976); EQ/Alliance Growth Investors (October 2, 1989); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance Global (August 27, 1987); EQ/Alliance Growth and Income (October 1, 1993); EQ/Alliance High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance International (April 3, 1995); EQ/Alliance Money Market (July 13, 1981); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Bernstein Diversified Value, EQ/T. Rowe Price International Stock and EQ/FI Small/Mid Cap Value (May 1, 1997); EQ/International Equity Index and EQ/Small Company Index (January 1, 1998); EQ/Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/Janus Large Cap Growth and EQ/FI Mid Cap (September 1,
     2000). No information is provided for portfolios and/or variable investment options with inception dates after December 31, 1999.

-----
75
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:



Barron's                       Investment Management Weekly
--------------------------------------------------------------------------------
Morningstar's Variable         Money Management Letter
   Annuity Sourcebook          Investment Dealers Digest
--------------------------------------------------------------------------------
Business Week                  National Underwriter
--------------------------------------------------------------------------------
Forbes                         Pension & Investments
--------------------------------------------------------------------------------
Fortune                        USA Today
--------------------------------------------------------------------------------
Institutional Investor         Investor's Business Daily
--------------------------------------------------------------------------------
Money                          The New York Times
--------------------------------------------------------------------------------
Kiplinger's Personal Finance   The Wall Street Journal
--------------------------------------------------------------------------------
Financial Planning             The Los Angeles Times
--------------------------------------------------------------------------------
Investment Adviser             The Chicago Tribune
--------------------------------------------------------------------------------



From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.


Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

-----
76
--------------------------------------------------------------------------------

YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance High Yield option and EQ/Alliance Intermediate Government Securities option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the optional baseBUILDER benefits charge, and any charge designed to approximate certain taxes imposed on us, such as premium taxes in your state. The yields and effective yields for the EQ/Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance High Yield Option, and EQ/Alliance Intermediate Government Securities Option" in the SAI.

10
Incorporation of certain documents by reference

-----
77
--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2000 is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary
(telephone: (212) 554-1234).

                      (This page intentionally left blank)

Appendix I:
Condensed financial information


-----
A-1
--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 45 with the same daily asset charges of 1.60%.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001

---------------------------------------------------------------------------
                                                  FOR THE YEARS ENDING
                                                      DECEMBER 31,
                                          ---------------------------------
                                                     1999        2000
---------------------------------------------------------------------------
ALLIANCE CONSERVATIVE INVESTORS
---------------------------------------------------------------------------
 Unit value                                       $  22.38    $  22.74
---------------------------------------------------------------------------
 Number of units outstanding (000s)                    216         981
---------------------------------------------------------------------------
EQ/AGGRESSIVE STOCK
---------------------------------------------------------------------------
 Unit value                                       $  78.30    $  66.77
---------------------------------------------------------------------------
 Number of units outstanding (000s)                     16          65
---------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK
---------------------------------------------------------------------------
 Unit value                                       $ 275.01    $ 232.08
---------------------------------------------------------------------------
 Number of units outstanding (000s)                     66         310
---------------------------------------------------------------------------
EQ/ALLIANCE GLOBAL
---------------------------------------------------------------------------
 Unit value                                       $  43.04    $  34.37
---------------------------------------------------------------------------
 Number of units outstanding (000s)                     97         602
---------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND INCOME
---------------------------------------------------------------------------
 Unit value                                       $  24.13    $  25.80
---------------------------------------------------------------------------
 Number of units outstanding (000s)                    342       1,662
---------------------------------------------------------------------------
EQ/ALLIANCE GROWTH INVESTORS
---------------------------------------------------------------------------
 Unit value                                       $  42.29    $  38.72
---------------------------------------------------------------------------
 Number of units outstanding (000s)                    149         792
---------------------------------------------------------------------------
EQ/ALLIANCE HIGH YIELD
---------------------------------------------------------------------------
 Unit value                                       $  25.73    $  23.07
---------------------------------------------------------------------------
 Number of units outstanding (000s)                     35         219
---------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
---------------------------------------------------------------------------
 Unit value                                       $  14.70    $  15.75
---------------------------------------------------------------------------
 Number of units outstanding (000s)                     59         486
---------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL
---------------------------------------------------------------------------
 Unit value                                       $  16.61    $  12.56
---------------------------------------------------------------------------
 Number of units outstanding (000s)                     38         302
---------------------------------------------------------------------------
EQ/ALLIANCE MONEY MARKET
---------------------------------------------------------------------------
 Unit value                                       $  25.55    $  26.65
---------------------------------------------------------------------------
 Number of units outstanding (000s)                    549       1,882
---------------------------------------------------------------------------
EQ/ALLIANCE PREMIER GROWTH
---------------------------------------------------------------------------
 Unit value                                       $  11.77    $   9.45
---------------------------------------------------------------------------
 Number of units outstanding (000s)                  1,112       4,909
---------------------------------------------------------------------------

-----
A-2
--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001 (CONTINUED)

--------------------------------------------------------------------------
                                                FOR THE YEARS ENDING
                                                    DECEMBER 31,
                                           -------------------------------
                                                    1999        2000
--------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------
 Unit value                                      $ 14.78     $ 16.53
--------------------------------------------------------------------------
 Number of units outstanding (000s)                   30         718
--------------------------------------------------------------------------
EQ/ALLIANCE TECHNOLOGY
--------------------------------------------------------------------------
 Unit value                                      $    --     $  6.60
--------------------------------------------------------------------------
 Number of units outstanding (000s)                   --       1,672
--------------------------------------------------------------------------
EQ/AXP NEW DIMENSIONS
--------------------------------------------------------------------------
 Unit value                                      $    --     $  8.28
--------------------------------------------------------------------------
 Number of units outstanding (000s)                   --          29
--------------------------------------------------------------------------
EQ/AXP STRATEGY AGGRESSIVE
--------------------------------------------------------------------------
 Unit value                                      $    --     $  6.21
--------------------------------------------------------------------------
 Number of units outstanding (000s)                   --          66
--------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------
 Unit value                                      $ 10.60     $ 11.04
--------------------------------------------------------------------------
 Number of units outstanding (000s)                   13         112
--------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------------------
 Unit value                                      $ 10.26     $ 10.46
--------------------------------------------------------------------------
 Number of units outstanding (000s)                   31         155
--------------------------------------------------------------------------
EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------
 Unit value                                      $    --     $ 27.69
--------------------------------------------------------------------------
 Number of units outstanding (000s)                   --         734
--------------------------------------------------------------------------
EQ/EVERGREEN FOUNDATION
--------------------------------------------------------------------------
 Unit value                                      $ 10.56     $  9.90
--------------------------------------------------------------------------
 Number of units outstanding (000s)                   44         166
--------------------------------------------------------------------------
EQ/EVERGREEN OMEGA
--------------------------------------------------------------------------
 Unit value                                      $ 10.80     $  9.38
--------------------------------------------------------------------------
 Number of units outstanding (000s)                    8          17
--------------------------------------------------------------------------
EQ/FI MID CAP
--------------------------------------------------------------------------
 Unit value                                      $    --     $  9.99
--------------------------------------------------------------------------
 Number of units outstanding (000s)                   --       1,267
--------------------------------------------------------------------------
EQ/FI SMALL/MID CAP VALUE
--------------------------------------------------------------------------
 Unit value                                      $ 10.45     $ 10.82
--------------------------------------------------------------------------
 Number of units outstanding (000s)                   18          87
--------------------------------------------------------------------------
EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------
 Unit value                                      $ 14.82     $ 12.02
--------------------------------------------------------------------------
 Number of units outstanding (000s)                   33         147
--------------------------------------------------------------------------

-----
A-3
--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TI AFTER MAY 1, 2001 (CONTINUED)

-----------------------------------------------------------------------
                                             FOR THE YEARS ENDING
                                                 DECEMBER 31,
                                          -----------------------------
                                                 1999        2000
-----------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH
-----------------------------------------------------------------------
 Unit value                                   $    --    $  8.39
-----------------------------------------------------------------------
 Number of units outstanding (000s)                --        295
-----------------------------------------------------------------------
EQ/MERCURY BASIC VALUE EQUITY
-----------------------------------------------------------------------
 Unit value                                   $ 14.88    $ 16.37
-----------------------------------------------------------------------
 Number of units outstanding (000s)               163        431
-----------------------------------------------------------------------
EQ/MFS EMERGING GROWTH COMPANIES
-----------------------------------------------------------------------
 Unit value                                   $ 27.40    $ 21.88
-----------------------------------------------------------------------
 Number of units outstanding (000s)               383      1,834
-----------------------------------------------------------------------
EQ/MFS INVESTORS TRUST
-----------------------------------------------------------------------
 Unit value                                   $ 10.70    $ 10.45
-----------------------------------------------------------------------
 Number of units outstanding (000s)               103        359
-----------------------------------------------------------------------
EQ/MFS RESEARCH
-----------------------------------------------------------------------
 Unit value                                   $ 16.99    $ 15.84
-----------------------------------------------------------------------
 Number of units outstanding (000s)                71        712
-----------------------------------------------------------------------
EQ/MORGAN STANLEY EMERGING MARKETS EQUITY
-----------------------------------------------------------------------
 Unit value                                   $ 10.97    $  6.47
-----------------------------------------------------------------------
 Number of units outstanding (000s)               126        715
-----------------------------------------------------------------------
EQ/PUTNAM GROWTH & INCOME VALUE
-----------------------------------------------------------------------
 Unit value                                   $ 12.39    $ 13.02
-----------------------------------------------------------------------
 Number of units outstanding (000s)                12        124
-----------------------------------------------------------------------
EQ/SMALL COMPANY INDEX
-----------------------------------------------------------------------
 Unit value                                   $ 11.42    $ 10.86
-----------------------------------------------------------------------
 Number of units outstanding (000s)                23        113
-----------------------------------------------------------------------
EQ/T. ROWE PRICE INTERNATIONAL STOCK
-----------------------------------------------------------------------
 Unit value                                   $ 14.15    $ 11.32
-----------------------------------------------------------------------
 Number of units outstanding (000s)                37        368
-----------------------------------------------------------------------
EQ/PUTNAM BALANCED
-----------------------------------------------------------------------
 Unit value                                   $ 12.27    $ 13.15
-----------------------------------------------------------------------
 Number of units outstanding (000s)                19        104
-----------------------------------------------------------------------
MERCURY WORLD STRATEGY
-----------------------------------------------------------------------
 Unit value                                   $ 13.00    $ 11.33
-----------------------------------------------------------------------
 Number of units outstanding (000s)                13         89
-----------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME
-----------------------------------------------------------------------
 Unit value                                   $ 13.21    $ 14.68
-----------------------------------------------------------------------
 Number of units outstanding (000s)               117        239
-----------------------------------------------------------------------

                      (This page intentionally left blank)

Appendix II:
Purchase considerations for QP contracts

-----
B-1
--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator Select QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator Select QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A market value adjustment may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70 1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70 1/2; and

o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60 1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

                      (This page intentionally left blank)

Appendix III:
Market value adjustment example

-----
C-1
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2002 to a fixed maturity option with a maturity date of February 15, 2011 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2006.





--------------------------------------------------------------------------------------------
                                                                     HYPOTHETICAL ASSUMED
                                                                      RATE TO MATURITY ON
                                                                       FEBRUARY 15, 2006
                                                                    ------------------------
                                                                        5.00%        9.00%
--------------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2006 (BEFORE WITHDRAWAL)
--------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048   $ 119,487
--------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $131,080   $ 131,080
--------------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                        $ 12,968   $ (11,593)
--------------------------------------------------------------------------------------------
ON FEBRUARY 15, 2006 (AFTER WITHDRAWAL)
--------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                              $  4,501   $  (4,851)
--------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]              $ 45,499   $  54,851
--------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581   $  76,229
--------------------------------------------------------------------------------------------
(7) Maturity value                                                   $120,032   $ 106,915
--------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $ 94,048   $  69,487
--------------------------------------------------------------------------------------------



You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

                      (This page intentionally left blank)

Appendix IV:
Guaranteed minimum death benefit example

-----
D-1
--------------------------------------------------------------------------------


The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.
The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Money Market option, EQ/Alliance Intermediate Government Securities option, or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:



------------------------------------------------------------------------------------------------------------------
  END OF CONTRACT                         5% ROLL UP TO AGE 80 GUARANTEED    ANNUAL RATCHET TO AGE 80 GUARANTEED
       YEAR             ACCOUNT VALUE        MINIMUM DEATH BENEFIT(1)              MINIMUM DEATH BENEFIT
------------------------------------------------------------------------------------------------------------------
         1               $105,000                  $  105,000(1)                        $  105,000(3)
------------------------------------------------------------------------------------------------------------------
         2               $115,500                  $  110,250(2)                        $  115,500(3)
------------------------------------------------------------------------------------------------------------------
         3               $129,360                  $  115,763(2)                        $  129,360(3)
------------------------------------------------------------------------------------------------------------------
         4               $103,488                  $  121,551(1)                        $  129,360(4)
------------------------------------------------------------------------------------------------------------------
         5               $113,837                  $  127,628(1)                        $  129,360(4)
------------------------------------------------------------------------------------------------------------------
         6               $127,497                  $  134,010(1)                        $  129,360(4)
------------------------------------------------------------------------------------------------------------------
         7               $127,497                  $  140,710(1)                        $  129,360(4)
------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.


(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.



ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                           PAGE


Revised Proposed Minimum Distribution Rules                                 2
Unit Values                                                                 3
Custodian and Independent Accountants                                       4
Yield Information for the EQ/Alliance Money Market Option,
  EQ/Alliance High Yield Option, and
  EQ/Alliance Intermediate Government Securities Option                     4
Distribution of the contracts                                               5
Financial Statements                                                        6


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45


Send this request form to:
 Equitable Accumulator Select
 P.O. Box 1547
 Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Equitable Accumulator Select SAI for Separate Account No. 45 dated May 1, 2001.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City            State    Zip




IM 4ACS SAI (5/01)

Equitable Accumulator
Advisor(SM)

A combination variable and fixed deferred annuity contract




PROSPECTUS DATED MAY 1, 2001



--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR ADVISOR?



Equitable Accumulator Advisor is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and the fixed maturity options ("investment options"). This contract may not currently be available in all states.



-------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS*
-------------------------------------------------------------------------------
 FIXED INCOME
-------------------------------------------------------------------------------
o EQ/Alliance High Yield                o EQ/Alliance Money Market
o EQ/Alliance Intermediate
  Government Securities
-------------------------------------------------------------------------------
 DOMESTIC STOCKS
-------------------------------------------------------------------------------
o EQ/Aggressive Stock                   o EQ/Evergreen Omega(3)
o EQ/Alliance Common Stock              o EQ/FI Mid Cap
o EQ/Alliance Growth and Income         o EQ/FI Small/Mid Cap Value(4)
o EQ/Alliance Premier Growth            o EQ/Janus Large Cap Growth
o EQ/Alliance Small Cap Growth          o EQ/Mercury Basic Value Equity
o EQ/Alliance Technology                o EQ/MFS Emerging Growth
o EQ/AXP New Dimensions                   Companies
o EQ/AXP Strategy Aggressive            o EQ/MFS Investors Trust(5)
o EQ/Bernstein Diversified Value(1)     o EQ/MFS Research
o EQ/Capital Guardian Research          o EQ/Putnam Growth & Income
o EQ/Capital Guardian U.S. Equity         Value
o EQ/Equity 500 Index(2)                o EQ/Small Company Index(6)
-------------------------------------------------------------------------------
 INTERNATIONAL STOCKS
-------------------------------------------------------------------------------
o EQ/Alliance Global                    o EQ/Morgan Stanley Emerging
o EQ/Alliance International               Markets Equity
o EQ/International Equity Index(7)      o EQ/T. Rowe Price International
                                          Stock
-------------------------------------------------------------------------------
 BALANCED/HYBRID
-------------------------------------------------------------------------------
o EQ/Alliance Growth Investors          o EQ/Balanced(1)
-------------------------------------------------------------------------------



* Effective on May 18, 2001, all of the names of the variable investment options will include "EQ/."
(1) Available on or about May 18, 2001.
(2) Formerly named "Alliance Equity Index."
(3) Formerly named "EQ/Evergreen."
(4) Formerly named "Warburg Pincus Small Company Value."
(5) This reflects the name change of the MFS Growth with Income option, effective May 18, 2001.
(6) Formerly named "BT Small Company Index."
(7) Formerly named "BT International Equity Index."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 45. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:


o A nonqualified annuity ("NQ") for after-tax contributions only.


o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

A contribution of at least $10,000 is required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2001, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.








THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                   X00018/AGENCY

Contents of this prospectus

-----
2
--------------------------------------------------------------------------------

EQUITABLE ACCUMULATOR ADVISOR


--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator Advisor at a glance -- key features                    8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------

Examples                                                                    13



--------------------------------------------------------------------------------
1
CONTRACT FEATURES AND BENEFITS                                              15
--------------------------------------------------------------------------------

How you can purchase and contribute to your contract                        15
Owner and annuitant requirements                                            17
How you can make your contributions                                         17
What are your investment options under the contract?                        17
Allocating your contributions                                               22
Guaranteed minimum death benefit                                            22
Your right to cancel within a certain number of days                        23



--------------------------------------------------------------------------------

2
DETERMINING YOUR CONTRACT'S VALUE                                           24
--------------------------------------------------------------------------------
Your account value and cash value                                           24
Your contract's value in the variable investment options                    24
Your contract's value in the fixed maturity options                         24



--------------------------------------------------------------------------------

3
TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                            25
--------------------------------------------------------------------------------
Transferring your account value                                             25
Disruptive transfer activity                                                25
Dollar cost averaging                                                       25
Rebalancing your account value                                              26



-------------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

-----
3
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
4
ACCESSING YOUR MONEY                                                        27
--------------------------------------------------------------------------------
Withdrawing your account value                                              27
How withdrawals are taken from your account value                           28
How withdrawals affect your guaranteed minimum death benefit                28
Surrendering your contract to receive its cash value                        28
When to expect payments                                                     29
Annuity purchase factors                                                    29
Your annuity payout options                                                 29



--------------------------------------------------------------------------------

5
CHARGES AND EXPENSES                                                        32
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         32
Charges that EQ Advisors Trust deducts                                      32
Group or sponsored arrangements                                             32



--------------------------------------------------------------------------------

6
PAYMENT OF DEATH BENEFIT                                                    34
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     34
How death benefit payment is made                                           35
Beneficiary continuation option                                             35



--------------------------------------------------------------------------------

7
TAX INFORMATION                                                             37
--------------------------------------------------------------------------------
Overview                                                                    37
Buying a contract to fund a retirement arrangement                          37
Transfers among investment options                                          37
Taxation of nonqualified annuities                                          37
Individual retirement arrangements (IRAs)                                   39
Roth individual retirement annuities (Roth IRAs)                            46
Special rules for contracts funding qualified plans                         51
Federal and state income tax withholding and information reporting          51
Impact of taxes to Equitable Life                                           52


--------------------------------------------------------------------------------

8
MORE INFORMATION                                                            53
--------------------------------------------------------------------------------
About our Separate Account No. 45                                           53
About EQ Advisors Trust                                                     53
About our fixed maturity options                                            54
About the general account                                                   55
About other methods of payment                                              55
Dates and prices at which contract events occur                             56
About your voting rights                                                    57
About legal proceedings                                                     57
About our independent accountants                                           57
Financial statements                                                        58
Transfers of ownership, collateral assignments, loans, and borrowing        58
Distribution of the contracts                                               58



--------------------------------------------------------------------------------

9
INVESTMENT PERFORMANCE                                                      59
--------------------------------------------------------------------------------
Communicating performance data                                              62



--------------------------------------------------------------------------------

10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                            64

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I--Purchase considerations for QP contracts                                A-1

II--Market value adjustment example                                        B-1

III--Guaranteed minimum death benefit example                              C-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

Index of key words and phrases

-----
 4
--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this prospectus.





                                      PAGE
account value                           24
annuitant                               15
annuity payout options                  29
beneficiary                             34
business day                            56
cash value                              24
conduit IRA                             44
contract date                            9
contract date anniversary                9
contract year                            9
contributions to Roth IRAs              46
 regular contributions                  47
 rollovers and direct transfers         47
 conversion contributions               48
contributions to traditional IRAs       40
 regular contributions                  40
 rollovers and transfers                42
EQAccess                                 6
disruptive transfer activity            25
fixed maturity amount                   21
fixed maturity options                  21
guaranteed minimum death benefit        22


                                      PAGE
IRA                                     39
IRS                                     37
investment options                      17
market adjusted amount                  21
market timing                           25
market value adjustment                 21
maturity value                          24
NQ                                   cover
portfolio                            cover
processing office                        6
QP                                   cover
rate to maturity                        54
Required Beginning Date                 44
Rollover IRA                         cover
Roth Conversion IRA                  cover
Roth IRA                                46
SAI                                  cover
SEC                                  cover
TOPS                                     6
traditional IRA                         40
unit                                    24
variable investment options             17


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



-----------------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest
                                Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
-----------------------------------------------------------------------------

Who is Equitable Life?

-----
5
--------------------------------------------------------------------------------


We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $483.1 billion in assets as of December 31, 2000. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

-----
6
--------------------------------------------------------------------------------


HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
------------------------------------------------
Equitable Accumulator Advisor
P.O. Box 13014
Newark, NJ 07188-0014


------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
------------------------------------------------
Equitable Accumulator Advisor
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL:
------------------------------------------------
Equitable Accumulator Advisor
P.O. Box 1547
Secaucus, NJ 07096-1547


------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
------------------------------------------------
Equitable Accumulator Advisor
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


------------------------------------------------
 REPORTS WE PROVIDE:
------------------------------------------------
o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.


------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS")
 AND EQACCESS SYSTEMS:
------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o change your TOPS personal identification number (PIN); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Website at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation

-----
7
--------------------------------------------------------------------------------

of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you are engaged in disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options.")


------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.



WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional;

(2) conversion of a traditional IRA contract to a Roth Conversion IRA;

(3) election of the rebalancing program;

(4) tax withholding elections;

(5) election of the beneficiary continuation option;

(6) IRA contribution recharacterizations;

(7) certain section 1035 exchanges; and

(8) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) dollar cost averaging;

(2) rebalancing;

(3) substantially equal withdrawals;


(4) systematic withdrawals; and


(5) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

Equitable Accumulator Advisor at a glance  -- key features


-----
8
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT   Equitable Accumulator Advisor variable investment options invest in different portfolios managed
MANAGEMENT                by professional investment advisers.
-------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS    o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to state availability).

                          o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          -----------------------------------------------------------------------------------------------------
                          If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
-------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES            o On earnings inside the         No tax until you make withdrawals from your contract or receive
                            contract                       annuity payments.
                          -----------------------------------------------------------------------------------------------------
                          o On transfers inside the        No tax on transfers among investment options.
                            contract
                          -----------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code.
                          Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax Information", below).
-------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS      o Initial minimum: $10,000
                          o Additional minimum: $1,000 Maximum contribution limitations may apply.
-------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      o Lump sum withdrawals
                          o Several withdrawal options on a periodic basis
                          o Contract surrender
                          You may incur income tax and a tax penalty for certain withdrawals.
-------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS            o Fixed annuity payout options
                          o Variable Immediate Annuity payout options
                          o Income Manager(Reg. TM) payout options
-------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES       o Guaranteed minimum death benefit
                          o Dollar cost averaging
                          o Account value rebalancing (quarterly, semiannually, and annually)
                          o Free transfers
-------------------------------------------------------------------------------------------------------------------------------

-----
9
--------  --------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in variable investment options for mortality and expense risks charge and administrative charge at an annual rate of up to 0.50%.
                       --------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each
                       12-month period is your "contract date anniversary."
                       --------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% annually, and other expenses.
-------------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-83
                       Rollover IRA: 20-83; Roth Conversion IRA: 20-83; QP: 20-75.
-------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


CURRENTLY, YOU MAY ONLY PURCHASE A CONTRACT UNDER A FEE-BASED PROGRAM SPONSORED AND MAINTAINED BY AXA ADVISORS, LLC ("AXA ADVISORS"), THE DISTRIBUTOR OF THE CONTRACTS AND AN AFFILIATE OF EQUITABLE LIFE. WE MAY, IN THE FUTURE, OFFER THIS CONTRACT THROUGH OTHER MEANS. THE FEES AND EXPENSES OF A FEE-BASED PROGRAM ARE SEPARATE FROM AND IN ADDITION TO THE FEES AND EXPENSES OF THE CONTRACT AND GENERALLY PROVIDE FOR VARIOUS BROKERAGE SERVICES. IF YOU PURCHASE THIS CONTRACT THROUGH A FEE-BASED ARRANGEMENT AND LATER TERMINATE THE ARRANGEMENT, YOUR CONTRACT WILL CONTINUE IN FORCE. THERE MAY BE CHARGES ASSOCIATED WITH THE FEE-BASED ARRANGEMENT SHOULD YOU DECIDE TO NO LONGER PARTICIPATE IN THE ARRANGEMENT. PLEASE CONSULT WITH YOUR AXA ADVISORS FINANCIAL PROFESSIONAL FOR MORE DETAILS ABOUT FEE-BASED ARRANGEMENTS.


OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table

-----
10
--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectus for EQ Advisors Trust. The table does not reflect any fees and charges imposed by your fee-based program.


The fixed maturity options are not covered by the fee table and examples. However, a market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.

-------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------------------------
Mortality and expense risks charge and administrative charge(1)       0.50% (maximum)
                                                                      ---------------
Total annual expenses                                                 0.50%
-------------------------------------------------------------------------------------------------

-----
11
--------------------------------------------------------------------------------



EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
------------------------------------------------------------------------------------------------------------------
                                                                                               NET TOTAL
                                                                                 OTHER          ANNUAL
                                                                               EXPENSES         EXPENSES
                                              MANAGEMENT                    (AFTER EXPENSE   (AFTER EXPENSE
                                               FEES(2)      12B-1 FEES(3)   LIMITATION)(4)   LIMITATION)(5)
------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.60%         0.25%            0.07%            0.92%
EQ/Alliance Common Stock                         0.46%         0.25%            0.05%            0.76%
EQ/Alliance Global                               0.72%         0.25%            0.09%            1.06%
EQ/Alliance Growth and Income                    0.58%         0.25%            0.05%            0.88%
EQ/Alliance Growth Investors                     0.56%         0.25%            0.06%            0.87%
EQ/Alliance High Yield                           0.60%         0.25%            0.07%            0.92%
EQ/Alliance Intermediate Government Securities   0.50%         0.25%            0.08%            0.83%
EQ/Alliance International                        0.85%         0.25%            0.29%            1.39%
EQ/Alliance Money Market                         0.34%         0.25%            0.06%            0.65%
EQ/Alliance Premier Growth                       0.89%         0.25%            0.01%            1.15%
EQ/Alliance Small Cap Growth                     0.75%         0.25%            0.06%            1.06%
EQ/Alliance Technology                           0.90%         0.25%            0.00%            1.15%
EQ/AXP New Dimensions                            0.65%         0.25%            0.05%            0.95%
EQ/AXP Strategy Aggressive                       0.70%         0.25%            0.05%            1.00%
EQ/Balanced                                      0.57%         0.25%            0.08%            0.90%
EQ/Bernstein Diversified Value                   0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian Research                     0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian U.S. Equity                  0.65%         0.25%            0.05%            0.95%
EQ/Equity 500 Index                              0.25%         0.25%            0.06%            0.56%
EQ/Evergreen Omega                               0.65%         0.25%            0.05%            0.95%
EQ/FI Mid Cap                                    0.70%         0.25%            0.05%            1.00%
EQ/FI Small/Mid Cap Value                        0.75%         0.25%            0.10%            1.10%
EQ/International Equity Index                    0.35%         0.25%            0.50%            1.10%
EQ/Janus Large Cap Growth                        0.90%         0.25%            0.00%            1.15%
EQ/Mercury Basic Value Equity                    0.60%         0.25%            0.10%            0.95%
EQ/MFS Emerging Growth Companies                 0.62%         0.25%            0.10%            0.97%
EQ/MFS Investors Trust                           0.60%         0.25%            0.10%            0.95%
EQ/MFS Research                                  0.65%         0.25%            0.05%            0.95%
EQ/Morgan Stanley Emerging Markets Equity        1.15%         0.25%            0.40%            1.80%
EQ/Putnam Growth & Income Value                  0.60%         0.25%            0.10%            0.95%
EQ/Small Company Index                           0.25%         0.25%            0.35%            0.85%
EQ/T. Rowe Price International Stock             0.85%         0.25%            0.15%            1.25%
------------------------------------------------------------------------------------------------------------------


Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.
(2) The management fees shown reflect revised management fees, effective May 1, 2000, which were approved by shareholders. The management fee for each portfolio cannot be increased without a vote of that portfolio's shareholders.
(3) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.
(4) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Alliance Technology portfolio on May 1, 2000, "Other Expenses" shown have been annualized. Initial seed capital was invested for the EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive Portfolios on September 1, 2000. Thus "Other Expenses" shown are estimated. See footnote (5) for any expense limitation agreement information.

-----
12
--------------------------------------------------------------------------------



(5) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain Portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." The amounts shown for the EQ/International Equity Index and EQ/Small Company Index portfolios reflect a .10% decrease in the portfolios' expense waiver. The amounts shown for the EQ/Morgan Stanley Emerging Markets Portfolio, reflect a .05% decrease in the portfolio's expense waiver. These decreases in the expense waivers were effective on May 1, 2001. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that among other things, such Portfolio has reached a sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect.




-----------------------------------------------------------------------
                                            OTHER EXPENSES
                                           (BEFORE ANY FEE
                                           WAIVERS AND / OR
                                               EXPENSE
PORTFOLIO NAME                             REIMBURSEMENTS)
-----------------------------------------------------------------------
      EQ/Alliance Premier Growth               0.05%
      EQ/Alliance Technology                   0.06%
      EQ/AXP New Dimensions                    1.23%
      EQ/AXP Strategy Aggressive               0.57%
      EQ/Balanced                              0.08%
      EQ/Bernstein Diversified Value           0.15%
      EQ/Capital Guardian Research             0.16%
      EQ/Capital Guardian U.S. Equity          0.11%
      EQ/Evergreen Omega                       0.83%
      EQ/FI Mid Cap                            0.27%
      EQ/FI Small/Mid Cap Value                0.19%
-----------------------------------------------------------------------


-----------------------------------------------------------------------
                                             OTHER EXPENSES
                                            (BEFORE ANY FEE
                                            WAIVERS AND / OR
                                                EXPENSE
PORTFOLIO NAME                              REIMBURSEMENTS)
-----------------------------------------------------------------------
      EQ/International Equity Index            0.50%
      EQ/Janus Large Cap Growth                0.22%
      EQ/Mercury Basic Value Equity            0.10%
      EQ/MFS Investors Trust                   0.13%
      EQ/MFS Research                          0.07%
      EQ/Morgan Stanley Emerging
       Markets Equity                          0.52%
      EQ/Putnam Growth & Income Value          0.12%
      EQ/Small Company Index                   0.43%
      EQ/T. Rowe Price International Stock     0.24%
-----------------------------------------------------------------------

-----
13
--------------------------------------------------------------------------------



EXAMPLES

The examples below show the expenses that a hypothetical contract owner would pay in the situation illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of EQ Advisors Trust in the table, above, for the entire one, three, five and ten year periods included in the examples.

The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.





---------------------------------------------------------------------------------------------
                                                        AT THE END OF EACH PERIOD
                                                      SHOWN, THE EXPENSES WOULD BE:
                                            -------------------------------------------------
                                                1 YEAR      3 YEARS      5 YEARS
---------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         $ 14.91     $ 46.32      $  79.97     $ 174.99
EQ/Alliance Common Stock                    $ 13.23     $ 41.17      $  71.20     $ 156.48
EQ/Alliance Global                          $ 16.38     $ 50.81      $  87.60     $ 190.94
EQ/Alliance Growth and Income               $ 14.49     $ 45.03      $  77.78     $ 170.39
EQ/Alliance Growth Investors                $ 14.39     $ 44.71      $  77.23     $ 169.24
EQ/Alliance High Yield                      $ 14.91     $ 46.32      $  79.97     $ 174.99
EQ/Alliance Intermediate Government
 Securities                                 $ 13.96     $ 43.42      $  75.04     $ 164.61
EQ/Alliance International                   $ 19.85     $ 61.35      $ 105.39     $ 227.66
EQ/Alliance Money Market                    $ 12.08     $ 37.62      $  65.13     $ 143.59
EQ/Alliance Premier Growth                  $ 17.33     $ 53.69      $  92.47     $ 201.08
EQ/Alliance Small Cap Growth                $ 16.38     $ 50.81      $  87.60     $ 190.94
EQ/Alliance Technology                      $ 17.33     $ 53.69      $  92.47     $ 201.08
EQ/AXP New Dimensions                       $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/AXP Strategy Aggressive                  $ 15.75     $ 48.89      $  84.33     $ 184.13
EQ/Balanced                                 $ 14.70     $ 45.68      $  78.88     $ 172.69
EQ/Bernstein Diversified Value              $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Capital Guardian Research                $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Capital Guardian U.S. Equity             $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Equity 500 Index                         $ 11.13     $ 34.70      $  60.15     $ 132.93
EQ/Evergreen Omega                          $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/FI Mid Cap                               $ 15.75     $ 48.89      $  84.33     $ 184.13
EQ/FI Small/Mid Cap Value                   $ 16.80     $ 52.09      $  89.77     $ 195.46
EQ/International Equity Index               $ 16.80     $ 52.09      $  89.77     $ 195.46
EQ/Janus Large Cap Growth                   $ 17.33     $ 53.69      $  92.47     $ 201.08
EQ/Mercury Basic Value Equity               $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/MFS Emerging Growth Companies            $ 15.43     $ 47.92      $  82.70     $ 180.71
EQ/MFS Investors Trust                      $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/MFS Research                             $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Morgan Stanley Emerging Markets Equity   $ 24.15     $ 74.34      $ 127.16     $ 271.62
EQ/Putnam Growth & Income Value             $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Small Company Index                      $ 14.18     $ 44.07      $  76.14     $ 166.93
EQ/T. Rowe Price International Stock        $ 18.38     $ 56.89      $  97.87     $ 212.23
---------------------------------------------------------------------------------------------

-----
14
--------------------------------------------------------------------------------


(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the example. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."

1
Contract features and benefits

-----
15
--------------------------------------------------------------------------------


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call
"contributions." We require a minimum contribution amount of $10,000 to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
               AVAILABLE
CONTRACT       FOR ANNUITANT                                              LIMITATIONS ON
TYPE           ISSUE AGES       SOURCE OF CONTRIBUTIONS                   CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------
NQ             0 through 83    o After-tax money.                         o No additional contributions after
                                                                            age 84.
                               o Paid to us by check or transfer of
                                 contract value in a tax-deferred
                                 exchange under Section 1035 of the
                                 Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 83   o Rollovers from a qualified plan.         o No rollover or direct transfer
                                                                            contributions after age 84.
                               o Rollovers from a TSA contract or other
                                 403(b) arrangement.                      o Contributions after age 70-1/2 must be
                                                                            net of required minimum distributions.
                               o Rollovers from another traditional
                                 individual retirement arrangement.       o Although we accept ongoing regular
                                                                            contributions (limited to $2,000 per
                               o Direct custodian-to-custodian transfers    year) under the Rollover IRA, we intend
                                 from another traditional individual        that this contract be used primarily for
                                 retirement arrangement.                    rollover contributions. Please refer to
                                                                            "Withdrawals, payments and transfers
                               o Regular IRA contributions.                 of funds out of traditional IRAs" in "Tax
                                                                            Information" for a discussion of conduit
                                                                            IRAs.
------------------------------------------------------------------------------------------------------------------------

-----
16
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------
                      AVAILABLE
CONTRACT              FOR ANNUITANT                                              LIMITATIONS ON
TYPE                  ISSUE AGES       SOURCE OF CONTRIBUTIONS                   CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------
Roth Conversion IRA   20 through 83   o Rollovers from another Roth IRA.         o No additional rollover or direct transfer
                                                                                 contributions after age 84.
                                      o Conversion rollovers from a traditional
                                        IRA.                                     o Conversion rollovers after age 70-1/2
                                                                                   must be net of required minimum
                                      o Direct transfers from another Roth IRA.    distributions for the traditional IRA you
                                                                                   are rolling over.
                                      o Regular Roth IRA contributions.
                                                                                 o You cannot roll over funds from a
                                                                                   traditional IRA if your adjusted gross
                                                                                   income is $100,000 or more.

                                                                                 o Regular Roth IRA contributions are
                                                                                   limited to $2,000 per year.
                                                                                 o Although we accept ongoing regular
                                                                                   contributions under the Roth
                                                                                   Conversion IRA, we intend that this
                                                                                   contract be used for rollover and direct
                                                                                   transfer contributions.
------------------------------------------------------------------------------------------------------------------------
QP                    20 through 75   o Only transfer contributions from an      o Regular ongoing payroll contributions
                                        existing qualified plan trust as a         are not permitted.
                                        change of investment vehicle under the
                                        plan.                                    o Only one additional transfer
                                                                                   contribution may be made during a
                                      o The plan must be qualified under           contract year.
                                        Section 401(a) of the Internal Revenue
                                        Code.                                    o No additional transfer contributions
                                                                                   after age 76.
                                      o For 401(k) plans, transferred
                                        contributions may only include           o For defined benefit plans, employee
                                        employee pre-tax contributions.            contributions are not permitted.

                                                                                 o Contributions after age 70-1/2 must be
                                                                                   net of any required minimum
                                                                                   distributions.

Please refer to Appendix I for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------


See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

-----
17
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


Under all IRA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix I for more information on QP contracts.


--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan.
--------------------------------------------------------------------------------



HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Methods of payment are discussed in detail in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.



--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.
--------------------------------------------------------------------------------



WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among variable investment options.
--------------------------------------------------------------------------------

-----
18
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST


You should note that some EQ Advisors Trust portfolios have objectives and strategies that are substantially similar to those of certain retail funds; they may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

--------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                  OBJECTIVE                                            ADVISER
--------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock             Long-term growth of capital                          Alliance Capital Management L.P.
                                                                                     Marsico Capital Management, LLC
                                                                                     MFS Investment Management
                                                                                     Provident Investment Counsel, Inc.
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock        Long-term growth of capital and increasing           Alliance Capital Management L.P.
                                income
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global              Long-term growth of capital                          Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income   Highest total return through investments             Alliance Capital Management L.P.
                                primarily in dividend paying stocks of good
                                quality, although the Portfolio also may invest in
                                fixed-income and convertible securities
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors    Highest total return consistent with the adviser's   Alliance Capital Management L.P.
                                determination of reasonable risk
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield          High total return through a combination of           Alliance Capital Management L.P.
                                current income and capital appreciation by
                                investing generally in high yield securities
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate        High current Income consistent with relative         Alliance Capital Management L.P.
 Government Securities          stability of principal
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International       Long-term growth of capital                          Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market        High level of current income, preserve its           Alliance Capital Management L.P.
                                assets and maintain liquidity
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth      Long-term growth of capital                          Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth    Long-term growth of capital                          Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology          Long-term growth of capital                          Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions           Long-term growth of capital                          American Express Financial Corporation
--------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive      Long-term growth of capital                          American Express Financial Corporation
--------------------------------------------------------------------------------------------------------------------------

-----
19
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)

--------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
--------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                       High return through both appreciation of capital   Alliance Capital Management L.P.
                                  and current income                                 Capital Guardian Trust Company
                                                                                     Prudential Investments Fund
                                                                                       Management LLC
                                                                                     Jennison Associates LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value    Capital appreciation                               Alliance Capital Management, L.P.,
                                                                                     through its Bernstein Investment Research
                                                                                     and Management Unit
--------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research      Long-term growth of capital                        Capital Guardian Trust Company
--------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity   Long-term growth of capital                        Capital Guardian Trust Company
--------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index               Total return before expenses that approximates     Alliance Capital Management L.P.
                                  the total return performance of the S&P 500
                                  Index, including reinvestment of dividends, at a
                                  risk level consistent with that of the Standard &
                                  Poor's 500 Stock Index
--------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                Long-term capital growth                           Evergreen Investment Management
                                                                                     Company, LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                     Long-term growth of capital                        Fidelity Management & Research Company
--------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value         Long-term capital appreciation                     Fidelity Management & Research Company
--------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index     Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Morgan Stanley Capital International
                                  Europe, Australia, Far East Index
--------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Value          Long-term growth in a manner that is consistent    Janus Capital Corporation
                                  with preservation of capital
--------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity     Capital appreciation and secondarily, income       Mercury Advisors
--------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth            Long-term capital growth                           MFS Investment Management
 Companies
--------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust            Long-term growth of capital with a secondary       MFS Investment Management
                                  objective to seek reasonable current income
--------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                   Long-term growth of capital and future income      MFS Investment Management

-----
20
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)

--------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
--------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging        Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
--------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value   Capital growth, current income is a secondary      Putnam Investment Management, LLC
                                  objective
--------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index            Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Russell 2000 Index
--------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price International    Long-term growth of capital                        T. Rowe Price International, Inc.
 Stock
--------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

-----
21
--------------------------------------------------------------------------------


FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. This rate will never be less than 3%. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2002 through 2011. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value.

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be

-----
22
--------------------------------------------------------------------------------

negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II to this prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose either of two ways to allocate your contributions under your contract: self-directed and principal assurance.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.

PRINCIPAL ASSURANCE ALLOCATION

You can elect this allocation program with a minimum initial contribution of $10,000. You select a fixed maturity option and we specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on March 15, 2001 you chose the fixed maturity option with a maturity date of February 15, 2011, since the rate to maturity was 5.64% on March 15, 2001, we would have allocated $5,799.81 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA or QP contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds, are sufficient to meet your required minimum distributions. See "Tax information."



GUARANTEED MINIMUM DEATH BENEFIT


A guaranteed minimum death benefit is provided under your contract at no additional charge.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA AND ROTH CONVERSION IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your

-----
23
--------------------------------------------------------------------------------

guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit on the date you take the withdrawal.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 83 AT ISSUE OF NQ, ROLLOVER IRA AND ROTH CONVERSION IRA CONTRACTS.


On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will adjust your guaranteed minimum death benefit if you take any withdrawals.

          -------------------------------------

Please see "How withdrawals affect your guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.


See Appendix III for an example of how we calculate the guaranteed minimum death benefit.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) and (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.


In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.

Please note that if you are holding your traditional or Roth individual retirement annuity contract in a custodial individual retirement account, your contract and your account must match: you cannot hold a Roth individual retirement annuity in a traditional individual retirement account and vice versa.

2
Determining your contract's value

-----
24
--------------------------------------------------------------------------------


YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of (i) the values you have in the variable investment options and (ii) the market adjusted amounts in the fixed maturity options. These amounts are subject to certain fees and charges discussed in "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value. Please see "Surrendering your contract to receive its cash value" in "Accessing your money."



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option less daily charges for mortality and expense risks and administrative expenses.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;


(ii)  decreased to reflect a withdrawal; and/or



(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option.


A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

3
Transferring your money among investment options


-----
25
--------------------------------------------------------------------------------


TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.

You may request a transfer in writing or by telephone using TOPS. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator Advisor contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.



DOLLAR COST AVERAGING


Dollar cost averaging allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue

-----
26
--------------------------------------------------------------------------------


making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

          -------------------------------------

You may not elect dollar cost averaging if you are participating in the rebalancing program. There is no charge for the dollar cost averaging feature.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following a contract issue date.


While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options. There is no charge for the rebalancing feature.

4
Accessing your money

-----
27
--------------------------------------------------------------------------------


WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."




--------------------------------------------------------------------------------
                              METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                                       LIFETIME
                                                                      REQUIRED
                                                  SUBSTANTIALLY       MINIMUM
    CONTRACT        LUMP SUM      SYSTEMATIC          EQUAL         DISTRIBUTION
--------------------------------------------------------------------------------
NQ                    Yes            Yes               No                No
--------------------------------------------------------------------------------
Rollover
  IRA                 Yes            Yes               Yes              Yes
--------------------------------------------------------------------------------
Roth
  Conversion
  IRA                 Yes            Yes               Yes               No
--------------------------------------------------------------------------------
QP                    Yes             No               No               Yes
--------------------------------------------------------------------------------



We impose no withdrawal charge for withdrawals from the Equitable Accumulator Advisor variable annuity contract. However, withdrawals, including withdrawals made to pay all or part of any fee that may be associated with the fee-based program, may be subject to income tax and a 10% penalty tax, as described in "Tax information", later in this prospectus. In addition, there may be charges in connection with the fee-based arrangement should you decide to no longer participate in the program. You should consult with your financial professional for more details.



LUMP SUM WITHDRAWALS
(All contracts)


You may take lump sum withdrawals from your account value at any time. The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value, after a withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.


SYSTEMATIC WITHDRAWALS
(NQ and all IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the

-----
28
--------------------------------------------------------------------------------

withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and QP contracts only -- See "Tax information")

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250, or if less your account value. If your account value is less than $500 after the withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" for your specific type of retirement arrangement.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.


--------------------------------------------------------------------------------

For Rollover IRA and QP contracts, we will send a form outlining the distribution options available in the year you reach age 701/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed minimum death benefit on a pro rata basis.


Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE


You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

-----
29
--------------------------------------------------------------------------------

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the annuity payout options. The annuity payout options are discussed under "Your annuity payout options" below. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator Advisor offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.



-------------------------------------------------------------
Fixed annuity payout options     Life annuity
                                 Life annuity with period
                                  certain
                                 Life annuity with refund
                                  certain
                                 Period certain annuity
-------------------------------------------------------------
Variable Immediate Annuity       Life annuity (not
   payout options                 available in New York)
                                 Life annuity with period
                                  certain
-------------------------------------------------------------
Income Manager payout            Life annuity with a
   options (available for         period certain
   annuitants age 83 or less     Period certain annuity
   at contract issue)
-------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A fixed life annuity with a period certain is the form of annuity under

-----
30
--------------------------------------------------------------------------------

  the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.



o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.


o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years even if the annuitant dies before the end of the period certain. The guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).


For QP contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


You may choose to apply only part of the account value of your Equitable Accumulator Advisor contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator Advisor contract. For the tax consequences of withdrawals, see "Tax information."

-----
31
--------------------------------------------------------------------------------

Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator Advisor contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity is selected; and (ii) withdrawals (subject to a market value adjustment) if an Income Manager Annuity payout option is chosen.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Charges and expenses

-----
32
--------------------------------------------------------------------------------


CHARGES THAT EQUITABLE LIFE DEDUCTS

MORTALITY AND EXPENSE RISKS CHARGE AND ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit, as well as administrative expenses under the contract. The daily charge is equivalent to an annual rate of up to 0.50% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the account value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

The administrative charge is to compensate us for administrative expenses under the contract.

We may reduce or eliminate the mortality and expense risks charge and administrative charge if we believe that the risks or administrative expenses for which this charge are imposed are reduced or eliminated. We will not permit a reduction or elimination of this charge where it would be unfairly discriminatory.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain applicable taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current charge that might be imposed by us varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

FEE-BASED EXPENSES

The fees and expenses of a fee-based program are separate from and in addition to the fees and expenses of the contract. Please consult with your financial professional for more details about your fee-based program.


CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:

o Management fees ranging from 0.25% to 1.15%.

o 12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge and administrative charge, or change the minimum contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

-----
33
--------------------------------------------------------------------------------

Our costs for mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

6
Payment of death benefit

-----
34
--------------------------------------------------------------------------------


YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner can change after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the designated beneficiary successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


o If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

-----
35
--------------------------------------------------------------------------------


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of the annuitant's death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole primary beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within 60 days following the date we receive proof of your death and before any other inconsistent election is made. We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, and adjusted for any subsequent withdrawals. Except as noted in the next two sentences, the beneficiary continuation option is available if we have received regulatory approval in your state. For Rollover IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator Advisor individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.


Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The death benefit (including the guaranteed minimum death benefit) provisions will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person named by

-----
36
--------------------------------------------------------------------------------


  the beneficiary, when we receive satisfactory proof of death any required instructions for the method of payment, information and forms necessary to effect payment.

For Traditional IRA contracts only, IF YOU DIE AFTER the "Required Beginning Date" for lifetime required minimum distributions (see "Tax information"), the contract will continue if:


(a) You were receiving minimum distribution withdrawals from this contract; and

(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.


The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information. See the "Required minimum distributions" discussion under "IRAs" in "Tax information" below.

For all Roth IRAs and for traditional IRAs where you die before the Required Beginning Date, the beneficiary may elect one of the following two beneficiary continuation options.


1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may also choose to delay beginning these minimum distributions until the December 31st of the calendar year in which you would have turned age 70-1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
Tax information

-----
37
--------------------------------------------------------------------------------


OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Advisor contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, or QP. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an IRA annuity contract such as this one, or an IRA qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the guaranteed minimum death benefit, selection of investment funds and fixed maturity options and choices of pay-out options available in Accumulator Advisor, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix I for a discussion of QP contracts.


TRANSFERS AMONG INVESTMENT OPTIONS


You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIEs

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

-----
38
--------------------------------------------------------------------------------

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. This includes withdrawals to pay all or a part of any fee that may be associated with the fee-based program. See "Withdrawing your account value" in "Accessing your money" earlier in this prospectus. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator Advisor NQ contract. If you are using a life insurance or endowment contract the owner and the insured under the life insurance or endowment contract must be the same as the owner and annuitant, respectively under the Equitable Accumulator Advisor contract.


The tax basis, also referred to as your tax basis in the contract, of the source contract carries over to the Equitable Accumulator Advisor NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in

-----
39
--------------------------------------------------------------------------------


addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o on or after your death; or

o because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


OTHER INFORMATION


The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o "traditional IRAs," typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, first available in 1998, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

-----
40
--------------------------------------------------------------------------------

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator Advisor traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Advisor traditional IRA contracts.


CANCELLATION


You can cancel an Equitable Accumulator Advisor IRA contract by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Advisor Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Advisor Rollover IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your financial professional. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other

-----
41
--------------------------------------------------------------------------------

spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored, tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $33,000 and $43,000 in 2001. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $53,000 and $63,000 in 2001. This range will increase every year until 2007 when the range is $80,000-$100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution in 2001, you determine AGI and subtract $33,000 if you are single, or $53,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)       times    $2,000 (or earned    Equals   the adjusted
----------------------        x      income, if less)       =      deductible
divided by $10,000                                                 contribution
                                                                   limit


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information

-----
42
--------------------------------------------------------------------------------

with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.

ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o qualified plans;


o arrangements under Section 403(b) of the Code ("TSAs"); and


o other traditional IRAs.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o Do it yourself
  You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover
  You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o only after-tax contributions you made to the plan; or

o required minimum distributions after age 70-1/2 or separation from service;
  or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

-----
43
--------------------------------------------------------------------------------

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o regular contributions to a traditional IRA made after you reach age 70-1/2;
  or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract (including withdrawals to pay all or part of any fee that may be imposed by the sponsor of your fee-based program), surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

-----
44
--------------------------------------------------------------------------------

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan, and

o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment) available to certain distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS


--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit IRA owners and beneficiaries to apply the proposed revisions to distributions for Calendar Year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.

--------------------------------------------------------------------------------


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.


You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required

-----
45
--------------------------------------------------------------------------------

minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70-1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an "annuity-based" method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70-1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your required beginning date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2.

If you die before your required beginning date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70-1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

-----
46
--------------------------------------------------------------------------------

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH


IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o on or after your death; or

o because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager (Life Annuity with a Period Certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Advisor Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o regular after-tax contributions out of earnings; or

-----
47
--------------------------------------------------------------------------------

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

With a Roth IRA, you can make regular contribution when you reach 70-1/2, as long as you have sufficient earnings. But you cannot make contribution for any year that:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o Your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000, the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000, you cannot make regular Roth IRA contribution.


WHEN YOU MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBLE OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o another Roth IRA ("tax-free rollover contribution"); or


o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable
  "conversion" rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan

-----
48
--------------------------------------------------------------------------------

types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.)

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterization the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

-----
49
--------------------------------------------------------------------------------



No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF
ROTH IRAS

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

o Rollovers from a Roth IRA to another Roth IRA;

o Direct transfers from a Roth IRA to another Roth IRA;


o Qualified distributions from Roth IRAs; and


o Return of excess contributions or amounts recharacterized to a traditional
  IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o you reach age 59-1/2; or

o you die; or

o you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable- year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.


NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Non- qualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

-----
50
--------------------------------------------------------------------------------


(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2001 and the conversion contribution is made in 2002, the conversion contribution is treated as contributed prior to other conversion contributions made in 2002.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Generally the same as traditional IRA.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

-----
51
--------------------------------------------------------------------------------

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.



SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix I.



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING


We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.


You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional
  IRA and is taxable.


o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2001, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case

-----
52
--------------------------------------------------------------------------------


of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan. If a non-periodic distribution from a qualified plan is not an "eligible rollover distribution" then the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o any after-tax contributions you made to the plan; or

o any distributions which are required minimum distributions after age 70-1/2 or separation from service; or

o hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 for taxes. We do not now, but may in the future set up reserves for such taxes.

8
More information

-----
53
--------------------------------------------------------------------------------


ABOUT OUR SEPARATE ACCOUNT NO. 45

Each variable investment option is a subaccount of our Separate Account No. 45. We established Separate Account No. 45 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts, including these contracts. We are the legal owner of all of the assets in Separate Account No. 45 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 45's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 45 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 45.

Each subaccount (variable investment option) within Separate Account No. 45 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 45, or to add other separate accounts;


(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 45 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 45 or a variable investment option directly);

(5) to deregister Separate Account No. 45 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 45;
    and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.

-----
54
--------------------------------------------------------------------------------


ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE


We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from their financial professional.

The rates to maturity for new allocations as of March 15, 2001 and the related price per $100 of maturity value were as shown below:





----------------------------------------------------------------
    FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH        RATE TO MATURITY         PRICE
 MATURITY DATE OF            AS OF            PER $100 OF
   MATURITY YEAR        MARCH 15, 2001       MATURITY VALUE
----------------------------------------------------------------
        2002         3.00%                  $ 97.31
        2003         4.26%                  $ 92.29
        2004         4.43%                  $ 88.10
        2005         4.62%                  $ 83.75
        2006         4.73%                  $ 79.64
        2007         4.90%                  $ 75.32
        2008         5.04%                  $ 71.14
        2009         5.19%                  $ 66.95
        2010         5.30%                  $ 63.06
        2011         5.39%                  $ 59.38
----------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

   (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c) We determine the current rate to maturity that applies on the withdrawal ate to new allocations to the same fixed maturity option.

   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect.

-----
55
--------------------------------------------------------------------------------

We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA or QP contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your

-----
56
--------------------------------------------------------------------------------


account before the time written notice of cancellation is received at our processing office.


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described in "How you can make your contributions."

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our business day is generally any day the New York Stock Exchange is open for trading. We calculate unit values for our variable investment options as of the end of each business day. Our business day usually ends at 4:00 p.m., Eastern time, for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

-----
57
--------------------------------------------------------------------------------


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o the election of trustees;

o the formal approval of independent auditors selected for EQ Advisors Trust;
  or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, EQ Advisors Trust shares are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT NO. 45 VOTING RIGHTS

If actions relating to Separate Account No. 45 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2000 and 1999, and for the three years ended December 31, 2000, incorporated in this prospectus by reference to the 2000 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

-----
58
--------------------------------------------------------------------------------


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.


Loans are not available and you cannot assign IRA contracts as security for a loan or other obligation. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA contract to another similar arrangement under federal income tax rules.



DISTRIBUTION OF THE CONTRACTS


AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 45. AXA Advisors serves as the principal underwriter of Separate Account No. 45. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

The contracts will be sold by financial professionals of AXA Advisors and its affiliates, who are also our licensed insurance agents.

9
Investment performance


-----
59
--------------------------------------------------------------------------------


The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all fees and charges under the contract, but does not reflect the charges for any applicable taxes such as premium taxes or the applicable annuity administrative fee, if any. Any fees and expenses associated with the fee-based program are also not included. If the charges were reflected they would effectively reduce the rates of return shown.

The results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts were offered for the first time in 2000.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECTS PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

-----
60
--------------------------------------------------------------------------------




                                                            TABLE
                        AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2000


---------------------------------------------------------------------------------------------------------------------------------
                                                                         LENGTH OF INVESTMENT PERIOD
                                                 --------------------------------------------------------------------------------
                                                                                                   SINCE        SINCE
                                                                                                   OPTION      PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                      1 YEAR       3 YEARS     5 YEARS    10 YEARS   INCEPTION*   INCEPTION**
---------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              (13.77)%         0.41%      6.19%      13.28%        9.58%        14.60%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         (14.67)%        10.83%     16.58%      16.93%       18.59%        14.45%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                               (19.26)%        10.30%     11.06%      13.32%       12.40%        10.74%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                      8.14%         15.18%     18.03%         --        18.80%        15.10%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                     ( 7.40)%        11.22%     12.25%      14.23%       13.99%        13.86%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield                           ( 9.35)%        (6.45)%     3.26%       8.54%        4.72%         7.15%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities     8.35%          4.82%      4.78%         --         5.58%         5.79%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International                        (23.53)%         4.70%      3.77%         --         4.95%         5.12%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                           5.47%          4.74%      4.68%       4.19%        4.70%         6.13%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                       (18.80)%           --         --          --        (2.23)%      ( 2.23)%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                      13.08%         10.94%        --          --        15.97%        15.97%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                       5.38%            --         --          --         7.31%         7.31%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                    3.07%            --         --          --         3.88%         3.88%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                              (10.26)%        10.87%     16.85%         --        18.58%        17.23%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                               (12.15)%           --         --          --        (2.07)%      ( 2.07)%
---------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                          4.61%         (1.74)%       --          --         3.30%         3.30%
---------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index                    (18.02)%         7.50%        --          --         7.50%         7.50%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                     11.25%         13.49%        --          --        15.66%        15.66%
---------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                 (19.24)%        23.15%        --          --        25.19%        25.19%
---------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                           ( 1.19)%           --         --          --         3.38%         3.38%
---------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                                  ( 5.73)%        12.56%        --          --        14.62%        14.62%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging Markets Equity        (40.34)%        (5.51)%       --          --        (9.24)%      (11.14)%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                    6.25%          5.39%        --          --         8.66%         8.66%
---------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                           ( 3.88)%         3.92%        --          --         3.92%         3.92%
---------------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price International Stock             (19.08)%         6.30%        --          --         4.59%         4.59%
---------------------------------------------------------------------------------------------------------------------------------



 * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Equity 500 Index, EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance High Yield, EQ/Alliance Intermediate Government Securities, EQ/Alliance International and EQ/Alliance Money Market (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/T. Rowe Price International Stock and EQ/FI Small/Mid Cap Value (May 1, 1997); EQ/Morgan Stanley Emerging Markets Equity (September 2, 1997); EQ/International Equity Index and EQ/Small Company Index (December 31,
   1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (December 31, 1998); EQ/Alliance Premier Growth, EQ/Capital Guardian Research, and EQ/Capital Guardian U.S. Equity (April 30, 1999); EQ/Alliance Technology (May 1,
   2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/Janus Large Cap Growth, and EQ/FI Mid Cap (September 1, 2000); EQ/Balanced and EQ/Bernstein Diversified Value (anticipated to become available on or about May 18, 2001). No information is provided for portfolios and/or variable investment options with inception dates after December 31, 1999.

** The inception dates for the portfolios underlying the Alliance variable investment options are for portfolios of The Hudson River Trust and EQ/Balanced, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Aggressive Stock (January 27, 1986); EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Growth Investors (October 2, 1989); EQ/Equity 500 Index (March 1, 1994);

-----
61
--------  --------------------------------------------------------------------


   EQ/Alliance Global (August 27, 1987); EQ/Alliance Growth and Income (October 1, 1993); EQ/Alliance High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance International (April 3,
   1995); EQ/Alliance Money Market (July 13, 1981); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Bernstein Diversified Value, EQ/T. Rowe Price International Stock and EQ/FI Small/Mid Cap Value (May 1, 1997); EQ/International Equity Index and EQ/Small Company Index (January 1, 1998); EQ/Morgan Stanley Emerging Markets Equity (August 20,
   1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/Janus Large Cap Growth and EQ/FI Mid Cap (September 1, 2000). No information is provided for portfolios and/or variable investment options with inception dates after December 31, 1999.

-----
62
--------------------------------------------------------------------------------


COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
Barron's
Morningstar's Variable Annuity Sourcebook
Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning
Investment Adviser

Investment Management Weekly
Money Management Letter
Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times
The Chicago Tribune
--------------------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

-----
63
--------------------------------------------------------------------------------

YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market option. The current yields and effective yields assume the deduction of all contract charges and expenses other than any charge designed to approximate certain taxes that may be imposed on us in your state such as premium taxes. See "Yield Information for the EQ/Alliance Money Market Option and EQ/Alliance High Yield Option" in the SAI.

10
Incorporation of certain documents by reference


-----
64
--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2000, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Report on Form 10-Q, electronically according to EDGAR under CIK No. 0000929634. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

Appendix I: Purchase considerations for QP contracts


-----
A-1
--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator Advisor QP contract in conjunction with a fee-based program should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator Advisor QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator Advisor QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A market value adjustment may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.


Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

                      (This page intentionally left blank)

Appendix II: Market value adjustment example


-----
B-1
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2002 to a fixed maturity option with a maturity date of February 15, 2011 (nine years later) at a hypothetical rate to maturity of
7.00%, resulting in a maturity value at the maturity date of $      . We
further assume that a withdrawal of $50,000 is made four years later on February 15, 2006.



-----------------------------------------------------------------------------------------------
                                                                      HYPOTHETICAL ASSUMED
                                                                      RATE TO MATURITY ON
                                                                       FEBRUARY 15, 2006
                                                                 ------------------------------
                                                                     5.00%        9.00%
-----------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2006 (BEFORE WITHDRAWAL)
-----------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048    $ 119,487
-----------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $131,080    $ 131,080
-----------------------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                          $ 12,968    $ (11,593)
-----------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2006 (AFTER WITHDRAWAL)
-----------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                                $  4,501    $  (4,851)
-----------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
  [$50,000 - (4)]                                                    $ 45,499    $  54,851
-----------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581    $  76,229
-----------------------------------------------------------------------------------------------
(7) Maturity value                                                   $120,032    $ 106,915
-----------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $ 94,048    $  69,487
-----------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

                      (This page intentionally left blank)

Appendix III: Guaranteed minimum death benefit example


-----
C-1
--------------------------------------------------------------------------------


The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.
The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Money Market option, EQ/Alliance Intermediate Government Securities option or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:





-----------------------------------------------------------------------
    END OF                               ANNUAL RATCHET TO AGE 80
  CONTRACT                               GUARANTEED MINIMUM
    YEAR            ACCOUNT VALUE           DEATH BENEFIT
-----------------------------------------------------------------------
     1             $105,000                 $  105,000(1)
-----------------------------------------------------------------------
     2             $115,500                 $  115,500(1)
-----------------------------------------------------------------------
     3             $129,360                 $  129,360(1)
-----------------------------------------------------------------------
     4             $103,488                 $  129,360(2)
-----------------------------------------------------------------------
     5             $113,837                 $  129,360(2)
-----------------------------------------------------------------------
     6             $127,497                 $  129,360(2)
-----------------------------------------------------------------------
     7             $127,497                 $  129,360(2)
-----------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


ANNUAL RATCHET TO AGE 80

(1) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(2) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

                      (This page intentionally left blank)

Statement of additional information


--------------------------------------------------------------------------------

TABLE OF CONTENTS





                                                                                     PAGE

Revised Proposed Minimum Distribution Rules                                          2
Unit Values                                                                          3
Custodian and Independent Accountants                                                4
Yield Information for the EQ/Alliance Money Market Option and EQ/Alliance High
 Yield Option                                                                        4
Distribution of the contracts                                                        5
Financial Statements                                                                 5


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR ADVISOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

Send this request form to:
 Equitable Accumulator Advisor
  P.O. Box 1547
  Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Please send me an Equitable Accumulator Advisor SAI for Separate Account No. 45 dated May 1, 2001.


--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City            State    Zip






(SAI)

Equitable Accumulator(SM)
A combination variable and fixed deferred annuity contract





PROSPECTUS DATED MAY 1, 2001


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust, which contains important information about its portfolios.


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR?

Equitable Accumulator is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, fixed maturity options, or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states.



 VARIABLE INVESTMENT OPTIONS*
o EQ/Aggressive Stock                   o EQ/International Equity Index(4)
o EQ/Alliance Common Stock              o EQ/J.P. Morgan Core Bond
o EQ/Alliance High Yield                o EQ/Janus Large Cap Growth
o EQ/Alliance Money Market              o EQ/Lazard Small Cap Value
o EQ/Alliance Premier Growth            o EQ/Mercury Basic Value Equity
o EQ/Alliance Small Cap Growth          o EQ/MFS Emerging Growth
o EQ/Alliance Technology                  Companies
o EQ/Balanced(1)                        o EQ/MFS Investors Trust(5)
o EQ/Bernstein Diversified Value(2)     o EQ/MFS Research
o EQ/Capital Guardian International     o EQ/Morgan Stanley Emerging
o EQ/Capital Guardian Research            Markets Equity
o EQ/Capital Guardian U.S. Equity       o EQ/Putnam Growth & Income
o EQ/Equity 500 Index                     Value
o EQ/Evergreen Omega(3)                 o EQ/Putnam International Equity
o EQ/FI Mid Cap                         o EQ/Putnam Investors Growth
o EQ/FI Small/Mid Cap Value             o EQ/Small Company Index(6)




* Effective on May 18, 2001, all of the names of the variable investment options will include "EQ/."
(1) Available on or about May 18, 2001.
(2) Formerly named "Lazard Large Cap Value."
(3) Formerly named "EQ/Evergreen."
(4) Formerly named "BT International Equity Index."
(5) This reflects the name change of the MFS Growth with Income option, effective May 18, 2001.
(6) Formerly named "BT Small Company Index."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


Fixed maturity options. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

Account for special dollar cost averaging. This account pays fixed interest at guaranteed rates.


TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA.

   We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").

A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $2,000 to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2001 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                         X00007E
                                                                  2000 Portfolio

-----
2  Contents of this prospectus
--------------------------------------------------------------------------------


-------------------------
"We," "our," and "us" refer to Equitable Life. When we use the word "contract" it also includes certificates that are issued under group contracts in some states.
When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


EQUITABLE ACCUMULATOR(SM)


--------------------------------------------------------------------------------
Index of key words and phrases                                               4

Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator at a glance -- key features                            8

--------------------------------------------------------------------------------

FEE TABLE                                                                   12

--------------------------------------------------------------------------------

Examples                                                                    15





--------------------------------------------------------------------------------

1
CONTRACT FEATURES AND BENEFITS                                              17

--------------------------------------------------------------------------------

How you can purchase and contribute to your contract                        17

Owner and annuitant requirements                                            24
How you can make your contributions                                         24
What are your investment options under the contract?                        24
Allocating your contributions                                               29
Your benefit base                                                           31
Annuity purchase factors                                                    32
Our baseBUILDER option                                                      32
Guaranteed minimum death benefit                                            33
Your right to cancel within a certain number of days                        35




--------------------------------------------------------------------------------

2
DETERMINING YOUR CONTRACT'S VALUE                                          36

--------------------------------------------------------------------------------

Your account value and cash value                                           36

Your contract's value in the variable investment options                    36
Your contract's value in the fixed maturity options                         36
Your contract's value in the account for special dollar
     cost averaging                                                         36

-----
  3
--------------------------------------------------------------------------------


3
TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                            37

--------------------------------------------------------------------------------

Transferring your account value                                             37

Disruptive transfer activity                                                37
Rebalancing your account value                                              37




--------------------------------------------------------------------------------

4
ACCESSING YOUR MONEY                                                        39

--------------------------------------------------------------------------------

Withdrawing your account value                                              39

How withdrawals are taken from your account value                           40
How withdrawals affect your guaranteed minimum income benefit and guaranteed
  minimum death benefit                                                     40
Loans under Rollover TSA contracts                                          41
Surrendering your contract to receive its cash value                        42
When to expect payments                                                     42
Your annuity payout options                                                 42




--------------------------------------------------------------------------------

5
CHARGES AND EXPENSES                                                        46

--------------------------------------------------------------------------------

Charges that Equitable Life deducts                                         46
Charges that EQ Advisors Trust deducts                                      48
Group or sponsored arrangements                                             49
Other distribution arrangements                                             49




--------------------------------------------------------------------------------

6
PAYMENT OF DEATH BENEFIT                                                    50

--------------------------------------------------------------------------------

Your beneficiary and payment of benefit                                     50
How death benefit payment is made                                           51
Beneficiary continuation option                                             51




--------------------------------------------------------------------------------

7
TAX INFORMATION                                                             53

--------------------------------------------------------------------------------

Overview                                                                    53
Buying a contract to fund a retirement arrangement                          53
Transfers among investment options                                          53
Taxation of nonqualified annuities                                          53
Individual retirement arrangements (IRAs)                                   55
Roth individual retirement annuities (Roth IRAs)                            63
Special rules for contracts funding qualified plans                         67
Tax-Sheltered Annuity contracts (TSAs)                                      67
Federal and state income tax withholding and
     information reporting                                                  72
Impact of taxes to Equitable Life                                           73




--------------------------------------------------------------------------------

8
MORE INFORMATION                                                            74

--------------------------------------------------------------------------------

About our Separate Account No. 49                                           74
About EQ Advisors Trust                                                     74
About our fixed maturity options                                            75
About the general account                                                   76
About other methods of payment                                              76
Dates and prices at which contract events occur                             77
About your voting rights                                                    78
About legal proceedings                                                     79
About our independent accountants                                           79
Financial statements                                                        79
Transfers of ownership, collateral assignments, loans,
     and borrowing                                                          79
Distribution of the contracts                                               79




--------------------------------------------------------------------------------

9
INVESTMENT PERFORMANCE                                                      81

--------------------------------------------------------------------------------

Communicating performance data                                              84





--------------------------------------------------------------------------------

10
INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           86

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES

--------------------------------------------------------------------------------
I -- Condensed financial information                                        A-1

II -- Purchase considerations for QP contracts                              B-1
III -- Market value adjustment example                                      C-1
IV -- Guaranteed minimum death benefit example                              D-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

Index of key words and phrases

-----
  4
--------------------------------------------------------------------------------


     This index should help you locate more information on the terms used in this prospectus.





                                              PAGE
account for special dollar cost averaging       26
account value                                   36
annuitant                                       17
annuity payout options                          42
baseBUILDER                                     32
beneficiary                                     50
benefit base                                    31
business day                                    77
cash value                                      36
conduit IRA                                     60
contract date                                   10
contract date anniversary                       10
contract year                                   10
contributions to Roth IRAs                      58
   regular contributions   58
   rollover and direct transfers                59
   conversion contributions                     60
contributions to traditional IRAs               56
   regular contributions                        56
   rollovers and transfers   57
disruptive transfer activity                    37
EQAccess                                         6
ERISA                                           41
fixed maturity options                          28
Flexible Premium IRA                         cover
Flexible Premium Roth IRA                    cover
guaranteed minimum death benefit                33


                                              PAGE
guaranteed minimum income benefit               33
IRA                                          cover
IRS                                             53
investment options                              24
loan reserve account                            41
market adjusted amount                          28
market value adjustment                         28
market timing                                   37
maturity value                                  28
NQ                                           cover
participant                                     24
portfolio                                    cover
processing office                                6
QP                                           cover
rate to maturity                                28
Required Beginning Date                         60
Rollover IRA                                 cover
Rollover TSA                                 cover
Roth Conversion IRA                          cover
Roth IRA                                        63
SAI                                          cover
SEC                                          cover
TOPS                                             6
TSA                                          cover
traditional IRA                              cover
unit                                            30
variable investment options                     24


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your registered representative can provide further explanation about your contract.



 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
  fixed maturity options        Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit

Who is Equitable Life?

-----
  5
--------------------------------------------------------------------------------

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $483.1 billion in assets as of December 31, 2000. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

-----
  6
--------------------------------------------------------------------------------


HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.






FOR CONTRIBUTIONS SENT BY REGULAR MAIL:



Equitable Accumulator
P.O. Box 13014
Newark, NJ 07188-0014



FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

Equitable Accumulator
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094




FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
BY REGULAR MAIL:


Equitable Accumulator
P.O. Box 1547
Secaucus, NJ 07096-1547




FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
BY EXPRESS DELIVERY:



Equitable Accumulator
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094




REPORTS WE PROVIDE:

o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.




 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS")
 AND EQACCESS SYSTEMS:


TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;


o your current allocation percentages;


o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the investment options;


o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or

-----
  7
--------------------------------------------------------------------------------

Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you are engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options").





CUSTOMER SERVICE REPRESENTATIVE:

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your registered representative;

(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;


(7) tax withholding elections;

(8) election of the beneficiary continuation option;

(9) IRA contribution recharacterizations;

(10) certain section 1035 exchanges; and

(11) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;


(3) transfers between investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) special dollar cost averaging;

(5) substantially equal withdrawals;


(6) systematic withdrawals and;


(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:


The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

Equitable Accumulator at a glance -- key features


-----
  8
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT           Equitable Accumulator's variable investment options invest in different portfolios managed by
MANAGEMENT                        professional investment advisers.

------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS            o 10 fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years
                                    (subject to availability).
                                  o  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.



                                  --------------------------------------------------------------------------------------------------
                                  If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
ACCOUNT FOR SPECIAL DOLLAR        Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
------------------------------------------------------------------------------------------------------------------------------------
COST AVERAGING
TAX ADVANTAGES                    o On earnings inside the    No tax until you make withdrawals from your contract or receive
                                    contract                  annuity payments.

                                  --------------------------------------------------------------------------------------------------
                                  o On transfers inside the   No tax on transfers among investment options.
                                    contract
                                  --------------------------------------------------------------------------------------------------

                                  If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax
                                  Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax Information", below).

------------------------------------------------------------------------------------------------------------------------------------
BASEBUILDER(Reg. TM) PROTECTION   baseBUILDER combines a guaranteed minimum income benefit with a guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.

-----
  9
--------------------------------------------------------------------------------




CONTRIBUTION AMOUNTS   o NQ, Rollover IRA, Roth Conversion IRA, QP, and Rollover TSA contracts
                       o Initial minimum:      $5,000
                       o Additional minimum:   $1,000
                                               $100 monthly and $300 quarterly under our automatic
                                               investment program (NQ contracts)
                       o Flexible Premium IRA and Flexible Premium Roth IRA contracts
                         o Initial minimum:      $2,000
                         o Additional minimum:   $50
                       -------------------------------------------------------------------------------------------------------------
                       Maximum contribution limitations may apply.
                       -------------------------------------------------------------------------------------------------------------
                       Access to your money      o Lump sum withdrawals
                                                 o Several withdrawal options on a periodic basis
                                                 o Loans under Rollover TSA contracts
                                                 o Contract surrender

                                                 You may incur a withdrawal charge for certain
                                                 withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------

PAYOUT ALTERNATIVES    o Fixed annuity payout options
                       o Variable Immediate Annuity payout options
                       o Income Manager(Reg. TM) payout options
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Guaranteed minimum death benefit even if you do not elect baseBuilder
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home
                       o Protection Plus, an optional death benefit available under certain contracts
                        (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------

-----
 10
--------------------------------------------------------------------------------



FEES AND CHARGES   o Daily charges on amounts invested in variable investment options for mortality and expense risks and administrative charges at a current annual rate of 1.55% (1.65% maximum).

                   o Annual 0.30% benefit base charge for the optional
                     baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits." If you do not elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                   o Under Flexible Premium IRA and Flexible Premium Roth IRA
                     contracts, if your account value at the end of the contract year is less than $25,000, we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less. If your account value is $25,000 or more, we will not deduct the charge.

                   o Annual 0.20% Protection Plus charge for this optional death benefit.

                   o No sales charge deducted at the time you make
                     contributions. During the first seven contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15% amount available. The charge begins at 7% in the first contract year following a contribution. It declines by 1% each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.

                     -----------------------------------------------------------
                     The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                     -----------------------------------------------------------
                   o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                   o We deduct a $350 annuity administrative fee from amounts applied to purchase the Variable Immediate Annuity payout options.

                   o Annual expenses of EQ Advisors Trust portfolios are
                     calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% annually, and other expenses.

-----
 11
--------------------------------------------------------------------------------




ANNUITANT ISSUE AGES   NQ: 0-90
                       Rollover IRA, Roth Conversion IRA, Flexible Premium Roth
                       IRA, and Rollover TSA: 20-90 Flexible Premium IRA: 20-70
                       QP: 20-75




THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.



OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table

-----
 12
--------------------------------------------------------------------------------



The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.


The fixed maturity options and the account for special dollar cost averaging are not covered by the fee table and examples. However, the annual administrative charge and the withdrawal charge do apply to the fixed maturity options and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.




------------------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
ANNUAL PERCENTAGE OF DAILY NET ASSETS
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks (1)                                                           1.10%
Administrative                                                                            0.25% current (0.35% maximum)
Distribution                                                                              0.20%
                                                                                          ----
Total annual expenses                                                                     1.55% current (1.65% maximum)

------------------------------------------------------------------------------------------------------------------------------------
FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY:
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE ON EACH CONTRACT DATE ANNIVERSARY
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than $25,000(2)           $ 30
   If your account value on a contract date anniversary is $25,000 or more                $  0

------------------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions (deducted if you surrender your        Contract
contract or make certain withdrawals. The withdrawal charge percentage we use is          year
determined by the contract year in which you make the withdrawal or surrender your         1    7.00%
contract. For each contribution, we consider the contract year in which we receive         2    6.00%
that contribution to be "contract year 1")(3)                                              3    5.00%
                                                                                           4    4.00%
                                                                                           5    3.00%
                                                                                           6    2.00%
                                                                                           7    1.00%
                                                                                           8+   0.00%
Charge if you elect a Variable Immediate Annuity payout option                            $350

------------------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
------------------------------------------------------------------------------------------------------------------------------------
BASEBUILDER BENEFIT CHARGE (calculated as a percentage of the benefit base.
Deducted annually on each contract date anniversary)(4)                                   0.30%

------------------------------------------------------------------------------------------------------------------------------------
PROTECTION PLUS BENEFIT CHARGE (calculated as a percentage of the account value.
Deducted annually on each contract date anniversary)                                      0.20%
------------------------------------------------------------------------------------------------------------------------------------

-----
 13
--------------------------------------------------------------------------------




                                     EQ ADVISORS TRUST ANNUAL EXPENSES
                      (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
                                                                                            NET
                                                                                           TOTAL
                                                                           OTHER           ANNUAL
                                                                          EXPENSES        EXPENSES
                                            MANAGEMENT                  (AFTER EXPENSE   (AFTER EXPENSE
                                            FEES(5)      12B-1 FEES(6)   LIMITATION)(7)   LIMITATION)(8)
EQ/Aggressive Stock                         0.60%         0.25%            0.07%            0.92%
EQ/Alliance Common Stock                    0.46%         0.25%            0.05%            0.76%
EQ/Alliance High Yield                      0.60%         0.25%            0.07%            0.92%
EQ/Alliance Money Market                    0.34%         0.25%            0.06%            0.65%
EQ/Alliance Premier Growth                  0.89%         0.25%            0.01%            1.15%
EQ/Alliance Small Cap Growth                0.75%         0.25%            0.06%            1.06%
EQ/Alliance Technology                      0.90%         0.25%            0.00%            1.15%
EQ/Balanced                                 0.57%         0.25%            0.08%            0.90%
EQ/Bernstein Diversified Value              0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian International           0.85%         0.25%            0.10%            1.20%
EQ/Capital Guardian Research                0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian U.S. Equity             0.65%         0.25%            0.05%            0.95%
EQ/Equity 500 Index                         0.25%         0.25%            0.06%            0.56%
EQ/Evergreen Omega                          0.65%         0.25%            0.05%            0.95%
EQ/FI Mid Cap                               0.70%         0.25%            0.05%            1.00%
EQ/FI Small/Mid Cap Value                   0.75%         0.25%            0.10%            1.10%
EQ/International Equity Index               0.35%         0.25%            0.50%            1.10%
EQ/J.P. Morgan Core Bond                    0.45%         0.25%            0.10%            0.80%
EQ/Janus Large Cap Growth                   0.90%         0.25%            0.00%            1.15%
EQ/Lazard Small Cap Value                   0.75%         0.25%            0.10%            1.10%
EQ/Mercury Basic Value Equity               0.60%         0.25%            0.10%            0.95%
EQ/MFS Emerging Growth Companies            0.62%         0.25%            0.10%            0.97%
EQ/MFS Investors Trust                      0.60%         0.25%            0.10%            0.95%
EQ/MFS Research                             0.65%         0.25%            0.05%            0.95%
EQ/Morgan Stanley Emerging Markets Equity   1.15%         0.25%            0.40%            1.80%
EQ/Putnam Growth & Income Value             0.60%         0.25%            0.10%            0.95%
EQ/Putnam International Equity              0.85%         0.25%            0.15%            1.25%
EQ/Putnam Investors Growth                  0.65%         0.25%            0.05%            0.95%
EQ/Small Company Index                      0.25%         0.25%            0.35%            0.85%


Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) During the first two contract years this charge is equal to the lesser of $30 or 2% of your account value if it applies. Thereafter, the charge is $30 for each contract year.

(3) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.

(4) This charge is for providing a guaranteed minimum income benefit in combination with the guaranteed minimum death benefit available under the contract. The benefit base is described under "Your benefit base" in "Contract features and benefits."

(5) The management fees shown reflect revised management fees, effective May 1, 2000, which were approved by shareholders. The management fee for each portfolio cannot be increased without a vote of that portfolio's shareholders.

-----
 14
--------------------------------------------------------------------------------



(6) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts. Prior to October 18, 1999, the total annual expenses for the EQ/Alliance Small Cap Growth portfolio were limited to 1.20% under an expense limitation arrangement related to that portfolio's Rule 12b-1 Plan. The arrangement is no longer in effect. The amounts shown have been restated to reflect the expenses that would have been incurred in 2000, absent the expense limitation agreement.

(7) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Alliance Technology portfolio on May 1, 2000, "Other Expenses" shown have been annualized. Initial seed capital was invested for the EQ/FI Mid Cap and EQ/Janus Large Cap Growth Portfolios on September 1, 2000. Thus, "Other Expenses" shown are estimated. See footnote (8) for any expense limitation agreement information.

(8) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain Portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." The amounts shown for the EQ/International Equity Index and EQ/Small Company Index portfolios reflect a .10% decrease in the portfolios' expense waivers. The amounts shown for the EQ/Morgan Stanley Emerging Markets Portfolio reflect a .05% decrease in the portfolio's expense waiver. These decreases in the expense waivers were effective on May 1, 2001. Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached a sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for EQ Advisors Trust. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect.




                                             OTHER EXPENSES
                                               (BEFORE ANY
                                               FEE WAIVERS
                                             AND/OR EXPENSE
PORTFOLIO NAME                              (REIMBURSEMENTS)
      EQ/Alliance Premier Growth                     0.05%
      EQ/Alliance Technology                         0.06%
      EQ/Balanced                                    0.08%
      EQ/Bernstein Diversified Value                 0.15%
      EQ/Capital Guardian International              0.20%
      EQ/Capital Guardian Research                   0.16%
      EQ/Capital Guardian U.S. Equity                0.11%
      EQ/Evergreen Omega                             0.83%
      EQ/FI Mid Cap                                  0.27%
      EQ/FI Small/Mid Cap Value                      0.19%
      EQ/International Equity Index                  0.44%
      EQ/J.P. Morgan Core Bond                       0.11%


                                             OTHER EXPENSES
                                               (BEFORE ANY
                                               FEE WAIVERS
                                             AND/OR EXPENSE
PORTFOLIO NAME                              (REIMBURSEMENTS)
      EQ/Janus Large Cap Growth                      0.22%
      EQ/Lazard Small Cap Value                      0.14%
      EQ/Mercury Basic Value Equity                  0.10%
      EQ/MFS Investors Trust                         0.13%
      EQ/MFS Research                                0.07%
      EQ/Morgan Stanley Emerging
         Markets Equity                              0.52%
      EQ/Putnam Growth & Income Value                0.12%
      EQ/Putnam International Equity                 0.22%
      EQ/Putnam Investors Growth                     0.10%
      EQ/Small Company Index                         0.43%

-----
 15
--------------------------------------------------------------------------------


Examples

The examples below show the expenses that a hypothetical contract owner (who has elected baseBUILDER with a 5% roll up to age 80 or annual ratchet to age 80 guaranteed minimum death benefit and Protection Plus) would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.006 per $1,000. Since the annual administrative charge and the Protection Plus feature only apply under certain contracts, expenses would be lower for contracts that do not have such charges or features.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolios of EQ Advisors Trust in the table, above, for the entire one, three, five and ten year periods included in the example. Other than as indicated above, the charges used in the example are the maximum charges rather than the lower current charges.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.





                                                IF YOU SURRENDER YOUR CONTRACT AT THE END
                                                   OF EACH PERIOD SHOWN, THE EXPENSES
                                                                WOULD BE:
                                             1 YEAR      3 YEARS      5 YEARS     10 YEARS
EQ/Aggressive Stock                         $  99.09    $ 145.29     $ 194.26     $ 349.61
EQ/Alliance Common Stock                    $  97.41    $ 140.30     $ 186.04     $ 333.73
EQ/Alliance High Yield                      $  99.09    $ 145.29     $ 194.26     $ 349.61
EQ/Alliance Money Market                    $  96.26    $ 136.86     $ 180.35     $ 322.66
EQ/Alliance Premier Growth                  $ 101.51    $ 152.43     $ 205.98     $ 371.98
EQ/Alliance Small Cap Growth                $ 100.56    $ 149.64     $ 201.41     $ 363.29
EQ/Alliance Technology                      $ 101.51    $ 152.43     $ 205.98     $ 371.98
EQ/Balanced                                 $  98.88    $ 144.67     $ 193.24     $ 347.64
EQ/Bernstein Diversified Value              $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/Capital Guardian International           $ 102.03    $ 153.98     $ 208.52     $ 376.77
EQ/Capital Guardian Research                $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/Capital Guardian U.S. Equity             $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/Equity 500 Index                         $  95.31    $ 134.04     $ 175.68     $ 313.52
EQ/Evergreen Omega                          $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/FI Mid Cap                               $  99.93    $ 147.78     $ 198.35     $ 357.45
EQ/FI Small/Mid Cap Value                   $ 100.98    $ 150.88     $ 203.45     $ 367.16
EQ/International Equity Index               $ 100.98    $ 150.88     $ 203.45     $ 367.16
EQ/Janus Large Cap Growth                   $ 101.51    $ 152.43     $ 205.98     $ 371.98
EQ/J.P. Morgan Core Bond                    $  97.83    $ 141.55     $ 188.10     $ 337.73
EQ/Lazard Small Cap Value                   $ 100.98    $ 150.88     $ 203.45     $ 367.16
EQ/Mercury Basic Value Equity               $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/MFS Emerging Growth Companies            $  99.62    $ 146.85     $ 196.82     $ 354.52
EQ/MFS Investors Trust                      $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/MFS Research                             $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/Morgan Stanley Emerging Markets Equity   $ 108.33    $ 172.43     $ 238.48     $ 432.39



                                                IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                                   THE END OF EACH PERIOD SHOWN, THE
                                                           EXPENSES WOULD BE:
                                             1 YEAR      3 YEARS      5 YEARS     10 YEARS
EQ/Aggressive Stock                         $ 29.09     $  95.29   $ 164.26     $ 349.61
EQ/Alliance Common Stock                    $ 27.41     $  90.30   $ 156.04     $ 333.73
EQ/Alliance High Yield                      $ 29.09     $  95.29   $ 164.26     $ 349.61
EQ/Alliance Money Market                    $ 26.26     $  86.86   $ 150.35     $ 322.66
EQ/Alliance Premier Growth                  $ 31.51     $ 102.43   $ 175.98     $ 371.98
EQ/Alliance Small Cap Growth                $ 30.56     $  99.64   $ 171.41     $ 363.29
EQ/Alliance Technology                      $ 31.51     $ 102.43   $ 175.98     $ 371.98
EQ/Balanced                                 $ 28.88     $  94.67   $ 163.24     $ 347.64
EQ/Bernstein Diversified Value              $ 29.41     $  96.22   $ 165.80     $ 352.56
EQ/Capital Guardian International           $ 32.03     $ 103.98   $ 178.52     $ 376.77
EQ/Capital Guardian Research                $ 29.41     $  96.22   $ 165.80     $ 352.56
EQ/Capital Guardian U.S. Equity             $ 29.41     $  96.22   $ 165.80     $ 352.56
EQ/Equity 500 Index                         $ 25.31     $  84.04   $ 145.68     $ 313.52
EQ/Evergreen Omega                          $ 29.41     $  96.22   $ 165.80     $ 352.56
EQ/FI Mid Cap                               $ 29.93     $  97.78   $ 168.35     $ 357.45
EQ/FI Small/Mid Cap Value                   $ 30.98     $ 100.88   $ 173.45     $ 367.16
EQ/International Equity Index               $ 30.98     $ 100.88   $ 173.45     $ 367.16
EQ/Janus Large Cap Growth                   $ 31.51     $ 102.43   $ 175.98     $ 371.98
EQ/J.P. Morgan Core Bond                    $ 27.83     $  91.55   $ 158.10     $ 337.73
EQ/Lazard Small Cap Value                   $ 30.98     $ 100.88   $ 173.45     $ 367.16
EQ/Mercury Basic Value Equity               $ 29.41     $  96.22   $ 165.80     $ 352.56
EQ/MFS Emerging Growth Companies            $ 29.62     $  96.85   $ 166.82     $ 354.52
EQ/MFS Investors Trust                      $ 29.41     $  96.22   $ 165.80     $ 352.56
EQ/MFS Research                             $ 29.41     $  96.22   $ 165.80     $ 352.56
EQ/Morgan Stanley Emerging Markets Equity   $ 38.33     $ 122.43   $ 208.48     $ 432.39

-----
 16
--------------------------------------------------------------------------------


                                      IF YOU SURRENDER YOUR CONTRACT AT THE END
                                         OF EACH PERIOD SHOWN, THE EXPENSES
                                                      WOULD BE:
                                    1 YEAR     3 YEARS      5 YEARS     10 YEARS
EQ/Putnam Growth & Income Value   $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/Putnam International Equity    $ 102.56    $ 155.53     $ 211.04     $ 381.54
EQ/Putnam Investors Growth        $  99.41    $ 146.22     $ 195.80     $ 352.56
EQ/Small Company Index            $  98.36    $ 143.11     $ 190.67     $ 342.70



                                      IF YOU DO NOT SURRENDER YOUR CONTRACT AT
                                         THE END OF EACH PERIOD SHOWN, THE
                                                 EXPENSES WOULD BE:
                                    1 YEAR     3 YEARS      5 YEARS     10 YEARS
EQ/Putnam Growth & Income Value   $ 29.41     $  96.22   $ 165.80     $ 352.56
EQ/Putnam International Equity    $ 32.56     $ 105.53   $ 181.04     $ 381.54
EQ/Putnam Investors Growth        $ 29.41     $  96.22   $ 165.80     $ 352.56
EQ/Small Company Index            $ 28.36     $  93.11   $ 160.67     $ 342.70



(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $6.08 based on the average amount applied to annuity payout options in 2000. See "Annuity administrative fee" in "Charges and expenses."


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2000.

1
Contract features and benefits

-----
 17
--------------------------------------------------------------------------------


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call
"contributions." We require a minimum contribution amount for each type of contract purchased. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

                AVAILABLE
                FOR ANNUITANT                MINIMUM                                             LIMITATIONS ON
CONTRACT TYPE   ISSUE AGES                   CONTRIBUTIONS            SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
NQ               o 0 through 90              o $5,000 (initial)       o After-tax money.            o For annuitants up to age
                                                                                                      83 at contract issue,
                 o 0 through 85 in New       o $1,000 (additional)    o Paid to us by check or        additional contributions
                   York and Pennsylvania                                transfer of contract          may be made up to age
                                                                        value in a tax-deferred       84.
                                                                        exchange under Section
                                                                        1035 of the Internal        o For annuitants age 84
                                                                        Revenue Code.                 and older at contract
                                                                                                      issue additional
                                                                                                      contributions may be
                                                                                                      made up to one year
                                                                                                      beyond the annuitant's
                                                                                                      issue age.

-----
 18
--------------------------------------------------------------------------------


                 AVAILABLE
                FOR ANNUITANT                MINIMUM                                             LIMITATIONS ON
CONTRACT TYPE   ISSUE AGES                   CONTRIBUTIONS            SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
Rollover
Conversion
IRA             o 20 through 90              o  $5,000 (initial)      o Rollovers from a         o For annuitants up to age
                                                                        qualified plan.            83 at contract issue,
                o 20 through 85 in New       o  $1,000 (additional)                                additional contributions
                  York and Pennsylvania                               o Rollovers from a TSA       may be made up to age
                                                                        contract or other          84.
                                                                        403(b) arrangement.
                                                                                                 o For annuitants age 84
                                                                      o Rollovers from another     and older at contract
                                                                        traditional individual     issue additional
                                                                        retirement                 contributions may be
                                                                        arrangement.               made up to one year
                                                                                                   beyond your issue age.
                                                                      o Direct
                                                                        custodian-to-custodian   o Contributions after
                                                                        transfers from another     age 70-1/2 must be net of
                                                                        traditional individual     required minimum
                                                                        retirement                 distributions.
                                                                        arrangement.
                                                                                                 o Although we accept
                                                                      o Regular IRA                regular IRA
                                                                        contributions.             contributions (limited to
                                                                                                   $2,000 per year) under
                                                                                                   rollover IRA contracts,
                                                                                                   we intend that this
                                                                                                   contract be used
                                                                                                   primarily for rollover and
                                                                                                   direct transfer
                                                                                                   contributions. Please
                                                                                                   refer to "Withdrawals,
                                                                                                   payments and transfer
                                                                                                   of funds out of
                                                                                                   traditional IRAs" in "Tax
                                                                                                   information" for a
                                                                                                   discussion of conduit
                                                                                                   IRAs.

-----
 19
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                AVAILABLE
                FOR ANNUITANT                MINIMUM                                             LIMITATIONS ON
CONTRACT TYPE   ISSUE AGES                   CONTRIBUTIONS            SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------------
Roth
Conversion      o 20 through 90              $5,000 (initial)         o Rollovers from another   o For annuitants up to age
IRA                                                                     Roth IRA                   83 at contract isssue,
                o 20 through 85 in New       $1,000 (additional)                                   additional contributions
                  York and Pennsylvania                               o Conversion rollovers       may be made up to age
                                                                        from a traditional IRA.    84.

                                                                      o Direct transfers from
                                                                        another Roth IRA.        o For annuitants age 84
                                                                                                   and older at contract
                                                                                                   issue additional
                                                                                                   contributions may be
                                                                                                   made up to one year
                                                                                                   beyond your issue age.

                                                                                                 o Conversion rollovers
                                                                                                   after age 70-1/2 must be
                                                                                                   net of required
                                                                                                   minimum distributions
                                                                                                   for the traditional IRA
                                                                                                   you are rolling over.

                                                                                                 o You cannot roll over
                                                                                                   funds from a traditional
                                                                                                   IRA if your adjusted
                                                                                                   gross income is
                                                                                                   $100,000 or more.

                                                                                                 o Regular contributions
                                                                                                   are not permitted.

                                                                                                 o Only rollover and direct
                                                                                                   transfer contributions
                                                                                                   are permitted.
-----------------------------------------------------------------------------------------------------------------------------

-----
  20
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
                AVAILABLE
                FOR ANNUITANT                MINIMUM                                             LIMITATIONS ON
CONTRACT TYPE   ISSUE AGES                   CONTRIBUTIONS            SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------------
Rollover TSA    o 20 through 90              o $5,000 (initial)       o Rollover from another    o For annuitants up to age
                                                                        TSA contract or other      83 at contract issue,
                o 20 through 85 in New       o $1,000 (additional)      403(b) arrangement.        additional contributions
                                                                                                   may be made up to age
                                                                      o Rollovers from a           84
                                                                        traditional IRA which
                                                                        was a "conduit" for      o For annuitants age 84
                                                                        TSA funds previously       and older at contract
                                                                        rolled over.               issue additional
                                                                                                   contributions may be
                                                                       o Direct transfers from     made up to one year
                                                                         another contract or       beyond your issue age.
                                                                         arrangement,
                                                                         complying with IRS      o Contributions after age
                                                                         Revenue Ruling 90-24.     70-1/2 must be net of
                                                                                                   required minimum
                                                                                                   distributions.

                                                                                                 o Employer-remitted
                                                                                                   contributions are not
                                                                                                   permitted.
This contract may not be available in your state.
-----------------------------------------------------------------------------------------------------------------------------

------
  21
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
                AVAILABLE
                FOR ANNUITANT       MINIMUM                                                LIMITATIONS ON
CONTRACT TYPE   ISSUE AGES          CONTRIBUTIONS               SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------------
                20 through 75       o $5,000 (initial)          o Only transfer            o Regular ongoing payroll
                                                                  contributions from an      contributions are not
                                    o $1,000 (additional)         existing qualified plan    permitted.
                                                                  trust as a change of
                                                                  investment vehicle       o Only one additional
                                                                  under the plan.            transfer contribution
                                                                                             may be made during a
                                                                o The plan must be           contract year.
                                                                  qualified under Section
                                                                  401(a) of the Internal   o No additional transfer
                                                                  Revenue Code.              contributions after
                                                                                             age 76.
                                                                o For 401(k) plans,
                                                                  transferred              o For defined benefit
                                                                  contributions may only     plans, employee
                                                                  include employee           contributions are not
                                                                  pre-tax contributions.     permitted.

                                                                                           o Contributions after age
                                                                                             70-1/2 must be net of any
                                                                                             required minimum
                                                                                             distributions.

Please refer to Appendix II for a discussion of purchase considerations of QP contracts.
-----------------------------------------------------------------------------------------------------------------------------

------
  22
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
                AVAILABLE
                FOR ANNUITANT                MINIMUM                                             LIMITATIONS ON
CONTRACT TYPE   ISSUE AGES                   CONTRIBUTIONS            SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------------
Flexible Premium   20 through 70   o $2,000 (initial)          o "Regular" traditional    o No regular IRA
IRA                                                               IRA contributions.        contributions in the
                                   o $50 (additional after                                  calendar year you turn
                                     the first contract year)  o Rollovers from a           age 70-1/2 and thereafter.
                                                                 qualified plan.
                                                                                          o Total regular
                                                               o Rollovers from a TSA       contributions may not
                                                                 contract or other          exceed $2,000 for a
                                                                 403(b) arrangement.        year.

                                                               o Rollovers from another
                                                                 traditional individual   o No additional rollover or
                                                                 retirement                 direct transfer
                                                                 arrangement.               contributions after
                                                                                            age 71.
                                                               o Direct custodian-
                                                                 to-custodian transfers   o Rollover and direct
                                                                 from another               transfer contributions
                                                                 traditional individual     after age 70-1/2 must
                                                                 retirement                 be net of required
                                                                 arrangement.               minimum distributions.

                                                                                          o Although we accept
                                                                                            rollover and direct
                                                                                            transfer contributions
                                                                                            under the Flexible
                                                                                            Premium IRA contract,
                                                                                            we intend that this
                                                                                            contract be used for
                                                                                            ongoing regular
                                                                                            contributions. Please
                                                                                            refer to "Withdrawals,
                                                                                            payments and transfers
                                                                                            of funds out of
                                                                                            traditional IRAs" in "Tax
                                                                                            information" for a
                                                                                            discussion of conduit
                                                                                            IRAs.
-----------------------------------------------------------------------------------------------------------------------------

------
  23
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                AVAILABLE
                FOR ANNUITANT                MINIMUM                                             LIMITATIONS ON
CONTRACT TYPE   ISSUE AGES                   CONTRIBUTIONS            SOURCE OF CONTRIBUTIONS    CONTRIBUTIONS
-----------------------------------------------------------------------------------------------------------------------------


                o 20 through 90          o $2,000 (initial)           o Regular after-tax        o For annuitants up to age
Roth IRA                                                                contributions.             83 at contract issue,
                o 20 through 85 in New   o $50 (additional after                                   additional contributions
                  York and Pennsylvania    the first contract year)   o Rollovers from another     may be made up to age
                                                                        Roth IRA.                  84.

                                                                      o Conversion rollovers     o For annuitants age 84
                                                                        from a traditional IRA.    and older at contract
                                                                      o Direct transfers from      issue additional
                                                                        another Roth IRA.          contributions may be
                                                                                                   made up to one year
                                                                                                   beyond your issue age.
                                                                                                   o Contributions are
                                                                                                   subject to income limits
                                                                                                   and other tax rules. See
                                                                                                   "Contributions to Roth
                                                                                                   IRAs" in "Tax
                                                                                                   information."
                                                                                                   o Although we accept
                                                                                                   rollover and direct
                                                                                                   transfer contributions
                                                                                                   under the Flexible
                                                                                                   Premium Roth IRA
                                                                                                   contract, we intend that
                                                                                                   this contract be used for
                                                                                                   ongoing regular
                                                                                                   contributions.
-----------------------------------------------------------------------------------------------------------------------------


See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

-----
 24
--------------------------------------------------------------------------------


OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.


--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS



Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. we may, however, close due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options, the fixed maturity options, and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options.
--------------------------------------------------------------------------------

------
  25
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST

You should note that some EQ Advisors Trust portfolios have objectives and strategies that are substantially similar to those of certain retail funds; they may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

-------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                      OBJECTIVE                                   ADVISER
-------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                 Long-term growth of capital                 Alliance Capital Management L.P.
                                                                                Marsico Capital Management, LLC
                                                                                MFS Investment Management
                                                                                Provident Investment Counsel, Inc.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock            Long-term growth of capital and             Alliance Capital Management L.P
                                    increasing
                                    income
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield              High total return through a combination of  Alliance Capital Management L.P current income and capital appreciation by
                                    investing generally in high yield securities
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market            High level of current income, preserve its  Alliance Capital Management L.P.
                                    assets and maintain liquidity
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth          Long-term growth of capital                 Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth        Long-term growth of capital                 Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology              Long-term growth of capital                 Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                         High return through both appreciation of    Alliance Capital Management L.P.
                                    capital and current income                  Prudential Investments Fund Management
                                                                                  LLC
                                                                                Jennison Associates LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value      Capital appreciation                        Alliance Capital Management, L.P., through
                                                                                its Bernstein Investment Research and
                                                                                Management Unit
-------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International   Long-term growth of capital by              Capital Guardian Trust Company
                                    investing primarily in non-United States
                                    equity securities
-------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research        Long-term growth of capital                 Capital Guardian Trust Company
-------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity     Long-term growth of capital                 Capital Guardian Trust Company
-------------------------------------------------------------------------------------------------------------------------------

------
  26
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
-------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index               Total return before expenses that approximates     Alliance Capital Management L.P.
                                  the total return performance of the S&P 500
                                  Index including reinvestment of dividends, at a
                                  risk level consistent with that of the S&P 500
                                  Stock Index
-------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                Long-term capital growth                           Evergreen Investment Management
                                                                                     Company, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                     Long-term growth of capital                        Fidelity Management & Research Company
-------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value         Long-term capital appreciation                     Fidelity Management & Research Company
-------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index     Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Morgan Stanley Capital International
                                  Europe, Australia, Far East Index
-------------------------------------------------------------------------------------------------------------------------------
EQ/JP Morgan Core Bond            High total return consistent with moderate risk    J.P. Morgan Investment Management Inc.
                                  of capital and maintenance of liquidity
-------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth         Long-term growth in a manner that is consistent    Janus Capital Corporation
                                  with preservation of capital
-------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value         Capital appreciation                               Lazard Asset Management
-------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity     Capital appreciation and secondarily, income       Mercury Advisors
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth            Long-term capital growth                           MFS Investment Management
 Companies
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust            Long-term growth of capital with a secondary       MFS Investment Management
                                  objective to seek reasonable current income
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                   Long-term growth of capital and future income      MFS Investment Management
-------------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging        Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value   Capital growth, current income is a secondary      Putnam Investment Management, LLC
                                  objective
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity    Capital appreciation                               Putnam Investment Management, LLC
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth        Long-term growth of capital and any increased      Putnam Investment Management, LLC
                                  income that results from this growth
-------------------------------------------------------------------------------------------------------------------------------

------
  27
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
-------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index            Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Russell 2000 Index
-------------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

-----
  28
--------------------------------------------------------------------------------


FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.


--------------------------------------------------------------------------------

Fixed maturity options generally range from one to ten years to maturity.

--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2002 through 2011. Not all of these fixed maturity options will be available for annuitant ages 76. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be

-----
 29
--------------------------------------------------------------------------------


negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III of this prospectus provides an example of how the market value adjustment is calculated.



ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.


We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than 3%. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.



ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION


Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on March 15, 2001 you chose the fixed maturity option with a maturity date of February 15, 2011, since the rate to maturity was 5.39% on March 15, 2001, we would have allocated $5,937.86 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, Flexible Premium IRA, QP, or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information."

You may not elect principal assurance if the special dollar cost averaging program is in effect.

-----
 30
--------------------------------------------------------------------------------

DOLLAR COST AVERAGING


We offer two dollar cost averaging programs. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Subject to state availability, under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. You may elect to participate in the special dollar cost averaging program at any time subject to the age limitation on contributions described in
Section 1 of this prospectus. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 6, 12, or 18 months. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator contract, a 90 day rate lock will apply from the date of application. Any contribution(s) received during this 90 day period will be credited with the interest rate offered on the date of application for the remainder of time period selected at application. Any contribution(s) received after the 90 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator contract has been issued will be credited with the then current interest rate on the date the contribution is received by Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th of the month.

If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options or fixed maturity options according to your instructions.


The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the

-----
 31
--------------------------------------------------------------------------------



allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                      -------------------------------------

You may not elect dollar cost averaging or special dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options." You may not elect the special dollar cost averaging program if the principal assurance program is in effect.


YOUR BENEFIT BASE

The benefit base is used to calculate both the guaranteed minimum income benefit and the 5% roll up to age 80 guaranteed minimum death benefit. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  plus

o daily interest; less


o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money"); less

o a deduction for any withdrawal charge remaining when you exercise your guaranteed minimum income benefit; less


o a deduction for any outstanding loan plus accrued interest on the date that you exercise your guaranteed minimum income benefit (applies to Rollover TSA only).

The effective annual interest rate credited to the benefit base is:


o 5% for the benefit base with respect to the variable investment options (other than the EQ/Alliance Money Market option) and the account for special dollar cost averaging; and

o 3% for the benefit base with respect to the EQ/Alliance Money Market option, the fixed maturity options and the loan reserve account.

No interest is credited after the annuitant is age 80.

-----
 32
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Your benefit base is not an account value or a cash value.
--------------------------------------------------------------------------------

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our baseBUILDER option" and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


OUR BASEBUILDER OPTION

The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses."


The guaranteed minimum income benefit component of baseBUILDER is described below. Whether you elect baseBUILDER or not, the guaranteed minimum death benefit (described under "Guaranteed minimum death benefit") is provided under the contract. baseBUILDER is currently not available in some states. Please ask your registered representative if baseBUILDER is available in your state.


The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option (subject to state availability). You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

When you elect to receive annual lifetime income, your contract will terminate and you will receive an annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the

-----
 33
--------------------------------------------------------------------------------


same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Money Market option or the fixed maturity options.




---------------------------------------------------------
                                GUARANTEED MINIMUM
      CONTRACT DATE          INCOME BENEFIT -- ANNUAL
 ANNIVERSARY AT EXERCISE     INCOME PAYABLE FOR LIFE
---------------------------------------------------------
            10                        $10,816
            15                        $16,132
---------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.


You (or the successor annuitant/owner, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;


(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;


(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and


(iv) For QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you do not elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

-----
 34
--------------------------------------------------------------------------------


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% ROLL UP TO AGE 80. This guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base." This guaranteed minimum death benefit is not available in New York.


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 90 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                      -------------------------------------


Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix IV for an example of how we calculate the guaranteed minimum death benefit.

PROTECTION PLUS. Subject to state availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. Although we do not offer the Protection Plus feature for any contract other than nonqualified as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts. See the appropriate part of "Tax information" for the potential consequences of electing to purchase the Protection Plus feature in either an NQ or an IRA contract.

If the annuitant is 69 or younger when we issue your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant, the death benefit will be:

the GREATER OF:

o the account value OR

o any applicable guaranteed minimum death benefit

INCREASED BY:

40% of the LESSER of:

o the total net contributions or

o the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being

-----
 35
--------------------------------------------------------------------------------


withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is between the ages of 70 and 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the GREATER of:

o the account value OR

o any applicable guaranteed minimum death benefit

INCREASED BY:

25% of the LESSER of:

o the total net contributions (as described above) or

o the death benefit (as described above) less total net contributions

Protection Plus must be elected when the contract is first issued: neither the owner nor the Successor/Owner Annuitant can add it subsequently.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any positive or negative market value adjustments in the fixed maturity options, and (iii) any guaranteed interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your registered representative, can provide you with the cancellation instructions.

2
Determining your contract's value
--------------------------------------------------------------------------------


-----
 36
--------------------------------------------------------------------------------


YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options;
(iii) value in the account for special dollar cost averaging; and (iv) value you have in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge (applicable for Flexible Premium IRA and Flexible Premium Roth IRA contracts only); (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii) decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the baseBUILDER and/or Protection Plus benefit charge, the number of units credited to your contract will be reduced. Your units are also reduced under Flexible Premium IRA and Flexible Premium Roth IRA contracts when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.



YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

3
Transferring your money among investment options
--------------------------------------------------------------------------------


-----
 37
--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


You may request a transfer in writing, or by telephone using TOPS. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire

-----
 38
--------------------------------------------------------------------------------


account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the dollar cost averaging or special dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.

4
Accessing your money
--------------------------------------------------------------------------------


-----
 39
--------------------------------------------------------------------------------


WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."



------------------------------------------------------------------------------------
                                         METHOD OF WITHDRAWAL
                                                                         LIFETIME
                                                                         REQUIRED
                                                     SUBSTANTIALLY       MINIMUM
 CONTRACT             LUMP SUM      SYSTEMATIC          EQUAL          DISTRIBUTION
------------------------------------------------------------------------------------
NQ                      Yes            Yes                No                No
------------------------------------------------------------------------------------
Rollover IRA            Yes            Yes               Yes               Yes
------------------------------------------------------------------------------------
Flexible
   Premium IRA          Yes            Yes               Yes               Yes
------------------------------------------------------------------------------------
Roth Conversion
   IRA                  Yes            Yes               Yes                No
------------------------------------------------------------------------------------
Flexible Premium
   Roth IRA             Yes            Yes               Yes                No
------------------------------------------------------------------------------------
QP                      Yes             No                No               Yes
------------------------------------------------------------------------------------
Rollover TSA*           Yes            Yes                No               Yes
------------------------------------------------------------------------------------
* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered
  Annuity contracts (TSAs)" in "Tax information."




LUMP SUM WITHDRAWALS
(ALL CONTRACTS)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Lump sum withdrawals in excess of the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses") may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



SYSTEMATIC WITHDRAWALS
(NQ, ROLLOVER TSA AND ALL IRA CONTRACTS)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions)


You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.

-----
 40
--------------------------------------------------------------------------------


SUBSTANTIALLY EQUAL WITHDRAWALS
(ALL IRA CONTRACTS)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.


You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


Substantially equal withdrawals are not subject to a withdrawal charge.



LIFETIME MINIMUM DISTRIBUTION WITHDRAWALS
(ROLLOVER IRA, FLEXIBLE PREMIUM IRA, QP, AND ROLLOVER TSA CONTRACTS ONLY -- SEE "TAX INFORMATION")

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" for your specific type of retirement arrangement.


We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, QP, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first and then from the account for special dollar cost averaging. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

-----
 41
--------------------------------------------------------------------------------

INCOME BENEFIT AND DEATH BENEFIT

5% roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 5% threshold, described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

ANNUAL RATCHET TO AGE 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.

ANNUITANT ISSUE AGES 80 THROUGH 90 -- If your contract was issued when the annuitant was between ages 80 and 90, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                      -------------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable

-----
 42
--------------------------------------------------------------------------------


investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if your are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under the baseBUILDER (see "Our baseBUILDER option").

-----
 43
--------------------------------------------------------------------------------


------------------------------------------------------------------------
Fixed annuity payout options            Life annuity
                                        Life annuity with period
                                        certain
                                        Life annuity with refund
                                        certain
                                        Period certain annuity
------------------------------------------------------------------------
Variable Immediate Annuity              Life annuity (not available
   payout options                       in New York)
                                        Life annuity with period
                                        certain
------------------------------------------------------------------------
Income Manager payout options           Life annuity with period
   (available for annuitants age 83     certain
   or less at contract issue)           Period certain annuity
------------------------------------------------------------------------

o LIFE ANNUITY: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o LIFE ANNUITY WITH PERIOD CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o LIFE ANNUITY WITH REFUND CERTAIN: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o PERIOD CERTAIN ANNUITY: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your registered representative can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your registered representative. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity

-----
 44
--------------------------------------------------------------------------------


contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative. Income Manager payout options are described in a separate prospectus that is available from your registered representative. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator.

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

You may choose to apply only part of the account value of your Equitable Accumulator contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information."

Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager payout options, no withdrawal charge is imposed under the Equitable Accumulator. If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. For this purpose, the year in which your account value is applied to the payout option will be "contract year 1."

For contracts issued in New York where the annuitant was age 84 or 85 at contract issue, any applicable withdrawal charge will be imposed if you select a period certain annuity.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.


You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than:

-----
 45
--------------------------------------------------------------------------------


(i) if the annuitant was not older than age 83 when the contract was issued, the contract date anniversary that follows the annuitant's 90th birthday;

(ii) if the annuitant was age 84 but not older than age 88 when the contract was issued the annuitant's age at issue plus seven years;

(iii)  if the annuitant was age 89 or 90 when the contract was issued, age 95;
       and

(iv)   for contracts issued in New York, by the annuitant's 90th birthday.

The above may be different in some states.

Before the last date by which annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Charges and expenses

-----
 46
--------------------------------------------------------------------------------


CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable (Flexible Premium IRA and Flexible Premium Roth IRA contracts only).

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o If you elect the optional benefit -- a charge for the optional baseBUILDER benefit.


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

o A charge for Protection Plus, if you elect this optional benefit.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your registered representative for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE (FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY)

Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, we deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $25,000. If your account value on such date is $25,000 or more, we do not deduct the charge.

-----
 47
--------------------------------------------------------------------------------


During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. If you surrender your contract during the contract year we will deduct a pro rata portion of the charge.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances:
(1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                                        CONTRACT YEAR
--------------------------------------------------------------------------------
                     1       2       3       4       5       6       7       8+
--------------------------------------------------------------------------------
  Percentage of
   contribution     7%      6%      5%      4%      3%      2%      1%      0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."

Please note that you may incur a withdrawal charge if your contract was issued in New York and your annuitant was age 84 or 85 at issue because you must accept distribution of your cash value beginning with the contract anniversary following the annuitant's 90th birthday.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.


For annuitants that are ages 84 and 85 when the contract is issued in Pennsylvania, the withdrawal charge will be computed in the same manner as for other contracts, except that the withdrawal charge schedule will be different. For these contracts, the withdrawal charge schedule will be 5% of each contribution made in the first contract year, decreasing by 1% each subsequent contract year to 0% in the sixth and later contract years.


The withdrawal charge does not apply in the circumstances described below.

ANNUITANT AGES 86 THROUGH 90 WHEN THE CONTRACT IS ISSUED.
The withdrawal charge does not apply under the contract if the annuitant is age 86 or older when the contract is issued.


15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.


DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME.
The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii)   We receive proof satisfactory to us (including certification

-----
 48
--------------------------------------------------------------------------------


       by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or
       (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:
       - its main function is to provide skilled, intermediate, or custodial nursing care;
       - it provides continuous room and board to three or more persons;
       - it is supervised by a registered nurse or licensed practical nurse;
       - it keeps daily medical records of each patient;
       - it controls and records all medications dispensed; and
       - its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) and
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your registered representative can provide more information or you may contact our processing office.



BASEBUILDER BENEFIT CHARGE

If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.



PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity dates first. A market value adjustment may apply.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain applicable taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:


o Management fees ranging from 0.25% to 1.15%.

o 12b-1 fees of 0.25%.

-----
 49
--------------------------------------------------------------------------------


o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit, or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

6
Payment of death benefit


-----
 50
--------------------------------------------------------------------------------


YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.


Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant, can only be named under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

-----
 51
--------------------------------------------------------------------------------


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.



HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of the annuitant's death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.



BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within 60 days following the date we receive proof of your death and before any other inconsistent election is made. We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature to equal the guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. Except as noted in the next two sentences, the beneficiary continuation option is available if we have received regulatory clearance in your state. For Rollover IRA and Flexible Premium IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.


Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

-----
 52
--------------------------------------------------------------------------------


o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The guaranteed minimum income benefit and the death benefit (including the guaranteed minimum death benefit) provisions will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person named by the beneficiary, when we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment.

FOR TRADITIONAL IRA CONTRACTS ONLY, if you die AFTER the "Required Beginning Date" for lifetime required minimum distributions (see "Tax information"), the contract will continue if:


(a)  You were receiving minimum distribution withdrawals from this contract; and


(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.


The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information. See the "Required minimum distributions" discussion in "Tax information -- IRAs" below.

FOR ALL ROTH IRAS AND FOR TRADITIONAL IRAS WHERE YOU DIE BEFORE THE REQUIRED BEGINNING DATE, the beneficiary may choose one of the following two beneficiary continuation options:


1. PAYMENTS OVER LIFE EXPECTANCY PERIOD. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may also choose to delay beginning the minimum distributions until the December 31st of the calendar year in which you would have turned age 70-1/2.

2. FIVE YEAR RULE. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
Tax information


-----
 53
--------------------------------------------------------------------------------


OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Flexible Premium IRA, Roth Conversion IRA, Flexible Premium Roth IRA, QP, or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator's choice of death benefits and baseBUILDER guaranteed minimum income benefit, Special Dollar Cost Averaging, selection of investment funds and fixed maturity options and choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

-----
 54
--------------------------------------------------------------------------------


All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. IN SUCH A CASE THE CHARGES FOR THE PROTECTION PLUS RIDER COULD BE TREATED FOR FEDERAL INCOME TAX PURPOSES AS A PARTIAL WITHDRAWAL FROM THE CONTRACT. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

-----
 55
--------------------------------------------------------------------------------


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX


If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o  on or after your death; or

o  because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.



OTHER INFORMATION


The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual

-----
 56
--------------------------------------------------------------------------------



retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o  Roth IRAs, first available in 1998, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator traditional and Roth IRA contracts.


PROTECTION PLUS FEATURE

Although we do not offer the Protection Plus feature for any contract other than NQ as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts, subject to state availability. THE IRS APPROVAL OF THE ACCUMULATOR CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We are filing a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59 1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR IRA OR ACCUMULATOR ROTH IRA WITH THE OPTIONAL PROTECTION PLUS FEATURE.

CANCELLATION

You can cancel an Equitable Accumulator IRA contract by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Rollover IRA or Flexible Premium IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o  regular contributions out of earned income or compensation; or

o  tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

-----
 57
--------------------------------------------------------------------------------


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $33,000 and $43,000 in 2001. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $53,000 and $63,000 in 2001. This range will increase every year until 2007 when the range is $80,000-$100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.

-----
 58
--------------------------------------------------------------------------------



To determine the deductible amount of the contribution in 2001, you determine AGI and subtract $33,000 if you are single, or $53,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)  times    $2,000 (or earned    Equals   the adjusted
---------------------    X       income, if less)       =     deductible
 divided by $10,000                                           contribution
                                                              limit



NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o  qualified plans;

o  TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
   and

o  other traditional IRAs.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.



ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o  Do it yourself
   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o  Direct rollover
   You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o  only after-tax contributions you made to the plan; or

o  "required minimum distributions" after age 70-1/2 or separation from service;
   or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o  a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  corrective distributions that fit specified technical tax rules; or

-----
 59
--------------------------------------------------------------------------------


o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o  regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o  regular contributions to a traditional IRA made after you reach age 70-1/2;
   or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.


RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any

-----
 60
--------------------------------------------------------------------------------


distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS


--------------------------------------------------------------------------------
THE IRS AND TREASURY HAVE RECENTLY PROPOSED REVISIONS TO THE MINIMUM DISTRIBUTION RULES. WE EXPECT THESE RULES TO BE FINALIZED NO EARLIER THAN JANUARY 1, 2002. THE PROPOSED REVISIONS PERMIT IRA OWNERS AND BENEFICIARIES TO APPLY THE PROPOSED REVISIONS TO DISTRIBUTIONS FOR CALENDAR YEAR 2001. THE DISCUSSION BELOW GENERALLY DOES NOT REFLECT THE PROPOSED REVISIONS. SEE THE STATEMENT OF ADDITIONAL INFORMATION FOR A BRIEF DESCRIPTION OF THE PROPOSED REVISIONS.
--------------------------------------------------------------------------------

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your Required Beginning Date, which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of

-----
 61
--------------------------------------------------------------------------------


December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70-1/2, you must have elected to recalculate life expectancies.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70-1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

-----
 62
--------------------------------------------------------------------------------


WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2.

If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70-1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.



BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for

-----
 63
--------------------------------------------------------------------------------



the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.



ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o  regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o  tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer, and rollover contributions may be made to a Flexible Premium Roth IRA contract. We only permit direct transfer and rollover contributions under the Roth Conversion IRA contract. See "Rollovers and direct transfers" below. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.


WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

-----
 64
--------------------------------------------------------------------------------


ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o  another Roth IRA ("tax-free rollover contribution"); or


o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is computed without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

-----
 65
--------------------------------------------------------------------------------



RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA, Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.



WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:


o  Rollovers from a Roth IRA to another Roth IRA;

o  Direct transfers from a Roth IRA to another Roth IRA;


o  Qualified distributions from a Roth IRA; and

o  Return of excess contributions or amounts recharacterized to a traditional
   IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o  you reach age 59-1/2; or

o  you die; or

o  you become disabled (special federal income tax definition); or

-----
 66
--------------------------------------------------------------------------------


o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).


You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)  Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2001 and the conversion contribution is made in 2002, the conversion contribution is treated as contributed prior to other conversion contributions made in 2002.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

-----
 67
--------------------------------------------------------------------------------


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally the same as traditional IRA.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.



SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

Generally, there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.



CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to this Equitable Accumulator Rollover TSA contract:

o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

If you make a direct transfer, you must fill out our transfer form.

EMPLOYER-REMITTED CONTRIBUTIONS. The Equitable Accumulator Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free

-----
 68
--------------------------------------------------------------------------------


transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Equitable Accumulator Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

o  termination of employment with the employer who provided the TSA funds; or

o  reaching age 59-1/2 even if you are still employed; or

o  disability (special federal income tax definition).

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Equitable Accumulator Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o  you are or will be at least age 70-1/2 in the current calendar year, and

o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Equitable Accumulator Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o  rollover by check of the proceeds from another TSA; or

o  direct rollover from another TSA; or

o  direct transfer under Revenue Ruling 90-24 from another TSA.


Further, under the minimum distribution rules we apply, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the Equitable Accumulator Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.



DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this

-----
 69
--------------------------------------------------------------------------------


contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator Rollover TSA; or

o  you reach age 59-1/2; or

o  you die; or

o  you become disabled (special federal income tax definition); or

o  you take a hardship withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occur:

(1) the requirements for minimum distribution (discussed under "Required minimum distributions" below) are met; or

(2)  death; or

(3)  retirement; or

(4) termination of employment in all Texas public institutions of higher education.


For you to make a withdrawal, we must receive a properly completed written acknowledgment from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contribution. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an

-----
 70
--------------------------------------------------------------------------------


expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.


LOANS FROM TSAS

You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.


Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.


TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

   (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

   (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

The amount borrowed and not repaid may be treated as a distribution if:

o  the loan does not qualify under the conditions above;

o  the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

-----
 71
--------------------------------------------------------------------------------

You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS


--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit TSA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.
--------------------------------------------------------------------------------
Generally the same as traditional IRA with these differences:



WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.


o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Equitable Accumulator Rollover TSA on the form used to establish the TSA, you do not qualify.



SPOUSAL CONSENT RULES

This will only apply to you if you establish your Equitable Accumulator Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

-----
 72
--------------------------------------------------------------------------------


o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o  if you are separated from service, any form of payout after you are age 55;
   or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.


o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.



FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS


We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2001, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

-----
 73
--------------------------------------------------------------------------------


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)


For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o  any after-tax contributions you made to the plan; or

o any distributions which are required minimum distributions after age 70-1/2 or separation from service; or

o  hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

8
More information


------
 74
--------------------------------------------------------------------------------


ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of our Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;


(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 49;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999, EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.

-----
 75
--------------------------------------------------------------------------------


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE


We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained form their financial professional.

The rates to maturity for new allocations as of March 15, 2001 and the related price per $100 of maturity value were as shown below:




--------------------------------------------------------------
   FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH       RATE TO MATURITY          PRICE
  MATURITY DATE OF           AS OF            PER $100 OF
   MATURITY YEAR        MARCH 15, 2001       MATURITY VALUE
--------------------------------------------------------------
        2002                 3.00%               $97.31
        2003                 4.26%               $92.29
        2004                 4.43%               $88.10
        2005                 4.62%               $83.75
        2006                 4.73%               $79.64
        2007                 4.90%               $75.32
        2008                 5.04%               $71.14
        2009                 5.19%               $66.95
        2010                 5.30%               $63.06
        2011                 5.39%               $59.38
--------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT


We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.


(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.


     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------


If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to

-----
 76
--------------------------------------------------------------------------------

that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by

-----
 77
--------------------------------------------------------------------------------

complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits."


Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgment of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form.


After your contract has been issued, additional contributions may be transmitted by wire.



AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA, AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contracts.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our business day is generally any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

-----
 78
--------------------------------------------------------------------------------


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your registered representative can provide information or you can call our processing office.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o  the election of trustees;

o  the formal approval of independent auditors selected for EQ Advisors Trust;
   or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of EQ Advisors Trust are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws

-----
 79
--------------------------------------------------------------------------------


eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2000 and 1999, and for the three years ended December 31,2000 incorporated in this prospectus by reference to the 2000 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.


You cannot assign or transfer ownership of an IRA, QP, or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA, QP, or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS


Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104.

It is anticipated that by June 30, 2001, Equitable Distributors, LLC ("EDI, LLC") will become a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"), including the role of principal underwriter of Separate Account 49. Like EDI, EDI, LLC is owned by Equitable Holdings, LLC. Accordingly, once the successor by merger is complete, all references to the principal underwriter in each prospectus should be replaced with Equitable Distributors, LLC.

The contracts will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. We pay

-----
 80
--------------------------------------------------------------------------------



broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

9
Investment performance

-----
 81
--------------------------------------------------------------------------------



The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all current fees and charges under the contract, including the withdrawal charge, the optional baseBUILDER benefit charge, the charge for Protection Plus and the annual administrative charge under Flexible Premium IRA and Flexible Premium Roth IRA contracts but does not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts were offered for the first time in 2000.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

------
  82
--------------------------------------------------------------------------------



                                                          Table
                      Average annual total return under a contract surrendered on December 31, 2000:

----------------------------------------------------------------------------------------------------------------------------
                                                                                                   SINCE       SINCE
                                                                                                  OPTION     PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                  1 YEAR        3 YEARS      5 YEARS    10 YEARS    INCEPTION*   INCEPTION**
----------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                          (23.39)%       (5.19)%       1.77%       10.22%      (2.22)%      11.77%
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                    (24.26)%          5.55%       12.64%      13.65%       11.33%       11.60%
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield                      (19.09)%        (12.37)%      (1.30)%      5.10%       (5.44)%       3.38%
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                     (4.73)%         (0.75)%      (0.06)%     (0.33)%      (0.34)%       2.27%
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                  (28.26)%            --           --          --        (9.24)%      (9.24)%
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                  2.65%           5.58%          --          --        11.19%       11.19%
----------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value              (12.40)%          0.87%          --          --         0.87%        0.87%
----------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International           (28.94)%            --           --          --         0.53%        0.53%
----------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                 (4.81)%            --           --          --         0.19%        0.19%
----------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity              (7.05)%            --           --          --        (3.21)%      (3.21)%
----------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                         (19.98)%          5.57%       12.90%         --        12.07%       13.68%
----------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                          (21.81)%            --           --          --        (8.50)%      (8.50)%
----------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                    (5.55)%         (7.46)%         --          --         0.91%       (1.95)%
----------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index               (27.50)%          2.13%          --          --         2.13%        2.13%
----------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                      0.57%           0.16%          --          --         0.16%        0.16%
----------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                     7.36%          (2.20)%         --          --        (2.20)%      (2.20)%
----------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                 0.89%           8.20%          --          --        10.89%       10.89%
----------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies            (28.69)%         18.29%          --          --        20.84%       20.84%
----------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                      (11.18)%            --           --          --        (3.05)%      (3.05)%
----------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                             (15.59)%          7.28%          --          --         9.94%        9.94%
----------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging Markets Equity   (49.15)%        (11.37)%         --          --       (11.37)%     (17.15)%
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value              (3.97)%         (0.07)%         --          --         3.67%        3.67%
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity              (22.40)%         13.20%          --          --        12.92%       12.92%
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                  (27.66)%          7.71%          --          --        12.69%       12.69%
----------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                      (13.79)%         (1.58)%         --          --        (1.58)%      (1.58)%
----------------------------------------------------------------------------------------------------------------------------

* The variable investment option inception dates are: EQ/Alliance Money Market, EQ/Alliance High Yield, EQ/Alliance Common Stock and EQ/Aggressive Stock (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/MFS Research, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth and EQ/Putnam International Equity (May 1, 1997); EQ/Equity 500 Index, EQ/Small Company Index, EQ/ International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value and EQ/Morgan Stanley Emerging Markets Equity (December 31, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (December 31, 1998); EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian Research and EQ/Capital Guardian International (April 30,
   1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (9/1/00); EQ/Balanced (anticipated to become available on or about May 18, 2001). No information is provided for portfolios and/or variable investment options with inception dates after 12/31/99.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are:
   EQ/Alliance Money Market (July 13, 1981); EQ/Alliance High Yield (January 2,
   1987); EQ/Alliance Common Stock (January 13, 1976); EQ/Aggressive Stock and EQ/Balanced (Jan. 27, 1986); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/MFS Research, EQ/MFS Emerging Growth

-----
 83
--------------------------------------------------------------------------------




   Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth and EQ/Putnam International Equity (May 1, 1997); EQ/Small Company Index, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Bernstein Diversified Value and EQ/Lazard Small Cap Value (January 1, 1998); EQ/Morgan Stanley Emerging Markets Equity (August 20, 1997) EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian Research, EQ/Capital Guardian International (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (9/1/00). No information is provided for portfolios and/or variable investment options with inception dates after 12/31/99.

-----
 84
--------------------------------------------------------------------------------


COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o  data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

---------------------------------------------------------------------
Barron's                                Investment Management Weekly
Morningstar's Variable Annuity          Money Management Letter
  Sourcebook                            Investment Dealers Digest
Business Week                           National Underwriter
Forbes                                  Pension & Investments
Fortune                                 USA Today
Institutional Investor                  Investor's Business Daily
Money                                   The New York Times
Kiplinger's Personal Finance            The Wall Street Journal
Financial Planning                      The Los Angeles Times
Investment Adviser                      The Chicago Tribune
---------------------------------------------------------------------


From time to time we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.


Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a

-----
 85
--------------------------------------------------------------------------------



given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the optional baseBUILDER benefits charge, the annual administrative charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The yields and effective yields for the EQ/Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the EQ/Alliance Money Market Option and EQ/Alliance High Yield Option" in the SAI.

10
Incorporation of certain documents by reference


-----
 86
--------------------------------------------------------------------------------



Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2000 is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

Appendix I: Condensed financial information



-----
 A-1
--------------------------------------------------------------------------------



The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the daily asset charge of 1.55%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001


--------------------------------------------------------------------------------
                                                              FOR THE YEAR ENDED
                                                              DECEMBER 31, 2000
--------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------
  Unit value                                                       $  67.28
  Number of units outstanding (000s)                                    106
--------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------
  Unit value                                                       $ 235.03
  Number of units outstanding (000s)                                    204
--------------------------------------------------------------------------------
 EQ/ALLIANCE HIGH YIELD
--------------------------------------------------------------------------------
  Unit value                                                       $  23.23
  Number of units outstanding (000s)                                    432
--------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------
  Unit value                                                       $  26.91
  Number of units outstanding (000s)                                    826
--------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------------------------
  Unit value                                                       $   9.46
  Number of units outstanding (000s)                                  6,200
--------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------------
  Unit value                                                       $  16.56
  Number of units outstanding (000s)                                  1,248
--------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
--------------------------------------------------------------------------------
  Unit value                                                       $   6.61
  Number of units outstanding (000s)                                  4,225
--------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN INTERNATIONAL
--------------------------------------------------------------------------------
  Unit value                                                       $  11.10
  Number of units outstanding (000s)                                  1,050
--------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------
  Unit value                                                       $  11.05
  Number of units outstanding (000s)                                    628
--------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------------------------
  Unit value                                                       $  10.47
  Number of units outstanding (000s)                                  1,311
--------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------
  Unit value                                                       $  27.79
  Number of units outstanding (000s)                                  1,524
--------------------------------------------------------------------------------

-----
 A-2
--------------------------------------------------------------------------------



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001 (CONTINUED)

--------------------------------------------------------------------------------
                                                              FOR THE YEAR ENDED
                                                              DECEMBER 31, 2000
--------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
--------------------------------------------------------------------------------
  Unit value                                                       $  9.91
  Number of units outstanding (000s)                                    --
--------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
--------------------------------------------------------------------------------
  Unit value                                                       $  9.39
  Number of units outstanding (000s)                                    47
--------------------------------------------------------------------------------
 EQ/FI MID CAP
--------------------------------------------------------------------------------
  Unit value                                                       $  9.99
  Number of units outstanding (000s)                                   609
--------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
--------------------------------------------------------------------------------
  Unit value                                                       $ 10.84
  Number of units outstanding (000s)                                   198
--------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------
  Unit value                                                       $ 12.04
  Number of units outstanding (000s)                                   425
--------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
--------------------------------------------------------------------------------
  Unit value                                                       $  8.39
  Number of units outstanding (000s)                                 1,134
--------------------------------------------------------------------------------
 EQ/J.P. MORGAN CORE BOND
--------------------------------------------------------------------------------
  Unit value                                                       $ 11.41
  Number of units outstanding (000s)                                 1,427
--------------------------------------------------------------------------------
 EQ/LAZARD SMALL CAP VALUE
--------------------------------------------------------------------------------
  Unit value                                                       $ 10.69
  Number of units outstanding (000s)                                   588
--------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
--------------------------------------------------------------------------------
  Unit value                                                       $ 16.40
  Number of units outstanding (000s)                                   299
--------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------
  Unit value                                                       $ 21.92
  Number of units outstanding (000s)                                 2,112
--------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
--------------------------------------------------------------------------------
  Unit value                                                       $ 10.47
  Number of units outstanding (000s)                                 2,262
--------------------------------------------------------------------------------
 EQ/MFS RESEARCH
--------------------------------------------------------------------------------
  Unit value                                                       $ 15.87
  Number of units outstanding (000s)                                 2,075
--------------------------------------------------------------------------------

-----
 A-3
--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001 (CONTINUED)




--------------------------------------------------------------------------------
                                                              FOR THE YEAR ENDED
                                                              DECEMBER 31, 2000
--------------------------------------------------------------------------------

 EQ/MORGAN STANLEY EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------
  Unit value                                                       $  6.49
  Number of units outstanding (000s)                                   881
--------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------
  Unit value                                                       $ 13.04
  Number of units outstanding (000s)                                 1,419
--------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY
--------------------------------------------------------------------------------
  Unit value                                                       $ 17.37
  Number of units outstanding (000s)                                 2,110
--------------------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH
--------------------------------------------------------------------------------
  Unit value                                                       $ 17.19
  Number of units outstanding (000s)                                 1,902
--------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------
  Unit value                                                       $ 10.87
  Number of units outstanding (000s)                                   270
--------------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE
--------------------------------------------------------------------------------
  Unit value                                                       $ 11.63
  Number of units outstanding (000s)                                 1,119
--------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY
--------------------------------------------------------------------------------
  Unit value                                                       $ 11.35
  Number of units outstanding (000s)                                    59
--------------------------------------------------------------------------------

                      (This page intentionally left blank)

Appendix II: Purchase considerations for QP contracts



-----
 B-1
--------------------------------------------------------------------------------



Trustees who are considering the purchase of an Equitable Accumulator QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2; and


o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

                      (This page intentionally left blank)

Appendix III: Market value adjustment

example

-----
 C-1
--------------------------------------------------------------------------------



The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2002 to a fixed maturity option with a maturity date of February 15, 2011 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2006.





--------------------------------------------------------------------------------------------
                                                                      HYPOTHETICAL ASSUMED
                                                                      RATE TO MATURITY ON
                                                                       FEBRUARY 15, 2006
                                                                    ------------------------
                                                                        5.00%        9.00%
--------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2006 (BEFORE WITHDRAWAL)
--------------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048    $ 119,487
--------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $131,080    $ 131,080
--------------------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                          $ 12,968    $ (11,593)
--------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2006 (AFTER WITHDRAWAL)
--------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                                $  4,501    $  (4,851)
--------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]              $ 45,499    $  54,851
--------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581    $  76,229
--------------------------------------------------------------------------------------------
(7) Maturity value                                                   $120,032    $ 106,915
--------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $ 94,048    $  69,487
--------------------------------------------------------------------------------------------



You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

                      (This page intentionally left blank)

Appendix IV: Guaranteed minimum death benefit example



-----
 D-1
--------------------------------------------------------------------------------


The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Money Market option or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:




-------------------------------------------------------------------------------------
   END OF                          5% ROLL UP TO AGE 80      ANNUAL RATCHET TO AGE 80
 CONTRACT                          GUARANTEED MINIMUM         GUARANTEED MINIMUM
   YEAR         ACCOUNT VALUE       DEATH BENEFIT(1)             DEATH BENEFIT
-------------------------------------------------------------------------------------
     1           $105,000            $   105,000(1)              $  105,000(3)
-------------------------------------------------------------------------------------
     2           $115,500            $   110,250(2)              $  115,500(3)
-------------------------------------------------------------------------------------
     3           $129,360            $  115,763 (2)              $  129,360(3)
-------------------------------------------------------------------------------------
     4           $103,488            $   121,551(1)              $  129,360(4)
-------------------------------------------------------------------------------------
     5           $113,837            $  127,628 (1)              $  129,360(4)
-------------------------------------------------------------------------------------
     6           $127,497            $   134,010(1)              $  129,360(4)
-------------------------------------------------------------------------------------
     7           $127,497            $  140,710 (1)              $  129,360(4)
-------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

                      (This page intentionally left blank)

Statement of additional information


--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            PAGE


Revised Proposed Minimum Distribution Rules                                 2
Unit Values                                                                 3
Custodian and Independent Accountants                                       4
Yield Information for the EQ/Alliance Money Market Option and
  EQ/Alliance High Option                                                   4
Distribution of the contracts                                               6
Financial Statements                                                        6



HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
 Equitable Accumulator
 P.O. Box 1547
 Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an Equitable Accumulator SAI for Separate Account No. 49 dated May 1, 2001.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City                       State      Zip







(SAI 13AMLF(5/01))

Equitable Accumulator
Select(SM)

A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2001


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus EQ Advisors Trust, which contains important information about its portfolios.


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR SELECT?

Equitable Accumulator Select is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. However, we deduct a distribution charge calculated as a percentage of the amounts in the variable investment options. We deduct this charge for the life of the contract. This contract is not available in New York.



--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS*
--------------------------------------------------------------------------------
o EQ/Aggressive Stock                   o EQ/International Equity Index(4)
o EQ/Alliance Common Stock              o EQ/J.P. Morgan Core Bond
o EQ/Alliance High Yield                o EQ/Janus Large Cap Growth
o EQ/Alliance Money Market              o EQ/Lazard Small Cap Value
o EQ/Alliance Premier Growth            o EQ/Mercury Basic Value Equity
o EQ/Alliance Small Cap Growth          o EQ/MFS Emerging Growth
o EQ/Alliance Technology                    Companies
o EQ/Balanced(1)                        o EQ/MFS Investors Trust(5)
o EQ/Bernstein Diversified Value(2)     o EQ/MFS Research
o EQ/Capital Guardian International     o EQ/Morgan Stanley Emerging
o EQ/Capital Guardian Research              Markets Equity
o EQ/Capital Guardian U.S. Equity       o EQ/Putnam Growth & Income
o EQ/Equity 500 Index                       Value
o EQ/Evergreen Omega(3)                 o EQ/Putnam International Equity
o EQ/FI Mid Cap                         o EQ/Putnam Investors Growth
o EQ/FI Small/Mid Cap Value             o EQ/Small Company Index(6)
--------------------------------------------------------------------------------



* Effective on May 18, 2001, all of the names of the variable investment options will include "EQ/."
(1) Available on or about May 18, 2001.
(2) Fomerly named "Lazard Large Cap Value."
(3) Formerly named "EQ/Evergreen."
(4) Formerly named "BT International Equity Index."
(5) This reflects the name change of the MFS Growth with Income option, effective May 18, 2001.
(6) Formerly named "BT Small Company Index."

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.


TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").


A contribution of at least $25,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2001 is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                      X00014E/ML

Contents of this prospectus


-----
  2
--------------------------------------------------------------------------------




EQUITABLE ACCUMULATOR(SM) SELECT


--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator Select at a glance -- key features                     8

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------

Examples                                                                    14
Condensed financial information                                             15


--------------------------------------------------------------------------------
1
CONTRACT FEATURES AND BENEFITS                                              16
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        16
Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your investment options under the contract?                        19

Allocating your contributions                                               24
Your benefit base                                                           25
Annuity purchase factors                                                    26
Our baseBUILDER option                                                      26
Guaranteed minimum death benefit                                            28
Your right to cancel within a certain number of days                        29


--------------------------------------------------------------------------------

2
DETERMINING YOUR CONTRACT'S VALUE                                           31
--------------------------------------------------------------------------------
Your account value and cash value                                           31
Your contract's value in the variable investment options                    31
Your contract's value in the fixed maturity options                         31


--------------------------------------------------------------------------------
3
TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                                     32

--------------------------------------------------------------------------------
Transferring your account value                                             32
Disruptive transfer activity                                                32
Rebalancing your account value                                              32



--------------------------------------------------------------------------------

"We," "our," and "us" refer to Equitable Life. it also includes certificates When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" that are issued under group contracts in some states.

-----
  3
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
4
ACCESSING YOUR MONEY                                                        34
--------------------------------------------------------------------------------
Withdrawing your account value                                              34
How withdrawals are taken from your account value                           35

How withdrawals affect your guaranteed minimum
  income benefit and guaranteed minimum death
  benefit                                                                   35

Loans under Rollover TSA contracts                                          36
Surrendering your contract to receive its cash value                        37
When to expect payments                                                     37
Your annuity payout options                                                 37


--------------------------------------------------------------------------------

5
CHARGES AND EXPENSES                                                        40
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         40
Charges that EQ Advisors Trust deducts                                      41
Group or sponsored arrangements                                             41


--------------------------------------------------------------------------------

6
PAYMENT OF DEATH BENEFIT                                                    43
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     43
How death benefit payment is made                                           44
Beneficiary continuation option                                             44


--------------------------------------------------------------------------------

7
TAX INFORMATION                                                             46
--------------------------------------------------------------------------------
Overview                                                                    46
Buying a contract to fund a retirement arrangement                          46
Transfers among investment options                                          46
Taxation of nonqualified annuities                                          46
Individual retirement arrangements (IRAs)                                   48
Roth individual retirement annuities (Roth IRAs)                            56
Special rules for contracts funding qualified plans                         59
Tax-Sheltered Annuity contracts (TSAs)                                      59

Federal and state income tax withholding and

  information reporting                                                     64
Impact of taxes to Equitable Life                                           66


--------------------------------------------------------------------------------

8
MORE INFORMATION                                                            67
--------------------------------------------------------------------------------
About our Separate Account No. 49                                           67
About EQ Advisors Trust                                                     67
About our fixed maturity options                                            68
About the general account                                                   69
About other methods of payment                                              69
Dates and prices at which contract events occur                             70
About your voting rights                                                    71
About legal proceedings                                                     71
About our independent accountants                                           71
Financial statements                                                        72

Transfers of ownership, collateral assignments, loans,

  and borrowing                                                             72
Distribution of the contracts                                               72


--------------------------------------------------------------------------------

9
INVESTMENT PERFORMANCE                                                      73
--------------------------------------------------------------------------------
Communicating performance data                                              76


--------------------------------------------------------------------------------

10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                             78

--------------------------------------------------------------------------------

11
APPENDICES
--------------------------------------------------------------------------------
I   -- Condensed financial information                                      A-1

II  -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                      C-1
IV  -- Guaranteed minimum death benefit example                             D-1

--------------------------------------------------------------------------------

12
STATEMENT OF ADDITIONAL INFORMATION

  TABLE OF CONTENTS
--------------------------------------------------------------------------------

Index of key words and phrases


-----
  4
--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this prospectus.



                                 PAGE IN                                PART IN
TERM                          PROSPECTUS   TERM                      PROSPECTUS

account value                        31    IRS                               46
annuitant                            16    investment options                19
annuity payout options               37    loan reserve account              36
annuity purchase factors             26    market adjusted amount            23
baseBUILDER                          26    market timing                     32
beneficiary                          43    market value adjustment           23
benefit base                         25    maturity value                    23
business day                         70    NQ                             cover
cash value                           31    participant                       19
conduit IRA                          53    portfolio                      cover
contract date                         9    processing office                  6
contract date anniversary             9    QP                             cover
contract year                         9    rate to maturity                  68
contributions to Roth IRAs           56    Required Beginning Date           53
rollovers and direct transfers       56    Rollover IRA                   cover
conversion contributions             56    Rollover TSA                   cover
contributions to traditional IRAs    49    Roth IRA                          56
rollovers and transfers              51    Roth Conversion IRA            cover
disruptive transfer activity         32    SAI                            cover
EQAccess                              6    SEC                            cover
ERISA                                35    TOPS                               6
fixed maturity options               23    TSA                               59
guaranteed minimum death benefit     28    traditional IRA                   49
guaranteed minimum income benefit    26    unit                              31
IRA                               cover    variable investment options       19


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract. Your registered representative can provide further explanation about your contract or supplemental materials.



-----------------------------------------------------------------------------------
PROSPECTUS                    CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------------------
fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                              in supplemental materials)
variable investment options   Investment Funds
account value                 Annuity Account Value
rate to maturity              Guaranteed Rates
unit                          Accumulation Unit
baseBUILDER                   Guaranteed Minimum Income Benefit
-----------------------------------------------------------------------------------

Who is Equitable Life?


-----
  5
--------------------------------------------------------------------------------



We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $483.1 billion in assets as of December 31, 2000. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

-----
  6
--------------------------------------------------------------------------------


HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL
--------------------------------------------------------------------------------

Equitable Accumulator Select
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------

Equitable Accumulator Select
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL
--------------------------------------------------------------------------------

Equitable Accumulator Select
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY
--------------------------------------------------------------------------------

Equitable Accumulator Select
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and


o annual statement of your contract values as of the close of the contract year.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS")
 AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;


o    your current allocation percentages;


o    the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o    the daily unit values for the variable investment options; and


o performance information regarding the variable investment options (not available through TOPS).


You can also:


o change your allocation percentages and/or transfer among the investment options;


o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o    change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal

-----
  7
--------------------------------------------------------------------------------


identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you are engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options").





--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------


You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1)  authorization for telephone transfers by your registered representative;

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;


(7)  tax withholding elections;

(8)  election of the beneficiary continuation option;

(9)  IRA contribution recharacterizations;

(10) certain section 1035 exchanges; and

(11) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;


(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests; and

(5)  death claims.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2)  general dollar cost averaging;

(3)  rebalancing;

(4)  special dollar cost averaging;

(5)  substantially equal withdrawals;


(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.



SIGNATURES:


The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.

Equitable Accumulator Select at a glance -- key features


-----
  8
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT         Equitable Accumulator Select's variable investment options invest in different portfolios managed
MANAGEMENT                      by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS          o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).
                                o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                                ----------------------------------------------------------------------------------------------------
                                If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES                  o On earnings inside the    No tax until you make withdrawals from your contract or receive
                                  contract                  annuity payments.
                                ----------------------------------------------------------------------------------------------------
                                o On transfers inside the   No tax on transfers among investment options.
                                  contract
                                ----------------------------------------------------------------------------------------------------
                                If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see
                                "Tax Information", below).
------------------------------------------------------------------------------------------------------------------------------------
BASEBUILDER(Reg. TM) PROTECTION baseBUILDER combines a guaranteed minimum income benefit with the guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you while the annuitant lives. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS            o Initial minimum:          $25,000

                                                            $ 1,000
                                o Additional minimum:       $100 monthly and $300 quarterly under our automatic
                                                            investment program (NQ contracts)

                                Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY            o Lump sum withdrawals
                                o Several withdrawal options on a periodic basis
                                o Loans under Rollover TSA contracts
                                o Contract surrender
                                You may incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------

-----
  9
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS        o Fixed annuity payout options

                      o Variable Immediate Annuity payout options

                      o Income Manager(Reg. TM) payout options
------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES   o Guaranteed minimum death benefit even if you do not elect baseBUILDER

                      o Dollar cost averaging

                      o Automatic investment program

                      o Account value rebalancing (quarterly, semiannually, and annually)

                      o Free transfers

                      o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES      o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges, and distribution charges at a current annual rate of 1.60%
                        (1.70% maximum).

                      o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85 (age 83 in Oregon), whichever occurs first.
                        The benefit base is described under "Your benefit base" in "Contract features and benefits." If you don't elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                      o Annual 0.20% Protection Plus charge for this optional death benefit.

                      o No sales charge deducted at the time you make contributions, no withdrawal charge, and no annual contract fee.
                      --------------------------------------------------------------------------------------------------------------
                      The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                      --------------------------------------------------------------------------------------------------------------

                      o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                      o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.

                      o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to
                        1.15% annually, 12b-1 fees of 0.25% annually, and other expenses.
------------------------------------------------------------------------------------------------------------------------------------

-----
  10
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-85
                       Rollover IRA, Roth Conversion IRA,
                       and Rollover TSA: 20-85
                       QP: 20-75
--------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.


For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table

-----
 11
--------------------------------------------------------------------------------



The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described under "Charges and expenses" later in this prospectus.


The fixed maturity options are not covered by the fee table and examples. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.




--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------------------
Mortality and expense risks(1)                1.10%
Administrative                                0.25% current (0.35% maximum)
Distribution                                  0.25%
                                              ----
Total annual expenses                         1.60% current (1.70% maximum)
--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------
Charge if you elect a Variable Immediate
Annuity payout option                         $350
--------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
--------------------------------------------------------------------------------
BASEBUILDER BENEFIT CHARGE (calculated as
a percentage of the benefit base.
Deducted annually on each contract date
anniversary)(2)                               0.30%
--------------------------------------------------------------------------------
PROTECTION PLUS BENEFIT CHARGE (calculated
as a percentage of the account value.
Deducted annually on each contract date
anniversary)                                  0.20%
--------------------------------------------------------------------------------

-----
 12
--------------------------------------------------------------------------------


EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)



---------------------------------------------------------------------------------------------------------

                                                                                               NET
                                                                                              TOTAL
                                                                               OTHER          ANNUAL
                                                                            EXPENSES         EXPENSES
                                          MANAGEMENT                     (AFTER EXPENSE   (AFTER EXPENSE
                                           FEES(3)       12B-1 FEES(4)   LIMITATION)(5)   LIMITATION)(6)
---------------------------------------------------------------------------------------------------------
 EQ/Aggressive Stock                         0.60%          0.25%             0.07%            0.92%
 EQ/Alliance Common Stock                    0.46%          0.25%             0.05%            0.76%
 EQ/Alliance High Yield                      0.60%          0.25%             0.07%            0.92%
 EQ/Alliance Money Market                    0.34%          0.25%             0.06%            0.65%
 EQ/Alliance Premier Growth                  0.89%          0.25%             0.01%            1.15%
 EQ/Alliance Small Cap Growth                0.75%          0.25%             0.06%            1.06%
 EQ/Alliance Technology                      0.90%          0.25%             0.00%            1.15%
 EQ/Balanced                                 0.57%          0.25%             0.08%            0.90%
 EQ/Bernstein Diversified Value              0.65%          0.25%             0.05%            0.95%
 EQ/Capital Guardian International           0.85%          0.25%             0.10%            1.20%
 EQ/Capital Guardian Research                0.65%          0.25%             0.05%            0.95%
 EQ/Capital Guardian U.S. Equity             0.65%          0.25%             0.05%            0.95%
 EQ/Equity 500 Index                         0.25%          0.25%             0.06%            0.56%
 EQ/Evergreen Omega                          0.65%          0.25%             0.05%            0.95%
 EQ/FI Mid Cap                               0.70%          0.25%             0.05%            1.00%
 EQ/FI Small/Mid Cap Value                   0.75%          0.25%             0.10%            1.10%
 EQ/International Equity Index               0.35%          0.25%             0.50%            1.10%
 EQ/J.P. Morgan Core Bond                    0.45%          0.25%             0.10%            0.80%
 EQ/Janus Large Cap Growth                   0.90%          0.25%             0.00%            1.15%
 EQ/Lazard Small Cap Value                   0.75%          0.25%             0.10%            1.10%
 EQ/Mercury Basic Value Equity               0.60%          0.25%             0.10%            0.95%
 EQ/MFS Emerging Growth Companies            0.62%          0.25%             0.10%            0.97%
 EQ/MFS Investors Trust                      0.60%          0.25%             0.10%            0.95%
 EQ/MFS Research                             0.65%          0.25%             0.05%            0.95%
 EQ/Morgan Stanley Emerging Markets Equity   1.15%          0.25%             0.40%            1.80%
 EQ/Putnam Growth & Income Value             0.60%          0.25%             0.10%            0.95%
 EQ/Putnam International Equity              0.85%          0.25%             0.15%            1.25%
 EQ/Putnam Investors Growth                  0.65%          0.25%             0.05%            0.95%
 EQ/Small Company Index                      0.25%          0.25%             0.35%            0.85%
---------------------------------------------------------------------------------------------------------



Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) The benefit base is described under "Contract features and benefits -- Your guaranteed minimum income benefit under baseBUILDER."


(3) The management fees shown reflect revised management fees, effective May 1, 2000, which were approved by shareholders. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.

(4) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

-----
 13
--------------------------------------------------------------------------------



(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Alliance technology portfolio on May 1, 2000, "Other Expenses" shown have been annualized. Initial seed capital was invested for the EQ/FI Mid Cap and EQ/Janus Large Cap Growth Portfolios on September 1, 2000. Thus, "Other Expenses" shown are estimated. See footnote (6) for any expense limitation agreements information.

(6) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain Portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." The amounts shown for the EQ/International Equity Index and EQ/Small Company Index portfolios reflect a .10% decrease in the portfolios' expense waiver. The amounts shown for the EQ/Morgan Stanley Emerging Markets Portfolio, reflect a .05% decrease in the portfolio's expense waiver. These decreases in the expense waivers were effective on May 1, 2001. Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached a sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for EQ Advisors Trust. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect.



---------------------------------------------    ----------------------------------------------
                              OTHER EXPENSES                                   OTHER EXPENSES
                              (BEFORE ANY FEE                                  (BEFORE ANY FEE
                              WAIVERS AND/OR                                   WAIVERS AND/OR
                                  EXPENSE                                          EXPENSE
PORTFOLIO NAME                REIMBURSEMENTS)    PORTFOLIO NAME                REIMBURSEMENTS)
---------------------------------------------    ----------------------------------------------
EQ/Alliance Premier Growth         0.05%         EQ/J.P. Morgan Core Bond            0.11%
EQ/Alliance Technology             0.06%         EQ/Janus Large Cap Growth           0.22%
EQ/Balanced                        0.08%         EQ/Lazard Small Cap Value           0.14%
EQ/Bernstein Diversified Value     0.15%         EQ/Mercury Basic Value Equity       0.10%
EQ/Capital Guardian International  0.20%         EQ/MFS Investors Trust              0.13%
EQ/Capital Guardian Research       0.16%         EQ/MFS Research                     0.07%
EQ/Capital Guardian U.S. Equity    0.11%         EQ/Morgan Stanley Emerging
EQ/Evergreen Omega                 0.83%            Markets Equity                   0.52%
EQ/FI Mid Cap                      0.27%         EQ/Putnam Growth & Income Value     0.12%
EQ/FI Small/Mid Cap Value          0.19%         EQ/Putnam International Equity      0.22%
EQ/International Equity Index      0.44%         EQ/Putnam Investors Growth          0.10%
--------------------------------------------     EQ/Small Company Index              0.43%
                                                 ----------------------------------------------

-----
 14
--------------------------------------------------------------------------------



EXAMPLES

The examples below show the expenses that a hypothetical contract owner (who has elected baseBUILDER with a 5% roll up to age 80 or annual ratchet to age 80 guaranteed minimum death benefit and Protection Plus) would pay in the situation illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Since the Protection Plus feature is only available under certain contracts expenses would be lower for contracts that do not have this feature.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of EQ Advisors Trust in the table, above, for the entire one, three, five and ten year periods included in the examples. The charges used in the examples are the maximum charges rather than the lower current charges.

The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.





------------------------------------------------------------------------------------------
                                                   AT THE END OF EACH PERIOD SHOWN,
                                                        THE EXPENSES WOULD BE:
                                          ------------------------------------------------

                                            1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         $29.61     $ 96.83     $166.79     $354.46
EQ/Alliance Common Stock                    $27.93     $ 91.84     $158.59     $338.67
EQ/Alliance High Yield                      $29.61     $ 96.83     $166.79     $354.46
EQ/Alliance Money Market                    $26.78     $ 88.41     $152.91     $327.65
EQ/Alliance Premier Growth                  $32.03     $103.96     $178.49     $376.72
EQ/Alliance Small Cap Growth                $31.08     $101.17     $173.92     $368.07
EQ/Alliance Technology                      $32.03     $103.96     $178.49     $376.72
EQ/Balanced                                 $29.40     $ 96.20     $165.77     $352.50
EQ/Bernstein Diversified Value              $29.93     $ 97.76     $168.32     $357.40
EQ/Capital Guardian International           $32.55     $105.51     $181.01     $381.49
EQ/Capital Guardian Research                $29.93     $ 97.76     $168.32     $357.40
EQ/Capital Guardian U.S. Equity             $29.93     $ 97.76     $168.32     $357.40
EQ/Equity 500 Index                         $25.83     $ 85.59     $148.25     $318.55
EQ/Evergreen Omega                          $29.93     $ 97.76     $168.32     $357.40
EQ/FI Mid Cap                               $30.45     $ 99.31     $170.87     $362.26
EQ/FI Small/Mid Cap Value                   $31.50     $102.41     $175.95     $371.93
EQ/International Equity Index               $31.50     $102.41     $175.95     $371.93
EQ/Janus Large Cap Growth                   $32.03     $103.96     $178.49     $376.72
EQ/J.P. Morgan Core Bond                    $28.35     $ 93.09     $160.64     $342.64
EQ/Lazard Small Cap Value                   $31.50     $102.41     $175.95     $371.93
EQ/Mercury Basic Value Equity               $29.93     $ 97.76     $168.32     $357.40
EQ/MFS Emerging Growth Companies            $30.14     $ 98.38     $169.34     $359.35
EQ/MFS Investors Trust                      $29.93     $ 97.76     $168.32     $357.40
EQ/MFS Research                             $29.93     $ 97.76     $168.32     $357.40
EQ/Morgan Stanley Emerging Markets Equity   $38.85     $123.94     $210.91     $436.82
EQ/Putnam Growth & Income Value             $29.93     $ 97.76     $168.32     $357.40
------------------------------------------------------------------------------------------

-----
 15
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------
                                                   AT THE END OF EACH PERIOD SHOWN,
                                                        THE EXPENSES WOULD BE:
                                          ------------------------------------------------

                                            1 YEAR     3 YEARS     5 YEARS     10 YEARS
------------------------------------------------------------------------------------------
EQ/Putnam International Equity              $33.07     $107.05     $183.53     $386.23
EQ/Putnam Investors Growth                  $29.93     $ 97.76     $168.32     $357.40
EQ/Small Company Index                      $28.88     $ 94.65     $163.21     $347.58
------------------------------------------------------------------------------------------



(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example would, in each case, be increased by $6.08 based on the average amount applied to annuity payout options in 2000. See "Annuity administrative fee" in "Charges and expenses."



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2000.

1
Contract features and benefits

-----
 16
--------------------------------------------------------------------------------



HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE FOR ANNUITANT                                          LIMITATIONS ON
 CONTRACT TYPE   ISSUE AGES                 SOURCE OF CONTRIBUTIONS               CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 85               o After-tax money.                    o No additional contributions after age 86.
                                            o Paid to us by check or transfer of
                                              contract value in a tax-deferred
                                              exchange under Section 1035 of
                                              the Internal Revenue Code.
Rollover IRA     20 through 85
                                            o Rollovers from a qualified plan.    o No rollover or direct transfer
                                                                                    contributions after age 86.
                                            o Rollovers from a TSA contract or
                                              other 403(b) arrangement.           o Contributions after age 70-1/2
                                                                                    must be net of required minimum
                                            o Rollovers from another                distributions..
                                              traditional individual retirement
                                              arrangement.                        o Although we accept regular
                                                                                    contributions (limited to $2,000
                                            o Direct custodian-to-custodian         per year) under the Rollover IRA
                                              transfers from another traditional    contracts, we intend that this
                                              individual retirement                 contract be used primarily for
                                              arrangement.                          rollover and direct transfer
                                            o Regular IRA contributions.            contributions. Please refer to
                                                                                    "Withdrawals, payments and
                                                                                    transfers of funds out of
                                                                                    traditional IRAs" in "Tax
                                                                                    information" for a discussion of
                                                                                    conduit IRAs.

-----
 17
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE FOR ANNUITANT                                          LIMITATIONS ON
 CONTRACT TYPE   ISSUE AGES                 SOURCE OF CONTRIBUTIONS               CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85             o Rollovers from another Roth IRA.   o No additional rollover or direct
IRA                                                                                transfer contributions after
                                            o Conversion rollovers from a          age 86.
                                              traditional IRA.
                                                                                 o Conversion rollovers after
                                            o Direct transfers from another        age 70-1/2 must be net of required
                                              Roth IRA.                            minimum distributions for the
                                                                                   traditional IRA you are rolling
                                                                                   over.
                                                                                 o You cannot roll over funds from a
                                                                                   traditional IRA if your adjusted
                                                                                   gross income is $100,000 or
                                                                                   more.
                                                                                 o Regular contributions are not
                                                                                   permitted.
                                                                                 o Only rollover and direct transfer
                                                                                   contributions are permitted.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA      20 through 85             o Rollovers from another TSA         o No additional rollover or direct
                                              contract or other 403(b)             transfer contributions after
                                              arrangement.                         age 86.
                                            o Rollovers from a traditional IRA   o Contributions after age 70-1/2
                                              which was a "conduit" for TSA        must be net of required minimum
                                              funds previously rolled over.        distributions.
                                            o Direct transfers from another      o Employer-remitted contributions
                                              contract or arrangement TSA,         are not permitted.
                                              complying with IRS Revenue
                                              Ruling 90-24.
------------------------------------------------------------------------------------------------------------------------------------

-----
 18
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                 AVAILABLE FOR ANNUITANT                                          LIMITATIONS ON
 CONTRACT TYPE   ISSUE AGES                 SOURCE OF CONTRIBUTIONS               CONTRIBUTIONS
------------------------------------------------------------------------------------------------------------------------------------
QP               20 through 75
                                           o Only transfer contributions from    o Regular ongoing payroll
                                             an existing qualified plan trust as   contributions are not permitted.
                                             a change of investment vehicle
                                             under the Plan.                     o Only one additional transfer
                                                                                   contribution may be made during
                                           o The plan must be qualified under      a contract year.
                                             Section 401(a) of the Internal
                                             Revenue Code.                       o No additional transfer
                                                                                   contributions after age 76.
                                           o For 401(k) plans, transferred
                                             contributions may only include      o For defined benefit plans,
                                             employee pre-tax contributions.       employee contributions are not
                                                                                   permitted.

                                                                                 o Contributions after age 70-1/2
                                                                                   must be net of any required
                                                                                   minimum distributions.

Please refer to Appendix II for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------


See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

-----
 19
--------------------------------------------------------------------------------


OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options.
--------------------------------------------------------------------------------

-----
 20
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST

You should note that some EQ Advisors Trust portfolios have objectives and strategies that are substantially similar to those of certain retail funds; they may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

-------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                      OBJECTIVE                            ADVISER
-------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                 Long-term growth of capital          Alliance Capital Management L.P.
                                                                         Marsico Capital Management, LLC
                                                                         MFS Investment Management
                                                                         Provident Investment Counsel, Inc.
-------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock            Long-term growth of capital and      Alliance Capital Management L.P.
                                    increasing income
-------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield              High total return through a          Alliance Capital Management L.P.
                                    combination of current income
                                    and capital appreciation by
                                    investing generally in high yield
                                    securities
-------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market            High level of current income,        Alliance Capital Management L.P.
                                    preserve its assets and maintain
                                    liquidity
-------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth          Long-term growth of capital          Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth        Long-term growth of capital          Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology              Long-term growth of capital          Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------
EQ/Balanced                         High return through both             Alliance Capital Management L.P.
                                    appreciation of capital and          Capital Guardian Trust Company
                                    current income                       Prudential Investments Fund Management
                                                                           LLC
                                                                         Jennison Associates LLC
-------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value      Capital appreciation                 Alliance Capital Management L.P.
                                                                         through its Bernstein Investment Research
                                                                         and Management Unit
-------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International   Long-term growth of capital by       Capital Guardian Trust Company
                                    investing primarily in
                                    non-United States equity securities
-------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research        Long-term growth of capital          Capital Guardian Trust Company
-------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity     Long-term growth of capital          Capital Guardian Trust Company
-------------------------------------------------------------------------------------------------------------------




                                                  Contract features and benefits

-----
 21
--------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)



------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                      OBJECTIVE                                        ADVISER
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index               Total return before expenses that approximates     Alliance Capital Management L.P.
                                  the total return performance of the S&P 500
                                  Index, including reinvestment of dividends, at a
                                  risk level consistent with that of the Standard &
                                  Poor's 500 Stock Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                Long-term capital growth                           Evergreen Investment Management
                                                                                     Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                     Long-term growth of capital                        Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value         Long-term capital appreciation                     Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index     Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total
                                  return of the Morgan Stanley Capital
                                  International Europe, Australia, Far East Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond          High total return consistent with moderate risk    J.P. Morgan Investment Management Inc.
                                  of capital and maintenance of liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth         Long-term growth in a manner that is consistent    Janus Capital Corporation
                                  with preservation of capital
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value         Capital appreciation                               Lazard Asset Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity     Capital appreciation and secondarily, income       Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth            Long-term capital growth                           MFS Investment Management
 Companies
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust            Long-term growth of capital with a secondary       MFS Investment Management
                                  objective to seek reasonable current income
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                   Long-term growth of capital and future income      MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging        Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value   Capital growth, current income is a secondary      Putnam Investment Management, LLC
                                  objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity    Capital appreciation                               Putnam Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth        Long-term growth of capital and any increased      Putnam Investment Management, LLC
                                  income that results from this growth
------------------------------------------------------------------------------------------------------------------------------------

-----
 22
--------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)



--------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME           OBJECTIVE                                   ADVISER
--------------------------------------------------------------------------------------------------------
EQ/Small Company Index   Replicate as closely as possible (before    Deutsche Asset Management, Inc.
                         deduction of portfolio expenses) the total
                         return of the Russell 2000 Index
--------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

-----
 23
--------------------------------------------------------------------------------


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2002 through 2011. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b)  withdraw the maturity value.

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be

-----
 24
--------------------------------------------------------------------------------


negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III of this prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance, or dollar cost averaging.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $25,000, and on March 15, 2001 you chose the fixed maturity option with a maturity date of February 15, 2011, since the rate to maturity was 5.39% on March 15, 2001, we would have allocated $14,844.65 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $25,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, QP, or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds are sufficient to meet your required minimum distributions. See "Tax information."

You may not elect principal assurance if the special dollar cost averaging program is in effect.


DOLLAR COST AVERAGING


We offer two dollar cost averaging programs. Each program allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

Special dollar cost averaging program. Subject to state availability, you may dollar cost average from the EQ/Alliance Money Market option into any of the other variable investment options. You may elect to participate in the special dollar cost averaging program at any time subject to the age limitation on

-----
 25
--------------------------------------------------------------------------------



contributions described in Section 1 of this prospectus. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Alliance Money Market option if you are selecting the special dollar cost averaging program at application to purchase an Accumulator Select contract; thereafter your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Alliance Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Alliance Money Market option.

You may not transfer amounts to the EQ/Alliance Money Market option established for this program that are not part of the special dollar cost averaging program. The only amounts that should be transferred from the EQ/Alliance Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the Money Market option, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                      -------------------------------------

You may not elect dollar cost averaging or special dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options."


YOUR BENEFIT BASE

The benefit base is used to calculate the guaranteed minimum income benefit and the 5% roll up to age 80 guaranteed minimum death benefit. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:

o    your initial contribution and any additional contributions to

-----
 26
--------------------------------------------------------------------------------


     the contract; plus

o    daily interest; less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money"); less


o a deduction for any outstanding loan plus accrued interest on the date that you exercise your guaranteed minimum income benefit (applies to Rollover TSA only).


The effective annual interest rate credited to the benefit base is:


o 5% for the benefit base with respect to the variable investment options (other than the EQ/Alliance Money Market option), and the account for special dollar cost averaging; and

o 3% for the benefit base with respect to the EQ/Alliance Money Market option, the fixed maturity options and the loan reserve account.


No interest is credited after the annuitant is age 80.

--------------------------------------------------------------------------------
Your benefit base is not an account value or a cash value.
--------------------------------------------------------------------------------

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our baseBUILDER option" and annuity payout options are discussed in "Accessing your money" later in this prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

OUR BASEBUILDER OPTION

The baseBUILDER option offers you a guaranteed minimum income benefit combined with the guaranteed minimum death benefit available under the contract. The baseBUILDER benefit is available if the annuitant is between the ages of 20 and 75 at the time the contract is issued. There is an additional charge for the baseBUILDER benefit which is described under "baseBUILDER benefit charge" in "Charges and expenses."


The guaranteed minimum income benefit component of baseBUILDER is described below. Whether you elect baseBUILDER or not, the guaranteed minimum death benefit described under "Guaranteed minimum death benefit" below is provided under the contract. baseBUILDER is currently not available in some states. Please ask your registered representative if baseBUILDER is available in your state.


The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager level payment life with a period certain payout option, subject to state availability (for contracts issued in Oregon, only the income manager life with a period certain payout annuity contract is available). You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager payout option is 10 years. This period may be shorter, depending on the annuitant's age when you exercise your guaranteed minimum income benefit and the type of contract you own. We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive under the life annuity payout option will be the greater of (i) your guaranteed

-----
 27
--------------------------------------------------------------------------------


minimum income benefit which is calculated by applying your benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors.

When you elect to receive annual lifetime income, your contract will terminate and you will receive an annuity payout option. You will begin receiving payments one payment period after the annuity payout option is issued. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death. There is no continuation of benefits following the annuitant's (or joint annuitant's, if applicable) death.

Before you elect baseBUILDER, you should consider the fact that the guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

You should also consider that the guaranteed annuity purchase factors we use to determine your Income Manager benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the Alliance Money Market option or the fixed maturity options.




------------------------------------------------------
                                  GUARANTEED MINIMUM
      CONTRACT DATE          INCOME BENEFIT -- ANNUAL
 ANNIVERSARY AT EXERCISE     INCOME PAYABLE FOR LIFE
------------------------------------------------------
            10                       $10,816
            15                       $16,132
------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT.

On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You may notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us in order to exercise this benefit. The amount of income you actually receive will be determined when we receive your request to exercise the benefit. You will begin receiving payments one payment period after the annuity payout contract is issued.

You (or the successor annuitant/owner, if applicable) will be eligible to exercise the guaranteed minimum income benefit as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 (age 53 in Oregon) when the contract was issued, you

-----
 28
--------------------------------------------------------------------------------


     are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 (age 54 in Oregon) and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th (7th in Oregon) contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th (83rd in Oregon) birthday; and

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first (in Oregon, the first and second contract date anniversary) contract date anniversary that it becomes available;


(iii) if the annuitant was older than age 60 (63 in Oregon) at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised; and


(iv) for QP and Rollover TSA contracts, if you are eligible to exercise your guaranteed minimum income benefit, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit is provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit is also provided under your contract even if you don't elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

You must elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.


5% ROLL UP TO AGE 80. The guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base."


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options.


If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 80 THROUGH 85 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional

-----
 29
--------------------------------------------------------------------------------



contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                      -------------------------------------

Please see "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix IV for an example of how we calculate the guaranteed minimum death benefit.


PROTECTION PLUS

Subject to state availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. Although we do not offer the Protection Plus feature for any contract other than nonqualified as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts. See the appropriate part of "Tax information" for the potential tax consequences of electing to purchase the Protection Plus feature in either an NQ or an IRA contract.

If the annuitant is 69 or younger when we issue your NQ Contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o    the account value or

o    any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o    the total net contributions or

o    the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is between the ages of 70 and 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:

the greater of:

o    the account value or

o    any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o    the total net contributions (as described above) or

o    the death benefit (as described above) less total net contributions

Protection Plus must be elected when the contract is first issued: neither the owner nor the Successor/Owner Annuitant can add it subsequently.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value

-----
 30
--------------------------------------------------------------------------------


adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) or (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.


We may require that you wait six months before you may apply for a contract with us again if:


o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.


Please see "Tax information" for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your registered representative, can provide you with the cancellation instructions.

2
Determining your contract's value

-----
 31
--------------------------------------------------------------------------------


YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) value you have in the loan reserve account (applicable to Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed under "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the baseBUILDER benefit charge and/or the Protection Plus benefit charge the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.



YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

3
Transferring your money among investment options


-----
 32
--------------------------------------------------------------------------------


TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


You may request a transfer in writing or by telephone using TOPS. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator Select contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.



REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

-----
 33
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other registered representative before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the dollar cost averaging or special dollar cost averaging program.

4
Accessing your money


-----
 34
--------------------------------------------------------------------------------


WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."




----------------------------------------------------------------------------------
                                       METHOD OF WITHDRAWAL
----------------------------------------------------------------------------------
                                                                       LIFETIME
                                                                       REQUIRED
                                                   SUBSTANTIALLY       MINIMUM
      CONTRACT      LUMP SUM      SYSTEMATIC          EQUAL          DISTRIBUTION
----------------------------------------------------------------------------------
NQ                    Yes            Yes                No                No
----------------------------------------------------------------------------------
Rollover IRA          Yes            Yes               Yes               Yes
----------------------------------------------------------------------------------
Roth
  Conversion
  IRA                 Yes            Yes               Yes                No
----------------------------------------------------------------------------------
QP                    Yes             No                No               Yes
----------------------------------------------------------------------------------
Rollover TSA*         Yes            Yes                No               Yes
----------------------------------------------------------------------------------



* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information."


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA and IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).


You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.



SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)


The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full

-----
 35
--------------------------------------------------------------------------------


years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, QP, and Rollover TSA contracts only -- See "Tax information")


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" for your specific type of retirement arrangement.


We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------

For Rollover IRA, QP, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

INCOME BENEFIT AND DEATH BENEFIT

5% ROLL UP TO AGE 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis.

The timing of your withdrawals and whether they exceed the 5% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

-----
 36
--------------------------------------------------------------------------------


ANNUAL RATCHET TO AGE 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your benefit base and current guaranteed minimum death benefit on a pro rata basis.

Annuitant issue ages 80 through 85 -- If your contract was issued when the annuitant was between ages 80 and 85, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                      -------------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x
 .40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.

-----
 37
--------------------------------------------------------------------------------


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator Select offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under baseBUILDER (see "Our baseBUILDER option").



--------------------------------------------------------------------------------
Fixed annuity payout options            Life annuity
                                        Life annuity with period
                                          certain
                                        Life annuity with refund
                                          certain
                                        Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity              Life annuity
   payout options                       Life annuity with period
                                          certain
--------------------------------------------------------------------------------
Income Manager payout options           Life annuity with period
   (available for annuitants age 83       certain
   or less at contract issue)           Period certain annuity
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period

-----
 38
--------------------------------------------------------------------------------


     certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your registered representative can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your registered representative. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative. Income Manager payout options are described in a separate prospectus that is available from your registered representative. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

You may choose to apply only part of the account value of your Equitable Accumulator Select contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator Select. For the tax consequences of withdrawals, see "Tax information."

-----
 39
--------------------------------------------------------------------------------


Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator Select contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before the last date by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals (subject to a market value adjustment) if an Income Manager payout option is chosen.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Charges and expenses


-----
 40
--------------------------------------------------------------------------------


CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o If you elect the optional benefit a charge for the optional baseBUILDER benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


o    A charge for Protection Plus, if you elect this optional benefit.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


BASEBUILDER BENEFIT CHARGE

If you elect the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85 (83 in Oregon), whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

-----
 41
--------------------------------------------------------------------------------



PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment option on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity dates first. A market value adjustment may apply.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:


o    Management fees ranging from 0.25% to 1.15%.

o    12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit, or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

-----
 42
--------------------------------------------------------------------------------


Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


                                                            Charges and expenses

6
Payment of death benefit


-----
 43
--------------------------------------------------------------------------------


YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.


Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. Under Rollover TSA contracts we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.



WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive this death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

-----
 44
--------------------------------------------------------------------------------


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of the annuitant's death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment option according to the allocation percentages we have on file for your contract. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.



BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within 60 days following the date we receive proof of your death and before any other inconsistent election is made. We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. Except as noted in the next two sentences, the beneficiary continuation option is available if we have received regulatory clearance in your state. For Rollover IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator Select individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.


Under the beneficiary continuation option:

o    The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The guaranteed minimum income benefit and the death benefit (including the guaranteed minimum death benefit) provisions will no longer be in effect.

-----
 45
--------------------------------------------------------------------------------


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary any remaining death benefit will be paid in a lump sum to the person named by the beneficiary, when we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment.

For traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for lifetime required lifetime minimum distributions (see "Tax information"), the contract will continue if:


(a)  You were receiving minimum distribution withdrawals from this contract; and


(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.


The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information. See the "Required minimum distributions" discussion under "IRAs" in "Tax information" below.

For all Roth IRA's and for traditional IRA's when you die before the Required Beginning Date the beneficiary may choose one of the following two beneficiary options:


1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a surviving spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may also choose to delay beginning the minimum distributions until the December 31st of the calendar year in which you would have turned age 70-1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
Tax information

-----
 46
--------------------------------------------------------------------------------


OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Select contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator Select's Special Dollar Cost Averaging, choice of death benefits, selection of investment funds and fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

-----
 47
--------------------------------------------------------------------------------


All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. IN SUCH A CASE THE CHARGES FOR THE PROTECTION PLUS RIDER COULD BE TREATED FOR FEDERAL INCOME TAX PURPOSES AS A PARTIAL WITHDRAWAL FROM THE CONTRACT. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator Select NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator Select NQ contract.

A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.

-----
 48
--------------------------------------------------------------------------------


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX


If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:
o on or after your death; or
o because you are disabled (special federal income tax definition); or
o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.

OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or

-----
 49
--------------------------------------------------------------------------------



securities in a custodial account and bank certificates of deposit in a trusteed account . In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o    Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http:// www.irs.gov).


Equitable Life designs its traditional contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator Select traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Select traditional and Roth IRA contracts.


PROTECTION PLUS FEATURE

Although we do not offer the Protection Plus feature for any contract other than NQ as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts, subject to state availability. THE IRS APPROVAL OF THE ACCUMULATOR CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We are filing a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59 1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR IRA OR ACCUMULATOR ROTH IRA WITH THE OPTIONAL PROTECTION PLUS FEATURE.

CANCELLATION

You can cancel an Equitable Accumulator Select IRA contract by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Select Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Select Rollover IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").



REGULAR CONTRIBUTION TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is

-----
 50
--------------------------------------------------------------------------------


the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with the AGI between $33,000 and $43,000 in 2001. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $53,000 and $63,000 in 2001. This range will increase every year until 2007 when the range is $80,000-$100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution in 2001, you determine AGI and subtract $33,000 if you are single, or $53,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:



 ($10,000-excess AGI) times    $2,000 (or earned    Equals  the adjusted
 --------------------   x      income, if less)       =     deductible
  divided by $10,000                                        contribution
                                                            limit

-----
 51
--------------------------------------------------------------------------------


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o    qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o    Do it yourself
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover
     You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o    only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70-1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o    a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

-----
 52
--------------------------------------------------------------------------------


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o    regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o    regular contributions to a traditional IRA made after you reach age 70-1/2;
     or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible

-----
 53
--------------------------------------------------------------------------------


contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions.


To get this conduit traditional IRA treatment:


o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS


--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit IRA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.
--------------------------------------------------------------------------------

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life

-----
 54
--------------------------------------------------------------------------------


expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70-1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70-1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2.

-----
 55
--------------------------------------------------------------------------------


If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70-1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS


You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.



EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.

-----
 56
--------------------------------------------------------------------------------



ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)


This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Select Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Individuals may make three different types of contributions to a Roth IRA:

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o    tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Since we only permit direct transfer and rollover contributions under the Equitable Accumulator Select Roth Conversion IRA contract, we do not discuss regular after-tax contributions here.

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? YOU MAY MAKE ROLLOVER CONTRIBUTIONS TO A ROTH IRA FROM ONLY TWO SOURCES:

o    another Roth IRA ("tax-free rollover contribution"); or


o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover

-----
 57
--------------------------------------------------------------------------------


transaction is not tax free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA,

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

-----
 58
--------------------------------------------------------------------------------


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:


o    Rollovers from a Roth IRA to another Roth IRA;

o    Direct transfers from a Roth IRA to another Roth IRA;

o    Qualified distributions from a Roth IRA; and


o    Return of excess contributions or amounts recharacterized to a traditional
     IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable- year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.


NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows.

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)  Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain--with any custodian or issuer--are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2001 and the conversion contribution is made

-----
 59
--------------------------------------------------------------------------------



     in 2002, the conversion contribution is treated as contributed prior to other conversion contributions made in 2002.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Generally the same as traditional IRA.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.



SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section of the prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

Generally there are two types of funding vehicles available for 403(b) arrangements - an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of which the Code. Both types of 403(b) arrangements qualify for tax deferral.

-----
 60
--------------------------------------------------------------------------------



CONTRIBUTIONS TO TSAS


There are two ways you can make contributions to this Equitable Accumulator Select Rollover TSA contract:

o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

If you make a direct transfer, you must fill out our transfer form.

EMPLOYER-REMITTED CONTRIBUTIONS. The Equitable Accumulator Select Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Equitable Accumulator Select Rollover TSA contract from TSAs under
Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

o    termination of employment with the employer who provided the TSA funds; or

o    reaching age 59-1/2 even if you are still employed; or

o    disability (special federal income tax definition).

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator Select contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Equitable Accumulator Select Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Equitable Accumulator Select TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o    you are or will be at least age 70-1/2 in the current calendar year, and

o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Equitable Accumulator Select Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o    rollover by check of the proceeds from another TSA; or

-----
 61
--------------------------------------------------------------------------------


o    direct rollover from another TSA; or

o    direct transfer under Revenue Ruling 90-24 from another TSA.


Further, under the minimum distribution rules we apply, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy), if you have already begun to receive required minimum distributions from or with respect to the TSA from which you are making your contribution to the Equitable Accumulator Select Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.



DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Equitable Accumulator Select Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a hardship withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occur:

(1) the requirements for minimum distribution (discussed under "Required minimum distributions" below) are met; or

(2)  death; or

(3)  retirement; or

(4) termination of employment in all Texas public institutions of higher education.


For you to make a withdrawal, we must receive a properly completed written acknowledgment from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contribution. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions.

-----
 62
--------------------------------------------------------------------------------


Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.

LOANS FROM TSAS

You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.


Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.


TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

     (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

     (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Select Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

-----
 63
--------------------------------------------------------------------------------


o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS

--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit TSA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.
--------------------------------------------------------------------------------

Generally the same as traditional IRA with these differences:


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Equitable Accumulator Select Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Equitable Accumulator Select Rollover TSA on the form used to establish the TSA, you do not qualify.


SPOUSAL CONSENT RULES

This will only apply to you if you establish your Equitable Accumulator Select Rollover TSA by direct Revenue Ruling

-----
 64
--------------------------------------------------------------------------------


90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o    if you are separated from service, any form of payout after you are age 55;
     or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.


o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to

-----
 65
--------------------------------------------------------------------------------



non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.



FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2001, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)


For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o    any after-tax contributions you made to the plan; or

o any distributions which are required minimum distributions after age 70-1/2 or separation from service; or

o    hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

-----
 66
--------------------------------------------------------------------------------


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

8
More information


-----
 67
--------------------------------------------------------------------------------


ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of our Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 49;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust, attached at the end of this prospectus, or in its SAI which is available upon request.

-----
 68
--------------------------------------------------------------------------------


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE


We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from their financial professional.

The rates to maturity for new allocations as of March 15, 2001 and the related price per $100 of maturity value were as shown below:





------------------------------------------------------------------
  FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH        RATE TO MATURITY
  MATURITY DATE OF            AS OF             PRICE PER $100 OF
   MATURITY YEAR          MARCH 15, 2001          MATURITY VALUE
------------------------------------------------------------------
        2002                   3.00%                 $97.31
        2003                   4.26%                 $92.29
        2004                   4.43%                 $88.10
        2005                   4.62%                 $83.75
        2006                   4.73%                 $79.64
        2007                   4.90%                 $75.32
        2008                   5.04%                 $71.14
        2009                   5.19%                 $66.95
        2010                   5.30%                 $63.06
        2011                   5.39%                 $59.38
        2012                   4.85%                 $59.60
        2013                   4.85%                 $56.83
        2014                   4.85%                 $54.20
        2015                   4.85%                 $51.70
        2016                   4.85%                 $49.30
------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at

-----
 69
--------------------------------------------------------------------------------


the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits."

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases

-----
 70
--------------------------------------------------------------------------------


we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our business day is generally any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

-----
 71
--------------------------------------------------------------------------------


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees; or

o    the formal approval of independent auditors selected for EQ Advisors Trust;
     or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of EQ Advisors Trust are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account
No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2000 and 1999, and for the three years ended December 31, 2000 in this prospectus by reference to the 2000 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

-----
 72
--------------------------------------------------------------------------------



FINANCIAL STATEMENTS


The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.


You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP, or Rollover TSA contract to another similar arrangement under federal income tax rules .



DISTRIBUTION OF THE CONTRACTS


Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI also acts as distributor for other Equitable Life annuity products with different features, expenses, and fees. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104.

It is anticipated that by June 30, 2001, Equitable Distributors, LLC ("EDI, LLC") will become a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"), including the role of principal underwriter of Separate Account 49. Like EDI, EDI, LLC is owned by Equitable Holdings, LLC. Accordingly, once the successor by merger is complete, all references to the principal underwriter in each prospectus should be replaced with Equitable Distributors, LLC.

The contracts will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. We pay broker-dealer sales compensation that will not exceed an amount equal to 1% annually of the account value on a contract date anniversary. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

9
Investment performance

-----
 73
--------------------------------------------------------------------------------



The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all current fees and charges under the contract, including the optional baseBUILDER benefits charge and the charge for Protection Plus, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts were first offered on October 1, 1997.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

-----
 74
--------------------------------------------------------------------------------



                                                            TABLE
                       AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2000:

-----------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                                                                                                   SINCE
                                                                                               SINCE OPTION      PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                 1 YEAR        3 YEARS      5 YEARS    10 YEARS     INCEPTION*      INCEPTION**
-----------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         (14.72)%       (1.03)%        4.64%      11.66%        1.14%           12.96%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                    (15.61)%        9.30%        14.93%      15.24%       13.85%           12.80%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield                      (10.35)%       (7.83)%        1.74%       6.94%       (1.88)%           5.51%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                      4.31%         3.23%         3.09%       2.54%        3.05%            4.46%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                  (19.69)%          --            --          --        (3.58)%          (3.58)%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                 11.84%         9.34%           --          --        14.26%           14.26%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value               (3.52)%        4.78%           --          --         4.78%            4.78%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International           (20.39)%          --            --          --         6.14%            6.14%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                  4.22%           --            --          --         5.80%            5.80%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity               1.93%           --            --          --         2.42%            2.42%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                         (11.24)%        9.33%        15.18%         --        14.58%           15.53%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                          (13.12)%          --            --          --        (3.39)%          (3.39)%
-----------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                     3.46%        (3.19)%          --          --        27.11%            1.73%
-----------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index               (18.93)%        6.00%           --          --         6.00%            6.00%
-----------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                      9.71%         4.10%           --          --         4.10%            4.10%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                    16.63%         1.83%           --          --         1.83%            1.83%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                10.03%        11.89%           --          --        13.96%           13.96%
-----------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies            (20.13)%       21.48%           --          --        23.41%           23.41%
-----------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                       (2.27)%          --            --          --         2.00%            2.00%
-----------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                              (6.77)%       10.99%           --          --        12.95%           12.95%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging Markets Equity   (41.00)%       (6.89)%          --          --        (6.89)%         (12.62)%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value               5.08%         3.88%           --          --         7.04%            7.04%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity              (13.71)%       16.62%           --          --        15.78%           15.78%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                  (19.08)%       11.32%           --          --        15.47%           15.47%
-----------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                       (4.94)%        2.43%           --          --         2.43%            2.43%
-----------------------------------------------------------------------------------------------------------------------------



* The variable investment option inception dates are: EQ/Alliance Money Market, EQ/Alliance High Yield, EQ/Alliance Common Stock and EQ/Aggressive Stock (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/MFS Research, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth and EQ/Putnam International Equity (May 1, 1997); EQ/Equity 500 Index, EQ/Small Company Index, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value and EQ/Morgan Stanley Emerging Markets Equity (December 31, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (December 31, 1998); EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian Research and EQ/Capital Guardian International (April 30, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (9/1/00) and EQ/Balanced (anticipated to become available on or about May 18, 2001). No information is provided for portfolios and/or variable investment options with inception dates after 12/31/99.

** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Alliance Money Market (July 13, 1981); EQ/Alliance High Yield (January 2, 1987); EQ/Alliance Common Stock (January 13, 1976); EQ/Aggressive Stock and EQ/Balanced

-----
 75
--------------------------------------------------------------------------------



     (January 27, 1986); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/MFS Research, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth and EQ/Putnam International Equity (May 1, 1997); EQ/Small Company Index, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Bernstein Diversified Value and EQ/Lazard Small Cap Value (January 1, 1998); EQ/Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian Research and EQ/Capital Guardian International (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (9/1/00). No information is provided for portfolios and/or variable investment options with inception dates after 12/31/99.

-----
 76
--------------------------------------------------------------------------------


COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------

Barron's                                   Investment Management Weekly
Morningstar's Variable Annuity             Money Management Letter
  Sourcebook                               Investment Dealers Digest
Business Week                              National Underwriter
Forbes                                     Pension & Investments
Fortune                                    USA Today
Institutional Investor                     Investor's Business Daily
Money                                      The New York Times
Kiplinger's Personal Finance               The Wall Street Journal
Financial Planning                         The Los Angeles Times
Investment Adviser                         The Chicago Tribune
--------------------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.


Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

-----
 77
--------------------------------------------------------------------------------


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the optional baseBUILDER benefits charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. The yields and effective yields for the EQ/Alliance Money Market option, when used for the special dollar cost averaging program, assume that no contract charges are deducted. For more information, see "Yield Information for the EQ/Alliance Money Market Option and EQ/Alliance High Yield Option" in the SAI.

10
Incorporation of certain documents by reference


-----
 78
--------------------------------------------------------------------------------



Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2000, is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary
(telephone : (212) 554-1234).

Appendix I: Condensed financial information


-----
 A-1
--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.60%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001




--------------------------------------------------------------------------------
                                               FOR THE YEARS ENDING DECEMBER 31,
                                               ---------------------------------
                                                      1999             2000
--------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------
  Unit value                                        $ 78.30          $ 66.77
  Number of units outstanding (000s)                    141              420
--------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------
  Unit value                                        $275.01          $232.08
  Number of units outstanding (000s)                    255              618
--------------------------------------------------------------------------------
 EQ/ALLIANCE HIGH YIELD
--------------------------------------------------------------------------------
  Unit value                                        $ 25.73          $ 23.07
  Number of units outstanding (000s)                    574            1,211
--------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------
  Unit value                                        $ 25.55          $ 26.65
  Number of units outstanding (000s)                  5,805            9,875
--------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------------------------
  Unit value                                        $ 11.77          $  9.45
  Number of units outstanding (000s)                  5,630           17,412
--------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------------
  Unit value                                        $ 14.78          $ 16.53
  Number of units outstanding (000s)                    818            3,189
--------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
--------------------------------------------------------------------------------
  Unit value                                             --          $  6.60
  Number of units outstanding (000s)                     --            5,505
--------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN INTERNATIONAL
--------------------------------------------------------------------------------
  Unit value                                        $ 13.93          $ 11.09
  Number of units outstanding (000s)                  1,286            5,514
--------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------
  Unit value                                        $ 10.60          $ 11.04
  Number of units outstanding (000s)                    987            2,953
--------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------------------------
  Unit value                                        $ 10.26          $ 10.46
  Number of units outstanding (000s)                  2,436            5,538
--------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------
  Unit value                                             --          $ 27.69
  Number of units outstanding (000s)                     --            6,057
--------------------------------------------------------------------------------

-----
 A-2
--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001 (CONTINUED)



--------------------------------------------------------------------------------
                                               FOR THE YEARS ENDING DECEMBER 31,
                                               ---------------------------------
                                                  1999             2000
--------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
--------------------------------------------------------------------------------
  Unit value                                     $10.56            $ 9.90
  Number of units outstanding (000s)                  6               134
--------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
--------------------------------------------------------------------------------
  Unit value                                     $10.80            $ 9.38
  Number of units outstanding (000s)                  6                78
--------------------------------------------------------------------------------
 EQ/FI MID CAP
--------------------------------------------------------------------------------
  Unit value                                         --            $ 9.99
  Number of units outstanding (000s)                 --               617
--------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
--------------------------------------------------------------------------------
  Unit value                                         --            $10.82
  Number of units outstanding (000s)                 --               251
--------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------
  Unit value                                     $14.82            $12.02
  Number of units outstanding (000s)                992             2,531
--------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
--------------------------------------------------------------------------------
  Unit value                                         --            $ 8.39
  Number of units outstanding (000s)                 --             1,315
--------------------------------------------------------------------------------
 EQ/J.P. MORGAN CORE BOND
--------------------------------------------------------------------------------
  Unit value                                     $10.39            $11.40
  Number of units outstanding (000s)              2,026             5,112
--------------------------------------------------------------------------------
 EQ/LAZARD SMALL CAP VALUE
--------------------------------------------------------------------------------
  Unit value                                     $ 9.15            $10.68
  Number of units outstanding (000s)                 88             2,109
--------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
--------------------------------------------------------------------------------
  Unit value                                     $14.88            $16.37
  Number of units (000s)                            173             1,079
--------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------
  Unit value                                     $27.40            $21.88
  Number of units outstanding (000s)              1,680             5,759
--------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
--------------------------------------------------------------------------------
  Unit value                                     $10.70            $10.45
  Number of units outstanding (000s)              2,906             7,052
--------------------------------------------------------------------------------
 EQ/MFS RESEARCH
--------------------------------------------------------------------------------
  Unit value                                     $16.99            $15.84
  Number of units outstanding (000s)              1,725             5,917
--------------------------------------------------------------------------------

-----
 A-3
--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001 (CONTINUED)



--------------------------------------------------------------------------------
                                               FOR THE YEARS ENDING DECEMBER 31,
                                               ---------------------------------
                                                  1999             2000
--------------------------------------------------------------------------------
 EQ/MORGAN STANLEY EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------
  Unit value                                     $10.97          $ 6.47
  Number of units outstanding (000s)                962           2,958
--------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------
  Unit value                                     $12.39          $13.02
  Number of units outstanding (000s)                978           1,755
--------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY
--------------------------------------------------------------------------------
  Unit value                                     $20.10          $17.34
  Number of units outstanding (000s)                771           2,033
--------------------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH
--------------------------------------------------------------------------------
  Unit value                                     $21.20          $17.16
  Number of units outstanding (000s)                576           1,658
--------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------
  Unit value                                     $11.42          $10.86
  Number of units outstanding (000s)                522           1,382
--------------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE
--------------------------------------------------------------------------------
  Unit value                                     $12.04          $11.61
  Number of units outstanding (000s)              1,532           3,700
--------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  Unit value                                     $13.00          $11.33
  Number of units outstanding (000s)                 19             172
--------------------------------------------------------------------------------

                      (This page intentionally left blank)

Appendix II: Purchase considerations for QP contracts


-----
 B-1
--------------------------------------------------------------------------------



Trustees who are considering the purchase of an Equitable Accumulator Select QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator Select QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A market value adjustment may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2; and


o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.


Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

                      (This page intentionally left blank)

Appendix III: Market value adjustment example


-----
 C-1
--------------------------------------------------------------------------------



The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2002 to a fixed maturity option with a maturity date of February 15, 2011 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2006.





------------------------------------------------------------------------------------------
                                                                     HYPOTHETICAL ASSUMED
                                                                      RATE TO MATURITY ON
                                                                       FEBRUARY 15, 2006
                                                                        5.00%       9.00%
-----------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2006 (BEFORE WITHDRAWAL)
-----------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048   $119,487
-----------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $131,080   $131,080
-----------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                        $ 12,968   $(11,593)
-----------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2006 (AFTER WITHDRAWAL)
-----------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                              $  4,501   $ (4,851)
-----------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]              $ 45,499   $ 54,851
-----------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581   $ 76,229
-----------------------------------------------------------------------------------------
(7) Maturity value                                                   $120,032   $106,915
-----------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $ 94,048   $ 69,487
-----------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

                      (This page intentionally left blank)

Appendix IV: Guaranteed minimum death benefit example


-----
 D-1
--------------------------------------------------------------------------------


The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Money Market option or the fixed maturity options), no additional contributions, no transfers and no withdrawals, and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:




----------------------------------------------------------------------------------
   END OF                          5% ROLL UP TO AGE 80   ANNUAL RATCHET TO AGE 80
 CONTRACT                          GUARANTEED MINIMUM      GUARANTEED MINIMUM
   YEAR         ACCOUNT VALUE       DEATH BENEFIT(1)          DEATH BENEFIT
----------------------------------------------------------------------------------
     1           $105,000             $105,000(1)              $105,000(3)
---------------------------------------------------------------------------------
     2           $115,500             $110,250(2)              $115,500(3)
---------------------------------------------------------------------------------
     3           $129,360             $115,763(2)              $129,360(3)
---------------------------------------------------------------------------------
     4           $103,488             $121,551(1)              $129,360(4)
---------------------------------------------------------------------------------
     5           $113,837             $127,628(1)              $129,360(4)
---------------------------------------------------------------------------------
     6           $127,497             $134,010(1)              $129,360(4)
---------------------------------------------------------------------------------
     7           $127,497             $140,710(1)              $129,360(4)
---------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

                      (This page intentionally left blank)

Statement of additional information


--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                           PAGE


Revised Proposed Minimum Distribution Rules                                 2
Unit Values                                                                 3
Custodian and Independent Accountants                                       4
Yield Information for the EQ/Alliance Money Market Option and
  EQ/Alliance High Yield Option                                             4
Distribution of the contracts                                               5
Financial Statements                                                        5



HOW TO OBTAIN AN EQUITABLE ACCUMULATOR SELECT STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Equitable Accumulator Select
  P.O. Box 1547
  Secaucus, NJ 07096-1547



Please send me an Equitable Accumulator Select SAI for Separate Account No. 49 dated May 1, 2001:



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City            State    Zip






(SAI 4ACS(5/00))

Equitable Accumulator
Express(SM)
A combination variable and fixed deferred annuity contract




PROSPECTUS DATED MAY 1, 2001

--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR EXPRESS?


Equitable Accumulator Express is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and the fixed maturity options ("investment options"). This contract may not currently be available in all states.



-------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS*
-------------------------------------------------------------------------
o EQ/Aggressive Stock                  o EQ/International Equity Index(4)
o EQ/Alliance Common Stock             o EQ/J.P. Morgan Core Bond
o EQ/Alliance High Yield               o EQ/Janus Large Cap Growth
o EQ/Alliance Money Market             o EQ/Lazard Small Cap Value
o EQ/Alliance Premier Growth           o EQ/Mercury Basic Value Equity
o EQ/Alliance Small Cap Growth         o EQ/MFS Emerging Growth
o EQ/Alliance Technology                 Companies
o EQ/Balanced(1)                       o EQ/MFS Investors Trust(5)
o EQ/Bernstein Diversified Value(2)    o EQ/MFS Research
o EQ/Capital Guardian International    o EQ/Morgan Stanley Emerging
o EQ/Capital Guardian Research           Markets Equity
o EQ/Capital Guardian U.S. Equity      o EQ/Putnam Growth & Income
o EQ/Equity 500 Index                    Value
o EQ/Evergreen Omega(3)                o EQ/Putnam International Equity
o EQ/FI Mid Cap                        o EQ/Putnam Investors Growth
o EQ/FI Small/Mid Cap Value            o EQ/Small Company Index(6)
-------------------------------------------------------------------------

* Effective on May 18, 2001, all of the names of the variable investment options will include "EQ/."
(1) Available on or about May 18, 2001.
(2) Formerly named "Lazard Large Cap Value."
(3) Formerly named "EQ/Evergreen."

(4) Formerly named "BT International Equity Index."
(5) This reflects the name change of the MFS Growth with Income option, effective May 18, 2001.
(6) Formerly named "BT Small Company Index."



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate we set. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:


o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA.

   We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."


o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").


A contribution of at least $50 is required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated

May 1, 2001, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                       X00012/ML

Contents of this prospectus

-----
2
--------------------------------------------------------------------------------

Equitable Accumulator Express(SM)


--------------------------------------------------------------------------------

Index of key words and phrases                                               4


Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator Express at a glance -- key features                    8

--------------------------------------------------------------------------------

FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Examples                                                                    14
Condensed financial information                                             15


--------------------------------------------------------------------------------

1
CONTRACT FEATURES AND BENEFITS                                              16
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        16
Owner and annuitant requirements                                            20
How you can make your contributions                                         20
What are your investment options under the contract?                        20
Allocating your contributions                                               25
Your right to cancel within a certain number of days                        25




--------------------------------------------------------------------------------

2
DETERMINING YOUR CONTRACT'S VALUE                                           27
--------------------------------------------------------------------------------
Your account value and cash value                                           27
Your contract's value in the variable investment options                    27
Your contract's value in the fixed maturity options                         27




--------------------------------------------------------------------------------

3
TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                            28
--------------------------------------------------------------------------------
Transferring your account value                                             28
Disruptive transfer activity                                                28
Dollar cost averaging                                                       28
Rebalancing your account value                                              29


-----------------------------
"We," "our," and "us" refer to Equitable Life. When we use the word "contract" it also includes certificates that are issued under group contracts in some states.
When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

-----
3
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

4
ACCESSING YOUR MONEY                                                        30
--------------------------------------------------------------------------------
Withdrawing your account value                                              30
How withdrawals are taken from your account value                           31
Loans under Rollover TSA contracts                                          31
Surrendering your contract to receive its cash value                        32
When to expect payments                                                     32
Annuity purchase factors                                                    33
Your annuity payout options                                                 33




--------------------------------------------------------------------------------

5
CHARGES AND EXPENSES                                                        36
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         36
Charges that EQ Advisors Trust deducts                                      37
Group or sponsored arrangements                                             38
Other distribution arrangements                                             38




--------------------------------------------------------------------------------

6
PAYMENT OF DEATH BENEFIT                                                    39
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     39
How death benefit payment is made                                           40
Beneficiary continuation option                                             40




--------------------------------------------------------------------------------

7
TAX INFORMATION                                                             42
--------------------------------------------------------------------------------
Overview                                                                    42
Buying a contract to fund a retirement arrangement                          42
Transfers among investment options                                          42
Taxation of nonqualified annuities                                          42
Individual retirement arrangements (IRAs)                                   44
Roth individual retirement annuities (Roth IRAs)                            51
Tax-Sheltered Annuity contracts (TSAs)                                      56
Federal and state income tax withholding and information reporting          60
Impact of taxes to Equitable Life                                           61


--------------------------------------------------------------------------------

8
MORE INFORMATION                                                            62
--------------------------------------------------------------------------------
About our Separate Account No. 49                                           62
About EQ Advisors Trust                                                     62
About our fixed maturity options                                            63
About the general account                                                   64
About other methods of payment                                              64
Dates and prices at which contract events occur                             65
About your voting rights                                                    66
About legal proceedings                                                     66
About our independent accountants                                           66
Financial statements                                                        67
Transfers of ownership, collateral assignments, loans, and borrowing        67
Distribution of the contracts                                               67




--------------------------------------------------------------------------------

9
INVESTMENT PERFORMANCE                                                      68
--------------------------------------------------------------------------------
Communicating performance data                                              71





--------------------------------------------------------------------------------

10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                            73

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

APPENDICES

--------------------------------------------------------------------------------

I--Condensed financial information                                         A-1
II--Market value adjustment example                                        B-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

Index of key words and phrases

-----
4
--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.






                                      PAGE                                     PAGE
 account value                           27      IRS                             42
 annuitant                               16      investment options              20
 annuity payout options                  33      market adjusted amount          24
 beneficiary                             39      market timing                   28
 business day                            65      market value adjustment         24
 cash value                              27      maturity value                  24
 conduit IRA                             48      minimum death benefit           39
 contract date                            9      NQ                           cover
 contract date anniversary                9      portfolio                    cover
 contract year                            9      processing office                6
 contributions to Roth IRAs              51      rate to maturity                63
  regular contributions                  52      Required Beginning Date         49
  rollovers and direct transfers         52      Rollover IRA                 cover
  conversion contributions               53      Rollover TSA                 cover
 contributions to traditional IRAs       45      Roth Conversion IRA          cover
  regular contributions                  45      Roth IRA                        51
  rollovers and transfers                47      SAI                          cover
 disruptive transfer activity            28      SEC                          cover
 EQAccess                                 6      TOPS                             6
 fixed maturity options                  24      TSA                             56
 Flexible Premium IRA                 cover      traditional IRA                 45
 Flexible Premium Roth IRA            cover      unit                            27
 IRA                                     44      variable investment options     20




To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your registered representative can provide further explanation about your contract.


--------------------------------------------------------------------------------
PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
Mixed maturity options          Guarantee Periods (Guaranteed Fixed Interest
                                Accounts in supplemental materials)
variable investment options     Investment Funds
account value                   Annuity Account Value
rate to maturity                Guaranteed Rates
unit                            Accumulation Unit
--------------------------------------------------------------------------------

Who is Equitable Life?

-----
5
--------------------------------------------------------------------------------


We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $483.1 billion in assets as of December 31, 2000. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

------
6
-------------------------------------------------------------------------------


HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/ or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.





-------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
-------------------------------------------------

Equitable Accumulator Express
P.O. Box 13014
Newark, NJ 07188-0014

-------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
-------------------------------------------------

Equitable Accumulator Express
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


-------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
BY REGULAR MAIL:
-------------------------------------------------

Equitable Accumulator Express
P.O. Box 1547
Secaucus, NJ 07096-1547


-------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
BY EXPRESS DELIVERY:
-------------------------------------------------

Equitable Accumulator Express
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

-------------------------------------------------
REPORTS WE PROVIDE:
-------------------------------------------------

o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.

-------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS")
 AND EQACCESS SYSTEMS:
-------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;


o your current allocation percentages;


o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).


You can also:

o change your allocation percentages and/or transfer among the investment options;


o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).


TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

---------
7
--------------------------------------------------------------------


We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you are engaged in a disruptive transfer activity, such as "marketing timing" (see "Disruptive transfer activity" in "Transferring your money among investment options").


-------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
-------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your registered representative;

(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;


(7) tax withholding elections;

(8) election of the beneficiary continuation option;

(9) IRA contribution recharacterizations;

(10) certain section 1035 exchanges; and

(11) direct transfers



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;


(3) transfers between investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) dollar cost averaging;

(3) rebalancing;

(4) substantially equal withdrawals;


(5) systematic withdrawals; and

(6) the date annuity payments are to begin.


You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:


The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.

Equitable Accumulator Express at a glance -- key features


-------
8
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

PROFESSIONAL INVESTMENT   Equitable Accumulator Express' variable investment options invest in different portfolios
MANAGEMENT                managed by professional investment advisers.

------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS    o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to state availability).
                          o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          ----------------------------------------------------------------------------------------------------
                          If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.

------------------------------------------------------------------------------------------------------------------------------

TAX ADVANTAGES            o On earnings inside the    No tax until you make withdrawals from your contract or receive
                            contract                  annuity payments.
                          ----------------------------------------------------------------------------------------------------
                          o On transfers inside the   No tax on transfers among investment options.
                            contract
                          ----------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax
                          Sheltered Annuity (TSA), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax Information", below).

------------------------------------------------------------------------------------------------------------------------------

CONTRIBUTION AMOUNTS      Minimum: $50 ($20 under our automatic investment program)

                          Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------

ACCESS TO YOUR MONEY      o Lump sum withdrawals
                          o Several withdrawal options on a periodic basis
                          o Loans under Rollover TSA contracts
                          o Contract surrender

                          You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                          You may also incur income tax and a tax penalty.

------------------------------------------------------------------------------------------------------------------------------

PAYOUT OPTIONS            o Fixed annuity payout options
                          o Variable Immediate Annuity payout options
                          o Income Manager(Reg. TM) payout annuity options

--------
9
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing
                       (quarterly, semiannually, and annually)
                       o Free transfers

------------------------------------------------------------------------------------------------------------------------------

FEES AND CHARGES       o Daily charges on amounts invested in variable investment options for mortality and expense risks and administrative charges at a current annual rate of 0.95% (1.05% maximum).
                       o If your account value at the end of the contract year is less than $25,000 for NQ contracts (or less than $20,000 for IRA contracts), we deduct an annual administrative charge equal to $30 or during the first two contract years 2% of your account value, if less. If your account value is $25,000 or more for NQ contracts (or $20,000 or more for IRA contracts), we will not deduct the charge.
                       o No sales charge deducted at the time you make contributions.
                       o During the first seven contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 10% of your account value. We use the account value on the most recent contract date anniversary to calculate the 10%
                         amount available. The charge begins at 7% in the first contract year following a contribution. It declines by 1% each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.

                         -----------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                         -----------------------------------------------------------------------------------------------------

                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.
                       o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to
                         1.15% annually, 12b-1 fees of 0.25% annually, and other expenses.

------------------------------------------------------------------------------------------------------------------------------

ANNUITANT ISSUE AGES   NQ: 0-83 Rollover IRA, Flexible Premium Roth IRA, Roth Conversion IRA and Rollover TSA: 20-83
                       Flexible Premium IRA: 20-70
------------------------------------------------------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.

--------
10
--------------------------------------------------------------------------------


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table

------
11
--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes imposed on us, such as premium taxes in your state may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.


The fixed maturity options are not covered by the fee table and examples. However, the annual administrative charge and the withdrawal charge do apply to the fixed maturity options. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.
--------------------------------------------------------------------------------


CHARGES WE DEDUCT FROM
YOUR VARIABLE INVESTMENT
OPTIONS EXPRESSED AS AN
ANNUAL PERCENTAGE OF
DAILY NET ASSETS
--------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                                           0.70%
Administrative                                                                           0.25% current (0.35% maximum)
                                                                                         ------------------------------

Total annual expenses                                                                    0.95% current (1.05% maximum)
--------------------------------------------------------------------------------------------------------------------------

CHARGES WE DEDUCT FROM
YOUR ACCOUNT VALUE ON
EACH CONTRACT DATE
ANNIVERSARY
--------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge

  If your account value on a contract date anniversary is less than $25,000(2) for NQ
  contracts (or less than $20,000 for IRA contracts)                                     $ 30
  If your account value on a contract date anniversary is $25,000 or more for NQ
  contracts (or $20,000 or more for IRA contracts)                                       $  0
--------------------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM
YOUR ACCOUNT VALUE AT
THE TIME YOU REQUEST
CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions (deducted if you surrender your       Contract
contract or make certain withdrawals. The withdrawal charge percentage we use is          year
determined by the contract year in which you make the withdrawal or surrender your        1   7.00%
contract. For each contribution, we consider the contract year in which we receive        2   6.00%
that contribution to be "contract year 1")(3)                                             3   5.00%
                                                                                          4   4.00%
                                                                                          5   3.00%
                                                                                          6   2.00%
                                                                                          7   1.00%
                                                                                          8+  0.00%
Charge if you elect a Variable Immediate Annuity payout option                           $350

--------------------------------------------------------------------------------------------------------------------------

-----
12
--------------------------------------------------------------------------------




                                     EQ ADVISORS TRUST ANNUAL EXPENSES
                      (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

----------------------------------------------------------------------------------------------------------
                                                                                           NET TOTAL
                                                                          OTHER            ANNUAL
                                                                         EXPENSES         EXPENSES
                                          MANAGEMENT                   (AFTER EXPENSE    (AFTER EXPENSE
                                          FEES(2)      12B-1 FEES(3)   LIMITATION)(4)     LIMITATION)(5)
----------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         0.60%         0.25%            0.07%            0.92%
EQ/Alliance Common Stock                    0.46%         0.25%            0.05%            0.76%
EQ/Alliance High Yield                      0.60%         0.25%            0.07%            0.92%
EQ/Alliance Money Market                    0.34%         0.25%            0.06%            0.65%
EQ/Alliance Premier Growth                  0.89%         0.25%            0.01%            1.15%
EQ/Alliance Small Cap Growth                0.75%         0.25%            0.06%            1.06%
EQ/Alliance Technology                      0.90%         0.25%            0.00%            1.15%
EQ/Balanced                                 0.57%         0.25%            0.08%            0.90%
EQ/Bernstein Diversified Value              0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian International           0.85%         0.25%            0.10%            1.20%
EQ/Capital Guardian Research                0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian U.S. Equity             0.65%         0.25%            0.05%            0.95%
EQ/Equity 500 Index                         0.25%         0.25%            0.06%            0.56%
EQ/Evergreen Omega                          0.65%         0.25%            0.05%            0.95%
EQ/FI Mid Cap                               0.70%         0.25%            0.05%            1.00%
EQ/FI Small/Mid Cap Value                   0.75%         0.25%            0.10%            1.10%
EQ/International Equity Index               0.35%         0.25%            0.50%            1.10%
EQ/J.P. Morgan Core Bond                    0.45%         0.25%            0.10%            0.80%
EQ/Janus Large Cap Growth                   0.90%         0.25%            0.00%            1.15%
EQ/Lazard Small Cap Value                   0.75%         0.25%            0.10%            1.10%
EQ/Mercury Basic Value Equity               0.60%         0.25%            0.10%            0.95%
EQ/MFS Emerging Growth Companies            0.62%         0.25%            0.10%            0.97%
EQ/MFS Investors Trust                      0.60%         0.25%            0.10%            0.95%
EQ/MFS Research                             0.65%         0.25%            0.05%            0.95%
EQ/Morgan Stanley Emerging Markets Equity   1.15%         0.25%            0.40%            1.80%
EQ/Putnam Growth & Income Value             0.60%         0.25%            0.10%            0.95%
EQ/Putnam International Equity              0.85%         0.25%            0.15%            1.25%
EQ/Putnam Investors Growth                  0.65%         0.25%            0.05%            0.95%
EQ/Small Company Index                      0.25%         0.25%            0.35%            0.85%

----------------------------------------------------------------------------------------------------------

Notes:


(1) A portion of this charge is for providing the death benefit.

(2) The management fees shown reflect revised management fees, effective May 1, 2000, which were approved by shareholders. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.


(3) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.


(4) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Alliance Technology portfolio on May 1, 2000, "Other Expenses" shown have been

--------
13
--------------------------------------------------------------------------------


    annualized. Initial seed capital was invested for the EQ/FI Mid Cap and EQ/Janus Large Cap Growth Portfolios on September 1, 2000, Thus "Other Expenses" shown are estimated. See footnote (5) for any expense limitation agreement information.

(5) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain Portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." The amounts shown for the EQ/International Equity Index and EQ/Small Company Index portfolios reflect a .10% decrease in the portfolios' expense waiver. The amounts shown for the EQ/Morgan Stanley Emerging Markets Portfolio, reflect a .05% decrease in the portfolio's expense waiver. These decreases in the expense waivers were effective on May 1, 2001. Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached a sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect.





----------------------------------------------------------
                                     OTHER EXPENSES
                                     (BEFORE ANY FEE
                                     WAIVERS AND/OR
                                         EXPENSE
PORTFOLIO NAME                       REIMBURSEMENTS)
----------------------------------------------------------
      EQ/Alliance Premier Growth          0.05%
      EQ/Alliance Technology              0.06%
      EQ/Balanced                         0.08%
      EQ/Bernstein Diversified Value      0.15%
      EQ/Capital Guardian International   0.20%
      EQ/Capital Guardian Research        0.16%
      EQ/Capital Guardian U.S. Equity     0.11%
      EQ/Evergreen Omega                  0.83%
      EQ/FI Mid Cap                       0.27%
      EQ/FI Small/Mid Cap Value           0.19%
      EQ/International Equity Index       0.44%
      EQ/J.P. Morgan Core Bond            0.11%

----------------------------------------------------------

----------------------------------------------------------
                                    OTHER EXPENSES
                                    (BEFORE ANY FEE
                                    WAIVERS AND/OR
                                        EXPENSE
PORTFOLIO NAME                      REIMBURSEMENTS)
----------------------------------------------------------
      EQ/Janus Large Cap Growth           0.22%
      EQ/Lazard Small Cap Value           0.14%
      EQ/Mercury Basic Value Equity       0.10%
      EQ/MFS Investors Trust              0.13%
      EQ/MFS Research                     0.07%
      EQ/Morgan Stanley Emerging
       Markets Equity                     0.52%
      EQ/Putnam Growth & Income Value     0.12%
      EQ/Putnam International Equity      0.22%
      EQ/Putnam Investors Growth          0.10%
      EQ/Small Company Index              0.43%
----------------------------------------------------------

--------
14
--------------------------------------------------------------------------------



EXAMPLES

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) The annual administrative charge is based on the charges applicable to a mix of estimated contract sizes, resulting in an administrative charge of $0.006 per $1,000.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolios of EQ Advisors Trust in the table, above, for the entire one, three, five and ten year periods included in the examples. Other than as indicated above, the charges used in the examples are the maximum charges rather than the lower current charges.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.



---------------------------------------------------------------------------------------------
                                                     IF YOU SURRENDER YOUR CONTRACT
                                                    AT THE END OF EACH PERIOD SHOWN,
                                                         THE EXPENSES WOULD BE:
                                           --------------------------------------------------
                                             1 YEAR      3 YEARS      5 YEARS     10 YEARS
EQ/Aggressive Stock                         $ 90.69     $ 113.91     $ 139.70     $ 236.45
EQ/Alliance Common Stock                    $ 89.01     $ 108.82     $ 131.13     $ 218.94
EQ/Alliance High Yield                      $ 90.69     $ 113.91     $ 139.70     $ 236.45
EQ/Alliance Money Market                    $ 87.86     $ 105.31     $ 125.21     $ 206.73
EQ/Alliance Premier Growth                  $ 93.11     $ 121.20     $ 151.91     $ 261.13
EQ/Alliance Small Cap Growth                $ 92.16     $ 118.35     $ 147.15     $ 251.54
EQ/Alliance Technology                      $ 93.11     $ 121.20     $ 151.91     $ 261.13
EQ/Balanced                                 $ 90.48     $ 113.28     $ 138.63     $ 234.27
EQ/Bernstein Diversified Value              $ 91.01     $ 114.86     $ 141.30     $ 239.70
EQ/Capital Guardian International           $ 93.63     $ 122.78     $ 154.55     $ 266.42
EQ/Capital Guardian Research                $ 91.01     $ 114.86     $ 141.30     $ 239.70
EQ/Capital Guardian U.S. Equity             $ 91.01     $ 114.86     $ 141.30     $ 239.70
EQ/Equity 500 Index                         $ 86.91     $ 102.43     $ 120.34     $ 196.65
EQ/Evergreen Omega                          $ 91.01     $ 114.86     $ 141.30     $ 239.70
EQ/FI Mid Cap                               $ 91.53     $ 116.45     $ 143.96     $ 245.10
EQ/FI Small/Mid Cap Value                   $ 92.58     $ 119.62     $ 149.27     $ 255.81
EQ/International Equity Index               $ 92.58     $ 119.62     $ 149.27     $ 255.81
EQ/Janus Large Cap Growth                   $ 93.11     $ 121.20     $ 151.91     $ 261.13
EQ/J.P. Morgan Core Bond                    $ 89.43     $ 110.09     $ 133.28     $ 223.34
EQ/Lazard Small Cap Value                   $ 92.58     $ 119.62     $ 149.27     $ 255.81
EQ/Mercury Basic Value Equity               $ 91.01     $ 114.86     $ 141.30     $ 239.70
EQ/MFS Emerging Growth Companies            $ 91.22     $ 115.50     $ 142.37     $ 241.86
EQ/MFS Investors Trust                      $ 91.01     $ 114.86     $ 141.30     $ 239.70
EQ/MFS Research                             $ 91.01     $ 114.86     $ 141.30     $ 239.70
EQ/Morgan Stanley Emerging Markets Equity   $ 99.93     $ 141.61     $ 185.78     $ 327.84
EQ/Putnam Growth & Income Value             $ 91.01     $ 114.86     $ 141.30     $ 239.70
EQ/Putnam International Equity              $ 94.16     $ 124.36     $ 157.19     $ 271.68
EQ/Putnam Investors Growth                  $ 91.01     $ 114.86     $ 141.30     $ 239.70
EQ/Small Company Index                      $ 89.96     $ 111.69     $ 135.96     $ 228.82



---------------------------------------------------------------------------------------------
                                                 IF YOU DO NOT SURRENDER YOUR CONTRACT
                                                    AT THE END OF EACH PERIOD SHOWN,
                                                         THE EXPENSES WOULD BE:
                                           --------------------------------------------------
                                            1 YEAR     3 YEARS     5 YEARS      10 YEARS
EQ/Aggressive Stock                         $ 20.69     $ 63.91    $ 109.70     $ 236.45
EQ/Alliance Common Stock                    $ 19.01     $ 58.82    $ 101.13     $ 218.94
EQ/Alliance High Yield                      $ 20.69     $ 63.91    $ 109.70     $ 236.45
EQ/Alliance Money Market                    $ 17.86     $ 55.31    $  95.21     $ 206.73
EQ/Alliance Premier Growth                  $ 23.11     $ 71.20    $ 121.91     $ 261.13
EQ/Alliance Small Cap Growth                $ 22.16     $ 68.35    $ 117.15     $ 251.54
EQ/Alliance Technology                      $ 23.11     $ 71.20    $ 121.91     $ 261.13
EQ/Balanced                                 $ 20.48     $ 63.28    $ 108.63     $ 234.27
EQ/Bernstein Diversified Value              $ 21.01     $ 64.86    $ 111.30     $ 239.70
EQ/Capital Guardian International           $ 23.63     $ 72.78    $ 124.55     $ 266.42
EQ/Capital Guardian Research                $ 21.01     $ 64.86    $ 111.30     $ 239.70
EQ/Capital Guardian U.S. Equity             $ 21.01     $ 64.86    $ 111.30     $ 239.70
EQ/Equity 500 Index                         $ 16.91     $ 52.43    $  90.34     $ 196.65
EQ/Evergreen Omega                          $ 21.01     $ 64.86    $ 111.30     $ 239.70
EQ/FI Mid Cap                               $ 21.53     $ 66.45    $ 113.96     $ 245.10
EQ/FI Small/Mid Cap Value                   $ 22.58     $ 69.62    $ 119.27     $ 255.81
EQ/International Equity Index               $ 22.58     $ 69.62    $ 119.27     $ 255.81
EQ/Janus Large Cap Growth                   $ 23.11     $ 71.20    $ 121.91     $ 261.13
EQ/J.P. Morgan Core Bond                    $ 19.43     $ 60.09    $ 103.28     $ 223.34
EQ/Lazard Small Cap Value                   $ 22.58     $ 69.62    $ 119.27     $ 255.81
EQ/Mercury Basic Value Equity               $ 21.01     $ 64.86    $ 111.30     $ 239.70
EQ/MFS Emerging Growth Companies            $ 21.22     $ 65.50    $ 112.37     $ 241.86
EQ/MFS Investors Trust                      $ 21.01     $ 64.86    $ 111.30     $ 239.70
EQ/MFS Research                             $ 21.01     $ 64.86    $ 111.30     $ 239.70
EQ/Morgan Stanley Emerging Markets Equity   $ 29.93     $ 91.61    $ 155.78     $ 327.84
EQ/Putnam Growth & Income Value             $ 21.01     $ 64.86    $ 111.30     $ 239.70
EQ/Putnam International Equity              $ 24.16     $ 74.36    $ 127.19     $ 271.68
EQ/Putnam Investors Growth                  $ 21.01     $ 64.86    $ 111.30     $ 239.70
EQ/Small Company Index                      $ 19.96     $ 61.69    $ 105.96     $ 228.82
---------------------------------------------------------------------------------------------

--------
15
--------------------------------------------------------------------------------


(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."



IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $6.08 based on the average amount applied to annuity payout options in 2000. See "Annuity administrative fee" in "Charges and expenses."



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2000.

1
Contract features and benefits


-----
16
--------------------------------------------------------------------------------



HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $50 to purchase a contract. The minimum contribution amount under our automatic investment program is $20. We discuss the automatic investment program under "About other methods of payment" in "More information" later in this prospectus. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
                        AVAILABLE FOR ANNUITANT ISSUE
CONTRACT TYPE           AGES                           SOURCE OF CONTRIBUTIONS           LIMITATIONS ON CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------
NQ                      0 through 83                   o After-tax money.                o No additional contributions
                                                                                           after age 84.
                                                       o Paid to us by check or
                                                         transfer of contract value in
                                                         a tax-deferred exchange
                                                         under Section 1035 of the
                                                         Internal Revenue Code.

--------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 83                         o Rollovers from a qualified      o No rollover or direct transfer
                                                         plan.                             contributions after age 84.
                                                       o Rollovers from a TSA            o Contributions after age 70 1/2
                                                         contract or other 403(b)          must be net of required
                                                         arrangement.                      minimum distributions.
                                                       o Rollovers from another          o Although we accept regular
                                                         traditional individual            IRA contributions (limited to
                                                         retirement arrangement.           $2,000 per year) under
                                                                                           Rollover IRA contracts we
                                                       o Direct                            intend that this contract be
                                                         custodian-to-custodian            used primarily for rollover
                                                         transfers from another            and direct transfer
                                                         traditional individual            contributions. Please refer to
                                                         retirement arrangement.           "Withdrawals, payments and
                                                                                           transfer of funds out of
                                                       o Regular IRA contributions.        traditional IRA's" in "Tax
                                                                                           Information" for a discussion
                                                                                           of conduit IRAs.
--------------------------------------------------------------------------------------------------------------------------

--------
17
-------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------
                        AVAILABLE FOR ANNUITANT ISSUE
 CONTRACT TYPE          AGES                           SOURCE OF CONTRIBUTIONS           LIMITATIONS ON CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------
Roth Conversion IRA     20 through 83                  o Rollovers from another Roth     o No additional rollover or
                                                         IRA.                              direct transfer contributions
                                                                                           after age 84.
                                                       o Conversion rollovers from a
                                                         traditional IRA.                o Conversion rollovers after
                                                                                           age 70 1/2 must be net of
                                                       o Direct transfers from             required minimum
                                                         another Roth IRA.                 distributions for the
                                                                                           traditional IRA you are
                                                                                           rolling over.

                                                                                         o You cannot roll over funds
                                                                                           from a traditional IRA if your
                                                                                           adjusted gross income is
                                                                                           $100,000 or more.

                                                                                         o Regular contributions are not
                                                                                           permitted.

                                                                                         o Only rollover and direct
                                                                                           transfer contributions are
                                                                                           permitted.

--------------------------------------------------------------------------------------------------------------------------
Rollover TSA            20 through 83                  o Rollovers from another TSA      o Additional contributions may
                                                         contract or arrangement.          be made up to age 84.

                                                       o Rollovers from a traditional    o Contributions after age 70 1/2
                                                         IRA which was a "conduit"         must be net of required
                                                         for TSA funds previously          minimum distributions.
                                                         rolled over.
                                                                                         o Employer-remitted
                                                       o Direct transfer from another      contributions are not
                                                         TSA contract or                   permitted.
                                                         arrangement complying
                                                         with IRS Revenue Ruling
                                                         90-24.
This contract may not be available in your state.
--------------------------------------------------------------------------------------------------------------------------

--------
18
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------------
                        AVAILABLE FOR ANNUITANT ISSUE
CONTRACT TYPE           AGES                           SOURCE OF CONTRIBUTIONS           LIMITATIONS ON CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------
Flexible Premium IRA    20 through 70                  o Regular traditional IRA         o No regular IRA contributions
                                                         contributions.                    in the calendar year you turn
                                                                                           age 70 1/2 and thereafter.

                                                       o Rollovers from a qualifie d
                                                         plan.                           o Total regular contributions
                                                                                           may not exceed $2,000 for a
                                                       o Rollovers from a TSA               year.
                                                         contract or other 403(b)
                                                         arrangement.                    o No additional rollover or
                                                                                           direct transfer contributions
                                                       o Rollovers from another            after age 71.
                                                         traditional individual
                                                         retirement arrangement.         o Rollover and direct transfer
                                                                                           contributions after age 70 1/2
                                                       o Direct                            must be net of required
                                                         custodian-to-custodian            minimum distributions.
                                                         transfers from another
                                                         traditional individual          o Although we accept rollover
                                                         retirement arrangement.           and direct transfer
                                                                                           contributions under the
                                                                                           Flexible Premium IRA
                                                                                           contract, we intend that this
                                                                                           contract be used for ongoing
                                                                                           regular contributions. Please
                                                                                           refer to "Withdrawals,
                                                                                           payments and transfers of
                                                                                           funds out of traditional
                                                                                           IRAs," in "Tax information"
                                                                                           for a discussion of conduit
                                                                                           IRAs.
    ----------------------------------------------------------------------------------------------------------------------

--------
19
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
                        AVAILABLE FOR ANNUITANT ISSUE
CONTRACT TYPE           AGES                           SOURCE OF CONTRIBUTIONS           LIMITATIONS ON CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------
Flexible Premium Roth   20 through 83
IRA                                                    o Regular after-tax               o No additional regular
                                                         contributions.                    after-tax contributions after
                                                                                           age 84.
                                                       o Rollovers from another Roth
                                                         IRA.                            o No additional rollover or
                                                                                           direct transfer contributions
                                                       o Conversion rollovers from a       after age 84.
                                                         traditional IRA.
                                                                                         o Contributions are subject to
                                                       o Direct transfers from             income limits and other tax
                                                         another Roth IRA.                 rules. See "Tax information
                                                                                           -- Contributions to Roth
                                                                                           IRAs."

                                                                                         o Although we accept rollover
                                                                                           and direct transfer
                                                                                           contributions under the
                                                                                           Flexible Premium Roth IRA
                                                                                           contract, we intend that this
                                                                                           contract be used for ongoing
                                                                                           regular contributions.

--------------------------------------------------------------------------------------------------------------------------

See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

-----
20
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


Under all IRA and Rollover TSA contracts the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.



HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern time. We may, however, close due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options.
--------------------------------------------------------------------------------

-----
21
--------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST

You should note that some EQ Advisors Trust portfolios have objectives and strategies that are substantially similar to those of certain retail funds; they may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


----------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
----------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                Long-term growth of capital                        Alliance Capital Management L.P.,
                                                                                      Marsico Capital Management, LLC,
                                                                                      MFS Investment Management
                                                                                      Provident Investment Counsel, Inc.
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock           Long-term growth of capital and                    Alliance Capital Management L.P.
                                   increasing income
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield             High total return through a combination of         Alliance Capital Management L.P.
                                   current income and capital appreciation by
                                   investing generally in high yield securities
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market           High level of current income, preserve its         Alliance Capital Management L.P.
                                   assets and maintain liquidity
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth         Long-term growth of capital                        Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth       Long-term growth of capital                        Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology             Long-term growth of capital                        Alliance Capital Management L.P.
----------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                        High return through both appreciation of           Alliance Capital Management L.P.,
                                   capital and current income                         Capital Guardian Trust Company,
                                                                                      Prudential Investments Fund
                                                                                         Management LLC
                                                                                      Jennison Associations LLC
----------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value     Capital appreciation                               Alliance Capital Management, L.P.,
                                                                                      through its Bernstein Investment Management
                                                                                      Unit
----------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International  Long-term growth of capital                        Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research       Long-term growth of capital                        Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity    Long-term growth of capital                        Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------------------------

-----
22
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)


----------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
----------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index               Total return before expenses that approximates     Alliance Capital Management L.P.
                                  the total return performance of the S&P 500
                                  Index, including reinvestment dividends, at a
                                  risk level consistent with that of the Standard &
                                  Poor's 500 Stock Index
----------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                Long-term capital growth                           Evergreen Investment Management
                                                                                     Company, LLC
----------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                     Long-term growth of capital                        Fidelity Management & Research Company
----------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value         Long-term capital appreciation                     Fidelity Management & Research Company
----------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index     Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Morgan Stanley Capital International
                                  Europe, Australia, Far East Index
----------------------------------------------------------------------------------------------------------------------------
EQ/JP Morgan Core Bond            High total return consistent with moderate risk    J.P. Morgan Investment Management Inc.
                                  of capital and maintenance of liquidity
----------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth         Long-term growth in a manner that is consistent    Janus Capital Corporation
                                  with preservation of capital
----------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value         Capital appreciation                               Lazard Asset Management
----------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity     Capital appreciation and secondarily, income       Mercury Advisors
----------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth            Long-term capital growth                           MFS Investment Management
 Companies
----------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust            Long-term growth of capital with a secondary       MFS Investment Management
                                  objective to seek reasonable current income
----------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                   Long-term growth of capital and future income      MFS Investment Management
----------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging        Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value   Capital growth, current income is a secondary      Putnam Investment Management, LLC
                                  objective
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity    Capital appreciation                               Putnam Investment Management, LLC
----------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth        Long-term growth of capital and any increased      Putnam Investment Management, LLC
                                  income that results from this growth
----------------------------------------------------------------------------------------------------------------------------

-----
23
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)


----------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME           OBJECTIVE                                          ADVISER
----------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index   Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                         deduction of portfolio expenses) the total return
                         of the Russell 2000 Index
----------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

-----
24
--------------------------------------------------------------------------------


FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.

--------------------------------------------------------------------------------
Fixed maturity options ranging from one to ten years to maturity
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2002 through 2011. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that

-----
25
--------------------------------------------------------------------------------

you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix II to this prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among two ways to allocate your contributions under your contract: self-directed and principal assurance.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION


Under this allocation program you select a fixed maturity option. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on March 15, 2001 you chose the fixed maturity option with a maturity date of February 15, 2011, since the rate to maturity was 5.64% on March 15, 2001, we would have allocated $5,799.81 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA, Flexible Premium IRA or Rollover TSA contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA or TSA funds, are sufficient to meet your required minimum distributions. See "Tax information."


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.


Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. However, some states require that we refund the full amount of your contribution (not reflecting (i) and (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

-----
26
--------------------------------------------------------------------------------

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office or your registered representative can provide you with the cancellation instructions.

2
Determining your contract's value

-----
27
--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the: (i) values you have in the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) value you have in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed in "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less (i) the total amount or pro rata portion of the annual administrative charge; (ii) any applicable withdrawal charges; and, (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. The number of units you own will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)     mortality and expense risks; and

(ii)    administrative expenses.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)     increased to reflect additional contributions;

(ii) decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) decreased to reflect a transfer of your loan amount to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the annual administrative charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.



YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

3
Transferring your money among investment options


-----
28
--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


You may request a transfer in writing or by telephone using TOPS. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator Express contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.



DOLLAR COST AVERAGING


Dollar cost averaging allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

If your value in the EQ/Alliance Money Market option is at least $2,000, you may choose, at any time, to have a specified dollar amount of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue

-----
29
--------------------------------------------------------------------------------


making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $50. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year, or cancel this program at any time.


                     -------------------------------------

You may not elect dollar cost averaging if you are participating in the rebalancing program.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other financial adviser before electing the program.
--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the dollar cost averaging program.

4
Accessing your money

-----
30
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."




--------------------------------------------------------------------------
                                   METHOD OF WITHDRAWAL
                  --------------------------------------------------------
                                                               LIFETIME
                                                               REQUIRED
                                             SUBSTANTIALLY     MINIMUM
      CONTRACT     LUMP SUM    SYSTEMATIC        EQUAL       DISTRIBUTION
--------------------------------------------------------------------------
--------------------------------------------------------------------------
NQ                   Yes          Yes             No              No
--------------------------------------------------------------------------
Rollover IRA         Yes          Yes             Yes             Yes
--------------------------------------------------------------------------
Flexible
Premium IRA          Yes          Yes             Yes             Yes
--------------------------------------------------------------------------
Roth
Conversion IRA       Yes          Yes             Yes             No
--------------------------------------------------------------------------
Flexible
Premium Roth
IRA                  Yes          Yes             Yes             No
--------------------------------------------------------------------------
Rollover TSA*        Yes          Yes             No              Yes
--------------------------------------------------------------------------


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax Information."


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions). The minimum amount you may withdraw is $300. If your account value is less than $500 after a withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Lump sum withdrawals in excess of the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and Expenses") may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS

(NQ Rollover TSA and all IRA contracts only)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).


You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly, and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1/2 and 70 1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

The substantially equal withdrawals option allows you to receive distributions from your account value without

-----
31
--------------------------------------------------------------------------------

triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59 1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

You may elect to take substantially equal withdrawals at any time before age
59 1-2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals are not subject to a withdrawal charge.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA and Rollover TSA contracts only -- See "Tax information")

We offer the minimum distribution withdrawal option to help you meet or exceed lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $250, or if less your account value. If your account value is less than $500 after the withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" for your specific type of retirement arrangement.


We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 701/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special

-----
32
--------------------------------------------------------------------------------

employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

-----
33
--------------------------------------------------------------------------------


We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the annuity payout options. The annuity payout options are discussed under "Your annuity payout options" below. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator Express offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period
                                      certain
                                      Life annuity with refund
                                      certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity payout     Life annuity (not available
   options                            in New York)
                                      Life annuity with period
                                      certain
--------------------------------------------------------------------------------
Income Manager payout options         Life annuity with period
                                      certain
                                      Period certain annuity
--------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or

-----
34
--------------------------------------------------------------------------------

   20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your registered representative can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your registered representative. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative. Income Manager payout options are described in a separate prospectus that is available from your registered representative. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator Express.

For Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

You may choose to apply only part of the account value of your Equitable Accumulator Express contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator Express and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information."

Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

-----
35
--------------------------------------------------------------------------------

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator Express is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager payout options no withdrawal charge is imposed under the Equitable Accumulator Express. If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator Express is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. For this purpose, the year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin, unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator Express contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before the last date by which annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager annuity payout option is chosen.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Charges and expenses

-----
36
--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract.

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your registered representative for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit. The daily charge is equivalent to an annual rate of 0.70% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charges described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year, is less than $25,000 under NQ contracts and $20,000 under IRA contracts. If your account value on such date is $25,000 or more for NQ ($20,000 or more for IRA) contracts, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. If you surrender your contract during the contract year we will deduct a pro rata portion of the charge.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in

-----
37
--------------------------------------------------------------------------------

total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                                 CONTRACT YEAR
--------------------------------------------------------------------------------
                    1       2       3       4       5       6       7       8+
--------------------------------------------------------------------------------
  Percentage of
   contribution     7%      6%      5%      4%      3%      2%      1%      0%
--------------------------------------------------------------------------------


For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.


10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 10% free withdrawal amount does not apply if you surrender your contract.


MINIMUM DISTRIBUTIONS. The withdrawal charge does not apply to withdrawals taken under our minimum distribution withdrawal option. However, those withdrawals are counted towards the 10% free withdrawal amount if you also make a lump sum withdrawal in any contract year.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE

We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.


CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:

o Management fees ranging from 0.25% to 1.15%.

o 12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.

-----
38
--------------------------------------------------------------------------------

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum contribution requirements. We also may change the minimum death benefit or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

6
Payment of death benefit

-----
39
--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract.


Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value, or, if greater, the minimum death benefit. The minimum death benefit is equal to your total contributions less withdrawals. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. Under Rollover TSA contracts, we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner can change after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a specific successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the designated beneficiary successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

-----
40
--------------------------------------------------------------------------------

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of the annuitant's death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your minimum death benefit, if such death benefit is greater than such account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if you make additional contributions. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, then the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within 60 days following the date we receive proof of your death and before any other inconsistent election is made. We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature to equal the death benefit if such death benefit is greater than such account value. Except as noted in the next two sentences, the beneficiary continuation option is available if we have received regulatory clearance in your state. For Rollover IRA and Flexible Premium IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator Express individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.


Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The guaranteed death benefit provisions will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

-----
41
--------------------------------------------------------------------------------


o Upon the death of the beneficiary any remaining death benefit will be paid in a lump sum to the person named by the beneficiary, when we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment.

For Traditional IRA contracts only, if you die after the "Required Beginning Date" for lifetime required minimum distributions (see "Tax information"), the contract will continue if:


(a) You were receiving minimum distribution withdrawals from this contract; and


(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.


The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information. See the "Required minimum distributions" section in "Tax information--IRAs" below.

For all Roth IRAs and for traditional IRAs where you die before the Required Beginning date, the beneficiary may choose one of the following two beneficiary continuation options:


1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may also choose to delay beginning these minimum distributions until the December 31st of the calendar year in which you would have turned age 70 1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
Tax information

-----
42
--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Express contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Flexible Premium IRA, Roth Conversion IRA, Flexible Premium Roth IRA, or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there ar two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the guaranteed minimum death benefit, selection of investment funds and fixed maturity options and choices of pay-out options of Accumulator Express, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

-----
43
--------------------------------------------------------------------------------

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator Express NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator Express NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX


If you take distributions before you are age 59 1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:


o on or after your death; or

o because you are disabled (special federal income tax definition); or

-----
44
--------------------------------------------------------------------------------


o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.



OTHER INFORMATION


The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known, whether such guidelines, if in fact issued would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.



INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically can include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, first available in 1998, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal

-----
45
--------------------------------------------------------------------------------


Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).

Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator Express traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. We have submitted the Roth IRA version for formal IRS approval. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Express traditional and Roth IRA contracts.



CANCELLATION

You can cancel an Equitable Accumulator Express IRA contract by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Express Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Express Rollover IRA or Flexible Premium IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1-2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded

-----
46
--------------------------------------------------------------------------------

the contributions. A working spouse age 70 1-2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $33,000 and $43,000 in 2001. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $53,000 and $63,000 in 2001. This range will increase every year until 2007 when the range is $80,000-$100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution in 2001, you determine AGI and subtract $33,000 if you are single, or $53,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)       times    $2,000 (or earned    Equals   the adjusted
----------------------        x       income, if less)       =     deductible
  divided by $10,000                                               contribution
                                                                   limit


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

-----
47
--------------------------------------------------------------------------------

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
    and

o other traditional IRAs.


Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.



ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o Do it yourself
   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover
   You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70 1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

-----
48
--------------------------------------------------------------------------------

o regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.


RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or


o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or


o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

-----
49
--------------------------------------------------------------------------------

  -- the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan, and

  -- the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment) available to certain distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS


--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit IRA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.

--------------------------------------------------------------------------------

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1-2.


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age
70 1-2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1-2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1-2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum

-----
50
--------------------------------------------------------------------------------


income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an "annuity-based" method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1-2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your required beginning date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1-2.

If you die before your required beginning date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

-----
51
--------------------------------------------------------------------------------

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS


You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1-2 before the first day of that tax year.



EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1-2. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:


o on or after your death; or

o because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager (Life Annuity with a Period Certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1-2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES
(ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Express Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer, and rollover contributions may be made to a Flexible Premium Roth IRA contract. We only

-----
52
--------------------------------------------------------------------------------

permit direct transfer and rollover contributions under the Roth Conversion IRA contract. See "Rollovers and direct transfers" below. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


REGULAR CONTRIBUTIONS TO ROTH IRAS

LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

With a Roth IRA, you can make regular contributions when you reach 70 1/2, as long as you have sufficient earnings. But, you cannot make contributions for any year that:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.


WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.


ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o another Roth IRA ("tax-free rollover contribution"); or


o another traditional IRA, including a SEP-IRA or SIMPLE-IRA (after a two-year rollover limitation period for SIMPLE-IRA funds), in a taxable "conversion" rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can

-----
53
--------------------------------------------------------------------------------

be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.)

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1-2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70 1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized

-----
54
--------------------------------------------------------------------------------


contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.



WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

o Rollovers from a Roth IRA to another Roth IRA;

o Direct transfers from a Roth IRA to another Roth IRA;


o Qualified distributions from Roth IRAs; and


o Return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o you reach age 59 1-2; or

o you die; or

o you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable- year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.


NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows.

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

-----
55
--------------------------------------------------------------------------------


   (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain--with any custodian or issuer--are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2001 and the conversion contribution is made in 2002, the conversion contribution is treated as contributed prior to other conversion contributions made in 2002.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under " What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally the same as traditional IRA.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.

-----
56
--------------------------------------------------------------------------------

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

Generally, there are two types of funding vehicles available for 403(b) arrangements - an annuity contract under Section 403(b) (1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.



CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to your Rollover TSA contract:

o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

If you make a direct transfer, you must fill out our transfer form.

EMPLOYER-REMITTED CONTRIBUTIONS. The Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits). Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

o termination of employment with the employer who provided the TSA funds; or

o reaching age 59 1/2 even if you are still employed; or

o disability (special federal income tax definition).

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

-----
57
--------------------------------------------------------------------------------

Your contribution to the Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o you are or will be at least age 70 1/2 in the current calendar year, and

o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Rollover TSA.


This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA; or

o direct rollover from another TSA; or

o direct transfer under Revenue Ruling 90-24 from another TSA.


Further, under the minimum distribution rules we apply, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distribution from or with respect to the TSA from which you are making your contribution to the Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.



DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Rollover TSA; or

o you reach age 59 1-2; or

o you die; or

o you become disabled (special federal income tax definition); or

o you take a hardship withdrawal (special federal income tax definition).


If any portion of the funds directly transferred to your TSA contract is attributable to the amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering, you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.


THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occurs:

(1) the requirements for minimum distribution (discussed under "Required minimum distributions" below and in each prospectus) are met; or

(2) death; or

(3) retirement; or

(4) termination of employment in all Texas public institutions of higher education.

For you to make a withdrawal, we must receive a properly completed written acknowledgement from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contributions. We reserve the right to

-----
58
--------------------------------------------------------------------------------

change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Death benefit distributions from a TSA generally receive the same tax treatment as distribution during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.


LOANS FROM TSAS

You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.


Loans are generally not treated as a taxable distribution. If the amount of the loan when made exceeds permissible limits under federal income tax rules, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.


TSA loans are subject to federal income tax limits and may also be subject to limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:


o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

   (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

   (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

-----
59
--------------------------------------------------------------------------------


o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.


The amount borrowed and not repaid may be treated as a distribution if:

o the loan does not qualify under the conditions above;

o the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit TSA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.

--------------------------------------------------------------------------------
REQUIRED MINIMUM DISTRIBUTIONS


Generally the same as traditional IRA with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally you must take the first required minimum distribution for the calendar year in which you turn age 70 1-2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70 1-2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70 1-2, the required beginning date for minimum distribution is extended to April I following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distribution to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age
    70 1-2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Rollover TSA on the form used to establish the TSA, you do not qualify.

-----
60
--------------------------------------------------------------------------------

SPOUSAL CONSENT RULES

This will only apply to you if you establish your Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distribution from a TSA before you reach age 59 1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59 1/2 penalty tax include distributions made:


o on or after your death; or

o because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o if you are separated from service, any form of payout after you are age 55;
    or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.


o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.


Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not

-----
61
--------------------------------------------------------------------------------


discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.



FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2001, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)


For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


You cannot elect out of withholding if the payment is an eligible rollover distribution from a TSA. If a non-periodic distribution from a TSA is not an "eligible rollover distribution" then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. All distributions from a TSA are eligible rollover distributions unless they are on the following list of exceptions:

o any after-tax contributions you made to the plan; or

o any distributions which are required minimum distributions after age 70 1/2 or separation from service; or

o hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.



IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

8
More information

-----
62
--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of our Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts, including these contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;


(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 49;
      and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.

-----
63
--------------------------------------------------------------------------------

ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE


We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from their financial professional.

The rates to maturity for new allocations as of March 15, 2001 and the related price per $100 of maturity value were as shown below.





--------------------------------------------------------------
   FIXED MATURITY
   OPTIONS WITH
   FEBRUARY 15TH        RATE TO MATURITY           PRICE
  MATURITY DATE OF            AS OF               PER $100
   MATURITY YEAR        MARCH 15, 2001       OF MATURITY VALUE
--------------------------------------------------------------
        2002               3.00%                  $97.31
        2003               4.26%                  $92.29
        2004               4.43%                  $88.10
        2005               4.62%                  $83.75
        2006               4.73%                  $79.64
        2007               4.90%                  $75.32
        2008               5.04%                  $71.14
        2009               5.19%                  $66.95
        2010               5.30%                  $63.06
        2011               5.39%                  $59.38
--------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

   (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------
If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix I for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be

-----
64
--------------------------------------------------------------------------------

determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described in "How you can make your contributions."

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded

-----
65
--------------------------------------------------------------------------------

electronically. In these cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgement of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA, AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, or Rollover TSA contracts.

AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. Our minimum contribution amount requirement is $20. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our business day is generally any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

-----
66
--------------------------------------------------------------------------------

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o the election of trustees;

o the formal approval of independent auditors selected for EQ Advisors Trust;
    or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, EQ Advisors Trust shares are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2000 and 1999, and for the three years ended December 31, 2000 incorporated in this prospectus by reference to the 2000 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

-----
67
--------------------------------------------------------------------------------

FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.


You cannot assign or transfer ownership of an IRA or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS


Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104.

It is anticipated that by June 30, 2001, Equitable Distributors, LLC ("EDI, LLC") will become a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"), including the role of principal underwriter of Separate Account 49. Like EDI, EDI, LLC is owned by Equitable Holdings, LLC. Accordingly, once the successor by merger is complete, all references to the principal underwriter in each prospectus should be replaced with Equitable Distributors, LLC.

The contracts will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. We pay broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

9
Investment performance


-----
68
--------------------------------------------------------------------------------


The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all current fees and charges under the contract, including the withdrawal charge and the annual administrative charge but does not reflect the charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECTS PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

-----
69
--------------------------------------------------------------------------------



                                                           TABLE
                       AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2000:

-------------------------------------------------------------------------------------------------------------------------------
                                                                        LENGTH OF INVESTMENT PERIOD
                                            -----------------------------------------------------------------------------------
                                                                                                                SINCE
                                                                                              SINCE OPTION    PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                  1 YEAR       3 YEARS      5 YEARS    10 YEARS     INCEPTION*    INCEPTION**
-------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                          (22.88%)      ( 4.20%)       2.87%     11.34%       ( 1.02%)       12.89%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                     (23.76%)        6.58%       13.77%     14.81%        12.55%        12.80%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield                       (18.56%)      (11.39%)      (0.21%)     6.25%       ( 4.26%)        4.66%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                     ( 4.11%)        0.29%        1.09%      1.00%         0.89%         3.71%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                   (27.78%)          --           --         --        ( 8.37%)      ( 8.37%)
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                   3.32%         6.66%          --         --         12.36%        12.36%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                                  (11.46%)        6.02%        8.02%      8.01%         0.00%         8.97%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International            (28.46%)          --           --         --          1.46%         1.46%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                 ( 4.19%)          --           --         --          1.16%         1.16%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity              ( 6.45%)          --           --         --        ( 2.27%)      ( 2.27%)
-------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                          (19.45%)        6.60%       14.03%        --         13.30%        14.86%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                           (21.30%)          --           --         --        ( 7.65%)      ( 7.65%)
-------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                    ( 4.94%)      ( 6.44%)         --         --          1.57%       ( 0.83%)
-------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index                (27.02%)        3.14%          --         --          3.14%         3.14%
-------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                       1.22%         1.20%          --         --          1.20%         1.20%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                      8.04%       ( 1.15%)         --         --        ( 1.15%)      ( 1.15%)
-------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                  1.53%         9.28%          --         --         12.06%        12.06%
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies             (28.21%)       19.39%          --         --         22.04%        22.04%
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                       (10.60%)          --           --         --        ( 2.16%)      ( 2.16%)
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                              (15.04%)        8.32%          --         --         11.08%        11.08%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging Markets Equity    (48.80%)      (10.39%)         --         --        (10.39%)      (16.00%)
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value              ( 3.35%)        0.96%          --         --          4.80%         4.80%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity               (21.89%)       14.29%          --         --         14.09%        14.09%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                   (27.18%)        8.74%          --         --         13.83%        13.83%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                       (13.22%)      ( 0.56%)         --         --        ( 0.56%)      ( 0.56%)
-------------------------------------------------------------------------------------------------------------------------------



* The variable investment option inception dates are: EQ/Alliance Money Market, EQ/Alliance High Yield, EQ/Alliance Common Stock and EQ/Aggressive Stock (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/MFS Research, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth and EQ/Putnam International Equity (May 1, 1997); EQ/Equity 500 Index, EQ/Small Company Index, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value and EQ/Morgan Stanley Emerging Markets Equity (December 31, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (December 31, 1998); EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian Research and EQ/Capital Guardian International (April
  30, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (9/1/00) and EQ/Balanced (anticipated to become available on or about May 18, 2001). No information is provided for portfolios and/or variable investment options with inception dates after 12/31/99.

**The inception dates for the portfolios underlying Alliance variable investment options shown in the table are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are:
 EQ/Alliance Money Market (July 13, 1981); EQ/Alliance High Yield (January 2,
 1987); EQ/Alliance Common Stock (January 13, 1976); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/MFS Research, EQ/MFS Emerging Growth Companies,

-----
70
--------------------------------------------------------------------------------

 EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth and EQ/Putnam International Equity (May 1, 1997); EQ/Small Company Index, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Bernstein Diversified Value and EQ/Lazard Small Cap Value (January 1,
 1998); EQ/Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian Research and EQ/Capital Guardian International (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (9/1/00). No information is provided for portfolios and/or variable investment options with inception dates after 12/31/99.

-----
71
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:


-----------------------------------------------------------
Barron's                       Investment Management Weekly
Morningstar's Variable         Money Management Letter
   Annuity Sourcebook          Investment Dealers Digest
Business Week                  National Underwriter
Forbes                         Pension & Investments
Fortune                        USA Today
Institutional Investor         Investor's Business Daily
Money                          The New York Times
Kiplinger's Personal Finance   The Wall Street Journal
Financial Planning             The Los Angeles Times
Investment Adviser             The Chicago Tribune
-----------------------------------------------------------



From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks therefore may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.


Lipper Analytical Services, Inc. (Lipper) compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

-----
72
--------------------------------------------------------------------------------

YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, the annual administrative charge, and any charge designed to approximate certain taxes that may be imposed on us in your state such as premium taxes. See "Yield Information for the EQ/Alliance Money Market Option and EQ/Alliance High Yield Option" in the SAI.

10
Incorporation of certain documents by reference

-----
73
--------------------------------------------------------------------------------


Equitable Life's Annual Report on Form 10-K for the year ended December 31, 2000, is considered to be a part of this prospectus because it is incorporated by reference.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.


Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Report on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

                      (This page intentionally left blank)

 Appendix I: Condensed financial information



-----
A-1
--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with daily asset charge of 0.95%



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001


------------------------------------------------------------
                                        FOR THE YEARS ENDING
                                            DECEMBER 31,
                                        --------------------
                                          1999        2000
------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
------------------------------------------------------------
  Unit value                            $  85.83    $  73.67
------------------------------------------------------------
  Number of units outstanding (000s)          --           1
------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
------------------------------------------------------------
  Unit value                            $ 321.89    $ 273.42
------------------------------------------------------------
  Number of units outstanding (000s)          --           2
------------------------------------------------------------
 EQ/ALLIANCE HIGH YIELD
------------------------------------------------------------
  Unit value                            $  28.03    $  25.30
------------------------------------------------------------
  Number of units outstanding (000s)          --          13
------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
------------------------------------------------------------
  Unit value                            $  28.85    $  30.29
------------------------------------------------------------
  Number of units outstanding (000s)          11           8
------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
------------------------------------------------------------
  Unit value                            $  11.82    $   9.56
------------------------------------------------------------
  Number of units outstanding (000s)          --          54
------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
------------------------------------------------------------
  Unit value                            $  15.04    $  16.93
------------------------------------------------------------
  Number of units outstanding (000s)          --          24
------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
------------------------------------------------------------
  Unit value                                  --    $   6.63
------------------------------------------------------------
  Number of units outstanding (000s)          --          33
------------------------------------------------------------
 EQ/CAPITAL GUARDIAN INTERNATIONAL
------------------------------------------------------------
  Unit value                            $  14.00    $  11.22
------------------------------------------------------------
  Number of units outstanding (000s)          --          28
------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------
  Unit value                            $  10.64    $  11.16
------------------------------------------------------------
  Number of units outstanding (000s)          --          18
------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
------------------------------------------------------------
  Unit value                            $  10.31    $  10.58
------------------------------------------------------------
  Number of units outstanding (000s)          --          15
------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------
  Unit value                                  --    $  28.97
------------------------------------------------------------
  Number of units outstanding (000s)          --           6
------------------------------------------------------------

-----
A-2
--------------------------------------------------------------------------------



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001 (CONTINUED)


------------------------------------------------------------
                                        FOR THE YEARS ENDING
                                            DECEMBER 31,
                                        --------------------
                                          1999        2000
------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
------------------------------------------------------------
  Unit value                             $ 10.63     $ 10.03
------------------------------------------------------------
  Number of units outstanding (000s)          --          --
------------------------------------------------------------
 EQ/EVERGREEN OMEGA
------------------------------------------------------------
  Unit value                             $ 10.87     $  9.50
------------------------------------------------------------
  Number of units outstanding (000s)          --          --
------------------------------------------------------------
 EQ/FI MID CAP
------------------------------------------------------------
  Unit value                                  --     $ 10.01
------------------------------------------------------------
  Number of units outstanding (000s)          --           3
------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
------------------------------------------------------------
  Unit value                                  --     $ 11.08
------------------------------------------------------------
  Number of units outstanding (000s)          --          --
------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------
  Unit value                             $ 15.02     $ 12.26
------------------------------------------------------------
  Number of units outstanding (000s)          --           5
------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
------------------------------------------------------------
  Unit value                                  --     $  8.41
------------------------------------------------------------
  Number of units outstanding (000s)          --          10
------------------------------------------------------------
 EQ/J.P. MORGAN CORE BOND
------------------------------------------------------------
  Unit value                             $ 10.53     $ 11.62
------------------------------------------------------------
  Number of units outstanding (000s)          --          34
------------------------------------------------------------
 EQ/LAZARD SMALL CAP VALUE
------------------------------------------------------------
  Unit value                             $  9.28     $ 10.89
------------------------------------------------------------
  Number of units outstanding (000s)          --           9
------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
------------------------------------------------------------
  Unit value                             $ 15.14     $ 16.77
------------------------------------------------------------
  Number of units outstanding (000s)          --          --
------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
------------------------------------------------------------
  Unit value                             $ 27.88     $ 22.48
------------------------------------------------------------
  Number of units outstanding (000s)          --          35
------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
------------------------------------------------------------
  Unit value                             $ 10.77     $ 10.59
------------------------------------------------------------
  Number of units outstanding (000s)          --           2
------------------------------------------------------------
 EQ/MFS RESEARCH
------------------------------------------------------------
  Unit value                             $ 17.29     $ 16.22
------------------------------------------------------------
  Number of units outstanding (000s)          --          34
------------------------------------------------------------

-----
A-3
--------------------------------------------------------------------------------




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001 (CONTINUED)


------------------------------------------------------------
                                        FOR THE YEARS ENDING
                                            DECEMBER 31,
                                        --------------------
                                          1999        2000
------------------------------------------------------------
 EQ/MORGAN STANLEY EMERGING MARKETS EQUITY
------------------------------------------------------------
  Unit value                                   $ 11.15    $  6.62
------------------------------------------------------------
  Number of units outstanding (000s)                --          8
------------------------------------------------------------
 EQ/PUTNAM GROWTH AND INCOME VALUE
------------------------------------------------------------
  Unit value                                   $ 12.61    $ 13.34
------------------------------------------------------------
  Number of units outstanding (000s)                --          4
------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY FUND
------------------------------------------------------------
  Unit value                                   $ 20.45    $ 17.77
------------------------------------------------------------
  Number of units outstanding (000s)                --         47
------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH
------------------------------------------------------------
  Unit value                                   $ 21.58    $ 17.57
------------------------------------------------------------
  Number of units outstanding (000s)                --         15
------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
------------------------------------------------------------
  Unit value                                   $ 11.57    $ 11.07
------------------------------------------------------------
  Number of units outstanding (000s)                --         10
------------------------------------------------------------
 LAZARD LARGE CAP VALUE
------------------------------------------------------------
  Unit value                                   $ 12.20    $ 11.84
------------------------------------------------------------
  Number of units outstanding (000s)                --         11
------------------------------------------------------------
 MERCURY WORLD STRATEGY
------------------------------------------------------------
  Unit value                                   $ 13.23    $ 11.61
------------------------------------------------------------
  Number of units outstanding (000s)                --         59
------------------------------------------------------------

                      (This page intentionally left blank)

Appendix II: Market value adjustment example

-----
B-1
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2002 to a fixed maturity option with a maturity date of February 15, 2011 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value on the maturity date of $183,846. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2006.





------------------------------------------------------------------------------------------------------
                                                                                  HYPOTHETICAL ASSUMED
                                                                                  RATE TO MATURITY ON
                                                                                   FEBRUARY 15, 2006
                                                                                ----------------------
                                                                                  5.00%        9.00%
------------------------------------------------------------------------------------------------------
 AS OF FEBRUARY 15, 2006 (BEFORE WITHDRAWAL)
------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                                       $144,048    $ 119,487
------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                                        $131,080    $ 131,080
------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                                      $ 12,968    $ (11,593)
------------------------------------------------------------------------------------------------------
 ON FEBRUARY 15, 2006 (AFTER WITHDRAWAL)
------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal: (3) x
    [$50,000/(1)]                                                                $  4,501    $  (4,851)
------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]                          $ 45,499    $  54,851
------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                             $ 85,581    $  76,229
------------------------------------------------------------------------------------------------------
(7) Maturity value                                                               $120,032    $ 106,915
------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                                $ 94,048    $  69,487
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

                      (This page intentionally left blank)

Statement of additional information


--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          PAGE


Revised Proposed Minimum Distribution Rules                                 2
Unit Values                                                                 3
Custodian and Independent Accountants                                       4
Yield Information for the EQ/Alliance Money Market Option and
 EQ/Alliance High Option                                                    4
Distribution of the contracts                                               5
Financial Statements                                                        6


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49


Send this request form to:
 Equitable Accumulator
 P.O. Box 1547
 Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Equitable Accumulator SAI for Separate Account No. 49 dated May 1, 2001.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City            State    Zip






(SAI 9AMLF (5/00))

Equitable Accumulator
Advisor(SM)

A combination variable and fixed deferred annuity contract




PROSPECTUS DATED MAY 1, 2001




--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR ADVISOR?

Equitable Accumulator Advisor is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and the fixed maturity options ("investment options"). This contract may not currently be available in all states.




-------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS*
-------------------------------------------------------------------------------
o EQ/Aggressive Stock                  o EQ/International Equity Index(4)
o EQ/Alliance Common Stock             o EQ/J.P. Morgan Core Bond
o EQ/Alliance High Yield               o EQ/Janus Large Cap Growth
o EQ/Alliance Money Market             o EQ/Lazard Small Cap Value
o EQ/Alliance Premier Growth           o EQ/Mercury Basic Value Equity
o EQ/Alliance Small Cap Growth         o EQ/MFS Emerging Growth
o EQ/Alliance Technology                 Companies
o EQ/Alliance Technology               o EQ/MFS Investors Trust(5)
o EQ/Balanced(1)                       o EQ/MFS Research
o EQ/Bernstein Diversified Value(2)    o EQ/Morgan Stanley Emerging
o EQ/Capital Guardian International      Markets Equity
o EQ/Capital Guardian Research         o EQ/Putnam Growth & Income
o EQ/Capital Guardian U.S. Equity        Value
o EQ/Equity 500 Index                  o EQ/Putnam International Equity
o EQ/Evergreen Omega(3)                o EQ/Putnam Investors Growth
o EQ/FI Mid Cap                        o EQ/Small Company Index(6)
o EQ/FI Small/Mid Cap Value
-------------------------------------------------------------------------------



* Effective on May 18, 2001, all of the names of the variable investment options will include "EQ/."
(1) Available on or about May 18, 2001.
(2) Formerly named "Lazard Large Cap."
(3) Formerly named "EQ/Evergreen."
(4) Formerly named "BT International Equity Index."
(5) This reflects the name change of the MFS Growth with Income option, effective May 18, 2001.
(6) Formerly named "BT Small Company Index."

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


FIXED MATURITY OPTIONS. You may allocate amounts to one or more fixed maturity options. These amounts will receive a fixed rate of interest for a specified period. Interest is earned at a guaranteed rate set by us. We make a market value adjustment (up or down) if you make transfers or withdrawals from a fixed maturity option before its maturity date.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.


o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").


A contribution of at least $10,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2001, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

                                                                       X00019/ML

Contents of this prospectus

-----
2
--------------------------------------------------------------------------------



EQUITABLE ACCUMULATOR ADVISOR


--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator Advisor at a glance -- key features                    8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------

Examples                                                                    13



--------------------------------------------------------------------------------

1
CONTRACT FEATURES AND BENEFITS                                              15
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        15
Owner and annuitant requirements                                            17
How you can make your contributions                                         17
What are your investment options under the contract?                        17
Allocating your contributions                                               22
Your right to cancel within a certain number of days                        22



--------------------------------------------------------------------------------

2
DETERMINING YOUR CONTRACT'S VALUE                                           24
--------------------------------------------------------------------------------
Your account value and cash value                                           24
Your contract's value in the variable investment options                    24
Your contract's value in the fixed maturity options                         24



--------------------------------------------------------------------------------

3
TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                            25
--------------------------------------------------------------------------------
Transferring your account value                                             25
Disruptive transfer activity                                                25
Dollar cost averaging                                                       25
Rebalancing your account value                                              26


-------------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

-----
3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

4
ACCESSING YOUR MONEY                                                        27
--------------------------------------------------------------------------------
Withdrawing your account value                                              27
How withdrawals are taken from your account value                           28
Surrendering your contract to receive its cash value                        28
When to expect payments                                                     28
Annuity purchase factors                                                    29
Your annuity payout options                                                 29



--------------------------------------------------------------------------------

5
CHARGES AND EXPENSES                                                        32
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         32
Charges that EQ Advisors Trust deducts                                      32
Group or sponsored arrangements                                             32



--------------------------------------------------------------------------------

6
PAYMENT OF DEATH BENEFIT                                                    34
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     34
How death benefit payment is made                                           34
Beneficiary continuation option                                             35



--------------------------------------------------------------------------------

7
TAX INFORMATION                                                             37
--------------------------------------------------------------------------------
Overview                                                                    37
Buying a contract to fund a retirement arrangement                          37
Transfers among investment options                                          37
Taxation of nonqualified annuities                                          37
Individual retirement arrangements (IRAs)                                   39
Roth individual retirement annuities (Roth IRAs)                            46
Special rules for contracts funding qualified plans                         51
Federal and state income tax withholding and
     information reporting                                                  51
Impact of taxes to Equitable Life                                           52


--------------------------------------------------------------------------------

8
MORE INFORMATION                                                            53
--------------------------------------------------------------------------------
About our Separate Account No. 49                                           53
About EQ Advisors Trust                                                     53
About our fixed maturity options                                            54
About the general account                                                   55
About other methods of payment                                              55
Dates and prices at which contract events occur                             56
About your voting rights                                                    57
About legal proceedings                                                     57
About our independent accountants                                           57
Financial statements                                                        58
Transfers of ownership, collateral assignments,
     loans, and borrowing                                                   58
Distribution of the contracts                                               58



--------------------------------------------------------------------------------

9
INVESTMENT PERFORMANCE                                                      59
--------------------------------------------------------------------------------
Communicating performance data                                              62



--------------------------------------------------------------------------------

10
INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           64

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES

--------------------------------------------------------------------------------
I--Condensed financial information                                         A-1
II--Purchase considerations for QP contracts                               B-1
III--Market value adjustment example                                       C-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

Index of key words and phrases

-----
4
--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.





                                      PAGE
account value                           24
annuitant                               15
annuity payout options                  29
beneficiary                             34
business day                            56
cash value                              24
conduit IRA                             44
contract date                            9
contract date anniversary                9
contract year                            9
contributions to Roth IRAs              46
   regular contributions                47
   rollovers and direct transfers       47
   conversion contributions             48
contributions to traditional IRAs       40
   regular contributions                40
   rollovers and transfers              42
disruptive transfer activity            25
EQAccess                                 6
fixed maturity amount                   21
fixed maturity options                  21
IRA                                     39


                                      PAGE
IRS                                     37
investment options                      17
market adjusted amount                  21
market timing                           25
market value adjustment                 21
maturity value                          24
minimum death benefit                   34
NQ                                   cover
portfolio                            cover
processing office                        6
QP                                   cover
rate to maturity                        54
Required Beginning Date                 44
Rollover IRA                         cover
Roth Conversion IRA                  cover
Roth IRA                                46
SAI                                  cover
SEC                                  cover
TOPS                                     6
traditional IRA                         40
unit                                    24
variable investment options             17


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your registered representative can provide further explanation about your contract.



-------------------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
-------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
-------------------------------------------------------------------------------

Who is Equitable Life?

-----
5
--------------------------------------------------------------------------------


We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $483.1 billion in assets as of December 31, 2000. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

-----
6
--------------------------------------------------------------------------------

HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



----------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
----------------------------------------------------

Equitable Accumulator Advisor
P.O. Box 13014
Newark, NJ 07188-0014

----------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
----------------------------------------------------
Equitable Accumulator Advisor
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


----------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL:
----------------------------------------------------
Equitable Accumulator Advisor
P.O. Box 1547
Secaucus, NJ 07096-1547


----------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
----------------------------------------------------
Equitable Accumulator Advisor
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

----------------------------------------------------
 REPORTS WE PROVIDE:
----------------------------------------------------
o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.

----------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS")
 AND EQACCESS SYSTEMS:
----------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;


o your current allocation percentages;


o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the investment options;


o change your personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Website at http://www.equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or

-----
7
--------------------------------------------------------------------------------

Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you are engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options.")


----------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
----------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

You should send all contributions, notices, and requests to our processing office at the address above.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your registered representative;

(2) conversion of a traditional IRA contract to a Roth Conversion IRA;


(3) election of the rebalancing program;

(4) tax withholding elections;

(5) election of the beneficiary continuation option;

(6) IRA contribution recharacterizations;

(7) certain section 1035 exchanges; and

(8) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;


(3) transfers between investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) dollar cost averaging;

(2) rebalancing;


(3) substantially equal withdrawals;

(4) systematic withdrawals; and

(5) the date annuity payments are to begin.


You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

Equitable Accumulator Advisor at a glance -- key features



-----
8
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT   Equitable Accumulator Advisor variable investment options invest in different portfolios managed
MANAGEMENT                by professional investment advisers.
----------------------------------------------------------------------------------------------------------------------------------
FIXED MATURITY OPTIONS    o 10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to state availability).

                          o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                          --------------------------------------------------------------------------------------------------------
                          If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. This may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.

----------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES            o On earnings inside the         No tax until you make withdrawals from your contract or receive
                            contract                       annuity payments.
                          --------------------------------------------------------------------------------------------------------
                          o On transfers inside the        No tax on transfers among investment options.
                            contract
                          --------------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code.
                          Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information see "Tax information" below).
----------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS      o Initial minimum: $10,000

                          o Additional minimum: $1,000

                          Maximum contribution limitations may apply.
----------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      o Lump sum withdrawals

                          o Several withdrawal options on a periodic basis

                          o Contract surrender

                          You may incur income tax and a tax penalty for certain withdrawals.
----------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS            o Fixed annuity payout options

                          o Variable Immediate Annuity payout options

                          o Income Manager(Reg. TM) payout options
----------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES       o Dollar cost averaging

                          o Account value rebalancing (quarterly, semiannually, and annually)

                          o Free transfers
----------------------------------------------------------------------------------------------------------------------------------

-----
9
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in variable investment options for mortality and expense risks charge and administrative charge at an annual rate of up to 0.50%.
                       --------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each
                       12-month period is your "contract date anniversary."
                       --------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                       o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% annually, and other expenses.
-------------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-83
                       Rollover IRA: 20-83; Roth
                       Conversion IRA: 20-83; QP: 20-75.
-------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.


CURRENTLY, YOU MAY PURCHASE A CONTRACT ONLY IF YOU ARE A PARTICIPANT IN AN ACCOUNT ESTABLISHED UNDER A FEE-BASED PROGRAM SPONSORED AND MAINTAINED BY A REGISTERED BROKER-DEALER OR OTHER FINANCIAL INTERMEDIARY WE APPROVE. WE MAY, IN THE FUTURE, OFFER THIS CONTRACT THROUGH OTHER MEANS. THE FEES AND EXPENSES OF A FEE-BASED PROGRAM ARE SEPARATE FROM AND IN ADDITION TO THE FEES AND EXPENSES OF THE CONTRACT AND GENERALLY PROVIDE FOR VARIOUS BROKERAGE SERVICES. IF YOU PURCHASE THIS CONTRACT THROUGH A FEE-BASED ARRANGEMENT AND LATER TERMINATE THE ARRANGEMENT, YOUR CONTRACT WILL CONTINUE IN FORCE. THERE MAY BE CHARGES ASSOCIATED WITH THE FEE-BASED ARRANGEMENT SHOULD YOU DECIDE TO NO LONGER PARTICIPATE IN THE ARRANGEMENT. PLEASE CONSULT WITH YOUR PROGRAM SPONSOR FOR MORE DETAILS ABOUT YOUR FEE-BASED PROGRAM.


OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table

-----
10
--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus. For a complete description of portfolio charges and expenses, please see the attached prospectus for EQ Advisors Trust. The table does not reflect any fees and charges imposed by your fee-based program.


The fixed maturity options are not covered by the fee table and examples. However, a market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.



-------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN
 ANNUAL PERCENTAGE OF DAILY NET ASSETS
-------------------------------------------------------------------------------------------------------
Mortality and expense risks charge and administrative charge(1)       0.50% (maximum)
Total annual expenses                                                 0.50%
-------------------------------------------------------------------------------------------------------

-----
11
--------------------------------------------------------------------------------



EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

--------------------------------------------------------------------------------------------------------------
                                                                                            NET TOTAL
                                                                              OTHER          ANNUAL
                                                                           EXPENSES         EXPENSES
                                          MANAGEMENT                    (AFTER EXPENSE   (AFTER EXPENSE
                                           FEES(2)      12B-1 FEES(3)   LIMITATION)(4)   LIMITATION)(5)
--------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         0.60%         0.25%            0.07%            0.92%
EQ/Alliance Common Stock                    0.46%         0.25%            0.05%            0.76%
EQ/Alliance High Yield                      0.60%         0.25%            0.07%            0.92%
EQ/Alliance Money Market                    0.34%         0.25%            0.06%            0.65%
EQ/Alliance Premier Growth                  0.89%         0.25%            0.01%            1.15%
EQ/Alliance Small Cap Growth                0.75%         0.25%            0.06%            1.06%
EQ/Alliance Technology                      0.90%         0.25%            0.00%            1.15%
EQ/Balanced                                 0.57%         0.25%            0.08%            0.90%
EQ/Bernstein Diversified Value              0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian International           0.85%         0.25%            0.10%            1.20%
EQ/Capital Guardian Research                0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian U.S. Equity             0.65%         0.25%            0.05%            0.95%
EQ/Equity 500 Index                         0.25%         0.25%            0.06%            0.56%
EQ/Evergreen Omega                          0.65%         0.25%            0.05%            0.95%
EQ/FI Mid Cap                               0.70%         0.25%            0.05%            1.00%
EQ/FI Small/Mid Cap Value                   0.75%         0.25%            0.10%            1.10%
EQ/International Equity Index               0.35%         0.25%            0.50%            1.10%
EQ/J.P. Morgan Core Bond                    0.45%         0.25%            0.10%            0.80%
EQ/Janus Large Cap Growth                   0.90%         0.25%            0.00%            1.15%
EQ/Lazard Small Cap Value                   0.75%         0.25%            0.10%            1.10%
EQ/Mercury Basic Value Equity               0.60%         0.25%            0.10%            0.95%
EQ/MFS Emerging Growth Companies            0.62%         0.25%            0.10%            0.97%
EQ/MFS Investors Trust                      0.60%         0.25%            0.10%            0.95%
EQ/MFS Research                             0.65%         0.25%            0.05%            0.95%
EQ/Morgan Stanley Emerging Markets Equity   1.15%         0.25%            0.40%            1.80%
EQ/Putnam Growth & Income Value             0.60%         0.25%            0.10%            0.95%
EQ/Putnam International Equity              0.85%         0.25%            0.15%            1.25%
EQ/Putnam Investors Growth                  0.65%         0.25%            0.05%            0.95%
EQ/Small Company Index                      0.25%         0.25%            0.35%            0.85%
--------------------------------------------------------------------------------------------------------------



Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) The management fees shown reflect revised management fees, effective May 1, 2000, which were approved by shareholders. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.

(3) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.
(4) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Alliance Technology portfolio on May 1, 2000, "Other Expenses" shown have been annualized. Initial seed capital was invested for the EQ/FI Mid Cap and EQ/Janus Large Cap Growth Portfolios on September 1, 2000. Thus "Other Expenses" shown are estimated. See footnote (5) for any expense limitation agreement information.

-----
12
--------------------------------------------------------------------------------


(5) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain Portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." The amounts shown for the EQ/International Equity Index and EQ/Small Company Index portfolios reflect a .10% decrease in the portfolios' expense waiver. The amounts shown for the EQ/Morgan Stanley Emerging Markets Portfolio, reflect a .05% decrease in the portfolio's expense waiver. These decreases in the expense waivers were effective on May 1, 2001. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached a sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information, see the prospectus for EQ Advisors Trust. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect.






-------------------------------------------------------------------
                                            OTHER EXPENSES
                                            (BEFORE ANY FEE
                                            WAIVERS AND/OR
                                                EXPENSE
PORTFOLIO NAME                              REIMBURSEMENTS)
-------------------------------------------------------------------
      EQ/Alliance Premier Growth          0.05%
      EQ/Alliance Technology              0.06%
      EQ/Balanced                         0.08%
      EQ/Bernstein Diversified Value      0.15%
      EQ/Capital Guardian International   0.20%
      EQ/Capital Guardian Research        0.16%
      EQ/Capital Guardian U.S. Equity     0.11%
      EQ/Evergreen Omega                  0.83%
      EQ/FI Mid Cap                       0.27%
      EQ/FI Small/Mid Cap Value           0.19%
      EQ/International Equity Index       0.44%
      EQ/J.P. Morgan Core Bond            0.11%
-------------------------------------------------------------------

-------------------------------------------------------------------
                                            OTHER EXPENSES
                                            (BEFORE ANY FEE
                                            WAIVERS AND/OR
                                                EXPENSE
PORTFOLIO NAME                              REIMBURSEMENTS)
-------------------------------------------------------------------
      EQ/Janus Large Cap Growth           0.22%
      EQ/Lazard Small Cap Value           0.14%
      EQ/Mercury Basic Value Equity       0.10%
      EQ/MFS Investors Trust              0.13%
      EQ/MFS Research                     0.07%
      EQ/Morgan Stanley Emerging
         Markets Equity                   0.52%
      EQ/Putnam Growth & Income Value     0.12%
      EQ/Putnam International Equity      0.22%
      EQ/Putnam Investors Growth          0.10%
      EQ/Small Company Index              0.43%
-------------------------------------------------------------------

-----
13
--------------------------------------------------------------------------------


EXAMPLES


The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1)

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of EQ Advisors Trust in the table, above, for the entire one, three, five and ten year periods included in the examples.

The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.





------------------------------------------------------------------------------------------------
                                                     AT THE END OF EACH PERIOD SHOWN,
                                                          THE EXPENSES WOULD BE:
                                                1 YEAR      3 YEARS      5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         $ 14.91     $ 46.32      $  79.97     $ 174.99
EQ/Alliance Common Stock                    $ 13.23     $ 41.17      $  71.20     $ 156.48
EQ/Alliance High Yield                      $ 14.91     $ 46.32      $  79.97     $ 174.99
EQ/Alliance Money Market                    $ 12.08     $ 37.62      $  65.13     $ 143.59
EQ/Alliance Premier Growth                  $ 17.33     $ 53.69      $  92.47     $ 201.08
EQ/Alliance Small Cap Growth                $ 16.38     $ 50.81      $  87.60     $ 190.94
EQ/Alliance Technology                      $ 17.33     $ 53.69      $  92.47     $ 201.08
EQ/Balanced                                 $ 14.70     $ 45.68      $  78.88     $ 172.69
EQ/Bernstein Diversified Value              $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Capital Guardian International           $ 17.85     $ 55.29      $  95.18     $ 206.67
EQ/Capital Guardian Research                $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Capital Guardian U.S. Equity             $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Equity 500 Index                         $ 11.13     $ 34.70      $  60.15     $ 132.93
EQ/Evergreen Omega                          $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/FI Mid Cap                               $ 15.75     $ 48.89      $  84.33     $ 184.13
EQ/FI Small/Mid Cap Value                   $ 16.80     $ 52.09      $  89.77     $ 195.46
EQ/International Equity Index               $ 16.80     $ 52.09      $  89.77     $ 195.46
EQ/Janus Large Cap Growth                   $ 17.33     $ 53.69      $  92.47     $ 201.08
EQ/J.P. Morgan Core Bond                    $ 13.65     $ 42.46      $  73.40     $ 161.14
EQ/Lazard Small Cap Value                   $ 16.80     $ 52.09      $  89.77     $ 195.46
EQ/Mercury Basic Value Equity               $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/MFS Emerging Growth Companies            $ 15.43     $ 47.92      $  82.70     $ 180.71
EQ/MFS Investors Trust                      $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/MFS Research                             $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Morgan Stanley Emerging Markets Equity   $ 24.15     $ 74.34      $ 127.16     $ 271.62
EQ/Putnam Growth & Income Value             $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Putnam International Equity              $ 18.38     $ 56.89      $  97.87     $ 212.23
EQ/Putnam Investors Growth                  $ 15.22     $ 47.28      $  81.61     $ 178.42
EQ/Small Company Index                      $ 14.18     $ 44.07      $  76.14     $ 166.93
------------------------------------------------------------------------------------------------



(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the example. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."

-----
14
--------------------------------------------------------------------------------


CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2000.

1
Contract features and benefits

-----
15
--------------------------------------------------------------------------------


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call
"contributions." We require a minimum contribution amount of $10,000 to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
                AVAILABLE
CONTRACT      FOR ANNUITANT                                               LIMITATIONS ON
TYPE           ISSUE AGES       SOURCE OF CONTRIBUTIONS                   CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------
NQ             0 through 83    o After-tax money.                         o No additional contributions after
                                                                          age 84.
                               o Paid to us by check or transfer of
                                 contract value in a tax-deferred
                                 exchange under Section 1035 of the
                                 Internal Revenue Code.
--------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 83   o Rollovers from a qualified plan.         o No rollover or direct transfer
                                                                            contributions after age 84.
                               o Rollovers from a TSA contract or other
                                 403(b) arrangement.                      o Contributions after age 70 1/2 must be
                                                                            net of required minimum distributions.
                               o Rollovers from another traditional
                                 individual retirement arrangement.       o Although we accept ongoing regular
                                                                            contributions (limited to $2,000 per
                               o Direct custodian-to-custodian transfers    year) under the Rollover IRA, we intend
                                 from another traditional individual        that this contract be used primarily for
                                 retirement arrangement.                    rollover contributions. Please refer to
                                                                            "Withdrawals, payments and transfers
                               o Regular IRA contributions.                 of funds out of traditional IRAs" in "Tax
                                                                            Information" for a discussion of conduit
                                                                            IRAs.

-----
16
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------
                       AVAILABLE
CONTRACT             FOR ANNUITANT                                               LIMITATIONS ON
TYPE                  ISSUE AGES       SOURCE OF CONTRIBUTIONS                   CONTRIBUTIONS
--------------------------------------------------------------------------------------------------------------------------
Roth Conversion IRA   20 through 83   o Rollovers from another Roth IRA.         o No additional rollover or direct transfer
                                                                                 contributions after age 84.
                                      o Conversion rollovers from a traditional
                                        IRA.                                     o Conversion rollovers after age 70 1/2
                                                                                   must be net of required minimum
                                      o Direct transfers from another Roth IRA.    distributions for the traditional IRA you
                                                                                   are rolling over.
                                      o Regular IRA contributions.
                                                                                 o You cannot roll over funds from a
                                                                                   traditional IRA if your adjusted gross
                                                                                   income is $100,000 or more.

                                                                                 o Regular IRA contributions are limited to
                                                                                   $2,000 per year.

                                                                                 o Although we accept ongoing regular
                                                                                   contributions under the Roth
                                                                                   Conversion IRA, we intend that this
                                                                                   contract be used for rollover and direct
                                                                                   transfer contributions.
--------------------------------------------------------------------------------------------------------------------------
QP                    20 through 75   o Only transfer contributions from an      o Regular ongoing payroll contributions
                                        existing qualified plan trust as a         are not permitted.
                                        change of investment vehicle under the
                                        plan.                                    o Only one additional transfer
                                                                                   contribution may be made during a
                                                                                   contract year.
                                      o The plan must be qualified under
                                        Section 401(a) of the Internal Revenue
                                        Code.                                    o No additional transfer contributions
                                                                                   after age 76.

                                      o For 401(k) plans, transferred             o For defined benefit plans, employee
                                        contributions may only include              contributions are not permitted.
                                        employee pre-tax contributions.
                                                                                 o Contributions after age 70 1/2 must be
                                                                                   net of any required minimum
                                                                                   distributions.
--------------------------------------------------------------------------------------------------------------------------

Please refer to Appendix II for a discussion of purchase considerations of QP contracts.


See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

-----
17
--------------------------------------------------------------------------------


OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


Under all IRA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.


--------------------------------------------------------------------------------

A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan.

--------------------------------------------------------------------------------


HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Methods of payment are discussed in detail in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.

--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment options are the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among variable investment options.
--------------------------------------------------------------------------------

-----
18
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST

You should note that some EQ Advisors Trust portfolios have objectives and strategies that are substantially similar to those of certain retail funds; they may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

---------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                                   OBJECTIVE                            ADVISER
EQ/Aggressive Stock                              Long-term growth of capital           Alliance Capital Management L.P.
                                                                                       Marsico Capital Management, LLC
                                                                                       MFS Investment Management
                                                                                       Provident Investment Counsel, Inc.
--------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         Long-term growth of capital and       Alliance Capital Management L.P.
                                                 increasing
                                                 income
--------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield                           High total return through a           Alliance Capital Management L.P.
                                                 combination of
                                                 current income and capital
                                                 appreciation by
                                                 investing generally in high yield
                                                 securities
--------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                         High level of current income,         Alliance Capital Management L.P.
                                                 preserve its assets
                                                 and maintain liquidity
--------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                       Long-term growth of capital           Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                     Long-term growth of capital           Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                           Long-term growth of capital           Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                                      High return through both              Alliance Capital Management L.P.
                                                 appreciation of capital               Capital Guardian Trust Company
                                                 and current income                    Prudential Investments Fund Management
                                                                                       LLC
                                                                                       Jennison Associates LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                   Capital appreciation                  Alliance Capital Management L.P., through
                                                                                       Bernstein Investment Research and
                                                                                       Management Unit
--------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International                Long-term growth of capital by        Capital Guardian Trust Company
                                                 investing
                                                 primarily in non-United States
                                                 equity securities
--------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                     Long-term growth of capital           Capital Guardian Trust Company
--------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                  Long-term growth of capital           Capital Guardian Trust Company
--------------------------------------------------------------------------------------------------------------------------------

-----
19
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)

--------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
--------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index               Total return before expenses that approximates     Alliance Capital Management L.P.
                                  the total return performance of the S&P 500
                                  Index, including reinvestment of dividends, at a
                                  risk level consistent with that of the Standard &
                                  Poor's 500 Stock Index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                Long-term capital growth                           Evergreen Investment Management
                                                                                     Company, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                     Long-term growth of capital                        Fidelity Management & Research Company
--------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value         Long-term capital appreciation                     Fidelity Management & Research Company
--------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index     Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Morgan Stanley Capital International
                                  Europe, Australia, Far East Index
--------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond          High total return consistent with moderate risk    J.P. Morgan Investment Management Inc.
                                  of capital and maintenance of liquidity
--------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth         Long-term growth in a manner that is consistent    Janus Capital Corporation
                                  with preservation of capital
--------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value         Capital appreciation                               Lazard Asset Management
--------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity     Capital appreciation and secondarily, income       Mercury Advisors
--------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth            Long-term capital growth                           MFS Investment Management
 Companies
--------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust            Long-term growth of capital with a secondary       MFS Investment Management
                                  objective to seek reasonable current income
--------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                   Long-term growth of capital and future income      MFS Investment Management
--------------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging        Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
--------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value   Capital growth, current income is a secondary      Putnam Investment Management, LLC
                                  objective
--------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity    Capital appreciation                               Putnam Investment Management, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth        Long-term growth of capital and any increased      Putnam Investment Management, LLC
--------------------------------------------------------------------------------------------------------------------------------
                                  income that results from this growth

-----
20
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)

--------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME           OBJECTIVE                                          ADVISER
--------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index   Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                         deduction of portfolio expenses) the total return
                         of the Russell 2000 Index
--------------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

-----
21
--------------------------------------------------------------------------------


FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of our general account assets. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in contracts issued in Maryland.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. This rate will never be less than 3%. If you make any withdrawals or transfers from a fixed maturity option before the maturity date, we will make a "market value adjustment" that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss the market value adjustment below and in greater detail later in this prospectus in "More information."

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2002 through 2011. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


We will not accept allocations to a fixed maturity option if on the date the contribution is to be applied:

o the fixed maturity option's maturity date is within the current calendar year; or

o the rate to maturity is 3% or less.

YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value.

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the fixed maturity option that will mature next.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.

In general, if interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that

-----
22
--------------------------------------------------------------------------------

you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this prospectus. Appendix III to this prospectus provides an example of how the market value adjustment is calculated.



ALLOCATING YOUR CONTRIBUTIONS

You may choose either of two ways to allocate your contributions under your contract: self-directed and principal assurance.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

You can elect this allocation program with a minimum initial contribution of $10,000. You select a fixed maturity option and we specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You allocate the rest of your contribution to the variable investment options however you choose.


For example, if your initial contribution is $10,000, and on March 15, 2001 you chose the fixed maturity option with a maturity date of February 15, 2011, since the rate to maturity was 5.64% on March 15, 2001, we would have allocated $5,799.81 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.

The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you are purchasing a Rollover IRA or QP contract, before you select a maturity year that would extend beyond the year in which you will reach age 70 1/2, you should consider whether your value in the variable investment options, or your other traditional IRA funds, are sufficient to meet your required minimum distributions. See "Tax information."



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) and (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

-----
23
--------------------------------------------------------------------------------

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your registered representative can provide you with the cancellation instructions.


Please note that if you are holding your traditional or Roth individual retirement annuity contract in a custodial individual retirement account, your contract and your account must match: you cannot hold a Roth individual retirement annuity in a traditional individual retirement account and vice versa.

2
Determining your contract's value

-----
24
--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of (i) the values you have in the variable investment options and (ii) the market adjusted amounts in the fixed maturity options. These amounts are subject to certain fees and charges discussed in "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value. Please see "Surrendering your contract to receive its cash value" in "Accessing your money."



YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option less daily charges for mortality and expense risks and administrative expenses.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)     increased to reflect additional contributions;


(ii)     decreased to reflect a withdrawal; and/or



(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option.


A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value.

3
Transferring your money among investment options

-----
25
--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.

o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


You may request a transfer in writing or by telephone using TOPS. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator Advisor contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.



DOLLAR COST AVERAGING


Dollar cost averaging allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.

If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue

-----
26
--------------------------------------------------------------------------------


making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

          -------------------------------------

You may not elect dollar cost averaging if you are participating in the rebalancing program. There is no charge for the dollar cost averaging feature.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other financial adviser before electing the program.
--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options. There is no charge for the rebalancing feature.

4
Accessing your money

-----
27
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."




--------------------------------------------------------------------------------
                               METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                                    LIFETIME
                                                                    REQUIRED
                                               SUBSTANTIALLY        MINIMUM
  CONTRACT       LUMP SUM      SYSTEMATIC          EQUAL          DISTRIBUTION
--------------------------------------------------------------------------------
NQ                 Yes            Yes               No                No
--------------------------------------------------------------------------------
Rollover IRA       Yes            Yes               Yes               Yes
--------------------------------------------------------------------------------
Roth Conversion
   IRA             Yes            Yes               Yes               No
--------------------------------------------------------------------------------
QP                 Yes            No                No                Yes
--------------------------------------------------------------------------------



We impose no withdrawal charge for withdrawals from the Equitable Accumulator Advisor variable annuity contract. However, withdrawals, including withdrawals made to pay all or part of any fee that may be associated with the fee-based program, may be subject to income tax and a 10% penalty tax, as described in "Tax information", later in this prospectus. In addition, the fee-based program sponsor may apply a charge if you decide to no longer participate in the program. You should consult with your program sponsor for more details about your particular fee-based arrangement.



LUMP SUM WITHDRAWALS
(All contracts)


You may take lump sum withdrawals from your account value at any time. The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value, after a withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.


SYSTEMATIC WITHDRAWALS
(NQ and all IRA contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59 1-2 and 70 1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59 1-2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59 1-2 or five full years after the first withdrawal. If you stop or change the

-----
28
--------------------------------------------------------------------------------

withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

You may elect to take substantially equal withdrawals at any time before age
59 1-2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and QP contracts only -- See "Tax information")

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70 1/2. The minimum amount we will pay out is $25 or, if less, your account value. If your account value is less than $500 after the withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information."

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.


--------------------------------------------------------------------------------

For Rollover IRA and QP contracts, we will send a form outlining the distribution options available in the year you reach age 70 1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------
HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE


Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.



SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE


You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

-----
29
--------------------------------------------------------------------------------

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the annuity payout options. The annuity payout options are discussed under "Your annuity payout options" below. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are those factors that are in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator Advisor offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


-------------------------------------------------------------
Fixed annuity payout options      Life annuity
                                  Life annuity with period
                                   certain
                                  Life annuity with refund
                                   certain
                                  Period certain annuity
-------------------------------------------------------------
Variable Immediate Annuity        Life annuity (not
   payout options                  available in New York)
                                  Life annuity with period
                                   certain
-------------------------------------------------------------
Income Manager payout options     Life annuity with a
   (available for annuitants       period certain
   age 83 or less at              Period certain annuity
   contract issue)
-------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A fixed life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or

-----
30
--------------------------------------------------------------------------------

   20 years even if the annuitant dies before the end of the period certain. The guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your registered representative can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your registered representative. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative. Income Manager payout options are described in a separate prospectus that is available from your registered representative. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).


For QP contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.


You may choose to apply only part of the account value of your Equitable Accumulator Advisor contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator Advisor contract. For the tax consequences of withdrawals, see "Tax information."

Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

-----
31
--------------------------------------------------------------------------------

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Equitable Accumulator Advisor contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity is selected; and (ii) withdrawals (subject to a market value adjustment) if an Income Manager Annuity payout option is chosen.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Charges and expenses

-----
32
--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

MORTALITY AND EXPENSE RISKS CHARGE AND ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit, as well as administrative expenses under the contract. The daily charge is equivalent to an annual rate of up to 0.50% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the minimum death benefit exceeds the account value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

The administrative charge is to compensate us for administrative expenses under the contract.

We may reduce or eliminate the mortality and expense risks charge and administrative charge if we believe that the risks or administrative expenses for which this charge are imposed are reduced or eliminated. We will not permit a reduction or elimination of this charge where it would be unfairly discriminatory.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain applicable taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current charge that might be imposed by us varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

FEE-BASED EXPENSES

The fees and expenses of a fee-based program are separate from and in addition to the fees and expenses of the contract. Please consult with your program sponsor for more details about your fee-based program.


CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:

o Management fees ranging from 0.25% to 1.15%.

o 12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge and administrative charge, or change the minimum contribution requirements. We also may offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for mortality generally vary with the size and stability of the group or sponsoring organization, among other factors.

-----
33
--------------------------------------------------------------------------------

We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

6
Payment of death benefit

-----
34
--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. In a QP contract, the beneficiary must be the trustee.

Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value, or, if greater, the minimum death benefit. The minimum death benefit is equal to your total contributions less withdrawals. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner can change after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the designated beneficiary successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


o If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit

-----
35
--------------------------------------------------------------------------------

in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of the annuitant's death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your minimum death benefit if it is greater than the account value. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether the minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole primary beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.



BENEFICIARY CONTINUATION OPTION


Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within 60 days following the date we receive proof of your death and before any other inconsistent election is made. We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the minimum death benefit if such death benefit is greater than such account value. Except as noted in the next two sentences, the beneficiary continuation option is available if we have received regulatory approval in your state. For Rollover IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator Advisor individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.


Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The death benefit provisions will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person named by the beneficiary, when we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment.

For Traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for lifetime required minimum distributions (see "Tax information"), the contract will continue if:


(a) You were receiving minimum distribution withdrawals from this contract; and


(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

-----
36
--------------------------------------------------------------------------------


The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information. See the " Required minimum distributions" discussion under "IRAs" in "Tax information" below.

For all Roth IRAs and for traditional IRAs where you die before the Required Beginning Date, the beneficiary may elect one of the following two beneficiary continuation options.


1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may also choose to delay beginning these minimum distributions until the December 31st of the calendar year in which you would have turned age 70 1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
Tax information

-----
37
--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Advisor contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA or QP. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an IRA annuity contract such as this one, or an IRA or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the guaranteed minimum death benefit, selection of investment funds and fixed maturity options and choices of pay-out options available in Accumulator Advisor, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

-----
38
--------------------------------------------------------------------------------

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. This includes withdrawals to pay all or a part of any fee that may be associated with the fee-based program. See "Withdrawing your account value" in "Accessing your money" earlier in this prospectus. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o The owner and the annuitant are the same under the source contract and the Equitable Accumulator Advisor NQ contract. If you are using a life insurance or endowment contract the owner and the insured under the life insurance or endowment contract must be the same as the owner and annuitant, respectively under the Equitable Accumulator Advisor contract.


The tax basis, also referred to as your tax basis in the contract, of the source contract carries over to the Equitable Accumulator Advisor NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59 1-2 a penalty tax of 10% of the taxable portion of your distribution applies in

-----
39
--------------------------------------------------------------------------------


addition to the income tax. Some of the available exceptions to the pre-age 59 1-2 penalty tax include distributions made:


o on or after your death; or

o because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.



OTHER INFORMATION


The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets.The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL


"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o "traditional IRAs," typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, first available in 1998, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

-----
40
--------------------------------------------------------------------------------

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).


Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator Advisor traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Advisor traditional IRA contracts.



CANCELLATION

You can cancel an Equitable Accumulator Advisor IRA contract by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Advisor Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Advisor Rollover IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70 1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other

-----
41
--------------------------------------------------------------------------------

spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70 1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70 1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $33,000 and $43,000 in 2001. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $53,000 and $63,000 in 2001. This range will increase every year until 2007 when the range is $80,000-$100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution in 2001, you determine AGI and subtract $33,000 if you are single, or $53,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)      times    $2,000 (or earned    Equals   the adjusted
----------------------       x       income, if less)       =     deductible
  divided by $10,000                                              contribution
                                                                  limit


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information

-----
42
--------------------------------------------------------------------------------

with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o qualified plans;


o arrangements under Section 403(b) of the Code ("TSAs"); and


o other traditional IRAs.


Any amount contributed to a traditional IRA after you reach age 70 1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.



ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o Do it yourself
   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover
   You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o only after-tax contributions you made to the plan; or

o required minimum distributions after age 70 1/2 or separation from service;
    or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.


The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

-----
43
--------------------------------------------------------------------------------

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o regular contributions to a traditional IRA made after you reach age 70 1/2;
    or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70 1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.


RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract (including withdrawals to pay all or part of any fee that may be imposed by the sponsor of your fee-based program), surrender of your contract and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

-----
44
--------------------------------------------------------------------------------

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

  o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan, and

  o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment) available to certain distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS


--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit IRA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.
--------------------------------------------------------------------------------

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70 1/2.


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age
70 1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70 1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "required beginning date," which is April 1st of the calendar year after the calendar year in which you turn age 70 1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required

-----
45
--------------------------------------------------------------------------------

minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate exercising your guaranteed minimum income benefit or selecting any other form of life annuity payout after you are age 70 1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an "annuity-based" method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70 1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your required beginning date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70 1/2.

If you die before your required beginning date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70 1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.

-----
46
--------------------------------------------------------------------------------

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS


You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59 1-2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59 1-2. Some of the available exceptions to the pre-age 59 1-2 penalty tax include distributions made:


o on or after your death; or

o because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager (Life Annuity with a Period Certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59 1-2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.


ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Advisor Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o regular after-tax contributions out of earnings; or

-----
47
--------------------------------------------------------------------------------

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.



REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion above under traditional IRAs.

With a Roth IRA, you can make regular contribution when you reach 70 1/2, as long as you have sufficient earnings. But you cannot make contribution for any year that:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o Your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.


However, you can make regular Roth IRA contributions in reduced amounts when:


o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contribution.


WHEN YOU MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBLE OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.


ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o another Roth IRA ("tax-free rollover contribution"); or


o another traditional IRA, including a SEP-IRA or (after a two-year rollover limitation period) SIMPLE-IRA, in a taxable "conversion" rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

-----
48
--------------------------------------------------------------------------------

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.)

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1-2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the traditional IRA conversion.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70 1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed conversion.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The

-----
49
--------------------------------------------------------------------------------


contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA,

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.



WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:

o Rollovers from a Roth IRA to another Roth IRA;

o Direct transfers from a Roth IRA to another Roth IRA;


o Qualified distributions from Roth IRAs; and


o Return of excess contributions or amounts recharacterized to a traditional
    IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o you reach age 59 1-2; or

o you die; or

o you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).


You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Non-qualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them) there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:


(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

-----
50
--------------------------------------------------------------------------------


   (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together: as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2001 and the conversion contribution is made in 2002, the conversion contribution is treated as contributed prior to other conversion contributions made in 2002.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in certain cases to distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally the same as traditional IRA.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.

-----
51
--------------------------------------------------------------------------------


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix I.



FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.


o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.



FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2001, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)


For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

-----
52
--------------------------------------------------------------------------------


You cannot elect out of withholding if the payment is an "eligible rollover distribution" from a qualified plan. If a non-periodic distribution from a qualified plan is not an "eligible rollover distribution" then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o any after-tax contributions you made to the plan; or

o any distributions which are required minimum distributions after age 70 1/2 or separation from service; or

o hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

8
More information

-----
53
--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of our Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts, including these contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;


(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 49;
      and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.

-----
54
--------------------------------------------------------------------------------

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE


We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from their financial professional.

The rates to maturity for new allocations as of March 15, 2001 and the related price per $100 of maturity value were as shown below:





-------------------------------------------------------------
    FIXED MATURITY
     OPTIONS WITH
    FEBRUARY 15TH        RATE TO MATURITY          PRICE
   MATURITY DATE OF            AS OF            PER $100 OF
    MATURITY YEAR        MARCH 15, 2001        MATURITY VALUE
-------------------------------------------------------------
        2002                   3.00%               $97.31
        2003                   4.26%               $92.29
        2004                   4.43%               $88.10
        2005                   4.62%               $83.75
        2006                   4.73%               $79.64
        2007                   4.90%               $75.32
        2008                   5.04%               $71.14
        2009                   5.19%               $66.95
        2010                   5.30%               $63.06
        2011                   5.39%               $59.38
-------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

   (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------
If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II for an example.


For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect.

-----
55
--------------------------------------------------------------------------------

We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940. However, the market value adjustment interests under the contracts are registered under the Securities Act of 1933.


We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account (other than market value adjustment interests). The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM - FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, or QP contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

-----
56
--------------------------------------------------------------------------------


You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.



WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described in "How you can make your contributions."


Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgment of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form.


After your contract has been issued, additional contributions may be transmitted by wire.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our business day is generally any day the New York Stock Exchange is open for trading. We calculate unit values for our variable investment options as of the end of each business day. Our business day usually ends at 4:00 p.m., Eastern time, for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

-----
57
--------------------------------------------------------------------------------

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o the election of trustees;

o the formal approval of independent auditors selected for EQ Advisors Trust;
    or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, EQ Advisors Trust shares are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2000 and 1999, and for the three years ended December 31, 2000, incorporated in this prospectus by reference to the 2000 Annual Report on Form 10-K are incorporated in reliance on the report of

-----
58
--------------------------------------------------------------------------------

PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.


Loans are not available and you cannot assign IRA contracts as security for a loan or other obligation. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your IRA or Rollover TSA contract to another similar arrangement under federal income tax rules.



DISTRIBUTION OF THE CONTRACTS


Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104.

It is anticipated that by June 30, 2001, Equitable Distributors, LLC ("EDI, LLC") will become a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"), including the role of principal underwriter of Separate Account 49. Like EDI, EDI, LLC is owned by Equitable Holdings, LLC. Accordingly, once the successor by merger is complete, all references to the principal underwriter in each prospectus should be replaced with Equitable Distributors, LLC.

The contracts will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. We pay broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

9
Investment performance


-----
59
--------------------------------------------------------------------------------


The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account all fees and charges under the contract, but does not reflect the charges for any applicable taxes such as premium taxes or the applicable annuity administrative fee, if any. Any fees and expenses associated with the fee-based program are also not included. If the charges were reflected they would effectively reduce the rates of return shown.

The results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available. The contracts were offered for the first time in 2000.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECTS PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

-----
60
--------------------------------------------------------------------------------



                                                         TABLE
                     AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2000:

------------------------------------------------------------------------------------------------------------------------
                                                                    LENGTH OF INVESTMENT PERIOD
                                            ----------------------------------------------------------------------------
                                                                                                SINCE        SINCE
                                                                                               OPTION      PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                 1 YEAR        3 YEARS     5 YEARS    10 YEARS   INCEPTION*   INCEPTION**
------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         (13.77)%         0.41%      6.19%      13.28%        2.76%        14.60%
------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                    (14.67)%        10.83%     16.58%      16.93%       15.59%        14.45%
------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield                      ( 9.35)%        (6.45)%     3.26%       8.54%       (0.30)%        7.15%
------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                      5.47%          4.74%      4.68%       4.19%        4.72%         6.13%
------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                  (18.80)%           --         --          --        (2.23)%      ( 2.23)%
------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                 13.08%         10.94%        --          --        15.97%        15.97%
------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value              ( 2.45)%         6.28%        --          --         6.28%         6.28%
------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International           (19.50)%           --         --          --         7.60%         7.60%
------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                  5.38%            --         --          --         7.31%         7.31%
------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity               3.07%            --         --          --         3.88%         3.88%
------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                         (10.26)%        10.87%     16.85%         --        16.33%        17.23%
------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                          (12.15)%           --         --          --        (2.07)%      ( 2.07)%
------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                     4.61%         (1.74)%       --          --        28.48%         3.30%
------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index               (18.02)%         7.50%        --          --         7.50%         7.50%
------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                     10.93%          5.62%        --          --         5.62%         5.62%
------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                    17.93%          3.35%        --          --         3.35%         3.35%
------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                11.25%         13.49%        --          --        15.66%        15.66%
------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies            (19.24)%        23.15%        --          --        25.19%        25.19%
------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                      ( 1.19)%           --         --          --         3.38%         3.38%
------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                             ( 5.73)%        12.56%        --          --        14.62%        14.62%
------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging Markets Equity   (40.34)%        (5.51)%       --          --        (5.51)%      (11.14)%
------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value               6.25%          5.39%        --          --         8.66%         8.66%
------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity              (12.75)%        18.26%        --          --        17.50%        17.50%
------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                  (18.18)%        12.87%        --          --        17.15%        17.15%
------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                      ( 3.88)%         3.92%        --          --         3.92%         3.92%
------------------------------------------------------------------------------------------------------------------------



 * The variable investment option inception dates are: EQ/Alliance Money Market, EQ/Alliance High Yield, EQ/Alliance Common Stock and EQ/Aggressive Stock (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/Bernstein Diversified Value, EQ/MFS Research, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth and EQ/Putnam International Equity (May 1, 1997); EQ/Equity 500 Index, EQ/Small Company Index, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Lazard Small Cap Value and EQ/Morgan Stanley Emerging Markets Equity (December 31, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (December 31, 1998); EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian Research and EQ/Capital Guardian International (April 30, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (9/1/00); and EQ/Balanced (anticipated to become available on or about May 18, 2001). No information is provided for portfolios and/or variable investment options with Inception dates after 12/31/99.

-----
61
--------------------------------------------------------------------------------


** The inception dates for the portfolios underlying the Alliance variable investment options shown in the table are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Alliance Money Market (July 13, 1981); EQ/Alliance High Yield (January 2, 1987); EQ/Alliance Common Stock (January 13, 1976); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986; EQ/Equity 500 Index (March 1, 1994); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/MFS Research, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth, and EQ/Putnam International Equity (May 1, 1997); EQ/Small Company Index, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Bernstein Diversified Value and EQ/Lazard Small Cap Value (January 1, 1998); EQ/Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian Research and EQ/Capital Guardian International (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (9/1/00). No information is provided for portfolios and/or variable investment options with Inception dates after 12/31/99.

-----
62
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------
Barron's                                Investment Management Weekly
Morningstar's Variable Annuity          Money Management Letter
  Sourcebook                            Investment Dealers Digest
Business Week                           National Underwriter
Forbes                                  Pension & Investments
Fortune                                 USA Today
Institutional Investor                  Investor's Business Daily
Money                                   The New York Times
Kiplinger's Personal Finance            The Wall Street Journal
Financial Planning                      The Los Angeles Times
Investment Adviser                      The Chicago Tribune
--------------------------------------------------------------------------------

From time to time we may also use different measurements the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisions with these benchmarks therefore may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holding

Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).

The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provides a more accurate picture than market benchmarks of the Equitable Accumulator performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then

-----
63
--------------------------------------------------------------------------------


"annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market option. The current yields and effective yields assume the deduction of all contract charges and expenses other than any charge designed to approximate certain taxes that may be imposed on us in your state such as premium taxes. See "Yield Information for the EQ/Alliance Money Market Option and EQ/Alliance High Yield Option" in the SAI.

10
Incorporation of certain documents by reference


-----
64
--------------------------------------------------------------------------------


Equitable Life's annual report on Form 10-K for the year ended December 31, 2000 is considered to be a part of this prospectus because it is incorporated by reference.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Report on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.


Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).

Appendix I: Condensed financial information


-----
A-1
--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with daily asset charges of .50%.






UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001

------------------------------------------------------------
                                        FOR THE YEAR ENDED
                                        DECEMBER 31, 2000
------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
------------------------------------------------------------
  Unit value                                $  78.83
------------------------------------------------------------
  Number of units outstanding (000s)              --
------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
------------------------------------------------------------
  Unit value                                $ 306.09
------------------------------------------------------------
  Number of units outstanding (000s)              --
------------------------------------------------------------
 EQ/ALLIANCE HIGH YIELD
------------------------------------------------------------
  Unit value                                $  26.95
------------------------------------------------------------
  Number of units outstanding (000s)              --
------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
------------------------------------------------------------
  Unit value                                $  33.08
------------------------------------------------------------
  Number of units outstanding (000s)              --
------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
------------------------------------------------------------
  Unit value                                $   9.63
------------------------------------------------------------
  Number of units outstanding (000s)              --
------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
------------------------------------------------------------
  Unit value                                $  17.22
------------------------------------------------------------
  Number of units outstanding (000s)              --
------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
------------------------------------------------------------
  Unit value                                $   6.65
------------------------------------------------------------
  Number of units outstanding (000s)              --
------------------------------------------------------------
 EQ/CAPITAL GUARDIAN INTERNATIONAL
------------------------------------------------------------
  Unit value                                $  11.30
------------------------------------------------------------
  Number of units outstanding (000s)              --
------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------
  Unit value                                $  11.25
------------------------------------------------------------
  Number of units outstanding (000s)              --
------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
------------------------------------------------------------
  Unit value                                $  10.66
------------------------------------------------------------
  Number of units outstanding (000s)              --
------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------
  Unit value                                $  29.88
------------------------------------------------------------
  Number of units outstanding (000s)              --
------------------------------------------------------------

-----
A-2
--------------------------------------------------------------------------------



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001 (CONTINUED)

---------------------------------------------------------------
                                             FOR THE YEAR ENDED
                                             DECEMBER 31, 2000
---------------------------------------------------------------
 EQ/FI MID CAP
---------------------------------------------------------------
  Unit value                                       $ 10.03
---------------------------------------------------------------
  Number of units outstanding (000s)                    --
---------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
---------------------------------------------------------------
  Unit value                                       $ 11.27
---------------------------------------------------------------
  Number of units outstanding (000s)                    --
---------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
---------------------------------------------------------------
  Unit value                                       $ 12.42
---------------------------------------------------------------
  Number of units outstanding (000s)                    --
---------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
---------------------------------------------------------------
  Unit value                                       $  8.42
---------------------------------------------------------------
  Number of units outstanding (000s)                    --
---------------------------------------------------------------
 EQ/J.P. MORGAN CORE BOND
---------------------------------------------------------------
  Unit value                                       $ 11.78
---------------------------------------------------------------
  Number of units outstanding (000s)                    --
---------------------------------------------------------------
 EQ/LAZARD SMALL CAP VALUE
---------------------------------------------------------------
  Unit value                                       $ 11.04
---------------------------------------------------------------
  Number of units outstanding (000s)                    --
---------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
---------------------------------------------------------------
  Unit value                                       $ 22.79
---------------------------------------------------------------
  Number of units outstanding (000s)                    --
---------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
---------------------------------------------------------------
  Unit value                                       $ 10.69
---------------------------------------------------------------
  Number of units outstanding (000s)                    --
---------------------------------------------------------------
 EQ/MFS RESEARCH
---------------------------------------------------------------
  Unit value                                       $ 16.49
---------------------------------------------------------------
  Number of units outstanding (000s)                    --
---------------------------------------------------------------
 EQ/MORGAN STANLEY EMERGING MARKETS EQUITY
---------------------------------------------------------------
  Unit value                                       $  6.72
---------------------------------------------------------------
  Number of units outstanding (000s)                    --
---------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
---------------------------------------------------------------
  Unit value                                       $ 13.56
---------------------------------------------------------------
  Number of units outstanding (000s)                    --
---------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY
---------------------------------------------------------------
  Unit value                                       $ 18.06
---------------------------------------------------------------
  Number of units outstanding (000s)                    --
---------------------------------------------------------------

-----
A-3
--------------------------------------------------------------------------------



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001 (CONTINUED)

---------------------------------------------------------------
                                             FOR THE YEAR ENDED
                                             DECEMBER 31, 2000
---------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH
---------------------------------------------------------------
  Unit value                                      $ 17.87
---------------------------------------------------------------
  Number of units outstanding (000s)                   --
---------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
---------------------------------------------------------------
  Unit value                                      $ 11.22
---------------------------------------------------------------
  Number of units outstanding (000s)                   --
---------------------------------------------------------------
 LAZARD LARGE CAP VALUE
---------------------------------------------------------------
  Unit value                                      $ 12.01
---------------------------------------------------------------
  Number of units outstanding (000s)                   --
---------------------------------------------------------------

                      (This page intentionally left blank)

Appendix II: Purchase considerations for QP contracts


-----
B-1
--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator Advisor QP contract in conjunction with a fee-based program should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator Advisor QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator Advisor QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A market value adjustment may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/ employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.


Given that required minimum distributions must generally commence from the plan for annuitants after age 70 1/2, trustees should consider that the QP contract may not be an appropriate purchase for annuitants approaching or over age
70 1/2.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

                      (This page intentionally left blank)

Appendix III: Market value adjustment example


-----
C-1
--------------------------------------------------------------------------------



The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2002 to a fixed maturity option with a maturity date of February 15, 2011 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2006.



-----------------------------------------------------------------------------------------
                                                                     HYPOTHETICAL ASSUMED
                                                                     RATE TO MATURITY ON
                                                                      FEBRUARY 15, 2006
                                                                    ---------------------
                                                                      5.00%        9.00%
-----------------------------------------------------------------------------------------
AS OF FEBRUARY 15, 2006 (BEFORE WITHDRAWAL)
-----------------------------------------------------------------------------------------
(1) Market adjusted amount                                           $144,048    $119,487
-----------------------------------------------------------------------------------------
(2) Fixed maturity amount                                            $131,080    $131,080
-----------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                                        $ 12,968    $(11,593)
-----------------------------------------------------------------------------------------
ON FEBRUARY 15, 2006 (AFTER WITHDRAWAL)
-----------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                              $  4,501    $ (4,851)
-----------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
    [$50,000 - (4)]                                                  $ 45,499    $ 54,851
-----------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                 $ 85,581    $ 76,229
-----------------------------------------------------------------------------------------
(7) Maturity value                                                   $120,032    $106,915
-----------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                    $ 94,048    $ 69,487
-----------------------------------------------------------------------------------------



You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

                      (This page intentionally left blank)

Statement of additional information


--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          PAGE
Revised Proposed Minimum Distribution Rules                                 2
Unit Values                                                                 3
Custodian and Independent Accountants                                       4
Yield Information for the EQ/Alliance Money Market Option and
  EQ/Alliance High Yield Option                                             4
Distribution of the contracts                                               5
Financial Statements                                                        5



HOW TO OBTAIN AN EQUITABLE ACCUMULATOR ADVISOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
     Equitable Accumulator Advisor
     P.O. Box 1547
     Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Equitable Accumulator Advisor SAI for Separate Account No. 49 dated May 1, 2001.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City            State    Zip






(SAI 9AMLF (5/00))

SUPPLEMENT DATED MAY 1, 2001 TO INCOME MANAGER ACCUMULATOR PROSPECTUS DATED OCTOBER 16, 1996; INCOME MANAGER ROLLOVER IRA PROSPECTUS DATED OCTOBER 16, 1996; EQUITABLE ACCUMULATOR (IRA, NQ, QP) PROSPECTUS DATED MAY 1, 1998 AND TAX SHELTERED ANNUITY SUPPLEMENT DATED JUNE 18, 1998; EQUITABLE ACCUMULATORSM SELECT (IRA, NQ, QP) PROSPECTUS DATED MAY 1, 1998 AND TAX SHELTERED ANNUITY SUPPLEMENT DATED JUNE 18, 1998; EQUITABLE ACCUMULATOR SELECT PROSPECTUS DATED MAY 1, 1999; EQUITABLE ACCUMULATOR SELECT PROSPECTUS DATED OCTOBER 18, 1999; EQUITABLE ACCUMULATOR PROSPECTUS DATED OCTOBER 18, 1999; AND EQUITABLE ACCUMULATOR PROSPECTUS, DATED MAY 1, 2000.


COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
ISSUED BY THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


--------------------------------------------------------------------------------



This Supplement dated May 1, 2001, updates certain information in the following
Prospectuses:

Income Manager Accumulator Prospectus dated October 16, 1996, as previously supplemented on May 1, 1997; December 31, 1997; May 1, 1998; January 4, 1999; May 1, 1999; May 1, 2000; September 1, 2000; and February 9, 2001.

Income Manager Rollover IRA Prospectus dated October 16, 1996, as previously supplemented on May 1, 1997; December 31, 1997; May 1, 1998; January 4, 1999; May 1, 1999; May 1, 2000; September 1, 2000; and February 9, 2001.

Equitable Accumulator (IRA, NQ and QP) Prospectus dated May 1, 1998, as previously supplemented on June 18, 1998; January 4, 1999; May 1, 1999; May 1, 2000; September 1, 2000; and February 9, 2001.

Equitable Accumulator Select (IRA, NQ, QP) Prospectus dated May 1, 1998, as previously supplemented on June 18, 1998; January 4, 1999; May 1, 1999; May 1, 2000; September 1, 2000; and February 9, 2001.

Equitable Accumulator Select Prospectus dated May 1, 1999, as previously supplemented on May 1, 2000; September 1, 2000; and February 9, 2001.

Equitable Accumulator Select Prospectus dated October 18, 1999, as previously supplemented on May 1, 2000; September 1, 2000; and February 9, 2001.

Equitable Accumulator Prospectus dated October 18, 1999, as previously supplemented on May 1, 2000; September 1, 2000; and February 9, 2001.

Equitable Accumulator Prospectus, dated May 1, 2000, as previously supplemented on September 1, 2000; September 6, 2000; and February 9, 2001.

Equitable Accumulator Prospectus, dated May 1, 2000, as previously supplemented on September 1, 2000; September 6, 2000; and February 9, 2001.

Equitable Accumulator Plus Prospectus, dated May 1, 2000, as previously supplemented on September 1, 2000; September 6, 2000; February 9, 2001 and March 19, 2001.

Equitable Accumulator Select Prospectus, dated May 1, 2000, as previously supplemented on September 1, 2000; September 6, 2000; and February 9, 2001.

Equitable Accumulator Express Prospectus, as previously supplemented on September 1, 2000; September 6, 2000; and February 9, 2001.

Equitable Accumulator Advisor Prospectus, dated November 17, 2001, as previously supplemented February 9, 2001.

You should keep the Supplements and the Prospectus for future reference. We have filed with the Securities and Exchange Commission (SEC) our Statement of Additional Information (SAI) dated May 1, 2001. If you do not presently have a copy of the Prospectus and prior Supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to Equitable Life, P.O. Box 1547, Secaucus, NJ 07096-1547, or calling (800) 789-7771. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this Supplement. The SAI has been incorporated by reference into this Supplement.

In this Supplement, we provide information on (1) a new investment option; (2) the combination of certain investment options; (3) how to reach us; (4) EQ Advisors Trust annual expenses; (5) investment options; (6) transaction requests that are related to disruptive transfer activities; (7) buying a contract to fund a retirement arrangement; (8) tax information; (9) business day; (10) distribution of the contracts; (11) successor owner and annuitant feature; (12) beneficiary continuation option; (13) payment of death benefit;
(14) condensed financial information; (15) investment performance; and (16) Equitable Life.


                                                                       X00022/ML

-----
 2
--------------------------------------------------------------------------------

(1) NEW INVESTMENT OPTION

The following new Investment option is available under your Certificate effective on or about May 18, 2001.

EQ/BALANCED

The new Investment option invests in a corresponding Portfolio of EQ Advisors Trust. The objective and Adviser for the Portfolio is shown below:




 PORTFOLIO OF EQ ADVISORS TRUST
--------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME    OBJECTIVE                                          ADVISER
--------------------------------------------------------------------------------------------------------------
EQ/Balanced       High return through both appreciation of capital   Alliance Capital Management L.P.
                  and current income                                 Capital Guardian Trust Company
                                                                     Prudential Investments Fund Management,
                                                                     LLC
                                                                     Jennison Associates, LLC
--------------------------------------------------------------------------------------------------------------



See "EQ Advisors Trust annual expenses" below, regarding the expenses for this new portfolio.


(2) COMBINATION OF CERTAIN INVESTMENT OPTIONS

On or about May 18, 2001, the following combinations will occur: interests in the EQ/Balanced investment option will replace interests in the EQ/Evergreen Foundation and Mercury World Strategy investment options. At that time, we will move assets in the replaced options into the surviving option. After the combinations are effective, allocation elections to the replaced options will be considered allocations to the surviving option. Since the replaced options will continue in existence only until approximately May 18, 2001, references to the replaced options have been omitted from the fee table, expense examples and investment performance.


(3) HOW TO REACH US

You may communicate with our processing office for the purposes described in your Prospectus. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


(4) EQ ADVISORS TRUST ANNUAL EXPENSES

The following table sets forth the annual expenses for each portfolio as of December 31, 2000. All portfolios may not be available in all annuity products. Please note that the names of certain portfolios have been changed (a correlating change in the name of the corresponding investment fund also applies). For more information on these name changes, see
"Portfolio/Correlating investment option name changes and new portfolio advisers," later in this supplement.

--------
 3
--------------------------------------------------------------------------------



EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                NET TOTAL
                                                                                  OTHER          ANNUAL
                                                                               EXPENSES         EXPENSES
                                              MANAGEMENT                    (AFTER EXPENSE   (AFTER EXPENSE
                                               FEES(1)      12B-1 FEES(2)   LIMITATION)(3)   LIMITATION)(4)
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         0.60%         0.25%            0.07%            0.92%
EQ/Alliance Common Stock                    0.46%         0.25%            0.05%            0.76%
EQ/Alliance High Yield                      0.60%         0.25%            0.07%            0.92%
EQ/Alliance Money Market                    0.34%         0.25%            0.06%            0.65%
EQ/Alliance Premier Growth                  0.89%         0.25%            0.01%            1.15%
EQ/Alliance Small Cap Growth                0.75%         0.25%            0.06%            1.06%
EQ/Alliance Technology                      0.90%         0.25%            0.00%            1.15%
EQ/Balanced                                 0.57%         0.25%            0.08%            0.90%
EQ/Bernstein Diversified Value              0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian International           0.85%         0.25%            0.10%            1.20%
EQ/Capital Guardian Research                0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian U.S. Equity             0.65%         0.25%            0.05%            0.95%
EQ/Equity 500 Index                         0.25%         0.25%            0.06%            0.56%
EQ/Evergreen Omega                          0.65%         0.25%            0.05%            0.95%
EQ/FI Mid Cap                               0.70%         0.25%            0.05%            1.00%
EQ/FI Small/Mid Cap Value                   0.75%         0.25%            0.10%            1.10%
EQ/International Equity Index               0.35%         0.25%            0.50%            1.10%
EQ/J.P. Morgan Core Bond                    0.45%         0.25%            0.10%            0.80%
EQ/Janus Large Cap Growth                   0.90%         0.25%            0.00%            1.15%
EQ/Lazard Small Cap Value                   0.75%         0.25%            0.10%            1.10%
EQ/Mercury Basic Value Equity               0.60%         0.25%            0.10%            0.95%
EQ/MFS Emerging Growth Companies            0.62%         0.25%            0.10%            0.97%
EQ/MFS Investors Trust                      0.60%         0.25%            0.10%            0.95%
EQ/MFS Research                             0.65%         0.25%            0.05%            0.95%
EQ/Morgan Stanley Emerging Markets Equity   1.15%         0.25%            0.40%            1.80%
EQ/Putnam Growth & Income Value             0.60%         0.25%            0.10%            0.95%
EQ/Putnam International Equity              0.85%         0.25%            0.15%            1.25%
EQ/Putnam Investors Growth                  0.65%         0.25%            0.05%            0.95%
EQ/Small Company Index                      0.25%         0.25%            0.35%            0.85%
------------------------------------------------------------------------------------------------------------------------------------



*All portfolios are not available in all contracts to which this supplement relates. See "Combination of certain investment options" above.

Notes:

(1) The management fees shown reflect revised management fees, effective May 1, 2000, which were approved by shareholders. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.

(2) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

(3) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Alliance Technology portfolio on May 1, 2000, "Other Expenses" shown have been

--------
  4
--------------------------------------------------------------------------------

   annualized. Initial seed capital was invested for the EQ/FI Mid Cap and EQ/Janus Large Cap Growth Portfolios on September 1, 2000. Thus, "Other Expenses" shown are estimated. See footnote (6) for any expense limitation agreements information.

(4) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain Portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." The amounts shown for the EQ/International Equity Index and EQ/Small Company Index portfolios reflect a .10% decrease in the portfolios' expense waiver. The amounts shown for the EQ/Morgan Stanley Emerging Markets Equity Portfolio, reflect a .05% decrease in the portfolio's expense waiver. These decreases in the expense waivers were effective on May 1, 2001. Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached a sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for EQ Advisors Trust. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect.





--------------------------------------------------------------------------------
                                     OTHER EXPENSES
                                     (BEFORE ANY FEE
                                     WAIVERS AND/OR
                                         EXPENSE
PORTFOLIO NAME                       REIMBURSEMENTS)
--------------------------------------------------------------------------------
      EQ/Alliance Premier Growth          0.05%
      EQ/Alliance Technology              0.06%
      EQ/Balanced                         0.08%
      EQ/Bernstein Diversified Value      0.15%
      EQ/Capital Guardian International   0.20%
      EQ/Capital Guardian Research        0.16%
      EQ/Capital Guardian U.S. Equity     0.11%
      EQ/Evergreen Omega                  0.83%
      EQ/FI Mid Cap                       0.27%
      EQ/FI Small/Mid Cap Value           0.19%
      EQ/International Equity Index       0.44%
      EQ/J.P. Morgan Core Bond            0.11%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     OTHER EXPENSES
                                     (BEFORE ANY FEE
                                     WAIVERS AND/OR
                                         EXPENSE
PORTFOLIO NAME                       REIMBURSEMENTS)
--------------------------------------------------------------------------------
      EQ/Janus Large Cap Growth           0.22%
      EQ/Lazard Small Cap Value           0.14%
      EQ/Mercury Basic Value Equity       0.10%
      EQ/MFS Investors Trust              0.13%
      EQ/MFS Research                     0.07%
      EQ/Morgan Stanley Emerging
         Markets Equity                   0.52%
      EQ/Putnam Growth & Income Value     0.12%
      EQ/Putnam International Equity      0.22%
      EQ/Putnam Investors Growth          0.10%
      EQ/Small Company Index              0.43%
--------------------------------------------------------------------------------

--------
  5
--------------------------------------------------------------------------------

EXAMPLES

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Other than as indicated in the next sentence, the charges used in the examples are the maximum aggregate charges that can apply to any contract or investment option to which this supplement relates (including the charge for any optional benefits available under any contract to which this supplement relates, as well as the maximum charges that would apply to the underlying portfolio). The annual administrative charge used in the examples is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.006 per $1,000. If your contract does not have an annual administrative charge and/or any optional benefit charge and/or has lower charges than used in the examples, then the expenses that apply to your contract would be lower than those shown below.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of EQ Advisors Trust in the table, above, for the entire one, three, five and ten year periods included in the examples.

These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.





------------------------------------------------------------------------------------------------------------------------------------
                                       IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                             EACH PERIOD SHOWN, THE EXPENSES
                                                        WOULD BE:
------------------------------------------------------------------------------------------------------------------------------------
                                        1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                 $ 110.79     $ 164.28     $ 210.38     $ 354.46
EQ/Alliance Common Stock            $ 109.05     $ 159.08     $ 201.79     $ 338.67
EQ/Alliance High Yield              $ 110.79     $ 164.28     $ 210.38     $ 354.46
EQ/Alliance Money Market            $ 107.85     $ 155.49     $ 195.85     $ 327.65
EQ/Alliance Premier Growth          $ 113.31     $ 171.72     $ 222.63     $ 376.72
EQ/Alliance Small Cap Growth        $ 112.32     $ 168.82     $ 217.85     $ 368.07
EQ/Alliance Technology              $ 113.31     $ 171.72     $ 222.63     $ 376.72
EQ/Balanced                         $ 110.58     $ 163.63     $ 209.31     $ 352.50
EQ/Bernstein Diversified Value      $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Capital Guardian International   $ 113.85     $ 173.34     $ 225.27     $ 381.49
EQ/Capital Guardian Research        $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Capital Guardian U.S. Equity     $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Equity 500 Index                 $ 106.86     $ 152.55     $ 190.97     $ 318.55
EQ/Evergreen Omega                  $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/FI Mid Cap                       $ 111.67     $ 166.87     $ 214.65     $ 362.26
EQ/FI Small/Mid Cap Value           $ 112.76     $ 170.11     $ 219.97     $ 371.93
EQ/International Equity Index       $ 112.76     $ 170.11     $ 219.97     $ 371.93
EQ/Janus Large Cap Growth           $ 113.31     $ 171.72     $ 222.63     $ 376.72
EQ/J.P. Morgan Core Bond            $ 109.48     $ 160.38     $ 203.94     $ 342.64
EQ/Lazard Small Cap Value           $ 112.76     $ 170.11     $ 219.97     $ 371.93
EQ/Mercury Basic Value Equity       $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/MFS Emerging Growth Companies    $ 111.34     $ 165.90     $ 213.05     $ 359.35
EQ/MFS Investors Trust              $ 111.12     $ 165.25     $ 211.98     $ 357.40
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                      IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE
                                         END OF EACH PERIOD SHOWN, THE EXPENSES
                                                       WOULD BE:
------------------------------------------------------------------------------------------------------------------------------------
                                       1 YEAR     3 YEARS     5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                 $ 30.79     $  95.29   $ 164.26     $ 349.61
EQ/Alliance Common Stock            $ 29.05     $  90.30   $ 156.04     $ 333.73
EQ/Alliance High Yield              $ 30.79     $  95.29   $ 164.26     $ 349.61
EQ/Alliance Money Market            $ 27.85     $  86.86   $ 150.35     $ 322.66
EQ/Alliance Premier Growth          $ 33.31     $ 102.43   $ 175.98     $ 371.98
EQ/Alliance Small Cap Growth        $ 32.32     $  99.64   $ 171.41     $ 363.29
EQ/Alliance Technology              $ 33.31     $ 102.43   $ 175.98     $ 371.98
EQ/Balanced                         $ 30.58     $  94.67   $ 163.24     $ 347.64
EQ/Bernstein Diversified Value      $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/Capital Guardian International   $ 33.85     $ 103.98   $ 178.52     $ 376.77
EQ/Capital Guardian Research        $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/Capital Guardian U.S. Equity     $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/Equity 500 Index                 $ 26.86     $  84.04   $ 145.68     $ 313.52
EQ/Evergreen Omega                  $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/FI Mid Cap                       $ 31.67     $  97.78   $ 168.35     $ 357.45
EQ/FI Small/Mid Cap Value           $ 32.76     $ 100.88   $ 173.45     $ 367.16
EQ/International Equity Index       $ 32.76     $ 100.88   $ 173.45     $ 367.16
EQ/Janus Large Cap Growth           $ 33.31     $ 102.43   $ 175.98     $ 371.98
EQ/J.P. Morgan Core Bond            $ 29.48     $  91.55   $ 158.10     $ 337.73
EQ/Lazard Small Cap Value           $ 32.76     $ 100.88   $ 173.45     $ 367.16
EQ/Mercury Basic Value Equity       $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/MFS Emerging Growth Companies    $ 31.34     $  96.85   $ 166.82     $ 354.52
EQ/MFS Investors Trust              $ 31.12     $  96.22   $ 165.80     $ 352.56
------------------------------------------------------------------------------------------------------------------------------------

--------
  6
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                               IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                                     EACH PERIOD SHOWN, THE EXPENSES
                                                                WOULD BE:
------------------------------------------------------------------------------------------------------------------------------------
                                                1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                             $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Morgan Stanley Emerging Markets Equity   $ 120.40     $ 192.57     $ 256.58     $ 436.82
EQ/Putnam Growth & Income Value             $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Putnam International Equity              $ 114.40     $ 174.95     $ 227.91     $ 386.23
EQ/Putnam Investors Growth                  $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Small Company Index                      $ 110.03     $ 162.01     $ 206.63     $ 347.58
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                              IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE
                                                 END OF EACH PERIOD SHOWN, THE EXPENSES
                                                               WOULD BE:
------------------------------------------------------------------------------------------------------------------------------------
                                               1 YEAR     3 YEARS     5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                             $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/Morgan Stanley Emerging Markets Equity   $ 40.40     $ 122.57   $ 208.48     $ 432.39
EQ/Putnam Growth & Income Value             $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/Putnam International Equity              $ 34.40     $ 105.53   $ 181.04     $ 381.54
EQ/Putnam Investors Growth                  $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/Small Company Index                      $ 30.03     $  93.11   $ 160.67     $ 342.70
------------------------------------------------------------------------------------------------------------------------------------



(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money" in your prospectus.


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $6.08 based on the average amount applied to annuity payout options in 2000. See "Annuity administrative fee" in "Charges and expenses, in your prospectus."


(5) INVESTMENT OPTIONS

Please note the following information:





--------------------------------------------------------------------------------
 FORMER NAME              NEW NAME                 EFFECTIVE DATE
--------------------------------------------------------------------------------
EQ/Evergreen             EQ/Evergreen Omega       May 1, 2001
--------------------------------------------------------------------------------
MFS Growth with Income   EQ/MFS Investors Trust   May 18, 2001
--------------------------------------------------------------------------------



The investment objectives and advisers for these portfolios, respectively, remain the same.





--------------------------------------------------------------------------------
 FORMER NAME              NEW NAME                         EFFECTIVE DATE
--------------------------------------------------------------------------------
Lazard Large Cap Value   EQ/Bernstein Diversified Value   March 1, 2001
--------------------------------------------------------------------------------



The investment objective for this portfolio remains the same. The new adviser is Alliance Capital Management, L.P., through its Bernstein Investment Research and Management Unit.

Also, effective February 1, 2001, two additional advisers were added to the EQ/Aggressive Stock portfolio: Marsico Capital Management, LLC and Provident Investment Counsel, Inc. Alliance Capital Management, L.P. and MFS Investment Management continue to serve as advisers, and the investment objective for the portfolio remains the same.

Also, effective on May 18, 2001, all of the names of the investment options and correlating portfolios will include an "EQ/."

--------
   7
--------------------------------------------------------------------------------

The following list of investment options reflects certain adviser name changes. All options may not be available in all contracts to which this supplement relates.





PORTFOLIOS OF EQ ADVISORS TRUST

You should note that some EQ Advisors Trust portfolios have objectives and strategies that are substantially similar to those of certain retail funds; they may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                         OBJECTIVE                                ADVISER
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                    Long-term growth of capital              Alliance Capital Manqagement L.P.
                                                                                Marsico Capital Management, LLC
                                                                                MFS Investment Management
                                                                                Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock               Long-term growth of capital and          Alliance Capital Management L.P.
                                       increasing income
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield                 High total return through a              Alliance Capital Management L.P.
                                       combination of
                                       current income and capital
                                       appreciation by
                                       investing generally in high yield
                                       securities
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market               High level of current income,            Alliance Capital Management L.P.
                                       preserve its assets
                                       and maintain liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth             Long-term growth of capital              Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth           Long-term growth of capital              Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                 Long-term growth of capital              Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                            High return through both                 Alliance Capital Management, L.P.
                                       appreciation of capital                  Capital Guardian Trust Company
                                       and current income                       Prudential Investments Fund
                                                                                Management LLC
                                                                                Jennison Associates LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value         Capital appreciation                     Alliance Capital Management, L.P., through
                                                                                its Bernstein Research and Management Unit
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International      Long-term growth of capital              Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research           Long-term growth of capital              Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity        Long-term growth of capital              Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------



-----
 8
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index               Total return before expenses that approximates     Alliance Capital Management L.P.
                                  the total return performance of the S&P 500
                                  Index, including reinvestment of dividends, at a
                                  risk level consistent with that of the S & P 500
                                  Stock Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                Long-term capital growth                           Evergreen Investment Management
                                                                                     Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                     Long-term growth of capital                        Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value         Long-term capital appreciation                     Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index     Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Morgan Stanley Capital International
                                  Europe, Australia, Far East Index
------------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond          High total return consistent with moderate risk    J.P. Morgan Investment Management Inc.
                                  of capital and maintenance of liquidity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth         Long-term growth in a manner that is consistent    Janus Capital Corporation
                                  with preservation of capital
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value         Capital appreciation                               Lazard Asset Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth            Long-term capital growth                           MFS Investment Management
 Companies
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust            Long-term growth of capital with a secondary       MFS Investment Management
                                  objective to seek reasonable current income
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                   Long-term growth of capital and future income      MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity     Capital appreciation and secondarily, income       Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging        Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value   Capital growth, current income a secondary         Putnam Investment Management, LLC
                                  objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity    Capital appreciation                               Putnam Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth        Long-term growth of capital and any increased      Putnam Investment Management, LLC
                                  income that results from this growth
------------------------------------------------------------------------------------------------------------------------------------

--------
 9
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME           OBJECTIVE                                          ADVISER
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index   Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                         deduction of portfolio expenses) the total return
                         of the Russell 2000 Index
------------------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.


(6) DISRUPTIVE TRANSFER ACTIVITY

The following reflects Equitable's current policy with regard to market timing-related transaction requests.

You should note that the Accumulator Series contracts are not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.


(7) BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

If your contract is an Individual Retirement Annuity (IRA) or Tax Sheltered Annuity (TSA), or funds an employer retirement plan (QP or Qualified Plan) you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. You may therefore want to consider the relative features, benefits and costs of other investments that may be available for use in connection with your retirement plan or arrangement.


(8) TAX INFORMATION


NONQUALIFIED ANNUITIES -- OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue

-----
 10
--------------------------------------------------------------------------------

guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification, in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contacts issued under this supplement. We reserve the right to modify the contract, as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


REQUIRED MINIMUM DISTRIBUTIONS FOR QUALIFIED CONTRACTS

The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit IRA and TSA owners and beneficiaries to apply the proposed revisions for calendar year 2001. See the Statement of Additional Information for a brief description of the proposed revisions.


ROTH IRAS

CONVERSION CONTRIBUTIONS TO ROTH IRAS.

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59 1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is computed without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70 1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

--------
  11
--------------------------------------------------------------------------------

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE

To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described in the prospectus. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS

Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described in the prospectus. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b) Nontaxable portion.

--------
  12
--------------------------------------------------------------------------------

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows.

(1) All distributions made during the year from all Roth IRAs you maintain - - with any custodian or issuer - - are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2001 and the conversion contribution is made in 2002, the conversion contribution is treated as contributed prior to other conversion contributions made in 2002.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping (aggregating) both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


WITHHOLDING FROM ROTH IRAS

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described in the prospectus.


(9) BUSINESS DAY

Our business day is generally any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

--------
  13
--------------------------------------------------------------------------------

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.


(10) DISTRIBUTION OF THE CONTRACTS

Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts. It is anticipated that by June 30, 2001, Equitable Distributors, LLC ("EDI, LLC") will become a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"), including the role of principal underwriter of Separate Account 49. Like EDI, EDI, LLC is owned by Equitable Holdings, LLC. Accordingly, once the successor by merger is complete, all references to the principal underwriter in each prospectus should be replaced with Equitable Distributors, LLC.


(11) CLARIFICATION OF SUCCESSOR OWNER AND ANNUITANT FEATURE

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of the annuitant's death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your minimum death benefit (if applicable) as of the date of your death, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature (if applicable), and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply contributions made before your death. Withdrawal charges will apply if you make additional contributions. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, then the custodian may request that the spouse be substituted as annuitant after your death.


(12) CLARIFICATION OF BENEFICIARY CONTINUATION OPTION

Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within 60 days following the date we receive proof of your death and before any other inconsistent election is made. We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the minimum death benefit (if applicable) as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature (if applicable), and adjusted for subsequent withdrawals. Except as noted in the next two sentences, the beneficiary continuation

--------
  14
--------------------------------------------------------------------------------

option is available if we have received regulatory clearance in your state. For Rollover IRA and Flexible Premium IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator Express individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.

Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The guaranteed death benefit provisions will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person named by the beneficiary, when we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment.


(13) CLARIFICATION OF WHEN WE VALUE THE DEATH BENEFIT AND OTHER MATTERS REGARDING THE CHANGE OF THE OWNER AFTER THE ORIGINAL OWNER'S DEATH FOR NQ CONTRACTS

(A) The death benefit is equal to your account value, or, if greater, the minimum death benefit (if applicable). We determine the amount of the death benefit (other than the minimum death benefit, if applicable) and any amount applicable under the Protection Plus feature (if applicable) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of any minimum death benefit will be the minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals. Under Rollover TSA contracts, we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.


(B) WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

--------
  15
--------------------------------------------------------------------------------

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


(14) CONDENSED FINANCIAL INFORMATION

The following table sets forth the unit values and number of units outstanding at the year end for each variable investment option, except those options offered for the first time after May 1, 2001. The table shows unit values based on the highest charges that would apply to any contract or investment option to which this supplement relates, including the highest charges that would apply to the underlying portfolios. Therefore, if your contract has lower charges than those assumed, your unit values will be higher than those shown. The table also shows the total number of units outstanding for all contracts to which this supplement relates. All variable investment options may not be available in all products. Please refer to your annual statement for the unit values applicable to your contract.



--------------------------------------------------------------------------------------
                                               FOR THE YEARS ENDING DECEMBER 31,
                                        ----------------------------------------------
                                             1997        1998        1999        2000
--------------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
-------------------------------------------------------------------------------------
  Unit value                             $  68.19    $  67.13    $  78.30    $  66.77
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)          --          16         141         420
-------------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
-------------------------------------------------------------------------------------
  Unit value                             $ 176.22    $ 223.79    $ 275.01    $ 232.08
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)            1          35         255         618
-------------------------------------------------------------------------------------
 EQ/ALLIANCE HIGH YIELD
-------------------------------------------------------------------------------------
  Unit value                             $  29.13    $  27.12    $  25.73    $  23.07
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)            2         170         574       1,211
-------------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
-------------------------------------------------------------------------------------
  Unit value                             $  23.98    $  24.80    $  25.55    $  26.65
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)           --         349       5,805       9,875
-------------------------------------------------------------------------------------

--------
  16
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------
                                             FOR THE YEARS ENDING DECEMBER 31,
                                        ---------------------------------------------
                                            1997        1998        1999       2000
-------------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
-------------------------------------------------------------------------------------
  Unit value                                  --          --     $ 11.77    $  9.45
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)          --          --       5,630     17,412
-------------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
-------------------------------------------------------------------------------------
  Unit value                             $ 12.52     $ 11.77     $ 14.78    $ 16.53
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)          --         211         818      3,189
-------------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
-------------------------------------------------------------------------------------
  Unit value                                  --          --          --    $  6.60
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)          --          --          --      5,505
-------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN INTERNATIONAL
-------------------------------------------------------------------------------------
  Unit value                                  --          --     $ 13.93    $ 11.09
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)          --          --       1,286      5,514
-------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
-------------------------------------------------------------------------------------
  Unit value                                  --          --     $ 10.60    $ 11.04
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)          --          --         987      2,953
-------------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
-------------------------------------------------------------------------------------
  Unit value                                  --          --     $ 10.26    $ 10.46
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)          --          --       2,436      5,538
-------------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
-------------------------------------------------------------------------------------
  Unit value                                  --          --          --    $ 27.69
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)          --          --          --      6,057
-------------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
-------------------------------------------------------------------------------------
  Unit value                                  --          --     $ 10.56    $  9.90
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)          --          --           6        134
-------------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
-------------------------------------------------------------------------------------
  Unit value                                  --          --     $ 10.80    $  9.38
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)          --          --           6         78
-------------------------------------------------------------------------------------
 EQ/FI MID CAP
-------------------------------------------------------------------------------------
  Unit value                                  --          --          --    $  9.99
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)          --          --          --        617
-------------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
-------------------------------------------------------------------------------------
  Unit value                                  --          --          --    $ 10.82
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)          --          --          --        251
-------------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
-------------------------------------------------------------------------------------
  Unit value                                  --     $ 11.82     $ 14.82    $ 12.02
-------------------------------------------------------------------------------------
  Number of units outstanding (000s)          --         248         992      2,531
-------------------------------------------------------------------------------------

--------
  17
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                                   FOR THE YEARS ENDING DECEMBER 31,
-----------------------------------------------------------------------------------------
                                                  1997        1998        1999       2000
-----------------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
-----------------------------------------------------------------------------------------
  Unit value                                        --          --          --    $  8.39
-----------------------------------------------------------------------------------------
  Number of units outstanding (000s)                --          --          --      1,315
-----------------------------------------------------------------------------------------
 EQ/J.P. MORGAN CORE BOND
-----------------------------------------------------------------------------------------
  Unit value                                        --     $ 10.73     $ 10.39    $ 11.40
-----------------------------------------------------------------------------------------
  Number of units outstanding (000s)                --         379       2,026      5,112
-----------------------------------------------------------------------------------------
 EQ/LAZARD SMALL CAP VALUE
-----------------------------------------------------------------------------------------
  Unit value                                        --     $  9.14     $  9.15    $ 10.68
-----------------------------------------------------------------------------------------
  Number of units outstanding (000s)                --         344         988      2,109
-----------------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
-----------------------------------------------------------------------------------------
  Unit value                                   $ 11.58     $ 12.71     $ 14.88    $ 16.37
-----------------------------------------------------------------------------------------
  Number of units outstanding (000s)                --          --         173      1,079
-----------------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
-----------------------------------------------------------------------------------------
  Unit value                                   $ 12.11     $ 16.03     $ 27.40    $ 21.88
-----------------------------------------------------------------------------------------
  Number of units outstanding (000s)                 2         200       1,680      5,759
-----------------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
-----------------------------------------------------------------------------------------
  Unit value                                        --          --     $ 10.70    $ 10.45
-----------------------------------------------------------------------------------------
  Number of units outstanding (000s)                --          --       2,906      7,052
-----------------------------------------------------------------------------------------
 EQ/MFS RESEARCH
-----------------------------------------------------------------------------------------
  Unit value                                   $ 11.48     $ 14.02     $ 16.99    $ 15.84
-----------------------------------------------------------------------------------------
  Number of units outstanding (000s)                 1         410       1,725      5,917
-----------------------------------------------------------------------------------------
 EQ/MORGAN STANLEY EMERGING MARKETS EQUITY
-----------------------------------------------------------------------------------------
  Unit value                                        --     $  5.70     $ 10.97    $  6.47
-----------------------------------------------------------------------------------------
  Number of units outstanding (000s)                --         203         962      2,958
-----------------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH AND INCOME VALUE
-----------------------------------------------------------------------------------------
  Unit value                                   $ 11.50     $ 12.76     $ 12.39    $ 13.02
-----------------------------------------------------------------------------------------
  Number of units outstanding (000s)                17         714         978      1,755
-----------------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY FUND
-----------------------------------------------------------------------------------------
  Unit value                                   $ 10.84     $ 12.75     $ 20.10    $ 17.34
-----------------------------------------------------------------------------------------
  Number of units outstanding (000s)                 4         422         771      2,033
-----------------------------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH
-----------------------------------------------------------------------------------------
  Unit value                                   $ 12.33     $ 16.54     $ 21.20    $ 17.16
-----------------------------------------------------------------------------------------
  Number of units outstanding (000s)                --         282         576      1,658
-----------------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
-----------------------------------------------------------------------------------------
  Unit value                                        --     $  9.61     $ 11.42    $ 10.86
-----------------------------------------------------------------------------------------
  Number of units outstanding (000s)                --         211         522      1,382
-----------------------------------------------------------------------------------------

--------
  18
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                              FOR THE YEARS ENDING DECEMBER 31,
----------------------------------------------------------------------------------------
                                            1997        1998        1999        2000
----------------------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE
----------------------------------------------------------------------------------------
  Unit value                                  --     $ 11.81     $ 12.04     $ 11.61
----------------------------------------------------------------------------------------
  Number of units outstanding (000s)          --         315       1,532       3,700
----------------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY
----------------------------------------------------------------------------------------
  Unit value                             $ 10.36     $ 10.89     $ 13.00     $ 11.33
----------------------------------------------------------------------------------------
  Number of units outstanding (000s)          --          --          19         172
----------------------------------------------------------------------------------------

(15) INVESTMENT PERFORMANCE

The following table shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account the maximum current fees and charges applicable to all contracts to which this supplement applies, including any optional benefits charges, which may or may not be available under your contract. The table does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class 1B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for period before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

--------
  19
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                       LENGTH OF INVESTMENT PERIOD
                                        --------------------------------------------------------------------------------------------
                                                                                                                       SINCE
                                                    1             3             5           10      SINCE OPTION    PORTFOLIO
                                                 YEAR          YEARS         YEARS       YEARS       INCEPTION*    INCEPTION**
------------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         (23.39)%        ( 5.19)%       1.77%       10.22%      ( 2.22)%         11.77%
EQ/Alliance Common Stock                    (24.26)%          5.55%       12.64%       13.65%       11.33%          11.60%
EQ/Alliance Global                          (26.83)%          7.85%        9.54%       12.21%        8.94%           9.51%
EQ/Alliance Growth Investors                (15.05)%          8.77%       10.73%       13.13%       10.71%          12.71%
EQ/Alliance High Yield                      (19.09)%        (12.37)%      (1.30)%       5.10%      ( 5.44)%          3.38%
EQ/Alliance Money Market                    ( 4.73)%        ( 0.75)%      (0.06)%      (0.33)%     ( 0.34)%          2.27%
EQ/Alliance Premier Growth                  (28.26)%            --           --           --       ( 9.24)%        ( 9.24)%
EQ/Alliance Small Cap Growth                  2.65%           5.58%          --           --        11.19%          11.19%
EQ/Bernstein Diversified Value              (12.40)%          0.87%          --           --         0.87%           0.87%
EQ/Capital Guardian International           (28.94)%            --           --           --         0.53%           0.53%
EQ/Capital Guardian Research                ( 4.81)%            --           --           --         0.19%           0.19%
EQ/Capital Guardian U.S. Equity             ( 7.05)%            --           --           --       ( 3.21)%        ( 3.21)%
EQ/Equity 500 Index                         (19.98)%          5.57%       12.90%          --        12.07%          13.68%
EQ/Evergreen Omega                          (21.81)%            --           --           --       ( 8.50)%        ( 8.50)%
EQ/FI Small/Mid Cap Value                   ( 5.55)%        ( 7.46)%         --           --         0.91%         ( 1.95)%
EQ/International Equity Index               (27.50)%          2.13%          --           --         2.13%           2.13%
EQ/J.P. Morgan Core Bond                      0.57%           0.16%          --           --         0.16%           0.16%
EQ/Lazard Small Cap Value                     7.36%         ( 2.20)%         --           --       ( 2.20)%        ( 2.20)%
EQ/Mercury Basic Value Equity                 0.89%           8.20%          --           --        10.89%          10.89%
EQ/MFS Emerging Growth Companies            (28.69)%         18.29%          --           --        20.84%          20.84%
EQ/MFS Investors Trust                      (11.18)%            --           --           --       ( 3.05)%        ( 3.05)%
EQ/MFS Research                             (15.59)%          7.28%          --           --         9.94%           9.94%
EQ/Morgan Stanley Emerging Markets Equity   (49.15)%        (11.37)%         --           --       (11.37)%        (17.15)%
EQ/Putnam Growth & Income Value             ( 3.97)%        ( 0.07)%         --           --         3.67%           3.67%
EQ/Putnam International Equity              (22.40)%         13.20%          --           --        12.92%          12.92%
EQ/Putnam Investors Growth                  (27.66)%          7.71%          --           --        12.69%          12.69%
EQ/Small Company Index                      (13.79)%        ( 1.58)%         --           --       ( 1.58)%        ( 1.58)%
------------------------------------------------------------------------------------------------------------------------------------

* The variable investment option inception dates are: EQ/Alliance Money Market, EQ/Alliance High Yield, EQ/Alliance Common Stock and EQ/Aggressive Stock (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/MFS Research, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth and EQ/Putnam International Equity (May 1, 1997); EQ/Equity 500 Index, EQ/Small Company Index, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value and EQ/Morgan Stanley Emerging Markets Equity (December 31, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (December 31, 1998); EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian Research and EQ/Capital Guardian International (April
  30, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (9/1/00) and EQ/Balanced (anticipated to become available on or about May 18, 2001). No information is provided for portfolios and/or variable investment options with inception dates after 12/31/99.

**The inception dates for the portfolios underlying Alliance variable investment options shown in the table are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are:
 EQ/Alliance Money Market (July 13, 1981); EQ/Alliance High Yield (January 2,
 1987); EQ/Alliance Common Stock (January 13, 1976); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/MFS Research, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/Putnam Investors Growth and EQ/Putnam International Equity (May 1, 1997); EQ/Small Company Index, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Bernstein Diversified Value and EQ/Lazard Small Cap Value (January 1, 1998); EQ/Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian Research and EQ/Capital Guardian International (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (9/1/00). No information is provided for portfolios and/or variable investment options with inception dates after 12/31/99.

--------
  20
--------------------------------------------------------------------------------

(16) UPDATED INFORMATION ON EQUITABLE LIFE

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $483.1 billion in assets as of December 31, 2000. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Statement of additional
information


--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            PAGE


Unit Values and
Custodian and Independent Accountants                                         2
Yield Information for the EQ/Alliance Money Market Option and EQ/Alliance
High Yield Option                                                             2
Distribution of the contracts                                                 3
Financial Statements                                                          4


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
 Equitable Accumulator
 P.O. Box 1547 Secaucus, NJ 07096-1547
--------------------------------------------------------------------------------




Please send me an Equitable Accumulator SAI for Separate Account No. 49 dated May 1, 2001 :


Check one:

Accumulator Advisor       [ ]
Accumulator               [ ]

Accumulator Express       [ ]
Accumulator Plus          [ ]

Accumulator Select        [ ]



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City            State    Zip






(SAI 4ACS(5/01))

SUPPLEMENT, DATED MAY 1, 2001, TO THE INCOME MANAGER ACCUMULATOR PROSPECTUS DATED MAY 1, 1996; INCOME MANAGER ROLLOVER IRA PROSPECTUS DATED MAY 1, 1996; INCOME MANAGER ACCUMULATOR PROSPECTUS DATED OCTOBER 17, 1996; INCOME MANAGER ROLLOVER IRA PROSPECTUS DATED OCTOBER 17, 1996; INCOME MANAGER ACCUMULATOR PROSPECTUS DATED DECEMBER 31, 1997; INCOME MANAGER ROLLOVER IRA PROSPECTUS DATED DECEMBER 31, 1997; EQUITABLE ACCUMULATOR (IRA, NQ AND QP) PROSPECTUS DATED MAY 1, 1998 AND TAX SHELTERED ANNUITY SUPPLEMENT DATED JUNE 18, 1998; EQUITABLE ACCUMULATOR DATED OCTOBER 18, 1999; EQUITABLE ACCUMULATOR SELECT PROSPECTUS DATED OCTOBER 18, 1999; AND EQUITABLE ACCUMULATOR PROSPECTUS, DATED MAY 1, 2000.


COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES
ISSUED BY THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


--------------------------------------------------------------------------------


This supplement dated May 1, 2001, updates certain information in the following
Prospectuses:

Income Manager Accumulator Prospectus dated May 1, 1996; as previously supplemented on May 1, 1997; December 31, 1997; May 1, 1998; January 4, 1999; May 1, 1999; May 1, 2000; June 23, 2000; September 1, 2000 and February 9, 2001.

Income Manager Accumulator Rollover IRA Prospectus, dated May 1, 1996 as previously supplemented on May 1, 1997; December 31, 1997; May 1, 1998; January 4, 1999; May 1, 1999; May 1, 2000; June 23, 2000; September 1, 2000 and
February 9, 2001.

Income Manager Accumulator Prospectus dated October 17, 1996, as previously supplemented on May 1, 1997; December 31, 1997; May 1, 1998; January 4, 1999; May 1, 1999; May 1, 2000; June 23, 2000; September 1, 2000 and February 9, 2001.

Income Manager Accumulator Rollover IRA Prospectus, dated October 17, 1996, as previously supplemented on May 1, 1997; December 31, 1997; May 1, 1998; January 4, 1999; May 1, 1999; May 1, 2000; June 23, 2000; September 1, 2000 and
February 9, 2001.

Income Manager Accumulator Prospectus dated December 31, 1997, as previously supplemented on May 1, 1998; January 4, 1999; May 1, 1999; May 1, 2000; June 23, 2000; September 1, 2000 and February 9, 2001.

Income Manager Accumulator Rollover IRA Prospectus dated December 31, 1997, as previously supplemented on May 1, 1998; January 4, 1999; May 1, 1999; May 1, 2000; June 23, 2000; September 1, 2000 and February 9, 2001.

Equitable Accumulator (IRA, NQ and QP) Prospectus dated May 1, 1998, as previously supplemented on June 18, 1998; January 4, 1999; May 1, 1999; May 1, 2000; June 23, 2000; September 1, 2000 and February 9, 2001.

Equitable Accumulator Prospectus, dated October 18, 1999, as previously supplemented on May 1, 2000; June 23, 2000; September 1, 2000; and February 9, 2001.

Equitable Accumulator Select Prospectus dated October 18, 1999, as previously supplemented on May 1, 2000; June 23, 2000; September 1, 2000 and February 9, 2001.

Equitable Accumulator Prospectus dated May 1, 2000, as previously supplemented on June 23, 2000; September 1, 2000; September 6, 2000; and February 9, 2001.

Equitable Accumulator Prospectus dated May 1, 2000, as previously supplemented on June 23, 2000; September 1, 2000; September 6, 2000; and February 9, 2001.

Equitable Accumulator Plus Prospectus dated May 1, 2000, as previously supplemented on June 23, 2000; September 1, 2000; September 6, 2000; February 9, 2001 and March 19, 2001.

Equitable Accumulator Select Prospectus, as previously supplemented on June 23, 2000; September 1, 2000; September 6, 2000; and February 9, 2001.

Equitable Accumulator Advisor, Prospectus dated November 17, 2001, as previously supplemented on February 9, 2001.


You should keep the supplements and the Prospectus for future reference. We have filed with the Securities and Exchange Commission (SEC) our Statement of Additional Information (SAI) dated May 1, 2001. If you do not presently have a copy of the Prospectus and prior Supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to Equitable Life, P.O. Box 1547, Secaucus, NJ 07096-1547, or calling (800) 789-7771. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this Supplement. The SAI has been incorporated by reference into this Supplement.

In this Supplement, we provide information on (1) new investment options; (2) the combination of certain investment options; (3) how to reach us; (4) EQ Advisors Trust annual expenses; (5) investment options; (6) transaction requests that are related to disruptive transfer activities; (7) buying a contract to fund a retirement arrangement; (8) tax information; (9) business day; (10) successor owner/annuitant feature; (11) beneficiary continuation option; (12) payment of death benefit; (13) condensed financial information;
(14) investment performance; and (15) Equitable Life.

















                                                                   X00021/AGENCY

-----
2
--------------------------------------------------------------------------------



(1) NEW INVESTMENT OPTIONS
The following new Investment options are available under your Certificate effective on or about May 18, 2001.

EQ/BALANCED
EQ/BERNSTEIN DIVERSIFIED VALUE

These new investment options invest in corresponding Portfolios of EQ Advisors Trust. The objectives and Advisers for the Portfolios are shown below:



----------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                   OBJECTIVE                                          ADVISER
----------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                      High return through both appreciation of capital   Alliance Capital Management L.P.
                                 and current income                                 Capital Guardian Trust Company
                                                                                    Prudential Investments Fund Management,
                                                                                    LLC
                                                                                    Jennison Associates, LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value   Capital appreciation                               Alliance Capital Management, L.P., through
                                                                                    its Bernstein Investment Research and
                                                                                    Management Unit
----------------------------------------------------------------------------------------------------------------------------------



See "EQ Advisors Trust annual expenses" below, regarding the expenses for these portfolios.


(2) COMBINATION OF CERTAIN INVESTMENT OPTIONS

On or about May 18, 2001, the following combinations will occur: (1) interests in the EQ/Balanced investment option will replace interests in the Alliance Conservative Investors, EQ/Evergreen, EQ/Putnam Balanced and Mercury World Strategy investment options and these options will no longer be available; and
(2) interests in the EQ/Bernstein Diversified Value option will replace interests in the T. Rowe Price Equity Income option and this option will no longer be available. At that time, we will move assets in the replaced options into the applicable surviving option. After the combinations are effective, allocation elections to the replaced options will be considered allocations to the applicable surviving option. Since the replaced options will continue in existence only until approximately May 18, 2001, references to the replaced options have been omitted from the fee table, expense examples and investment performance.

-----
3
--------------------------------------------------------------------------------


(3) HOW TO REACH US

"You may communicate with our processing office for the purposes described in your Prospectus. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us."


(4) EQ ADVISORS TRUST ANNUAL EXPENSES

The following table sets forth the annual expenses for each portfolio, as of December 31, 2000. All portfolios may not be available in all annuity products. Please note that the names of certain portfolios have been changed (a correlating change in the name of the corresponding investment fund also applies). For more information on these name changes, see
"Portfolio/Correlating investment option name changes and new portfolio advisers," later in this supplement.

-----
4
--------------------------------------------------------------------------------



EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO*)

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 NET TOTAL ANNUAL
                                                                              OTHER EXPENSES       EXPENSES
                                               MANAGEMENT                    (AFTER EXPENSE     (AFTER EXPENSE
                                                FEES(1)      12B-1 FEES(2)    LIMITATION)(3)     LIMITATION)(4)
----------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.60%         0.25%            0.07%             0.92%
EQ/Alliance Common Stock                         0.46%         0.25%            0.05%             0.76%
EQ/Alliance Global                               0.72%         0.25%            0.09%             1.06%
EQ/Alliance Growth and Income                    0.58%         0.25%            0.05%             0.88%
EQ/Alliance Growth Investors                     0.56%         0.25%            0.06%             0.87%
EQ/Alliance High Yield                           0.60%         0.25%            0.07%             0.92%
EQ/Alliance Intermediate Government Securities   0.50%         0.25%            0.08%             0.83%
EQ/Alliance International                        0.85%         0.25%            0.29%             1.39%
EQ/Alliance Money Market                         0.34%         0.25%            0.06%             0.65%
EQ/Alliance Premier Growth                       0.89%         0.25%            0.01%             1.15%
EQ/Alliance Small Cap Growth                     0.75%         0.25%            0.06%             1.06%
EQ/Alliance Technology                           0.90%         0.25%            0.00%             1.15%
EQ/AXP New Dimensions                            0.65%         0.25%            0.05%             0.95%
EQ/AXP Strategy Aggressive                       0.70%         0.25%            0.05%             1.00%
EQ/Balanced                                      0.57%         0.25%            0.08%             0.90%
EQ/Bernstein Diversified Value                   0.65%         0.25%            0.05%             0.95%
EQ/Capital Guardian Research                     0.65%         0.25%            0.05%             0.95%
EQ/Capital Guardian U.S. Equity                  0.65%         0.25%            0.05%             0.95%
EQ/Equity 500 Index                              0.25%         0.25%            0.06%             0.56%
EQ/Evergreen Omega                               0.65%         0.25%            0.05%             0.95%
EQ/FI Mid Cap                                    0.70%         0.25%            0.05%             1.00%
EQ/FI Small/Mid Cap Value                        0.75%         0.25%            0.10%             1.10%
EQ/International Equity Index                    0.35%         0.25%            0.50%             1.10%
EQ/Janus Large Cap Growth                        0.90%         0.25%            0.00%             1.15%
EQ/Mercury Basic Value Equity                    0.60%         0.25%            0.10%             0.95%
EQ/MFS Emerging Growth Companies                 0.62%         0.25%            0.10%             0.97%
EQ/MFS Investors Trust                           0.60%         0.25%            0.10%             0.95%
EQ/MFS Research                                  0.65%         0.25%            0.05%             0.95%
EQ/Morgan Stanley Emerging Markets Equity        1.15%         0.25%            0.40%             1.80%
EQ/Putnam Growth & Income Value                  0.60%         0.25%            0.10%             0.95%
EQ/Small Company Index                           0.25%         0.25%            0.35%             0.85%
EQ/T. Rowe Price International Stock             0.85%         0.25%            0.15%             1.25%
----------------------------------------------------------------------------------------------------------------------------------



* All portfolios are not available in all contracts to which this supplement relates. See "Combination of certain investment options" above.

Notes:

(1) The management fees shown reflect revised management fees, effective May 1, 2000, which were approved by shareholders. The management fee for each portfolio cannot be increased without a vote of that portfolio's shareholders.

(2) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

-----
5
--------------------------------------------------------------------------------


(3) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Alliance Technology portfolio on May 1, 2000, "Other Expenses" shown have been annualized. Initial seed capital was invested for the EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive Portfolios on September 31, 2000. Thus, "Other Expenses" shown are estimated. See footnote (8) for any expense limitation agreement information.

(4) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain Portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." The amounts shown for the EQ/International Equity Index and EQ/Small Company Index portfolios reflect a .10% decrease in the portfolios' expense waiver. The amounts shown for the EQ/Morgan Stanley Emerging Markets Equity Portfolio, reflect a .05% decrease in the portfolio's expense waiver. These decreases in the expense waivers were effective on May 1, 2001. Each Portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached a sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. For more information see the prospectus for EQ Advisors Trust. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect.





--------------------------------------------------------------------------------
                                             OTHER EXPENSES
                                             (BEFORE ANY FEE
                                             WAIVERS AND/OR
                                                 EXPENSE
PORTFOLIO NAME                               REIMBURSEMENTS)
--------------------------------------------------------------------------------
      EQ/Alliance Premier Growth               0.05%
      EQ/Alliance Technology                   0.06%
      EQ/AXP New Dimensions                    1.23%
      EQ/AXP Strategy Aggressive               0.57%
      EQ/Balanced                              0.08%
      EQ/Bernstein Diversified Value           0.15%
      EQ/Capital Guardian Research             0.16%
      EQ/Capital Guardian U.S. Equity          0.11%
      EQ/Evergreen Omega                       0.83%
      EQ/FI Mid Cap                            0.27%
      EQ/FI Small/Mid Cap Value                0.19%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                            OTHER EXPENSES
                                            (BEFORE ANY FEE
                                            WAIVERS AND/OR
                                                EXPENSE
PORTFOLIO NAME                              REIMBURSEMENTS)
--------------------------------------------------------------------------------
      EQ/International Equity Index            0.50%
      EQ/Janus Large Cap Growth                0.22%
      EQ/Mercury Basic Value Equity            0.10%
      EQ/MFS Investors Trust                   0.13%
      EQ/MFS Research                          0.07%
      EQ/Morgan Stanley Emerging
       Markets Equity                          0.52%
      EQ/Putnam Growth & Income Value          0.12%
      EQ/Small Company Index                   0.43%
      EQ/T. Rowe Price International Stock     0.24%

--------------------------------------------------------------------------------

-----
6
--------------------------------------------------------------------------------


EXAMPLES

The examples below show the expenses that a hypothetical contract owner would pay in the situations illustrated. We assume that a $1,000 contribution is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Other than as indicated in the next sentence, the charges used in the examples are the maximum aggregate charges that can apply to any contract or investment option to which this supplement relates (including the charge for any optional benefits available under any contract to which this supplement relates, as well as the maximum charges that would apply to the underlying portfolio). The annual administrative charge used in the example is based on the charges that apply to a mix of estimated contract sizes, resulting in an estimated administrative charge for the purpose of these examples of $0.006 per $1,000. If your contract does not have an annual administrative charge and/or any optional benefit charge and/or has lower charges than used in the examples, then the charges that apply to your contract would be lower than those shown below.

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolio of EQ Advisors Trust in the table, above, for the entire one, three, five and ten year period included in the examples.


These examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.




------------------------------------------------------------------------------------------
                                        IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                              EACH PERIOD SHOWN, THE EXPENSES
                                                         WOULD BE:
------------------------------------------------------------------------------------------
                                      1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------
EQ/Aggressive Stock                  $ 113.31     $ 171.72     $ 222.63     $ 376.72
EQ/Alliance Common Stock             $ 110.79     $ 164.28     $ 210.38     $ 354.46
EQ/Alliance Global                   $ 109.05     $ 159.08     $ 201.79     $ 338.67
EQ/Alliance Growth and Income        $ 112.32     $ 168.82     $ 217.85     $ 368.07
EQ/Alliance Growth Investors         $ 110.36     $ 162.98     $ 208.24     $ 350.54
EQ/Alliance High Yield               $ 110.25     $ 162.66     $ 207.70     $ 349.55
EQ/Alliance Intermediate Government
 Securities                          $ 110.79     $ 164.28     $ 210.38     $ 354.46
EQ/Alliance International            $ 109.81     $ 161.36     $ 205.56     $ 345.61
EQ/Alliance Money Market             $ 115.93     $ 179.45     $ 235.27     $ 399.39
EQ/Alliance Premier Growth           $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Alliance Small Cap Growth         $ 107.85     $ 155.49     $ 195.85     $ 327.65
EQ/Alliance Technology               $ 111.67     $ 166.87     $ 214.65     $ 362.26
EQ/AXP New Dimensions                $ 110.58     $ 163.63     $ 209.31     $ 352.50
EQ/AXP Strategy Aggressive           $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Balanced                          $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Bernstein Diversified Value       $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Capital Guardian Research         $ 113.31     $ 171.72     $ 222.63     $ 376.72
EQ/Capital Guardian U.S. Equity      $ 112.32     $ 168.82     $ 217.85     $ 368.07
EQ/Equity 500 Index                  $ 106.86     $ 152.55     $ 190.97     $ 318.55
EQ/Evergreen Omega                   $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/FI Mid Cap                        $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/FI Small/Mid Cap Value            $ 111.34     $ 165.90     $ 213.05     $ 359.35
------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------
                                        IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE
                                           END OF EACH PERIOD SHOWN, THE EXPENSES
                                                         WOULD BE:
------------------------------------------------------------------------------------------
                                      1 YEAR      3 YEARS      5 YEARS      10 YEARS
------------------------------------------------------------------------------------------
EQ/Aggressive Stock                  $ 33.31     $ 102.43     $ 175.98     $ 371.98
EQ/Alliance Common Stock             $ 30.79     $  95.29     $ 164.26     $ 349.61
EQ/Alliance Global                   $ 29.05     $  90.30     $ 156.04     $ 333.73
EQ/Alliance Growth and Income        $ 32.32     $  99.64     $ 171.41     $ 363.29
EQ/Alliance Growth Investors         $ 30.36     $  94.04     $ 162.21     $ 345.67
EQ/Alliance High Yield               $ 30.25     $  93.73     $ 161.70     $ 344.68
EQ/Alliance Intermediate Government
 Securities                          $ 30.79     $  95.29     $ 164.26     $ 349.61
EQ/Alliance International            $ 29.81     $  92.48     $ 159.65     $ 340.71
EQ/Alliance Money Market             $ 35.93     $ 109.85     $ 188.09     $ 394.76
EQ/Alliance Premier Growth           $ 31.12     $  96.22     $ 165.80     $ 352.56
EQ/Alliance Small Cap Growth         $ 27.85     $  86.86     $ 150.35     $ 322.66
EQ/Alliance Technology               $ 31.67     $  97.78     $ 168.35     $ 357.45
EQ/AXP New Dimensions                $ 30.58     $  94.67     $ 163.24     $ 347.64
EQ/AXP Strategy Aggressive           $ 31.12     $  96.22     $ 165.80     $ 352.56
EQ/Balanced                          $ 31.12     $  96.22     $ 165.80     $ 352.56
EQ/Bernstein Diversified Value       $ 31.12     $  96.22     $ 165.80     $ 352.56
EQ/Capital Guardian Research         $ 33.31     $ 102.43     $ 175.98     $ 371.98
EQ/Capital Guardian U.S. Equity      $ 32.32     $  99.64     $ 171.41     $ 363.29
EQ/Equity 500 Index                  $ 26.86     $  84.04     $ 145.68     $ 313.52
EQ/Evergreen Omega                   $ 31.12     $  96.22     $ 165.80     $ 352.56
EQ/FI Mid Cap                        $ 31.12     $  96.22     $ 165.80     $ 352.56
EQ/FI Small/Mid Cap Value            $ 31.34     $  96.85     $ 166.82     $ 354.52
------------------------------------------------------------------------------------------

-----
7
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------
                                               IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                                     EACH PERIOD SHOWN, THE EXPENSES
                                                                WOULD BE:
-----------------------------------------------------------------------------------------------
                                             1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------------
EQ/International Equity Index               $ 111.67     $ 166.87     $ 214.65     $ 362.26
EQ/Janus Large Cap Growth                   $ 112.76     $ 170.11     $ 219.97     $ 371.93
EQ/Mercury Basic Value Equity               $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/MFS Emerging Growth Companies            $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/MFS Investors Trust                      $ 120.40     $ 192.57     $ 256.58     $ 436.82
EQ/MFS Research                             $ 111.12     $ 165.25     $ 211.98     $ 357.40
EQ/Morgan Stanley Emerging Markets Equity   $ 110.03     $ 162.01     $ 206.63     $ 347.58
EQ/Putnam Growth & Income Value             $ 112.76     $ 170.11     $ 219.97     $ 371.93
EQ/Small Company Index                      $ 113.31     $ 171.72     $ 222.63     $ 376.72
EQ/T. Rowe Price International Stock        $ 114.40     $ 174.95     $ 227.91     $ 386.23
-----------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------
                                              IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE
                                                 END OF EACH PERIOD SHOWN, THE EXPENSES
                                                               WOULD BE:
-----------------------------------------------------------------------------------------------
                                             1 YEAR     3 YEARS     5 YEARS      10 YEARS
-----------------------------------------------------------------------------------------------
EQ/International Equity Index               $ 31.67     $  97.78   $ 168.35     $ 357.45
EQ/Janus Large Cap Growth                   $ 32.76     $ 100.88   $ 173.45     $ 367.16
EQ/Mercury Basic Value Equity               $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/MFS Emerging Growth Companies            $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/MFS Investors Trust                      $ 40.40     $ 122.57   $ 208.48     $ 432.39
EQ/MFS Research                             $ 31.12     $  96.22   $ 165.80     $ 352.56
EQ/Morgan Stanley Emerging Markets Equity   $ 30.03     $  93.11   $ 160.67     $ 342.70
EQ/Putnam Growth & Income Value             $ 32.76     $ 100.88   $ 173.45     $ 367.16
EQ/Small Company Index                      $ 33.31     $ 102.43   $ 175.98     $ 371.98
EQ/T. Rowe Price International Stock        $ 34.40     $ 105.53   $ 181.04     $ 381.54
-----------------------------------------------------------------------------------------------



                                    (2) EXPENSES REFLECTING APO PLUS ELECTION





------------------------------------------------------------------------------------------------------------------------------------
                             IF YOU SURRENDER YOUR CONTRACT AT THE END OF      IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE
                                    EACH PERIOD SHOWN, THE EXPENSES               END OF EACH PERIOD SHOWN, THE EXPENSES
                                               WOULD BE:                                        WOULD BE:
------------------------------------------------------------------------------------------------------------------------------------
                           1 YEAR      3 YEARS      5 YEARS     10 YEARS     1 YEAR     3 YEARS     5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock   $ 97.41     $ 134.09     $ 173.36     $ 303.66    $ 27.41     $ 84.09    $ 143.36     $ 303.66
EQ/Equity 500 Index        $ 95.31     $ 127.81     $ 162.93     $ 283.11    $ 25.31     $ 77.81    $ 132.93     $ 283.11
------------------------------------------------------------------------------------------------------------------------------------



(1) The amount accumulated from the $1,000 contribution could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of payments under an annuity payout option. See "Accessing your money," in your prospectus.

IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:

Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the example for "if you do not surrender your contract" would, in each case, be increased by $6.08 based on the average amount applied to annuity payout options in 2000. See "Annuity administrative fee" in "Charges and expenses," in your prospectus.


(5) INVESTMENT OPTIONS

Please note the following information:





-----------------------------------------------------------------------
 FORMER NAME              NEW NAME                 EFFECTIVE DATE
-----------------------------------------------------------------------
EQ/Evergreen             EQ/Evergreen Omega       May 1, 2001
-----------------------------------------------------------------------
MFS Growth with Income   EQ/MFS Investors Trust   May 18, 2001
-----------------------------------------------------------------------



The investment objectives, respectively, for these portfolios and advisers remain the same.

-----
8
--------------------------------------------------------------------------------


Also, effective February 1, 2001, two additional advisers were added to the EQ/Aggressive Stock portfolio: Marsico Capital Management, LLC and Provident Investment Counsel, Inc. Alliance Capital Management, L.P. and MFS Investment Management continue to serve as advisers, and the investment objective for the portfolio remains the same.
Also, effective on May 18, 2001, all of the names of the investment options and correlating portfolios will include an "EQ/."

The following list of investment options reflects certain adviser name changes. All options may not be available in all contracts to which this supplement relates:




PORTFOLIOS OF EQ ADVISORS TRUST

You should note that some EQ Advisors Trust portfolios have objectives and strategies that are substantially similar to those of certain retail funds; they may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


-------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                          OBJECTIVE                                  ADVISER
-------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                     Long-term growth of capital                 Alliance Capital Management L.P.
                                                                                    Marsico Capital Management, LLC
                                                                                    MFS Investment Management
                                                                                    Provident Investment Counsel, Inc.
-------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                Long-term growth of capital and             Alliance Capital Management L.P.
                                        increasing income
-------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                      Long-term growth of capital                 Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income           High total return through                   Alliance Capital Management L.P.
                                        investments primarily
                                        in dividend paying stocks of good
                                        quality, although the portfolio also may
                                        invest in fixed-income and convertible
                                        securities
-------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors            Highest total return consistent with        Alliance Capital Management L.P.
                                        the adviser's
                                        determination of reasonable risk
-------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield                  High total return through a                 Alliance Capital Management L.P.
                                        combination of
                                        current income and capital
                                        appreciation by investing generally
                                        in high yield securities
-------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate                High current income consistent with         Alliance Capital Management L.P.
 Government Securities                   relative stability of principal
-------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International               Long-term growth of capital                 Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                High level of current income,               Alliance Capital Management L.P.
                                        preserve its assets
                                        and maintain liquidity
-------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth              Long-term growth of capital                 Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth            Long-term growth of capital                 Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------

-----
9
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)

-------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
-------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology            Long-term growth of capital                        Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions             Long-term growth of capital                        American Express Financial Corporation
-------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive        Long-term growth of capital                        American Express Financial Corporation
-------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                       High return through both appreciation of capital   Alliance Capital Management, L.P.
                                  and current income                                 Capital Guardian Trust Company
                                                                                     Prudential Investments Fund
                                                                                     Management, LLC
                                                                                     Jennison Associates LLC
-------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value    Capital appreciation                               Alliance Capital Management, L.P., through
                                                                                     its Bernstein Investment Research and
                                                                                     Management Unit
-------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research      Long-term growth of capital                        Capital Guardian Trust Company
-------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity   Long-term growth of capital                        Capital Guardian Trust Company
-------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index               Total return before expenses that approximates     Alliance Capital Management L.P.
                                  the total return performance of the S&P 500
                                  Index, including reinvestment of dividends, at a
                                  risk level consistent with that of the Standard &
                                  Poor's 500 Stock Index
-------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                Long-term capital growth                           Evergreen Investment Management
                                                                                     Company, LLC
-------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                     Long-term growth of capital                        Fidelity Management & Research Company
-------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value         Long-term capital appreciation                     Fidelity Management & Research Company
-------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index     Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Morgan Stanley Capital International
                                  Europe, Australia, Far East Index
-------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth         Long-term growth in a manner that is consistent    Janus Capital Corporation
                                  with preservation of capital
-------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity     Capital appreciation and secondarily, income       Mercury Advisors
-------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth            Long-term capital growth                           MFS Investment Management
 Companies
-------------------------------------------------------------------------------------------------------------------------

-----
10
--------------------------------------------------------------------------------




PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)

-------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
-------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust            Long-term growth of capital with a secondary       MFS Investment Management
                                  objective to seek reasonable current income
-------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                   Long-term growth of capital and future income      MFS Investment Management
-------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging        Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
-------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value   Capital growth, current income is a secondary      Putnam Investment Management, Inc.
                                  objective
-------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index            Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Russell 2000 Index
-------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price International    Long-term growth of capital                        T. Rowe Price International, Inc.
 Stock
-------------------------------------------------------------------------------------------------------------------------



Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.


(6) DISRUPTIVE TRANSFER ACTIVITY

The following reflects Equitable's current policy with regard to market timing-related transactions requests.

You should note that the Accumulator Series contracts are not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.

-----
11
--------------------------------------------------------------------------------


(7) BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

If your contract is an Individual Retirement Annuity (IRA) or Tax Sheltered Annuity (TSA), or funds an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. You may therefore want to consider the relative features, benefits and costs of other investments that may be available for use in connection with your retirement plan or arrangement.


(8) TAX INFORMATION

NONQUALIFIED ANNUITIES -- OTHER INFORMATION

The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under a contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this supplement, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this supplement. We reserve the right to modify the contract, as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.

REQUIRED MINIMUM DISTRIBUTIONS FOR QUALIFIED CONTRACTS

The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit IRA and TSA owners and beneficiaries to apply the proposed revisions for calendar year 2001. See the Statement of Additional Information for a brief description of the proposed revisions.

ROTH IRAS

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. (If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax-free.)

-----
12
--------  --------------------------------------------------------------------


There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is computed without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE

To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described in the prospectus. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

-----
13
--------------------------------------------------------------------------------


NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS.

Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described in the prospectus. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows.

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2001 and the conversion contribution is made in 2002, the conversion contribution is treated as contributed prior to other conversion contributions made in 2002.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping (aggregating) both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

WITHHOLDING FROM ROTH IRAS

Your should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described in the prospectus.

-----
14
--------------------------------------------------------------------------------



(9) BUSINESS DAY

Our business day is generally any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.


(10) CLARIFICATION OF SUCCESSOR OWNER ANNUITANT FEATURE

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of the annuitant's death, any required instructions and any required information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your minimum death benefit (if applicable) as of the date of your death, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature (if applicable), and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if you make additional contributions. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, then the custodian may request that the spouse be substituted as annuitant after your death.


(11) CLARIFICATION OF BENEFICIARY CONTINUATION OPTION

Upon your death under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary

-----
15
--------------------------------------------------------------------------------


must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within 60 days following the date we receive proof of your death and before any other inconsistent election is made. We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the minimum death benefit (if applicable) as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature (if applicable), and adjusted for any subsequent withdrawals. Except as noted in the next two sentences, the beneficiary continuation option is available if we have received regulatory clearance in your state. For Rollover IRA and Flexible Premium IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator Express individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.

Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The guaranteed death benefit provisions will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.

o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person named by the beneficiary, when we receive satisfactory proof of death, any required instructions for the method of payment , information and forms necessary to effect payment.

For Traditional IRA contracts only, if you die after the "Required Beginning Date" for lifetime required minimum distributions (see "Tax information"), the contract will continue if:

(a) You were receiving minimum distribution withdrawals from this contract; and

(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.

The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information. See the "Required minimum distributions" discussion under "IRAs" in "Tax information" below.

For all Roth IRAs and for traditional IRAs where you die before the Required Beginning Date, the beneficiary may choose one of the following two beneficiary continuation options:

1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may also choose to delay beginning these minimum distributions until December 31st of the calendar year in which you would have turned age 70-1/2.

-----
16
--------------------------------------------------------------------------------


2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.


(12) CLARIFICATION OF WHEN WE VALUE THE DEATH BENEFIT AND OTHER MATTERS REGARDING THE CHANGE OF THE OWNER AFTER THE ORIGINAL OWNER'S DEATH FOR NQ CONTRACTS

(A) The death benefit is equal to your account value, or, if greater, the minimum death benefit ( if applicable). We determine the amount of the death benefit (other than the minimum death benefit, if applicable) and any amount applicable under the Protection Plus feature (if applicable) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of any minimum death benefit will be the minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. Under Rollover TSA contracts, we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.


(B) WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


(13) CONDENSED FINANCIAL INFORMATION

The following table sets forth the unit values and number of units outstanding at the year end for each variable investment option, except for those options being offered for the first time after May 1, 2001. The table shows unit values based on the highest charges that would apply to any contract or investment option to which this supplement relates, including the highest charges that would apply to the underlying portfolios. Therefore, if your contract has lower charges than those assumed, your unit values will be higher than those shown. The table also shows the total number of units outstanding for all contracts to which this supplement

-----
17
--------  --------------------------------------------------------------------


relates. All variable investment options may not be available in all products. Please refer to your annual statement for the unit values applicable to your contract.



-----------------------------------------------------------------------------
                                            FOR THE YEARS ENDING DECEMBER 31,
                                            ---------------------------------
                                                    1999        2000
-----------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS
-----------------------------------------------------------------------------
  Unit value                                       $  22.38    $  22.74
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                    216         981
-----------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
-----------------------------------------------------------------------------
  Unit value                                       $  78.30    $  66.77
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                     16          65
-----------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
-----------------------------------------------------------------------------
  Unit value                                       $ 275.01    $ 232.08
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                     66         310
-----------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
-----------------------------------------------------------------------------
  Unit value                                       $  43.04    $  34.37
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                     97         602
-----------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH AND INCOME
-----------------------------------------------------------------------------
  Unit value                                       $  24.13    $  25.80
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                    342       1,662
-----------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
-----------------------------------------------------------------------------
  Unit value                                       $  42.29    $  38.72
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                    149         792
-----------------------------------------------------------------------------
 EQ/ALLIANCE HIGH YIELD
-----------------------------------------------------------------------------
  Unit value                                       $  25.73    $  23.07
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                     35         219
-----------------------------------------------------------------------------
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
-----------------------------------------------------------------------------
  Unit value                                       $  14.70    $  15.75
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                     59         486
-----------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
-----------------------------------------------------------------------------
  Unit value                                       $  16.61    $  12.56
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                     38         302
-----------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
-----------------------------------------------------------------------------
  Unit value                                       $  25.55    $  26.65
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                    549       1,882
-----------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
-----------------------------------------------------------------------------
  Unit value                                       $  11.77    $   9.45
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                  1,112       4,909
-----------------------------------------------------------------------------

-----
18
--------  --------------------------------------------------------------------



-----------------------------------------------------------------------------
                                        FOR THE YEARS ENDING DECEMBER 31,
                                        -------------------------------------
                                          1999        2000
-----------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
-----------------------------------------------------------------------------
  Unit value                             $ 14.78     $ 16.53
-----------------------------------------------------------------------------
  Number of units outstanding (000s)          30         718
-----------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
-----------------------------------------------------------------------------
  Unit value                             $    --     $  6.60
-----------------------------------------------------------------------------
  Number of units outstanding (000s)          --       1,672
-----------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
-----------------------------------------------------------------------------
  Unit value                             $    --     $  8.28
-----------------------------------------------------------------------------
  Number of units outstanding (000s)          --          29
-----------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
-----------------------------------------------------------------------------
  Unit value                             $    --     $  6.21
-----------------------------------------------------------------------------
  Number of units outstanding (000s)          --          66
-----------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
-----------------------------------------------------------------------------
  Unit value                             $ 10.60     $ 11.04
-----------------------------------------------------------------------------
  Number of units outstanding (000s)          13         112
-----------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
-----------------------------------------------------------------------------
  Unit value                             $ 10.26     $ 10.46
-----------------------------------------------------------------------------
  Number of units outstanding (000s)          31         155
-----------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
-----------------------------------------------------------------------------
  Unit value                             $    --     $ 27.69
-----------------------------------------------------------------------------
  Number of units outstanding (000s)          --         734
-----------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
-----------------------------------------------------------------------------
  Unit value                             $ 10.56     $  9.90
-----------------------------------------------------------------------------
  Number of units outstanding (000s)          44         166
-----------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
-----------------------------------------------------------------------------
  Unit value                             $ 10.80     $  9.38
-----------------------------------------------------------------------------
  Number of units outstanding (000s)           8          17
-----------------------------------------------------------------------------
 EQ/FI MID CAP
-----------------------------------------------------------------------------
  Unit value                             $    --     $  9.99
-----------------------------------------------------------------------------
  Number of units outstanding (000s)          --         126
-----------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
-----------------------------------------------------------------------------
  Unit value                             $ 10.45     $ 10.82
-----------------------------------------------------------------------------
  Number of units outstanding (000s)          18          87
-----------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
-----------------------------------------------------------------------------
  Unit value                             $ 14.82     $ 12.02
-----------------------------------------------------------------------------
  Number of units outstanding (000s)          33         147
-----------------------------------------------------------------------------

-----
19
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------
                                          FOR THE YEARS ENDING DECEMBER 31,
                                          -----------------------------------
                                                1999        2000
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
-----------------------------------------------------------------------------
  Unit value                                   $    --    $  8.39
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                --        295
-----------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
-----------------------------------------------------------------------------
  Unit value                                   $ 14.88    $ 16.37
-----------------------------------------------------------------------------
  Number of units outstanding (000s)               163        431
-----------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
-----------------------------------------------------------------------------
  Unit value                                   $ 27.40    $ 21.88
-----------------------------------------------------------------------------
  Number of units outstanding (000s)               383      1,834
-----------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
-----------------------------------------------------------------------------
  Unit value                                   $ 10.70    $ 10.45
-----------------------------------------------------------------------------
  Number of units outstanding (000s)               103        359
-----------------------------------------------------------------------------
 EQ/MFS RESEARCH
-----------------------------------------------------------------------------
  Unit value                                   $ 16.99    $ 15.84
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                71        712
-----------------------------------------------------------------------------
 EQ/MORGAN STANLEY EMERGING MARKETS EQUITY
-----------------------------------------------------------------------------
  Unit value                                   $ 10.97    $  6.47
-----------------------------------------------------------------------------
  Number of units outstanding (000s)               126        715
-----------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
-----------------------------------------------------------------------------
  Unit value                                   $ 12.39    $ 13.02
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                12        124
-----------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
-----------------------------------------------------------------------------
  Unit value                                   $ 11.42    $ 10.86
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                23        113
-----------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
-----------------------------------------------------------------------------
  Unit value                                   $ 14.15    $ 11.32
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                37        368
-----------------------------------------------------------------------------
 EQ/PUTNAM BALANCED
-----------------------------------------------------------------------------
  Unit value                                   $ 12.27    $ 13.15
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                19        104
-----------------------------------------------------------------------------
 MERCURY WORLD STRATEGY
-----------------------------------------------------------------------------
  Unit value                                   $ 13.00    $ 11.33
-----------------------------------------------------------------------------
  Number of units outstanding (000s)                13         89
-----------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME
-----------------------------------------------------------------------------
  Unit value                                   $ 13.21    $ 14.68
-----------------------------------------------------------------------------
  Number of units outstanding (000s)               117        239
-----------------------------------------------------------------------------

-----
20
--------------------------------------------------------------------------------


(14) INVESTMENT PERFORMANCE

The following table shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution invested in the variable investment options for the periods shown.

The table takes into account the maximum current fees and charges applicable to all contracts to which this supplement applies, including any optional benefits charges, which may or may not be available under your contract. The table does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

In all cases the results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or the contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the investment options and/or contracts been available.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class 1B shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for period before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessors that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

THE PERFORMANCE INFORMATION SHOWN BELOW AND PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.





--------------------------------------------------------------------------------------------------------------------------
                                                                LENGTH OF INVESTMENT PERIOD
                                     -------------------------------------------------------------------------------------
                                                                                                           SINCE
                                         1             3             5           10      SINCE OPTION    PORTFOLIO
                                       YEAR          YEARS         YEARS       YEARS       INCEPTION*    INCEPTION**
--------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                  (23.39)%        ( 5.19)%       1.77%      10.22%       5.59%          11.77%
EQ/Alliance Common Stock             (24.26)%          5.55%       12.64%      13.65%      14.92%          11.60%
EQ/Alliance Global                   (28.71)%          5.04%        6.88%       9.94%       8.43%           6.93%
EQ/Alliance Growth and Income        ( 2.14)%          9.92%       13.95%         --       14.95%          11.20%
EQ/Alliance Growth Investors         (17.21)%          5.91%        8.04%      10.86%      10.03%          10.51%
EQ/Alliance High Yield               (19.09)%        (12.37)%      (1.30)%      5.10%       0.50%           3.38%
EQ/Alliance Intermediate Government
 Securities                          ( 1.93)%        ( 0.66)%       0.05%         --        1.03%           1.57%
EQ/Alliance International            (32.85)%        ( 0.75)%      (0.80)%        --        0.54%           0.75%
--------------------------------------------------------------------------------------------------------------------------

-----
21
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                                                                         LENGTH OF INVESTMENT PERIOD
                                     --------------------------------------------------------------------------------------------
                                                                                                                    SINCE
                                              1             3             5             10       SINCE OPTION     PORTFOLIO
                                             YEAR         YEARS         YEARS         YEARS        INCEPTION*     INCEPTION**
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                       ( 4.73) %     ( 0.75) %  (0.06)%       (0.33)%            0.06  %         2.27  %
EQ/Alliance Premier Growth                    (28.26)  %          --        --            --           ( 9.24) %       ( 9.24) %
EQ/Alliance Small Cap Growth                    2.65   %      5.58   %      --            --           11.19   %       11.19   %
EQ/Capital Guardian Research                  ( 4.81)  %        --         --            --             0.19   %        0.19   %
EQ/Capital Guardian U.S. Equity               ( 7.05)  %        --         --            --           ( 3.21)  %      ( 3.21)  %
EQ/Equity 500 Index                           (19.98)  %      5.57   %   12.90%           --           14.89   %       13.68   %
EQ/Evergreen Omega                            (21.81)  %        --         --            --           ( 8.50)  %      ( 8.50)  %
EQ/FI Small/Mid Cap Value                     ( 5.55)  %    ( 7.46)  %      --            --          ( 1.95)  %      ( 1.95)  %
EQ/International Equity Index                 (27.50)  %      2.13   %     --            --             2.13   %        2.13   %
EQ/Mercury Basic Value Equity                   0.89   %      8.20   %     --            --            10.89   %       10.89   %
EQ/MFS Emerging Growth Companies              (28.69)  %     18.29   %     --            --            20.84   %       20.84   %
EQ/MFS Investors Trust                        (11.18)  %        --         --            --           ( 3.05)  %      ( 3.05)  %
EQ/MFS Research                               (15.59)  %      7.28   %     --            --             9.94   %        9.94   %
EQ/Morgan Stanley Emerging Markets Equity     (49.15)  %    (11.37)  %     --            --           (15.07)  %      (17.15)  %
EQ/Putnam Growth & Income Value               ( 3.97)  %    ( 0.07)  %     --            --             3.67   %        3.67   %
EQ/Small Company Index                        ( 0.1379)     ( 0.0158)      --            --           ( 0.0158)       ( 0.0158)
EQ/T. Rowe Price International Stock          ( 0.2853)       0.009        --            --           ( 0.0038)       ( 0.0038)
---------------------------------------------------------------------------------------------------------------------------------



 * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Equity 500 Index, EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance High Yield, EQ/Alliance Intermediate Government Securities, EQ/Alliance International and EQ/Alliance Money Market (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/T. Rowe Price International Stock and EQ/FI Small/Mid Cap Value (May 1, 1997); EQ/Morgan Stanley Emerging Markets Equity (September 2, 1997); EQ/International Equity Index and EQ/Small Company Index (December 31,
   1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (December 31, 1998); EQ/Alliance Premier Growth, EQ/Capital Guardian Research, and EQ/Capital Guardian U.S. Equity (April 30, 1999); EQ/Alliance Technology (May 1,
   2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/Janus Large Cap Growth, and EQ/FI Mid Cap (September 1, 2000); EQ/Balanced and EQ/Bernstein Diversified Value (anticipated to become available on or about May 18, 2001). No information is provided for portfolios and/or variable investment options with inception dates after December 31, 1999.

** The inception dates for the portfolios underlying the Alliance variable investment options are for portfolios of The Hudson River Trust and EQ/Balanced, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Aggressive Stock (January 27, 1986); EQ/Alliance Common Stock (January 13, 1976); EQ/Alliance Growth Investors (October 2, 1989); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance Global (August 27, 1987); EQ/Alliance Growth and Income (October 1, 1993); EQ/Alliance High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1,
   1991); EQ/Alliance International (April 3, 1995); EQ/Alliance Money Market (July 13, 1981); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/Bernstein Diversified Value, EQ/T. Rowe Price International Stock and EQ/FI Small/Mid Cap Value (May 1, 1997); EQ/International Equity Index and EQ/Small Company Index (January 1, 1998); EQ/Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/Janus Large Cap Growth and EQ/FI Mid Cap (September 1, 2000). No information is provided for portfolios and/or variable investment options with inception dates after December 31, 1999.


(15) UPDATED INFORMATION ON EQUITABLE LIFE

We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation.
We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and

-----
22
--------------------------------------------------------------------------------

Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $483.1 billion in assets as of December 31, 2000. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

Statement of additional
information


--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                                          PAGE


Unit Values                                                                                 2
Custodian and Independent Accountants                                                       2
Yield Information for the EQ/Alliance Money Market Option and EQ/Alliance High
 Yield Option                                                                               2
Distribution of the contracts                                                               3
Financial Statements                                                                        4


HOW TO OBTAIN AN EQUITABLE ACCUMULATOR STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

Send this request form to:
 Equitable Accumulator
 P.O. Box 1547
 Secaucus, NJ 07096-1547




Please send me an Equitable Accumulator SAI for Separate Account No. 45 dated May 1, 2001:


Check one:


Accumulator Advisor      [ ]
Accumulator              [ ]
Accumulator Plus         [ ]
Accumulator Select       [ ]


--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City            State    Zip




(SAI 4ACS(5/01))

Equitable Accumulator
Plus(SM)
A variable deferred annuity contract



PROSPECTUS DATED MAY 1, 2001


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust, which contains important information about its portfolios


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR PLUS?

Equitable Accumulator Plus is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options. This contract may not currently be available in all states.


--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS*
--------------------------------------------------------------------------------
 FIXED INCOME
--------------------------------------------------------------------------------
o EQ/Alliance High Yield               o EQ/Alliance Money Market
o EQ/Alliance Intermediate
  Government Securities
--------------------------------------------------------------------------------
 DOMESTIC STOCKS
--------------------------------------------------------------------------------
o EQ/Aggressive Stock                  o EQ/Evergreen Omega(3)
o EQ/Alliance Common Stock             o EQ/FI Mid Cap
o EQ/Alliance Growth and Income        o EQ/FI Small/Mid Cap Value(4)
o EQ/Alliance Small Cap Growth         o EQ/Janus Large Cap Growth
o EQ/Alliance Premier Growth           o EQ/Mercury Basic Value Equity
o EQ/Alliance Technology               o EQ/MFS Emerging Growth
o EQ/AXP New Dimensions                  Companies
o EQ/AXP Strategy Aggressive           o EQ/MFS Investors Trust(5)
o EQ/Bernstein Diversified Value(1)    o EQ/MFS Research
o EQ/Capital Guardian Research         o EQ/Putnam Growth & Income
o EQ/Capital Guardian U.S. Equity        Value
o EQ/Equity 500 Index(2)               o EQ/Small Company Index(6)
--------------------------------------------------------------------------------
 INTERNATIONAL STOCKS
--------------------------------------------------------------------------------
o EQ/Alliance Global                   o EQ/Morgan Stanley Emerging
o EQ/Alliance International              Markets Equity
o EQ/International Equity Index(7)     o EQ/T. Rowe Price International
                                         Stock
--------------------------------------------------------------------------------
 BALANCED/HYBRID
--------------------------------------------------------------------------------
o EQ/Alliance Growth Investors         o EQ/Balanced(1)
--------------------------------------------------------------------------------



 * Effective on May 18, 2001, all of the names of the variable investment options will include "EQ/."
(1) Available on or about May 18, 2001.
(2) Formerly named "Alliance Equity Index."
(3) Formerly named "EQ/Evergreen."
(4) Formerly named "Warburg Pincus Small Company Value."
(5) This reflects the name change of the MFS Growth with Income option, effective May 18, 2001.
(6) Formerly named "BT Small Company Index."
(7) Formerly named "BT International Equity Index."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 45. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA")


A contribution of at least $10,000 is required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2001 is a part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.



                                                                          X00009
                                                                  2001 Portfolio

Contents of this prospectus

-----
2
--------------------------------------------------------------------------------

EQUITABLE ACCUMULATOR PLUS(SM)


--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator Plus at a glance -- key features                       8

--------------------------------------------------------------------------------

FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Examples                                                                    14
Condensed financial information                                             15


--------------------------------------------------------------------------------

1
CONTRACT FEATURES AND BENEFITS                                              16
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        16
Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your variable investment options
     under the contract?                                                    19
Allocating your contributions                                               23
Credits                                                                     23
Guaranteed minimum death benefit                                            24
Protection Plus                                                             25
Your right to cancel within a certain number of days                        26


--------------------------------------------------------------------------------

2
DETERMINING YOUR CONTRACT'S VALUE                                           27
--------------------------------------------------------------------------------
Your account value and cash value                                           27
Your contract's value in the variable investment options                    27


-------------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

-----
3
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

3
TRANSFERRING YOUR MONEY AMONG THE VARIABLE INVESTMENT OPTIONS               28
--------------------------------------------------------------------------------
Transferring your account value                                             28
Disruptive transfer activity                                                28
Dollar cost averaging your account value                                    28
Rebalancing your account value                                              29



--------------------------------------------------------------------------------

4
ACCESSING YOUR MONEY                                                        30
--------------------------------------------------------------------------------
Withdrawing your account value                                              30
How withdrawals are taken from your account value                           31
How withdrawals affect your guaranteed minimum
     death benefit                                                          31
Loans under rollover TSA contracts                                          32
Surrendering your contract to receive its cash value                        33
When to expect payments                                                     33
Your annuity payout options                                                 33


--------------------------------------------------------------------------------

5
CHARGES AND EXPENSES                                                        36
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         36
Charges that EQ Advisors Trust deducts                                      38
Group or sponsored arrangements                                             38


--------------------------------------------------------------------------------

6
PAYMENT OF DEATH BENEFIT                                                    40
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     40
How death benefit payment is made                                           41
Beneficiary continuation option                                             41


--------------------------------------------------------------------------------

7
TAX INFORMATION                                                             43
--------------------------------------------------------------------------------
Overview                                                                    43
Buying a contract to fund a retirement arrangement                          43
Transfers among variable investment options                                 43
Taxation of nonqualified annuities                                          43
Individual retirement arrangements (IRAs)                                   45
Roth individual retirement annuities (Roth IRAs)                            53
Special rules for contracts funding qualified plans                         57
Tax-Sheltered Annuity contracts (TSAs)                                      57
Federal and state income tax withholding and information reporting          61
Impact of taxes to Equitable Life                                           63



--------------------------------------------------------------------------------

8
MORE INFORMATION                                                            64
--------------------------------------------------------------------------------
About our Separate Account No. 45                                           64
About EQ Advisors Trust                                                     64
About the general account                                                   65
About other methods of payment                                              65
Dates and prices at which contract events occur                             65
About your voting rights                                                    66
About legal proceedings                                                     66
About our independent accountants                                           66
Financial statements                                                        67
Transfers of ownership, collateral assignments, loans, and borrowing        67
Distribution of the contracts                                               67


--------------------------------------------------------------------------------

9
INVESTMENT PERFORMANCE                                                      68
--------------------------------------------------------------------------------
Communicating performance data                                              71


--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Guaranteed minimum death benefit example                            C-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

Index of key words and phrases


-----
4
--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this prospectus.



                                                       PAGE
TERM                                               IN PROSPECTUS
account value                                        27
annuitant                                            16
annuity payout options                               33
beneficiary                                          40
business day                                         64
cash value                                           27
conduit IRA                                          48
contract date                                         9
contract date anniversary                             9
contract year                                         9
contributions to Roth IRAs                           53
conversion contributions                             53
contributions to traditional IRAs                    46
credit                                               23
disruptive transfer activity                         28
EQAccess                                              6
guaranteed minimum death benefit                     24
IRA                                               cover
IRS                                                  42
market timing                                        28


                                                       PAGE
TERM                                               IN PROSPECTUS
NQ                                                cover
participant                                          19
portfolio                                         cover
processing office                                     6
QP                                                cover
recharacterizations                                  49
Required Beginning Date                              50
Rollover IRA                                      cover
Rollover TSA                                      cover
rollovers and direct transfers                       53
rollovers and transfers                              48
Roth IRA                                             53
Roth Conversion IRA                               cover
SAI                                               cover
SEC                                               cover
TOPS                                                  6
TSA                                               cover
traditional IRA                                      46
unit                                                 27
variable investment options                          19


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.


-----------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
-----------------------------------------------------------------------
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  unit                          Accumulation Unit
-----------------------------------------------------------------------

Who is Equitable Life?


-----
5
--------------------------------------------------------------------------------



We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $483.1 billion in assets as of December 31, 2000. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

-----
6
--------------------------------------------------------------------------------


HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


----------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
----------------------------------------------------------
Equitable Accumulator Plus
P.O. Box 13014
Newark, NJ 07188-0014

----------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
----------------------------------------------------------
Equitable Accumulator Plus
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094

----------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL:
----------------------------------------------------------
Equitable Accumulator Plus
P.O. Box 1547
Secaucus, NJ 07096-1547


----------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
----------------------------------------------------------

Equitable Accumulator Plus
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


----------------------------------------------------------
 REPORTS WE PROVIDE:
----------------------------------------------------------
o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and


o annual statement of your contract values as of the close of the contract year.


----------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS")
 AND EQACCESS SYSTEMS:
----------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;


o your current allocation percentages;


o the number of units you have in the variable investment options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options;


o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are

-----
7
--------------------------------------------------------------------------------

genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you are engaged in disruptive transfer activity, such as "market timing" (see "Disruptive Transfer Activity" in "Transferring your money among investment options").


----------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
----------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(2)  election of the automatic investment program;

(3)  election of the rebalancing program;

(4)  requests for loans under Rollover TSA contracts;

(5)  spousal consent for loans under Rollover TSA contracts;

(6)  tax withholding elections;

(7)  election of the beneficiary continuation option;

(8)  IRA contribution recharacterizations;

(9)  certain section 1035 exchanges; and

(10) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;


(3) transfers between variable investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) dollar cost averaging;

(3) rebalancing;


(4) substantially equal withdrawals;

(5) systematic withdrawals; and


(6) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:


The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.

Equitable Accumulator Plus at a glance -- key features


-----
8
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT   Equitable Accumulator Plus' variable investment options invest in different portfolios managed by
MANAGEMENT                professional investment advisers.
-----------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES            o On earnings inside the        No tax until you make withdrawals from your contract or receive
                            contract                      annuity payments.
                          ---------------------------------------------------------------------------------------------------------
                          o On transfers inside the       No tax on transfers among variable investment options.
                            contract
                          ---------------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax
                          Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see"Tax Information", below).
-----------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS      o Initial minimum:          $10,000

                          o Additional minimum:       $ 1,000
                                                      $100 monthly and $300 quarterly under our automatic
                                                      investment program (NQ contracts)
                          ---------------------------------------------------------------------------------------------------------
                          Maximum contribution limitations may apply.
-----------------------------------------------------------------------------------------------------------------------------------
CREDIT                    We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of the credit may be up to 6% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances.
-----------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      o Lump sum withdrawals

                          o Several withdrawal options on a periodic basis

                          o Loans under Rollover TSA contracts

                          o Contract surrender

                          You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                          You may also incur income tax and a tax penalty.
-----------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS            o Fixed annuity payout options

                          o Variable Immediate Annuity payout options

                          o Income Manager(R) payout options
-----------------------------------------------------------------------------------------------------------------------------------

-----
9
--------  --------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Guaranteed minimum death benefit

                       o Dollar cost averaging

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually, and annually)

                       o Free transfers

                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home

                       o "Protection Plus," an optional death benefit available under certain contracts (subject to state availability)
-----------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative, and distribution charges at a current annual rate of 1.60% (1.70% maximum).

                       o Annual 0.20% Protection Plus charge for this optional death benefit.

                       o No sales charge deducted at the time you make contributions and no annual contract fee.

                       o During the first eight contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15% amount available. The charge is 8% in each of the first two contract years following a contribution. It declines by 1%
                         each year in the third to eighth contract year following a contribution. There is no withdrawal charge in the ninth and later contract years following a contribution.
                       ------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each
                       12-month period is your "contract date anniversary."
                       ------------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate
                         Annuity payout options.

                       o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% annually, and other expenses.
-----------------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-80
                       Rollover IRA, Roth Conversion IRA, Rollover TSA: 20-78
                       QP: 20-70
-----------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

-----
10
--------------------------------------------------------------------------------


OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table


-----
11
--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.




---------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                           1.10%*
Administrative                                                           0.25% current (0.35% maximum)
Distribution                                                             0.25%
                                                                         -----
Total annual expenses                                                    1.60% current (1.70% maximum)

------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
------------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions* (deducted if you     Contract year
surrender your contract or make certain withdrawals. The withdrawal      1.............................8.00%
charge percentage we use is determined by the contract year in which     2.............................8.00%
you make the withdrawal or surrender your contract. For each             3.............................7.00%
contribution, we consider the contract year in which we receive that     4.............................6.00%
contribution to be "contract year 1")(2)                                 5.............................5.00%
                                                                         6.............................4.00%
                                                                         7.............................3.00%
                                                                         8.............................2.00%
                                                                         9+............................0.00%

Charge if you elect a Variable Immediate Annuity payout option           $350

------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
------------------------------------------------------------------------------------------------------------
PROTECTION PLUS BENEFIT CHARGE (calculated as a percentage of the
account value. Deducted annually on each contract date anniversary)      0.20%

------------------------------------------------------------------------------------------------------------

* These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.

-----
12
--------------------------------------------------------------------------------



EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

------------------------------------------------------------------------------------------------------------------
                                                                                                 NET TOTAL ANNUAL
                                                                               OTHER EXPENSES    EXPENSES (AFTER
                                               MANAGEMENT                     (AFTER EXPENSE        EXPENSE
                                                 FEES(3)      12B-1 FEES(4)    LIMITATION)(5)    LIMITATION)(6)
------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.60%         0.25%            0.07%             0.92%
EQ/Alliance Common Stock                         0.46%         0.25%            0.05%             0.76%
EQ/Alliance Global                               0.72%         0.25%            0.09%             1.06%
EQ/Alliance Growth and Income                    0.58%         0.25%            0.05%             0.88%
EQ/Alliance Growth Investors                     0.56%         0.25%            0.06%             0.87%
EQ/Alliance High Yield                           0.60%         0.25%            0.07%             0.92%
EQ/Alliance Intermediate Government Securities   0.50%         0.25%            0.08%             0.83%
EQ/Alliance International                        0.85%         0.25%            0.29%             1.39%
EQ/Alliance Money Market                         0.34%         0.25%            0.06%             0.65%
EQ/Alliance Premier Growth                       0.89%         0.25%            0.01%             1.15%
EQ/Alliance Small Cap Growth                     0.75%         0.25%            0.06%             1.06%
EQ/Alliance Technology                           0.90%         0.25%            0.00%             1.15%
EQ/AXP New Dimensions                            0.65%         0.25%            0.05%             0.95%
EQ/AXP Strategy Aggressive                       0.70%         0.25%            0.05%             1.00%
EQ/Balanced                                      0.57%         0.25%            0.08%             0.90%
EQ/Bernstein Diversified Value                   0.65%         0.25%            0.05%             0.95%
EQ/Capital Guardian Research                     0.65%         0.25%            0.05%             0.95%
EQ/Capital Guardian U.S. Equity                  0.65%         0.25%            0.05%             0.95%
EQ/Equity 500 Index                              0.25%         0.25%            0.06%             0.56%
EQ/Evergreen Omega                               0.65%         0.25%            0.05%             0.95%
EQ/FI Mid Cap                                    0.70%         0.25%            0.05%             1.00%
EQ/FI Small/Mid Cap Value                        0.75%         0.25%            0.10%             1.10%
EQ/International Equity Index                    0.35%         0.25%            0.50%             1.10%
EQ/Janus Large Cap Growth                        0.90%         0.25%            0.00%             1.15%
EQ/Mercury Basic Value Equity                    0.60%         0.25%            0.10%             0.95%
EQ/MFS Emerging Growth Companies                 0.62%         0.25%            0.10%             0.97%
EQ/MFS Investors Trust                           0.60%         0.25%            0.10%             0.95%
EQ/MFS Research                                  0.65%         0.25%            0.05%             0.95%
EQ/Morgan Stanley Emerging Markets Equity        1.15%         0.25%            0.40%             1.80%
EQ/Putnam Growth & Income Value                  0.60%         0.25%            0.10%             0.95%
EQ/Small Company Index                           0.25%         0.25%            0.35%             0.85%
EQ/T. Rowe Price International Stock             0.85%         0.25%            0.15%             1.25%
------------------------------------------------------------------------------------------------------------------


Notes:
(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.
(3) The management fees shown reflect revised management fees, effective May 1, 2000, which were approved by shareholders. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.
(4) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.
(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Alliance Technology portfolio on May 1, 2000, "Other Expenses" shown have been annualized. Initial seed capital was invested for the EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive Portfolios on September 1, 2000. Thus, "Other
    Expenses" shown are estimated. See footnote (6) for any expense limitation agreement information.

-----
13
--------------------------------------------------------------------------------


(6) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain Portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." The amounts shown for the EQ/International Equity Index and EQ/Small Company Index portfolios reflect a .10% decrease in the portfolios' expense waiver. The amounts shown for the EQ/Morgan Stanley Emerging Markets Portfolio, reflect a .05% decrease in the portfolio's expense waiver. These decreases in the expense waivers were effective on May 1, 2001. Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached a sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for EQ Advisors Trust. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect.





-----------------------------------------------------------
                                       OTHER EXPENSES
                                       (BEFORE ANY FEE
                                       WAIVERS AND/OR
                                           EXPENSE
PORTFOLIO NAME                         REIMBURSEMENTS)
-----------------------------------------------------------
      EQ/Alliance Premier Growth             0.05%
      EQ/Alliance Technology                 0.06%
      EQ/AXP New Dimensions                  1.23%
      EQ/AXP Strategy Aggressive             0.57%
      EQ/Balanced                            0.08%
      EQ/Bernstein Diversified Value         0.15%
      EQ/Capital Guardian Research           0.16%
      EQ/Capital Guardian U.S. Equity        0.11%
      EQ/Evergreen Omega                     0.83%
      EQ/FI Mid Cap                          0.27%
      EQ/FI Small/Mid Cap Value              0.19%
-----------------------------------------------------------


-----------------------------------------------------------
                                       OTHER EXPENSES
                                       (BEFORE ANY FEE
                                       WAIVERS AND/OR
                                           EXPENSE
PORTFOLIO NAME                         REIMBURSEMENTS)
-----------------------------------------------------------
      EQ/International Equity Index          0.50%
      EQ/Janus Large Cap Growth              0.22%
      EQ/Mercury Basic Value Equity          0.10%
      EQ/MFS Investors Trust                 0.13%
      EQ/MFS Research                        0.07%
      EQ/Morgan Stanley Emerging
       Markets Equity                        0.52%
      EQ/Putnam Growth & Income Value        0.12%
      EQ/Small Company Index                 0.43%
      EQ/T. Rowe Price International Stock   0.24%
-----------------------------------------------------------

-----
14
--------------------------------------------------------------------------------



EXAMPLES

The examples below show the expenses that a hypothetical contract owner (who has elected Protection Plus) would pay in the situation illustrated. We assume that a $1,000 contribution plus a $40 credit (which may be subject to recovery) is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1)

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of EQ Advisors Trust in the table, above, for the entire one, three, five and ten year periods included in the examples. The charges used in the examples are the maximum charges rather than the lower current charges.

The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.




------------------------------------------------------------------------------------------------
                                          IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                          EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                          ------------------------------------------------------
                                             1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         $ 110.79     $ 164.28     $ 210.38     $ 337.79
EQ/Alliance Common Stock                    $ 109.05     $ 159.08     $ 201.79     $ 321.09
EQ/Alliance Global                          $ 112.32     $ 168.82     $ 217.85     $ 352.19
EQ/Alliance Growth and Income               $ 110.36     $ 162.98     $ 208.24     $ 333.64
EQ/Alliance Growth Investors                $ 110.25     $ 162.66     $ 207.70     $ 332.60
EQ/Alliance High Yield                      $ 110.79     $ 164.28     $ 210.38     $ 337.79
EQ/Alliance Intermediate Government
 Securities                                 $ 109.81     $ 161.36     $ 205.56     $ 328.43
EQ/Alliance International                   $ 115.93     $ 179.45     $ 235.27     $ 385.31
EQ/Alliance Money Market                    $ 107.85     $ 155.49     $ 195.85     $ 309.44
EQ/Alliance Premier Growth                  $ 113.31     $ 171.72     $ 222.63     $ 361.33
EQ/Alliance Small Cap Growth                $ 112.32     $ 168.82     $ 217.85     $ 352.19
EQ/Alliance Technology                      $ 113.31     $ 171.72     $ 222.63     $ 361.33
EQ/AXP New Dimensions                       $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/AXP Strategy Aggressive                  $ 111.67     $ 166.87     $ 214.65     $ 346.04
EQ/Balanced                                 $ 110.58     $ 163.63     $ 209.31     $ 335.72
EQ/Bernstein Diversified Value              $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Capital Guardian Research                $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Capital Guardian U.S. Equity             $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Equity 500 Index                         $ 106.86     $ 152.55     $ 190.97     $ 299.81
EQ/Evergreen Omega                          $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/FI Mid Cap                               $ 111.67     $ 166.87     $ 214.65     $ 346.04
EQ/FI Small/Mid Cap Value                   $ 112.76     $ 170.11     $ 219.97     $ 356.26
EQ/International Equity Index               $ 112.76     $ 170.11     $ 219.97     $ 356.26
EQ/Janus Large Cap Growth                   $ 113.31     $ 171.72     $ 222.63     $ 361.33
EQ/Mercury Basic Value Equity               $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/MFS Emerging Growth Companies            $ 111.34     $ 165.90     $ 213.05     $ 342.96
EQ/MFS Investors Trust                      $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/MFS Research                             $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Morgan Stanley Emerging Markets Equity   $ 120.40     $ 192.57     $ 256.58     $ 424.93
EQ/Putnam Growth & Income Value             $ 111.12     $ 165.25     $ 211.98     $ 340.89
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                              IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE
                                                END OF EACH PERIOD SHOWN, THE EXPENSES
                                                               WOULD BE:
                                             ---------------------------------------------------
                                             1 YEAR     3 YEARS     5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         $ 30.79     $  94.28   $ 160.38     $ 337.79
EQ/Alliance Common Stock                    $ 29.05     $  89.08   $ 151.79     $ 321.09
EQ/Alliance Global                          $ 32.32     $  98.82   $ 167.85     $ 352.19
EQ/Alliance Growth and Income               $ 30.36     $  92.98   $ 158.24     $ 333.64
EQ/Alliance Growth Investors                $ 30.25     $  92.66   $ 157.70     $ 332.60
EQ/Alliance High Yield                      $ 30.79     $  94.28   $ 160.38     $ 337.79
EQ/Alliance Intermediate Government
 Securities                                 $ 29.81     $  91.36   $ 155.56     $ 328.43
EQ/Alliance International                   $ 35.93     $ 109.45   $ 185.27     $ 385.31
EQ/Alliance Money Market                    $ 27.85     $  85.49   $ 145.85     $ 309.44
EQ/Alliance Premier Growth                  $ 33.31     $ 101.72   $ 172.63     $ 361.33
EQ/Alliance Small Cap Growth                $ 32.32     $  98.82   $ 167.85     $ 352.19
EQ/Alliance Technology                      $ 33.31     $ 101.72   $ 172.63     $ 361.33
EQ/AXP New Dimensions                       $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/AXP Strategy Aggressive                  $ 31.67     $  96.87   $ 164.65     $ 346.04
EQ/Balanced                                 $ 30.58     $  93.63   $ 159.31     $ 335.72
EQ/Bernstein Diversified Value              $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Capital Guardian Research                $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Capital Guardian U.S. Equity             $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Equity 500 Index                         $ 26.86     $  82.55   $ 140.97     $ 299.81
EQ/Evergreen Omega                          $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/FI Mid Cap                               $ 31.67     $  96.87   $ 164.65     $ 346.04
EQ/FI Small/Mid Cap Value                   $ 32.76     $ 100.11   $ 169.97     $ 356.26
EQ/International Equity Index               $ 32.76     $ 100.11   $ 169.97     $ 356.26
EQ/Janus Large Cap Growth                   $ 33.31     $ 101.72   $ 172.63     $ 361.33
EQ/Mercury Basic Value Equity               $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/MFS Emerging Growth Companies            $ 31.34     $  95.90   $ 163.05     $ 342.96
EQ/MFS Investors Trust                      $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/MFS Research                             $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Morgan Stanley Emerging Markets Equity   $ 40.40     $ 122.57   $ 206.58     $ 424.93
EQ/Putnam Growth & Income Value             $ 31.12     $  95.25   $ 161.98     $ 340.89
------------------------------------------------------------------------------------------------

-----
15
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------
                                       IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                       EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                       ---------------------------------------------------------
                                        1 YEAR      3 YEARS      5 YEARS     10 YEARS
------------------------------------------------------------------------------------------------
EQ/Small Company Index                 $ 110.03     $ 162.01     $ 206.63     $ 330.52
EQ/T. Rowe Price International Stock   $ 114.40     $ 174.95     $ 227.91     $ 371.40
------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
                                         IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE
                                            END OF EACH PERIOD SHOWN, THE EXPENSES
                                                          WOULD BE:
                                       ---------------------------------------------------------
                                        1 YEAR     3 YEARS     5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------
EQ/Small Company Index                 $ 30.03     $  92.01   $ 156.63     $ 330.52
EQ/T. Rowe Price International Stock   $ 34.40     $ 104.95   $ 177.91     $ 371.40
------------------------------------------------------------------------------------------------


(1) The amount accumulated from the $1,000 contribution plus the $40 credit could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the examples for "if you do not surrender your contract" would, in each case, be increased by $608 based on the average amount applied to annuity payout options in 2000. See "Annuity administrative fee" in "Charges and expenses."



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2000.

1
Contract features and benefits


-----
16
--------------------------------------------------------------------------------


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
                AVAILABLE
CONTRACT      FOR ANNUITANT                                   LIMITATIONS ON
TYPE           ISSUE AGES       SOURCE OF CONTRIBUTIONS       CONTRIBUTIONS
----------------------------------------------------------------------------------------------------
NQ             0 through 80    o After-tax money.             o No additional contributions
                                                                after age 81.
                               o Paid to us by check or
                                 transfer of contract value in
                                 a tax-deferred exchange
                                 under Section 1035 of the
                                 Internal Revenue Code.
----------------------------------------------------------------------------------------------------
Rollover IRA   20 through 78   o Rollovers from a qualified   o No contributions after
                                 plan.                          age 79.

                               o Rollovers from a             o Contributions after age 70-1/2
                                 Tax-Sheltered Annuity          must be net of required
                                 contract or other 403(b)       minimum distributions.
                                 arrangement.
                                                              o  Although we accept regular
                               o Rollovers from another         IRA contributions (limited to
                                 traditional individual         $2,000 per year) under
                                 retirement arrangement.        Rollover IRA contracts, we
                                                                intend that this contract be
                               o Direct custodian-to-           used primarily for rollover
                                 custodian transfers from       and direct transfer
                                 another traditional            contributions.
                                 individual retirement          Please refer to "Withdrawals,
                                 arrangement.                   payments and transfers of
                                                                funds out of traditional
                               o Regular IRA contributions.     IRAs" in "Tax Information"
                                                                for a discussion of conduit
                                                                IRAs.
----------------------------------------------------------------------------------------------------

-----
17
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------
                       AVAILABLE
CONTRACT             FOR ANNUITANT                                     LIMITATIONS ON
TYPE                  ISSUE AGES       SOURCE OF CONTRIBUTIONS         CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------
Roth Conversion IRA   20 through 78   o Rollovers from another         o No contributions after
                                        Roth IRA.                        age 79.

                                      o Conversion rollovers from a    o Conversion rollovers after
                                        traditional IRA.                 age 70-1/2 must be net of
                                                                         required minimum
                                      o Direct transfers from            distributions for the
                                        another Roth IRA.                traditional IRA you are
                                                                         rolling over.

                                                                       o You cannot roll over funds
                                                                         from a traditional IRA if your
                                                                         adjusted gross income is
                                                                         $100,000 or more.

                                                                       o Regular contributions are
                                                                         not permitted.

                                                                       o Only rollover and direct
                                                                         transfer contributions are
                                                                         permitted.
---------------------------------------------------------------------------------------------------------
Rollover TSA          20 through 78   o Rollovers from another TSA     o Additional rollover or direct
                                        contract or other 403(b)         transfer contributions may
                                        arrangement.                     be made up to age 79.

                                      o Rollovers from a traditional   o Contributions after age 70-1/2
                                        IRA which was a "conduit"        must be net of required
                                        for TSA funds previously         minimum distributions.
                                        rolled over.
                                                                       o Employer-remitted
                                      o Direct transfer from             contributions are not
                                        another contract or              permitted.
                                        arrangement, complying
                                        with IRS Revenue Ruling
                                        90-24.

This contract may not be available in your state.
----------------------------------------------------------------------------------------------------

-----
18
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------
             AVAILABLE
CONTRACT   FOR ANNUITANT                                    LIMITATIONS ON
TYPE        ISSUE AGES       SOURCE OF CONTRIBUTIONS        CONTRIBUTIONS
----------------------------------------------------------------------------------------------------
QP          20 through 70   o Only transfer contributions   o Regular ongoing payroll
                              from an existing qualified      contributions are not
                              plan trust as a change of       permitted.
                              investment vehicle under
                              the plan.                     o Only one additional transfer
                                                              contribution may be made
                            o The plan must be qualified      during a contract year.
                              under Section 401(a) of the
                              Internal Revenue Code.        o No additional transfer
                                                              contributions after age 71.
                            o For 401(k) plans,
                              transferred contributions     o For defined benefit plans,
                              may only include employee       employee contributions are
                              pre-tax contributions.          not permitted.

Please refer to Appendix II for a discussion of purchase considerations of QP contracts.
----------------------------------------------------------------------------------------------------


See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

-----
19
--------------------------------------------------------------------------------


OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.


--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS



Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


Additional contributions may also be made under our automatic investment program. This method of payment is discussed in detail in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.



--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.
--------------------------------------------------------------------------------


WHAT ARE YOUR VARIABLE INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options.
--------------------------------------------------------------------------------

-----
20
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST


You should note that some EQ Advisors Trust portfolios have objectives and strategies that are substantially similar to those of certain retail funds; they may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

--------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                            OBJECTIVE                               ADVISER
--------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                       Long-term growth of capital              Alliance Capital Management L.P.,
                                                                                   Marsico Capital Management, LLC,
                                                                                   MFS Investment Management
                                                                                   Provident Investment Counsel, Inc.
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                  Long-term growth of capital and          Alliance Capital Management L.P.
                                          increasing income
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                        Long-term growth of capital              Alliance Capital Management L.P.
-------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income             High total return through                Alliance Capital Management L.P.
                                          investments primarily
                                          in dividend paying stocks of good
                                          quality, although the portfolio also
                                          may invest in fixed-income and
                                          convertible securities
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors              Highest total return consistent with     Alliance Capital Management L.P.
                                          the adviser's determination of
                                          reasonable risk
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield                    High total return through a              Alliance Capital Management L.P.
                                          combination of current income and
                                          capital appreciation by investing
                                          generally in high yield securities
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate                  High current income consistent with      Alliance Capital Management L.P.
 Government Securities                    relative stability of principal
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International                 Long-term growth of capital              Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                  High level of current income,
                                          preserve its assets
                                          and maintain liquidity
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                Long-term growth of capital              Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth              Long-term growth of capital              Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                    Long-term growth of capital              Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions                     Long-term growth of capital              American Express Financial Corporation
--------------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive                Long-term growth of capital              American Express Financial Corporation
--------------------------------------------------------------------------------------------------------------------------

-----
21
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)


--------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
--------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                       High return through both appreciation of capital   Alliance Capital Management L.P.
                                  and current income                                 Capital Guardian Trust Company
                                                                                     Prudential Investments Fund
                                                                                     Management LLC
                                                                                     Jennison Associates LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value    Capital appreciation                               Alliance Capital Management L.P., through
                                                                                     its Bernstein Investment Research and
                                                                                     Management Unit
--------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research      Long-term growth of capital                        Capital Guardian Trust Company
--------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity   Long-term growth of capital                        Capital Guardian Trust Company
--------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index               Total return before expenses that approximates     Alliance Capital Management L.P.
                                  the total return performance of the S&P 500
                                  Index, including reinvestment of dividends, at a
                                  risk level consistent with that of the Standard &
                                  Poor's 500 Stock Index
--------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                Long-term capital growth                           Evergreen Investment Management
                                                                                     Company, LLC
--------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                     Long-term growth of capital                        Fidelity Management & Research Company
--------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value         Long-term capital appreciation                     Fidelity Management & Research Company
--------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index     Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Morgan Stanley Capital International
                                  Europe, Australia, Far East Index
--------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth         Long-term growth in a manner that is consistent    Janus Capital Corporation
                                  with preservation of capital
--------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity     Capital appreciation and secondarily, income       Mercury Advisors
--------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth            Long-term capital growth                           MFS Investment Management
 Companies
--------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust            Long-term growth of capital with a secondary       MFS Investment Management
                                  objective to seek reasonable current income
--------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                   Long-term growth of capital and future income      MFS Investment Management
--------------------------------------------------------------------------------------------------------------------------

-----
22
-------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)

--------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
--------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging        Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
--------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value   Capital growth, current income is a secondary      Putnam Investment Management, LLC
                                  objective
--------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index            Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Russell 2000 Index
--------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price International    Long-term growth of capital                        T. Rowe Price International, Inc.
 Stock
--------------------------------------------------------------------------------------------------------------------------


Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

-----
23
--------------------------------------------------------------------------------


ALLOCATING YOUR CONTRIBUTIONS

You may allocate your contributions to one or more, or all, of the variable investment options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. Once contributions are allocated to the variable investment options they become part of your account value. We discuss account value in "Determining your contract's value."


CREDITS


A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same variable investment options based on the same percentages used to allocate your contributions.

The amount of the credit will be 4%, 5%, or 6% of each contribution based on the following breakpoints and rules:





--------------------------------------------------------------
        FIRST YEAR TOTAL              CREDIT PERCENTAGE
         CONTRIBUTION*                  APPLIED TO
          BREAKPOINTS                 CONTRIBUTIONS
--------------------------------------------------------------
      Less than $250,000                   4%
-------------------------------   ---------------------
$     250,000-$999,999.99                  5%
--------------------------        ---------------------
      $1 million or more                   6%
--------------------------------------------------------------



-------------------------
*"First Year Total Contributions" means your total contributions made in the first contract year.

The percentage of the credit is based on your first year total contributions. This credit percentage will be credited to each contribution made in the first year (after adjustment as described below), as well as the second and later contract years. Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make a sufficient level of contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:

  o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

  o For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

o No indication of intent:

  o For your initial contribution we will apply the credit percentage based upon the above table.

  o For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

We may recover all of the credit or a portion of the credit in the following situations:

o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" below).(1)

-------------------------
(1) We have applied to the Securities and Exchange Commission ("SEC") for an amendment to our exemptive order that would enable us to recover the amount of any credit above 5% applied to contracts that are cancelled during this period. Until we receive such relief, we will return, upon cancellation, the amount you would have received had there been no credit above 5%. This means that except in states where we are required by law to return the amount of your contributions, the amount we return will reflect any investment gain or loss in the variable investment options associated with your contributions, will include any charges deducted that reduced the contract value prior to cancellation, and will reflect any investment gain on the credit but will not include any

-----
24
--------------------------------------------------------------------------------


o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years.(2)

o If at the end of the first contract year your first year total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess
  Credit.(3) The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount and the credit that should have been applied based on first year total contributions.

We will recover any credit on a pro rata basis from the value in your variable investment options.

We do not consider credits to be contributions for purposes of any discussion in this prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "charges and expenses" below. Under certain circumstances, the charge associated with the credit may exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.


GUARANTEED MINIMUM DEATH BENEFIT

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 78 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.

You may elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.


5% ROLL UP TO AGE 80. On the contract date, the guaranteed minimum death benefit is equal to your initial contribution plus the credit. Thereafter, the guaranteed minimum death benefit will be credited with interest each day through the annuitant's age 80. The effective annual interest rate is 5% except for amounts invested in the EQ/Alliance Money Market option and EQ/Alliance Intermediate Government Securities option and amounts in the loan reserve account (applicable to Rollover TSA contracts only). Amounts in the EQ/Alliance Money Market option, EQ/Alliance Intermediate Government Securities option and the loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after the annuitant is age 80.


If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the additional contribution plus the amount of the credit on the date the contribution is allocated to your variable investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit for the withdrawal on the date you take the withdrawal.

The 5% roll up to age 80 guaranteed minimum death benefit is not available in New York.

-------------------------

    investment loss associated with the amount of the credit above 5%. If and when we receive the amendment to our exemptive order, the amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.

(2) We may currently recover up to 5% of contributions that we have credited. We have applied to the SEC for an amendment to our exemptive order that would allow us to recover up to 6% of contributions that we have credited. We will only recover these extra amounts if and when the SEC permits us to do so.

(3) We have applied to the SEC for an amendment to our exemptive order that would permit us to recover in this circumstance. We will only recover in this circumstance if and when the SEC permits us to do so.

-----
25
--------------------------------------------------------------------------------


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution plus the credit. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution plus the amount of the credit on the date the contribution is allocated to your variable investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR AN ANNUITANT THAT IS AGE 80 AT ISSUE.


On the contract date, your guaranteed minimum death benefit equals your initial contribution plus the credit. Thereafter, it will be increased by the dollar amount of any additional contributions plus the credit. We will adjust your guaranteed minimum death benefit if you take any withdrawals.

          -------------------------------------

Please see "How withdrawals affect your guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix III for an example of how we calculate the guaranteed minimum death benefit.


PROTECTION PLUS

Subject to state availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. Although we do not offer the Protection Plus feature for any contract other than nonqualified as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts. See the appropriate part of "Tax information" for the potential tax consequences of electing to purchase the Protection Plus feature in either an NQ or an IRA contract.

If the annuitant is 69 or younger when we issue your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:
the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o the total net contributions or

o the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges). Credit amounts are not included in "net contributions." Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

-----
26
--------------------------------------------------------------------------------



If the annuitant is between the ages of 70 and 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:
the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o the total net contributions (as described above) or

o the death benefit (as described above) less total net contributions

Protection Plus must be elected when the contract is first issued: neither the owner nor the Successor/Owner Annuitant can add it subsequently.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect any investment gain or loss in the variable investment options that also reflect the daily charges we deduct through the date we receive your contract. Please note that you will forfeit the credit by exercising this right of cancellation. Some states require that we refund the full amount of your contribution (not reflecting any investment gain or loss). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.

2
Determining your contract's value


-----
27
--------------------------------------------------------------------------------


YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value you have in the variable investment options and in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed in "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) any applicable withdrawal charges; and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)    mortality and expense risks;

(ii)   administrative expenses; and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii) decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect a transfer out of a variable investment option; or

(iv) decreased to reflect your loan amount to the loan reserve account under a Rollover TSA contract.


Also, when we deduct the Protection Plus benefit charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

3
Transferring your money among the variable investment options


-----
28
--------------------------------------------------------------------------------


TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options.


You may request a transfer in writing or by telephone using TOPS. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.


We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator Plus contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.



DOLLAR COST AVERAGING YOUR ACCOUNT VALUE


Dollar cost averaging allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------


If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have

-----
29
--------------------------------------------------------------------------------


elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

You may not elect dollar cost averaging if you are participating in the rebalancing program.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional or other financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.


You may not elect the rebalancing program if you are participating in the dollar cost averaging program.

4
Accessing your money

-----
30
--------------------------------------------------------------------------------


WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."




--------------------------------------------------------------------------------
                                      METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                                   LIFETIME
                                                                   REQUIRED
                                               SUBSTANTIALLY       MINIMUM
 CONTRACT        LUMP SUM      SYSTEMATIC          EQUAL         DISTRIBUTION
--------------------------------------------------------------------------------
NQ                    Yes            Yes               No                No
--------------------------------------------------------------------------------
Rollover
  IRA                 Yes            Yes               Yes              Yes
--------------------------------------------------------------------------------
Roth
  Conversion
  IRA                 Yes            Yes               Yes               No
--------------------------------------------------------------------------------
Rollover
  TSA*                Yes            Yes               No               Yes
--------------------------------------------------------------------------------
QP                    Yes             No               No               Yes
--------------------------------------------------------------------------------


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information."


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Lump sum withdrawals in excess of the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses") may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA, and Roth Conversion IRA contracts only)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).


You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.

-----
31
--------------------------------------------------------------------------------


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals based on the method you choose from the choices we offer. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals are not subject to a withdrawal charge.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, Rollover TSA and QP contracts only -- See "Tax information")


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" for your specific type of retirement arrangement.


We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA, Rollover TSA and QP contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed minimum death benefit on either a dollar-for-dollar basis or on a pro rata basis as explained below:


5% roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your current guaranteed minimum death benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a

-----
32
--------------------------------------------------------------------------------


contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your current guaranteed minimum death benefit on a pro rata basis.

The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum death benefit.


Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

Annuitant issue age 80 -- If your contract was issued when the annuitant was age 80, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

          -------------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x
 .40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).



LOANS UNDER ROLLOVER TSA CONTRACTS


You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" below, for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount if $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin;

(2)  the date the contract terminates; and


(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).


Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


LOAN RESERVE ACCOUNT

On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify

-----
33
--------------------------------------------------------------------------------


otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator Plus offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.



-------------------------------------------------------------
Fixed annuity payout options     Life annuity
                                 Life annuity with period
                                   certain
                                 Life annuity with refund
                                   certain
                                 Period certain annuity
-------------------------------------------------------------
Variable Immediate Annuity       Life annuity (not
   payout options                  available in New York)
                                 Life annuity with period
                                   certain
-------------------------------------------------------------
Income Manager payout            Life annuity with period
   options                         certain
                                 Period certain annuity
-------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity

-----
34
--------------------------------------------------------------------------------


  with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTION

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator.

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

You may choose to apply only part of the account value of your Equitable Accumulator Plus contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator Plus and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information."

-----
35
--------------------------------------------------------------------------------


Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator Plus is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.


For the Income Manager payout options, no withdrawal charge is imposed under the Equitable Accumulator Plus. If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator Plus is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. For this purpose, the year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an income manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than five years from the contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

If you elect to start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit that applies to that contribution.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Charges and expenses

-----
36
--------------------------------------------------------------------------------


CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


o A charge for Protection Plus, if you elect this optional benefit.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits." We expect to make a profit from this charge.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.

DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits." We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

-----
37
--------------------------------------------------------------------------------


The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:




------------------------------------------------------------------------------------------
                                      CONTRACT YEAR
------------------------------------------------------------------------------------------
                       1       2       3       4       5       6       7       8       9+
------------------------------------------------------------------------------------------
   Percentage of
    contribution     8%      8%      7%      6%      5%      4%      3%      2%      0%
------------------------------------------------------------------------------------------



For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.


15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.


DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME.

The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:


    -- its main function is to provide skilled, intermediate, or custodial nursing care;

    -- it provides continuous room and board to three or more persons;

    -- it is supervised by a registered nurse or licensed practical nurse;

    -- it keeps daily medical records of each patient;

    -- it controls and records all medications dispensed; and

    -- its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) and
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

-----
38
--------------------------------------------------------------------------------



PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options on a pro rata basis.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE


We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.



CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:

o Management fees ranging from 0.25% to 1.15%.

o 12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 or both. We make no representations with regard to the impact of these and other applicable laws

-----
39
--------------------------------------------------------------------------------


on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

6
Payment of death benefit

-----
40
--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.


The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. Under Rollover TSA contracts, we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and IRA contracts.


For IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

-----
41
--------------------------------------------------------------------------------


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of the annuitant's death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death such death benefit is greater than the account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Therefore, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).



BENEFICIARY CONTINUATION OPTION


Upon your death, under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within 60 days following the date we receive proof of your death and before any other inconsistent election is made. We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. Except as noted in the next sentence, the beneficiary continuation option is available if we have received regulatory clearance in your state. For Rollover IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contact our processing office for further information.


Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The death benefit (including the guaranteed minimum death benefit) provision will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person named by the beneficiary, when we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment.

-----
42
--------------------------------------------------------------------------------



For traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for lifetime required minimum distributions (see "Tax information"), the contract will continue if:


(a) You were receiving minimum distribution withdrawals from this contract; and

(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.


The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before you death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information. See the "Required minimum distributions" discussion under "IRAs" in "Tax information" below.

For all Roth IRAs and for traditional IRAs where you die before the Required Beginning Date, the beneficiary may choose one of the following two beneficiary continuation options.


1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may choose to delay beginning the minimum distributions until the December 31st of the calendar year in which you would have turned age 70-1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
Tax information

-----
43
--------------------------------------------------------------------------------


OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Plus contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specified sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the extra credit on each contribution, choice of death benefits, selection of investment funds and choices of pay-out options that are available in Accumulator Plus, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II for a discussion of QP contracts.



TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS

You can make transfers among variable investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

-----
44
--------------------------------------------------------------------------------


All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

PROTECTION PLUS RIDER

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. IN SUCH A CASE, THE CHARGES FOR THE PROTECTION PLUS RIDER COULD BE TREATED FOR FEDERAL INCOME TAX PURPOSES AS A PARTIAL WITHDRAWAL FROM THE CONTRACT. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator Plus NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator Plus NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.

-----
45
--------------------------------------------------------------------------------


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX


If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o on or after your death; or

o because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.


OTHER INFORMATION


The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the asset. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known, whether such guidelines, if in fact issued would have retroactive adverse effect on existing contracts. We cannot provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual

-----
46
--------------------------------------------------------------------------------


retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or, individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, first available in 1998, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).

Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.


The Equitable Accumulator Plus traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Plus traditional and Roth IRA contracts.

PROTECTION PLUS FEATURE

Although we do not offer the Protection Plus feature for any contract other than NQ as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts, subject to state availability. THE IRS APPROVAL OF THE ACCUMULATOR CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We are filing a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER

-----
47
--------------------------------------------------------------------------------


PURCHASING AN ACCUMULATOR IRA OR ACCUMULATOR ROTH IRA WITH THE OPTIONAL PROTECTION PLUS FEATURE.


CANCELLATION

You can cancel an Equitable Accumulator Plus IRA contract by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Plus Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Plus Rollover IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your financial professional. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o regular contributions out of earned income or compensation.

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER

-----
48
--------------------------------------------------------------------------------


FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $33,000 and $43,000 in 2001. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $53,000 and $63,000 in 2001. This range will increase every year until 2007 when the range is $80,000-$100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution in 2001, you determine AGI and subtract $33,000 if you are single, or $53,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)       times    $2,000 (or earned    Equals   the adjusted
----------------------         x      income, if less)       =     deductible
divided by $10,000                                                 contribution
                                                                   limit


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
  and

o other traditional IRAs.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o Do it yourself

  You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your

-----
49
--------------------------------------------------------------------------------


  qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover

  You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70-1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court- ordered divorce or separation decree.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o regular contributions to a traditional IRA made after you reach age 70-1/2;
  or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from a qualified retirement plan to a traditional IRA;

-----
50
--------------------------------------------------------------------------------


(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

  o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

  o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.

-----
51
--------------------------------------------------------------------------------



REQUIRED MINIMUM DISTRIBUTIONS

--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit IRA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions

--------------------------------------------------------------------------------


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2 or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate selecting any other form of life annuity payout after you are age 70-1/2, you must have elected to recalculate life expectancies.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer

-----
52
--------------------------------------------------------------------------------


do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70-1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2.


If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70-1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH


IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

-----
53
--------------------------------------------------------------------------------


o used to pay certain first-time home buyer expenses (special federal income tax definition); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.



ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)


This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Plus Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS


Individuals may make three different types of contributions to a Roth IRA:

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Since we only permit direct transfer and rollover contributions under the Equitable Accumulator Plus Roth Conversion IRA contract, we do not discuss regular after-tax contributions here. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o another Roth IRA ("tax-free rollover contribution"); or


o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA

-----
54
--------------------------------------------------------------------------------


issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth
IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when

-----
55
--------------------------------------------------------------------------------


calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA,

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:


o Rollovers from a Roth IRA to another Roth IRA;

o Direct transfers from a Roth IRA to another Roth IRA;

o Qualified distributions from a Roth IRA; and


o Return of excess contributions or amounts recharacterized to a traditional
  IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o you reach age 59-1/2; or

o you die; or

o you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).


You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

-----
56
--------------------------------------------------------------------------------


(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2001 and the conversion contribution is made in 2002, the conversion contribution is treated as contributed prior to other conversion contributions made in 2002.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Generally the same as traditional IRA.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

-----
57
--------------------------------------------------------------------------------


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.



SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL


This section covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

Generally, there are two types of funding vehicles available for 403(b) arrangements-- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to your Rollover TSA contract:

o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

If you make a direct transfer, you must fill out our transfer form.

EMPLOYER-REMITTED CONTRIBUTIONS. The Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits). Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

o termination of employment with the employer who provided the TSA funds; or

o reaching age 59-1/2 even if you are still employed; or

o disability (special federal income tax definition).

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator contract receiving the funds has provisions at least as restrictive as the source contract.

-----
58
--------------------------------------------------------------------------------

Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o you are or will be at least age 70-1/2 in the current calendar year, and

o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA; or

o direct rollover from another TSA; or

o direct transfer under Revenue Ruling 90-24 from another TSA.


Further, under the minimum distribution rules we apply, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distribution from or with respect to the TSA from which you are making your contribution to the Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.


DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Rollover TSA; or

o you reach age 59-1/2; or

o you die; or

o you become disabled (special federal income tax definition); or

o you take a hardship withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to the amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering, you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occurs:

1. the requirements for minimum distribution (discussed under "Required minimum distributions" below and in the prospectus) are met; or

-----
59
--------------------------------------------------------------------------------

2. death; or

3. retirement; or

4. termination of employment in all Texas public institutions of higher education.

For you to make a withdrawal, we must receive a properly completed written acknowledgment from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contributions. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Death benefit distributions from a TSA generally receive the same tax treatment as distribution during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.

LOANS FROM TSAS

You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.


Loans are generally not treated as a taxable distribution. If the amount of the loan when made exceeds permissible limits under federal income tax rules, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.


TSA loans are subject to federal income tax limits and may also be subject to limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

-----
60
--------------------------------------------------------------------------------

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

  (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

  (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.


o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.


The amount borrowed and not repaid may be treated as a distribution if:

o the loan does not qualify under the conditions above;

o the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS


--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit TSA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.

--------------------------------------------------------------------------------

Generally the same as traditional IRA with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distribution from their TSAs by a required date. Generally you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distribution is extended to April1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distribution to age 75 of the portion of their account value attributable to their December 31, 1986 TSA

-----
61
--------------------------------------------------------------------------------

  account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Rollover TSA on the form used to establish the TSA, you do not qualify.

SPOUSAL CONSENT RULES

This will only apply to you if you establish your Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distribution from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o on or after your death; or

o because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o if you are separated from service, any form of payout after you are age 55;
  or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional
  IRA and is taxable.

-----
62
--------------------------------------------------------------------------------


o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2001, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)


For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.


You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o any after-tax contributions you made to the plan; or

o any distributions which are required minimum distributions after age 70-1/2 or separation from service; or

o hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o corrective distributions that fit specified technical tax rules; or

-----
63
--------------------------------------------------------------------------------

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 for taxes. We do not now, but may in the future set up reserves for such taxes.

8
More information

-----
64
--------------------------------------------------------------------------------


ABOUT OUR SEPARATE ACCOUNT NO. 45

Each variable investment option is a subaccount of our Separate Account No. 45. We established Separate Account No. 45 in 1994 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 45's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 45 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 45.

Each subaccount (variable investment option) within Separate Account No. 45 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 45, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 45 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 45 or a variable investment option directly);

(5) to deregister Separate Account No. 45 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 45;
    and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQAdvisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.

-----
65
--------------------------------------------------------------------------------


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, as well as our general obligations. Credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940.


We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options. You choose the day of the month you wish to have your account debited. However you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY


Our business day is generally any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

-----
66
--------------------------------------------------------------------------------


CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o the election of trustees;

o the formal approval of independent auditors selected for EQ Advisors Trust;
  or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, EQ Advisors Trust shares are held by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT NO. 45 VOTING RIGHTS

If actions relating to Separate Account No. 45 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45, our ability to meet our obligations under the contracts, or the distribution of the contracts.

ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2000 and 1999, and for the three years ended

-----
67
--------------------------------------------------------------------------------


December 31, 2000 incorporated in this prospectus by reference to the 2000 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.

DISTRIBUTION OF THE CONTRACTS


AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 45. AXA Advisors serves as the principal underwriter of Separate Account No. 45. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

The contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed agents.

9
Investment performance


-----
68
--------------------------------------------------------------------------------


The Table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution plus a 4% credit invested in the variable investment options for the periods shown.

The table takes into account all current fees and charges under the contract, including the charge for Protection Plus, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the variable investment options and/or contracts been available. The contracts were first offered in 1999.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


We will indicate that a 4% credit is reflected when we show performance numbers that give effect to the credit.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCES INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

-----
69
--------------------------------------------------------------------------------



                                                            TABLE
                        AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2000:

----------------------------------------------------------------------------------------------------------------------------------
                                                                          LENGTH OF INVESTMENT PERIOD
                                                ----------------------------------------------------------------------------------
                                                                                                    SINCE         SINCE
                                                                                                   OPTION       PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                       1 YEAR      3 YEARS     5 YEARS    10 YEARS   INCEPTION+*   INCEPTION+**
----------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                               (19.31%)      (1.89%)     4.86%      12.27%         8.45%        13.41%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                          (20.23%)       8.98%     15.46%      15.88%        17.56%        13.15%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                                (24.96%)       8.42%      9.84%      12.31%        11.31%         9.62%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                       3.23%       13.47%     16.93%         --         17.77%        14.11%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                      (12.76%)       9.37%     11.05%      13.21%        12.91%        12.77%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield                            (14.76%)      (9.14%)     1.84%       7.57%         3.51%         6.07%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities      3.45%        2.72%      3.41%         --          4.38%         4.85%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International                         (29.36%)       2.59%      2.37%         --          3.74%         3.91%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                            0.48%        2.64%      3.31%       3.26%         3.49%         4.97%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                        (24.48%)         --         --          --         (6.04%)       (6.04%)
----------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                        8.31%        9.08%        --          --         14.61%        14.61%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                        0.39%          --         --          --          3.91%         3.91%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                    (1.99%)         --         --          --          0.34%         0.34%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                               (15.69%)       9.02%     15.73%         --         17.55%        16.22%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                (17.65%)         --         --          --         (5.47%)       (5.47%)
----------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                          (0.40%)      (4.15%)       --          --          1.55%         1.55%
----------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index                     (23.69%)       5.51%        --          --          5.51%         5.51%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                       6.43%       11.73%        --          --         14.30%        14.30%
----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                  (24.94%)      21.68%        --          --         24.02%        24.02%
----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                             (6.36%)         --         --          --          0.26%         0.26%
----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                                   (11.04%)      10.76%        --          --         13.23%        13.23%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging Markets Equity         (46.64%)      (8.13%)       --          --        (11.67%)      (13.69%)
----------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                     1.28%        3.32%        --          --          7.09%         7.09%
----------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                             (9.14%)       1.79%        --          --          1.79%         1.79%
----------------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price International Stock              (24.77%)       4.26%        --          --          2.89%         2.89%
----------------------------------------------------------------------------------------------------------------------------------




 + If you start receiving annuity payment within three years of making an additional contribution, we will recover the amount of any credit, as permitted, that applied to that contribution.


 * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Equity 500 Index, EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance High Yield, EQ/Alliance Intermediate Government Securities, EQ/Alliance International and EQ/Alliance Money Market (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/T. Rowe Price International Stock and EQ/FI Small/Mid Cap Value (May 1, 1997); EQ/Morgan Stanley Emerging Markets Equity (September 2, 1997); EQ/International Equity Index and EQ/Small Company Index (December 31,
   1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (December 31, 1998); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (April 30, 1999); EQ/Alliance Technology (May 1,
   2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/Janus Large Cap Growth and EQ/FI Mid Cap (September 1, 2000); EQ/Balanced and EQ/Bernstein Diversified Value (anticipated to become available on or about May 18, 2001). No information is provided for portfolios and/or variable investment options with inception dates after December 31, 1999.


** The inception dates for the portfolios underlying the Alliance variable investment options are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/Alliance Common Stock (January 13,
   1976); EQ/Alliance Growth Investors (October 2, 1989); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance

-----
70
--------------------------------------------------------------------------------


   Global (August 27, 1987); EQ/Alliance Growth and Income (October 1, 1993); EQ/Alliance High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance International (April 3,
   1995);EQ/Alliance Money Market (July 13, 1981); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value; EQ/Bernstein Diversified Value, EQ/T. Rowe Price International Stock and EQ/FI Small/Mid Cap Value (May 1,
   1997); EQ/International Equity Index and EQ/Small Company Index (January 1,
   1998); EQ/Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/Janus Large Cap Growth and EQ/FI Mid Cap (September 1, 2000). No information is provided for portfolios and/or variable investment options with inception dates after December 31, 1999.

-----
71
--------------------------------------------------------------------------------


COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------


Barron's

Morningstar's Variable Annuity Sourcebook
Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning
Investment Adviser

Investment Management Weekly
Money Management Letter
Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times

The Chicago Tribune
--------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.


Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator Plus performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.

YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then

-----
72
--------------------------------------------------------------------------------


"annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance High Yield option and EQ/Alliance Intermediate Government Securities option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, and any charge designed to approximate certain taxes imposed on us, such as premium taxes in your state. For more information, see "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance High Yield Option, and EQ/Alliance Intermediate Government Securities Option" in the SAI.

Appendix I: Condensed financial information



-----
A-1
--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 45 with the same daily asset charges of 1.60%.





UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER MAY 1, 2001

--------------------------------------------------------------------------------
                                                   FOR THE YEARS ENDING
                                                       DECEMBER 31,
                                                       1999        2000
--------------------------------------------------------------------------------
 ALLIANCE CONSERVATIVE INVESTORS
--------------------------------------------------------------------------------
  Unit value                                       $  22.38    $  22.74
  Number of units outstanding (000s)                    216         981
--------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------
  Unit value                                       $  78.30    $  66.77
  Number of units outstanding (000s)                     16          65
--------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------
  Unit value                                       $ 275.01    $ 232.08
  Number of units outstanding (000s)                     66         310
--------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
--------------------------------------------------------------------------------
  Unit value                                       $  43.04    $  34.37
  Number of units outstanding (000s)                     97         602
--------------------------------------------------------------------------------
 EQ/ALLIANCE INVESTORS TRUST
--------------------------------------------------------------------------------
  Unit value                                       $  24.13    $  25.80
  Number of units outstanding (000s)                    342       1,662
--------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
--------------------------------------------------------------------------------
  Unit value                                       $  42.29    $  38.72
  Number of units outstanding (000s)                    149         792
--------------------------------------------------------------------------------
 EQ/ALLIANCE HIGH YIELD
--------------------------------------------------------------------------------
  Unit value                                       $  25.73    $  23.07
  Number of units outstanding (000s)                     35         219
--------------------------------------------------------------------------------
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
--------------------------------------------------------------------------------
  Unit value                                       $  14.70    $  15.75
  Number of units outstanding (000s)                     59         486
--------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
--------------------------------------------------------------------------------
  Unit value                                       $  16.61    $  12.56
  Number of units outstanding (000s)                     38         302
--------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------
  Unit value                                       $  25.55    $  26.65
  Number of units outstanding (000s)                    549       1,882
--------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------------------------
  Unit value                                       $  11.77    $   9.45
  Number of units outstanding (000s)                  1,112       4,909
--------------------------------------------------------------------------------

-----
A-2
--------------------------------------------------------------------------------



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER MAY 1, 2001 (CONTINUED)

--------------------------------------------------------------------------------
                                        FOR THE YEARS ENDING
                                            DECEMBER 31,
                                            1999        2000
--------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
--------------------------------------------------------------------------------
  Unit value                             $ 14.78     $ 16.53
  Number of units outstanding (000s)          30         718
--------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
--------------------------------------------------------------------------------
  Unit value                             $    --     $  6.60
  Number of units outstanding (000s)          --       1,672
--------------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
--------------------------------------------------------------------------------
  Unit value                             $    --     $  8.28
  Number of units outstanding (000s)          --          29
--------------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
--------------------------------------------------------------------------------
  Unit Value                             $    --     $  6.21
  Number of units outstanding (000s)          --          66
--------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
--------------------------------------------------------------------------------
  Unit value                             $ 10.60     $ 11.04
  Number of units outstanding (000s)          13         112
--------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
--------------------------------------------------------------------------------
  Unit value                             $ 10.26     $ 10.46
  Number of units outstanding (000s)          31         155
--------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
--------------------------------------------------------------------------------
  Unit value                             $    --     $ 27.69
  Number of units outstanding (000s)          --         734
--------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
--------------------------------------------------------------------------------
  Unit value                             $ 10.56     $  9.90
  Number of units outstanding (000s)          44         166
--------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
--------------------------------------------------------------------------------
  Unit value                             $ 10.80     $  9.38
  Number of units outstanding (000s)           8          17
--------------------------------------------------------------------------------
 EQ/FI MID CAP
--------------------------------------------------------------------------------
  Unit value                             $    --     $  9.99
  Number of units outstanding (000s)          --         126
--------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
--------------------------------------------------------------------------------
  Unit value                             $ 10.45     $ 10.82
  Number of units outstanding (000s)          18          87
--------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
--------------------------------------------------------------------------------
  Unit value                             $ 14.82     $ 12.02
  Number of units outstanding (000s)          33         147
--------------------------------------------------------------------------------

-----
A-3
--------------------------------------------------------------------------------



Unit values and number of units outstanding at year end for each variable investment option, except for those options being offered for the first time after May 1, 2001 (continued)

--------------------------------------------------------------------------------
                                              FOR THE YEARS ENDING
                                                  DECEMBER 31,
                                                  1999        2000
--------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
--------------------------------------------------------------------------------
  Unit value                                   $    --    $  8.39
  Number of units outstanding (000s)                --        295
--------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
--------------------------------------------------------------------------------
  Unit value                                   $ 14.88    $ 16.37
  Number of units outstanding (000s)               163        431
--------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------------
  Unit value                                   $ 27.40    $ 21.88
  Number of units outstanding (000s)               383      1,834
--------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
--------------------------------------------------------------------------------
  Unit value                                   $ 10.70    $ 10.45
  Number of units outstanding (000s)               103        359
--------------------------------------------------------------------------------
 EQ/MFS RESEARCH
--------------------------------------------------------------------------------
  Unit value                                   $ 16.99    $ 15.84
  Number of units outstanding (000s)                71        712
--------------------------------------------------------------------------------
 EQ/MORGAN STANLEY EMERGING MARKETS EQUITY
--------------------------------------------------------------------------------
  Unit value                                   $ 10.97    $  6.47
  Number of units outstanding (000s)               126        715
--------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------------
  Unit value                                   $ 12.39    $ 13.02
  Number of units outstanding (000s)                12        124
--------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------------
  Unit value                                   $ 11.42    $ 10.86
  Number of units outstanding (000s)                23        113
--------------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
--------------------------------------------------------------------------------
  Unit value                                   $ 14.15    $ 11.32
  Number of units outstanding (000s)                37        368
--------------------------------------------------------------------------------
 EQ/PUTNAM BALANCED
--------------------------------------------------------------------------------
  Unit value                                   $ 12.27    $ 13.15
  Number of units outstanding (000s)                19        104
--------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY
--------------------------------------------------------------------------------
  Unit value                                   $ 13.00    $ 11.33
  Number of units outstanding (000s)                13         89
--------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME
--------------------------------------------------------------------------------
  Unit value                                   $ 13.21    $ 14.68
  Number of units outstanding (000s)               117        239
--------------------------------------------------------------------------------

                      (This page intentionally left blank)

Appendix II: Purchase considerations for QP contracts


-----
B-1
--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator Plus QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator Plus QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator Plus QP contract to fund a plan for the contract's features and benefits other than tax deferral after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

                      (This page intentionally left blank)

Appendix III: Guaranteed minimum death benefit example


-----
C-1
--------------------------------------------------------------------------------


The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.
The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Money Market option or EQ/Alliance Intermediate Government Securities option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:




-------------------------------------------------------------------------------------------------------------------
  END OF CONTRACT                         5% ROLL UP TO AGE 80 GUARANTEED    ANNUAL RATCHET TO AGE 80 GUARANTEED
       YEAR             ACCOUNT VALUE        MINIMUM DEATH BENEFIT(1)              MINIMUM DEATH BENEFIT
-------------------------------------------------------------------------------------------------------------------
         1               $105,000                  $  105,000(1)                        $  105,000(3)
-------------------------------------------------------------------------------------------------------------------
         2               $115,500                  $  110,250(2)                        $  115,500(3)
-------------------------------------------------------------------------------------------------------------------
         3               $129,360                  $  115,763(2)                        $  129,360(3)
-------------------------------------------------------------------------------------------------------------------
         4               $103,488                  $  121,551(1)                        $  129,360(4)
-------------------------------------------------------------------------------------------------------------------
         5               $113,837                  $  127,628(1)                        $  129,360(4)
-------------------------------------------------------------------------------------------------------------------
         6               $127,497                  $  134,010(1)                        $  129,360(4)
-------------------------------------------------------------------------------------------------------------------
         7               $127,497                  $  140,710(1)                        $  129,360(4)
-------------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

                      (This page intentionally left blank)

Statement of additional information


--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                                     PAGE


Revised Proposed Minimum Distribution Rules                                          2
Unit Values                                                                          3
Custodian and Independent Accountants                                                4
Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance High
Yield
  Option, and EQ/Alliance Intermediate Government Securities Option                  4
Distribution of the contracts                                                        5
Financial Statements                                                                 5



HOW TO OBTAIN AN EQUITABLE ACCUMULATOR PLUS STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

Send this request form to:
 Equitable Accumulator Plus
 P.O. Box 1547
 Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Equitable Accumulator Plus SAI for Separate Account No. 45 dated May 1, 2001.


--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City            State    Zip






IM-99-12 SAI (5/00)

Equitable Accumulator
Plus(SM)
A variable deferred annuity contract



PROSPECTUS DATED MAY 1, 2001


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust, which contains important information about its portfolios

--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR PLUS?

Equitable Accumulator Plus is a deferred annuity contract issued by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options. This contract may not currently be available in all states.


--------------------------------------------------------------------------------
 VARIABLE INVESTMENT OPTIONS*
--------------------------------------------------------------------------------
 FIXED INCOME
--------------------------------------------------------------------------------
o EQ/Alliance High Yield               o EQ/Alliance Money Market
o EQ/Alliance Intermediate
  Government Securities
--------------------------------------------------------------------------------
 DOMESTIC STOCKS
--------------------------------------------------------------------------------
o EQ/Aggressive Stock                  o EQ/Evergreen Omega(3)
o EQ/Alliance Common Stock             o EQ/FI Mid Cap
o EQ/Alliance Growth and Income        o EQ/FI Small/Mid Cap Value(4)
o EQ/Alliance Small Cap Growth         o EQ/Janus Large Cap Growth
o EQ/Alliance Premier Growth           o EQ/Mercury Basic Value Equity
o EQ/Alliance Technology               o EQ/MFS Emerging Growth
o EQ/AXP New Dimensions                  Companies
o EQ/AXP Strategy Aggressive           o EQ/MFS Investors Trust(5)
o EQ/MFS Research                      o EQ/MFS Research
o EQ/Bernstein Diversified Value(1)    o EQ/Putnam Growth & Income
o EQ/Capital Guardian Research            Value
o EQ/Capital Guardian U.S. Equity      o EQ/Small Company Index(6)
o EQ/Equity 500 Index(2)
--------------------------------------------------------------------------------
 INTERNATIONAL STOCKS
--------------------------------------------------------------------------------
o EQ/Alliance Global                   o EQ/Morgan Stanley Emerging
o EQ/Alliance International              Markets Equity
o EQ/International Equity Index(7)     o EQ/T. Rowe Price International
                                         Stock
--------------------------------------------------------------------------------
 BALANCED/HYBRID
--------------------------------------------------------------------------------
o EQ/Alliance Growth Investors         o EQ/Balanced(1)
--------------------------------------------------------------------------------
 * Effective on May 18, 2001, all of the names of the variable investment options will include "EQ/."
(1) Available on or about May 18, 2001.
(2) Formerly named "Alliance Equity Index."
(3) Formerly named "EQ/Evergreen."
(4) Formerly named "Warburg Pincus Small Company Value."
(5) This reflects the name change of the MFS Growth with Income option, effective May 18, 2001.
(6) Formerly named "BT Small Company Index."
(7) Formerly named "BT International Equity Index."


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 45. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA")


A contribution of at least $10,000 is required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2001 is a part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.



THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                          X00083
                                                                             R4%

Contents of this prospectus

-----
2
--------------------------------------------------------------------------------


EQUITABLE ACCUMULATOR PLUS(SM)


--------------------------------------------------------------------------------
Index of key words and phrases                                               4

Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator Plus at a glance -- key features                       8

--------------------------------------------------------------------------------

FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Examples                                                                    14
Condensed financial information                                             15



--------------------------------------------------------------------------------
1
CONTRACT FEATURES AND BENEFITS                                              16
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        16
Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your variable investment options
   under the contract?                                                      19
Allocating your contributions                                               23
Credits                                                                     23
Guaranteed minimum death benefit                                            23
Protection Plus                                                             24
Your right to cancel within a certain number of days                        25



--------------------------------------------------------------------------------
2
DETERMINING YOUR CONTRACT'S VALUE                                           26
--------------------------------------------------------------------------------
Your account value and cash value                                           26
Your contract's value in the variable investment options                    26



-----------

"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

-----
3
--------------------------------------------------------------------


--------------------------------------------------------------------------------

3
TRANSFERRING YOUR MONEY AMONG THE VARIABLE INVESTMENT OPTIONS               27
--------------------------------------------------------------------------------
Transferring your account value                                             27
Disruptive transfer activity                                                27
Dollar cost averaging your account value                                    27
Rebalancing your account value                                              28


--------------------------------------------------------------------------------
4
ACCESSING YOUR MONEY                                                        29
--------------------------------------------------------------------------------
Withdrawing your account value                                              29
How withdrawals are taken from your account value                           30
How withdrawals affect your guaranteed minimum
     death benefit                                                          30
Loans under rollover TSA contracts                                          31
Surrendering your contract to receive its cash value                        32
When to expect payments                                                     32
Your annuity payout options                                                 32


--------------------------------------------------------------------------------
5
CHARGES AND EXPENSES                                                        35
--------------------------------------------------------------------------------
Charges that Equitable Life deducts                                         35
Charges that EQ Advisors Trust deducts                                      37
Group or sponsored arrangements                                             37


--------------------------------------------------------------------------------
6
PAYMENT OF DEATH BENEFIT                                                    39
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     39
How death benefit payment is made                                           40
Beneficiary continuation option                                             40


--------------------------------------------------------------------------------
7
TAX INFORMATION                                                             42
--------------------------------------------------------------------------------
Overview                                                                    42
Buying a contract to fund a retirement arrangement                          42
Transfers among variable investment options                                 42
Taxation of nonqualified annuities                                          42
Individual retirement arrangements (IRAs)                                   44
Roth individual retirement annuities (Roth IRAs)                            52
Special rules for contracts funding qualified plans                         56
Tax-Sheltered Annuity contracts (TSAs)                                      56
Federal and state income tax withholding and information reporting          60
Impact of taxes to Equitable Life                                           62


--------------------------------------------------------------------------------
8
MORE INFORMATION                                                            63
--------------------------------------------------------------------------------
About our Separate Account No. 45                                           63
About EQ Advisors Trust                                                     63
About the general account                                                   64
About other methods of payment                                              64
Dates and prices at which contract events occur                             64
About your voting rights                                                    65
About legal proceedings                                                     65
About our independent accountants                                           65
Financial statements                                                        66
Transfers of ownership, collateral assignments, loans, and borrowing        66
Distribution of the contracts                                               66


--------------------------------------------------------------------------------
9
INVESTMENT PERFORMANCE                                                      67
--------------------------------------------------------------------------------
Communicating performance data                                              70


--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Guaranteed minimum death benefit example                            C-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

Index of key words and phrases

-----
4
--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.



                                                    PAGE
TERM                                       IN PROSPECTUS
account value                                         26
annuitant                                             16
annuity payout options                                32
beneficiary                                           39
business day                                          64
cash value                                            26
conduit IRA                                           49
contract date                                          9
contract date anniversary                              9
contract year                                          9
contributions to Roth IRAs                            52
conversion contributions                              53
contributions to traditional IRAs                     46
credit                                                23
disruptive transfer activity                          27
EQAccess                                               6
guaranteed minimum death benefit                      23
IRA                                                cover
IRS                                                   42
market timing                                         27
NQ                                                 cover
participant                                           19
portfolio                                          cover
processing office                                      6
QP                                                 cover
recharacterizations                                   49
Required Beginning Date                               50
Rollover IRA                                       cover
Rollover TSA                                       cover
rollovers and direct transfers                        52
rollovers and transfers                               47
Roth IRA                                              52
Roth Conversion IRA                                cover
SAI                                                cover
SEC                                                cover
TOPS                                                   6
TSA                                                cover
traditional IRA                                       46
unit                                                  27
variable investment options                           19


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.


 -------------------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
 -------------------------------------------------------------------------------
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  unit                          Accumulation Unit
 -------------------------------------------------------------------------------

Who is Equitable Life?

-----
5
--------------------------------------------------------------------------------


We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $483.1 billion in assets as of December 31, 2000. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

----
6
--------------------------------------------------------------------------------


HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator Plus
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator Plus
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator Plus
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Equitable Accumulator Plus
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and


o annual statement of your contract values as of the close of the contract year.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS")
AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;


o your current allocation percentages;


o the number of units you have in the variable investment options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options;


o change your TOPS personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our Web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are

-----
7
--------------------------------------------------------------------------------


genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you are engaged in disruptive transfer activity, such as "market timing" (see "Disruptive Transfer Activity" in "Transferring your money among investment options").


--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(2)  election of the automatic investment program;

(3)  election of the rebalancing program;

(4)  requests for loans under Rollover TSA contracts;

(5)  spousal consent for loans under Rollover TSA contracts;

(6)  tax withholding elections;

(7)  election of the beneficiary continuation option;

(8)  IRA contribution recharacterizations;

(9)  certain section 1035 exchanges; and

(10) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;


(3) transfers between variable investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) dollar cost averaging;

(3) rebalancing;


(4) substantially equal withdrawals;

(5) systematic withdrawals; and


(6) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:


The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.

Equitable Accumulator Plus at a glance -- key features

-----
8
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT   Equitable Accumulator Plus' variable investment options invest in different portfolios
MANAGEMENT                managed by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES            o On earnings inside the    No tax until you make withdrawals from your contract or receive
                            contract                  annuity payments.
                          ----------------------------------------------------------------------------------------------------------
                          o On transfers inside the   No tax on transfers among variable investment options.
                          contract
                          ----------------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax
                          Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax Information", below).
------------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS      o Initial minimum:          $10,000

                          o Additional minimum:       $1,000
                                                      $100 monthly and $300 quarterly under our automatic
                                                      investment program (NQ contracts)
                          ----------------------------------------------------------------------------------------------------------
                          Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------------
CREDIT                    We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of the credit is equal to 4% of each contribution. The credit is subject to recovery by us in certain limited circumstances.
------------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      o Lump sum withdrawals
                          o Several withdrawal options on a periodic basis
                          o Loans under Rollover TSA contracts
                          o Contract surrender
                          You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                          You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS            o Fixed annuity payout options
                          o Variable Immediate Annuity payout options
                          o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------

-----
9
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Guaranteed minimum death benefit
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home
                       o "Protection Plus," an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative, and distribution charges at a current annual rate of 1.60% (1.70% maximum).
                       o Annual 0.20% Protection Plus charge for this optional death benefit.
                       o No sales charge deducted at the time you make contributions and no annual contract fee.
                       o During the first nine contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15% amount available. The charge is 8% in each of the first two contract years following a contribution. It declines by 1% each year beginning in the third contract year to 1% in the ninth contract year. There is no withdrawal charge in the tenth and later contract years following a contribution.

                         -----------------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                         -----------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate Annuity payout options.
                       o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to
                         1.15% annually, 12b-1 fees of 0.25% annually, and other expenses.
------------------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-80
                       Rollover IRA, Roth Conversion IRA, Rollover TSA: 20-78
                       QP: 20-70
------------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

-----
10
--------------------------------------------------------------------------------

OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your financial professional can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table


-----
11
--------------------------------------------------------------------

The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.




--------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                           1.10%*
Administrative                                                           0.25% current (0.35% maximum)
Distribution                                                             0.25%
                                                                         ------
Total annual expenses                                                    1.60% current (1.70% maximum)

--------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------------------------------------

Withdrawal charge as a percentage of contributions* (deducted if you      Contract year
surrender your contract or make certain withdrawals. The withdrawal       1 ................... 8.00%
charge percentage we use is determined by the contract year in which      2 ................... 8.00%
you make the withdrawal or surrender your contract. For each              3 ................... 7.00%
contribution, we consider the contract year in which we receive that      4 ................... 6.00%
contribution to be "contract year 1")(2)                                  5 ................... 5.00%
                                                                          6 ................... 4.00%
                                                                          7 ................... 3.00%
                                                                          8 ................... 2.00%
                                                                          9 ................... 0.01%
                                                                         10+ .................. 0.00%
Charge if you elect a Variable Immediate Annuity payout option           $350
--------------------------------------------------------------------------------------------------------------
CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
--------------------------------------------------------------------------------------------------------------
PROTECTION PLUS BENEFIT CHARGE (calculated as a percentage of the
account value. Deducted annually on each contract date anniversary)      0.20%
--------------------------------------------------------------------------------------------------------------


* These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.

-----
12
--------------------------------------------------------------------------------



                                         EQ ADVISORS TRUST ANNUAL EXPENSES
                          (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)
---------------------------------------------------------------------------------------------------------------------
                                                                                                    NET TOTAL ANNUAL
                                                                                  OTHER EXPENSES    EXPENSES (AFTER
                                                   MANAGEMENT                     (AFTER EXPENSE        EXPENSE
                                                    FEES(3)      12B-1 FEES(4)    LIMITATION)(5)    LIMITATION)(6)
---------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                                 0.60%           0.25%              0.07%             0.92%
EQ/Alliance Common Stock                            0.46%           0.25%              0.05%             0.76%
EQ/Alliance Global                                  0.72%           0.25%              0.09%             1.06%
EQ/Alliance Growth and Income                       0.58%           0.25%              0.05%             0.88%
EQ/Alliance Growth Investors                        0.56%           0.25%              0.06%             0.87%
EQ/Alliance High Yield                              0.60%           0.25%              0.07%             0.92%
EQ/Alliance Intermediate Government Securities      0.50%           0.25%              0.08%             0.83%
EQ/Alliance International                           0.85%           0.25%              0.29%             1.39%
EQ/Alliance Money Market                            0.34%           0.25%              0.06%             0.65%
EQ/Alliance Premier Growth                          0.89%           0.25%              0.01%             1.15%
EQ/Alliance Small Cap Growth                        0.75%           0.25%              0.06%             1.06%
EQ/Alliance Technology                              0.90%           0.25%              0.00%             1.15%
EQ/AXP New Dimensions                               0.65%           0.25%              0.05%             0.95%
EQ/AXP Strategy Aggressive                          0.70%           0.25%              0.05%             1.00%
EQ/Balanced                                         0.57%           0.25%              0.08%             0.90%
EQ/Bernstein Diversified Value                      0.65%           0.25%              0.05%             0.95%
EQ/Capital Guardian Research                        0.65%           0.25%              0.05%             0.95%
EQ/Capital Guardian U.S. Equity                     0.65%           0.25%              0.05%             0.95%
EQ/Equity 500 Index                                 0.25%           0.25%              0.06%             0.56%
EQ/Evergreen Omega                                  0.65%           0.25%              0.05%             0.95%
EQ/FI Mid Cap                                       0.70%           0.25%              0.05%             1.00%
EQ/FI Small/Mid Cap Value                           0.75%           0.25%              0.10%             1.10%
EQ/International Equity Index                       0.35%           0.25%              0.50%             1.10%
EQ/Janus Large Cap Growth                           0.90%           0.25%              0.00%             1.15%
EQ/Mercury Basic Value Equity                       0.60%           0.25%              0.10%             0.95%
EQ/MFS Emerging Growth Companies                    0.62%           0.25%              0.10%             0.97%
EQ/MFS Investors Trust                              0.60%           0.25%              0.10%             0.95%
EQ/MFS Research                                     0.65%           0.25%              0.05%             0.95%
EQ/Morgan Stanley Emerging Markets Equity           1.15%           0.25%              0.40%             1.80%
EQ/Putnam Growth & Income Value                     0.60%           0.25%              0.10%             0.95%
EQ/Small Company Index                              0.25%           0.25%              0.35%             0.85%
EQ/T. Rowe Price International Stock                0.85%           0.25%              0.15%             1.25%


Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.
(3) The management fees shown reflect revised management fees, effective May 1, 2000, which were approved by shareholders. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.
(4) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.
(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Alliance Technology portfolio on May 1, 2000, "Other Expenses" shown have been annualized. Initial seed capital was invested for the EQ/Janus Large Cap Growth, EQ/FI Mid Cap, EQ/AXP New Dimensions and EQ/AXP Strategy Aggressive Portfolios on September 1, 2000. Thus, "Other Expenses" shown are estimated. See footnote (6) for any expense limitation agreement information.

-----
13
--------------------------------------------------------------------------------


(6) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain Portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." The amounts shown for the EQ/International Equity Index and EQ/Small Company Index portfolios reflect a .10% decrease in the portfolios' expense waiver. The amounts shown for the EQ/Morgan Stanley Emerging Markets Portfolio, reflect a .05% decrease in the portfolio's expense waiver. These decreases in the expense waivers were effective on May 1, 2001. Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached a sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for EQ Advisors Trust. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect.

--------------------------------------------------------     --------------------------------------------------------
                                        OTHER EXPENSES                                               OTHER EXPENSES
                                        (BEFORE ANY FEE                                              (BEFORE ANY FEE
                                        WAIVERS AND/OR                                               WAIVERS AND/OR
                                            EXPENSE                                                      EXPENSE
PORTFOLIO NAME                          REIMBURSEMENTS)      PORTFOLIO NAME                          REIMBURSEMENTS)
--------------------------------------------------------     --------------------------------------------------------
                                                             EQ/International Equity Index                0.50%
EQ/Alliance Premier Growth                   0.05%           EQ/Janus Large Cap Growth                    0.22%
EQ/Alliance Technology                       0.06%           EQ/Mercury Basic Value Equity                0.10%
EQ/AXP New Dimensions                        1.23%           EQ/MFS Investors Trust                       0.13%
EQ/AXP Strategy Aggressive                   0.57%           EQ/MFS Research                              0.07%
EQ/Balanced                                  0.08%           EQ/Morgan Stanley Emerging
EQ/Bernstein Diversified Value               0.15%            Markets Equity                              0.52%
EQ/Capital Guardian Research                 0.16%           EQ/Putnam Growth & Income Value              0.12%
EQ/Capital Guardian U.S. Equity              0.11%           EQ/Small Company Index                       0.43%
EQ/Evergreen Omega                           0.83%           EQ/T. Rowe Price International Stock         0.24%
EQ/FI Mid Cap                                0.27%           --------------------------------------------------------
EQ/FI Small/Mid Cap Value                    0.19%
--------------------------------------------------------

-----
14
--------------------------------------------------------------------------------

EXAMPLES

The examples below show the expenses that a hypothetical contract owner (who has elected Protection Plus) would pay in the situation illustrated. We assume that a $1,000 contribution plus a $40 credit (which may be subject to recovery) is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1)

The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each Portfolio of EQ Advisors Trust in the table, above, for the entire one, three, five and ten year periods included in the examples. The charges used in the examples are the maximum charges rather than the lower current charges.

The examples should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.




--------------------------------------------------------------------------------------------
                                            IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                             EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                            ------------------------------------------------
                                             1 YEAR      3 YEARS      5 YEARS      10 YEARS
--------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         $ 110.79     $ 164.28     $ 210.38     $ 337.79
EQ/Alliance Common Stock                    $ 109.05     $ 159.08     $ 201.79     $ 321.09
EQ/Alliance Global                          $ 112.32     $ 168.82     $ 217.85     $ 352.19
EQ/Alliance Growth and Income               $ 110.36     $ 162.98     $ 208.24     $ 333.64
EQ/Alliance Growth Investors                $ 110.25     $ 162.66     $ 207.70     $ 332.60
EQ/Alliance High Yield                      $ 110.79     $ 164.28     $ 210.38     $ 337.79
EQ/Alliance Intermediate Government
 Securities                                 $ 109.81     $ 161.36     $ 205.56     $ 328.43
EQ/Alliance International                   $ 115.93     $ 179.45     $ 235.27     $ 385.31
EQ/Alliance Money Market                    $ 107.85     $ 155.49     $ 195.85     $ 309.44
EQ/Alliance Premier Growth                  $ 113.31     $ 171.72     $ 222.63     $ 361.33
EQ/Alliance Small Cap Growth                $ 112.32     $ 168.82     $ 217.85     $ 352.19
EQ/Alliance Technology                      $ 113.31     $ 171.72     $ 222.63     $ 361.33
EQ/AXP New Dimensions                       $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/AXP Strategy Aggressive                  $ 111.67     $ 166.87     $ 214.65     $ 346.04
EQ/Balanced                                 $ 110.58     $ 163.63     $ 209.31     $ 335.72
EQ/Bernstein Diversified Value              $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Capital Guardian Research                $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Capital Guardian U.S. Equity             $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Equity 500 Index                         $ 106.86     $ 152.55     $ 190.97     $ 299.81
EQ/Evergreen Omega                          $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/FI Mid Cap                               $ 111.67     $ 166.87     $ 214.65     $ 346.04
EQ/FI Small/Mid Cap Value                   $ 112.76     $ 170.11     $ 219.97     $ 356.26
EQ/International Equity Index               $ 112.76     $ 170.11     $ 219.97     $ 356.26
EQ/Janus Large Cap Growth                   $ 113.31     $ 171.72     $ 222.63     $ 361.33
EQ/Mercury Basic Value Equity               $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/MFS Emerging Growth Companies            $ 111.34     $ 165.90     $ 213.05     $ 342.96
EQ/MFS Investors Trust                      $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/MFS Research                             $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Morgan Stanley Emerging Markets Equity   $ 120.40     $ 192.57     $ 256.58     $ 424.93
EQ/Putnam Growth & Income Value             $ 111.12     $ 165.25     $ 211.98     $ 340.89
--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
                                            IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE
                                               END OF EACH PERIOD SHOWN, THE EXPENSES
                                                             WOULD BE:
                                            ------------------------------------------------
                                              1 YEAR     3 YEARS     5 YEARS      10 YEARS
--------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         $ 30.79     $  94.28   $ 160.38     $ 337.79
EQ/Alliance Common Stock                    $ 29.05     $  89.08   $ 151.79     $ 321.09
EQ/Alliance Global                          $ 32.32     $  98.82   $ 167.85     $ 352.19
EQ/Alliance Growth and Income               $ 30.36     $  92.98   $ 158.24     $ 333.64
EQ/Alliance Growth Investors                $ 30.25     $  92.66   $ 157.70     $ 332.60
EQ/Alliance High Yield                      $ 30.79     $  94.28   $ 160.38     $ 337.79
EQ/Alliance Intermediate Government
 Securities                                 $ 29.81     $  91.36   $ 155.56     $ 328.43
EQ/Alliance International                   $ 35.93     $ 109.45   $ 185.27     $ 385.31
EQ/Alliance Money Market                    $ 27.85     $  85.49   $ 145.85     $ 309.44
EQ/Alliance Premier Growth                  $ 33.31     $ 101.72   $ 172.63     $ 361.33
EQ/Alliance Small Cap Growth                $ 32.32     $  98.82   $ 167.85     $ 352.19
EQ/Alliance Technology                      $ 33.31     $ 101.72   $ 172.63     $ 361.33
EQ/AXP New Dimensions                       $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/AXP Strategy Aggressive                  $ 31.67     $  96.87   $ 164.65     $ 346.04
EQ/Balanced                                 $ 30.58     $  93.63   $ 159.31     $ 335.72
EQ/Bernstein Diversified Value              $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Capital Guardian Research                $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Capital Guardian U.S. Equity             $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Equity 500 Index                         $ 26.86     $  82.55   $ 140.97     $ 299.81
EQ/Evergreen Omega                          $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/FI Mid Cap                               $ 31.67     $  96.87   $ 164.65     $ 346.04
EQ/FI Small/Mid Cap Value                   $ 32.76     $ 100.11   $ 169.97     $ 356.26
EQ/International Equity Index               $ 32.76     $ 100.11   $ 169.97     $ 356.26
EQ/Janus Large Cap Growth                   $ 33.31     $ 101.72   $ 172.63     $ 361.33
EQ/Mercury Basic Value Equity               $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/MFS Emerging Growth Companies            $ 31.34     $  95.90   $ 163.05     $ 342.96
EQ/MFS Investors Trust                      $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/MFS Research                             $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Morgan Stanley Emerging Markets Equity   $ 40.40     $ 122.57   $ 206.58     $ 424.93
EQ/Putnam Growth & Income Value             $ 31.12     $  95.25   $ 161.98     $ 340.89
--------------------------------------------------------------------------------------------

-----
15
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
                                       IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                        EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                       --------------------------------------------------
                                        1 YEAR      3 YEARS      5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------
EQ/Small Company Index                 $ 110.03     $ 162.01     $ 206.63     $ 330.52
EQ/T. Rowe Price International Stock   $ 114.40     $ 174.95     $ 227.91     $ 371.40
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
                                       IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE
                                          END OF EACH PERIOD SHOWN, THE EXPENSES
                                                        WOULD BE:
                                       --------------------------------------------------
                                        1 YEAR     3 YEARS     5 YEARS      10 YEARS
-----------------------------------------------------------------------------------------
EQ/Small Company Index                 $ 30.03     $  92.01   $ 156.63     $ 330.52
EQ/T. Rowe Price International Stock   $ 34.40     $ 104.95   $ 177.91     $ 371.40
-----------------------------------------------------------------------------------------


(1) The amount accumulated from the $1,000 contribution plus the $40 credit could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the examples for "if you do not surrender your contract" would, in each case, be increased by $608 based on the average amount applied to annuity payout options in 2000. See "Annuity administrative fee" in "Charges and expenses."



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2000.

1
Contract features and benefits


-----
16
--------------------------------------------------------------------------------


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
              AVAILABLE
CONTRACT      FOR ANNUITANT                                   LIMITATIONS ON
TYPE          ISSUE AGES       SOURCE OF CONTRIBUTIONS        CONTRIBUTIONS
-----------------------------------------------------------------------------------------------
NQ             0 through 80    o After-tax money.             o No additional contributions
                                                                after age 81.
                               o Paid to us by check or
                                 transfer of contract value
                                 in a tax-deferred exchange
                                 under Section 1035 of the
                                 Internal Revenue Code.
-----------------------------------------------------------------------------------------------
Rollover IRA   20 through 78   o Rollovers from a qualified   o No contributions after age 79.
                                 plan.                        o Contributions after age 70-1/2
                               o Rollovers from a               must be net of required minimum
                                 Tax-Sheltered Annuity          distributions.
                                 contract or other 403(b)     o Although we accept regular IRA
                                 arrangement.                   contributions (limited to
                               o Rollovers from another         $2,000 per year) under Rollover
                                 traditional individual         IRA contracts, we intend that
                                 retirement arrangement.        this contract be used primarily
                               o Direct custodian-              for rollover and direct
                                 to-custodian transfers         transfer contributions.
                                 from another traditional       Please refer to "Withdrawals,
                                 individual retirement          payments and transfers of funds
                                 arrangement.                   out of traditional IRAs" in
                               o Regular IRA contributions.     "Tax Information" for a
                                                                discussion of conduit IRAs.
-----------------------------------------------------------------------------------------------

-----
17
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
               AVAILABLE
CONTRACT       FOR ANNUITANT                                  LIMITATIONS ON
TYPE           ISSUE AGES       SOURCE OF CONTRIBUTIONS       CONTRIBUTIONS
-----------------------------------------------------------------------------------------------
Roth           20 through 78   o Rollovers from another       o No contributions after age 79.
Conversion IRA                   Roth IRA.
                                                              o Conversion rollovers after age
                               o Conversion rollovers from      70-1/2 must be net of required
                                 a traditional IRA.             minimum distributions for the
                                                                traditional IRA you are rolling
                               o Direct transfers from          over.
                                 another Roth IRA.
                                                              o You cannot roll over funds from
                                                                a traditional IRA if your
                                                                adjusted gross income is
                                                                $100,000 or more.

                                                              o Regular contributions are not
                                                                permitted.

                                                              o Only rollover and direct
                                                                transfer contributions are
                                                                permitted.





-----------------------------------------------------------------------------------------------
Rollover TSA   20 through 78   o Rollovers from another TSA   o Additional rollover or direct
                                 contract or other 403(b)       transfer contributions may be
                                 arrangement.                   made up to age 79.

                               o Rollovers from a             o Contributions after age 70-1/2
                                 traditional IRA which was      must be net of required minimum
                                 a "conduit" for TSA funds      distributions.
                                 previously rolled over.
                                                              o Employer-remitted contributions
                               o Direct transfer from           are not permitted.
                                 another contract or
                                 arrangement, complying
                                 with IRS Revenue Ruling
                                 90-24.

This contract may not be available in your state.
-----------------------------------------------------------------------------------------------

-----
18
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
               AVAILABLE
CONTRACT       FOR ANNUITANT                                  LIMITATIONS ON
TYPE           ISSUE AGES       SOURCE OF CONTRIBUTIONS       CONTRIBUTIONS
-----------------------------------------------------------------------------------------------
QP             20 through 70   o Only transfer                o Regular ongoing payroll
                                 contributions from an          contributions are not
                                 existing qualified plan        permitted.
                                 trust as a change of
                                 investment vehicle under     o Only one additional transfer
                                 the plan.                      contribution may be made during
                                                                a contract year.
                               o The plan must be qualified
                                 under Section 401(a) of      o No additional transfer
                                 the Internal Revenue Code.     contributions after age 71.

                               o For 401(k) plans,            o For defined benefit plans,
                                 transferred contributions      employee contributions are not
                                 may only include employee      permitted.
                                 pre-tax contributions.

Please refer to Appendix II for a discussion of purchase considerations of QP contracts.
-----------------------------------------------------------------------------------------------


See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

-----
19
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.


--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


Additional contributions may also be made under our automatic investment program. This method of payment is discussed in detail in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR VARIABLE INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options.
--------------------------------------------------------------------------------

-----
20
--------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST

You should note that some EQ Advisors Trust portfolios have objectives and strategies that are substantially similar to those of certain retail funds; they may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

--------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                    OBJECTIVE                                  ADVISER
--------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock               Long-term growth of capital                Alliance Capital Management L.P.,
                                                                             Marsico Capital Management, LLC,
                                                                             MFS Investment Management
                                                                             Provident Investment Counsel, Inc.
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock          Long-term growth of capital and            Alliance Capital Management L.P
                                  increasing
                                  income
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                Long-term growth of capital                Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income     High total return through investments      Alliance Capital Management L.P.
                                  primarily in dividend paying stocks
                                  of good quality, although the
                                  portfolio also may invest in
                                  fixed-income and convertible
                                  securities
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors      Highest total return consistent with       Alliance Capital Management L.P.
                                  the adviser's determination of
                                  reasonable risk
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield            High total return through a                Alliance Capital Management L.P.
                                  combination of current income and
                                  capital appreciation by investing
                                  generally in high yield securities
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate          High current income consistent with        Alliance Capital Management L.P.
 Government Securities            relative stability of principal
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance International         Long-term growth of capital                Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market          High level of current income,
                                  preserve its assets
                                  and maintain liquidity
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth        Long-term growth of capital                Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth      Long-term growth of capital                Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology            Long-term growth of capital                Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------
EQ/AXP New Dimensions             Long-term growth of capital                American Express Financial Corporation
--------------------------------------------------------------------------------------------------------------------
EQ/AXP Strategy Aggressive        Long-term growth of capital                American Express Financial Corporation
--------------------------------------------------------------------------------------------------------------------

-----
21
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)

--------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                    OBJECTIVE                                  ADVISER
--------------------------------------------------------------------------------------------------------------------
EQ/Balanced                       High return through both appreciation     Alliance Capital Management L.P
                                  of capital and current income             Capital Guardian Trust Company
                                                                            Prudential Investments Fund
                                                                            Management LLC
                                                                            Jennison Associates LLC
--------------------------------------------------------------------------------------------------------------------
EQ/Bernstein                      Capital appreciation                      Alliance Capital Management L.P.,
Diversified Value                                                           through its Bernstein Investment
                                                                            Research and Management Unit
--------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian               Long-term growth of capital               Capital Guardian Trust Company
Research
--------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian               Long-term growth of capital               Capital Guardian Trust Company
U.S. Equity
--------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index               Total return before expenses that         Alliance Capital Management L.P.
                                  approximates the total return
                                  performance of the S&P 500 Index,
                                  including reinvestment of dividends,
                                  at a risk level consistent with that
                                  of the Standard & Poor's 500 Stock
                                  Index
--------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                Long-term capital growth                  Evergreen Investment Management
                                                                            Company, LLC
--------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                     Long-term growth of capital               Fidelity Management & Research
                                                                            Company
--------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap               Long-term capital appreciation            Fidelity Management & Research
Value                                                                       Company
--------------------------------------------------------------------------------------------------------------------
EQ/International Equity           Replicate as closely as possible          Deutsche Asset Management, Inc.
Index                             (before deduction of portfolio
                                  expenses) the total return of the
                                  Morgan Stanley Capital International
                                  Europe, Australia, Far East Index
--------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap                Long-term growth in a manner that is      Janus Capital Corporation
Growth                            consistent with preservation of
                                  capital
--------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value            Capital appreciation and secondarily,     Mercury Advisors
Equity                            income
--------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth            Long-term capital growth                  MFS Investment Management
Companies
--------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust            Long-term growth of capital with a        MFS Investment Management
                                  secondary objective to seek
                                  reasonable current income
--------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                   Long-term growth of capital and           MFS Investment Management
                                  future income
--------------------------------------------------------------------------------------------------------------------

-----
22
--------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)

--------------------------------------------------------------------------------------------------------------------
PORTFOLIO NAME                    OBJECTIVE                                  ADVISER
--------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging       Long-term capital appreciation            Morgan Stanley Asset Management
 Markets Equity
--------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth &               Capital growth, current income is a       Putnam Investment Management, LLC
Income Value                     secondary objective
--------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index           Replicate as closely as possible          Deutsche Asset Management, Inc.
                                 (before deduction of portfolio
                                 expenses) the total return of the
                                 Russell 2000 Index
--------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price                 Long-term growth of capital               T. Rowe Price International, Inc.
International Stock
--------------------------------------------------------------------------------------------------------------------


Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

-----
23
--------------------------------------------------------------------------------

ALLOCATING YOUR CONTRIBUTIONS

You may allocate your contributions to one or more, or all, of the variable investment options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. Once contributions are allocated to the variable investment options they become part of your account value. We discuss account value in "Determining your contract's value."


CREDITS


A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same variable investment options based on the same percentages used to allocate your contributions.

We will recover the amount of the credit if you exercise your right to cancel the contract. See "Your right to cancel within a certain number of days," below. Also, if you start receiving annuity payments within three years of making any additional contribution, we will recover the amount of the credit that applies to that contribution.

We do not consider credits to be contributions for purposes of any discussion in this prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "charges and expenses" below. Under certain circumstances, the charge associated with the credit may exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.



GUARANTEED MINIMUM DEATH BENEFIT

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 78 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.

You may elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.


5% ROLL UP TO AGE 80. On the contract date, the guaranteed minimum death benefit is equal to your initial contribution plus the credit. Thereafter, the guaranteed minimum death benefit will be credited with interest each day through the annuitant's age 80. The effective annual interest rate is 5% except for amounts invested in the EQ/Alliance Money Market option and EQ/Alliance Intermediate Government Securities option and amounts in the loan reserve account (applicable to Rollover TSA contracts only). Amounts in the EQ/Alliance Money Market option, EQ/Alliance Intermediate Government Securities option and the loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after the annuitant is age 80.


If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the additional contribution plus the amount of the credit on the date the contribution is allocated to your variable investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit for the withdrawal on the date you take the withdrawal.

The 5% roll up to age 80 guaranteed minimum death benefit is not available in New York.

ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution plus the credit. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions,

-----
24
--------------------------------------------------------------------------------

we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution plus the amount of the credit on the date the contribution is allocated to your variable investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR AN ANNUITANT THAT IS AGE 80 AT ISSUE.


On the contract date, your guaranteed minimum death benefit equals your initial contribution plus the credit. Thereafter, it will be increased by the dollar amount of any additional contributions plus the credit. We will adjust your guaranteed minimum death benefit if you take any withdrawals.

          -------------------------------------

Please see "How withdrawals affect your guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix III for an example of how we calculate the guaranteed minimum death benefit.


PROTECTION PLUS

Subject to state availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. Although we do not offer the Protection Plus feature for any contract other than nonqualified as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts. See the appropriate part of "Tax information" for the potential tax consequences of electing to purchase the Protection Plus feature in either an NQ or an IRA contract.

If the annuitant is 69 or younger when we issue your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:
the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o the total net contributions or

o the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies:
(i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges). Credit amounts are not included in "net contributions." Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is between the ages of 70 and 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be: the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

-----
25
--------------------------------------------------------------------------------

Increased by:

25% of the lesser of:

o the total net contributions (as described above) or


o the death benefit (as described above) less total net contributions

Protection Plus must be elected when the contract is first issued: neither the owner nor the Successor/Owner Annuitant can add it subsequently.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect any investment gain or loss in the variable investment options that also reflect the daily charges we deduct through the date we receive your contract. Please note that you will forfeit the credit by exercising this right of cancellation. Some states require that we refund the full amount of your contribution (not reflecting any investment gain or loss). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.

2
Determining your contract's value


-----
26
--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value you have in the variable investment options and in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed in "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) any applicable withdrawal charges; and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect a transfer out of a variable investment option; or

(iv) decreased to reflect your loan amount to the loan reserve account under a Rollover TSA contract.


Also, when we deduct the Protection Plus benefit charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

3
Transferring your money among the variable investment options



-----
27
--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options.


You may request a transfer in writing or by telephone using TOPS. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.


We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator Plus contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.



DOLLAR COST AVERAGING YOUR ACCOUNT VALUE


Dollar cost averaging allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have

-----
28
--------------------------------------------------------------------------------

elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

You may not elect dollar cost averaging if you are participating in the rebalancing program.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional or other financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.


You may not elect the rebalancing program if you are participating in the dollar cost averaging program.

4
Accessing your money


-----
29
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."





--------------------------------------------------------------------------------
                                      METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                                      LIFETIME
                                                                     REQUIRED
                                                  SUBSTANTIALLY      MINIMUM
    CONTRACT        LUMP SUM      SYSTEMATIC          EQUAL         DISTRIBUTION
--------------------------------------------------------------------------------
NQ                    Yes            Yes               No                No
--------------------------------------------------------------------------------
Rollover
  IRA                 Yes            Yes               Yes              Yes
--------------------------------------------------------------------------------
Roth
  Conversion
  IRA                 Yes            Yes               Yes               No
--------------------------------------------------------------------------------
Rollover
  TSA*                Yes            Yes               No               Yes
--------------------------------------------------------------------------------
QP                    Yes             No               No               Yes
--------------------------------------------------------------------------------


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information."


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Lump sum withdrawals in excess of the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses") may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA, and Roth Conversion IRA contracts only)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).


You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.

-----
30
--------------------------------------------------------------------------------

SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals based on the method you choose from the choices we offer. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals are not subject to a withdrawal charge.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS

(Rollover IRA, Rollover TSA and QP contracts only -- See "Tax information")


We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax information" for your specific type of retirement arrangement.


We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA, Rollover TSA and QP contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed minimum death benefit on either a dollar-for-dollar basis or on a pro rata basis as explained below:


5% roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your current guaranteed minimum death benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a

-----
31
--------------------------------------------------------------------------------


contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your current guaranteed minimum death benefit on a pro rata basis.

The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum death benefit.


Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

Annuitant issue age 80 -- If your contract was issued when the annuitant was age 80, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.


          -------------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x
 .40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).



LOANS UNDER ROLLOVER TSA CONTRACTS


You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" below, for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount if $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin;

(2) the date the contract terminates; and


(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).


Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


LOAN RESERVE ACCOUNT

On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify

-----
32
--------------------------------------------------------------------------------

otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator Plus offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.


----------------------------------------------------------
Fixed annuity payout options     Life annuity
                                 Life annuity with period
                                   certain
                                 Life annuity with refund
                                   certain
                                 Period certain annuity
----------------------------------------------------------
Variable Immediate Annuity       Life annuity (not
   payout options                  available in New York)
                                 Life annuity with period
                                   certain
----------------------------------------------------------
Income Manager payout            Life annuity with period
   options                         certain
                                 Period certain annuity
----------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity

-----
33
--------------------------------------------------------------------------------

   with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTION

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your financial professional. Income Manager payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator.

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

You may choose to apply only part of the account value of your Equitable Accumulator Plus contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator Plus and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information."

-----
34
--------------------------------------------------------------------------------

Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult your tax adviser.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator Plus is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.


For the Income Manager payout options, no withdrawal charge is imposed under the Equitable Accumulator Plus. If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator Plus is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. For this purpose, the year in which your account value is applied to the payout option will be "contract year 1."



SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin unless you are applying only some of your account value to an income manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than five years from the contract date. Except with respect to the Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

If you elect to start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit that applies to that contribution.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Charges and expenses


-----
35
--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


o A charge for Protection Plus, if you elect this optional benefit.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits." We expect to make a profit from this charge.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits." We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

-----
36
--------------------------------------------------------------------------------

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:




                                          CONTRACT YEAR
                    1       2       3       4       5       6       7       8       9      10+
Percentage of
 contribution     8%      8%      7%      6%      5%      4%      3%      2%      1%      0%



For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.


15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.


DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME.

The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:


      -- its main function is to provide skilled, intermediate, or custodial nursing care;

      -- it provides continuous room and board to three or more persons;

      -- it is supervised by a registered nurse or licensed practical nurse;

      -- it keeps daily medical records of each patient;

      -- it controls and records all medications dispensed; and

      -- its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) and
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

-----
37
--------------------------------------------------------------------------------


PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options on a pro rata basis.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE


We deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity payout option.



CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:


o Management fees ranging from 0.25% to 1.15%.

o 12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others

-----
38
--------------------------------------------------------------------------------

purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

6
Payment of death benefit


-----
39
--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.


The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. Under Rollover TSA contracts, we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and IRA contracts.


For IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

-----
40
--------------------------------------------------------------------------------

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of the annuitant's death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death such death benefit is greater than the account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Therefore, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).


BENEFICIARY CONTINUATION OPTION


Upon your death, under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within 60 days following the date we receive proof of your death and before any other inconsistent election is made. We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, to equal the guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. Except as noted in the next sentence, the beneficiary continuation option is available if we have received regulatory clearance in your state. For Rollover IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Please contact our processing office for further information.


Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The death benefit (including the guaranteed minimum death benefit) provision will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be at least $300.


o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person named by the beneficiary, when we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment.

-----
41
--------------------------------------------------------------------------------


For traditional IRA contracts only, if you die AFTER the "Required Beginning Date" for lifetime required minimum distributions (see "Tax information"), the contract will continue if:


(a) You were receiving minimum distribution withdrawals from this contract; and


(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.


The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before you death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information. See the "Required minimum distributions" discussion under "IRAs" in "Tax information" below.

For all Roth IRAs and for traditional IRAs where you die before the Required Beginning Date, the beneficiary may choose one of the following two beneficiary continuation options.


1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may choose to delay beginning the minimum distributions until the December 31st of the calendar year in which you would have turned age 70-1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
Tax information


-----
42
--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Plus contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.


BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specified sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the extra credit on each contribution, choice of death benefits, selection of investment funds and choices of pay-out options that are available in Accumulator Plus, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II for a discussion of QP contracts.



TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS

You can make transfers among variable investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

-----
43
--------------------------------------------------------------------------------

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.



ANNUITY PAYMENTS


Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

PROTECTION PLUS RIDER

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. IN SUCH A CASE, THE CHARGES FOR THE PROTECTION PLUS RIDER COULD BE TREATED FOR FEDERAL INCOME TAX PURPOSES AS A PARTIAL WITHDRAWAL FROM THE CONTRACT. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator Plus NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator Plus NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.

-----
44
--------------------------------------------------------------------------------

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX


If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o on or after your death; or

o because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.



OTHER INFORMATION


The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the asset. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known, whether such guidelines, if in fact issued would have retroactive adverse effect on existing contracts. We cannot provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual

-----
45
--------------------------------------------------------------------------------



retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or, individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, first available in 1998, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.


You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).

Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form.


The Equitable Accumulator Plus traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Plus traditional and Roth IRA contracts.


PROTECTION PLUS FEATURE

Although we do not offer the Protection Plus feature for any contract other than NQ as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts, subject to state availability. THE IRS APPROVAL OF THE ACCUMULATOR CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We are filing a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER

-----
46
--------------------------------------------------------------------------------



PURCHASING AN ACCUMULATOR IRA OR ACCUMULATOR ROTH IRA WITH THE OPTIONAL PROTECTION PLUS FEATURE.



CANCELLATION

You can cancel an Equitable Accumulator Plus IRA contract by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Plus Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Plus Rollover IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your financial professional. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)


CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o regular contributions out of earned income or compensation.

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT range, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER

-----
47
--------------------------------------------------------------------------------

FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $33,000 and $43,000 in 2001. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $53,000 and $63,000 in 2001. This range will increase every year until 2007 when the range is $80,000-$100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution in 2001, you determine AGI and subtract $33,000 if you are single, or $53,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)       times    $2,000 (or earned    Equals   the adjusted
---------------------
    divided by $10,000       x        income, if less)       =     deductible
                                                                   contribution
                                                                   limit


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
  and

o other traditional IRAs.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.



ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o Do it yourself

  You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your

-----
48
--------------------------------------------------------------------------------

  qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover

  You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70-1/2 or separation from service;
  or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court- ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o regular contributions to a traditional IRA made after you reach age 70-1/2;
  or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from a qualified retirement plan to a traditional IRA;

-----
49
--------------------------------------------------------------------------------

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

  o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

  o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to certain distributions from qualified plans.

-----
50
--------------------------------------------------------------------------------


REQUIRED MINIMUM DISTRIBUTIONS

--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit IRA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions

--------------------------------------------------------------------------------

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2 or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate selecting any other form of life annuity payout after you are age 70-1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer

-----
51
--------------------------------------------------------------------------------

do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70-1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2.


If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70-1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.



PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH


IRA death benefits are taxed the same as IRA distributions.



BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.


EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

-----
52
--------------------------------------------------------------------------------


o used to pay certain first-time home buyer expenses (special federal income tax definition); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.



ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)


This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Plus Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS


Individuals may make three different types of contributions to a Roth IRA:

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Since we only permit direct transfer and rollover contributions under the Equitable Accumulator Plus Roth Conversion IRA contract, we do not discuss regular after-tax contributions here. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o another Roth IRA ("tax-free rollover contribution"); or


o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA

-----
53
--------------------------------------------------------------------------------

issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth
IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when

-----
54
--------------------------------------------------------------------------------


calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA,

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.



WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.


DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax:


o Rollovers from a Roth IRA to another Roth IRA;

o Direct transfers from a Roth IRA to another Roth IRA;

o Qualified distributions from a Roth IRA; and


o Return of excess contributions or amounts recharacterized to a traditional
  IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o you reach age 59-1/2; or

o you die; or

o you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).


You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions.

-----
55
--------------------------------------------------------------------------------


(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

    (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

    (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2001 and the conversion contribution is made in 2002, the conversion contribution is treated as contributed prior to other conversion contributions made in 2002.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.


EXCESS CONTRIBUTIONS

Generally the same as traditional IRA.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

-----
56
--------------------------------------------------------------------------------

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.



SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL


This section covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

Generally, there are two types of funding vehicles available for 403(b) arrangements-- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.



CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to your Rollover TSA contract:

o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

If you make a direct transfer, you must fill out our transfer form.

EMPLOYER-REMITTED CONTRIBUTIONS. The Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits). Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

o termination of employment with the employer who provided the TSA funds; or

o reaching age 59-1/2 even if you are still employed; or

o disability (special federal income tax definition).

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator contract receiving the funds has provisions at least as restrictive as the source contract.

-----
57
--------------------------------------------------------------------------------

Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o you are or will be at least age 70-1/2 in the current calendar year, and

o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Rollover TSA.


This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA; or

o direct rollover from another TSA; or

o direct transfer under Revenue Ruling 90-24 from another TSA.


Further, under the minimum distribution rules we apply, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distribution from or with respect to the TSA from which you are making your contribution to the Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.



DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Rollover TSA; or

o you reach age 59-1/2; or

o you die; or

o you become disabled (special federal income tax definition); or

o you take a hardship withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to the amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering, you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occurs:

1. the requirements for minimum distribution (discussed under "Required mi nimum distributions" below and in the prospectus) are met; or

-----
58
--------------------------------------------------------------------------------


2.  death; or

3.  retirement; or

4. termination of employment in all Texas public institutions of higher education.

For you to make a withdrawal, we must receive a properly completed written acknowledgment from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contributions. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.

TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Death benefit distributions from a TSA generally receive the same tax treatment as distribution during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.


LOANS FROM TSAS

You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.


Loans are generally not treated as a taxable distribution. If the amount of the loan when made exceeds permissible limits under federal income tax rules, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.


TSA loans are subject to federal income tax limits and may also be subject to limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

-----
59
--------------------------------------------------------------------------------

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

   (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

   (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.


o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.


The amount borrowed and not repaid may be treated as a distribution if:

o the loan does not qualify under the conditions above;

o the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS


--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit TSA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.

--------------------------------------------------------------------------------
Generally the same as traditional IRA with these differences:


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distribution from their TSAs by a required date. Generally you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distribution is extended to April1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distribution to age 75 of the portion of their account value attributable to their December 31, 1986 TSA

-----
60
--------------------------------------------------------------------------------

    account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Rollover TSA on the form used to establish the TSA, you do not qualify.


SPOUSAL CONSENT RULES

This will only apply to you if you establish your Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distribution from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o on or after your death; or

o because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o if you are separated from service, any form of payout after you are age 55; or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

-----
61
--------------------------------------------------------------------------------


o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.



FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2001, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)


For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.


You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o any after-tax contributions you made to the plan; or

o any distributions which are required minimum distributions after age 70-1/2 or separation from service; or

o hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o corrective distributions that fit specified technical tax rules; or

-----
62
--------------------------------------------------------------------------------

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 45 for taxes. We do not now, but may in the future set up reserves for such taxes.

8
More information


-----
63
--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 45

Each variable investment option is a subaccount of our Separate Account No. 45. We established Separate Account No. 45 in 1994 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 45's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 45 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 45.

Each subaccount (variable investment option) within Separate Account No. 45 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 45, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 45 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 45 or a variable investment option directly);

(5) to deregister Separate Account No. 45 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 45;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQAdvisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.

-----
64
--------------------------------------------------------------------------------

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, as well as our general obligations. Credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940.


We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options. You choose the day of the month you wish to have your account debited. However you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY


Our business day is generally any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. We may, however, close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

-----
65
--------------------------------------------------------------------------------

CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the value next determined after the close of the business day.


o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o the election of trustees;

o the formal approval of independent auditors selected for EQ Advisors Trust; or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, EQ Advisors Trust shares are held by separate accounts of insurance companies affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 VOTING RIGHTS

If actions relating to Separate Account No. 45 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 45, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2000 and 1999, and for the three years ended

-----
66
--------------------------------------------------------------------------------


December 31, 2000 incorporated in this prospectus by reference to the 2000 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45, as well as the consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.

You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.

DISTRIBUTION OF THE CONTRACTS


AXA Advisors, LLC ("AXA Advisors"), the successor to EQ Financial Consultants, Inc. and an affiliate of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No.
45. AXA Advisors serves as the principal underwriter of Separate Account No. 45. AXA Advisors is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. AXA Advisors' principal business address is 1290 Avenue of the Americas, New York, New York 10104.

The contracts will be sold by financial professionals who are financial professionals of AXA Advisors and its affiliates, who are also our licensed agents.

9
Investment performance



-----
67
--------------------------------------------------------------------------------


The Table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution plus the 4% credit invested in the variable investment options for the periods shown.

The table takes into account all current fees and charges under the contract, including the charge for Protection Plus, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the variable investment options and/or contracts been available. The contracts were first offered in 1999.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Equity) we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Equity) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had.


All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.


We will indicate that the 4% credit is reflected when we show performance numbers that give effect to the credit.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCES INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DO NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

-----
68
--------------------------------------------------------------------------------


                                                            TABLE
                        AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2000:
-------------------------------------------------------------------------------------------------------------------------------
                                                                          LENGTH OF INVESTMENT PERIOD
                                                 ------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                        SINCE         SINCE
                                                                                                       OPTION      PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                          1 YEAR      3 YEARS     5 YEARS    10 YEARS   INCEPTION+*   INCEPTION+**
-------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                               (19.31%)      (1.89%)     4.86%      12.27%         8.45%        13.41%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                          (20.23%)       8.98%     15.46%      15.88%        17.56%        13.15%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Global                                (24.96%)       8.42%      9.84%      12.31%        11.31%         9.62%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                       3.23%       13.47%     16.93%         --         17.77%        14.11%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth Investors                      (12.76%)       9.37%     11.05%      13.21%        12.91%        12.77%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield                            (14.76%)      (9.14%)     1.84%       7.57%         3.51%         6.07%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities      3.45%        2.72%      3.41%         --          4.38%         4.85%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International                         (29.36%)       2.59%      2.37%         --          3.74%         3.91%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                            0.48%        2.64%      3.31%       3.26%         3.49%         4.97%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                        (24.48%)         --         --          --         (6.04%)       (6.04%)
-------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                        8.31%        9.08%        --          --         14.61%        14.61%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                        0.39%          --         --          --          3.91%         3.91%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity                    (1.99%)         --         --          --          0.34%         0.34%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                               (15.69%)       9.02%     15.73%         --         17.55%        16.22%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                                (17.65%)         --         --          --         (5.47%)       (5.47%)
-------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                          (0.40%)      (4.15%)       --          --          1.55%         1.55%
-------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index                     (23.69%)       5.51%        --          --          5.51%         5.51%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                       6.43%       11.73%        --          --         14.30%        14.30%
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies                  (24.94%)      21.68%        --          --         24.02%        24.02%
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                             (6.36%)         --         --          --          0.26%         0.26%
-------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                                   (11.04%)      10.76%        --          --         13.23%        13.23%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging Markets Equity         (46.64%)      (8.13%)       --          --        (11.67%)      (13.69%)
-------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                     1.28%        3.32%        --          --          7.09%         7.09%
-------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                             (9.14%)       1.79%        --          --          1.79%         1.79%
-------------------------------------------------------------------------------------------------------------------------------
EQ/T. Rowe Price International Stock              (24.77%)       4.26%        --          --          2.89%         2.89%
-------------------------------------------------------------------------------------------------------------------------------




 + If you start receiving annuity payment within three years of making an additional contribution, we will recover the amount of any credit, as permitted, that applied to that contribution.


 * The variable investment option inception dates are: EQ/Aggressive Stock, EQ/Alliance Common Stock, EQ/Equity 500 Index, EQ/Alliance Global, EQ/Alliance Growth and Income, EQ/Alliance Growth Investors, EQ/Alliance High Yield, EQ/Alliance Intermediate Government Securities, EQ/Alliance International and EQ/Alliance Money Market (May 1, 1995); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value, EQ/T. Rowe Price International Stock and EQ/FI Small/Mid Cap Value (May 1, 1997); EQ/Morgan Stanley Emerging Markets Equity (September 2, 1997); EQ/International Equity Index and EQ/Small Company Index (December 31,
   1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (December 31, 1998); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (April 30, 1999); EQ/Alliance Technology (May 1,
   2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/Janus Large Cap Growth and EQ/FI Mid Cap (September 1, 2000); EQ/Balanced and EQ/Bernstein Diversified Value (anticipated to become available on or about May 18, 2001). No information is provided for portfolios and/or variable investment options with inception dates after December 31, 1999.


** The inception dates for the portfolios underlying the Alliance variable investment options are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/Alliance Common Stock (January 13,
   1976); EQ/Alliance Growth Investors (October 2, 1989); EQ/Equity 500 Index (March 1, 1994); EQ/Alliance

-----
69
--------------------------------------------------------------------------------


 Global (August 27, 1987); EQ/Alliance Growth and Income (October 1, 1993); EQ/Alliance High Yield (January 2, 1987); EQ/Alliance Intermediate Government Securities (April 1, 1991); EQ/Alliance International (April 3,
 1995);EQ/Alliance Money Market (July 13, 1981); EQ/Alliance Small Cap Growth, EQ/Mercury Basic Value Equity, EQ/MFS Emerging Growth Companies, EQ/MFS Research, EQ/Putnam Growth & Income Value; EQ/Bernstein Diversified Value, EQ/T. Rowe Price International Stock and EQ/FI Small/Mid Cap Value (May 1,
 1997); EQ/International Equity Index and EQ/Small Company Index (January 1,
 1998); EQ/Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian Research and EQ/Capital Guardian U.S. Equity (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/AXP New Dimensions, EQ/AXP Strategy Aggressive, EQ/Janus Large Cap Growth and EQ/FI Mid Cap (September 1, 2000). No information is provided for portfolios and/or variable investment options with inception dates after December 31, 1999.

-----
70
--------------------------------------------------------------------------------


COMMUNICATING PERFORMANCE DATA
In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------

Barron's                           Investment Management Weekly

Morningstar's Variable Annuity     Money Management Letter
  Sourcebook
Business Week                      Investment Dealers Digest
Forbes                             National Underwriter
Fortune                            Pension & Investments
Institutional Investor             USA Today
Money                              Investor's Business Daily
Kiplinger's Personal Finance       The New York Times
Financial Planning                 The Wall Street Journal
Investment Adviser                 The Los Angeles Times
                                   The Chicago Tribune

--------------------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any charges for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.


Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts. Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator Plus performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a given seven-day period, exclusive of capital changes, and then

-----
71
--------------------------------------------------------------------------------


"annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yields for the EQ/Alliance High Yield option and EQ/Alliance Intermediate Government Securities option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, and any charge designed to approximate certain taxes imposed on us, such as premium taxes in your state. For more information, see "Yield Information for the EQ/Alliance Money Market Option, EQ/Alliance High Yield Option, and EQ/Alliance Intermediate Government Securities Option" in the SAI.

                      (This page intentionally left blank)

Appendix I: Condensed financial information




-----
A-1
--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 45 with the same daily asset charges of 1.60%.






UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001

--------------------------------------------------------------------------------
                                              FOR THE YEARS ENDING DECEMBER 31,
                                              ---------------------------------
                                                       1999        2000
--------------------------------------------------------------------------------

 ALLIANCE CONSERVATIVE INVESTORS
--------------------------------------------------------------------------------
  Unit value                                       $  22.38    $  22.74
--------------------------------------------------------------------------------
  Number of units outstanding (000s)                    216         981
--------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
--------------------------------------------------------------------------------
  Unit value                                       $  78.30    $  66.77
--------------------------------------------------------------------------------
  Number of units outstanding (000s)                     16          65
--------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
--------------------------------------------------------------------------------
  Unit value                                       $ 275.01    $ 232.08
--------------------------------------------------------------------------------
  Number of units outstanding (000s)                     66         310
--------------------------------------------------------------------------------
 EQ/ALLIANCE GLOBAL
--------------------------------------------------------------------------------
  Unit value                                       $  43.04    $  34.37
--------------------------------------------------------------------------------
  Number of units outstanding (000s)                     97         602
--------------------------------------------------------------------------------
 EQ/ALLIANCE INVESTORS TRUST
--------------------------------------------------------------------------------
  Unit value                                       $  24.13    $  25.80
--------------------------------------------------------------------------------
  Number of units outstanding (000s)                    342       1,662
--------------------------------------------------------------------------------
 EQ/ALLIANCE GROWTH INVESTORS
--------------------------------------------------------------------------------
  Unit value                                       $  42.29    $  38.72
--------------------------------------------------------------------------------
  Number of units outstanding (000s)                    149         792
--------------------------------------------------------------------------------
 EQ/ALLIANCE HIGH YIELD
--------------------------------------------------------------------------------
  Unit value                                       $  25.73    $  23.07
--------------------------------------------------------------------------------
  Number of units outstanding (000s)                     35         219
--------------------------------------------------------------------------------
 EQ/ALLIANCE INTERMEDIATE GOVERNMENT SECURITIES
--------------------------------------------------------------------------------
  Unit value                                       $  14.70    $  15.75
--------------------------------------------------------------------------------
  Number of units outstanding (000s)                     59         486
--------------------------------------------------------------------------------
 EQ/ALLIANCE INTERNATIONAL
--------------------------------------------------------------------------------
  Unit value                                       $  16.61    $  12.56
--------------------------------------------------------------------------------
  Number of units outstanding (000s)                     38         302
--------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
--------------------------------------------------------------------------------
  Unit value                                       $  25.55    $  26.65
--------------------------------------------------------------------------------
  Number of units outstanding (000s)                    549       1,882
--------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
--------------------------------------------------------------------------------
  Unit value                                       $  11.77    $   9.45
--------------------------------------------------------------------------------
  Number of units outstanding (000s)                  1,112       4,909
--------------------------------------------------------------------------------

-----
A-2
--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001 (CONTINUED)

------------------------------------------------------------------------
                                      FOR THE YEARS ENDING DECEMBER 31,
                                      ---------------------------------
                                             1999        2000
------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
------------------------------------------------------------------------
  Unit value                             $ 14.78     $ 16.53
------------------------------------------------------------------------
  Number of units outstanding (000s)          30         718
------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
------------------------------------------------------------------------
  Unit value                             $    --     $  6.60
------------------------------------------------------------------------
  Number of units outstanding (000s)          --       1,672
------------------------------------------------------------------------
 EQ/AXP NEW DIMENSIONS
------------------------------------------------------------------------
  Unit value                             $    --     $  8.28
------------------------------------------------------------------------
  Number of units outstanding (000s)          --          29
------------------------------------------------------------------------
 EQ/AXP STRATEGY AGGRESSIVE
------------------------------------------------------------------------
  Unit Value                             $    --     $  6.21
------------------------------------------------------------------------
  Number of units outstanding (000s)          --          66
------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
------------------------------------------------------------------------
  Unit value                             $ 10.60     $ 11.04
------------------------------------------------------------------------
  Number of units outstanding (000s)          13         112
------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
------------------------------------------------------------------------
  Unit value                             $ 10.26     $ 10.46
------------------------------------------------------------------------
  Number of units outstanding (000s)          31         155
------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
------------------------------------------------------------------------
  Unit value                             $    --     $ 27.69
------------------------------------------------------------------------
  Number of units outstanding (000s)          --         734
------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
------------------------------------------------------------------------
  Unit value                             $ 10.56     $  9.90
------------------------------------------------------------------------
  Number of units outstanding (000s)          44         166
------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
------------------------------------------------------------------------
  Unit value                             $ 10.80     $  9.38
------------------------------------------------------------------------
  Number of units outstanding (000s)           8          17
------------------------------------------------------------------------
 EQ/FI MID CAP
------------------------------------------------------------------------
  Unit value                             $    --     $  9.99
------------------------------------------------------------------------
  Number of units outstanding (000s)          --         126
------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
------------------------------------------------------------------------
  Unit value                             $ 10.45     $ 10.82
------------------------------------------------------------------------
  Number of units outstanding (000s)          18          87
------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
------------------------------------------------------------------------
  Unit value                             $ 14.82     $ 12.02
------------------------------------------------------------------------
  Number of units outstanding (000s)          33         147
------------------------------------------------------------------------

-----
A-3
--------------------------------------------------------------------------------




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001 (CONTINUED)

--------------------------------------------------------------------------

                                         FOR THE YEARS ENDING DECEMBER 31,
                                         ---------------------------------
                                                  1999        2000
--------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
--------------------------------------------------------------------------
  Unit value                                   $    --    $  8.39
--------------------------------------------------------------------------
  Number of units outstanding (000s)                --        295
--------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
--------------------------------------------------------------------------
  Unit value                                   $ 14.88    $ 16.37
--------------------------------------------------------------------------
  Number of units outstanding (000s)               163        431
--------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
--------------------------------------------------------------------------
  Unit value                                   $ 27.40    $ 21.88
--------------------------------------------------------------------------
  Number of units outstanding (000s)               383      1,834
--------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
--------------------------------------------------------------------------
  Unit value                                   $ 10.70    $ 10.45
--------------------------------------------------------------------------
  Number of units outstanding (000s)               103        359
--------------------------------------------------------------------------
 EQ/MFS RESEARCH
--------------------------------------------------------------------------
  Unit value                                   $ 16.99    $ 15.84
--------------------------------------------------------------------------
  Number of units outstanding (000s)                71        712
--------------------------------------------------------------------------
 EQ/MORGAN STANLEY EMERGING MARKETS EQUITY
--------------------------------------------------------------------------
  Unit value                                   $ 10.97    $  6.47
--------------------------------------------------------------------------
  Number of units outstanding (000s)               126        715
--------------------------------------------------------------------------
 EQ/PUTNAM GROWTH & INCOME VALUE
--------------------------------------------------------------------------
  Unit value                                   $ 12.39    $ 13.02
--------------------------------------------------------------------------
  Number of units outstanding (000s)                12        124
--------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
--------------------------------------------------------------------------
  Unit value                                   $ 11.42    $ 10.86
--------------------------------------------------------------------------
  Number of units outstanding (000s)                23        113
--------------------------------------------------------------------------
 EQ/T. ROWE PRICE INTERNATIONAL STOCK
--------------------------------------------------------------------------
  Unit value                                   $ 14.15    $ 11.32
--------------------------------------------------------------------------
  Number of units outstanding (000s)                37        368
--------------------------------------------------------------------------
 EQ/PUTNAM BALANCED
--------------------------------------------------------------------------
  Unit value                                   $ 12.27    $ 13.15
--------------------------------------------------------------------------
  Number of units outstanding (000s)                19        104
--------------------------------------------------------------------------
 MERCURY WORLD STRATEGY
--------------------------------------------------------------------------
  Unit value                                   $ 13.00    $ 11.33
--------------------------------------------------------------------------
  Number of units outstanding (000s)                13         89
--------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME
--------------------------------------------------------------------------
  Unit value                                   $ 13.21    $ 14.68
--------------------------------------------------------------------------
  Number of units outstanding (000s)               117        239
--------------------------------------------------------------------------

                      (This page intentionally left blank)

Appendix II: Purchase considerations for QP contracts



-----
B-1
--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator Plus QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator Plus QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator Plus QP contract to fund a plan for the contract's features and benefits other than tax deferral after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/ employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

                      (This page intentionally left blank)

Appendix III: Guaranteed minimum death benefit example



-----
C-1
--------------------------------------------------------------------------------


The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit. The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Money Market option or EQ/Alliance Intermediate Government Securities option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:




-----------------------------------------------------------------------------------------------------------------
  END OF CONTRACT                         5% ROLL UP TO AGE 80 GUARANTEED    ANNUAL RATCHET TO AGE 80 GUARANTEED
       YEAR             ACCOUNT VALUE        MINIMUM DEATH BENEFIT(1)              MINIMUM DEATH BENEFIT
-----------------------------------------------------------------------------------------------------------------
         1               $105,000                  $  105,000(1)                        $  105,000(3)
         2               $115,500                  $  110,250(2)                        $  115,500(3)
         3               $129,360                  $  115,763(2)                        $  129,360(3)
         4               $103,488                  $  121,551(1)                        $  129,360(4)
         5               $113,837                  $  127,628(1)                        $  129,360(4)
         6               $127,497                  $  134,010(1)                        $  129,360(4)
         7               $127,497                  $  140,710(1)                        $  129,360(4)
-----------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

                      (This page intentionally left blank)

Statement of additional information


--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          PAGE


Revised Proposed Minimum Distribution Rules                                 2
Unit Values                                                                 3
Custodian and Independent Accountants                                       4
Yield Information for the EQ/Alliance Money Market Option,
  EQ/Alliance High Option, and EQ/Alliance Intermediate
  Government Securities Option                                              4
Distribution of the contracts                                               5
Financial Statements                                                        5



HOW TO OBTAIN AN EQUITABLE ACCUMULATOR PLUS STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 45

Send this request form to:
  Equitable Accumulator Plus
  P.O. Box 1547
  Secaucus, NJ 07096-1547

-------------------------------------------------------------------------------

Please send me an Equitable Accumulator Plus SAI for Separate Account No. 45 dated May 1, 2001.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City            State    Zip







IM-99-12 SAI (5/01)

Equitable Accumulator Plus(SM)
A variable deferred annuity contract





PROSPECTUS DATED MAY 1, 2001


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust, which contains important information about its portfolios.


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR PLUS?



Equitable Accumulator Plus is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options. This contract may not currently be available in all states.





--------------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS*
--------------------------------------------------------------------------------
o EQ/Aggressive Stock                  o EQ/International Equity Index(4)
o EQ/Alliance Common Stock             o EQ/J.P. Morgan Core Bond
o EQ/Alliance High Yield               o EQ/Janus Large Cap Growth
o EQ/Alliance Money Market             o EQ/Lazard Small Cap Value
o EQ/Alliance Premier Growth           o EQ/Mercury Basic Value Equity
o EQ/Alliance Small Cap Growth         o EQ/MFS Emerging Growth Companies
o EQ/Alliance Technology               o EQ/MFS Investors Trust(5)
o EQ/Balanced(1)                       o EQ/MFS Research
o EQ/Bernstein Diversified Value(2)    o EQ/Morgan Stanley Emerging Markets
o EQ/Capital Guardian International      Equity
o EQ/Capital Guardian Research         o EQ/Putnam Growth & Income Value
o EQ/Capital Guardian U.S. Equity      o EQ/Putnam International Equity
o EQ/Equity 500 Index                  o EQ/Putnam Investors Growth
o EQ/Evergreen Omega(3)                o EQ/Small Company Index(6)
o EQ/FI Mid Cap
o EQ/FI Small/Mid Cap Value
--------------------------------------------------------------------------------



* Effective on May 18, 2001, all of the names of the variable investment options will include "EQ/."
(1) Available on or about May 18, 2001.
(2) Formerly named "Lazard Large Cap Value."
(3) Formerly named "EQ/Evergreen."
(4) Formerly named "BT International Equity Index."
(5) This reflects the name change of the MFS Growth with Income option, effective May 18, 2001.
(6) Formerly named "BT Small Company Index."



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").



A contribution of at least $10,000 is required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2001 is a part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.




THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                      X00008E/ML
                                                                  2001 Portfolio

Contents of this prospectus

-----
2
--------------------------------------------------------------------------------



EQUITABLE ACCUMULATOR PLUS(SM)


--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator Plus at a glance -- key features                       8

--------------------------------------------------------------------------------

FEE TABLE                                                                   11

--------------------------------------------------------------------------------

Examples                                                                    14
Condensed financial information                                             15




--------------------------------------------------------------------------------

1
CONTRACT FEATURES AND BENEFITS                                              16

--------------------------------------------------------------------------------

How you can purchase and contribute to your contract                        16
Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your variable investment options under the contract?               19
Allocating your contributions                                               23
Credits                                                                     23
Guaranteed minimum death benefit                                            24
Your right to cancel within a certain number of days                        26




--------------------------------------------------------------------------------

2
DETERMINING YOUR CONTRACT'S VALUE                                           27

--------------------------------------------------------------------------------

Your account value and cash value                                           27
Your contract's value in the variable investment options                    27



-------------------------
"We," "our," and "us" refer to Equitable Life.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

-----
3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3
TRANSFERRING YOUR MONEY AMONG THE VARIABLE INVESTMENT OPTIONS               28
--------------------------------------------------------------------------------
Transferring your account value                                             28
Disruptive transfer activity                                                28
Dollar cost averaging your account value                                    28
Rebalancing your account value                                              29



--------------------------------------------------------------------------------
4
ACCESSING YOUR MONEY                                                        30

--------------------------------------------------------------------------------

Withdrawing your account value                                              30
How withdrawals are taken from your account value                           31
How withdrawals affect your guaranteed minimum death benefit                31
Loans under rollover TSA contracts                                          32
Surrendering your contract to receive its cash value                        33
When to expect payments                                                     33
Your annuity payout options                                                 33



--------------------------------------------------------------------------------
5
CHARGES AND EXPENSES                                                        36

--------------------------------------------------------------------------------

Charges that Equitable Life deducts                                         36
Charges that EQ Advisors Trust deducts                                      38
Group or sponsored arrangements                                             38



--------------------------------------------------------------------------------
6
PAYMENT OF DEATH BENEFIT                                                    40

--------------------------------------------------------------------------------

Your beneficiary and payment of benefit                                     40
How death benefit payment is made                                           41
Beneficiary continuation option                                             41



--------------------------------------------------------------------------------
7
TAX INFORMATION                                                             43

--------------------------------------------------------------------------------

Overview                                                                    43
Buying a contract to fund a retirement arrangement                          43
Transfers among variable investment options                                 43
Taxation of nonqualified annuities                                          43
Individual retirement arrangements (IRAs)                                   45
Roth individual retirement annuities (Roth IRAs)                            53
Special rules for contracts funding qualified plans                         56
Tax Sheltered Annuity contracts (TSAs)                                      56
Federal and state income tax withholding and information reporting          61
Impact of taxes to Equitable Life                                           62


--------------------------------------------------------------------------------

8
MORE INFORMATION                                                            63

--------------------------------------------------------------------------------

About our Separate Account No. 49                                           63
About EQ Advisors Trust                                                     63
About the general account                                                   64
About other methods of payment                                              64
Dates and prices at which contract events occur                             64
About your voting rights                                                    65
About legal proceedings                                                     66
About our independent accountants                                           66
Financial statements                                                        66
Transfers of ownership, collateral assignments, loans, and borrowing        66
Distribution of the contracts                                               66




--------------------------------------------------------------------------------

9
INVESTMENT PERFORMANCE                                                      68

--------------------------------------------------------------------------------

Communicating performance data                                              71



--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Guaranteed minimum death benefit example                            C-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

Index of key words and phrases

-----
4
--------------------------------------------------------------------------------


This index should help you locate more information on the terms used in this prospectus.



                                      PAGE                                                     PAGE
account value                           27                NQ                                   cover
annuitant                               16                participant                             19
annuity payout options                  33                portfolio                            cover
beneficiary                             40                processing office                        6
business day                            64                QP                                   cover
cash value                              27                recharacterizations                     49
conduit IRA                             48                Required Beginning Date                 49
contract date                            9                Rollover IRA                         cover
contract date anniversary                9                Rollover TSA                         cover
contract year                            9                rollovers and direct transfers          53
contributions to Roth IRAs              53                rollovers and transfers                 48
conversion contributions                53                Roth IRA                                52
contributions to traditional IRAs       46                Roth Conversion IRA                  cover
credit                                  23                SAI                                  cover
disruptive transfer activity            28                SEC                                  cover
EQAccess                                 6                TOPS                                     6
guaranteed minimum death benefit        24                TSA                                  cover
IRA                                  cover                traditional IRA                         46
IRS                                     43                unit                                    27
market timing                           28                variable investment options             19


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your registered representative can provide further explanation about your contract or supplemental materials.



--------------------------------------------------------------------------------
  PROSPECTUS                    CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------------------
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  unit                          Accumulation Unit
--------------------------------------------------------------------------------

Who is Equitable Life?

-----
5
--------------------------------------------------------------------------------


We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $483.1 billion in assets as of December 31, 2000. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

-----
6
--------------------------------------------------------------------------------

HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator Plus
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator Plus
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL:
--------------------------------------------------------------------------------
Equitable Accumulator Plus
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Equitable Accumulator Plus
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and

o annual statement of your contract values as of the close of the contract year.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS")
 AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;


o    your current allocation percentages;


o    the number of units you have in the variable investment options;

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options;


o change your personal identification number (PIN) (not available through EQAccess); and

o    change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation

-----
7
--------------------------------------------------------------------------------

of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you are engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options").



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1)  authorization for telephone transfers by your registered representative;

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7)  tax withholding elections;

(8)  election of the beneficiary continuation option;

(9)  IRA contribution recharacterizations;

(10) certain section 1035 exchanges; and

(11) direct transfers.



WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;


(3) transfers between variable investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) dollar cost averaging;

(3) rebalancing;

(4) substantially equal withdrawals;


(5) systematic withdrawals; and


(6) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:


The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.

Equitable Accumulator Plus at a glance -- key features


-----
8
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT   Equitable Accumulator Plus' variable investment options invest in different portfolios
MANAGEMENT                managed by professional investment advisers.
---------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES            o On earnings inside the    No tax until you make withdrawals from your contract or receive
                          contract                    annuity payments.
                          -------------------------------------------------------------------------------------------------
                          o On transfers inside the   No tax on transfers among variable investment options.
                          contract
                          -------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity
                          (IRA) or Tax Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code.
                          Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax Information", below).
---------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS      o Initial minimum:          $10,000
                          o Additional minimum:       $1,000
                                                      $100 monthly and $300 quarterly under our automatic
                                                      investment program (NQ contracts)
                          -------------------------------------------------------------------------------------------------
                          Maximum contribution limitations may apply.
---------------------------------------------------------------------------------------------------------------------------
CREDIT                    We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of credit may be up to 6% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances.
---------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      o Lump sum withdrawals
                          o Several withdrawal options on a periodic basis
                          o Loans under Rollover TSA contracts
                          o Contract surrender

                          You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                          You may also incur income tax and a tax penalty.
---------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS            o Fixed annuity payout options
                          o Variable Immediate Annuity payout options
                          o Income Manager(R) payout options
---------------------------------------------------------------------------------------------------------------------------

-----
9
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Guaranteed minimum death benefit

                       o Dollar cost averaging

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually, and annually)

                       o Free transfers

                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home

                       o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
---------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative, and distribution charges at a current annual rate of 1.60% current (1.70%
                         maximum).

                       o Annual 0.20% Protection Plus charge for this optional death benefit.

                       o No sales charge deducted at the time you make contributions and no annual contract fee.

                       o During the first eight contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value.
                         We use the account value on the most recent contract date anniversary to calculate the 15% amount available. The charge is 8% in each of the first two contract years following a contribution. It declines by 1% each year in the third to eighth contract year following a contribution. There is no withdrawal charge in the ninth and later contract years following a contribution.

                         --------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
                         The end of each 12-month period is your "contract date anniversary."
                         --------------------------------------------------------------------------------

                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to the
                         Variable Immediate Annuity payout options.

                       o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15% annually, 12b-1 fees of
                         0.25% annually, and other expenses.
---------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-80
                       Rollover IRA, Roth Conversion IRA,
                       Rollover TSA: 20-78
                       QP: 20-70
---------------------------------------------------------------------------------------------------------------------------



THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

-----
10
--------------------------------------------------------------------------------

For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.


OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table


-----
11
--------------------------------------------------------------------------------


The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.





--------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
--------------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                           1.10%*
Administrative                                                           0.25% current (0.35% maximum)
Distribution                                                             0.25%
                                                                         ------
Total annual expenses                                                    1.60% current (1.70% maximum)

--------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
--------------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions* (deducted if you     Contract year
surrender your contract or make certain withdrawals. The withdrawal      1 ........................ 8.00%
charge percentage we use is determined by the contract year in which     2 ........................ 8.00%
you make the withdrawal or surrender your contract. For each             3 ........................ 7.00%
contribution, we consider the contract year in which we receive that     4 ........................ 6.00%
contribution to be "contract year 1")(2)                                 5 ........................ 5.00%
                                                                         6 ........................ 4.00%
                                                                         7 ........................ 3.00%
                                                                         8 ........................ 2.00%
                                                                         9+ ....................... 0.00%

Charge if you elect a Variable Immediate Annuity payout option           $350

--------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
--------------------------------------------------------------------------------------------------------------
PROTECTION PLUS BENEFIT CHARGE (calculated as a percentage of the
account value. Deducted annually on each contract date anniversary)      0.20  %


* These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.

-----
12
--------------------------------------------------------------------------------



                                     EQ ADVISORS TRUST ANNUAL EXPENSES
                      (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

----------------------------------------------------------------------------------------------------------
                                                                                              NET TOTAL
                                                                              OTHER             ANNUAL
                                                                             EXPENSES          EXPENSES
                                              MANAGEMENT                  (AFTER EXPENSE    (AFTER EXPENSE
                                                FEES(3)    12B-1 FEES(4)   LIMITATION)(5)   LIMITATION)(6)
----------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                              0.60%         0.25%            0.07%            0.92%
EQ/Alliance Common Stock                         0.46%         0.25%            0.05%            0.76%
EQ/Alliance High Yield                           0.60%         0.25%            0.07%            0.92%
EQ/Alliance Money Market                         0.34%         0.25%            0.06%            0.65%
EQ/Alliance Premier Growth                       0.89%         0.25%            0.01%            1.15%
EQ/Alliance Small Cap Growth                     0.75%         0.25%            0.06%            1.06%
EQ/Alliance Technology                           0.90%         0.25%            0.00%            1.15%
EQ/Balanced                                      0.57%         0.25%            0.08%            0.90%
EQ/Bernstein Diversified Value                   0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian International                0.85%         0.25%            0.10%            1.20%
EQ/Capital Guardian Research                     0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian U.S. Equity                  0.65%         0.25%            0.05%            0.95%
EQ/Equity 500 Index                              0.25%         0.25%            0.06%            0.56%
EQ/Evergreen Omega                               0.65%         0.25%            0.05%            0.95%
EQ/FI Mid Cap                                    0.70%         0.25%            0.05%            1.00%
EQ/FI Small/Mid Cap Value                        0.75%         0.25%            0.10%            1.10%
EQ/International Equity Index                    0.35%         0.25%            0.50%            1.10%
EQ/J.P. Morgan Core Bond                         0.45%         0.25%            0.10%            0.80%
EQ/Janus Large Cap Growth                        0.90%         0.25%            0.00%            1.15%
EQ/Lazard Small Cap Value                        0.75%         0.25%            0.10%            1.10%
EQ/Mercury Basic Value Equity                    0.60%         0.25%            0.10%            0.95%
EQ/MFS Emerging Growth Companies                 0.62%         0.25%            0.10%            0.97%
EQ/MFS Investors Trust                           0.60%         0.25%            0.10%            0.95%
EQ/MFS Research                                  0.65%         0.25%            0.05%            0.95%
EQ/Morgan Stanley Emerging Markets Equity        1.15%         0.25%            0.40%            1.80%
EQ/Putnam Growth & Income Value                  0.60%         0.25%            0.10%            0.95%
EQ/Putnam International Equity                   0.85%         0.25%            0.15%            1.25%
EQ/Putnam Investors Growth                       0.65%         0.25%            0.05%            0.95%
EQ/Small Company Index                           0.25%         0.25%            0.35%            0.85%
----------------------------------------------------------------------------------------------------------


Notes:

(1) A portion of this charge is for providing the guaranteed minimum death benefit.


(2) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.

(3) The management fees shown reflect revised management fees, effective May 1, 2000, which were approved by shareholders. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.

(4) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

-----
13
--------------------------------------------------------------------------------


(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Alliance Technology portfolio on May 1, 2000, "Other Expenses" shown have been annualized. Initial seed capital was invested for the EQ/FI Mid Cap and EQ/Janus Large Cap Growth Portfolios on September 1, 2000. Thus, "Other Expenses" shown are estimated. See footnote (6) for any expense limitation agreement information.

(6) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain Portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." The amounts shown for the EQ/International Equity Index and EQ/Small Company Index portfolios reflect a .10% decrease in the portfolios' expense waiver. The amounts shown for the EQ/Morgan Stanley Emerging Markets Portfolio, reflect a .05% decrease in the portfolio's expense waiver. These decreases in the expense waivers were effective on May 1, 2001. Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached a sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for EQ Advisors Trust. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect.

----------------------------------------------------         ----------------------------------------------------
                                      OTHER EXPENSES                                               OTHER EXPENSES
                                     (BEFORE ANY FEE                                              (BEFORE ANY FEE
                                      WAIVERS AND/OR                                               WAIVERS AND/OR
                                          EXPENSE                                                      EXPENSE
PORTFOLIO NAME                        REIMBURSEMENTS)        PORTFOLIO NAME                        REIMBURSEMENTS)
----------------------------------------------------         ----------------------------------------------------
EQ/Alliance Premier Growth                0.05%              EQ/Janus Large Cap Growth                 0.22%
EQ/Alliance Technology                    0.06%              EQ/Lazard Small Cap Value                 0.14%
EQ/Balanced                               0.08%              EQ/Mercury Basic Value Equity             0.10%
EQ/Bernstein Diversified Value            0.15%              EQ/MFS Investors Trust                    0.13%
EQ/Capital Guardian International         0.20%              EQ/MFS Research                           0.07%
EQ/Capital Guardian Research              0.16%              EQ/Morgan Stanley Emerging
EQ/Capital Guardian U.S. Equity           0.11%               Markets Equity                           0.52%
EQ/Evergreen Omega                        0.83%              EQ/Putnam Growth & Income Value           0.12%
EQ/FI Mid Cap                             0.27%              EQ/Putnam International Equity            0.22%
EQ/FI Small/Mid Cap Value                 0.19%              EQ/Putnam Investors Growth                0.10%
EQ/International Equity Index             0.44%              EQ/Small Company Index                    0.43%
EQ/J.P. Morgan Core Bond                  0.11%              ----------------------------------------------------
----------------------------------------------------

-----
14
--------------------------------------------------------------------------------


EXAMPLES

The examples below show the expenses that a hypothetical contract owner (who has elected Protection Plus) would pay in the situation illustrated. We assume that a $1,000 contribution plus a $40 credit (which may be subject to recovery) is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Since the Protection Plus feature only applies under certain contracts, expenses would be lower for contracts that do not have this feature.


The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolios of EQ Advisors Trust in the table, above, for the entire one, three, five and ten year periods included in the example. The charges used in the examples are the maximum charges rather than the lower current charges.

The example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.




-----------------------------------------------------------------------------------------
                                             IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                               EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                            ---------------------------------------------
                                            1 YEAR      3 YEARS     5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------
EQ/Aggressive Stock                         $110.79     $164.28     $210.38     $337.79
EQ/Alliance Common Stock                    $109.05     $159.08     $201.79     $321.09
EQ/Alliance High Yield                      $110.79     $164.28     $210.38     $337.79
EQ/Alliance Money Market                    $107.85     $155.49     $195.85     $309.44
EQ/Alliance Premier Growth                  $113.31     $171.72     $222.63     $361.33
EQ/Alliance Small Cap Growth                $112.32     $168.82     $217.85     $352.19
EQ/Alliance Technology                      $113.31     $171.72     $222.63     $361.33
EQ/Balanced                                 $110.58     $163.63     $209.31     $335.72
EQ/Bernstein Diversified Value              $111.12     $165.25     $211.98     $340.89
EQ/Capital Guardian International           $113.85     $173.34     $225.27     $366.38
EQ/Capital Guardian Research                $111.12     $165.25     $211.98     $340.89
EQ/Capital Guardian U.S. Equity             $111.12     $165.25     $211.98     $340.89
EQ/Equity 500 Index                         $106.86     $152.55     $190.97     $299.81
EQ/Evergreen Omega                          $111.12     $165.25     $211.98     $340.89
EQ/FI Mid Cap                               $111.67     $166.87     $214.65     $346.04
EQ/FI Small/Mid Cap Value                   $112.76     $170.11     $219.97     $356.26
EQ/International Equity Index               $112.76     $170.11     $219.97     $356.26
EQ/Janus Large Cap Growth                   $113.31     $171.72     $222.63     $361.33
EQ/J.P. Morgan Core Bond                    $109.48     $160.38     $203.94     $325.29
EQ/Lazard Small Cap Value                   $112.76     $170.11     $219.97     $356.26
EQ/Mercury Basic Value Equity               $111.12     $165.25     $211.98     $340.89
EQ/MFS Emerging Growth Companies            $111.34     $165.90     $213.05     $342.96
EQ/MFS Investors Trust                      $111.12     $165.25     $211.98     $340.89
EQ/MFS Research                             $111.12     $165.25     $211.98     $340.89
EQ/Morgan Stanley Emerging Markets Equity   $120.40     $192.57     $256.58     $424.93
EQ/Putnam Growth & Income Value             $111.12     $165.25     $211.98     $340.89
EQ/Putnam International Equity              $114.40     $174.95     $227.91     $371.40
EQ/Putnam Investors Growth                  $111.12     $165.25     $211.98     $340.89
EQ/Small Company Index                      $110.03     $162.01     $206.63     $330.52



-----------------------------------------------------------------------------------------
                                            IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE
                                               END OF EACH PERIOD SHOWN, THE EXPENSES
                                                             WOULD BE:
                                            ---------------------------------------------
                                            1 YEAR     3 YEARS     5 YEARS     10 YEARS
-----------------------------------------------------------------------------------------
EQ/Aggressive Stock                         $30.79     $ 94.28     $160.38     $337.79
EQ/Alliance Common Stock                    $29.05     $ 89.08     $151.79     $321.09
EQ/Alliance High Yield                      $30.79     $ 94.28     $160.38     $337.79
EQ/Alliance Money Market                    $27.85     $ 85.49     $145.85     $309.44
EQ/Alliance Premier Growth                  $33.31     $101.72     $172.63     $361.33
EQ/Alliance Small Cap Growth                $32.32     $ 98.82     $167.85     $352.19
EQ/Alliance Technology                      $33.31     $101.72     $172.63     $361.33
EQ/Balanced                                 $30.58     $ 93.63     $159.31     $335.72
EQ/Bernstein Diversified Value              $31.12     $ 95.25     $161.98     $340.89
EQ/Capital Guardian International           $33.85     $103.34     $175.27     $366.38
EQ/Capital Guardian Research                $31.12     $ 95.25     $161.98     $340.89
EQ/Capital Guardian U.S. Equity             $31.12     $ 95.25     $161.98     $340.89
EQ/Equity 500 Index                         $26.86     $ 82.55     $140.97     $299.81
EQ/Evergreen Omega                          $31.12     $ 95.25     $161.98     $340.89
EQ/FI Mid Cap                               $31.67     $ 96.87     $164.65     $346.04
EQ/FI Small/Mid Cap Value                   $32.76     $100.11     $169.97     $356.26
EQ/International Equity Index               $32.76     $100.11     $169.97     $356.26
EQ/Janus Large Cap Growth                   $33.31     $101.72     $172.63     $361.33
EQ/J.P. Morgan Core Bond                    $29.48     $ 90.38     $153.94     $325.29
EQ/Lazard Small Cap Value                   $32.76     $100.11     $169.97     $356.26
EQ/Mercury Basic Value Equity               $31.12     $ 95.25     $161.98     $340.89
EQ/MFS Emerging Growth Companies            $31.34     $ 95.90     $163.05     $342.96
EQ/MFS Investors Trust                      $31.12     $ 95.25     $161.98     $340.89
EQ/MFS Research                             $31.12     $ 95.25     $161.98     $340.89
EQ/Morgan Stanley Emerging Markets Equity   $40.40     $122.57     $206.58     $424.93
EQ/Putnam Growth & Income Value             $31.12     $ 95.25     $161.98     $340.89
EQ/Putnam International Equity              $34.40     $104.95     $177.91     $371.40
EQ/Putnam Investors Growth                  $31.12     $ 95.25     $161.98     $340.89
EQ/Small Company Index                      $30.03     $ 92.01     $156.63     $330.52
-----------------------------------------------------------------------------------------



(1) The amount accumulated from the $1,000 contribution plus the $40 credit could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity

-----
15
--------------------------------------------------------------------------------

   payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the examples for "if you do not surrender your contract" would, in each case, be increased by $6.08 based on the average amount applied to annuity payout options in 2000. See "Annuity administrative fee" in "Charges and expenses."



CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2000.

1
Contract features and benefits

-----
16
--------------------------------------------------------------------------------


HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                   AVAILABLE
                   FOR ANNUITANT                                              LIMITATIONS ON
 CONTRACT TYPE     ISSUE AGES        SOURCE OF CONTRIBUTIONS                  CONTRIBUTIONS
-------------------------------------------------------------------------------------------------------------------------
NQ                 0 through 80      o After-tax money.                       o No additional contributions after age 81.

                                     o Paid to us by check or transfer of
                                       contract value in a tax-deferred
                                       exchange under Section 1035 of the
                                       Internal Revenue Code.
-------------------------------------------------------------------------------------------------------------------------
Rollover IRA       20 through 78     o Rollovers from a qualified plan.       o No contributions after age 79.

                                     o Rollovers from a TSA contract or       o Contributions after age 70-1/2 must be
                                       other 403(b) arrangement.                net of required minimum distributions.

                                     o Rollovers from another traditional     o Although we accept regular
                                       individual retirement arrangement.       contributions (limited to $2,000 per
                                                                                we intend that this contract be used
                                     o Direct custodian-to-custodian            primarily for rollover and direct transfer
                                       transfers from another traditional       contributions. Please refer to
                                       individual retirement arrangement.       "Withdrawals, payments and transfers
                                                                                of funds out of traditional IRAs" in "Tax
                                     o Regular IRA contributions.               Information" for a discussion of
                                                                                conduit IRAs.


-------------------------------------------------------------------------------------------------------------------------

-----
17
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------
                   AVAILABLE
                   FOR ANNUITANT                                              LIMITATIONS ON
 CONTRACT TYPE     ISSUE AGES        SOURCE OF CONTRIBUTIONS                  CONTRIBUTIONS
-------------------------------------------------------------------------------------------------------------------------
Roth Conversion     20 through 78     o Rollovers from another Roth IRA.      o No additional rollover or direct transfer
IRA                                                                             contributions after age 79.
                                      o Conversion rollovers from a
                                        traditional IRA.                      o Conversion rollovers after age 70-1/2
                                                                                must be net of required minimum
                                      o Direct transfers from another Roth      distributions for the traditional IRA you
                                        IRA.                                    are rolling over.

                                                                              o You cannot roll over funds from a
                                                                                traditional IRA if your adjusted gross
                                                                                income is $100,000 or more.

                                                                              o Regular contributions are not
                                                                                permitted.

                                                                              o Only rollover and direct transfer
                                                                                contributions are permitted.
-------------------------------------------------------------------------------------------------------------------------
Rollover TSA        20 through 78     o Rollovers from a TSA contract or      o Additional rollover or direct transfer
                                        other 403(b) arrangement.               contributions may be made up to age 79.

                                      o Rollovers from a traditional IRA      o Contributions after age 70-1/2 must be
                                        which was a "conduit" for TSA funds     net of required minimum distributions.
                                        previously rolled over.
                                                                              o Ongoing payroll contributions are not
                                      o Direct transfer from another TSA        permitted.
                                        contract or arrangement, complying
                                        with IRS Revenue Ruling 90-24.        o Employer-remitted contributions are
                                                                                not permitted.

This contract may not be available in your state.
-------------------------------------------------------------------------------------------------------------------------

-----
18
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------
                   AVAILABLE
                   FOR ANNUITANT                                              LIMITATIONS ON
 CONTRACT TYPE     ISSUE AGES        SOURCE OF CONTRIBUTIONS                  CONTRIBUTIONS
-------------------------------------------------------------------------------------------------------------------------
QP                 20 through 70     o Only transfer contributions from an     o Regular ongoing payroll contributions
                                       existing qualified plan trust as a        are not permitted.
                                       change of investment vehicle under
                                       the plan.                               o Only one additional transfer
                                                                                 contribution may be made during a
                                     o The plan must be qualified under          contract year.
                                       Section 401(a) of the Internal
                                       Revenue Code.                           o No additional transfer contributions
                                                                                 after age 71.
                                     o For 401(k) plans, transferred
                                       contributions may only include          o For defined benefit plans, employee
                                       employee pre-tax contributions.           contributions are not permitted.

Please refer to Appendix II for a discussion of purchase considerations of QP contracts.
-------------------------------------------------------------------------------------------------------------------------



See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

-----
19
--------------------------------------------------------------------------------


OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.


Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.

--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.
--------------------------------------------------------------------------------


WHAT ARE YOUR VARIABLE INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options.
--------------------------------------------------------------------------------

-----
20
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST

You should note that some EQ Advisors Trust portfolios have objectives and strategies that are substantially similar to those of certain retail funds; they may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                Long-term growth of capital                        Alliance Capital Management L.P.
                                                                                      Marsico Capital Management, LLC
                                                                                      MFS Investment Management
                                                                                      Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock           Long-term growth of capital and                    Alliance Capital Management L.P.
                                   increasing income
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield             High total return through a combination of         Alliance Capital Management L.P.
                                   current income and capital appreciation by
                                   investing generally in high yield securities
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market           High level of current income,                      Alliance Capital Management L.P.
                                   preserve its assets
                                   and maintain liquidity
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth         Long-term growth of capital                        Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth       Long-term growth of capital                        Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology             Long-term growth of capital                        Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                        High return through both                           Alliance Capital Management L.P.
                                   appreciation of capital                            Capital Guardian Trust Company
                                   and current income                                 Prudential Investments Fund
                                                                                      Management LLC
                                                                                      Jennison Associates LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value     Capital appreciation                               Alliance Capital Management L.P.,
                                                                                      through its Bernstein Research and
                                                                                      Management Unit
------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International  Long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research       Long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity    Long-term growth of capital                        Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------




-----
21
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)

------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index               Total return before expenses that approximates     Alliance Capital Management L.P.
                                  the total return performance of the S&P 500
                                  Index, including reinvestment of dividends, at a
                                  risk level consistent with that of the Standard &
                                  Poor's 500 Stock Index.
------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                Long-term capital growth                           Evergreen Investment Management
                                                                                     Company, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                     Long-term growth of capital                        Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value         Long-term capital appreciation                     Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index     Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Morgan Stanley Capital International
                                  Europe, Australia, Far East Index
------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond          High total return consistent with moderate risk    J.P. Morgan Investment Management Inc.
                                  of capital and maintenance of liquidity
------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth         Long-term growth in a manner that is consistent    Janus Capital Corporation
                                  with preservation of capital
------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value         Capital appreciation                               Lazard Asset Management
------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth            Long-term capital growth                           MFS Investment Management
 Companies
------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust            Long-term growth of capital with a secondary       MFS Investment Management
                                  objective to seek reasonable current income
------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                   Long-term growth of capital and future income      MFS Investment Mangement
------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity     Capital appreciation and secondarily, income       Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging        Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value   Capital growth, current income a secondary         Putnam Investment Management, LLC
                                  objective
------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity    Capital appreciation                               Putnam Investment Management, LLC
------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth        Long-term growth of capital and any increased      Putnam Investment Management, LLC
                                  income that results from this growth
------------------------------------------------------------------------------------------------------------------------------

-----
22
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index            Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                  deduction of portfolio expenses) the total return
                                  of the Russell 2000 Index
------------------------------------------------------------------------------------------------------------------------------


Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

-----
23
--------------------------------------------------------------------------------

ALLOCATING YOUR CONTRIBUTIONS

You may allocate your contributions to one or more, or all, of the variable investment options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. Once contributions are allocated to the variable investment options they become part of your account value. We discuss account value in "Determining your contract's value."


CREDITS


A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same variable investment options based on the same percentages used to allocate your contributions.

The amount of the credit will be 4%, 5%, or 6% of each contribution based on the following breakpoints and rules:





----------------------------------------------------------
                                      |   CREDIT PERCENTAGE
   FIRST YEAR TOTAL CONTRIBUTIONS*    |      APPLIED TO
            BREAKPOINTS               |    CONTRIBUTIONS
----------------------------------------------------------
Less than $250,000                    |         4%
----------------------------------------------------------
$250,000-$999,999.99                  |         5%
----------------------------------------------------------
$1 million or more                    |         6%
----------------------------------------------------------



-------------------------
* First year total contributions means your total contributions made in the first contract year.

The percentage of the credit is based on your first year total contributions. This credit percentage will be credited to each contribution made in the first year (after adjustment as described below), as well as the second and later contract years. Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make a sufficient level of contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:

     o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

     o For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

o    No indication of intent:

     o For your initial contribution we will apply the credit percentage based upon the above table.

     o For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

We may recover all of the credit or a portion of the credit in the following situations:

-----
24
--------------------------------------------------------------------------------



o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" below).(1)

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years.(2)

o If at the end of the first contract year your year total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

We will recover any credit on a pro rata basis from the value in your variable investment options.

We do not consider credits to be contributions for purposes of any discussion in this prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" below. Under certain circumstances, the charge associated with the credit may exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.



GUARANTEED MINIMUM DEATH BENEFIT


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 78 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.


You may elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% ROLL UP TO AGE 80. On the contract date, the guaranteed minimum death benefit is equal to your initial contribution plus the credit. Thereafter, the guaranteed minimum death benefit will be credited with interest each day through the annuitant's age 80. The effective annual interest rate is 5% except for amounts invested in the EQ/Alliance Money Market option and amounts in the loan reserve account (applicable to Rollover TSA contracts only). Amounts in the EQ/Alliance Money Market option and in the loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after the annuitant is age 80.

If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the additional contribution plus the amount of the credit on the date the contribution is allocated to your variable investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit for the withdrawal on the date you take the withdrawal.

-------------------------


(1) We have applied to the Securities and Exchange Commission ("SEC") for an amendment to our exemptive order that would enable us to recover the amount of any credit above 5% applied to contracts that are cancelled during this period. Until we receive such relief, we will return, upon cancellation, the amount you would have received had there been no credit above 5%. This means that except in states where we are required by law to return the amount of your contributions, the amount we return will reflect any investment gain or loss in the variable investment options associated with your contributions, will include any charges deducted that reduced the contract value prior to cancellation, and will reflect any investment gain on the credit but will not include any investment loss associated with the amount of the credit above 5%. If and when we receive the amendment to our exemptive order, the amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.

(2) We may currently recover up to 5% of contributions that we have credited. We have applied to the SEC for an amendment to our exemptive order that would allow us to recover up to 6% of contributions that we have credited. We will only recover these extra amounts if and when the SEC permits us to do so.

-----
25
--------------------------------------------------------------------------------

The 5% roll up to age 80 guaranteed minimum death benefit is not available in New York.

ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution plus the credit. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down.

If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution plus the amount of the credit on the date the contribution is allocated to your variable investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR AN ANNUITANT THAT IS AGE 80 AT ISSUE.

On the contract date, your guaranteed minimum death benefit equals your initial contribution plus the credit. Thereafter, it will be increased by the dollar amount of any additional contributions plus the credit. We will adjust your guaranteed minimum death benefit if you take any withdrawals.

          -------------------------------------

Please see "How withdrawals affect your guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix III for an example of how we calculate the guaranteed minimum death benefit.

PROTECTION PLUS

Subject to state availability, if you are purchasing a contract, under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. Although we do not offer the Protection Plus feature for any contract other than nonqualified as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts. See the appropriate part of "Tax information" for the potential tax consequences of electing to purchase the Protection Plus feature in either an NQ contract or an IRA contract.

If the annuitant is 69 or younger when we issue your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o    the account value or

o    any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o    the total net contributions or

o    the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges). Credit amounts are not included in "net contributions." Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value

-----
26
--------------------------------------------------------------------------------


as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is between the ages of 70 and 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:
the greater of:

o    the account value or

o    any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o    the total net contributions (as described above) or

o    the death benefit (as described above) less total net contributions

Protection Plus must be elected when the contract is first issued; neither the owner nor the Successor/Owner Annuitant can add it subsequently.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification to cancel the contract and will reflect any investment gain or loss in the variable investment options that also reflect the daily charges we deduct through the date we receive your contract. Please note that you will forfeit the credit by exercising this right of cancellation. Some states require that we refund the full amount of your contribution (not reflecting any investment gain or loss). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your registered representative can provide you with the cancellation instructions.

2
Determining your contract's value

-----
27
--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value you have in the variable investment options and in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed in "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) any applicable withdrawal charge and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)     mortality and expense risks;

(ii)    administrative, and

(iii)   distribution charges.


On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:


(i)     increased to reflect additional contributions;

(ii) decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or

(iv) decreased to reflect your loan amount to the loan reserve account under a Rollover TSA contract.


Also, when we deduct the Protection Plus benefit charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

3
Transferring your money among the variable investment options


-----
28
--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options.


You may request a transfer in writing or by telephone using TOPS. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator Plus contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.



DOLLAR COST AVERAGING YOUR ACCOUNT VALUE


Dollar cost averaging allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option
--------------------------------------------------------------------------------

If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have

-----
29
--------------------------------------------------------------------------------

elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

You may not elect dollar cost averaging if you are participating in the rebalancing program.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other financial adviser before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.


You may not elect the rebalancing program if you are participating in the dollar cost averaging program.

4
Accessing your money

-----
30
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."




--------------------------------------------------------------------------------
                                       METHOD OF WITHDRAWAL
                    ------------------------------------------------------------
                                                                      LIFETIME
                                                                      REQUIRED
                                                  SUBSTANTIALLY       MINIMUM
    CONTRACT        LUMP SUM      SYSTEMATIC          EQUAL         DISTRIBUTION
--------------------------------------------------------------------------------
NQ                    Yes            Yes               No               No
--------------------------------------------------------------------------------
Rollover
  IRA                 Yes            Yes               Yes              Yes
--------------------------------------------------------------------------------
Roth
  Conversion
  IRA                 Yes            Yes               Yes              No
--------------------------------------------------------------------------------
Rollover
  TSA*                Yes            Yes               No               Yes
--------------------------------------------------------------------------------
QP                    Yes            No                No               Yes
--------------------------------------------------------------------------------


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity Contracts (TSAs)" in "Tax Information."


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions). The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Lump sum withdrawals in excess of the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses") may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA, and Roth Conversion IRA contracts only)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).


You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.

-----
31
--------------------------------------------------------------------------------

SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals based on the method you choose from the choices we offer. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals are not subject to a withdrawal charge.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Rollover TSA and QP contracts only -- See "Tax information")

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax Information" for your specific type of retirement arrangement.


We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA, Rollover TSA and QP contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed minimum death benefit on either a dollar-for-dollar basis or on a pro rata basis as explained below:

5% roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your current guaranteed minimum death benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a

-----
32
--------------------------------------------------------------------------------

contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your current guaranteed minimum death benefit on a pro rata basis.


The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum death benefit.


Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

Annuitant issue age 80 -- If your contract was issued when the annuitant was age 80, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                      -------------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x
 .40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).



LOANS UNDER ROLLOVER TSA CONTRACTS


You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subjected to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" below, for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


LOAN RESERVE ACCOUNT

On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify

-----
33
--------------------------------------------------------------------------------

otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator Plus offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.



--------------------------------------------------------------------------------
Fixed annuity payout options     Life annuity
                                 Life annuity with period
                                   certain
                                 Life annuity with refund
                                   certain
                                 Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity       Life annuity (not available
   payout options                  in New York)
                                 Life annuity with period
                                   certain
--------------------------------------------------------------------------------
Income Manager payout            Life annuity with period
   options                         certain
                                 Period certain annuity
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity

-----
34
--------------------------------------------------------------------------------

     with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your registered representative. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative. Income Manager payout options are described in a separate prospectus that is available from your registered representative. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator Plus.

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

You may choose to apply only part of the account value of your Equitable Accumulator Plus contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator Plus. For the tax consequences of withdrawals, see "Tax information."

-----
35
--------------------------------------------------------------------------------

Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult you tax adviser.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator Plus is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager payout options, no withdrawal charge is imposed under the Equitable Accumulator Plus. If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator Plus is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. For this purpose, the year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin, unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than five years from the contract date. Except with respect to Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

If you elect to start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit that applies to that contribution.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Charges and expenses

-----
36
--------------------------------------------------------------------------------

CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


o    A charge for Protection Plus, if you elect this optional benefit.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your registered representative for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits." We expect to make a profit from this charge.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits." We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

-----
37
--------------------------------------------------------------------------------

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


----------------------------------------------------------------------------------------
                                          CONTRACT YEAR
----------------------------------------------------------------------------------------
                      1       2       3       4       5       6       7       8       9+
----------------------------------------------------------------------------------------
    Percentage of
    contribution      8%      8%      7%      6%      5%      4%      3%      2%      0%
----------------------------------------------------------------------------------------



For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.


15% free withdrawal amount. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.


Disability, terminal illness, or confinement to nursing home.

The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is
      (a) approved by Medicare as a provider of skilled nursing care service, or
      (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:


     -- its main function is to provide skilled, intermediate, or custodial nursing care;

     --   it provides continuous room and board to three or more persons;

     --   it is supervised by a registered nurse or licensed practical nurse;

     --   it keeps daily medical records of each patient;

     --   it controls and records all medications dispensed; and

     --   its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) and (iii) above existed at the time a contribution was remitted or if the condition that began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your registered representative can provide more information or you may contact our processing office.

-----
38
--------------------------------------------------------------------------------


PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options on a pro rata basis.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE


We deduct a fee of $350 from the amount to be applied to the Variable Immediate annuity payout option.



CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:


o    Management fees ranging from 0.25% to 1.15%.

o    12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.



GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others

-----
39
--------------------------------------------------------------------------------

purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

6
Payment of death benefit

-----
40
--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.


Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. Under Rollover TSA contracts, we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and individually-owned IRA contracts.

For individually-owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.



WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash five years after your death (or the death of the first owner to die).

-----
41
--------------------------------------------------------------------------------

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of the annuitant's death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Therefore, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.



BENEFICIARY CONTINUATION OPTION


Upon your death, under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within 60 days following the date we receive proof of your death and before any other inconsistent election is made. We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature to equal the guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. Except as noted in the next two sentences, the beneficiary continuation option is available if we have received regulatory clearance in your state. For Rollover IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator Plus individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.


Under the beneficiary continuation option:

o    The contract continues in your name for the benefit of your beneficiary.

-----
42
--------------------------------------------------------------------------------

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The death benefit (including the guaranteed minimum death benefit) provision will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be least $300.

o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person named by the beneficiary, when we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment.

For traditional IRA contracts only, if you die after the "Required Beginning Date" for lifetime required minimum distributions (see "Tax information"), the contract will continue if:


(a)  You were receiving minimum distribution withdrawals from this contract; and


(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.


The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information. See the "Required minimum distributions" discussion under "IRAs" in "Tax Information" below.

For all Roth IRAs and for traditional IRAs where you die before the Required Beginning Date, the beneficiary may choose one of the following two beneficiary continuation options.


1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may choose to delay beginning the minimum distributions until December 31st of the calendar year in which you would have turned age 70-1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
Tax information

-----
43
--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Plus contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the extra credit on each contribution, choice of death benefits, selection of investment funds and choices of pay-out options that are available in Accumulator Plus, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II for a discussion of QP contracts.


TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS


You can make transfers among variable investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

-----
44
--------------------------------------------------------------------------------

All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. IN SUCH A CASE, THE CHARGES FOR THE PROTECTION PLUS RIDER COULD BE TREATED FOR FEDERAL INCOME TAX PURPOSES AS A PARTIAL WITHDRAWAL FROM THE CONTRACT. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result which would include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator Plus NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator Plus NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.

-----
45
--------------------------------------------------------------------------------

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX


If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o    on or after your death; or

o    because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.



OTHER INFORMATION


The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.



SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual

-----
46
--------------------------------------------------------------------------------


retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically can include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.


There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o    Roth IRAs, first available in 1998, funded on an after-tax basis.


Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).

Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator Plus traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Plus traditional and Roth IRA contracts.



PROTECTION PLUS FEATURE

Although we do not offer the Protection Plus feature for any contract other than NQ as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts, subject to state availability. THE IRS APPROVAL OF THE ACCUMULATOR CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We are filing a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the option Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR IRA OR ACCUMULATOR ROTH IRA WITH THE OPTIONAL PROTECTION PLUS FEATURE.

CANCELLATION

You can cancel an Equitable Accumulator Plus IRA contract by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Plus Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Plus Rollover IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

Contributions to traditional IRAs. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation.

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

LIMITS ON CONTRIBUTIONS. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth

-----
47
--------------------------------------------------------------------------------

IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2.

DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT RANGE, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $33,000 and $43,000 in 2001. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $53,000 and $63,000 in 2000. This range will increase every year until 2007 when the range is $80,000-$100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution in 2001, you determine AGI and subtract $33,000 if you are single, or $53,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

-----
48
--------------------------------------------------------------------------------



($10,000-excess AGI)    times   $2,000 (or earned    Equals    the adjusted
--------------------      x      income, if less)      =       deductible
 divided by $10,000                                            contribution
                                                               limit

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o    qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.



ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o    Do it yourself

     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.


o    Direct rollover

     You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.


All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o    only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70-1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o    a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

-----
49
--------------------------------------------------------------------------------

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o    regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o    regular contributions to a traditional IRA made after you reach age 70-1/2;
     or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.


RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

-----
50
--------------------------------------------------------------------------------

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging or long-term capital gain treatment available to certain distributions from qualified plans.



REQUIRED MINIMUM DISTRIBUTIONS.


--------------------------------------------------------------------------------

The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit IRA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.
--------------------------------------------------------------------------------

LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn 70-1/2.


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.


HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS.

There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The

-----
51
--------------------------------------------------------------------------------

required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate selecting any other form of life annuity payout after you are age 70-1/2, you must have elected to recalculate life expectancies.

Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70-1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your

-----
52
--------------------------------------------------------------------------------

surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2.

If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70-1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS


You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.



EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.

-----
53
--------------------------------------------------------------------------------

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Plus Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Individuals may make three different types of contributions to a Roth IRA:

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o    tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Since we only permit direct transfer and rollover contributions under the Equitable Accumulator Plus Roth Conversion IRA contract, we do not discuss regular after-tax contributions here. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o    another Roth IRA ("tax-free rollover contribution"); or


o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.


The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.



CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover

-----
54
--------------------------------------------------------------------------------

transaction is not tax free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The condition will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE-IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12 month period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

-----
55
--------------------------------------------------------------------------------


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.



DISTRIBUTIONS FROM ROTH IRAS


Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax.

o    Rollovers from a Roth IRA to another Roth IRA;

o    Direct transfers from a Roth IRA to another Roth IRA;

o    Qualified distributions from a Roth IRA; and


o    Return of excess contributions or amounts recharacterized to a traditional
     IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable- year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.


NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them) there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:


(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2001 and the conversion contribution is made

-----
56
--------------------------------------------------------------------------------


     in 2002, the conversion contribution is treated as contributed prior to other conversion contributions made in 2002.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH


Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.



PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Generally the same as traditional IRA.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.



SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL


This section covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

Generally, there are two types of funding vehicles available for 403(b) arrangements--an annuity contract under Section 403(b) (1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

-----
57
--------------------------------------------------------------------------------

CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to your Rollover TSA contract:

o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

If you make a direct transfer, you must fill out our transfer form.

EMPLOYER-REMITTED CONTRIBUTIONS. The Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits). Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

o    termination of employment with the employer who provided the TSA funds; or

o    reaching age 59-1/2 even if you are still employed; or

o    disability (special federal income tax definition).

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o    you are or will be at least age 70-1/2 in the current calendar year, and

o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Rollover TSA.


This rule applies regardless of whether the source of funds is a:

o    rollover by check of the proceeds from another TSA; or

o    direct rollover from another TSA; or

o    direct transfer under Revenue Ruling 90-24 from another TSA.

-----
58
--------------------------------------------------------------------------------


Further, under the minimum distributions rules we apply, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distribution from or with respect to the TSA from which you are making your contribution to the Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.



DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a hardship withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to the amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering, you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occurs:

1. the requirements for minimum distribution (discussed under "Required minimum distributions" below and in the prospectus) are met; or

2.   death; or

3.   retirement; or

4. termination of employment in all Texas public institutions of higher education.


For you to make a withdrawal, we must receive a properly completed written acknowledgment from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contributions. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax

-----
59
--------------------------------------------------------------------------------

withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Death benefit distributions from a TSA generally receive the same tax treatment as distribution during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.


LOANS FROM TSAS

You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.


Loans are generally not treated as a taxable distribution. If the amount of the loan when made exceeds permissible limits under federal income tax rules, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.


TSA loans are subject to federal income tax limits and may also be subject to limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

     (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

     (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.


o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.


The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;

-----
60
--------------------------------------------------------------------------------

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS


--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit TSA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.
--------------------------------------------------------------------------------


Generally the same as traditional IRA with these differences:


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distribution from their TSAs by a required date. Generally you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distribution is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distribution to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Rollover TSA on the form used to establish the TSA, you do not qualify.


SPOUSAL CONSENT RULES

This will only apply to you if you establish your Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your

-----
61
--------------------------------------------------------------------------------

spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distribution from a TSA before you reach age 59-1/2. This is in addition to any income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made;


o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o    if you are separated from service, any form of payout after you are age 55;
     or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.


o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding, as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

-----
62
--------------------------------------------------------------------------------

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2001, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)


For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.


You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS


Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o    any after-tax contributions you made to the plan; or

o any distributions which are required minimum distributions after age 70-1/2 or separation from service; or

o    hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

8
More information

-----
63
--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of our Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;


(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6)  to restrict or eliminate any voting rights as to Separate Account No. 49;
     and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.

-----
64
--------------------------------------------------------------------------------

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, as well as our general obligations. Credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940.


We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits."


Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgment of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form.


After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP contracts, or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY


Our business day is generally any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction

-----
65
--------------------------------------------------------------------------------


requests are processed. We may, however, close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the value next determined after the close of the business day.

o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees;

o    the formal approval of independent auditors selected for EQ Advisors Trust;
     or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, EQ Advisors Trust shares are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for

-----
66
--------------------------------------------------------------------------------

that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2000 and 1999, and for the three years ended December 31, 2000 incorporated in this prospectus by reference to the 2000 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.


You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS


Equitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104.

-----
67
--------------------------------------------------------------------------------


It is anticipated that by June 30, 2001, Equitable Distributors, LLC ("EDI, LLC") will become a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"), including the role of principal underwriter of Separate Account 49. Like EDI, EDI, LLC is owned by Equitable Holdings, LLC. Accordingly, once the successor by merger is complete, all references to the principal underwriter in each prospectus should be replaced with Equitable Distributors, LLC.

The contracts will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. We pay broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

9
Investment performance


-----
68
--------------------------------------------------------------------------------



The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution plus a 4% credit invested in the variable investment options for the periods shown.

The table takes into account all current fees and charges under the contract, including the charge for Protection Plus, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the variable investment options and/or contracts been available. The contracts were first offered in 1999.

For the "Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

We will indicate that a 4% credit is reflected when we show performance numbers that give effect to the credit.

THE PERFORMANCE INFORMATION SHOWN BELOW AND THE PERFORMANCE INFORMATION THAT WE ADVERTISE REFLECT PAST PERFORMANCE AND DOES NOT INDICATE HOW THE VARIABLE INVESTMENT OPTIONS MAY PERFORM IN THE FUTURE. SUCH INFORMATION ALSO DOES NOT REPRESENT THE RESULTS EARNED BY ANY PARTICULAR INVESTOR. YOUR RESULTS WILL DIFFER.

-----
69
--------------------------------------------------------------------------------






                                                           TABLE
                      AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2000:+

------------------------------------------------------------------------------------------------------------------------
                                                                      LENGTH OF INVESTMENT PERIOD
                                             ---------------------------------------------------------------------------
                                                                                                               SINCE
                                                                                            SINCE OPTION     PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                 1 YEAR        3 YEARS    5 YEARS    10 YEARS    INCEPTION+*    INCEPTION+**
------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                          (19.31%)      (1.89%)     4.86%      12.27%        1.26%           13.41%
------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                     (20.23%)       8.98%     15.46%      15.88%       14.41%           13.15%
------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield                       (14.76%)      (9.14%)     1.84%       7.57%       (1.90%)           6.07%
------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                       0.48%        2.64%      3.31%       3.26%        3.28%            4.97%
------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                   (24.48%)         --         --          --        (6.04%)          (6.04%)
------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                   8.31%        9.08%        --          --        14.61%           14.61%
------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                (7.66%)       4.25%        --          --         4.25%            4.25%
------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International            (25.21%)         --         --          --         4.22%            4.22%
------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                   0.39%          --         --          --         3.91%            3.91%
------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity               (1.99%)         --         --          --         0.34%            0.34%
------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                          (15.69%)       9.02%     15.73%         --        15.16%           16.22%
------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                           (17.65%)         --         --          --        (5.47%)          (5.47%)
------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                     (0.40%)      (4.15%)       --          --        14.04%            1.55%
------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index                (23.69%)       5.51%        --          --         5.51%            5.51%
------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                       6.10%        3.56%        --          --         3.56%            3.56%
------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                     13.30%        1.18%        --          --         1.18%            1.18%
------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                  6.43%       11.73%        --          --        14.30%           14.30%
------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies             (24.94%)      21.68%        --          --        24.02%           24.02%
------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                        (6.36%)         --         --          --         0.26%            0.26%
------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                              (11.04%)      10.76%        --          --        13.23%           13.23%
------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging Markets Equity    (46.64%)      (8.13%)       --          --        (8.13%)         (13.69%)
------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value                1.28%        3.32%        --          --         7.09%            7.09%
------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity               (18.26%)      16.64%        --          --        16.17%           16.17%
------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth                   (23.84%)      11.09%        --          --        15.82%           15.82%
------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                        (9.14%)       1.79%        --          --         1.79%            1.79%
------------------------------------------------------------------------------------------------------------------------



+ If you start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit, as permitted, that applied to that contribution.

* The variable investment option inception dates are: EQ/Alliance Money Market, EQ/Alliance High Yield, EQ/Alliance Common Stock and EQ/Aggressive Stock (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/MFS Research, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Investors Growth (May 1, 1997); EQ/Equity 500 Index, EQ/Small Company Index, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value and EQ/Morgan Stanley Emerging Markets Equity (December 31, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (December 31, 1998); EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian Research and EQ/Capital Guardian International (April 30, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (9/1/00); and EQ/Balanced (anticipated to become available on or about May 18, 2001). No information is provided for portfolios and/or variable investment options with inception dates 12/31/99.

-----
70
--------------------------------------------------------------------------------


** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are: EQ/Alliance Money Market (July 13, 1981); EQ/Alliance High Yield (January 2, 1987); EQ/Alliance Common Stock (January 13, 1976); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/Equity 500 Index, EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/MFS Research, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Investors Growth (May 1, 1997); EQ/Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Small Company Index, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Bernstein Diversified Value and EQ/Lazard Small Cap Value (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian Research and EQ/Capital Guardian International (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (9/1/00). No information is provided for portfolios and/or variable investment options with inception dates after 12/31/99.

-----
71
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o    data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:




--------------------------------------------------------------------------------
Barron's                                       Investment Management Weekly
Morningstar's Variable Annuity                 Money Management Letter
   Sourcebook                                     investment Dealers Digest
Business Week                                  National Underwriter
Forbes                                         Pension & Investments
Fortune                                        USA Today
Institutional Investor                         Investor's Business Daily
Money                                          The New York Times
Kiplinger's Personal Finance                   The Wall Street Journal
Financial Planning                             The Los Angeles Times
Investment Adviser                             The Chicago Tribune
--------------------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any changes for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.


Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator Plus performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a

-----
72
--------------------------------------------------------------------------------


given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "Yield Information for the EQ/Alliance Money Market Option and EQ/Alliance High Yield Option" in the SAI.

Appendix I: Condensed financial information



-----
A-1
--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.60%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001


-------------------------------------------------------------------------------
                                                           FOR THE YEARS
                                                        ENDING DECEMBER 31,
                                                        -------------------
                                                          1999       2000
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
 EQ/AGGRESSIVE STOCK
-------------------------------------------------------------------------------
  Unit value                                            $ 78.30    $ 66.77
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                        141        420
-------------------------------------------------------------------------------
 EQ/ALLIANCE COMMON STOCK
-------------------------------------------------------------------------------
  Unit value                                            $275.01    $232.08
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                        255        618
-------------------------------------------------------------------------------
 EQ/ALLIANCE HIGH YIELD
-------------------------------------------------------------------------------
  Unit value                                            $ 25.73    $ 23.07
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                        574      1,211
-------------------------------------------------------------------------------
 EQ/ALLIANCE MONEY MARKET
-------------------------------------------------------------------------------
  Unit value                                            $ 25.55    $ 26.65
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                      5,805      9,875
-------------------------------------------------------------------------------
 EQ/ALLIANCE PREMIER GROWTH
-------------------------------------------------------------------------------
  Unit value                                            $ 11.77    $  9.45
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                      5,630     17,412
-------------------------------------------------------------------------------
 EQ/ALLIANCE SMALL CAP GROWTH
-------------------------------------------------------------------------------
  Unit value                                            $ 14.78    $ 16.53
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                        818      3,189
-------------------------------------------------------------------------------
 EQ/ALLIANCE TECHNOLOGY
-------------------------------------------------------------------------------
  Unit value                                            $    --    $  6.60
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                         --      5,505
-------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN INTERNATIONAL
-------------------------------------------------------------------------------
  Unit value                                            $ 13.93    $ 11.09
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                      1,286      5,514
-------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN RESEARCH
-------------------------------------------------------------------------------
  Unit value                                            $ 10.60    $ 11.04
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                        987      2,953
-------------------------------------------------------------------------------
 EQ/CAPITAL GUARDIAN U.S. EQUITY
-------------------------------------------------------------------------------
  Unit value                                            $ 10.26    $ 10.46
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                      2,436      5,538
-------------------------------------------------------------------------------
 EQ/EQUITY 500 INDEX
-------------------------------------------------------------------------------
  Unit value                                            $    --    $ 27.69
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                         --      6,057
-------------------------------------------------------------------------------

-----
A-2
--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001 (CONTINUED)


-------------------------------------------------------------------------------
                                                           FOR THE YEARS
                                                        ENDING DECEMBER 31,
                                                        -------------------
                                                          1999       2000
-------------------------------------------------------------------------------
 EQ/EVERGREEN FOUNDATION
-------------------------------------------------------------------------------
  Unit value                                             $10.56    $ 9.90
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                          6       134
-------------------------------------------------------------------------------
 EQ/EVERGREEN OMEGA
-------------------------------------------------------------------------------
  Unit value                                             $10.80    $ 9.38
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                          6        78
-------------------------------------------------------------------------------
 EQ/FI MID CAP
-------------------------------------------------------------------------------
  Unit value                                             $   --    $ 9.99
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                         --       617
-------------------------------------------------------------------------------
 EQ/FI SMALL/MID CAP VALUE
-------------------------------------------------------------------------------
  Unit value                                             $   --    $10.82
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                         --       251
-------------------------------------------------------------------------------
 EQ/INTERNATIONAL EQUITY INDEX
-------------------------------------------------------------------------------
  Unit value                                             $14.82    $12.02
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                        992     2,531
-------------------------------------------------------------------------------
 EQ/JANUS LARGE CAP GROWTH
-------------------------------------------------------------------------------
  Unit value                                             $   --    $ 8.39
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                         --     1,315
-------------------------------------------------------------------------------
 EQ/J.P. MORGAN CORE BOND
-------------------------------------------------------------------------------
  Unit value                                             $10.39    $11.40
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                      2,026     5,112
-------------------------------------------------------------------------------
 EQ/LAZARD SMALL CAP VALUE
-------------------------------------------------------------------------------
  Unit value                                             $ 9.15    $10.68
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                         88     2,109
-------------------------------------------------------------------------------
 EQ/MERCURY BASIC VALUE EQUITY
-------------------------------------------------------------------------------
  Unit value                                             $14.88    $16.37
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                        173     1,079
-------------------------------------------------------------------------------
 EQ/MFS EMERGING GROWTH COMPANIES
-------------------------------------------------------------------------------
  Unit value                                             $27.40    $21.88
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                      1,680     5,759
-------------------------------------------------------------------------------
 EQ/MFS INVESTORS TRUST
-------------------------------------------------------------------------------
  Unit value                                             $10.70    $10.45
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                      2,906     7,052
-------------------------------------------------------------------------------
 EQ/MFS RESEARCH
-------------------------------------------------------------------------------
  Unit value                                             $16.99    $15.84
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                      1,725     5,917
-------------------------------------------------------------------------------

-----
A-3
--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER MAY 1, 2001 (CONTINUED)


-------------------------------------------------------------------------------
                                                           FOR THE YEARS
                                                        ENDING DECEMBER 31,
                                                        -------------------
                                                          1999       2000
-------------------------------------------------------------------------------
 EQ/MORGAN STANLEY EMERGING MARKETS EQUITY
-------------------------------------------------------------------------------
  Unit value                                            $10.97     $ 6.47
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                       962      2,958
-------------------------------------------------------------------------------
 EQ/PUTNAM GROWTH AND INCOME VALUE
-------------------------------------------------------------------------------
  Unit value                                            $12.39     $13.02
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                       978      1,755
-------------------------------------------------------------------------------
 EQ/PUTNAM INTERNATIONAL EQUITY FUND
-------------------------------------------------------------------------------
  Unit value                                            $20.10     $17.34
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                       771      2,033
-------------------------------------------------------------------------------
 EQ/PUTNAM INVESTORS GROWTH
-------------------------------------------------------------------------------
  Unit value                                            $21.20     $17.16
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                       576      1,658
-------------------------------------------------------------------------------
 EQ/SMALL COMPANY INDEX
-------------------------------------------------------------------------------
  Unit value                                            $11.42     $10.86
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                       522      1,382
-------------------------------------------------------------------------------
 LAZARD LARGE CAP VALUE
-------------------------------------------------------------------------------
  Unit value                                            $12.04     $11.61
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                     1,532      3,700
-------------------------------------------------------------------------------
 MERCURY WORLD STRATEGY
-------------------------------------------------------------------------------
  Unit value                                            $13.00     $11.33
-------------------------------------------------------------------------------
  Number of units outstanding (000s)                        19        172
-------------------------------------------------------------------------------

                      (This page intentionally left blank)

Appendix II: Purchase considerations for QP contracts

-----
B-1
--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Equitable Accumulator Plus QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator Plus QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator Plus QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that the QP contract may not be appropriate purchase for annuitants approaching or over age 70-1/2.


Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

                      (This page intentionally left blank)

Appendix III: Guaranteed minimum death benefit example


-----
C-1
--------------------------------------------------------------------------------


The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Money Market option), no additional contributions, no transfers, no withdrawals, and no loans under a Rollover TSA contract the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:





----------------------------------------------------------------------------------------------------------------
  END OF CONTRACT                         5% ROLL UP TO AGE 80 GUARANTEED    ANNUAL RATCHET TO AGE 80 GUARANTEED
       YEAR             ACCOUNT VALUE        MINIMUM DEATH BENEFIT(1)              MINIMUM DEATH BENEFIT
----------------------------------------------------------------------------------------------------------------
         1               $105,000                  $105,000(1)                        $105,000(3)
----------------------------------------------------------------------------------------------------------------
         2               $115,500                  $110,250(2)                        $115,500(3)
----------------------------------------------------------------------------------------------------------------
         3               $129,360                  $115,763(2)                        $129,360(3)
----------------------------------------------------------------------------------------------------------------
         4               $103,488                  $121,551(1)                        $129,360(4)
----------------------------------------------------------------------------------------------------------------
         5               $113,837                  $127,628(1)                        $129,360(4)
----------------------------------------------------------------------------------------------------------------
         6               $127,497                  $134,010(1)                        $129,360(4)
----------------------------------------------------------------------------------------------------------------
         7               $127,497                  $140,710(1)                        $129,360(4)
----------------------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

                      (This page intentionally left blank)

Statement of additional information


--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          PAGE


Revised Proposed Minimum Distribution Rules                                 2
Unit Values                                                                 3
Custodian and Independent Accountants                                       4
Yield Information for the EQ/Alliance Money Market Option and
  EQ/Alliance High Yield Option                                             4
Distribution of the contracts                                               5
Financial Statements                                                        5



HOW TO OBTAIN AN EQUITABLE ACCUMULATOR PLUS STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
     Equitable Accumulator Plus
     P.O. Box 1547
     Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Equitable Accumulator Plus SAI for Separate Account No. 49 dated May 1, 2001.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City            State    Zip






(SAI 10AMLF(05/00))

Equitable Accumulator
Plus(SM)
A variable deferred annuity contract





PROSPECTUS DATED MAY 1, 2001


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. Also, at the end of this prospectus you will find attached the prospectus for EQ Advisors Trust, which contains important information about its portfolios.


--------------------------------------------------------------------------------

WHAT IS THE EQUITABLE ACCUMULATOR PLUS?

Equitable Accumulator Plus is a deferred annuity contract issued by The Equitable Life Assurance Society of the United States. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options. This contract may not currently be available in all states.

---------------------------------------------------------------------------
VARIABLE INVESTMENT OPTIONS*
---------------------------------------------------------------------------
o EQ/Aggressive Stock                  o EQ/International Equity Index(4)
o EQ/Alliance Common Stock             o EQ/J.P. Morgan Core Bond
o EQ/Alliance High Yield               o EQ/Janus Large Cap Growth
o EQ/Alliance Money Market             o EQ/Lazard Small Cap Value
o EQ/Alliance Premier Growth           o EQ/Mercury Basic Value Equity
o EQ/Alliance Small Cap Growth         o EQ/MFS Emerging Growth
                                         Companies
o EQ/Alliance Technology               o EQ/MFS Investors Trust(5)
o EQ/Balanced(1)                       o EQ/MFS Research
o EQ/Bernstein Diversified Value(2)    o EQ/Morgan Stanley Emerging
o EQ/Capital Guardian International      Markets Equity
o EQ/Capital Guardian Research         o EQ/Putnam Growth & Income
o EQ/Capital Guardian U.S. Equity        Value
o EQ/Equity 500 Index                  o EQ/Putnam International Equity
o EQ/Evergreen Omega(3)                o EQ/Putnam Investors Growth
o EQ/FI Mid Cap                        o EQ/Small Company Index(6)
o EQ/FI Small/Mid Cap Value
--------------------------------------------------------------------------



 * Effective on May 18, 2001, all of the names of the variable investment options will include "EQ/."
(1) Available on or about May 18, 2001.
(2) Formerly named "Lazard Large Cap Value."
(3) Formerly named "EQ/Evergreen."
(4) Formerly named "BT International Equity Index."
(5) This reflects the name change of the MFS Growth with Income option, effective May 18, 2001.
(6) Formerly named "BT Small Company Index."



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of our Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of EQ Advisors Trust. Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution or defined benefit plan ("QP").

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA").


A contribution of at least $10,000 is required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2001 is a part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This prospectus and the SAI can also be obtained from the SEC's Web site at http://www.sec.gov. The table of contents for the SAI appears at the back of this prospectus.


THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


                                                                    X00073E/ML4%

Contents of this prospectus

-----
2
-------------------------------------------------------------------------------


--------------------------
"We," "our," and "us" refer to Equitable Life.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.


EQUITABLE ACCUMULATOR PLUS(SM)


--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is Equitable Life?                                                       5
How to reach us                                                              6
Equitable Accumulator Plus at a glance -- key features                       8

--------------------------------------------------------------------------------

FEE TABLE                                                                   11

--------------------------------------------------------------------------------

Examples                                                                    14

Condensed financial information                                             15




--------------------------------------------------------------------------------

CONTRACT FEATURES AND BENEFITS                                             16

--------------------------------------------------------------------------------

How you can purchase and contribute to your contract                        16

Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your variable investment options under the contract?               19
Allocating your contributions                                               23
Credits                                                                     23
Guaranteed minimum death benefit                                            23
Your right to cancel within a certain number of days                        25


--------------------------------------------------------------------------------

2
DETERMINING YOUR CONTRACT'S VALUE                                           26
--------------------------------------------------------------------------------
Your account value and cash value                                           26

Your contract's value in the variable investment options                    26

-----
 3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3
TRANSFERRING YOUR MONEY AMONG THE VARIABLE INVESTMENT OPTIONS               27
--------------------------------------------------------------------------------
Transferring your account value                                             27
Disruptive transfer activity                                                27
Dollar cost averaging your account value                                    27
Rebalancing your account value                                              28

--------------------------------------------------------------------------------
ACCESSING YOUR MONEY                                                        29

--------------------------------------------------------------------------------

Withdrawing your account value                                              29
How withdrawals are taken from your account value                           30
How withdrawals affect your guaranteed minimum death benefit                30
Loans under rollover TSA contracts                                          31
Surrendering your contract to receive its cash value                        32
When to expect payments                                                     32
Your annuity payout options                                                 32

--------------------------------------------------------------------------------
CHARGES AND EXPENSES                                                        35

--------------------------------------------------------------------------------

Charges that Equitable Life deducts                                         35
Charges that EQ Advisors Trust deducts                                      37
Group or sponsored arrangements                                             37

--------------------------------------------------------------------------------
PAYMENT OF DEATH BENEFIT                                                    39

--------------------------------------------------------------------------------

Your beneficiary and payment of benefit                                     39
How death benefit payment is made                                           40
Beneficiary continuation option                                             40



--------------------------------------------------------------------------------
TAX INFORMATION                                                             42

--------------------------------------------------------------------------------

Overview                                                                    42

Buying a contract to fund a retirement arrangement                          42
Transfers among variable investment options                                 42
Taxation of nonqualified annuities                                          42
Individual retirement arrangements (IRAs)                                   44
Roth individual retirement annuities (Roth IRAs)                            52
Special rules for contracts funding qualified plans                         55
Tax Sheltered Annuity contracts (TSAs)                                      55
Federal and state income tax withholding and information reporting          60
Impact of taxes to Equitable Life                                           61


--------------------------------------------------------------------------------

8
MORE INFORMATION                                                            62

--------------------------------------------------------------------------------

About our Separate Account No. 49                                           62
About EQ Advisors Trust                                                     62
About the general account                                                   63
About other methods of payment                                              63
Dates and prices at which contract events occur                             63
About your voting rights                                                    64
About legal proceedings                                                     65
About our independent accountants                                           65
Financial statements                                                        65
Transfers of ownership, collateral assignments, loans, and borrowing        65
Distribution of the contracts                                               65


--------------------------------------------------------------------------------

9
INVESTMENT PERFORMANCE                                                      67

--------------------------------------------------------------------------------

Communicating performance data                                              70


--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I -- Condensed financial information                                       A-1
II -- Purchase considerations for QP contracts                             B-1
III -- Guaranteed minimum death benefit example                            C-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------

Index of key words and phrases

-----
 4
--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this prospectus.





                                      PAGE
account value                           27
annuitant                               16
annuity payout options                  32
beneficiary                             39
business day                            63
cash value                              26
conduit IRA                             47
contract date                            9
contract date anniversary                9
contract year                            9
contributions to Roth IRAs              52
conversion contributions                52
contributions to traditional IRAs       45
credit                                  23
disruptive transfer activity            27
EQAccess                                 6
guaranteed minimum death benefit        23
IRA                                  cover
IRS                                     42
market timing                           27


                                      PAGE
NQ                                   cover
participant                             19
portfolio                            cover
processing office                        6
QP                                   cover
recharacterizations   48
Required Beginning Date                 49
Rollover IRA                         cover
Rollover TSA                         cover
rollovers and direct transfers          52
rollovers and transfers                 47
Roth IRA                                51
Roth Conversion IRA                  cover
SAI                                  cover
SEC                                  cover
TOPS                                     6
TSA                                  cover
traditional IRA                         45
unit                                    27
variable investment options             19


To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this prospectus as in the contract or supplemental materials. Your registered representative can provide further explanation about your contract or supplemental materials.



--------------------------------------------------------------------
 PROSPECTUS                      CONTRACT OR SUPPLEMENTAL MATERIALS
--------------------------------------------------------------------
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  unit                          Accumulation Unit

Who is Equitable Life?

-----
  5
--------------------------------------------------------------------------------


We are The Equitable Life Assurance Society of the United States ("Equitable Life"), a New York stock life insurance corporation. We have been doing business since 1859. Equitable Life is a subsidiary of AXA Financial, Inc. (previously, The Equitable Companies Incorporated). AXA, a French holding company for an international group of insurance and related financial services companies, is the sole shareholder of AXA Financial, Inc. As the sole shareholder, and under its other arrangements with Equitable Life and Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. No company other than Equitable Life, however, has any legal responsibility to pay amounts that Equitable Life owes under the contract.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $483.1 billion in assets as of December 31, 2000. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, N.Y. 10104.

-----
 6
--------------------------------------------------------------------------------

HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
------------------------------------------------------
Equitable Accumulator Plus
P.O. Box 13014
Newark, NJ 07188-0014



------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
------------------------------------------------------
Equitable Accumulator Plus
c/o Bank One, N.A.
300 Harmon Meadow Boulevard, 3rd Floor
Attn: Box 13014
Secaucus, NJ 07094


------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY REGULAR MAIL:
------------------------------------------------------
Equitable Accumulator Plus
P.O. Box 1547
Secaucus, NJ 07096-1547


------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT
 BY EXPRESS DELIVERY:
------------------------------------------------------

Equitable Accumulator Plus
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


------------------------------------------------------
 REPORTS WE PROVIDE:
------------------------------------------------------

o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar quarter (four per year); and


o annual statement of your contract values as of the close of the contract year.


------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS")
 AND EQACCESS SYSTEMS:
------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;


o your current allocation percentages;


o the number of units you have in the variable investment options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:


o change your allocation percentages and/or transfer among the variable investment options;


o change your personal identification number (PIN) (not available through EQAccess); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. You may use EQAccess by visiting our web site at http://www.equitable.com and clicking on EQAccess. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation

-----
7
--------------------------------------------------------------------

of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you are engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options").




------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:


(1)  authorization for telephone transfers by your registered representative;

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7)  tax withholding elections;

(8)  election of the beneficiary continuation option;

(9)  IRA contribution recharacterizations;

(10) certain section 1035 exchanges; and

(11) direct transfers.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;


(3) transfers between variable investment options;

(4) contract surrender and withdrawal requests; and

(5) death claims.



TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) dollar cost averaging;

(3) rebalancing;


(4) substantially equal withdrawals;

(5) systematic withdrawals; and


(6) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:


The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.

Equitable Accumulator Plus at a glance -- key features


-----
8
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------
PROFESSIONAL INVESTMENT   Equitable Accumulator Plus' variable investment options invest in different portfolios managed by
MANAGEMENT                professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------
TAX ADVANTAGES            o On earnings inside the    No tax until you make withdrawals from your contract or receive
                            contract                  annuity payments.
                          ----------------------------------------------------------------------------------------------------
                          o On transfers inside the   No tax on transfers among variable investment options.
                          contract
                          ----------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax
                          Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities with any other investment that you may use in connection with your retirement plan or arrangement. (For more information, see "Tax Information", below).
------------------------------------------------------------------------------------------------------------------------------
CONTRIBUTION AMOUNTS      o Initial minimum:          $10,000

                          o Additional minimum:       $ 1,000
                                                      $100 monthly and $300 quarterly under our automatic
                                                      investment program (NQ contracts)
                          ----------------------------------------------------------------------------------------------------
                          Maximum contribution limitations may apply.
------------------------------------------------------------------------------------------------------------------------------
CREDIT                    We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of credit is equal to 4% of each contribution. The credit is subject to recovery by us in certain limited circumstances.
------------------------------------------------------------------------------------------------------------------------------
ACCESS TO YOUR MONEY      o Lump sum withdrawals

                          o Several withdrawal options on a periodic basis

                          o Loans under Rollover TSA contracts

                          o Contract surrender

                          You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                          You may also incur income tax and a tax penalty.
------------------------------------------------------------------------------------------------------------------------------
PAYOUT OPTIONS            o Fixed annuity payout options

                          o Variable Immediate Annuity payout options

                          o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------

Equitable Accumulator Plus at a glance -- key features


-----
9
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
ADDITIONAL FEATURES    o Guaranteed minimum death benefit

                       o Dollar cost averaging

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually, and annually)

                       o Free transfers

                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home

                       o Protection Plus, an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------
FEES AND CHARGES       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative, and distribution charges at a current annual rate of 1.60% current (1.70% maximum).

                       o Annual 0.20% Protection Plus charge for this optional death benefit.

                       o No sales charge deducted at the time you make contributions and no annual contract fee.

                       o During the first nine contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value on the most recent contract date anniversary to calculate the 15% amount available. The charge is 8% in each of the first two contract years following a contribution. It declines by 1%
                       each year beginning in the third contract year to 1% in the ninth contract year following a contribution. There is no withdrawal charge in the tenth and later contract years following a contribution.
                       -------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This  usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
                       -------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We deduct a $350 annuity administrative fee from amounts applied to the Variable Immediate
                       Annuity payout options.

                       o Annual expenses of EQ Advisors Trust portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. These expenses include management fees ranging from 0.25% to 1.15% annually, 12b-1 fees of 0.25% annually, and other expenses.
------------------------------------------------------------------------------------------------------------------------------
ANNUITANT ISSUE AGES   NQ: 0-80
                       Rollover IRA, Roth Conversion IRA, Rollover TSA: 20-78
                       QP: 20-70
------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.

-----
10
--------------------------------------------------------------------------------
For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your registered representative, or call us, if you have any questions.


OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, fees and/or charges that are different from those in the contracts offered by this prospectus. Not every contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other Equitable Life annuity contracts that he or she distributes. You can also contact us to find out more about any of the Equitable Life annuity contracts.

Fee table


-----
11
--------------------------------------------------------------------------------

The fee table below will help you understand the various charges and expenses that apply to your contract. The table reflects charges you will directly incur under the contract, as well as charges and expenses of the portfolios that you will bear indirectly. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Each of the charges and expenses is more fully described in "Charges and expenses" later in this prospectus.




---------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR VARIABLE INVESTMENT OPTIONS EXPRESSED AS AN ANNUAL PERCENTAGE OF DAILY NET ASSETS
---------------------------------------------------------------------------------------------------------------
Mortality and expense risks(1)                                           1.10%*
Administrative                                                           0.25% current (0.35% maximum)
Distribution                                                             0.25%
                                                                         ------
Total annual expenses                                                    1.60% current (1.70% maximum)

---------------------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE AT THE TIME YOU REQUEST CERTAIN TRANSACTIONS
---------------------------------------------------------------------------------------------------------------
Withdrawal charge as a percentage of contributions* (deducted if you      Contract year
surrender your contract or make certain withdrawals. The withdrawal       1...................8.00%
charge percentage we use is determined by the contract year in which      2...................8.00%
you make the withdrawal or surrender your contract. For each              3...................7.00%
contribution, we consider the contract year in which we receive that      4...................6.00%
contribution to be "contract year 1")(2)                                  5...................5.00%
                                                                          6...................4.00%
                                                                          7...................3.00%
                                                                          8...................2.00%
                                                                          9...................1.00%
                                                                         10+..................0.00%
Charge if you elect a Variable Immediate Annuity payout option           $350

--------------------------------------------------------------------------------------------------
 CHARGES WE DEDUCT FROM YOUR ACCOUNT VALUE EACH YEAR IF YOU ELECT THE OPTIONAL BENEFIT
--------------------------------------------------------------------------------------------------
PROTECTION PLUS BENEFIT CHARGE (calculated as a percentage of the
account value. Deducted annually on each contract date anniversary)      0.20%

--------------------------------------------------------------------------------------------------

* These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.

-----
12
--------------------------------------------------------------------------------


EQ ADVISORS TRUST ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS IN EACH PORTFOLIO)

----------------------------------------------------------------------------------------------------------------
                                                                                          NET TOTAL
                                                                            OTHER          ANNUAL
                                                                          EXPENSES         EXPENSES
                                             MANAGEMENT                (AFTER EXPENSE   (AFTER EXPENSE
                                            FEES(3)   12B-1 FEES(4)    LIMITATION)(5)   LIMITATION)(6)
----------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         0.60%         0.25%            0.07%            0.92%
EQ/Alliance Common Stock                    0.46%         0.25%            0.05%            0.76%
EQ/Alliance High Yield                      0.60%         0.25%            0.07%            0.92%
EQ/Alliance Money Market                    0.34%         0.25%            0.06%            0.65%
EQ/Alliance Premier Growth                  0.89%         0.25%            0.01%            1.15%
EQ/Alliance Small Cap Growth                0.75%         0.25%            0.06%            1.06%
EQ/Alliance Technology                      0.90%         0.25%            0.00%            1.15%
EQ/Balanced                                 0.57%         0.25%            0.08%            0.90%
EQ/Bernstein Diversified Value              0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian International           0.85%         0.25%            0.10%            1.20%
EQ/Capital Guardian Research                0.65%         0.25%            0.05%            0.95%
EQ/Capital Guardian U.S. Equity             0.65%         0.25%            0.05%            0.95%
EQ/Equity 500 Index                         0.25%         0.25%            0.06%            0.56%
EQ/Evergreen Omega                          0.65%         0.25%            0.05%            0.95%
EQ/FI Mid Cap                               0.70%         0.25%            0.05%            1.00%
EQ/FI Small/Mid Cap Value                   0.75%         0.25%            0.10%            1.10%
EQ/International Equity Index               0.35%         0.25%            0.50%            1.10%
EQ/J.P. Morgan Core Bond                    0.45%         0.25%            0.10%            0.80%
EQ/Janus Large Cap Growth                   0.90%         0.25%            0.00%            1.15%
EQ/Lazard Small Cap Value                   0.75%         0.25%            0.10%            1.10%
EQ/Mercury Basic Value Equity               0.60%         0.25%            0.10%            0.95%
EQ/MFS Emerging Growth Companies            0.62%         0.25%            0.10%            0.97%
EQ/MFS Investors Trust                      0.60%         0.25%            0.10%            0.95%
EQ/MFS Research                             0.65%         0.25%            0.05%            0.95%
EQ/Morgan Stanley Emerging Markets Equity   1.15%         0.25%            0.40%            1.80%
EQ/Putnam Growth & Income Value             0.60%         0.25%            0.10%            0.95%
EQ/Putnam International Equity              0.85%         0.25%            0.15%            1.25%
EQ/Putnam Investors Growth                  0.65%         0.25%            0.05%            0.95%
EQ/Small Company Index                      0.25%         0.25%            0.35%            0.85%
-------------------------------------------------------------------------------------------------------------------


Notes:
(1) A portion of this charge is for providing the guaranteed minimum death benefit.

(2) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount and upon surrender of a contract.

(3) The management fees shown reflect revised management fees, effective May 1, 2000, which were approved by shareholders. The management fee for each portfolio cannot be increased without a vote of each portfolio's shareholders.

(4) Portfolio shares are all subject to fees imposed under the distribution plan (the "Rule 12b-1 Plan") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. The 12b-1 fee will not be increased for the life of the contracts.

-----
13
--------------------------------------------------------------------------------

(5) The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. Since initial seed capital was invested for the EQ/Alliance Technology portfolio on May 1, 2000, "Other Expenses" shown have been annualized. Initial seed capital was invested for the EQ/FI Mid Cap and EQ/Janus Large Cap Growth Portfolios on September 1, 2000. Thus, "Other Expenses" shown are estimated. See footnote (6) for any expense limitation agreement information.

(6) Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to certain Portfolios. Under this agreement Equitable Life has agreed to waive or limit its fees and assume other expenses of each of these Portfolios, if necessary, in an amount that limits each Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures, and extraordinary expenses) to not more than the amounts specified above as "Net Total Annual Expenses." The amounts shown for the EQ/International Equity Index and EQ/Small Company Index portfolios reflect a .10% decrease in the portfolios' expense waiver. The amounts shown for the EQ/Morgan Stanley Emerging Markets Portfolio, reflect a .05% decrease in the portfolio's expense waiver. These decreases in the expense waivers were effective on May 1, 2001. Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the expense limitation agreement provided that, among other things, such Portfolio has reached a sufficient size to permit such reimbursement to be made and provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. For more information see the prospectus for EQ Advisors Trust. The following chart indicates other expenses before any fee waivers and/or expense reimbursements that would have applied to each Portfolio. Portfolios that are not listed below do not have an expense limitation arrangement in effect.



-------------------------------------------------------------
                                          OTHER EXPENSES
                                         (BEFORE ANY FEE
                                         WAIVERS AND/OR
                                             EXPENSE
PORTFOLIO NAME                           REIMBURSEMENTS)
-------------------------------------------------------------
      EQ/Alliance Premier Growth            0.05%
      EQ/Alliance Technology                0.06%
      EQ/Balanced                           0.08%
      EQ/Bernstein Diversified Value        0.15%
      EQ/Capital Guardian International     0.20%
      EQ/Capital Guardian Research          0.16%
      EQ/Capital Guardian U.S. Equity       0.11%
      EQ/Evergreen Omega                    0.83%
      EQ/FI Mid Cap                         0.27%
      EQ/FI Small/Mid Cap Value             0.19%
      EQ/International Equity Index         0.44%
      EQ/J.P. Morgan Core Bond              0.11%
-------------------------------------------------------------


-------------------------------------------------------------
                                        OTHER EXPENSES
                                        (BEFORE ANY FEE
                                        WAIVERS AND/OR
                                            EXPENSE
PORTFOLIO NAME                          REIMBURSEMENTS)
-------------------------------------------------------------
      EQ/Janus Large Cap Growth             0.22%
      EQ/Lazard Small Cap Value             0.14%
      EQ/Mercury Basic Value Equity         0.10%
      EQ/MFS Investors Trust                0.13%
      EQ/MFS Research                       0.07%
      EQ/Morgan Stanley Emerging
       Markets Equity                       0.52%
      EQ/Putnam Growth & Income Value       0.12%
      EQ/Putnam International Equity        0.22%
      EQ/Putnam Investors Growth            0.10%
      EQ/Small Company Index                0.43%
-------------------------------------------------------------

-----
14
--------------------------------------------------------------------------------


EXAMPLES
The examples below show the expenses that a hypothetical contract owner (who has elected Protection Plus) would pay in the situation illustrated. We assume that a $1,000 contribution plus a $40 credit (which may be subject to recovery) is invested in one of the variable investment options listed and a 5% annual return is earned on the assets in that option.(1) Since the Protection Plus feature only applies under certain contracts, expenses would be lower for contracts that do not have this feature.
The examples assume the continuation of Total Annual Expenses (after expense limitation) shown for each portfolios of EQ Advisors Trust in the table, above, for the entire one, three, five and ten year periods included in the example. The charges used in the examples are the maximum charges rather than the lower current charges.
The example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the examples is not an estimate or guarantee of future investment performance.




----------------------------------------------------------------------------------------------

                                               IF YOU SURRENDER YOUR CONTRACT AT THE END OF
                                                EACH PERIOD SHOWN, THE EXPENSES WOULD BE:
                                          ----------------------------------------------------
                                              1 YEAR      3 YEARS      5 YEARS     10 YEARS
----------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         $ 110.79     $ 164.28     $ 210.38     $ 337.79
EQ/Alliance Common Stock                    $ 109.05     $ 159.08     $ 201.79     $ 321.09
EQ/Alliance High Yield                      $ 110.79     $ 164.28     $ 210.38     $ 337.79
EQ/Alliance Money Market                    $ 107.85     $ 155.49     $ 195.85     $ 309.44
EQ/Alliance Premier Growth                  $ 113.31     $ 171.72     $ 222.63     $ 361.33
EQ/Alliance Small Cap Growth                $ 112.32     $ 168.82     $ 217.85     $ 352.19
EQ/Alliance Technology                      $ 113.31     $ 171.72     $ 222.63     $ 361.33
EQ/Balanced                                 $ 110.58     $ 163.63     $ 209.31     $ 335.72
EQ/Bernstein Diversified Value              $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Capital Guardian International           $ 113.85     $ 173.34     $ 225.27     $ 366.38
EQ/Capital Guardian Research                $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Capital Guardian U.S. Equity             $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Equity 500 Index                         $ 106.86     $ 152.55     $ 190.97     $ 299.81
EQ/Evergreen Omega                          $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/FI Mid Cap                               $ 111.67     $ 166.87     $ 214.65     $ 346.04
EQ/FI Small/Mid Cap Value                   $ 112.76     $ 170.11     $ 219.97     $ 356.26
EQ/International Equity Index               $ 112.76     $ 170.11     $ 219.97     $ 356.26
EQ/Janus Large Cap Growth                   $ 113.31     $ 171.72     $ 222.63     $ 361.33
EQ/J.P. Morgan Core Bond                    $ 109.48     $ 160.38     $ 203.94     $ 325.29
EQ/Lazard Small Cap Value                   $ 112.76     $ 170.11     $ 219.97     $ 356.26
EQ/Mercury Basic Value Equity               $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/MFS Emerging Growth Companies            $ 111.34     $ 165.90     $ 213.05     $ 342.96
EQ/MFS Investors Trust                      $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/MFS Research                             $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Morgan Stanley Emerging Markets Equity   $ 120.40     $ 192.57     $ 256.58     $ 424.93
EQ/Putnam Growth & Income Value             $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Putnam International Equity              $ 114.40     $ 174.95     $ 227.91     $ 371.40
EQ/Putnam Investors Growth                  $ 111.12     $ 165.25     $ 211.98     $ 340.89
EQ/Small Company Index                      $ 110.03     $ 162.01     $ 206.63     $ 330.52
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                              IF YOU DO NOT SURRENDER YOUR CONTRACT AT THE
                                                 END OF EACH PERIOD SHOWN, THE EXPENSES
                                                               WOULD BE:
                                            ----------------------------------------------------
                                             1 YEAR     3 YEARS     5 YEARS      10 YEARS
------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                         $ 30.79     $  94.28   $ 160.38     $ 337.79
EQ/Alliance Common Stock                    $ 29.05     $  89.08   $ 151.79     $ 321.09
EQ/Alliance High Yield                      $ 30.79     $  94.28   $ 160.38     $ 337.79
EQ/Alliance Money Market                    $ 27.85     $  85.49   $ 145.85     $ 309.44
EQ/Alliance Premier Growth                  $ 33.31     $ 101.72   $ 172.63     $ 361.33
EQ/Alliance Small Cap Growth                $ 32.32     $  98.82   $ 167.85     $ 352.19
EQ/Alliance Technology                      $ 33.31     $ 101.72   $ 172.63     $ 361.33
EQ/Balanced                                 $ 30.58     $  93.63   $ 159.31     $ 335.72
EQ/Bernstein Diversified Value              $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Capital Guardian International           $ 33.85     $ 103.34   $ 175.27     $ 366.38
EQ/Capital Guardian Research                $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Capital Guardian U.S. Equity             $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Equity 500 Index                         $ 26.86     $  82.55   $ 140.97     $ 299.81
EQ/Evergreen Omega                          $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/FI Mid Cap                               $ 31.67     $  96.87   $ 164.65     $ 346.04
EQ/FI Small/Mid Cap Value                   $ 32.76     $ 100.11   $ 169.97     $ 356.26
EQ/International Equity Index               $ 32.76     $ 100.11   $ 169.97     $ 356.26
EQ/Janus Large Cap Growth                   $ 33.31     $ 101.72   $ 172.63     $ 361.33
EQ/J.P. Morgan Core Bond                    $ 29.48     $  90.38   $ 153.94     $ 325.29
EQ/Lazard Small Cap Value                   $ 32.76     $ 100.11   $ 169.97     $ 356.26
EQ/Mercury Basic Value Equity               $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/MFS Emerging Growth Companies            $ 31.34     $  95.90   $ 163.05     $ 342.96
EQ/MFS Investors Trust                      $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/MFS Research                             $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Morgan Stanley Emerging Markets Equity   $ 40.40     $ 122.57   $ 206.58     $ 424.93
EQ/Putnam Growth & Income Value             $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Putnam International Equity              $ 34.40     $ 104.95   $ 177.91     $ 371.40
EQ/Putnam Investors Growth                  $ 31.12     $  95.25   $ 161.98     $ 340.89
EQ/Small Company Index                      $ 30.03     $  92.01   $ 156.63     $ 330.52
-------------------------------------------------------------------------------------------------



(1) The amount accumulated from the $1,000 contribution plus the $40 credit could not be paid in the form of an annuity payout option at the end of any of the periods shown in the examples. This is because if the amount applied to purchase an annuity

-----
15
--------------------------------------------------------------------------------
   payout option is less than $2,000, or the initial payment is less than $20, we may pay the amount to you in a single sum instead of as payments under an annuity payout option. See "Accessing your money."


IF YOU ELECT A VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION:


Assuming an annuity payout option could be issued (see note (1) above), and you elect a Variable Immediate Annuity payout option, the expenses shown in the examples for "if you do not surrender your contract" would, in each case, be increased by $6.08 based on the average amount applied to annuity payout options in 2000. See "Annuity administrative fee" in "Charges and expenses."


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2000.

1
Contract features and benefits

-----
16
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of at least $1,000 each, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                     AVAILABLE
 CONTRACT          FOR ANNUITANT                                               LIMITATIONS ON
 TYPE               ISSUE AGES         SOURCE OF CONTRIBUTIONS                 CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------
NQ                 0 through 80      o After-tax money.                       o No additional contributions
                                                                                after age 81.
                                     o Paid to us by check or
                                       transfer of contract value in
                                       a tax-deferred exchange
                                       under Section 1035 of the
                                       Internal Revenue Code.
---------------------------------------------------------------------------------------------------------------------
Rollover IRA       20 through 78     o Rollovers from a qualified plan.       o No contributions after age 79.

                                     o Rollovers from a TSA contract or       o Contributions after age 70-1/2 must be
                                       other 403(b) arrangement.                net of required minimum distributions.

                                     o Rollovers from another traditional     o Although we accept regular
                                       individual retirement arrangement.       contributions (limited to $2,000 per
                                                                                year) under the Rollover IRA contracts,
                                     o Direct custodian-to-custodian            we intend that this contract be used
                                       transfers from another traditional       primarily for rollover and direct transfer
                                       individual retirement arrangement.       contributions. Please refer to
                                                                                "Withdrawals, payments and transfers
                                     o Regular IRA contributions.               of funds out of traditional IRAs" in "Tax
                                                                                Information" for a discussion of
                                                                                conduit IRAs.
--------------------------------------------------------------------------------------------------------------------------------

-----
17
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                     AVAILABLE
CONTRACT            FOR ANNUITANT                                              LIMITATIONS ON
TYPE                 ISSUE AGES         SOURCE OF CONTRIBUTIONS                CONTRIBUTIONS
---------------------------------------------------------------------------------------------------------------------------------
Roth Conversion IRA   20 through 78     o Rollovers from another                o No additional rollover or direct transfer
                                          Roth IRA.                               contributions after age 79.

                                        o Conversion rollovers from a           o Conversion rollovers after age 70-1/2
                                          traditional IRA.                        must be net of required minimum
                                                                                  distributions for the traditional IRA you
                                        o Direct transfers from another Roth      are rolling over.
                                          IRA
                                                                                o You cannot roll over funds from a
                                                                                  traditional IRA if your adjusted gross
                                                                                  income is $100,000 or more.

                                                                                o Regular contributions are not
                                                                                  permitted.

                                                                                o Only rollover and direct transfer
                                                                                  contributions are permitted.
--------------------------------------------------------------------------------------------------------------------------------
Rollover TSA        20 through 78     o Rollovers from a TSA contract or        o Additional rollover or direct transfer
                                        other 403(b) arrangement.                 contributions may be made up to age 79.

                                      o Rollovers from a traditional IRA        o Contributions after age 70-1/2 must be
                                        which was a "conduit" for TSA funds       net of required minimum distributions.
                                        previously rolled over.
                                                                                o Ongoing payroll contributions are not
                                      o Direct transfer from another TSA          permitted.
                                        contract or arrangement, complying
                                        with IRS Revenue Ruling 90-24.          o Employer-remitted contributions are
                                                                                  not permitted.

This contract may not be available in your state.
--------------------------------------------------------------------------------------------------------------------------------

-----
18
--------------------------------------------------------------------------------


                    AVAILABLE
                   FOR ANNUITANT                                                LIMITATIONS ON
 CONTRACT TYPE     ISSUE AGES         SOURCE OF CONTRIBUTIONS                  CONTRIBUTIONS
QP                 20 through 70     o Only transfer contributions from an     o Regular ongoing payroll contributions
                                       existing qualified plan trust as a          are not permitted.
                                       change of investment vehicle under
                                       the plan.                               o Only one additional transfer
                                                                                 contribution may be made during a
                                     o The plan must be qualified under          contract year.
                                       Section 401(a) of the Internal
                                       Revenue Code.                           o No additional transfer contributions
                                                                                 after age 71.
                                     o For 401(k) plans, transferred
                                       contributions may only include          o For defined benefit plans, employee
                                       employee pre-tax contributions.           contributions are not permitted.


Please refer to Appendix II for a discussion of purchase considerations of QP contracts.
--------------------------------------------------------------------------------------------------------------------------------


See "Tax information" for a more detailed discussion of sources of contributions and certain contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Equitable Accumulator contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all Equitable Life annuity accumulation contracts that you own would then total more than $2,500,000.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this prospectus.

-----
19
--------------------------------------------------------------------------------

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different than the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.


Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II for more information on QP contracts.


--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly, participating in an eligible employer's QP or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to Equitable Life. We may also apply contributions made pursuant to a 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the registered representative submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------

Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR VARIABLE INVESTMENT OPTIONS UNDER THE CONTRACT?

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. Listed below are the currently available portfolios, their investment objectives, and their advisers.

--------------------------------------------------------------------------------
You can choose from among the variable investment options.
--------------------------------------------------------------------------------

-----
20
--------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST


          You should note that some EQ Advisors Trust portfolios have objectives and strategies that are substantially similar to those of certain retail funds; they may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


-------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                                  OBJECTIVE                        ADVISER
-------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                       Long-term growth of capital             Alliance Capital Management L.P.
                                                                                  Marsico Capital Management, LLC
                                                                                  MFS Investment Management
--------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                  Long-term growth of capital and         Alliance Capital Management L.P.
                                          increasing
                                          income
-----------------------------------------------------------------------------------------------------------------------------
EQ/Alliance High Yield                    High total return through a             Alliance Capital Management L.P.
                                          combination of current income
                                          and capital appreciation by investing
                                          generally in high yield securities
--------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Money Market                  High level of current income, preserve  Alliance Capital Management L.P.
                                          its assets and maintain liquidity
--------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                Long-term growth of capital             Alliance Capital Management L.P.
--------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth              Long-term growth of capital             Alliance Capital Management L.P.
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                    Long-term growth of capital             Alliance Capital Management L.P.
---------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                               High return through both appreciation   Alliance Capital Management L.P.
                                          of capital and current income           Capital Guardian Trust Company
                                                                                  Prudential Investments Fund
                                                                                  Management LLC
                                                                                  Jennison Associates LLC
-----------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value            Capital appreciation                    Alliance Capital Management L>P., through
                                                                                  its Bernstein Research and ManagementUnit
-----------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International         Long-term growth of capital             Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research              Long-term growth of capital             Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity           Long-term growth of capital             Capital Guardian Trust Company
-----------------------------------------------------------------------------------------------------------------------------

-----
21
--------------------------------------------------------------------------------


PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)
--------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME                    OBJECTIVE                                          ADVISER
--------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index              Total return before expenses that approximates     Alliance Capital Management L.P.
                                 the total return performance of the S&P 500
                                 Index, including reinvestment of dividends, at
                                 a risk level consistent with that of the
                                 Standard & Poor's 500 Stock Index.
--------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega               Long-term capital growth                           Evergreen Investment Management
                                                                                     Company, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                    Long-term growth of capital                        Fidelity Management & Research Company
--------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value        Long-term capital appreciation                     Fidelity Management & Research Company
--------------------------------------------------------------------------------------------------------------------------------
EQ/International Equity Index    Replicate as closely as possible (before           Deutsche Asset Management, Inc.
                                 deduction of portfolio expenses) the total
                                 return of the Morgan Stanley Capital
                                 International Europe, Australia, Far East Index
--------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond         High total return consistent with moderate risk    J.P. Morgan Investment Management Inc.
                                 of capital and maintenance of liquidity
--------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth        Long-term growth in a manner that is consistent    Janus Capital Corporation
                                 with preservation of capital
--------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value        Capital appreciation                               Lazard Asset Management
--------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth           Long-term capital growth                           MFS Investment Management
 Companies
--------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust           Long-term growth of capital with a secondary       MFS Investment Management
                                 objective to seek reasonable current income
--------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Research                  Long-term growth of capital and future income      MFS Investment Mangement
--------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity    Capital appreciation and secondarily, income       Mercury Advisors
--------------------------------------------------------------------------------------------------------------------------------
EQ/Morgan Stanley Emerging       Long-term capital appreciation                     Morgan Stanley Asset Management
 Markets Equity
--------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value  Capital growth, current income a secondary         Putnam Investment Management, LLC
                                 objective
--------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity   Capital appreciation                               Putnam Investment Management, LLC
--------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Investors Growth       Long-term growth of capital and any increased      Putnam Investment Management, LLC
                                 income that results from this growth
--------------------------------------------------------------------------------------------------------------------------------

-----
22
--------------------------------------------------------------------------------



PORTFOLIOS OF EQ ADVISORS TRUST (CONTINUED)

--------------------------------------------------------------------------------------------------------------------------------
 PORTFOLIO NAME           OBJECTIVE                                              ADVISER
--------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index   Replicate as closely as possible (before                Deutsche Asset Management, Inc.
                         deduction of portfolio expenses) the total return
                         of the Russell 2000 Index
--------------------------------------------------------------------------------------------------------------------------------


Other important information about the portfolios is included in the prospectus for EQ Advisors Trust attached at the end of this prospectus.

-----
23
--------------------------------------------------------------------------------

ALLOCATING YOUR CONTRIBUTIONS

You may allocate your contributions to one or more, or all, of the variable investment options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. Once contributions are allocated to the variable investment options they become part of your account value. We discuss account value in "Determining your contract's value."


CREDITS


A credit will also be allocated to your account value at the same time that we allocate your contribution. The amount of the credit is equal to 4% of the amount of each contribution. Credits are allocated to the same variable investment options based on the same percentages used to allocate your contributions.

We will recover the amount of the credit if you exercise your right to cancel the contract. See "Your right to cancel within a certain number of days," below. Also, if you start receiving annuity payments within three years of making any additional contribution, we will recover the amount of the credit that applies to that contribution.

We do not consider credits to be contributions for purposes of any discussion in this prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" below. Under certain circumstances, the charge associated with the credit may exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.



GUARANTEED MINIMUM DEATH BENEFIT


Guaranteed minimum death benefit applicable for annuitant ages 0 through 79 at issue of NQ contracts; 20 through 78 at issue of Rollover IRA, Roth Conversion IRA and Rollover TSA contracts; and 20 through 70 at issue of QP contracts.


You may elect either the "5% roll up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you apply for a contract. Once you have made your election, you may not change it.

5% ROLL UP TO AGE 80. On the contract date, the guaranteed minimum death benefit is equal to your initial contribution plus the credit. Thereafter, the guaranteed minimum death benefit will be credited with interest each day through the annuitant's age 80. The effective annual interest rate is 5% except for amounts invested in the Alliance Money Market option and amounts in the loan reserve account (applicable to Rollover TSA contracts only). Amounts in the Alliance Money Market option and in the loan reserve account will be credited with interest at a 3% effective annual rate. No interest is credited after the annuitant is age 80.

If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the additional contribution plus the amount of the credit on the date the contribution is allocated to your variable investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit for the withdrawal on the date you take the withdrawal.

The 5% roll up to age 80 guaranteed minimum death benefit is not available in New York.

ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution plus the credit. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down.

-----
24
--------------------------------------------------------------------------------
If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution plus the amount of the credit on the date the contribution is allocated to your variable investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR AN ANNUITANT THAT IS AGE 80 AT ISSUE.

On the contract date, your guaranteed minimum death benefit equals your initial contribution plus the credit. Thereafter, it will be increased by the dollar amount of any additional contributions plus the credit. We will adjust your guaranteed minimum death benefit if you take any withdrawals.

          -------------------------------------

Please see "How withdrawals affect your guaranteed minimum death benefit" in "Accessing your money" for information on how withdrawals affect your guaranteed minimum death benefit.

See Appendix III for an example of how we calculate the guaranteed minimum death benefit.

PROTECTION PLUS

Subject to state availability, if you are purchasing a contract under which the Protection Plus feature is available, you may elect the Protection Plus death benefit at the time you purchase your contract. Protection Plus provides an additional death benefit as described below. Although we do not offer the Protection Plus feature for any contract other than nonqualified as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts. See the appropriate part of "Tax information" for the potential tax consequences of electing to purchase the Protection Plus feature in either an NQ or an IRA contract.

If the annuitant is 69 or younger when we issue your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o the total net contributions or

o the death benefit less total net contributions

For purposes of calculating your Protection Plus benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges). Credit amounts are not included in "net contributions." Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant is between the ages of 70 and 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant and Protection Plus had been elected at issue), the death benefit will be:
the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o the total net contributions (as described above) or

o the death benefit (as described above) less total net contributions

-----
25
--------------------------------------------------------------------------------

Protection Plus must be elected when the contract is first issued; neither the owner nor the Successor/Owner Annuitant can add it subsequently.



YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract on the day we receive notification to cancel the contract and will reflect any investment gain or loss in the variable investment options that also reflect the daily charges we deduct through the date we receive your contract. Please note that you will forfeit the credit by exercising this right of cancellation. Some states require that we refund the full amount of your contribution (not reflecting any investment gain or loss). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your registered representative can provide you with the cancellation instructions.

2
Determining your contract's value

-----
26
--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value you have in the variable investment options and in the loan reserve account (applies for Rollover TSA contracts only). These amounts are subject to certain fees and charges discussed in "Charges and expenses."

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) any applicable withdrawal charge and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money."


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)     mortality and expense risks;

(ii)    administrative, and

(iii)   distribution charges.


On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:


(i)     increased to reflect additional contributions;

(ii)    decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or

(iv) decreased to reflect your loan amount to the loan reserve account under a Rollover TSA contract.


Also, when we deduct the Protection Plus benefit charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

3
Transferring your money among the variable investment options


-----
27
--------------------------------------------------------------------------------
TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options.


You may request a transfer in writing or by telephone using TOPS. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:


(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the Accumulator Plus contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy, making programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio. These kinds of strategies and transfer activities are disruptive to the underlying portfolios in which the variable investment options invest. If we determine that your transfer patterns among the variable investment options are disruptive to the underlying portfolios, we may, among other things, restrict the availability of personal telephone requests, facsimile transmissions, automated telephone services, Internet services or any electronic transfer services. We may also refuse to act on transfer instructions of an agent acting under a power of attorney who is acting on behalf of one or more owners.

We currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In order to prevent disruptive activity, we monitor the frequency of transfers, including the size of transfers in relation to portfolio assets, in each underlying portfolio, and we take appropriate action, which may include the actions described above to restrict availability of voice, fax and automated transaction services, when we consider the activity of owners to be disruptive. We currently provide a letter to owners who have engaged in such activity of our intention to restrict such services. However, we may not continue to provide such letters. We may also, in our sole discretion and without further notice, change what we consider disruptive transfer activity, as well as change our procedures to restrict this activity.



DOLLAR COST AVERAGING YOUR ACCOUNT VALUE


Dollar cost averaging allows you to gradually transfer amounts from the EQ/Alliance Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option
--------------------------------------------------------------------------------

If your value in the EQ/Alliance Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Alliance Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Alliance Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Alliance Money Market option is equal to or less than the amount you have

-----
28
-------------------------------------------------------------------------------
elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

You may not elect dollar cost averaging if you are participating in the rebalancing program.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and


(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.


While your rebalancing program is in effect, we will transfer amounts among each variable investment option so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your registered representative or other financial adviser before electing the program.
--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect, we will process the transfer as requested; the rebalancing program will remain in effect unless you request that it be canceled in writing.


You may not elect the rebalancing program if you are participating in the dollar cost averaging program.

4
Accessing your money

-----
29
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. For the tax consequences of withdrawals, see "Tax information."




--------------------------------------------------------------------------------
                              METHOD OF WITHDRAWAL
--------------------------------------------------------------------------------
                                                                     LIFETIME
                                                                     REQUIRED
                                                  SUBSTANTIALLY      MINIMUM
CONTRACT           LUMP SUM       SYSTEMATIC          EQUAL         DISTRIBUTION
--------------------------------------------------------------------------------
NQ                    Yes            Yes               No                No
--------------------------------------------------------------------------------
Rollover
  IRA                 Yes            Yes               Yes              Yes
--------------------------------------------------------------------------------
Roth
  Conversion
  IRA                 Yes            Yes               Yes               No
--------------------------------------------------------------------------------
Rollover
  TSA*                Yes            Yes               No               Yes
--------------------------------------------------------------------------------
QP                    Yes             No               No               Yes
--------------------------------------------------------------------------------


* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity Contracts (TSAs)" in "Tax Information."


LUMP SUM WITHDRAWALS
(ALL CONTRACTS)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions). The minimum amount you may withdraw is $300. If you request to withdraw more than 90% of a contract's current cash value we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below.

Lump sum withdrawals in excess of the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses") may be subject to a withdrawal charge. Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.



SYSTEMATIC WITHDRAWALS
(NQ, Rollover TSA, Rollover IRA, and Roth Conversion IRA contracts only)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).


You may take systematic withdrawals on a monthly, quarterly, or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly, and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.

------
30
--------------------------------------------------------------------------------

SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)

The substantially equal withdrawals option allows you to receive distributions from your account value without triggering the 10% additional federal tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information." Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on those withdrawals.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals based on the method you choose from the choices we offer. The payments will be made monthly, quarterly, or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals are not subject to a withdrawal charge.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Rollover TSA and QP contracts only -- See "Tax information")

We offer the minimum distribution withdrawal option to help you meet lifetime required minimum distributions under federal income tax rules. You may elect this option in the year in which you reach age 70-1/2. The minimum amount we will pay out is $250. You may elect the method you want us to use to calculate your minimum distribution withdrawals from the choices we offer. Currently, minimum distribution withdrawal payments will be made annually. See the "Required minimum distributions" section in "Tax Information" for your specific type of retirement arrangement.


We do not impose a withdrawal charge on minimum distribution withdrawals except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

We will calculate your annual payment based on your account value at the end of the prior calendar year based on the method you choose.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA, Rollover TSA and QP contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------
How withdrawals are taken from your account value

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed minimum death benefit on either a dollar-for-dollar basis or on a pro rata basis as explained below:

5% roll up to age 80 -- If you elect the 5% roll up to age 80 guaranteed minimum death benefit, your current guaranteed minimum death benefit will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the guaranteed minimum death benefit on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a

-----
31
--------------------------------------------------------------------------------
contract year to exceed 5% of the guaranteed minimum death benefit on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your current guaranteed minimum death benefit on a pro rata basis.


The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum death benefit.


Annual ratchet to age 80 -- If you elect the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

Annuitant issue age 80 -- If your contract was issued when the annuitant was age 80, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.
          -------------------------------------
Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x
 .40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).



LOANS UNDER ROLLOVER TSA CONTRACTS


You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are taking minimum distribution withdrawals.

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subjected to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" below, for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).

Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


LOAN RESERVE ACCOUNT

On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify

------
32
--------------------------------------------------------------------------------

otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information."


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Equitable Accumulator Plus offers you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.



-------------------------------------------------------------
Fixed annuity payout options     Life annuity
                                 Life annuity with period
                                   certain
                                 Life annuity with refund
                                   certain
                                 Period certain annuity
-------------------------------------------------------------
Variable Immediate Annuity       Life annuity (not available
   payout options                  in New York)
                                 Life annuity with period
                                   certain
-------------------------------------------------------------
Income Manager payout            Life annuity with period
   options                         certain
                                 Period certain annuity

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity

-----
33
--------------------------------------------------------------------------------

   with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your registered representative. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable annuities may be funded through your choice of variable investment options investing in portfolios of EQ Advisors Trust. The contract also offers a fixed annuity payout option that can be elected in combination with the variable annuity payout options. The amount of each variable annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER PAYOUT OPTIONS

The Income Manager payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager payout annuity contract. You may request an illustration of the Income Manager payout annuity contract from your registered representative. Income Manager payout options are described in a separate prospectus that is available from your registered representative. Before you select an Income Manager payout option, you should read the prospectus which contains important information that you should know.

Both Income Manager payout options provide guaranteed level payments (NQ and IRA contracts). The Income Manager (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect a period certain Income Manager payout option unless withdrawal charges are no longer in effect under your Equitable Accumulator Plus.

For QP and Rollover TSA contracts, if you want to elect an Income Manager payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract.

You may choose to apply only part of the account value of your Equitable Accumulator Plus contract to an Income Manager payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Equitable Accumulator Plus. For the tax consequences of withdrawals, see "Tax information."

------
34
--------------------------------------------------------------------------------

Depending upon your circumstances, the purchase of an Income Manager contract may be done on a tax-free basis. Please consult you tax adviser.


The amount applied to purchase an annuity payout option

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Equitable Accumulator Plus is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager payout options, no withdrawal charge is imposed under the Equitable Accumulator Plus. If the withdrawal charge that otherwise would have been applied to your account value under your Equitable Accumulator Plus is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager will apply. For this purpose, the year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin, unless you are applying only some of your account value to an Income Manager contract. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than five years from the contract date. Except with respect to Income Manager annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the contract date anniversary that follows the annuitant's 90th birthday. This may be different in some states.

If you elect to start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit that applies to that contribution.

Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager annuity payout option is chosen.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

5
Charges and expenses

-----
35
--------------------------------------------------------------------------------
CHARGES THAT EQUITABLE LIFE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


o A charge for Protection Plus, if you elect this optional benefit.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" below.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your registered representative for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits." We expect to make a profit from this charge.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option. We reserve the right under the contracts to increase this charge to an annual rate of 0.35%.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits." We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

-----
36
--------------------------------------------------------------------------------
The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:




-----------------------------------------------------------------------------------------------
                                          CONTRACT YEAR
-----------------------------------------------------------------------------------------------
                     1       2       3       4       5       6       7       8       9      10+
-----------------------------------------------------------------------------------------------
    Percentage of
    contribution     8%      8%      7%      6%      5%      4%      3%      2%      1%      0%
-----------------------------------------------------------------------------------------------



For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information."


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.


15% free withdrawal amount. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value on the most recent contract date anniversary, minus any other withdrawals made during the contract year. The 15% free withdrawal amount does not apply if you surrender your contract.


DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME.

The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:


  -- its main function is to provide skilled, intermediate, or custodial nursing care;

  -- it provides continuous room and board to three or more persons;

  -- it is supervised by a registered nurse or licensed practical nurse;

  -- it keeps daily medical records of each patient;

  -- it controls and records all medications dispensed; and

  -- its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) and (iii) above existed at the time a contribution was remitted or if the condition that began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your registered representative can provide more information or you may contact our processing office.

------
37
--------------------------------------------------------------------------------



PROTECTION PLUS

If you elect Protection Plus, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options on a pro rata basis.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed by us varies by state and ranges from 0% to 3.5% (1% in Puerto Rico and 5% in the U.S. Virgin Islands).


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTION ADMINISTRATIVE FEE


We deduct a fee of $350 from the amount to be applied to the Variable Immediate annuity payout option.



CHARGES THAT EQ ADVISORS TRUST DEDUCTS

EQ Advisors Trust deducts charges for the following types of fees and expenses:


o Management fees ranging from 0.25% to 1.15%.

o 12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent auditors' fees, legal counsel fees, administrative service fees, custodian fees, and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of EQ Advisors Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectus for EQ Advisors Trust following this prospectus.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of EQ Advisors Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others

------
38
--------------------------------------------------------------------------------
purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

6
Payment of death benefit

-----
39
--------------------------------------------------------------------------------
YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request. Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee.


Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary so that the custodian can reinvest or distribute the death benefit as the beneficiary of the account desires.

The death benefit is equal to your account value, or, if greater, the guaranteed minimum death benefit. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. Under Rollover TSA contracts, we will deduct the amount of any outstanding loan plus accrued interest from the amount of the death benefit.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.


Generally, the death of the annuitant terminates the contract. However, a beneficiary spouse of the owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse can be a successor owner/annuitant. A successor owner/annuitant can only be named under NQ and individually-owned IRA contracts.

For individually-owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.



WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death. When you are not the annuitant under an NQ contract and you die before annuity payments begin, the beneficiary named to receive the death benefit upon the annuitant's death will automatically become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:


o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the new owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash five years after your death (or the death of the first owner to die).

------
40
--------------------------------------------------------------------------------

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of the annuitant's death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Therefore, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the contract date anniversary).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.



BENEFICIARY CONTINUATION OPTION


Upon your death, under an IRA contract, a beneficiary may generally elect to keep the contract in your name and receive distributions under the contract instead of receiving the death benefit in a single sum. In order to elect this option, the beneficiary must be an individual. Certain trusts with only individual beneficiaries will be treated as individuals. We require this election to be made within 60 days following the date we receive proof of your death and before any other inconsistent election is made. We will increase the account value as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature to equal the guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus feature, and adjusted for any subsequent withdrawals. Except as noted in the next two sentences, the beneficiary continuation option is available if we have received regulatory clearance in your state. For Rollover IRA contracts, a similar beneficiary continuation option will be available until the beneficiary continuation option described in this prospectus is available. Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an Accumulator Plus individual retirement annuity contract, using the account beneficiary as the annuitant. Please contact our processing office for further information.


Under the beneficiary continuation option:

o The contract continues in your name for the benefit of your beneficiary.

-----
41
--------------------------------------------------------------------------------

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o The death benefit (including the guaranteed minimum death benefit) provision will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges will apply. Any partial withdrawal must be least $300.

o Upon the death of the beneficiary, any remaining death benefit will be paid in a lump sum to the person named by the beneficiary, when we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment.

For traditional IRA contracts only, if you die after the "Required Beginning Date" for lifetime required minimum distributions (see "Tax information"), the contract will continue if:


(a) You were receiving minimum distribution withdrawals from this contract; and


(b) The pattern of minimum distribution withdrawals you chose was based in part on the life of the designated beneficiary.


The withdrawals will then continue to be paid to the beneficiary on the same basis as you chose before your death. We will be able to tell your beneficiary whether this option is available. You should contact our processing office for further information. See the "Required minimum distributions" discussion under "IRAs" in "Tax Information" below.

For all Roth IRAs and for traditional IRAs where you die before the Required Beginning Date, the beneficiary may choose one of the following two beneficiary continuation options.


1. Payments over life expectancy period. The beneficiary can receive annual minimum distributions based on the beneficiary's life expectancy. If there is more than one beneficiary, the shortest life expectancy is used. These minimum distributions must begin by December 31st of the calendar year following the year of your death. In some situations, a spouse beneficiary who elects to continue the contract in your name under the beneficiary continuation option instead of electing successor owner/annuitant status may choose to delay beginning the minimum distributions until December 31st of the calendar year in which you would have turned age 70-1/2.

2. Five Year Rule. The beneficiary can take withdrawals as desired. If the beneficiary does not withdraw the entire account value by the December 31st of the fifth calendar year following your death, we will pay any amounts remaining under the contract to the beneficiary by that date. If you have more than one beneficiary, and one of them elects this option, then all of your beneficiaries will receive this option.

7
Tax information

-----
42
--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator Plus contracts owned by United States taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights under the contract, or payments under the contract may be subject to gift or estate taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.



BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the extra credit on each contribution, choice of death benefits, selection of investment funds and choices of pay-out options that are available in Accumulator Plus, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect. See also Appendix II for a discussion of QP contracts.


TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS


You can make transfers among variable investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person).

-----
43
--------------------------------------------------------------------------------
 All nonqualified deferred annuity contracts that Equitable Life and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus rider is not part of the contract. IN SUCH A CASE, THE CHARGES FOR THE PROTECTION PLUS RIDER COULD BE TREATED FOR FEDERAL INCOME TAX PURPOSES AS A PARTIAL WITHDRAWAL FROM THE CONTRACT. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).



CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Equitable Accumulator Plus NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.


The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Equitable Accumulator Plus NQ contract.


A recent case permitted an owner to direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.

-----
44
--------------------------------------------------------------------------------
SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX


If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o  on or after your death; or

o because you are disabled (special federal income tax definition); or


o in the form of substantially equal periodic annuity payments for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and a beneficiary.



OTHER INFORMATION


The IRS has stated that you will be considered the owner of the assets in the separate account if you possess incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has the authority to issue guidelines prescribing the circumstances in which your ability to direct your investment to particular portfolios within a separate account may cause you, rather than the insurance company, to be treated as the owner of the portfolio shares attributable to your nonqualified annuity contract. If you were to be considered the owner of the underlying shares, income and gains attributable to such portfolio shares would be currently included in your gross income for federal income tax purposes. Incidents of investment control could include among other items, the number of investment options available under a contract and/or the frequency of transfers available under the contract. In connection with the issuance of regulations concerning investment diversification in 1986, the Treasury Department announced that the diversification regulations did not provide guidance on investor control but that guidance would be issued in the form of regulations or rulings. As of the date of this prospectus, no such guidance has been issued. It is not known whether such guidelines, if in fact issued, would have retroactive adverse effect on existing contracts. We can not provide assurance as to the terms or scope of any future guidance nor any assurance that such guidance would not be imposed on a retroactive basis to contracts issued under this prospectus. We reserve the right to modify the contract as necessary to attempt to prevent you from being considered the owner of the assets of the separate account for tax purposes.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Under current law we treat income from NQ contracts as U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual

-----
45
--------------------------------------------------------------------------------


retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically can include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis including SEP-IRAs and SIMPLE-IRAs, issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, first available in 1998, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS Web site (http://www.irs.gov).

Equitable Life designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs. The next section covers Roth IRAs. Education IRAs are not discussed in this prospectus because they are not available in individual retirement annuity form. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

The Equitable Accumulator Plus traditional and Roth IRA contracts have been approved by the IRS as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The IRS approval does not address every feature possibly available under the Equitable Accumulator Plus traditional and Roth IRA contracts.


PROTECTION PLUS FEATURE

Although we do not offer the Protection Plus feature for any contract other than NQ as of the date of this Prospectus, we anticipate offering it later in 2001 for all types of IRA contracts, subject to state availability. THE IRS APPROVAL OF THE ACCUMULATOR CONTRACT AS A TRADITIONAL IRA AND ROTH IRA, RESPECTIVELY, NOTED IN THE PARAGRAPH ABOVE DOES NOT INCLUDE THIS OPTIONAL PROTECTION PLUS FEATURE. We are filing a request with the IRS that the contract with the Protection Plus feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. THERE IS NO ASSURANCE THAT THE CONTRACT WITH THE PROTECTION PLUS FEATURE MEETS THE IRS QUALIFICATION REQUIREMENTS FOR IRAS. IRAs generally may not invest in life insurance contracts. Although we view the optional Protection Plus benefit as an investment protection feature which should have no adverse tax effect and not as life insurance, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of an individual retirement annuity contract. We further view the optional Protection Plus benefit as part of the contract. There is also a risk that the IRS may take the position that the optional Protection Plus benefit is not part of the annuity contract. In such a case, the charges for the Protection Plus rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). YOU SHOULD DISCUSS WITH YOUR TAX ADVISER WHETHER YOU SHOULD CONSIDER PURCHASING AN ACCUMULATOR IRA OR ACCUMULATOR ROTH IRA WITH THE OPTIONAL PROTECTION PLUS FEATURE.



CANCELLATION

You can cancel an Equitable Accumulator Plus IRA contract by following the directions under "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in the prospectus. You can cancel an Equitable Accumulator Plus Roth Conversion IRA contract issued as a result of a full conversion of an Equitable Accumulator Plus Rollover IRA contract by following the instructions in the request for full conversion form. The form is available from our processing office or your registered representative. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

Contributions to traditional IRAs. Individuals may make three different types of contributions to a traditional IRA:

o regular contributions out of earned income or compensation.

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS

Limits on contributions. Generally, $2,000 is the maximum amount that you may contribute to all IRAs (including Roth

-----
46
--------------------------------------------------------------------------------


IRAs) in any taxable year. When your earnings are below $2,000, your earned income or compensation for the year is the most you can contribute. This $2,000 limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $2,000, married individuals filing jointly can contribute up to $4,000 for any taxable year to any combination of traditional IRAs and Roth IRAs. (Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa.) The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $2,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $2,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2.

Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a tax year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

IF YOU ARE NOT COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, you can make fully deductible contributions to your traditional IRAs for each tax year up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your adjusted gross income (AGI) is BELOW THE LOWER DOLLAR FIGURE IN A PHASE-OUT RANGE, you can make fully deductible contributions to your traditional IRAs. For each tax year, your fully deductible contribution can be up to $2,000 or, if less, your earned income.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls within a PHASE-OUT RANGE, you can make PARTIALLY DEDUCTIBLE CONTRIBUTIONS to your traditional IRAs.

IF YOU ARE COVERED BY A RETIREMENT PLAN DURING ANY PART OF THE YEAR, and your AGI falls ABOVE THE HIGHER FIGURE IN THE PHASE-OUT RANGE, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $33,000 and $43,000 in 2001. This range will increase every year until 2005 when the range is $50,000-$60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $53,000 and $63,000 in 2000. This range will increase every year until 2007 when the range is $80,000-$100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with AGI of between $150,000 and $160,000.


To determine the deductible amount of the contribution in 2001, you determine AGI and subtract $33,000 if you are single, or $53,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

-----
47
--------------------------------------------------------------------------------



($10,000-excess AGI) times $2,000 (or earned  Equals      the adjusted
                       x    income, if less)    =         deductible
 divided by $10,000                                       contribution
                                                          limit

NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum $2,000 per person limit. See "Excess contributions" below. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" below.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.


ROLLOVERS AND TRANSFERS

Rollover contributions may be made to a traditional IRA from these sources:

o qualified plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
  and

o other traditional IRAs.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.



ROLLOVERS FROM QUALIFIED PLANS OR TSAS

There are two ways to do rollovers:

o Do it yourself

  You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.


o Direct rollover

  You tell your qualified plan trustee or TSA issuer/custodian/fiduciary to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.


All distributions from a TSA or qualified plan are eligible rollover distributions, unless the distribution is:

o only after-tax contributions you made to the plan; or

o "required minimum distributions" after age 70-1/2 or separation from service; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o a hardship withdrawal; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o corrective distributions that fit specified technical tax rules; or

o loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or

-----
48
--------------------------------------------------------------------------------


o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.


ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.


EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than $2,000; or

o regular contributions of more than earned income for the year, if that amount is under $2,000; or

o regular contributions to a traditional IRA made after you reach age 70-1/2;
  or

o rollover contributions of amounts which are not eligible to be rolled over. For example, after-tax contributions to a qualified plan or minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed below under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from a qualified retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.


RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also taxable. Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income.

------
49
--------------------------------------------------------------------------------

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. You must keep permanent tax records of all of your nondeductible contributions to traditional IRAs. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

In addition, a distribution is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA (see "Rollovers and transfers" above); or

o in certain limited circumstances, where the traditional IRA acts as a "conduit," you roll over the entire amount into a qualified plan or TSA that accepts rollover contributions. To get this conduit traditional IRA treatment:

o the source of funds you used to establish the traditional IRA must have been a rollover contribution from a qualified plan; and

o the entire amount received from the traditional IRA (including any earnings on the rollover contribution) must be rolled over into another qualified plan within 60 days of the date received.

Similar rules apply in the case of a TSA.

However, you may lose conduit treatment if you make an eligible rollover distribution contribution to a traditional IRA and you commingle this contribution with other contributions. In that case, you may not be able to roll over these eligible rollover distribution contributions and earnings to another qualified plan or TSA at a future date. The Rollover IRA contract can be used as a conduit IRA if amounts are not commingled.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging or long-term capital gain treatment available to certain distributions from qualified plans.



REQUIRED MINIMUM DISTRIBUTIONS.


--------------------------------------------------------------------------------

The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit IRA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.
--------------------------------------------------------------------------------
LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn
70-1/2.


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a life expectancy factor from IRS tables. This gives you the required minimum distribution amount for that particular IRA for that year. The

------
50
--------------------------------------------------------------------------------

required minimum distribution amount will vary each year as the account value and your life expectancy factors change.

You have a choice of life expectancy factors, depending on whether you choose a method based only on your life expectancy, or the joint life expectancies of you and another individual. You can decide to "recalculate" your life expectancy every year by using your current life expectancy factor. You can decide instead to use the "term certain" method, where you reduce your life expectancy by one every year after the initial year. If your spouse is your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you can also annually recalculate your spouse's life expectancy if you want. If you choose someone who is not your spouse as your designated beneficiary for the purpose of calculating annual account-based required minimum distributions, you have to use the term certain method of calculating that person's life expectancy. If you pick a nonspouse designated beneficiary, you may also have to do another special calculation.

You can later apply your traditional IRA funds to a life annuity-based payout. You can only do this if you already chose to recalculate your life expectancy annually (and your spouse's life expectancy if you select a spousal joint annuity). For example, if you anticipate selecting any other form of life annuity payout after you are age 70-1/2, you must have elected to recalculate life expectancies.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method and a different beneficiary for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, unless you affirmatively select an annuity payout option or an account-based withdrawal option such as our minimum distribution withdrawal option. Because the options we offer do not cover every option permitted under federal income tax rules, you may prefer to do your own required minimum distribution calculations for one or more of your traditional IRAs.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa. However, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that your age 70-1/2 is approaching. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? If you die after either (a) the start of annuity payments, or (b) your Required Beginning Date, your beneficiary must receive payment of the remaining values in the contract at least as rapidly as under the distribution method before your death. In some circumstances, your

------
51
--------------------------------------------------------------------------------

surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2.

If you die before your Required Beginning Date and before annuity payments begin, federal income tax rules require complete distribution of your entire value in the contract within five years after your death. Payments to a designated beneficiary over the beneficiary's life or over a period certain that does not extend beyond the beneficiary's life expectancy are also permitted, if these payments start within one year of your death. A surviving spouse beneficiary can also (a) delay starting any payments until you would have reached age 70-1/2 or (b) roll over your traditional IRA into his or her own traditional IRA.


SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS


You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.



EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


o on or after your death; or

o because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments under a method we select based on guidelines issued by the IRS (currently contained in IRS Notice 89-25, Question and Answer 12). Although substantially equal withdrawals and Income Manager payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.

------
52
--------------------------------------------------------------------------------

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Equitable Accumulator Plus Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A and 408(b) of the Internal Revenue Code.


CONTRIBUTIONS TO ROTH IRAS

Individuals may make three different types of contributions to a Roth IRA:

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o tax-free rollover contributions from other Roth IRAs; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Since we only permit direct transfer and rollover contributions under the Equitable Accumulator Plus Roth Conversion IRA contract, we do not discuss regular after-tax contributions here. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.


ROLLOVERS AND DIRECT TRANSFERS

WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS? You may make rollover contributions to a Roth IRA from only two sources:

o another Roth IRA ("tax-free rollover contribution"); or


o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution").


You may not make contributions to a Roth IRA from a qualified plan under
Section 401(a) of the Internal Revenue Code, or a TSA under Section 403(b) of the Internal Revenue Code. You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over, or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee, or issuer to transfer the first Roth IRA funds directly to Equitable Life, as the Roth IRA issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth
IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.


The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.



CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover

-----
53
--------------------------------------------------------------------------------

transaction is not tax free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the date that it was actually made to the first IRA. You must report the recharacterization, and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The condition will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE-IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12 month period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

------
54
--------------------------------------------------------------------------------


WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.



DISTRIBUTIONS FROM ROTH IRAS


Distributions include withdrawals from your contract, surrender of your contract, and annuity payments from your contract. Death benefits are also distributions.

The following distributions from Roth IRAs are free of income tax.

o Rollovers from a Roth IRA to another Roth IRA;

o Direct transfers from a Roth IRA to another Roth IRA;

o Qualified distributions from a Roth IRA; and


o Return of excess contributions or amounts recharacterized to a traditional
  IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o you reach age 59-1/2; or

o you die; or

o you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable- year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made). It is not possible to have a tax-free qualified distribution before the year 2003 because of the five-year aging requirement.


NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them) there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:


(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

   (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

   (b) Nontaxable portion.

(3) Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2001 and the conversion contribution is made

------
55
--------------------------------------------------------------------


     in 2002, the conversion contribution is treated as contributed prior to other conversion contributions made in 2002.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.


You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable five-year averaging method (or, in certain cases, favorable ten-year averaging and long-term capital gain treatment) available in certain cases to distributions from qualified plans.


REQUIRED MINIMUM DISTRIBUTIONS AT DEATH


Same as traditional IRA under "What are the required minimum distribution payments after you die?" Lifetime required minimum distributions do not apply.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


Borrowing and loans are prohibited transactions

Same as traditional IRA.

EXCESS CONTRIBUTIONS

Generally the same as traditional IRA.


Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).


You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.


EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

For Roth IRAs, special penalty rules may apply to amounts withdrawn attributable to 1998 conversion rollovers.



SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

For QP contracts, your plan administrator or trustee notifies you as to tax consequences. See Appendix II.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

GENERAL


This section covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

Generally, there are two types of funding vehicles available for 403(b) arrangements--an annuity contract under Section 403(b) (1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

------
56
--------------------------------------------------------------------------------


CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to your Rollover TSA contract:

o a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code, or

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24.

With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds.

If you make a direct transfer, you must fill out our transfer form.

EMPLOYER-REMITTED CONTRIBUTIONS. The Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits). Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through non-elective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. You may make rollover contributions to your Rollover TSA contract from TSAs under Section 403(b) of the Internal Revenue Code. Generally, you may make a rollover contribution to a TSA when you have a distributable event from an existing TSA as a result of your:

o termination of employment with the employer who provided the TSA funds; or

o reaching age 59-1/2 even if you are still employed; or

o disability (special federal income tax definition).

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Equitable Accumulator contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o you are or will be at least age 70-1/2 in the current calendar year, and

o you have separated from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Rollover TSA.


This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA; or

o direct rollover from another TSA; or

o direct transfer under Revenue Ruling 90-24 from another TSA.

-------
57
--------------------------------------------------------------------------------


Further, under the minimum distributions rules we apply, you must use the same elections regarding recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you have already begun to receive required minimum distribution from or with respect to the TSA from which you are making your contribution to the Rollover TSA. You must also elect or have elected a minimum distribution calculation method requiring recalculation of your life expectancy (and if applicable, your spouse's life expectancy) if you elect an annuity payout for the funds in this contract subsequent to this year.



DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are separated from service with the employer who provided the funds to purchase the TSA you are transferring to the Rollover TSA; or

o  you reach age 59-1/2; or

o  you die; or

o  you become disabled (special federal income tax definition); or

o  you take a hardship withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to the amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering, you must properly notify us in writing at our processing office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA contract.

THIS PARAGRAPH APPLIES ONLY TO PARTICIPANTS IN A TEXAS OPTIONAL RETIREMENT PROGRAM. Texas Law permits withdrawals only after one of the following distributable events occurs:

1. the requirements for minimum distribution (discussed under "Required minimum distributions" below and in the prospectus) are met; or

2. death; or

3. retirement; or

4. termination of employment in all Texas public institutions of higher education.


For you to make a withdrawal, we must receive a properly completed written acknowledgment from the employer. If a distributable event occurs before you are vested, we will refund to the employer any amounts provided by an employer's first-year matching contributions. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax

-------
58
--------------------------------------------------------------------------------

withholding and information reporting" below. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we do not track your investment in the contract, if any, it is your responsibility to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. We will report the total amount of the distribution. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Death benefit distributions from a TSA generally receive the same tax treatment as distribution during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA.


LOANS FROM TSAS

You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, oFr cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.


Loans are generally not treated as a taxable distribution. If the amount of the loan when made exceeds permissible limits under federal income tax rules, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.


TSA loans are subject to federal income tax limits and may also be subject to limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

   (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

   (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.


o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.


The amount borrowed and not repaid may be treated as a distribution if:

o  the loan does not qualify under the conditions above;

-------
59
--------------------------------------------------------------------------------

o  the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.


TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS

You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan, either directly or within 60 days of your receiving the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to another TSA or to a traditional IRA. A spousal beneficiary may roll over death benefits only to a traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals, and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.


REQUIRED MINIMUM DISTRIBUTIONS


--------------------------------------------------------------------------------
The IRS and Treasury have recently proposed revisions to the minimum distribution rules. We expect these rules to be finalized no earlier than January 1, 2002. The proposed revisions permit TSA owners and beneficiaries to apply the proposed revisions to distributions for calendar year 2001. The discussion below generally does not reflect the proposed revisions. See the Statement of Additional Information for a brief description of the proposed revisions.
--------------------------------------------------------------------------------


Generally the same as traditional IRA with these differences:


WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distribution from their TSAs by a required date. Generally you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distribution is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distribution to age 75 of the portion of their account value attributable to their December 31, 1986 TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986 account balance that is being transferred to the Rollover TSA on the form used to establish the TSA, you do not qualify.


SPOUSAL CONSENT RULES

This will only apply to you if you establish your Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals, or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your

-------
60
--------------------------------------------------------------------------------

spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


EARLY DISTRIBUTION PENALTY TAX


A penalty tax of 10% of the taxable portion of a distribution applies to distribution from a TSA before you reach age 59-1/2. This is in addition to any income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made;


o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o  if you are separated from service, any form of payout after you are age 55;
   or

o only if you are separated from service, a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding, as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

-------
61
--------------------------------------------------------------------------------

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $15,360 in periodic annuity payments in 2001, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.



FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)


For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.


You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.


MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA can be rolled over to another TSA or a traditional IRA. An eligible rollover distribution from a qualified plan can be rolled over to another qualified plan or traditional IRA. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


o  any after-tax contributions you made to the plan; or

o any distributions which are required minimum distributions after age 70-1/2 or separation from service; or

o  hardship withdrawals; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancy) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO EQUITABLE LIFE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

8
More information

-------
62
--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of our Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49's operations are accounted for without regard to Equitable Life's other operations.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise Equitable Life or Separate Account No. 49.

Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class IB shares issued by the corresponding portfolio of EQ Advisors Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, Separate Account No. 49, or to add other separate accounts;


(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate Separate Account No. 49 or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against Separate Account No. 49 or a variable investment option directly);

(5) to deregister Separate Account No. 49 under the Investment Company Act of 1940;

(6) to restrict or eliminate any voting rights as to Separate Account No. 49;
    and

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies.


ABOUT EQ ADVISORS TRUST

EQ Advisors Trust is registered under the Investment Company Act of 1940. It is classified as an "open-end management investment company," more commonly called a mutual fund. EQ Advisors Trust issues different shares relating to each portfolio.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September 1999 EQ Financial Consultants, Inc., the predecessor to AXA Advisors, LLC and an affiliate of Equitable Life, served as investment manager to EQ Advisors Trust.)

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust.

EQ Advisors Trust does not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of EQ Advisors Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about EQ Advisors Trust, the portfolio investment objectives, policies, restrictions, risks, expenses, the Rule 12b-1 Plan relating to its Class IB shares, and other aspects of its operations, appears in the prospectus for EQ Advisors Trust attached at the end of this prospectus, or in its SAI which is available upon request.

-------
63
--------------------------------------------------------------------------------

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, as well as our general obligations. Credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Because of exemptions and exclusionary provisions that apply, interests in the general account have not been registered under the Securities Act of 1933, nor is the general account an investment company under the Investment Company Act of 1940.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS

We accept initial contributions sent by wire to our processing office by agreement with certain broker-dealers. The transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits."


Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. In these cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we require an Acknowledgment of Receipt form, financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form.


After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP contracts, or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY


Our business day is generally any day the New York Stock Exchange is open for trading. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction

-------
64
--------------------------------------------------------------------------------


requests are processed. We may, however, close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.


o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.


CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the value next determined after the close of the business day.


o Transfers to or from variable investment options will be made at the value next determined after the close of the business day.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of EQ Advisors Trust we have the right to vote on certain matters involving the portfolios, such as:

o  the election of trustees;

o  the formal approval of independent auditors selected for EQ Advisors Trust;
   or

o any other matters described in the prospectus for EQ Advisors Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control EQ Advisors Trust. EQ Advisors Trust shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, EQ Advisors Trust shares are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of EQ Advisors Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to Separate Account No. 49 require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for

-------
65
--------------------------------------------------------------------------------

that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon Separate Account No. 49, our ability to meet our obligations under the contracts, or the distribution of the contracts.


ABOUT OUR INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Equitable Life at December 31, 2000 and 1999, and for the three years ended December 31, 2000 incorporated in this prospectus by reference to the 2000 Annual Report on Form 10-K are incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as consolidated financial statements of Equitable Life, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this prospectus.


You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.


For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS


FEquitable Distributors, Inc. ("EDI"), an indirect, wholly owned subsidiary of Equitable Life, is the distributor of the contracts and has responsibility for sales and marketing functions for Separate Account No. 49. EDI serves as the principal underwriter of Separate Account No. 49. EDI is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. EDI's principal business address is 1290 Avenue of the Americas, New York, New York 10104.

-------
66
--------------------------------------------------------------------------------


It is anticipated that by June 30, 2001, Equitable Distributors, LLC ("EDI, LLC") will become a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"), including the role of principal underwriter of Separate Account 49. Like EDI, EDI, LLC is owned by Equitable Holdings, LLC. Accordingly, once the successor by merger is complete, all references to the principal underwriter in each prospectus should be replaced with Equitable Distributors, LLC.

The contracts will be sold by registered representatives of EDI, as well as by affiliated and unaffiliated broker-dealers with which EDI has entered into selling agreements. We pay broker-dealer sales compensation that will generally not exceed an amount equal to 7% of total contributions made under the contracts. EDI may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with Equitable Life. Broker-dealers receiving sales compensation will generally pay a portion of it to their registered representatives as commissions related to sales of the contracts. The offering of the contracts is intended to be continuous.

9
Investment performance

-------
67
--------------------------------------------------------------------------------

The table below shows the average annual total return of the variable investment options. Average annual total return is the annual rate of growth that would be necessary to achieve the ending value of a contribution plus the 4% credit invested in the variable investment options for the periods shown.

The table takes into account all current fees and charges under the contract, including the charge for Protection Plus, but does not reflect the charges designed to approximate certain taxes imposed on us, such as premium taxes in your state or any applicable annuity administrative fee.

The results shown are based on the actual historical investment experience of the portfolios in which the variable investment options invest. In some cases, the results shown relate to periods when the variable investment options and/or contracts were not available. In those cases, we adjusted the results of the portfolios to reflect the charges under the contracts that would have applied had the variable investment options and/or contracts been available. The contracts were offered for the first time in 1999.

For the "EQ/Alliance" portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology), we have adjusted the results prior to October 1996, when Class IB shares for these portfolios were not available, to reflect the 12b-1 fees currently imposed. Finally, the results shown for the EQ/Alliance Money Market and EQ/Alliance Common Stock options for periods before March 22, 1985 reflect the results of the variable investment options that preceded them. The "Since portfolio inception" figures for these options are based on the date of inception of the preceding variable investment options. We have adjusted these results to reflect the maximum investment advisory fee payable for the portfolios, as well as an assumed charge of 0.06% for direct operating expenses.

EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the EQ/Alliance portfolios (other than EQ/Alliance Premier Growth and EQ/Alliance Technology) were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust. In each case, the performance shown is for the indicated EQ Advisors Trust portfolio and any predecessor that it may have had.

All rates of return presented are time-weighted and include reinvestment of investment income, including interest and dividends.

We will indicate that the 4% credit is reflected when we show performance numbers that give effect to the credit.

The performance information shown below and the performance information that we advertise reflect past performance and does not indicate how the variable investment options may perform in the future. Such information also does not represent the results earned by any particular investor. Your results will differ.

-------
68
--------------------------------------------------------------------------------


                                                           TABLE
                      AVERAGE ANNUAL TOTAL RETURN UNDER A CONTRACT SURRENDERED ON DECEMBER 31, 2000:+
                                                                      LENGTH OF INVESTMENT PERIOD
                                                                                                                   SINCE
                                                                                                SINCE OPTION    PORTFOLIO
 VARIABLE INVESTMENT OPTIONS                     1 YEAR      3 YEARS     5 YEARS    10 YEARS    INCEPTION+*    INCEPTION+**
EQ/Aggressive Stock                          (19.31%)      (1.89%)     4.86%      12.27%        1.26%           13.41%
EQ/Alliance Common Stock                     (20.23%)       8.98%     15.46%      15.88%       14.41%           13.15%
EQ/Alliance High Yield                       (14.76%)      (9.14%)     1.84%       7.57%       (1.90%)           6.07%
EQ/Alliance Money Market                       0.48%        2.64%      3.31%       3.26%        3.28%            4.97%
EQ/Alliance Premier Growth                   (24.48%)         --         --          --        (6.04%)         ( 6.04%)
EQ/Alliance Small Cap Growth                   8.31%        9.08%        --          --        14.61%           14.61%
EQ/Bernstein Diversified Value               ( 7.66%)       4.25%        --          --         4.25%            4.25%
EQ/Capital Guardian International            (25.21%)         --         --          --         4.22%            4.22%
EQ/Capital Guardian Research                   0.39%          --         --          --         3.91%            3.91%
EQ/Capital Guardian U.S. Equity              ( 1.99%)         --         --          --         0.34%            0.34%
EQ/Equity 500 Index                          (15.69%)       9.02%     15.73%         --        15.16%           16.22%
EQ/Evergreen Omega                           (17.65%)         --         --          --        (5.47%)         ( 5.47%)
EQ/FI Small/Mid Cap Value                    ( 0.40%)      (4.15%)       --          --        14.04%            1.55%
EQ/International Equity Index                (23.69%)       5.51%        --          --         5.51%            5.51%
EQ/J.P. Morgan Core Bond                       6.10%        3.56%        --          --         3.56%            3.56%
EQ/Lazard Small Cap Value                     13.30%        1.18%        --          --         1.18%            1.18%
EQ/Mercury Basic Value Equity                  6.43%       11.73%        --          --        14.30%           14.30%
EQ/MFS Emerging Growth Companies             (24.94%)      21.68%        --          --        24.02%           24.02%
EQ/MFS Investors Trust                       ( 6.36%)         --         --          --         0.26%            0.26%
EQ/MFS Research                              (11.04%)      10.76%        --          --        13.23%           13.23%
EQ/Morgan Stanley Emerging Markets Equity    (46.64%)      (8.13%)       --          --        (8.13%)         (13.69%)
EQ/Putnam Growth & Income Value                1.28%        3.32%        --          --         7.09%            7.09%
EQ/Putnam International Equity               (18.26%)      16.64%        --          --        16.17%           16.17%
EQ/Putnam Investors Growth                   (23.84%)      11.09%        --          --        15.82%           15.82%
EQ/Small Company Index                       ( 9.14%)       1.79%        --          --         1.79%            1.79%



+ If you start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit, as permitted, that applied to that contribution.

* The variable investment option inception dates are: EQ/Alliance Money Market, EQ/Alliance High Yield, EQ/Alliance Common Stock and EQ/Aggressive Stock (October 16, 1996); EQ/Alliance Small Cap Growth, EQ/MFS Research, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Investors Growth (May 1, 1997); EQ/Equity 500 Index, EQ/Small Company Index, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Bernstein Diversified Value, EQ/Lazard Small Cap Value and EQ/Morgan Stanley Emerging Markets Equity (December 31, 1997); EQ/Evergreen Omega and EQ/MFS Investors Trust (December 31, 1998); EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian Research and EQ/Capital Guardian International (April 30,
   1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap, EQ/FI Small/Mid Cap Value and EQ/Janus Large Cap Growth (9/1/00); and EQ/Balanced (anticipated to become available on or about May 18, 2001). No information is provided for portfolios and/or variable investment options with inception dates 12/31/99.

-------
69
--------------------------------------------------------------------------------


** The inception dates for the portfolios underlying the Alliance variable investment options shown in the tables are for portfolios of The Hudson River Trust, the assets of which became assets of corresponding portfolios of EQ Advisors Trust on October 18, 1999. The portfolio inception dates are:
   EQ/Alliance Money Market (July 13, 1981); EQ/Alliance High Yield (January 2,
   1987); EQ/Alliance Common Stock (January 13, 1976); EQ/Aggressive Stock and EQ/Balanced (January 27, 1986); EQ/Equity 500 Index, EQ/Alliance Small Cap Growth, EQ/FI Small/Mid Cap Value, EQ/MFS Research, EQ/MFS Emerging Growth Companies, EQ/Mercury Basic Value Equity, EQ/Putnam Growth & Income Value, EQ/Putnam International Equity and EQ/Putnam Investors Growth (May 1, 1997); EQ/Morgan Stanley Emerging Markets Equity (August 20, 1997); EQ/Small Company Index, EQ/International Equity Index, EQ/J.P. Morgan Core Bond, EQ/Bernstein Diversified Value and EQ/Lazard Small Cap Value (January 1, 1998); EQ/Evergreen Omega and EQ/MFS Investors Trust (January 1, 1999); EQ/Alliance Premier Growth, EQ/Capital Guardian U.S. Equity, EQ/Capital Guardian Research and EQ/Capital Guardian International (May 1, 1999); EQ/Alliance Technology (May 1, 2000); EQ/FI Mid Cap and EQ/Janus Large Cap Growth (9/1/00). No information is provided for portfolios and/or variable investment options with inception dates after 12/31/99.

-------
70
--------------------------------------------------------------------------------

COMMUNICATING PERFORMANCE DATA

In reports or other communications to contract owners or in advertising material, we may describe general economic and market conditions affecting our variable investment options and the portfolios and may compare the performance or ranking of those options and the portfolios with:

o those of other insurance company separate accounts or mutual funds included in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., VARDS, or similar investment services that monitor the performance of insurance company separate accounts or mutual funds;

o other appropriate indices of investment securities and averages for peer universes of mutual funds; or

o  data developed by us derived from such indices or averages.

We also may furnish to present or prospective contract owners advertisements or other communications that include evaluations of a variable investment option or portfolio by nationally recognized financial publications. Examples of such publications are:

--------------------------------------------------------------------------------

Barron's
Morningstar's Variable Annuity Sourcebook
Business Week
Forbes
Fortune
Institutional Investor
Money
Kiplinger's Personal Finance
Financial Planning
Investment Adviser

Investment Management Weekly
Money Management Letter Investment Dealers Digest
National Underwriter
Pension & Investments
USA Today
Investor's Business Daily
The New York Times
The Wall Street Journal
The Los Angeles Times

The Chicago Tribune
--------------------------------------------------------------------

From time to time, we may also advertise different measurements of the investment performance of the variable investment options and/or the portfolios, including the measurements that compare the performance to market indices that serve as benchmarks. Market indices are not subject to any changes for investment advisory fees, brokerage commission or other operating expenses typically associated with a managed portfolio. Also, they do not reflect other contract charges such as the mortality and expense risks charge, administrative charge and distribution charge or any withdrawal or optional benefit charge. Comparisons with these benchmarks, therefore, may be of limited use. We use them because they are widely known and may help you to understand the universe of securities from which each portfolio is likely to select its holdings.


Lipper compiles performance data for peer universes of funds with similar investment objectives in its Lipper Survey. Morningstar, Inc. compiles similar data in the Morningstar Variable Annuity/Life Report (Morningstar Report).


The Lipper Survey records performance data as reported to it by over 800 mutual funds underlying variable annuity and life insurance products. It divides these actively managed portfolios into 25 categories by portfolio objectives. According to Lipper, the data are presented net of investment management fees, direct operating expenses and asset-based charges applicable under annuity contracts, Lipper data provide a more accurate picture than market benchmarks of the Equitable Accumulator Plus performance relative to other variable annuity products. The Lipper Survey contains two different universes, which reflect different types of fees in performance data:


o The "separate account" universe reports performance data net of investment management fees, direct operating expenses and asset-based charges applicable under variable life and annuity contracts, and

o The "mutual fund" universe reports performance net only of investment management fees and direct operating expenses, and therefore reflects only charges that relate to the underlying mutual fund.

The Morningstar Variable Annuity/Life Report consists of nearly 700 variable life and annuity funds, all of which report their data net of investment management fees, direct operating expenses and separate account level charges. VARDS is a monthly reporting service that monitors approximately 2,500 variable life and variable annuity funds on performance and account information.


YIELD INFORMATION


Current yield for the EQ/Alliance Money Market option will be based on net changes in a hypothetical investment over a

-------
71
--------------------------------------------------------------------------------


given seven-day period, exclusive of capital changes, and then "annualized" (assuming that the same seven-day result would occur each week for 52 weeks). Current yield for the EQ/Alliance High Yield option will be based on net changes in a hypothetical investment over a given 30-day period, exclusive of capital changes, and then "annualized" (assuming that the same 30-day result would occur each month for 12 months).

"Effective yield" is calculated in a similar manner, but when annualized, any income earned by the investment is assumed to be reinvested. The "effective yield" will be slightly higher than the "current yield" because any earnings are compounded weekly for the EQ/Alliance Money Market option. The current yields and effective yields assume the deduction of all current contract charges and expenses other than the withdrawal charge, and any charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. For more information, see "Yield Information for the EQ/Alliance Money Market Option and EQ/Alliance High Yield Option" in the SAI.

                      (This page intentionally left blank)

Appendix I: Condensed financial information



-------
A-1
--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.60%.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER MAY 1, 2001

                                                           FOR THE YEARS
                                                          ENDING DECEMBER 31,
                                                     ---------------------------
                                                         1999              2000
                                                         ----              ----
EQ/AGGRESSIVE STOCK
Unit value                                            $   78.30       $    66.77
Number of units outstanding (000s)                          141              420
EQ/ALLIANCE COMMON STOCK
Unit value                                            $  275.01       $   232.08
Number of units outstanding (000s)                          255              618
EQ/ALLIANCE HIGH YIELD
Unit value                                            $   25.73       $    23.07
Number of units outstanding (000s)                          574            1,211
EQ/ALLIANCE MONEY MARKET
Unit value                                            $   25.55       $    26.65
Number of units outstanding (000s)                        5,805            9,875
EQ/ALLIANCE PREMIER GROWTH
Unit value                                            $   11.77       $     9.45
Number of units outstanding (000s)                        5,630           17,412
EQ/ALLIANCE SMALL CAP GROWTH
Unit value                                            $   14.78       $    16.53
Number of units outstanding (000s)                          818            3,189
EQ/ALLIANCE TECHNOLOGY
Unit value                                            $      --       $     6.60
Number of units outstanding (000s)                           --            5,505
EQ/CAPITAL GUARDIAN INTERNATIONAL
Unit value                                            $   13.93       $    11.09
Number of units outstanding (000s)                        1,286            5,514
EQ/CAPITAL GUARDIAN RESEARCH
Unit value                                            $   10.60       $    11.04
Number of units outstanding (000s)                          987            2,953
EQ/CAPITAL GUARDIAN U.S. EQUITY
Unit value                                            $   10.26       $    10.46
Number of units outstanding (000s)                        2,436            5,538
EQ/EQUITY 500 INDEX
Unit value                                            $      --       $    27.69
Number of units outstanding (000s)                           --            6,057

-------
A-2
--------------------------------------------------------------------------------



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER MAY 1, 2001 (CONTINUED)
                                                           FOR THE YEARS
                                                          ENDING DECEMBER 31,
                                                     ---------------------------
                                                         1999              2000
                                                         ----              ----
 EQ/EVERGREEN FOUNDATION
Unit value                                             $   10.56       $    9.90
Number of units outstanding (000s)                             6             134
EQ/EVERGREEN OMEGA
Unit value                                             $   10.80       $    9.38
Number of units outstanding (000s)                             6              78
EQ/FI MID CAP
Unit value                                             $      --       $    9.99
Number of units outstanding (000s)                            --             617
EQ/FI SMALL/MID CAP VALUE
Unit value                                             $      --       $   10.82
Number of units outstanding (000s)                            --             251
EQ/INTERNATIONAL EQUITY INDEX
Unit value                                             $   14.82       $   12.02
Number of units outstanding (000s)                           992           2,531
EQ/JANUS LARGE CAP GROWTH
Unit value                                             $      --       $    8.39
Number of units outstanding (000s)                            --           1,315
EQ/J.P. MORGAN CORE BOND
Unit value                                             $   10.39       $   11.40
Number of units outstanding (000s)                         2,026           5,112
EQ/LAZARD SMALL CAP VALUE
Unit value                                             $    9.15       $   10.68
Number of units outstanding (000s)                            88           2,109
EQ/MERCURY BASIC VALUE EQUITY
Unit value                                             $   14.88       $   16.37
Number of units outstanding (000s)                           173           1,079
EQ/MFS EMERGING GROWTH COMPANIES
Unit value                                             $   27.40       $   21.88
Number of units outstanding (000s)                         1,680           5,759
EQ/MFS INVESTORS TRUST
Unit value                                             $   10.70       $   10.45
Number of units outstanding (000s)                         2,906           7,052
EQ/MFS RESEARCH
Unit value                                             $   16.99       $   15.84
Number of units outstanding (000s)                         1,725           5,917

-------
A-3
--------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE
INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME
AFTER MAY 1, 2001 (CONTINUED)
                                                           FOR THE YEARS
                                                          ENDING DECEMBER 31,
                                                     ---------------------------
                                                         1999              2000
                                                         ----              ----

EQ/MORGAN STANLEY EMERGING MARKETS EQUITY
Unit value                                              $   10.97      $    6.47
Number of units outstanding (000s)                            962          2,958
EQ/PUTNAM GROWTH AND INCOME VALUE
Unit value                                              $   12.39      $   13.02
Number of units outstanding (000s)                            978          1,755
EQ/PUTNAM INTERNATIONAL EQUITY FUND
Unit value                                              $   20.10      $   17.34
Number of units outstanding (000s)                            771          2,033
EQ/PUTNAM INVESTORS GROWTH
Unit value                                              $   21.20      $   17.16
Number of units outstanding (000s)                            576          1,658
EQ/SMALL COMPANY INDEX
Unit value                                              $   11.42      $   10.86
Number of units outstanding (000s)                            522          1,382
LAZARD LARGE CAP VALUE
Unit value                                              $   12.04      $   11.61
Number of units outstanding (000s)                          1,532          3,700
MERCURY WORLD STRATEGY
Unit value                                              $   13.00      $   11.33
Number of units outstanding (000s)                             19            172

                      (This page intentionally left blank)

Appendix II: Purchase considerations for QP contracts


-------
B-1
--------------------------------------------------------------------------------



Trustees who are considering the purchase of an Equitable Accumulator Plus QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Equitable Accumulator Plus QP contract or another annuity. Therefore, you should purchase an Equitable Accumulator Plus QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted.

Under defined benefit plans, we will not accept rollovers from a defined contribution plan to a defined benefit plan. We will only accept transfers from a defined benefit plan or a change of investment vehicles in the plan. Only one additional transfer contribution may be made per contract year. For defined benefit plans, the maximum percentage of actuarial value of the plan participant/employee's normal retirement benefit that can be funded by a QP contract is 80%. The account value under a QP contract may at any time be more or less than the lump sum actuarial equivalent of the accrued benefit for a defined benefit plan participant/employee. Equitable Life does not guarantee that the account value under a QP contract will at any time equal the actuarial value of 80% of a participant/employee's accrued benefit. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge may apply.


Further, Equitable Life will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that the QP contract may not be appropriate purchase for annuitants approaching or over age 70-1/2.


Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

                      (This page intentionally left blank)

Appendix III: Guaranteed minimum death benefit example

-------
C-1
--------------------------------------------------------------------------------


The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit. The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Money Market option), no additional contributions, no transfers, no withdrawals, and no loans under a Rollover TSA contract the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:





  END OF CONTRACT                         5% ROLL UP TO AGE 80 GUARANTEED    ANNUAL RATCHET TO AGE 80 GUARANTEED
       YEAR             ACCOUNT VALUE        MINIMUM DEATH BENEFIT(1)              MINIMUM DEATH BENEFIT
         1               $105,000                  $  105,000(1)                        $  105,000(3)
         2               $115,500                  $  110,250(2)                        $  115,500(3)
         3               $129,360                  $  115,763(2)                        $  129,360(3)
         4               $103,488                  $  121,551(1)                        $  129,360(4)
         5               $113,837                  $  127,628(1)                        $  129,360(4)
         6               $127,497                  $  134,010(1)                        $  129,360(4)
         7               $127,497                  $  140,710(1)                        $  129,360(4)

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


5% ROLL UP TO AGE 80

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be equal to the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be equal to the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

                      (This page intentionally left blank)

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                           PAGE


Revised Proposed Minimum Distribution Rules                                 2
Unit Values                                                                 3
Custodian and Independent Accountants                                       4
Yield Information for the EQ/Alliance Money Market
 Option and EQ/Alliance High Yield Option                                   4
Distribution of the contracts                                               5
Financial Statements                                                        5



HOW TO OBTAIN AN EQUITABLE ACCUMULATOR PLUS STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Equitable Accumulator Plus
  P.O. Box 1547
  Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------

Please send me an Equitable Accumulator Plus SAI for Separate Account No. 49 dated May 1, 2001.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City            State    Zip





(SAI 21AMLF(05/01))

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The by-laws of The Equitable Life Assurance Society of the United States ("Equitable Life") provide, in Article VII, as follows:

               7.4 Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                    (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                    (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                   (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

                    (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

         The directors and officers of Equitable Life are insured under policies issued by Lloyd's of London, X. L. Insurance Company and ACE Insurance Company. The annual limit on such policies is $150 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.          EXHIBITS

                  Exhibits No.

                  (1)      (a)      Form of Distribution Agreement by and among
                                    Equitable Distributors, Inc., Separate
                                    Account Nos. 45 and 49 of Equitable Life and
                                    Equitable Life Assurance Society of the
                                    United States, incorporated by reference to
                                    Exhibit 1(a) to the Registration Statement on Form S-3 (File No. 33-88456), filed June
                                    7, 1996.

                           (b) Form of Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States for itself and as depositor on behalf of certain separate accounts and Equitable Distributors, Inc., incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4 (File No. 333-05593) on May 1, 1998.

                           (c) Distribution and Servicing Agreement among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, dated as of May 1, 1994, incorporated herein by reference to Exhibit 3(c) to the Registration Statement on Form N-4 File No. 2-30070, refiled electronically July 10, 1998.

                           (d) Letter of Agreement for Distribution Agreement among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated April 20, 1998, incorporated herein by reference to
                                    Exhibit No. 3(c) to Registration Statement
                                    (File No. 33-83750), filed on May 1, 1998.

                           (e) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and EQ Financial Consultants, Inc. (now AXA Advisors, LLC) dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust, (File No. 333-17217) on Form N-1A, August 28, 1997.

                           (f) Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 incorporated herein by reference to Exhibit 3(d) to Registration Statement File No. 33-83750 filed April 25, 2001.

                           (g) Distribution Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000 incorporated herein by reference to Exhibit 3(e) to Registration Statement File No. 33-83750 filed April 25, 2001.

                  (4)      (a)      Form of group annuity contract no.
                                    1050-94IC, previously filed with this
                                    Registration Statement on Form S-3 (File No.
                                    333-24009) on March 6, 1998.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (b)(i) Form of Data pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(s) to the Registration Statement on Form N-4 (File No. 33-05593) filed on May 22, 1998.

                           (c) Forms of Endorsement Nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC and data pages no. 94ICA/BIM(IRA), (NQ), (NQ Plan A) and (NQ Plan B), previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (c)(i) Form of Data Pages for Equitable Accumulator Select TSA, incorporated by reference to
                                    Exhibit 4(k) to the Registration Statement on Form N-4 (File No. 333-31131) filed on May 22, 1998.

                           (d) Forms of Application used with the IRA, NQ and Fixed Annuity Markets, previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (d)(i) Form of Data Pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(v) to the Registration Statement on Form N-4 (File No. 33-83750) filed on May 22, 1998.

                           (e) Form of Endorsement no. 95ENLCAI to contract no. 1050-94IC and data pages no. 94ICA/BLCA, previously filed with this Registration Statement on Form S-3 (File No. 333-24009) on March 6, 1998.

                           (e)(i) Form of Endorsement Applicable to TSA Certificates, incorporated by reference to
                                    Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                           (f) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan, Assured Growth Plan (Flexible Income Program), Assured Payment Plan (Period Certain) and Assured Payment Plan (Life with a Period Certain), incorporated by reference to Exhibit 4(f) to the Registration Statement on Form S-3 (File No. 33-88456) filed August 31, 1995.

                           (f)(i) Form of Enrollment Form/Application for Equitable Accumulator (IRA, NQ, QF and TSA), incorporated by reference to Exhibit No. 5(f) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                  Exhibits No.

                           (g) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan and Assured Payment Plan (Life Annuity with a Period Certain), incorporated by reference to Exhibit 4(g) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (h)      Form of Separate Account Insulation
                                    Endorsement for the Endorsement Applicable to Market Value Adjustment Terms, incorporated by reference to Exhibit 4(h) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (i) Forms of Guaranteed Minimum Income Benefit Endorsements (and applicable data page for Rollover IRA) for Endorsement Applicable to Market Value Adjustment Terms and for the Life Contingent Annuity Endorsement, incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (j) Forms of Enrollment Form/Application for Rollover IRA, Choice Income Plan, Assured Growth Plan, Accumulator and Assured Payment Plan, incorporated by reference to Exhibit 4(j) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (k) Forms of Data Pages for the Accumulator, incorporated by reference to Exhibit 4(k) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (l) Forms of Data Pages for the Rollover IRA, incorporated by reference to Exhibit 4(l) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (m) Forms of Data Pages for the Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 9, 1996.

                           (n) Forms of Data Pages for Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(n) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 16, 1996.

                           (o) Forms of Data Pages for the Accumulator, Rollover IRA, Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), previously filed with this Registration Statement (File No. 333-24009) on April 30, 1997.

                           (p) Forms of Enrollment Form/Application for Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), previously filed with this Registration Statement (File No. 333-24009) on April 30, 1997.

                           (q)      Forms of Data Pages for Equitable
                                    Accumulator Select (IRA) and Equitable
                                    Accumulator Select (NQ), previously filed with this Registration Statement (File No. 333-24009) on September 18, 1997.

                           (r) Forms of Enrollment Form/Application for Equitable Accumulator Select (IRA and NQ), previously filed with this Registration Statement (File No. 333-24009) on September 18, 1997.

                           (s) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (IRA) Certificates, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (t) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (NQ) Certificates, incorporated by reference to Exhibit 4(n) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (u) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (QP) Certificates, incorporated by reference to Exhibit 4(o) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (v) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for Assured Payment Option Certificates, incorporated by reference to
                                    Exhibit 4(p) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (w) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for APO Plus Certificates, incorporated by reference to Exhibit 4(q) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (x) Form of Endorsement applicable to Defined Benefit Qualified Plan Certificates No. 98ENDQPI incorporated by reference to
                                    Exhibit 4(r) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (y)      Form of Endorsement applicable to
                                    Non-Qualified Certificates No. 98ENJONQI, incorporated by reference to Exhibit 4(s) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (z) Form of Endorsement applicable to Charitable Remainder Trusts No. 97ENCRTI, incorporated by reference to Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (a)(a) Form of Enrollment Form/Application No. 126737 (5/98) for Equitable Accumulator (IRA, NQ and QP), incorporated by reference to Exhibit 5(e) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (b)(b) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(j) to the Registration Statement
                                    File No. 333-64749 on Form N-4, filed
                                    September 30, 1998.

                           (c)(c) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(k) to the Registration Statement
                                    File No. 333-64751 on Form N-4, filed
                                    September 30, 1998.

                           (d)(d) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4 (k) to the Registration Statement File No. 333-64749 on Form N-4, filed September 30, 1998.

                           (e)(e) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(l) to the Registration Statement File No. 333-64751 on Form N-4, filed September 30, 1998.

                           (f)(f) Form of Data Pages for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 4(h) to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (g)(g) Form of Enrollment Form/Application for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 5 to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (h)(h) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(z) to Registration Statement File No. 333-05593 on Form N-4, filed on November 23, 1999.

                           (i)(i) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(c)(c) to Registration Statement File No. 33-83750 on Form N-4, filed on December 3, 1999.

                           (j)(j)   Form of Endorsement (Form No. 2000
                                    ENRAI-IM) -- Beneficiary Continuation Option for use with IRA contracts previously filed with this Registration Statement File No. 333-24009 on April 26, 2000.

                           (k)(k) Form of data pages for Equitable Accumulator Select baseBUILDER incorporated herein by reference to Registration Statement File No. 333-73121, filed on April 25, 2000.

                           (l)(l) Form of Endorsement applicable to Roth IRA Contracts, Form No. 1M-ROTHBCO-1 incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (m)(m) Revised Form of Endorsement applicable to IRA Certificates, Form 2000EN/RAI-IM incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (n)(n)   Form of Endorsement applicable to
                                    Non-Qualified Certificates Form No. 99ENNQ-G incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (o)(o) Form of Optional Death Benefit Rider, Form No. 2000PPDB incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (p)(p) Form of Data Pages for Equitable Accumulator incorporated herein by reference to Exhibit 4(i)(i) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (r)(r) Form of Data Pages for Equitable Accumulator Select incorporated herein by reference to
                                    Exhibit 4(v) to Registration Statement File
                                    No. 333-73121 on Form N-4, filed April 25,
                                    2001.

                           (s)(s) Form of Data Pages for Equitable Accumulator Advisor incorporated herein by reference to
                                    Exhibit 4(l) to Registration Statement File
                                    No. 333-44996 on Form N-4, filed
                                    April 25, 2001.

                           (t)(t) Form of Data Pages for Equitable Accumulator incorporated herein by reference to Exhibit 4(f)(f) to Registration Statement File No. 333-05593 on Form N-4, filed April 25, 2001.

                           (u)(u) Form of Data Pages for Equitable Accumulator Select incorporated herein by reference to
                                    Exhibit 4(w) to Registration Statement File
                                    No. 333-31131 on Form N-4, filed
                                    April 25, 2001.

                           (w)(w) Form of Data Pages for Equitable Accumulator Advisor incorporated herein by reference to
                                    Exhibit 4(m) to Registration Statement File
                                    No. 333-96177 on Form N-4, filed
                                    April 25, 2001.

                           (x)(x) Form of Amendment to Certificate Form No. 941CB, Form No. 2000 BENE-G incorporated herein by reference to Exhibit 4(j)(j) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (y)(y)   Form of Endorsement applicable to
                                    Non-Qualified Certificates incorporated
                                    herein by reference to Exhibit 4(k)(k) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                  Exhibits No.

                  (5)      (a)      Opinion and Consent of Jonathan E. Gaines,
                                    Esq., Vice President and Associate General
                                    Counsel of Equitable, as to the legality of the securities being registered, previously filed with this Registration Statement (File
                                    No. 333-24009) on April 30, 1997.

                           (b) Copy of the Internal Revenue Service determination letter regarding qualification under Section 401 of the Internal Revenue Code, incorporated by reference to Exhibit 5(b) to the Registration Statement on Form S-3 (File No. 33-88456), filed August 31, 1995.

                   (8)     (a)      Not applicable.

                  (23)     (a)      Consent of PricewaterhouseCoopers LLP.

                           (b)      Consent of Counsel (see Exhibit 5(a).

                           (c) Powers of Attorney previously filed with this Registration Statement (File No. 333-24009) on April 26, 2000.

                           (d)      Power of Attorney for Claus-Michael Dill.

ITEM 17.          UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                               sales are being made, a post-effective amendment to this registration statement:

                                    (i)     to include any prospectus required
                                            by section 10(a)(3) of the
                                            Securities Act of 1933;

                                    (ii)    to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate represent a fundamental
                                            change in the information set forth
                                            in the registration statement;

                                    (iii)   to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on April 25, 2001.

                             THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE
                                           UNITED STATES
                                           (Registrant)

                                     By: /s/ Robin Wagner
                                             ------------------
                                             Robin Wagner
                                             Vice President
                                 The Equitable Life Assurance Society
                                         of the United States


         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by or on behalf of the following persons in the capacities and on the date indicated.



PRINCIPAL EXECUTIVE OFFICERS:

*Michael Hegarty                            President, Chief Operating Officer and Director

*Edward D. Miller                           Chairman of the Board, Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Stanley B. Tulin                           Vice Chairman of the Board, Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:


*Alvin H. Fenichel                          Senior Vice President and Controller



*DIRECTORS:

Francoise Colloc'h        Donald J. Greene            George T. Lowy
Henri de Castries         John T. Hartley             Edward D. Miller
Claus-Michael Dill        John H.F. Haskell, Jr.      Didier Pineau-Valencienne
Joseph L. Dionne          Michael Hegarty             George J. Sella, Jr.
Denis Duverne             Mary R. (Nina) Henderson    Peter J. Tobin
Jean-Rene Fourtou         W. Edwin Jarmain            Stanley B. Tulin
Norman C. Francis                                     Dave H. Williams


*By: /s/Robin Wagner
     ---------------------
       Robin Wagner
       Attorney-in-Fact

April 25, 2001

                                  EXHIBIT INDEX


EXHIBIT NO.                                                                      TAG VALUE
-----------                                                                      ---------

23(a)           Consent of Independent Accountants.                             EX-99.23a
23(d)           Power of Attorney for Claus-Michael Dill                        EX-99.23c